                                             Filed Pursuant to Rule 424(b)(5)
                                             Registration File No.: 333-73338-01



PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED JUNE 17, 2002)


                        [CDC MORTGAGE CAPITAL INC. LOGO]


                    CDC Commercial Mortgage Trust 2002-FX1
        Commercial Mortgage Pass-Through Certificates, Series 2002-FX1
          Class A-1, Class A-2, Class B, Class C, Class D and Class E

     APPROXIMATE TOTAL PRINCIPAL BALANCE AT INITIAL ISSUANCE: $546,645,000

     We, Structured Asset Securities Corporation, have prepared this prospectus supplement in order to offer the classes of commercial mortgage pass-through certificates identified above. These certificates are the only securities offered by this prospectus supplement. This prospectus supplement specifically relates to, and is accompanied by, our prospectus dated June 17, 2002. We will not list the offered certificates on any national securities exchange or any automated quotation system of any registered securities associations, such as NASDAQ.

     The offered certificates will represent interests only in the trust identified above. They will not represent interests in or obligations of any other party. The assets of the trust will include a pool of multi-family and commercial mortgage loans. The initial mortgage pool balance that we expect to transfer to the trust will be approximately $637,487,900. No governmental agency or instrumentality or private insurer has insured or guaranteed the offered certificates or any of the mortgage loans that back them.

     Each class of offered certificates will receive, to the extent of available funds, monthly distributions of interest, principal or both, commencing in July 2002. The table on page S-4 of this prospectus supplement contains a list of the classes of offered certificates and states the principal balance, initial interest rate, interest rate description, and other select characteristics of each class. Credit enhancement is being provided through the subordination of various non-offered classes of the series 2002-FX1 certificates. That same table on page S-4 of this prospectus supplement also contains a list of the non-offered classes of the series 2002-FX1 certificates.

     You should fully consider the risk factors beginning on page S-32 in this prospectus supplement and on page 13 in the accompanying prospectus prior to investing in the offered certificates.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

     Lehman Brothers Inc., CDC Securities Inc., Goldman, Sachs & Co. and Salomon Smith Barney Inc. are the underwriters for this offering. They will purchase their respective allocations of the offered certificates from us, subject to the satisfaction of specified conditions. Our proceeds from the sale of the offered certificates will equal approximately 100.5% of the total initial principal balance of the offered certificates, plus accrued interest, before deducting expenses payable by us. Each underwriter's commission will be the difference between the price it pays to us for its allocation of the offered certificates and the amount it receives from the sale of those offered certificates to the public. The underwriters currently intend to sell the offered certificates at varying prices to be determined at the time of sale. See "Method of Distribution" in this prospectus supplement.

     With respect to this offering, Lehman Brothers Inc. is acting as lead manager and sole bookrunner, and CDC Securities Inc., Goldman, Sachs & Co. and Salomon Smith Barney Inc. are acting as co-managers.


LEHMAN BROTHERS                                            CDC SECURITIES INC.

GOLDMAN, SACHS & CO.                                      SALOMON SMITH BARNEY

            The date of this prospectus supplement is June 21, 2002.

                     CDC COMMERCIAL MORTGAGE TRUST 2002-FX1
         Commercial Mortgage Pass-Through Certificates, Series 2002-FX1


[GRAPHIC OMITTED]

ALASKA                                    VIRGINIA
2 properties                              9 properties
2.28% of total                            5.02% of total

OREGON                                    PENNSYLVANIA
3 properties                              6 properties
2.29% of total                            12.29% of total

CALIFORNIA                                NEW JERSEY
1 property                                3 properties
3.09% of total                            3.62% of total

COLORADO                                  CONNECTICUT
1 property                                1 property
0.36% of total                            0.55% of total

TEXAS                                     NEW YORK
6 properties                              7 properties
2.74% of total                            18.03% of total

ARKANSAS                                  MICHIGAN
1 property                                4 properties
0.24% of total                            2.45% of total

ILLINOIS                                  INDIANA
1 property                                1 property
0.62% of total                            0.42% of total

FLORIDA                                   MINNESOTA
13 properties                             4 properties
28.34% of total                           0.44% of total

SOUTH CAROLINA                            IOWA
1 property                                1 property
1.59% of total                            1.76% of total

NORTH CAROLINA                            WASHINGTON
1 property                                2 properties
3.36% of total                            10.52% of total




MORTGAGE LOANS BY PROPERTY TYPE

[GRAPHIC OMITTED]

Mixed Use 5.96%

Office 16.42%

Hotel 18.33%

Multifamily 18.51%

Retail 38.02%

Industrial 2.76%


[  ] >10.0%                    [  ] >5.0 - 10.0%
     of Initial Pool Balance        of Initial Pool Balance

[  ] >1.0 - 5.0%               [  ] < 1.0%
     of Initial Pool Balance        - of Initial Pool Balance

                   Fontainebleau Hilton, Miami Beach, Florida


                               [PICTURE OMITTED]








                   The Seattle SuperMall, Auburn, Washington


                               [PICTURE OMITTED]






                          Feiga Partners II Portfolio

                  Londontowne Apartment, Jacksonville, Florida

                               [PICTURE OMITTED]

                 Parkview Tower, King of Prussia, Pennsylvania


                               [PICTURE OMITTED]





                     Orlando Marketplace, Orlando, Florida


                               [PICTURE OMITTED]





                     Marriott Islandia, Islandia, New York


                               [PICTURE OMITTED]

                                TABLE OF CONTENTS


                     PROSPECTUS SUPPLEMENT

Important Notice About the Information Contained in this
     Prospectus Supplement, the Accompanying Prospectus
     and the Related Registration Statement................S-3
Summary of Prospectus Supplement...........................S-4
Risk Factors..............................................S-32
Capitalized Terms Used in this Prospectus Supplement......S-43
Forward-Looking Statements................................S-43
Description of the Mortgage Pool..........................S-44
Servicing of the Underlying Mortgage Loans................S-87
Description of the Offered Certificates..................S-110
Yield and Maturity Considerations........................S-129
Use of Proceeds..........................................S-135
Federal Income Tax Consequences..........................S-135
ERISA Considerations.....................................S-138
Legal Investment.........................................S-141
Method of Distribution...................................S-141
Legal Matters............................................S-142
Ratings..................................................S-142
Glossary.................................................S-144

ANNEX A-1-- Certain Characteristics of the Underlying
   Mortgage Loans .......................................A-1-1
ANNEX A-2-- Certain Monetary Terms of the
   Underlying Mortgage Loans ............................A-2-1
ANNEX A-3-- Certain Information Regarding Reserves.......A-3-1
ANNEX B-1-- Price/Yield Tables...........................B-1-1
ANNEX B-2-- Decrement Tables.............................B-2-1
ANNEX C-- Form of Payment Date Statement...................C-1
ANNEX D-- Reference Rate Schedule..........................D-1

                         PROSPECTUS

Important Notice About the Information Presented in this
   Prospectus ...............................................3
Available Information; Incorporation by Reference............3
Summary of Prospectus........................................4
Risk Factors................................................13
Capitalized Terms Used in this Prospectus...................29
Description of the Trust Assets.............................30
Yield and Maturity Considerations...........................52
Structured Asset Securities Corporation.....................57
Description of the Certificates.............................57
Description of the Governing Documents......................66
Description of Credit Support...............................74
Legal Aspects of Mortgage Loans.............................77
Federal Income Tax Consequences.............................89
State and Other Tax Consequences...........................126
ERISA Considerations.......................................126
Legal Investment...........................................130
Use of Proceeds............................................131
Method of Distribution.....................................131
Legal Matters..............................................133
Financial Information......................................133
Rating.....................................................133
Glossary...................................................134

                              -------------------

IMPORTANT NOTICE ABOUT THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT,
       THE ACCOMPANYING PROSPECTUS AND THE RELATED REGISTRATION STATEMENT

     Information about the offered certificates is contained in two separate documents:

     o this prospectus supplement, which describes the specific terms of the offered certificates; and

     o the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates.

     You should read both this prospectus supplement and the accompanying prospectus in full to obtain material information concerning the offered certificates.

     In addition, we have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus supplement and the accompanying prospectus form a part of that registration statement. However, this prospectus supplement and the accompanying prospectus do not contain all of the information contained in our registration statement. For further information regarding the documents referred to in this prospectus supplement and the accompanying prospectus, you should refer to our registration statement and the exhibits to it. Our registration statement and the exhibits to it can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its public reference section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its regional offices located at: in the case of the midwest regional office, Citicorp Center, 500 West Madison Street, 14th Floor, Chicago, Illinois 60661; and in the case of the northeast regional office, 233 Broadway, New York, New York 10007. Copies of these materials can also be obtained electronically through the SEC's internet web site (http://www.sec.gov).

     You should only rely on the information contained in this prospectus supplement, the accompanying prospectus and our registration statement. We have not authorized any person to give any other information or to make any representation that is different from the information contained in this prospectus supplement, the accompanying prospectus or our registration statement.

                        SUMMARY OF PROSPECTUS SUPPLEMENT

     This summary contains selected information regarding the offering being made by this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, you should read carefully this prospectus supplement and the accompanying prospectus in full.

                         INTRODUCTION TO THE TRANSACTION

     The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as the Series 2002-FX1 Commercial Mortgage Pass-Through Certificates and consisting of multiple classes. The table below identifies the respective classes of that series, specifies various characteristics of each of those classes and indicates which of those classes are offered by this prospectus supplement and which are not.

          SERIES 2002-FX1 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                                                   APPROX. %
                                                   TOTAL                                        -
                                       APPROX. %    CREDIT                   APPROX.    WEIGHTED
                    APPROX. TOTAL      OF INITIAL  SUPPORT       PASS-       INITIAL    --------
                  PRINCIPAL BALANCE     MORTGAGE      AT        THROUGH       PASS-     AVERAGE
                 OR NOTIONAL AMOUNT       POOL      INITIAL       RATE       THROUGH     LIFE      PRINCIPAL           RATINGS
    CLASS        AT INITIAL ISSUANCE    BALANCE    ISSUANCE   DESCRIPTION      RATE     (YEARS)      WINDOW       S&P/MOODY'S/FITCH
    -----        -------------------    -------    --------   -----------      ----     -------      ------       -----------------
Offered Certificates
A-1              $ 178,000,000             27.9%      24.25%     Fixed       5.25200%     5.70    07/02-03/10        AAA/Aaa/AAA
A-2              $ 304,897,000             47.8%      24.25%     Fixed       5.67600%     8.67    03/10-10/11        AAA/Aaa/AAA
B                $  25,499,000              4.0%      20.25%     Fixed       5.85600%     9.30    10/11-10/11         AA/Aa2/AA
C                $   9,562,000              1.5%      18.75%     Fixed       5.91800%     9.45    10/11-02/12        AA-/Aa3/AA-
D                $  20,719,000              3.3%      15.50%     Fixed       6.00500%     9.65    02/12-09/12          A/A2/A
E                $   7,968,000              1.2%      14.25%     Fixed       6.18400%    10.92    09/12-07/13         A-/A3/A-

Non-Offered Certificates
X-CL             $ 637,487,900(1)            N/A      N/A     Variable IO    0.67771%     N/A         N/A                N/A
X-CP             $ 481,969,036(1)            N/A      N/A     Variable IO    2.00012%     N/A         N/A                N/A
F                $   7,969,000              1.3%      N/A        Fixed       6.55800%     N/A         N/A                N/A
G                $  12,750,000              2.0%      N/A       Fixed(2)     6.62500%     N/A         N/A                N/A
H                $   9,562,000              1.5%      N/A       Fixed(2)     7.02700%     N/A         N/A                N/A
J                $  14,344,000              2.3%      N/A        Fixed       6.00000%     N/A         N/A                N/A
K                $  12,749,000              2.0%      N/A        Fixed       6.00000%     N/A         N/A                N/A
L                $   6,375,000              1.0%      N/A        Fixed       6.00000%     N/A         N/A                N/A
M                $   4,781,000              0.7%      N/A        Fixed       6.00000%     N/A         N/A                N/A
N                $   3,985,000              0.6%      N/A        Fixed       6.00000%     N/A         N/A                N/A
P                $   3,187,000              0.5%      N/A        Fixed       6.00000%     N/A         N/A                N/A
Q                $  15,140,900              2.4%      N/A        Fixed       6.00000%     N/A         N/A                N/A
R-I                      N/A                 N/A      N/A         N/A          N/A        N/A         N/A                N/A
R-II                     N/A                 N/A      N/A         N/A          N/A        N/A         N/A                N/A
R-III                    N/A                 N/A      N/A         N/A          N/A        N/A         N/A                N/A
V                        N/A                 N/A      N/A         N/A          N/A        N/A         N/A                N/A

---------------------------

(1)  Notional amount.

(2) If, with respect to any interest accrual period, the weighted average of certain net interest rates on the mortgage loans is below the identified initial pass-through rate for the class G or H certificates, as applicable, then the pass-through rate for the subject class of certificates for that interest accrual period will be that weighted average rate.

     The offered certificates will evidence beneficial ownership interests in a common law trust designated as the CDC Commercial Mortgage Trust 2002-FX1. We will form the trust at or prior to the time of initial issuance of the offered certificates. The assets of the trust will include a pool of multi-family and commercial mortgage loans having the characteristics described in this prospectus supplement.

     The governing document for purposes of issuing the offered certificates and forming the trust will be a pooling and servicing agreement to be dated as of June 11, 2002. The series 2002-FX1 pooling and servicing agreement will, in general, also govern the servicing and administration of the mortgage loans and other assets that back the offered certificates.

     The parties to the series 2002-FX1 pooling and servicing agreement will include us, a trustee, a fiscal agent, a master servicer and a special servicer. A copy of the series 2002-FX1 pooling and servicing agreement will be filed with the SEC as an exhibit to a current report on Form 8-K, within 15 days after the initial issuance of the offered certificates. The SEC will make that current report on Form 8-K and its exhibits available to the public for inspection.

A.  TOTAL PRINCIPAL BALANCE OR
    NOTIONAL AMOUNT AT INITIAL
    ISSUANCE.....................   The class A-1, A-2, B, C, D, E, F, G, H, J,
                                    K, L, M, N, P and Q certificates will be the series 2002-FX1 certificates with principal balances. The table on page S-4 of this prospectus supplement identifies for each of those classes of series 2002-FX1 certificates the approximate total principal balance of that class at initial issuance.
                                    The actual total principal balance of any such class of series 2002-FX1 certificates at initial issuance may be larger or smaller than the amount shown above, depending on, among other things, the actual size of the initial mortgage pool balance. The actual size of the initial mortgage pool balance may be as much as 5% larger or smaller than the amount presented in this prospectus supplement.

                                    The class X-CL and X-CP certificates will not have principal balances. For purposes of calculating the amount of accrued interest, however, each of those classes will have a notional amount.

                                    The total notional amount of the class X-CL certificates will equal the total principal balance of the class A-1, A-2, B, C, D, E, F, G, H, J, K, L, M, N, P and Q certificates outstanding from time to time. The total initial notional amount of the class X-CL certificates will be approximately $637,487,900, although it may be as much as 5% larger or smaller.

                                    The total notional amount of the class X-CP certificates will equal:

                                    o        during the period from the date of
                                             initial issuance of the series
                                             2002-FX1 certificates through and
                                             including the payment date in June
                                             2005, the sum of (a) the lesser of
                                             $83,043,036 and the total principal
                                             balance of the class A-1
                                             certificates outstanding from time
                                             to time and (b) the total principal
                                             balance of the class A-2, B, C, D,
                                             E, F, G and H certificates
                                             outstanding from time to time;

                                    o        during the period following the
                                             payment date in June 2005 through
                                             and including the payment date in
                                             June 2006, the sum of (a) the
                                             lesser of $56,573,524 and the total
                                             principal balance of the class A-1
                                             certificates outstanding from time
                                             to time, (b) the total principal
                                             balance of the class A-2, B, C, D,
                                             E and F certificates outstanding
                                             from time to time and (c) the
                                             lesser of $9,768,163 and the total
                                             principal balance of the class G
                                             certificates outstanding from time
                                             to time;

                                    o        during the period following the
                                             payment date in June 2006 through
                                             and including the payment date in
                                             June 2007, the sum of (a) the
                                             lesser of $22,045,862 and the total
                                             principal balance of the class A-1
                                             certificates outstanding from time
                                             to time, (b) the total principal
                                             balance of the class A-2, B, C, D,
                                             E and F certificates outstanding
                                             from time to time and (c) the
                                             lesser of $2,433,525 and the total
                                             principal balance of the class G
                                             certificates outstanding from time
                                             to time;

                                    o        during the period following the
                                             payment date in June 2007 through
                                             and including the payment date in
                                             June 2008, the sum of (a) the
                                             lesser of $282,121,199 and the
                                             total principal balance of the
                                             class A-2 certificates outstanding
                                             from time to time, (b) the total
                                             principal balance of the class B,
                                             C, D and E certificates outstanding
                                             from time to time and (c) the
                                             lesser of $1,366,135 and the total
                                             principal balance of the class F
                                             certificates outstanding from time
                                             to time;

                                    o        during the period following the
                                             payment date in June 2008 through
                                             and including the payment date in
                                             June 2009, the sum of (a) the
                                             lesser of $252,007,509 and the
                                             total principal balance of the
                                             class A-2 certificates outstanding
                                             from time to time and (b) the total
                                             principal balance of the class B,
                                             C, D and E certificates outstanding
                                             from time to time; and

                                    o        following the payment date in June
                                             2009, $0.

                                            The total initial notional amount of
                                            the class X-CP certificates will be
                                            approximately $481,969,036, although
                                            it may be as much as 5% larger or
                                            smaller.

                                            The class R-I, R-II and R-III
                                            certificates will not have principal
                                            balances or notional amounts. They
                                            will be residual interest
                                            certificates. The holders of the
                                            class R-I, R-II and R-III
                                            certificates are not expected to
                                            receive any material payments.

                                            The class V certificates will not
                                            have principal balance or notional
                                            amounts. They will entitle holders
                                            to certain additional interest that
                                            may accrue with respect to the
                                            mortgage loans that have anticipated
                                            repayment dates.

B.  TOTAL CREDIT SUPPORT AT
    INITIAL ISSUANCE..............The respective classes of the series
                                    2002-FX1 certificates, other than the class
                                    R-I, R-II, R-III and V certificates, will entitle their holders to varying degrees of seniority for purposes of--

                                    o        receiving payments of interest and,
                                             if and when applicable, payments of
                                             principal, and

                                    o        bearing the effects of losses on
                                             the underlying mortgage loans, as
                                             well as default-related and other
                                             unanticipated expenses of the
                                             trust.

                                    The class A-1, A-2, X-CL and X-CP
                                    certificates will be the most senior. The class Q certificates will be the most subordinate. The class R-I, R-II and R-III certificates will be residual interest certificates and will not provide any credit support to the other series 2002-FX1 certificates. The class V certificates will be neither senior nor subordinate to any other series 2002-FX1 certificates, but rather entitle holders to collections of additional interest on the mortgage loans with anticipated repayment dates. The remaining classes of series 2002-FX1 certificates are listed from top to bottom in the table on page S-4 of this prospectus supplement in descending order of seniority.

                                    The table on page S-4 of this prospectus supplement shows the approximate total credit support provided to each class of the offered certificates through the subordination of other classes of the series 2002-FX1 certificates. In the case of each class of offered certificates, the credit support shown in the table on page S-4 of this prospectus supplement represents the total initial principal balance, expressed as a percentage of the initial mortgage pool balance, of all classes of the series 2002-FX1 certificates that are subordinate to the indicated class.

C.  PASS-THROUGH RATE.............  Each class of the series 2002-FX1 certificates, other than the class R-I,
                                    R-II, R-III and V certificates, will bear interest. The table on page S-4 of this prospectus supplement provides the indicated information regarding the pass-through rate at which each of those classes of the series 2002-FX1 certificates will accrue interest.

                                    The pass-through rate for the class A-1, A-2, B, C, D, E, F, J, K, L, M, N, P and Q certificates will, in the case of each of these classes, be fixed at the rate per annum identified in the table on page S-4 of this prospectus supplement as the initial pass-through rate for the subject class.

                                    The pass-through rates for each of the class
                                    G or H certificates will, in the case of each of these classes, generally be fixed at the rate per annum identified in the table on page S-4 of this prospectus supplement as the initial pass-through rate for that class. However, with respect to any interest accrual period, if the weighted average pool pass-through rate is below the fixed pass-through rate for the subject class of certificates, then the pass-through rate that will be in effect for the subject class of certificates during that interest accrual period will be that weighted average pool pass-through rate.

                                    The pass-through rate for the class X-CP certificates, for each interest accrual period through and including the May 2009 interest accrual period, will equal the weighted average of the respective strip rates, which we refer to as class X-CP strip rates, at which interest accrues from time to time on the respective components of the total notional amount of the class X-CP certificates outstanding immediately prior to the related payment date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of a specified class of series 2002-FX1 certificates with principal balances.

                                    If all or a designated portion of the total principal balance of any class of series 2002-FX1 principal balance certificates is identified under "--Total Principal Balance or Notional Amount at Initial Issuance" above as being part of the total notional amount of the class X-CP certificates immediately prior to any payment date, then that total principal balance (or designated portion thereof) will represent a separate component of the total notional amount of the class X-CP certificates for purposes of calculating the accrual of interest during the related interest accrual period.

                                    For purposes of accruing interest during any interest accrual period, through and including the May 2009 interest accrual period, on any particular component of the total notional amount of the class X-CP certificates immediately prior to the related payment date, the applicable class X-CP strip rate will equal the excess, if any, of:

                                    (1)      the lesser of (a) the reference
                                             rate specified on Annex D to this
                                             prospectus supplement for such
                                             interest accrual period and (b) the
                                             weighted average pool pass-through
                                             rate for such interest accrual
                                             period, over

                                    (2)      the pass-through rate in effect
                                             during such interest accrual period
                                             for the class of series 2002-FX1
                                             principal balance certificates
                                             whose total principal balance, or a
                                             designated portion thereof,
                                             comprises such component.

                                    Following the May 2009 interest accrual
                                    period, the class X-CP certificates will cease to accrue interest and will be deemed to have a pass-through rate of 0% per annum.

                                    The pass-through rate for the class X-CL certificates will equal the weighted average of the respective strip rates, which we refer to as class X-CL strip rates, at which interest accrues from time to time on the respective components of the total notional amount of the class X-CL certificates outstanding immediately prior to the related payment date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of one of the following classes of series 2002-FX1 certificates.

                                    In general, the total principal balance of each class of series 2002-FX1 principal balance certificates will constitute a separate component of the total notional amount of the class X-CL certificates; provided that, if a portion, but not all, of the total principal balance of any particular class of series 2002-FX1 principal balance certificates is identified under "--Total Principal Balance or Notional Amount at Initial Issuance" above as being part of the total notional amount of the class X-CP certificates immediately prior to any payment date, then that identified portion of such total principal balance will also represent a separate component of the total notional amount of the class X-CL certificates for purposes of calculating the accrual of interest during the related interest accrual period, and the remaining portion of such total principal balance will represent another separate component of the class X-CL certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest during any interest accrual period, through and including the May 2009 interest accrual period, on any particular component of the total notional amount of the class X-CL certificates immediately prior to the related payment date, the applicable class X-CL strip rate will be calculated as follows:

                                    (1)      if such particular component
                                             consists of the entire total
                                             principal balance of any class of
                                             series 2002-FX1 certificates, and
                                             if such total principal balance
                                             also constitutes, in its entirety,
                                             a component of the total notional
                                             amount of the class X-CP
                                             certificates immediately prior to
                                             the related payment date, then the
                                             applicable class X-CL strip rate
                                             will equal the excess, if any, of
                                             (a) the weighted average pool
                                             pass-through rate for such interest
                                             accrual period, over (b) the
                                             greater of (i) the reference rate
                                             specified on Annex D to this
                                             prospectus supplement for such
                                             interest accrual period and (ii)
                                             the pass-through rate in effect
                                             during such interest accrual period
                                             for such class of series 2002-FX1
                                             principal balance certificates;

                                    (2)      if such particular component
                                             consists of a designated portion
                                             (but not all) of the total
                                             principal balance of any class of
                                             series 2002-FX1 principal balance
                                             certificates, and if such
                                             designated portion of such total
                                             principal balance also constitutes
                                             a component of the total notional
                                             amount of the class X-CP
                                             certificates immediately prior to
                                             the related payment date, then the
                                             applicable class X-CL strip rate
                                             will equal the excess, if any, of
                                             (a) the weighted average pool
                                             pass-through rate for such interest
                                             accrual period, over (b) the
                                             greater of (i) the reference rate
                                             specified on Annex D to this
                                             prospectus supplement for such
                                             interest accrual period and (ii)
                                             the pass-through rate in effect
                                             during such interest accrual period
                                             for such class of series 2002-FX1
                                             principal balance certificates;

                                    (3)      if such particular component
                                             consists of the entire total
                                             principal balance of any class of
                                             series 2002-FX1 principal balance
                                             certificates, and if such total
                                             principal balance does not, in
                                             whole or in part, also constitute a
                                             component of the total notional
                                             amount of the class X-CP
                                             certificates immediately prior to
                                             the related payment date, then the
                                             applicable class X-CL strip rate
                                             will equal the excess, if any, of
                                             (a) the weighted average pool
                                             pass-through rate for such interest
                                             accrual period, over (b) the
                                             pass-through rate in effect during
                                             such interest accrual period for
                                             such class of series 2002-FX1
                                             principal balance certificates; and

                                    (4)      if such particular component
                                             consists of a designated portion
                                             (but not all) of the total
                                             principal balance of any class of
                                             series 2002-FX1 principal balance
                                             certificates, and if such
                                             designated portion of such total
                                             principal balance does not also
                                             constitute a component of the total
                                             notional amount of the class X-CP
                                             certificates immediately prior to
                                             the related payment date, then the
                                             applicable class X-CL strip rate
                                             will equal the excess, if any, of
                                             (a) the weighted average pool
                                             pass-through rate for such interest
                                             accrual period, over (b) the
                                             pass-through rate in effect during
                                             such interest accrual period for
                                             such class of series 2002-FX1
                                             principal balance certificates.

                                    For purposes of accruing interest on the class X-CL certificates during each interest accrual period subsequent to the May 2009 interest accrual period, the total principal balance of each class of series 2002-FX1 certificates or a designated portion thereof will constitute a component of the total notional amount of the class X-CL certificates and the applicable class X-CL strip rate with respect to each such component for each such interest accrual period will equal the excess, if any, of (a) the weighted average pool pass-through rate for such interest accrual period, over (b) the pass-through rate in effect during such interest accrual period for the class of series 2002-FX1 principal balance certificates whose principal balance or designated portion thereof makes up such component.

D.  WEIGHTED AVERAGE LIFE
    AND PRINCIPAL WINDOW..........  The weighted average life of any class of offered certificates refers to the average amount of time that will elapse from the date of their issuance until each dollar to be applied in reduction of the total principal balance of those certificates is paid to the investor. The principal window for any class of offered certificates is the period during which the holders of that class of offered certificates will receive payments of principal. The weighted average life and principal window shown in the table on page S-4 of this prospectus supplement for each class of offered certificates were calculated based on the following assumptions with respect to each underlying mortgage loan--

                                    o        the related borrower timely makes
                                             all payments on the mortgage loan,

                                    o        if the mortgage loan has an
                                             anticipated repayment date, as
                                             described under "--The Underlying
                                             Mortgage Loans and the Mortgaged
                                             Real Properties" below, the
                                             mortgage loan will be paid in full
                                             on that date,

                                    o        that mortgage loan will not
                                             otherwise be prepaid prior to
                                             stated maturity, including in
                                             connection with the exercise by the
                                             borrower of any option to defease
                                             the mortgage loan prior to the
                                             second anniversary of the date of
                                             the issuance of the offered
                                             certificates, as described under
                                             "--Prepayment Lock-Out Periods and
                                             Defeasance" below, and

                                    o        that mortgage loan will not be
                                             repurchased by the mortgage loan
                                             seller prior to stated maturity,
                                             including in connection with the
                                             exercise by the borrower of any
                                             option to defease the mortgage loan
                                             prior to the second anniversary of
                                             the date of the issuance of the
                                             offered certificates, as described
                                             under "--Prepayment Lock-Out
                                             Periods and Defeasance" below.

                                    The weighted average life and principal
                                    window shown in the table on page S-4 of this prospectus supplement for each class of offered certificates were further calculated based on the other modeling assumptions referred to under "Yield and Maturity Considerations" in, and set forth in the glossary to, this prospectus supplement.

E.  RATINGS.......................  The ratings shown in the table on page S-4 of this prospectus supplement for the
                                    offered certificates are those of Standard &
                                    Poor's Ratings Services, a division of The
                                    McGraw-Hill Companies, Inc., Moody's
                                    Investors Service, Inc. and Fitch Ratings, respectively. It is a condition to their issuance that the respective classes of the offered certificates receive credit ratings no lower than those shown in the table on page S-4 of this prospectus supplement.

                                    The ratings assigned to the respective
                                    classes of the offered certificates address the timely payment of interest and the ultimate payment of principal on or before the applicable rated final payment date described under "--Rated Final Payment Date" below.

                                    A security rating is not a recommendation to buy, sell or hold securities and the assigning rating agency may revise or withdraw its rating at any time.

                                    For a description of the limitations of the ratings of the offered certificates, see "Ratings" in this prospectus supplement.

                                RELEVANT PARTIES

WHO WE ARE........................  Our name is Structured Asset Securities
                                    Corporation. We are a special purpose
                                    Delaware corporation. Our address is 745
                                    Seventh Avenue, New York, New York 10019, and our telephone number is (212) 526-7000. See "Structured Asset Securities Corporation" in the accompanying prospectus.

MORTGAGE LOAN SELLER..............  We will acquire all of the mortgage loans that are to back the offered certificates from CDC Mortgage Capital Inc., an indirect subsidiary of Caisse des Depot et Consignations. CDC Mortgage Capital Inc. maintains an office at 9 West 57th Street, 36th Floor, New York, New York 10019.

INITIAL TRUSTEE...................  LaSalle Bank National Association, a
                                    national banking association, will act as the initial trustee on behalf of all the series 2002-FX1 certificateholders. See "Description of the Offered
                                    Certificates--The Trustee" in this
                                    prospectus supplement. The trustee will also have additional duties with respect to tax administration. Following the transfer of the mortgage loans into the trust, the trustee, on behalf of the trust, will become the mortgagee of record under each mortgage loan.

INITIAL FISCAL AGENT..............  ABN AMRO Bank N.V., a Netherlands banking corporation, will act as the initial fiscal agent with respect to the trustee. See "Description of the Offered
                                    Certificates--The Fiscal Agent" in this
                                    prospectus supplement.

INITIAL MASTER SERVICER...........  GMAC Commercial Mortgage Corporation, a
                                    California corporation, will act as the
                                    initial master servicer with respect to the mortgage loans. See "Servicing of the Underlying Mortgage Loans--The Initial Master Servicer and the Initial Special Servicer" in this prospectus supplement.

INITIAL SPECIAL SERVICER..........  GMAC Commercial Mortgage Corporation, a
                                    California corporation, will act as the
                                    initial special servicer with respect to the mortgage loans. See "Servicing of the Underlying Mortgage Loans--The Initial Master Servicer and the Initial Special Servicer" in this prospectus supplement.

CONTROLLING CLASS OF
CERTIFICATEHOLDERS................  The holders of certificates representing a majority interest in a designated
                                    controlling class of the series 2002-FX1 certificates will have the right, subject to the conditions described under "Servicing of the Underlying Mortgage Loans--The Series 2002-FX1 Controlling Class Representative" and "--Replacement of the Special Servicer by the Series 2002-FX1 Controlling Class" in this prospectus supplement, to--

                                    o        replace the special servicer, and

                                    o        select a representative that may
                                             direct and advise the special
                                             servicer on various servicing
                                             matters.

                                    Unless there are significant losses on the underlying mortgage loans, the controlling class of series 2002-FX1 certificateholders will be the holders of a non-offered class of series 2002-FX1 certificates. The initial controlling class representative will be GMAC Institutional Advisors LLC.

UNDERWRITERS......................  Lehman Brothers Inc., CDC Securities Inc.,
                                    Goldman, Sachs & Co. and Salomon Smith
                                    Barney Inc. are the underwriters of this offering. With respect to this offering--

                                    o        Lehman Brothers Inc. is acting as
                                             lead manager and sole bookrunner,
                                             and

                                    o        CDC Securities Inc., Goldman, Sachs
                                             & Co. and Salomon Smith Barney Inc.
                                             are acting as co-managers.

                                    Lehman Brothers Inc. is our affiliate. CDC
                                    Securities Inc. is an affiliate of the
                                    mortgage loan seller. See "Method of
                                    Distribution" in this prospectus supplement.

                           RELEVANT DATES AND PERIODS

CUT-OFF DATE......................  The mortgage loans will be considered part of the trust as of a cut-off date of June
                                    11, 2002. All payments and collections
                                    received on the underlying mortgage loans after that date, excluding any payments or collections that represent amounts due on or before that date, will belong to the trust. Accordingly, June 11, 2002 is the date as of which we present much of the information relating to the underlying mortgage loans and the mortgaged real properties for those loans in this prospectus supplement.

ISSUE DATE........................  The date of initial issuance for the offered certificates will be on or about June 27, 2002.

PAYMENT DATE......................  Payments on the offered certificates are scheduled to occur monthly, commencing in July 2002. During any given month, the payment date will be the fourth business day following the 11th calendar day of that month or, if that 11th calendar day is not a business day, then the fifth business day following that 11th calendar day.

RECORD DATE.......................  The record date for each monthly payment on an offered certificate will be the last
                                    business day of the prior calendar month.
                                    The registered holders of the series
                                    2002-FX1 certificates at the close of
                                    business on each record date will be
                                    entitled to receive, on the following
                                    payment date, any payments on those
                                    certificates, except that the last payment on any offered certificate will be made only upon presentation and surrender of the certificate.

COLLECTION PERIOD.................  Amounts available for payment on the offered certificates on any payment date will depend on the payments and other collections received, and any advances of payments due, on the underlying mortgage loans during the related collection period. Each collection period--

                                    o        will relate to a particular payment
                                             date,

                                    o        will be approximately one month
                                             long,

                                    o        will begin immediately after the
                                             prior collection period ends or, in
                                             the case of the first collection
                                             period, will begin on June 12,
                                             2002, and

                                    o        will end on the 11th day of the
                                             same calendar month as the related
                                             payment date or, if that 11th day
                                             is not a business day, the
                                             following business day.

INTEREST ACCRUAL PERIOD...........  The amount of interest payable with respect to the offered certificates on any payment date will be a function of the interest accrued during the related interest accrual period. The interest accrual period for any payment date will be the period commencing on the 11th day of the month preceding the month in which that payment date occurs and ending on the 10th day of the month in which that payment date occurs.

RATED FINAL PAYMENT DATE..........  The rated final payment dates for the respective classes of the offered
                                    certificates are as follows:

                                    o        for the class A-1 and class A-2
                                             certificates, the payment date in
                                             May 2019 and November 2030,
                                             respectively; and

                                    o        for the class B, C, D and E
                                             certificates, the payment date in
                                             May 2035.

                                    As discussed in this prospectus supplement, the ratings assigned to the respective classes of offered certificates will represent the likelihood of--

                                    o        timely receipt by the holders of
                                             all interest to which they are
                                             entitled on each payment date, and

                                    o        the ultimate receipt by the holders
                                             of all principal to which they are
                                             entitled by the related rated final
                                             payment date.

ASSUMED FINAL PAYMENT DATE........  With respect to any class of offered certificates, the assumed final payment date is the payment date on which the holders of those certificates would be expected to receive their last payment and the total principal balance of those certificates would be expected to be reduced to zero, based upon--

                                    o        the assumption that each borrower
                                             timely makes all payments on its
                                             mortgage loan;

                                    o        the assumption that each mortgage
                                             loan with an anticipated repayment
                                             date is paid in full on that date;

                                    o        the assumption that no borrower
                                             otherwise prepays its mortgage loan
                                             prior to stated maturity, including
                                             in connection with the exercise by
                                             the borrower of any option to
                                             defease the mortgage loan prior to
                                             the second anniversary of the date
                                             of the issuance of the offered
                                             certificates, as described under
                                             "--Prepayment Lock-Out Periods and
                                             Defeasance" below;

                                    o        the assumption that no mortgage
                                             loan will be repurchased by the
                                             mortgage loan seller prior to
                                             stated maturity, including in
                                             connection with the exercise by the
                                             borrower of any option to defease
                                             the mortgage loan prior to the
                                             second anniversary of the date of
                                             the issuance of the offered
                                             certificates, as described under
                                             "--Prepayment Lock-Out Periods and
                                             Defeasance" below; and

                                    o        the other modeling assumptions
                                             referred to under "Yield and
                                             Maturity Considerations" in, and
                                             set forth in the glossary to, this
                                             prospectus supplement.

                                    Accordingly, the assumed final payment date for each class of offered certificates is the payment date in the calendar month and year set forth below for that class:

                                                      MONTH AND YEAR OF
                                    CLASS        ASSUMED FINAL PAYMENT DATE

                                    A-1........          March 2010
                                    A-2........         October 2011
                                    B  ........         October 2011
                                    C  ........         February 2012
                                    D  ........        September 2012
                                    E  ........           July 2013

                     DESCRIPTION OF THE OFFERED CERTIFICATES

REGISTRATION AND DENOMINATIONS....  We intend to deliver the offered certificates in book-entry form in original denominations of $10,000 initial principal balance and in any greater whole dollar denominations.

                                    You will initially hold your offered
                                    certificates through The Depository Trust
                                    Company. As a result, you will not receive a fully registered physical certificate representing your interest in any offered certificate, except under the limited circumstances described under "Description of the Offered Certificates--Registration and Denominations" in this prospectus supplement and under "Description of the Certificates--Book-Entry Registration" in the accompanying prospectus. We may elect to terminate the book-entry system through DTC with respect to all or any portion of any class of offered certificates.

PAYMENTS

A.  GENERAL.......................  The trustee will make payments of interest and principal to the respective classes of series 2002-FX1 certificateholders entitled to those payments, sequentially as follows:

                                    PAYMENT ORDER             CLASS
                                    -------------             -----
                                    1st............. A-1, A-2, X-CL and X-CP
                                    2nd.............            B
                                    3rd.............            C
                                    4th.............            D
                                    5th.............            E
                                    6th.............            F
                                    7th.............            G
                                    8th.............            H
                                    9th.............            J
                                    10th............            K
                                    11th............            L
                                    12th............            M
                                    13th............            N
                                    14th............            P
                                    15th............            Q

                                    Allocation of interest payments among the class A-1, A-2, X-CL and X-CP certificates is pro rata based on the respective amounts of interest payable on each of those classes. Allocation of principal payments between the class A-1 and A-2 certificates is described under "--Payments of Principal" below. The class X-CL and class X-CP certificates do not have principal balances and do not entitle their respective holders to payments of principal.

                                    See "Description of the Offered
                                    Certificates--Payments--Priority of
                                    Payments" in this prospectus supplement.

B.  PAYMENTS OF INTEREST........... Each class of series 2002-FX1 certificates, other than the class R-I, R-II, R-III and V certificates, will bear interest. In each case, that interest will accrue during each interest accrual period based upon--

                                    o        the pass-through rate applicable
                                             for the particular class for that
                                             interest accrual period,

                                    o        the total principal balance or
                                             notional amount, as the case may
                                             be, of the particular class
                                             outstanding immediately prior to
                                             the related payment date, and

                                    o        the assumption that each year
                                             consists of twelve 30-day months.

                                    The borrowers under the mortgage loans are generally prohibited from making whole or partial prepayments that are not accompanied by a full month's interest on the prepayment. If, however, a whole or partial voluntary prepayment (or, to the extent it results from the receipt of insurance proceeds or a condemnation award, a whole or partial involuntary prepayment) on an underlying mortgage loan is not accompanied by the amount of one full month's interest on the prepayment, then, as and to the extent described under "Description of the Offered Certificates--Payments--Payments of
                                    Interest" in this prospectus supplement, the resulting shortfall, less the amount of the master servicing fee that would have been payable in respect of the related collection period, may be allocated to reduce the amount of accrued interest otherwise payable to the holders of all of the interest-bearing classes of the series 2002-FX1 certificates, including the offered certificates, on a pro rata basis in accordance with the respective amounts of interest otherwise payable on those classes for the corresponding interest accrual period.

                                    On each payment date, subject to available funds and the payment priorities described under "--General" above, you will be entitled to receive your proportionate share of all unpaid distributable interest accrued with respect to your class of offered certificates through the end of the related interest accrual period.

                                    See "Description of the Offered
                                    Certificates--Payments--Payments of
                                    Interest" and "--Payments--Priority of
                                    Payments" in this prospectus supplement.

C.  PAYMENTS OF PRINCIPAL.........  Subject to available funds and the payment priorities described under "--General"
                                    above, the holders of each class of offered certificates will be entitled to receive a total amount of principal over time equal to the total principal balance of their particular class. The trustee must make payments of principal in a specified sequential order to ensure that--

                                    o        no payments of principal will be
                                             made to the holders of any
                                             non-offered class of series
                                             2002-FX1 certificates until the
                                             total principal balance of the
                                             offered certificates is reduced to
                                             zero,

                                    o        no payments of principal will be
                                             made to the holders of the class B,
                                             C, D and E certificates until, in
                                             the case of each of those classes,
                                             the total principal balance of all
                                             more senior classes of offered
                                             certificates is reduced to zero,
                                             and

                                    o        except as described in the
                                             following paragraph, no payments of
                                             principal will be made with respect
                                             to the class A-2 certificates until
                                             the total principal balance of the
                                             class A-1 certificates is reduced
                                             to zero.

                                    Because of losses on the underlying mortgage loans and/or default-related or other unanticipated expenses of the trust, the total principal balance of the class B, C, D, E, F, G, H, J, K, L, M, N, P and Q certificates could be reduced to zero at a time when the class A-1 and A-2 certificates remain outstanding. Under those circumstances, any payments of principal on the class A-1 and A-2 certificates will be made on a pro rata basis in accordance with their respective principal balances.

                                    The class X-CL, X-CP, R-I, R-II, R-III and V certificates do not have principal balances and do not entitle their holders to payments of principal.

                                    The total payments of principal to be made on the series 2002-FX1 certificates on any payment date will be a function of--

                                    o        the amount of scheduled payments of
                                             principal due or, in some cases,
                                             deemed due on the underlying
                                             mortgage loans during the related
                                             collection period, which payments
                                             are either received as of the end
                                             of that collection period or
                                             advanced by the master servicer,
                                             the trustee or the fiscal agent,
                                             and

                                    o        the amount of any prepayments and
                                             other unscheduled collections of
                                             previously unadvanced principal
                                             with respect to the underlying
                                             mortgage loans that are received
                                             during the related collection
                                             period.

                                    See "Description of the Offered
                                    Certificates--Payments--Payments of
                                    Principal" and "--Payments--Priority of
                                    Payments" in this prospectus supplement.

D.  REPAYMENT OF PREMIUM
    AMOUNTS AND EXCESS DEFEASANCE
    DEPOSIT PROCEEDS..............  If any default prepayment consideration, any amounts payable by the borrower as a return of premium in connection with a prepayment of a premium loan (as described under "--Premium Loans," below), or any excess defeasance deposit proceeds tendered by the borrower in connection with a defeasance of a mortgage loan prior to the second anniversary of the date of issuance of the offered certificates is collected on any of the mortgage loans (as described under "--Prepayment Lock-Out Periods and Defeasance" below), then the trustee will pay that amount in the proportions described under "Description of the Offered Certificates--Payments--Repayment of Premium
                                    Amounts and Excess Defeasance Deposit
                                    Proceeds" in this prospectus supplement, to--

                                    o        the holders of the class X-CL and
                                             class X-CP certificates,

                                    o        the holders of certain of the
                                             classes of certificates that are
                                             then entitled to receive payments
                                             of principal, and/or

                                    o        in the case of Repayment of Premium
                                             Amounts collected during an open
                                             repayment period for the related
                                             Premium Loan, to the class R-I
                                             certificates.

REDUCTIONS OF CERTIFICATE PRINCIPAL
    BALANCES IN CONNECTION WITH LOSSES
    ON THE UNDERLYING MORTGAGE LOANS
    AND DEFAULT RELATED AND OTHER
    UNANTICIPATED EXPENSES......... Because of losses on the underlying mortgage loans and/or default-related and other
                                    unanticipated expenses of the trust, the total principal balance of the mortgage pool, net of advances of principal, may fall below the total principal balance of the series 2002-FX1 certificates. If and to the extent that those losses and expenses cause a deficit to exist following the payments made on the series 2002-FX1 certificates on any payment date, the total principal balances of the following classes of series

                                    2002-FX1 certificates will be sequentially reduced in the following order, until that deficit is eliminated:

                                    REDUCTION ORDER           CLASS
                                    ---------------           -----
                                    1st..................       Q
                                    2nd..................       P
                                    3rd..................       N
                                    4th..................       M
                                    5th..................       L
                                    6th..................       K
                                    7th..................       J
                                    8th..................       H
                                    9th..................       G
                                    10th.................       F
                                    11th.................       E
                                    12th.................       D
                                    13th.................       C
                                    14th.................       B
                                    15th.................  A-1 and A-2

                                    Any reduction to the respective total
                                    principal balances of the class A-1 and A-2 certificates will be made on a pro rata basis in accordance with the relative sizes of those principal balances.

                                    See "Description of the Offered
                                    Certificates--Reductions of Certificate
                                    Principal Balances in Connection With
                                    Realized Losses and Additional Trust Fund
                                    Expenses" in this prospectus supplement.

ADVANCES OF DELINQUENT MONTHLY DEBT
    SERVICE PAYMENTS............... Except as described below in this
                                    "--Advances of Delinquent Monthly Debt
                                    Service Payments" subsection, the master servicer will be required to make advances with respect to any delinquent scheduled debt service payments, other than balloon payments, due on the mortgage loans, in each case net of related workout fees. In addition, the trustee must make any of those advances that the master servicer is required, but fails, to make, and the fiscal agent must make any of those advances that the trustee is required, but fails, to make. As described under "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement, any party that makes an advance will be entitled to be reimbursed for the advance, together with interest at the prime rate described in that section of this prospectus supplement.

                                    Notwithstanding the foregoing, none of the master servicer, the trustee or the fiscal agent will be required to make any advance that it determines will not be recoverable from proceeds of the related mortgage loan.

                                    In addition, if any of the adverse events or circumstances that we refer to under "Servicing of the Underlying Mortgage Loans--Required Appraisals" in, and identify in the glossary to, this prospectus supplement, occurs or exists with respect to any mortgage loan or the mortgaged real property for that mortgage loan, a new appraisal (or, in some cases involving mortgage loans or mortgaged real properties with principal balances or allocated loan amounts, as the case may be, of $2,000,000 or less, a valuation estimate of that property by the Special Servicer) must be obtained or conducted. If, based on that appraisal or other valuation, it is determined that--

                                    o        the principal balance of, and other
                                             delinquent amounts due under, the
                                             mortgage loan, exceed

                                    o        an amount equal to--

                                      1.     90% of the new estimated value of
                                             that real property, minus

                                      2.     the amount of any obligations
                                             secured by liens on the property,
                                             which liens are prior to the lien
                                             of the mortgage loan, plus

                                      3.     certain escrows and reserves and
                                             any letters of credit constituting
                                             additional security for the
                                             mortgage loan,

                                    then the interest portion of the amount
                                    otherwise required to be advanced with
                                    respect to that mortgage loan will be
                                    reduced. The reduction will be in the same proportion that the excess, sometimes referred to as an appraisal reduction amount, bears to the principal balance of the mortgage loan, net of related advances of principal. Due to the payment priorities, any reduction in advances will reduce the funds available to pay interest on the subordinate interest-bearing classes of series 2002-FX1 certificates then outstanding.

                                    See "Description of the Offered
                                    Certificates--Advances of Delinquent Monthly
                                    Debt Service Payments" and "Servicing of the
                                    Underlying Mortgage Loans--Required
                                    Appraisals" in this prospectus supplement.
                                    See also "Description of the
                                    Certificates--Advances" in the accompanying prospectus.

REPORTS TO CERTIFICATEHOLDERS.....  On each payment date, the trustee will provide or make available to the registered holders of the series 2002-FX1 certificates a monthly report substantially in the form of Annex C to this prospectus supplement. The trustee's report will detail among other things, the payments made to the series 2002-FX1 certificateholders on that payment date and the performance of the underlying mortgage loans.

                                    Upon reasonable prior notice, you may also review at the trustee's offices during normal business hours a variety of information and documents that pertain to the mortgage loans and the mortgaged real properties for those loans. We expect that the available information and documents will include loan documents, borrower operating statements, rent rolls and property inspection reports, to the extent received by the trustee.

                                    See "Description of the Offered
                                    Certificates--Reports to Certificateholders;
                                    Available Information" in this prospectus supplement.

OPTIONAL TERMINATION..............  Specified parties to the transaction may terminate the trust when the total principal balance of the related mortgage pool, net of advances of principal, is less than 3.0% of the initial mortgage pool balance. See "Description of the Offered
                                    Certificates--Termination" in this
                                    prospectus supplement.

         THE UNDERLYING MORTGAGE LOANS AND THE MORTGAGED REAL PROPERTIES

GENERAL...........................  In this section, "--The Underlying Mortgage
                                    Loans and the Mortgaged Real Properties," we provide summary information with respect to the mortgage loans that we intend to include in the trust. For more detailed information regarding those mortgage loans, you should review the following sections in this prospectus supplement:

                                    o        "Description of the Mortgage Pool";

                                    o        "Risk Factors--Risks Related to the
                                             Underlying Mortgage Loans";

                                    o        Annex A-1--Certain Characteristics
                                             of the Underlying Mortgage Loans;

                                    o        Annex A-2--Certain Monetary Terms
                                             of the Underlying Mortgage Loans;
                                             and

                                    o        Annex A-3--Certain Information
                                             Regarding Reserves.

                                    When reviewing the information that we have included in this prospectus supplement with respect to the mortgage loans that are to back the offered certificates, please note that--

                                    o        All numerical information provided
                                             with respect to the mortgage loans
                                             is provided on an approximate
                                             basis.

                                    o        All weighted average information
                                             provided with respect to the
                                             mortgage loans reflects a weighting
                                             based on their respective cut-off
                                             date principal balances. We will
                                             transfer the cut-off date principal
                                             balance for each of the mortgage
                                             loans to the trust. We show the
                                             cut-off date principal balance for
                                             each of the mortgage loans on Annex
                                             A-1 to this prospectus supplement.

                                    o        If any of the mortgage loans is
                                             secured by multiple real
                                             properties, a portion of that
                                             mortgage loan has been allocated to
                                             each of those properties.

                                    o        When information with respect to
                                             mortgaged real properties is
                                             expressed as a percentage of the
                                             initial mortgage pool balance, the
                                             percentages are based upon the
                                             cut-off date principal balances of
                                             the related mortgage loans or
                                             allocated portions of those
                                             balances.

                                    o        Statistical information regarding
                                             the mortgage loans may change prior
                                             to the date of initial issuance of
                                             the offered certificates due to
                                             changes in the composition of the
                                             mortgage pool prior to that date.

SOURCE OF THE UNDERLYING
    MORTGAGE LOANS................  We are not the originator of any of the mortgage loans that we intend to include in the trust. The originators of the mortgage loans are as follows:

                                    o        CDC Mortgage Capital Inc., an
                                             affiliate of CDC Securities Inc.
                                             ("CDCMC"), originated two (2) of
                                             the mortgage loans representing
                                             3.7% of the initial pool balance,

                                    o        Nomura Asset Capital Corporation
                                             ("NACC") or The Capital Company of
                                             America LLC, an affiliate of NACC,
                                             originated fifty-three (53) of the
                                             mortgage loans representing 96.0%
                                             of the initial pool balance, and

                                    o        Bloomfield Acceptance Company, LLC,
                                             an entity that is not affiliated
                                             with either CDCMC or NACC,
                                             originated one (1) mortgage loan,
                                             representing 0.3% of the initial
                                             pool balance.

                                    In August 1999, CDCMC acquired from Nomura
                                    Asset Capital Corporation the entire
                                    ownership interest in CDC Depositor Trust ST
                                    I (then known as Nomura Depositor Trust ST
                                    I), which held (among other assets) both (a) the most subordinate class of ownership interests in a trust fund (previously formed by Nomura Depositor Trust ST I) that in turn held fifty-four (54) of the mortgage loans that we intend to include in the trust fund and (b) a right to purchase those mortgage loans from that trust fund. CDCMC has caused CDC Depositor Trust ST I to exercise that right and to consummate a purchase of those mortgage loans. Prior to the initial issuance of the series 2002-FX1 certificates, CDCMC will cause CDC Depositor


                                    Trust ST I to sell those mortgage loans to CDCMC and we will acquire all of the mortgage loans from CDCMC.

PAYMENT AND OTHER TERMS...........  Each of the mortgage loans that we intend to include in the trust is the obligation of a borrower to repay a specified sum with interest.

                                    Repayment of each of the mortgage loans that we intend to include in the trust is secured by a mortgage lien on the ownership and/or leasehold interest of the related borrower or another party in one or more commercial or multi-family real properties. Except for limited permitted encumbrances, which we identify in the glossary to this prospectus supplement, that mortgage lien will be a first priority lien.

                                    All of the mortgage loans that we intend to include in the trust are or should be considered nonrecourse. None of those mortgage loans is insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer.

                                    Each of the mortgage loans that we intend to include in the trust currently accrues interest at the annual rate specified with respect to that loan on Annex A-1 to this prospectus supplement. Except as otherwise described below with respect to mortgage loans that have anticipated repayment dates, the mortgage interest rate for each mortgage loan is, in the absence of default, fixed for the entire term of the loan.

                                    Subject, in some cases, to a next business day convention, all of the mortgage loans provide for scheduled payments of principal and/or interest to be due on the eleventh day of each month.

                                    All of the mortgage loans provide for:

                                    o        amortization schedules that are
                                             significantly longer than their
                                             respective remaining terms to
                                             stated maturity; and

                                    o        a substantial balloon payment of
                                             principal on each of their
                                             respective maturity dates.

                                    Fifty-four (54) of the mortgage loans,
                                    representing 96.3% of the initial mortgage pool balance, provide material incentives to the related borrower to pay the mortgage loan in full by a specified date prior to the related maturity date. We consider that date to be the anticipated repayment date for the mortgage loan. There can be no assurance, however, that these incentives will result in any of these mortgage loans being paid in full on or before its anticipated repayment date. The incentives, which in each case will become effective as of the related anticipated repayment date, include:

                                    o        The calculation of interest at a
                                             rate per annum in excess of the
                                             initial mortgage interest rate. The
                                             additional interest in excess of
                                             interest at the initial mortgage
                                             interest rate will be deferred, may
                                             be compounded and will be payable
                                             only after the outstanding
                                             principal balance of the mortgage
                                             loan is paid in full.

                                    o        The application of excess cash flow
                                             from the mortgaged real property,
                                             after debt service payments and any
                                             specified reserves or expenses have
                                             been funded or paid, to pay the
                                             principal amount of the mortgage
                                             loan. The payment of principal from
                                             excess cash flow will be in
                                             addition to the principal portion,
                                             if any, of the normal monthly debt
                                             service payment.

                                    o        The deposit of all cash flow from
                                             the related mortgaged real property
                                             into a lockbox account under the
                                             control of the lender.

DELINQUENCY STATUS................  None of the mortgage loans that we intend to include in the trust was 30 days or more delinquent with respect to any monthly debt service payment since its origination and no mortgage loans were delinquent as of the cut-off date.

LOCKBOX TERMS.....................  Thirty-one (31) of the mortgage loans that we intend to include in the trust,
                                    representing 85.6% of the initial mortgage pool balance, generally provide that all rents, credit card receipts, accounts receivable payments and other income derived from the related mortgaged real properties will be deposited into a lockbox account.

                                    The above-referenced mortgage loans provide for the following types of lockbox accounts:

                                                             % OF INITIAL
                                    NUMBER OF                  MORTGAGE
TYPE OF LOCKBOX                   MORTGAGE LOANS             POOL BALANCE
---------------                   --------------             ------------
Hard.....................              22                       75.2%
Soft.....................               9                       10.4%

                                    A description of "hard" and "soft" lockbox accounts with respect to the above referenced mortgage loans is set forth under "Description of the Mortgage
                                    Pool--Additional Loan and Property
                                    Information--Lockboxes" in this prospectuS supplement.

PREPAYMENT LOCK-OUT PERIODS AND
    DEFEASANCE....................  A prepayment lock-out period is currently in effect for all of the mortgage loans that we intend to include in the trust. A lock-out period is a period during which the principal balance of a mortgage loan may not be voluntarily prepaid in whole or in part. As we describe below in this "--Prepayment Lock-Out Periods and Defeasance" section, with respect to certain mortgage loans which permit defeasance prior to the second anniversary of the date of initial issuance of the offered certificates, if the related borrower exercises its right to defease its mortgage loan prior to that second anniversary, either the proceeds of the defeasance deposit will be applied to the prepayment of the mortgage loan (notwithstanding any prepayment lock-out period that is in effect) or the mortgage loan seller will be required to repurchase the mortgage loan (which would have an effect on certificateholders that is similar to that of a prepayment).

                                    All of the mortgage loans provide for a
                                    period, following or accompanying the
                                    prepayment lock-out period, during which voluntary prepayments are prohibited but the related borrower may obtain a full or partial release of the mortgaged real property from the related mortgage lien by defeasing the mortgage loan through the deposit of cash which will be used to purchase U.S. Treasury securities or other government securities, within the meaning of section 2(a)(16) of the Investment Company
                                    Act of 1940, which are acceptable to the applicable rating agencies, as substitute collateral.

                                    Thirty-one (31) mortgage loans, representing
                                    71.0% of the initial mortgage pool balance, permit defeasance, but only after the second anniversary of the date of initial issuance of the offered certificates.

                                    Nine (9) mortgage loans, representing 11.1% of the initial mortgage pool balance, permit defeasance, but only after a specified date that is after the cut-off date and prior to the second anniversary of the date of initial issuance of the offered certificates. Sixteen (16) mortgage loans, representing 17.9% of the initial mortgage pool balance, permit defeasance at any time. See "Description of the Mortgage Pool--Terms and Conditions of the Underlying Mortgage Loans--Defeasance Provisions--Early
                                    Defeasance Loans" iN this prospectus
                                    supplement. In order to maintain compliance with the REMIC provisions of the Internal Revenue Code of 1986, any exercise by the borrower of its defeasance option in respect of any of these mortgage loans occurring on a date prior to the second anniversary of the date of initial issuance of the offered certificates will be addressed under the series 2002-

                                    FX1 pooling and servicing agreement as
                                    follows: if the amount tendered by the
                                    borrower for the purchase of defeasance
                                    collateral equals or exceeds the principal balance of the mortgage loan together with all other amounts then due thereon, those proceeds will be applied instead to the prepayment of the mortgage loan (notwithstanding any prepayment lockout period that is otherwise then in effect) and any excess amount will be allocated and paid to certain classes of certificates as described herein, and if the amount tendered by the borrower for the purchase of defeasance collateral is less than the principal balance of the mortgage loan together with all other amounts then due thereon, the mortgage loan seller will be obligated to repurchase the mortgage loan at a purchase price equal to the principal amount of the mortgage loan together with all other amounts then due thereon. In addition, with respect to one of these mortgage loans, which may be partially defeased, if that mortgage loan is to be partially defeased prior to the second anniversary of the date of initial issuance of the offered certificates, the mortgage loan seller will be obligated to repurchase that entire mortgage loan at a repurchase price equal to the outstanding principal balance of the mortgage loan together with accrued interest thereon and all other amounts then due thereon. These repurchase obligations of the mortgage loan seller described above in this "--Prepayment Lock-Out Periods and Defeasance" section will be guaranteed by CDC Financial Products Inc., an affiliate of the mortgage loan seller. The long-term unsecured debt obligations of CDC Financial Products Inc. are rated "AAA" by Fitch and S&P and "Aaa" by Moody's. See "Description of the Mortgage Pool--Terms and Conditions of the Underlying Mortgage Loans--DefeasancE Provisions--Early
                                    Defeasance Loans" in this prospectus
                                    supplement.

                                    Set forth below is information regarding the remaining terms of the lock-out/defeasance periods for the mortgage loans that we intend to include in the trust:

Maximum remaining lock-out/defeasance period..................    151 months
Minimum remaining lock-out/defeasance period..................     54 months
Weighted average remaining lock-out/defeasance period.........    106 months

                                    In preparing the table above, we assumed that none of the borrowers under the mortgage loans that permit defeasance prior to the second anniversary of the issuance date of the series 2002-FX1 certificates exercises its right to defease its mortgage loan prior to that second anniversary. As we describe above in this "--Prepayment Lock-Out Periods and Defeasance" section, if any of those borrowers exercises its right to defease its mortgage loan prior to that second anniversary, either the proceeds of the defeasance deposit will be applied to the prepayment of the mortgage loan or the mortgage loan seller will be required to repurchase the mortgage loan.

PREMIUM LOANS.....................  Six (6) of the mortgage loans that we intend to include in the trust, representing 19.1% of the initial mortgage pool balance, are "premium loans." Premium loans are mortgage loans under which the related borrower received a premium at origination in the form of proceeds in excess of the principal balance of the mortgage loan. In exchange for such premium, the borrower agreed to pay an above market interest rate on the mortgage loan. In the event of a prepayment, the borrower is required to repay the unamortized portion of the premium, which obligation is secured by the related mortgage. Any borrower payments of such unamortized portion of the premium will be paid to the holders of certain classes of certificates as described under "Description of the Offered Certificates--Payments-- Repayment of Premium Amounts and Excess Defeasance Deposit Proceeds" in this prospectus supplement. The series 2002-FX1 pooling and servicing agreement will require that amounts collected on a premium loan in connection with an event of default under a mortgage loan be applied to interest, principal, default interest, default prepayment consideration (excluding unamortized premium), post-ARD excess interest and reimbursement of expenses incurred in collecting any such amounts, before being applied as unamortized premium. See "Risk Factors--Risks Related to the Underlying Mortgage Loans--Risks Relating to Premium Loans" and "Description of the Mortgage Pool--Premium Loans" in this prospectus supplement.

ADDITIONAL STATISTICAL INFORMATION

A.  CHARACTERISTICS...............  The mortgage pool will have the following general characteristics as of the cut-off date:

Initial mortgage pool balance..................................    $637,487,900
Number of mortgage loans.......................................              56
Number of mortgaged real properties............................              68
Maximum cut-off date principal balance.........................     $88,698,925
Minimum cut-off date principal balance.........................        $362,190
Average cut-off date principal balance.........................     $11,383,713
Maximum mortgage interest rate.................................         10.631%
Minimum mortgage interest rate.................................          6.760%
Weighted average mortgage interest rate........................          7.960%
Maximum original term to maturity or anticipated repayment date 207 months Minimum original term to maturity or anticipated repayment date 111 months Weighted average original term to maturity or anticipated
   repayment date..............................................      156 months
Maximum remaining term to maturity or anticipated repayment date 153 months Minimum remaining term to maturity or anticipated repayment date 58 months Weighted average remaining term to maturity or anticipated
   repayment date..............................................      109 months
Weighted average underwritten debt service coverage ratio......           1.43x
Weighted average cut-off date loan-to-appraised value ratio....           63.7%
Weighted average cut-off date proceeds-to-appraised value
   ratio(1)....................................................           64.6%

------------

(1)      Includes all mortgage loans.

                                    The initial mortgage pool balance is equal to the total cut-off date principal balance of the mortgage pool and is subject to a permitted variance of plus or minus 5%.

                                    The underwritten debt service coverage ratio for any mortgage loan that is to be included in the trust is equal to the underwritten annual net cash flow for the related mortgaged real property, divided by the product of 12 times the monthly debt service payment due in respect of that mortgage loan on the first due date following the cut-off date. The underwritten annual net cash flow for each of the mortgaged real properties is generally based upon related borrower supplied information for periods ranging from December 2000 to March 2002. These respective periods for each of the mortgaged real properties are shown on Annex A-1 to this prospectus supplement.

                                    The cut-off date loan-to-appraised value ratio for any mortgage loan to be included in the trust is equal to its cut-off date principal balance, divided by the estimated value of the related mortgaged real property as set forth in the most recent third-party appraisal available to us.

                                    The cut-off date proceeds-to-value ratio for any premium loan to be included in the trust is equal to its cut-off date principal balance, plus the amount of remaining unamortized premium, if any, as of the cut-off date, divided by the estimated value of the related mortgaged real property as set forth in the most recent third-party appraisal available to us.

                                    In respect of fifty (50) mortgage loans
                                    representing 86.8% of the initial pool
                                    balance, the third-party appraisal used in calculating the cut-off date loan-to-appraised value ratio or the cut-off date proceeds-to-value ratio has been conducted within the 18-month period preceding the cut-off date. The dates of each of the appraisals are shown on Annex A-1 to this prospectus supplement.

B.  GEOGRAPHIC CONCENTRATION......  The table below shows the number of, and percentage of the initial mortgage pool
                                    balance secured by, mortgaged real
                                    properties located in the indicated states:

                                                                   % OF INITIAL
                                                    NUMBER OF        MORTGAGE
STATE                                              PROPERTIES      POOL BALANCE
-----                                              ----------      ------------

Florida.....................................           13             28.3%
New York....................................            7             18.0%
Pennsylvania................................            6             12.3%
Washington..................................            2             10.5%
Virginia....................................            9              5.0%

                                    The remaining mortgaged real properties with respect to the mortgage pool, are located throughout fifteen (15) other states. No more than 4% of the initial mortgage pool balance is secured by mortgaged real properties located in any of these other states.

C.  PROPERTY TYPES................  The table below shows the number of, and percentage of the initial mortgage pool
                                    balance secured by, mortgaged real
                                    properties predominantly operated for each indicated purpose:

                                                                   % OF INITIAL
                                                    NUMBER OF        MORTGAGE
PROPERTY TYPE                                         LOANS        POOL BALANCE
-------------                                         -----        ------------

Retail......................................           14             38.0%(1)
   Anchored Retail..........................           12             27.8%
   Regional Malls...........................            1              9.8%
   Unanchored Retail........................            1              0.4%
Multi-family................................           33             18.5%
Hospitality.................................            2             18.3%
Office......................................           12             16.4%
Mixed Use...................................            2              6.0%
Industrial..................................            5              2.8%

-----------------------------------------------------------------------

(1) Retail represents the total of Anchored Retail, Regional Malls and Unanchored Retail.

D.  ENCUMBERED INTERESTS..........  The table below shows the number of, and percentage of the initial mortgage pool
                                    balance secured by, mortgaged real
                                    properties for which the encumbered interest is as indicated:

                                                                   % OF INITIAL
ENCUMBERED INTEREST IN THE                          NUMBER OF        MORTGAGE
MORTGAGED REAL PROPERTY                               LOANS        POOL BALANCE
-----------------------                               -----        ------------

Fee simple...................................              55             97.7%
Fee simple in part and leasehold in part(1)..               1              2.3%

---------------

(1) This mortgage loan is secured by three mortgaged real properties, one of which is a leasehold.

E.  SIGNIFICANT UNDERLYING MORTGAGE
    LOANS.........................  The mortgage pool will include six (6)
                                    mortgage loans that, in each case, have a cut-off date principal balance that is greater than 4% of the initial mortgage pool balance. These mortgage loans together represent 45.7% of the initial mortgage pool balance.

THE FONTAINEBLEAU HILTON MORTGAGE
    LOAN..........................  Set forth below is loan and property information with respect to the mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Fontainebleau Hilton.

Cut-off date principal balance..........    $88,697,925
Percentage of initial mortgage pool
  balance...............................    13.9%
Cut-off date mortgage interest rate.....    9.50% per annum
Maturity Date...........................    October 11, 2024
Anticipated repayment date..............    October 11, 2011
Lock-out/defeasance expiration date.....    October 11, 2011
Amortization term.......................    290 months
Months Outstanding......................    50
Cut-off date loan-to-appraised value ratio  41.3%
Cut-off date proceeds-to-appraised value
  ratio.................................    46.7%
Underwritten debt service coverage ratio    1.62x
Lockbox.................................    Hard
Sponsor.................................    Stephen Muss
Property type...........................    Full-service luxury hotel
Property size (number of rooms).........    1,206
Property location.......................    Miami Beach, Florida
Appraised value.........................    $215,000,000

                                    In reviewing the foregoing table, please note that the mortgage loan secured by the Fontainebleau Hilton Property is a premium loan.

                                    See "Description of the Mortgage
                                    Pool--Significant Underlying Mortgage
                                    Loans--The Fontainebleau Hilton Mortgage
                                    Loan" in this prospectus supplement.

THE SEATTLE SUPERMALL MORTGAGE
    LOAN..........................  Set forth below is loan and property information with respect to the mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as the Seattle SuperMall.

Cut-off date principal balance..........    $62,766,238
Percentage of initial mortgage pool
   balance..............................    9.8%
Cut-off date mortgage interest rate.....    7.54% per annum
Maturity Date...........................    October 11, 2029
Anticipated repayment date..............    February 11, 2015
Lock-out/defeasance expiration date.....    February 11, 2015
Amortization term.......................    360 months
Months Outstanding......................    52
Cut-off date loan-to-appraised value ratio  67.5%
Underwritten debt service coverage ratio    1.48x
Lockbox.................................    Hard
Sponsor.................................    Glimcher Realty Trust
Anchor Tenants..........................    Sam's Club, Burlington Coat
                                            Factory, Oshman's (Gart Sports),
                                            Bed Bath and Beyond, Marshall's,
                                            Nordstrom Rack, Old Navy and Ann
                                            Taylor Loft
National In-Line Tenants................    Liz Claiborne, Casual Corner
                                            Outlet, The Gap Outlet, Banana
                                            Republic Outlet, Eddie Bauer Outlet
                                            and Kenneth Cole Outlet
Property type...........................    Regional mall
Property size (rentable square feet)....    935,253 square feet
Property location.......................    Auburn, Washington
Appraised value.........................    $93,000,000

                                    See "Description of the Mortgage
                                    Pool--Significant Underlying Mortgage
                                    Loans--The Seattle SuperMall Mortgage Loan" in this prospectus supplement.

THE FEIGA PARTNERS II PORTFOLIO
    MORTGAGE LOAN.................  Set forth below is loan and property information with respect to the mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as the Feiga Partners II Portfolio.

Cut-off date principal balance.........     $40,735,781
Percentage of initial mortgage pool
   balance.............................     6.4%
Cut-off date mortgage interest rate....     7.48% per annum
Maturity Date..........................     July 11, 2028
Anticipated repayment date.............     March 11, 2010
Lock-out/defeasance expiration date....     March 11, 2010
Amortization term......................     340 months
Months Outstanding.....................     46
Cut-off date loan-to-appraised value ratio  80.4%
Underwritten debt service coverage ratio    1.40x
Lockbox................................     Soft
Sponsors...............................     Lloyd M. Goldman and Craig
                                            Koenigsberg
Property type..........................     Multi-family
Property size (collective number of units)  1,788
Property location......................     Florida (various locations)
Appraised value........................     $50,650,000

                                    In reviewing the foregoing table, please note that:

                                    o        The Feiga Partners II Portfolio is
                                             a portfolio of eight (8)
                                             multi-family properties located in
                                             the following places in Florida: S.
                                             Jacksonville (three properties),
                                             Orlando (three properties),
                                             Seminole (one property) and Tampa
                                             (one property).

                                    o        The mortgage loan secured by the
                                             Feiga Partners II Portfolio is an
                                             Early Defeasance Loan.

                                    See "Description of the Mortgage
                                    Pool--Significant Underlying Mortgage
                                    Loans--The Feiga Partners II Portfolio
                                    Mortgage Loan" in this prospectus
                                    supplement.

THE ORLANDO MARKETPLACE MORTGAGE
    LOAN..........................  Set forth below is loan and property information with respect to the mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as the Orlando Marketplace.

Cut-off date principal balance.........     $37,184,296
Percentage of initial mortgage pool
   balance.............................     5.8%
Cut-off date mortgage interest rate         7.6848% per annum
Maturity Date..........................     November 11, 2025
Anticipated repayment date.............     March 11, 2011
Lock-out/defeasance expiration date....     March 11, 2011
Amortization term......................     360 months
Months Outstanding.....................     50
Cut-off date loan-to-appraised value ratio  66.6%
Underwritten debt service coverage ratio    1.43x
Lockbox................................     Hard
Sponsor................................     Michael D. Rubin
Anchor Tenants.........................     Albertson's grocery store and
                                            Stein Mart discount department
                                            store
Property type..........................     Anchored community shopping center
Property size (rentable square feet)...     317,671 square feet
Property location......................     Orlando, Florida
Appraised value........................     $55,825,000

                                    See "Description of the Mortgage
                                    Pool--Significant Underlying Mortgage
                                    Loans--The Orlando Marketplace Mortgage
                                    Loan" in this prospectus supplement.

THE PARKVIEW TOWER MORTGAGE
LOAN..............................  Set forth below is loan and property information with respect to the mortgage loan secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as the Parkview Tower and Moore Court.

Cut-off date principal balance.........     $33,631,531
Percentage of initial mortgage pool
   balance.............................     5.3%
Cut-off date mortgage interest rate....     7.8424% per annum
Maturity Date..........................     April 11, 2031
Anticipated repayment date.............     April 11, 2011
Lock-out/defeasance expiration date....     April 11, 2011
Amortization term......................     353 months
Months Outstanding.....................     50
Cut-off date loan-to-appraised value ratio  54.2%
Underwritten debt service coverage ratio    1.45x
Lockbox................................     Hard
Sponsor................................     Lubert-Adler Real Estate
                                            Opportunity Fund; Ira M. Lubert
Major Tenants (includes both buildings)
                                            Devon Health Services, V-Span
                                            Inc., Magellan Behavioral Health
                                            Inc., American Financial (d/b/a
                                            5-Star Leisure), XRT, Inc., SAIC,
                                            Brinker Capital, EGE Holdings,
                                            Wyeth and Aeceio
Property type..........................     Office
Property size (collective net rentable
   area)...............................     354,780 square feet
Property location......................     King of Prussia, Pennsylvania
Appraised value........................     $62,000,000

                                    In reviewing the foregoing table, please note that the Parkview Tower Property comprises two office buildings known as the Parkview Tower and Moore Court, both of which are located in King of Prussia, Pennsylvania. See "Description of the Mortgage Pool--Significant Underlying
                                    Mortgage Loans--The Parkview Tower Mortgage
                                    Loan" in this prospectus supplement.

THE MARRIOTT ISLANDIA MORTGAGE
    LOAN..........................  Set forth below is loan and property information with respect to the mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Marriott Islandia.

Cut-off date principal balance.........    $28,173,627
Percentage of initial mortgage pool
   balance.............................    4.4%
Cut-off date mortgage interest rate....    7.99% per annum
Maturity Date..........................    February 11, 2026
Anticipated repayment date.............    February 11, 2012
Lock-out/defeasance expiration date....    February 11, 2012
Amortization term......................    299 months
Months Outstanding.....................    44
Cut-off date loan-to-appraised value
   ratio...............................    54.2%
Underwritten debt service coverage ratio   1.68x
Lockbox................................    Hard
Sponsor................................    Columbia Sussex Corporation
Property type..........................    Full-service hotel
Property size (number of rooms)........    278
Property location......................    Islandia, New York
Appraised value........................    $52,000,000

                                    See "Description of the Mortgage
                                    Pool--Significant Underlying Mortgage
                                    Loans--The Marriott Islandia Mortgage Loan" in this prospectus supplement.

                       LEGAL AND INVESTMENT CONSIDERATIONS

FEDERAL INCOME TAX CONSEQUENCES...  The trustee will make elections to treat designated portions of the assets of the trust as separate real estate mortgage investment conduits or REMICs under sections 860A through 860G of the Internal Revenue Code of 1986, as amended. Those REMICs are as follows:

                                    o        REMIC I, which will consist of,
                                             among other things, the mortgage
                                             loans or regular interests in a
                                             single loan REMIC that holds a
                                             mortgage loan, but will exclude
                                             collections of additional interest
                                             accrued and deferred as to payment
                                             with respect to each mortgage loan
                                             with an anticipated repayment date
                                             that remains outstanding past that
                                             date;

                                    o        REMIC II, which will hold the
                                             regular interests in REMIC I; and

                                    o        REMIC III, which will hold the
                                             regular interests in REMIC II.

                                    Any assets of the trust not included in a REMIC will constitute a grantor trust for federal income tax purposes. Each of the mortgage loans which may be defeased prior to the second anniversary of the date of initial issuance of the offered certificates will constitute a separate REMIC (each referred to as a "Loan REMIC").

                                    The offered certificates will be treated as regular interests in REMIC III. This means that they will be treated as newly issued debt instruments for federal income tax purposes. You will have to report income on your offered certificates in accordance with the accrual method of accounting even if you are otherwise a cash method taxpayer. The offered certificates will not represent any interest in the grantor trust referred to above.

                                    It is anticipated that none of the offered certificates will be issued with more than a de minimis amount of original issue discount.

                                    When determining the rate of accrual of
                                    market discount and premium, if any, for federal income tax purposes, the prepayment assumption used will be that following any date of determination:

                                    o        the mortgage loans with anticipated
                                             repayment dates will be paid in
                                             full on those dates,

                                    o        no mortgage loan in the trust will
                                             otherwise be prepaid prior to
                                             maturity and no mortgage loan that
                                             permits defeasance prior to the
                                             second anniversary of the initial
                                             issuance of the offered
                                             certificates will be so defeased,
                                             and

                                    o        there will be no extension of
                                             maturity for any mortgage loan in
                                             the trust.

                                    For a more detailed discussion of the
                                    federal income tax aspects of investing in the offered certificates, see "Federal Income Tax Consequences" in each of this prospectus supplement and the accompanying prospectus.

ERISA.............................  We anticipate that, subject to satisfaction of the conditions referred to under "ERISA
                                    Considerations" in this prospectus
                                    supplement, retirement plans and other
                                    employee benefit plans and arrangements
                                    subject to--

                                    o        Title I of the Employee Retirement
                                             Income Security Act of 1974, as
                                             amended, or

                                    o        section 4975 of the Internal
                                             Revenue Code of 1986,
                                    will be able to invest in the offered
                                    certificates without giving rise to a
                                    prohibited transaction. This is based upon an individual prohibited transaction exemption granted to a predecessor to Lehman Brothers Inc. by the U.S. Department of Labor.

                                    If you are a fiduciary of any retirement plan or other employee benefit plan or arrangement subject to Title I of ERISA or
                                    Section 4975 of the Internal Revenue Code, you should review carefully with your legal advisors whether the purchase or holding of the offered certificates could give rise to a transaction that is prohibited under ERISA or section 4975 of the Internal Revenue Code. See "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus.

LEGAL INVESTMENT..................  The offered certificates will not be mortgage related securities within the
                                    meaning of the Secondary Mortgage Market
                                    Enhancement Act of 1984, as amended.

                                    You should consult your own legal advisors to determine whether and to what extent the offered certificates will be legal investments for you. See "Legal Investment" in this prospectus supplement and in the accompanying prospectus.

INVESTMENT CONSIDERATIONS.........  The rate and timing of payments and other collections of principal on or with respect to the underlying mortgage loans will affect the yield to maturity on each offered certificate. In the case of any offered certificates purchased at a discount, a slower than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield. In the case of any offered certificates purchased at a premium, a faster than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield.

                                    See "Yield and Maturity Considerations" in this prospectus supplement and in the accompanying prospectus.

                                  RISK FACTORS

     The offered certificates are not suitable investments for all investors. You should not purchase any offered certificates unless you understand and are able to bear the risks associated with those certificates.

     The offered certificates are complex securities and it is important that you possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation.

     You should consider the following factors, as well as those set forth under "Risk Factors" in the accompanying prospectus, in deciding whether to purchase any offered certificates. The "Risk Factors" section in the accompanying prospectus includes a number of general risks associated with making an investment in the offered certificates.

RISKS RELATED TO THE OFFERED CERTIFICATES

     The Class B, C, D and E Certificates Are Subordinate to, and Are Therefore Riskier than, the Class A-1 and A-2 Certificates. If you purchase class B, C, D and E certificates, then your offered certificates will provide credit support to other classes of offered certificates. As a result, you will receive payments after, and must bear the effects of losses on the underlying mortgage loans before, the holders of those other classes of offered certificates.

     When making an investment decision, you should consider, among other things--

     o the payment priorities of the respective classes of the series 2002-FX1 certificates,

     o the order in which the principal balances of the respective classes of the series 2002-FX1 certificates with balances will be reduced in connection with losses and default-related shortfalls, and

     o    the characteristics and quality of the mortgage loans in the trust.

     See "Description of the Mortgage Pool" and "Description of the Offered Certificates--Payments" and "--Reductions of Certificate Principal Balances in Connection With Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement. See also "Risk Factors--The Investment Performance of Your Offered Certificates Will Depend on Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable," "--Any Credit Support for Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses" and "--Payments on the Offered Certificates Will Be Made Solely from the Limited Assets of the Related Trust, and Those Assets May Be Insufficient to Make All Required Payments on Those Certificates" in the accompanying prospectus.

     The Offered Certificates Have Uncertain Yields to Maturity. The yields on your offered certificates will depend on--

     o    the price you paid for your offered certificates, and

     o    the rate, timing and amount of payments on your offered certificates.

     The rate, timing and amount of payments on your offered certificates will depend on:

     o the pass-through rate for, and other payment terms of, your offered certificates;

     o the rate and timing of payments and other collections of principal on the underlying mortgage loans;

     o the rate and timing of defaults, and the severity of losses, if any, on the underlying mortgage loans;

     o the rate, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for payment on your offered certificates;

     o the collection and payment of default prepayment consideration with respect to the underlying mortgage loans, any repayment of premium amounts on premium loans, as described under "Description of the Mortgage Pool--Premium Loans" and any excess defeasance deposit proceeds resulting from defeasance of certain mortgage loans prior to the second anniversary of the date of issuance of the offered certificates, as described in "Description of the Mortgage Pool--Terms and Conditions of the Underlying Mortgage Loans--Defeasance Provisions--Early Defeasance Loans"; and

     o    servicing decisions with respect to the underlying mortgage loans.

     In general, these factors cannot be predicted with any certainty. Accordingly, you may find it difficult to analyze the effect that these factors might have on the yield to maturity of your offered certificates.

     See "Description of the Mortgage Pool," "Servicing of the Underlying Mortgage Loans," "Description of the Offered Certificates--Payments" and "--Reductions of Certificate Principal Balances in Connection With Realized Losses and Additional Trust Fund Expenses" and "Yield and Maturity Considerations" in this prospectus supplement. See also "Risk Factors--The Investment Performance of Your Offered Certificates Will Depend on Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable" and "Yield and Maturity Considerations" in the accompanying prospectus.

     The Investment Performance of Your Offered Certificates May Vary Materially and Adversely from Your Expectations Because the Rate of Prepayments and Other Unscheduled Collections of Principal on the Underlying Mortgage Loans Is Faster or Slower Than You Anticipated. If you purchase your offered certificates at a premium, and if payments and other collections of principal on the mortgage loans in the trust occur at a rate faster than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase your offered certificates at a discount, and if payments and other collections of principal on the mortgage loans in the trust occur at a rate slower than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase.

     You should consider that prepayment consideration will only be collected upon a borrower default on the related mortgage loan. Furthermore, even if a default prepayment consideration is collected and payable on your offered certificates, it may not be sufficient to offset fully any loss in yield on your offered certificates resulting from the corresponding prepayment.

     Nine (9) of the mortgage loans, representing 11.1% of the initial mortgage pool balance, permit defeasance after a specified date that is after the cut-off date and prior to the second anniversary of the date of initial issuance of the certificates. Additionally, sixteen (16) of the mortgage loans, representing 17.9% of the initial mortgage pool balance, permit defeasance at any time. See "Description of the Mortgage Pool--Terms and Conditions of the Underlying Mortgage Loans--Defeasance Provisions--Early Defeasance Loans." In order to maintain compliance with the REMIC provisions of the Internal Revenue Code of 1986, any exercise by the borrower of its defeasance option in respect of any of these mortgage loans occurring on a date prior to the second anniversary of the date of initial issuance of the offered certificates will be addressed under the series 2002-FX1 pooling and servicing agreement as follows: if the amount tendered by the borrower for the purchase of defeasance collateral equals or exceeds the principal balance of the mortgage loan together with all other amounts then due thereon, those proceeds will be applied instead to the prepayment of the mortgage loan (notwithstanding any prepayment lock-out period that is otherwise then in effect) and any excess amount will be allocated and paid to certain classes of certificates as described herein, and if the amount tendered by the borrower for the defeasance collateral is less than the principal balance of the mortgage loan together with all other amounts then due thereon, the mortgage loan seller will be obligated to repurchase the mortgage loan at a purchase price described under "Description of the Mortgage Pool--Terms and Conditions of the Underlying Mortgage Loans--Defeasance Provisions--Early Defeasance Loans" in this prospectus supplement. In addition, with respect to one of these mortgage loans, which may be partially defeased, if that mortgage loan is to be partially defeased prior to the second anniversary of the date of initial issuance of the offered certificates, the mortgage loan seller will be obligated to repurchase that entire mortgage loan at the repurchase price described under "Description of the Mortgage Pool--Terms and Conditions of the Underlying Mortgage Loans--Defeasance Provisions--Early Defeasance Loans" in this prospectus supplement. These repurchase obligations of the mortgage loan seller will be guaranteed by CDC Financial Products Inc., an affiliate of the mortgage loan seller. The long-term unsecured debt obligations of CDC Financial Products Inc. are rated "AAA" by Fitch and S&P and "Aaa" by Moody's. See "Description of the Mortgage Pool--Terms and Conditions of the Underlying Mortgage Loans--Defeasance Provisions--Early Defeasance Loans" in this prospectus supplement. Consequently, the presence of these mortgage loans in the mortgage pool poses a heightened risk of prepayment on or repurchase of the mortgage loans which may adversely affect the yield on your offered certificates.

RISKS RELATED TO THE UNDERLYING MORTGAGE LOANS

     Repayment of the Underlying Mortgage Loans Depends on the Operation of the Mortgaged Real Properties. The underlying mortgage loans are secured by mortgage liens on fee and/or leasehold interests in the following types of real property:

     o    regional malls,

     o    anchored retail,

     o    unanchored retail,

     o    multi-family rental,

     o    hospitality,

     o    office,

     o    mixed use, and

     o    industrial.

     The risks associated with lending on these types of real properties are inherently different from those associated with lending on the security of single-family residential properties. This is because, among other reasons, repayment of each of the underlying mortgage loans is dependent on--

     o the successful operation and value of the related mortgaged real property, and

     o the related borrower's ability to refinance the mortgage loan or sell the related mortgaged real property.

     See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance" and "Description of the Trust Assets--Mortgage Loans--A Discussion of Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates" in the accompanying prospectus.

     Seasoned Mortgaged Loans May Present Special Risks Versus More Recently Originated Mortgage Loans. All of the mortgage loans are "seasoned" mortgage loans, having been outstanding between twelve (12) months and seventy-seven (77) months. The weighted average term that the mortgage loans have been outstanding is forty-seven (47) months. While seasoned mortgage loans have the benefit of established payment histories, there are a number of risks associated with seasoned mortgage loans that are not present, or present to a lesser degree, with more recently originated mortgage loans. For example:

     o property values and the surrounding neighborhood may have changed dramatically since origination;

     o origination standards may significantly differ from current origination standards (either be more or less restrictive);

     o the market for any related businesses may have changed significantly from the time the mortgage loan was originated; and the current financial performance of the related borrower, its business, or the related mortgaged real property in general, may be significantly different than at origination, and debt service coverage ratios and tests established at origination may no longer be meaningful; and

     o occupancy and rental rates may have changed adversely since origination, and the passage of time creates increased rollover risk as leases may now be closer to expiration.

     Among other things, such factors make it difficult to estimate the current value on the related mortgaged real property, and the estimated values of mortgaged real properties discussed in this prospectus supplement, to the extent based upon or extrapolated from general market data, may not be accurate in the case of particular mortgaged real properties.

     No mortgage loan was 30 days or more delinquent with respect to any monthly debt service payment since its origination and no mortgage loans were delinquent as of the cut-off date.

     The Underlying Mortgage Loans Have a Variety of Characteristics Which May Expose Investors to Greater Risk of Default and Loss. When making an investment decision, you should consider, among other things, the following characteristics of the underlying mortgage loans and/or the mortgaged real properties for those loans. Any or all of these characteristics can affect, perhaps materially and adversely, the investment performance of your offered certificates. Several of the items below include a cross-reference to where the associated risks are further discussed in this prospectus supplement or in the accompanying prospectus. In addition, several of those items may include a cross reference to where further information about the particular characteristic may be found in this prospectus supplement.

     o The Mortgaged Real Property Will Be the Sole Asset Available to Satisfy the Amounts Owing Under an Underlying Mortgage Loan in the Event of Default. All of the mortgage loans that we intend to include in the trust are or should be considered nonrecourse loans. You should anticipate that, if the related borrower defaults on any of the underlying mortgage loans, only the mortgaged real property and any additional collateral for the relevant loan, such as escrows, but none of the other assets of the borrower, is available to satisfy the debt. Even if the related loan documents permit recourse to the borrower or a guarantor, the trust may not be able to ultimately collect the amount due under a defaulted mortgage loan or under a guaranty. None of the mortgage loans are insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer. See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance--Most of the Mortgage Loans Underlying Your Offered Certificates Will be Nonrecourse" in the accompanying prospectus.

     o In Some Cases, a Mortgaged Real Property Is Dependent on a Single Tenant or on One or a Few Major Tenants. In the case of sixteen (16) mortgaged real properties, securing 24.2% of the initial mortgage pool balance, the related borrower has leased the property to at least one tenant that occupies 30% or more of the particular property. In the case of four (4) of those properties, securing 2.8% of the initial mortgage pool balance, the related borrower has leased the particular property to a single tenant that occupies all or substantially all of the property. Accordingly, the full and timely payment of each of the related mortgage loans is highly dependent on the continued operation of the major tenant or tenants, which, in some cases, is the sole tenant at the mortgaged real property. See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance--The Successful Operation of a Multifamily or Commercial Property Depends on Tenants," "--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance--Dependence on a Single Tenant or a Small Number of Tenants Makes a Property Riskier Collateral" and "--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance--Tenant Bankruptcy Adversely Affects Property Performance" in the accompanying prospectus.

     o Ten Percent or More of the Initial Mortgage Pool Balance Will Be Secured by Mortgage Liens on Properties of the Following Types--Retail, Multi-Family, Hospitality and Office. Fourteen (14) of the mortgage loans that we intend to include in the trust, representing 38.0% of the initial mortgage pool balance, will be secured by mortgage liens on the respective borrowers' interests in mortgaged real properties primarily used for retail purposes. We consider twelve (12) of the retail properties, securing 27.8% of the initial mortgage pool balance, to be anchored or shadow anchored. A shadow anchor is a store or business that materially affects the draw of customers to a retail property, but which may be located at a nearby property or on a portion of that retail property that is not collateral for the related mortgage loan. One (1) of the shadow anchored retail properties, securing 1.4% of the initial mortgage pool balance, is dependent on a single tenant that leases the entire property. In addition, one (1) of the retail properties is unanchored and one (1) is a regional mall.

          Twenty-six (26) of the mortgage loans that we intend to include in the trust, representing 18.5% of the initial mortgage pool balance, will be secured by mortgage liens on the respective borrowers' interests in mortgaged real properties primarily used for multi-family purposes. In addition, three (3) of the multi-family properties, securing 1.0% of the initial mortgage pool balance, have material tenant concentrations of students or military personnel, and at least eleven (11) of the multi-family properties, securing 3.6% of the initial mortgage pool balance, receive rent subsidies or tax credits with respect to some tenants from either a federal or state program.

          Two (2) of the mortgage loans that we intend to include in the trust, representing 18.3% of the initial mortgage pool balance, will be secured by mortgage liens on the respective borrowers' interests in mortgaged real properties primarily used for hospitality purposes.

          Nine (9) of the mortgage loans that we intend to include in the trust, representing 16.4% of the initial mortgage pool balance, will be secured by mortgage liens on the respective borrowers' interests in mortgaged real properties primarily used for office purposes. Some of those office properties are heavily dependent on one or a few major tenants that lease a substantial portion of or the entire property.

          The inclusion in the trust of a significant concentration of mortgage loans that are secured by mortgage liens on a particular type of income-producing property makes the overall performance of the mortgage pool materially more dependent on the factors that affect the operations at and value of that property type. See "Description of the Trust Assets--Mortgage Loans--A Discussion of Various Types of Multifamily and Commercial Properties That May Secure Mortgage Loans Underlying a Series of Offered Certificates" in the accompanying prospectus.

     o Five Percent or More of the Initial Mortgage Pool Balance Will Be Secured by Mortgage Liens on Real Property Located in Each of the Following States--Florida, New York, Pennsylvania, Washington and Virginia. The mortgaged real properties located in each of the following states secure mortgage loans or allocated portions of mortgage loans that represent 5% or more of the initial mortgage pool balance:

                                                                 % OF INITIAL
                                              NUMBER OF            MORTGAGE
         STATE                                 PROPERTIES         POOL BALANCE

         Florida..........................         13                28.3%
         New York.........................          7                18.0%
         Pennsylvania.....................          6                12.3%
         Washington.......................          2                10.5%
         Virginia.........................          9                 5.0%

         The inclusion of a significant concentration of mortgage loans that are secured by mortgage liens on real properties located in a particular state makes the overall performance of the mortgage pool materially more dependent on economic and other conditions or events in that state. See "Risk Factors--Geographic Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss" in the accompanying prospectus. The mortgaged real properties located in any given state may be concentrated in one or more areas within that state. Annex A-1 to this prospectus supplement contains the address for each mortgaged real property.


     o The Mortgage Pool Will Include Only Loans with Anticipated Repayment Dates and Balloon Loans. Fifty-four (54) mortgage loans, representing 96.3% of the initial mortgage pool balance, provide material incentives for the related borrower to repay the loan by an anticipated repayment date prior to maturity. The remaining two (2) mortgage loans, representing 3.7% of the initial mortgage pool balance, are balloon loans. Although a mortgage loan may provide the related borrower with incentives to repay the loan by an anticipated repayment date prior to maturity, the failure of that borrower to do so will not be a default under that loan. The ability of a borrower to make the required balloon payment on a balloon loan at maturity, and the ability of a borrower to repay a mortgage loan on or before any related anticipated repayment date, in each case depends upon the borrower's ability either to refinance the loan or to sell the mortgaged real property. See "Description of the Mortgage Pool--Terms and Conditions of the Underlying Mortgage Loans" in this prospectus supplement and "Risk Factors--The Investment Performance of Your Offered Certificates Will Depend on Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable--There is an Increased Risk of Default Associated with Balloon Payments" in the accompanying prospectus.

     o The Mortgage Pool Will Include Some Disproportionately Large Mortgage Loans. The inclusion in the mortgage pool of one or more loans that have outstanding principal balances that are substantially larger than the other mortgage loans in that pool can result in losses that are more severe, relative to the size of the mortgage pool, than would be the case if the total balance of the mortgage pool were distributed more evenly. The six (6) largest mortgage loans to be included in the trust represent 45.7% of the initial mortgage pool balance, and the three (3) largest mortgage loans to be included in the trust represent 30.1% of the initial mortgage pool balance. See "Description of the Mortgage Pool--General," "--Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" and "--Significant Underlying Mortgage Loans" in this prospectus supplement and "Risk Factors--Loan Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss" in the accompanying prospectus.

     o The Mortgage Pool Will Include Leasehold Mortgage Loans. One (1) of the mortgage loans is secured by three mortgaged real properties, one of which, representing 1.0% of the initial mortgage pool balance, is secured by a mortgage lien on the related borrower's leasehold interest in the related mortgaged real property, but not by a mortgage lien on the fee interest in the portion of that property that is subject to the related ground lease. Because of possible termination of the related ground lease, lending on a leasehold interest in a real property is riskier than lending on an actual ownership interest in that property notwithstanding the fact that a lender, such as the trustee on behalf of the trust, generally will have the right to cure defaults under the related ground lease. See "Description of the Mortgage Pool--Additional Loan and Property Information--Ground Leases" in this prospectus supplement. See also "Risk Factors--Ground Leases Create Risks for Lenders That Are Not Present When Lending on an Actual Ownership Interest in a Real Property" and "Legal Aspects of Mortgage Loans--Foreclosure--Leasehold Considerations" in the accompanying prospectus.

     o Some of the Mortgaged Real Properties Are Legal Nonconforming Uses or Legal Nonconforming Structures. Some of the mortgage loans are secured by a mortgage lien on a real property that is a legal nonconforming use or a legal nonconforming structure. This may impair the ability of the borrower to restore the improvements on a mortgaged real property to its current form or use following a major casualty. See "Description of the Mortgage Pool--Additional Loan and Property Information--Zoning and Building Code Compliance" in this prospectus supplement and "Risk Factors--Changes in Zoning Laws May Adversely Affect the Use or Value of a Real Property" in the accompanying prospectus.

     o Some of the Mortgaged Real Properties May Not Comply with the Americans with Disabilities Act of 1990. Some of the mortgaged real properties securing mortgage loans that we intend to include in the trust may not comply with the Americans with Disabilities Act of 1990. Compliance, if required, can be expensive. See "Risk Factors--Compliance with the Americans with Disabilities Act of 1990 May Be Expensive" and "Legal Aspects of Mortgage Loans--Americans with Disabilities Act" in the accompanying prospectus.

     o Multiple Mortgaged Real Properties Are Owned by the Same Borrower or Affiliated Borrowers or Are Occupied, in Whole or in Part, by the Same Tenant or Affiliated Tenants. Eight (8) separate groups of mortgage loans that we intend to include in the trust have borrowers that, in the case of each of those groups, are the same or under common control. The three largest of these separate groups represent 10.7%, 9.1% and 2.8%, respectively, of the initial mortgage pool balance. The largest group includes three (3) loans; the second largest group includes two (2) loans; and the third largest group includes two (2) loans. See "Description of the Mortgage Pool--Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" in this prospectus supplement.

          In addition, there are tenants who lease space at more than one mortgaged real property securing mortgage loans that we intend to include in the trust. Furthermore, there is at least one mortgaged real property at which a tenant is related to or affiliated with a borrower. See Annex A-1 to this prospectus supplement for a list of the three most significant tenants at each of the mortgaged real properties used for retail, office, mixed use and/or industrial purposes.

          The bankruptcy or insolvency of, or other financial problems with respect to, any borrower or tenant that is, directly or through affiliation, associated with two or more of the mortgaged real properties securing mortgage loans could have an adverse effect on all of those properties and on the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans in the trust. See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance--Tenant Bankruptcy Adversely Affects Property Performance," "--Borrower Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss" and "--Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates" in the accompanying prospectus.

     o Some of the Borrowers Have Incurred or May Be Permitted to Incur Subordinate Debt. The existence of subordinate indebtedness may adversely affect the borrower's financial viability and/or the trust's security interest in the mortgaged real property. Any or all of the following may result from the existence of subordinate indebtedness on a mortgaged real property:

          1. refinancing the related underlying mortgage loan at maturity for the purpose of making any balloon payments may be more difficult;

          2. reduced cash flow could result in deferred maintenance at the particular real property;

          3. if the holder of the subordinate debt files for bankruptcy or is placed in involuntary receivership, foreclosing on the particular real property could be delayed; and

          4. if the mortgaged real property depreciates for whatever reason, the related borrower's equity is more likely to be extinguished, thereby eliminating the related borrower's incentive to continue making payments on its mortgage loan in the trust.

          At origination, the members of two of the borrowers under mortgage loans representing 1.0% of the initial mortgage pool balance incurred mezzanine debt at the time of loan origination. The initial outstanding amount of the mezzanine debt relating to these two mortgage loans totaled $565,000 at origination, with the largest equaling $365,000. The mezzanine debt was secured by a pledge of the members' interest in the related borrower and, at the option of the mezzanine lender, could be converted into a preferred equity interest in the related borrower. While a mezzanine lender has no security interest in or rights to the related mortgaged real properties, a default under a mezzanine loan could cause a change in control of the related borrower.

          We have been unable to confirm the status of the mezzanine debt or whether it was converted into preferred equity. We are also unable to confirm the existence of any other mezzanine debt or secured subordinate debt of the respective borrowers under the mortgage loans that we are including in the trust. However, all of the mortgage loans that we intend to include in the trust prohibit the related borrower from incurring debt secured by a lien on the underlying real property. Most of the mortgage loans also prohibit mezzanine debt secured by a pledge of equity interests in the related borrower and unsecured debt except for customary trade debt and equipment financing.

          See "Description of the Mortgage Pool--Additional Loan and Property Information--Other Financing" in this prospectus supplement and "Risk Factors--Subordinate Debt Increases the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates" in the accompanying prospectus.

     Risks Relating to Premium Loans. Six (6) of the mortgage loans that we intend to include in the trust, representing 19.1% of the initial mortgage pool balance, are premium loans. "Premium loans," which are more fully described in this prospectus supplement under "Description of the Mortgage Pool--Premium Loans," are mortgage loans under which the related borrower received additional proceeds in excess of the principal balance of the mortgage loan at origination as a "premium" in exchange for agreeing to pay an above-market interest rate on the mortgage loan sufficient to "amortize" the premium through the anticipated repayment date or the maturity date, as applicable, of such mortgage loan. The borrowers acknowledged the receipt of such premiums in the related loan documents. Under the related loan documents, in the event of a prepayment (which may occur as a result of a voluntary prepayment or an involuntary prepayment from a casualty or condemnation event or a default) of a premium loan, the borrower is required to repay the unamortized portion of the premium, which amount is referred to in this prospectus supplement as a "repayment of premium amount." The obligation to pay such amount upon prepayment is intended to compensate the lender for loss of interest and is expressly undertaken by the borrower in consideration for its receipt of the premium.

     In analyzing the risk of default on premium loans, investors should take into account the cut-off date proceeds-to-value ratio and the "amortization" of premium to assess the likelihood of repayment. Set forth below is certain information with respect to all of the mortgage loans that presents the premium loans on the basis of their cut-off date loan-to-value ratios and then on the basis of their proceeds-to-value ratios.

                                                                         ALL MORTGAGE LOANS              ALL MORTGAGE LOANS
                                                                    (PRESENTING PREMIUM LOANS AT    (PRESENTING PREMIUM LOANS AT
                                                                          THE CUT-OFF DATE                THE CUT-OFF DATE
                                                                       LOAN-TO-VALUE RATIOS)         PROCEEDS-TO-VALUE RATIOS)
                                                                       ---------------------         -------------------------
Maximum cut-off date loan/proceeds-to-value ratio................           87.1%                           92.6%
Minimum cut-off date loan/proceeds-to-value ratio................           38.0%                           38.0%
Weighted average cut-off date loan/proceeds-to-value ratio.......           63.7%                           64.6%

     In addition, the legal characterization under state law of the borrower's obligation to repay the unamortized portion of the premium upon prepayment of a premium loan is unclear. If it is treated like other prepayment premiums, there may be certain limitations on the enforceability of such premium in certain jurisdictions, especially in the case of involuntary prepayments. See "Legal Aspects of the Mortgage Loans--Default Interest and Limitations on Prepayments" in the accompanying prospectus. Furthermore, if a borrower perceives that it can default on its premium loan and avoid its obligation to repay the unamortized premium, it may be more likely to default in order to get a market rate of interest under a new mortgage loan. Any increase in defaults on the mortgage loans will have the effect of accelerating the reduction of the notional amount of the class X-CL and X-CP certificates and accelerating the amortization of the classes of certificates to which the related liquidation proceeds are distributed, even in the event that the special servicer recovers the full amounts due under such defaulted loans. Any acceleration of the reduction of the notional amount of the class X-CL and X-CP certificates will have a negative effect on the yield to maturity of such certificates. See "Yield and Maturity Considerations--Weighted Average Lives" in this prospectus supplement.

     Changes in Mortgage Pool Composition Can Change the Nature of Your Investment. If you purchase any of the class A-2, B, C, D or E certificates, you will be more exposed to risks associated with changes in concentrations of borrower, loan or property characteristics than are persons who own any other class of offered certificates with a shorter weighted average life. See "Risk Factors--Changes in Pool Composition Will Change the Nature of Your Investment" in the accompanying prospectus.

     Lending on Income-Producing Real Properties Entails Environmental Risks. The trust could become liable for a material adverse environmental condition at any of the mortgaged real properties securing the mortgage loans in the trust. Any potential environmental liability could reduce or delay payments on the offered certificates.

     For all of the mortgaged real properties, a third-party consultant conducted a Phase I environmental site assessment with respect to the mortgaged real properties underlying the mortgage loans, generally in connection with origination, and with respect to fifty-four (54) mortgaged real properties, representing 78.2% of the initial mortgage pool balance, updates to those environmental assessments have been conducted within the 18 months preceding the cut-off date. See "Description of the Mortgage Pool--Assessments of Property Condition--Environmental Assessments" in this prospectuS supplement.

     In many cases, the environmental assessment described above identified the presence of asbestos-containing material and/or lead-based paint above EPA-recommended concentrations. Where these substances were present, the environmental consultant generally recommended, and the related loan documents generally required, continuing or establishing an operation and maintenance program to address the issue. If the particular asbestos-containing material or lead-based paint was in poor condition, it could result in a claim for damages by any party injured by that condition. For all properties where implementation of an O&M program was recommended, such plan had been developed and was in place.

     In several cases, the environmental assessment for a mortgaged real property identified potential issues at such property, such as a previously leaking underground storage tank or the presence or former presence of a dry cleaning facility. In these cases, the related reports indicated that such conditions had been abated or otherwise investigated and no further action was recommended.

     In a few cases, the environmental site assessments or follow-up testing identified problems at the related mortgaged real properties, such as unused storage tanks or monitoring wells that should be closed, removed or otherwise taken out of service; O&M programs that should be implemented; and obtaining formal state classification that no further action is needed. In one case, the environmental site assessment recommended that monitoring, to ensure that a cleanup performed by a third party found to be the responsible party, be completed and required a holdback in the amount of $31,250. Generally, where problems were identified, the related borrower was required to do one or more of the following:

     o take recommended action if no third party was identified as being responsible for such action;

     o deposit a cash reserve in an amount generally equal to 125% of the estimated cost of a recommended action; and/or

     o    monitor the environmental condition.

     In several cases, the environmental assessment for a mortgaged real property identified potential and, in some cases, serious problems, at nearby properties, such as a leaking underground storage tank at an adjacent property. In these cases, the related reports indicated that--

     o such nearby properties had been classified as requiring no further action,

     o sampling or other information indicated that such conditions had been abated or were otherwise not likely to affect the related mortgaged real property, or

     o a responsible third party was in the process of abating the affected site.

     Any particular environmental assessment may not have reviewed or sampled for all potentially adverse conditions. For example, sampling for lead-based paint, lead in drinking water and radon was done only at multi-family rental properties and only if the originating lender determined or the environmental consultant recommended that the use, age and condition of the subject property warranted that testing. There can be no assurance that--

     o the environmental sampling referred to above identified all material adverse environmental conditions and circumstances at the subject properties,

     o the recommendation of the environmental consultant was, in the case of all identified problems, the appropriate action to take, or

     o any environmental escrows that may have been established will be sufficient to cover the recommended remediation or other action.

     See "Description of the Mortgage Pool--Assessments of Property Condition--Environmental Assessments" in this prospectuS supplement and "Risk Factors--Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing" and "Legal Aspects of Mortgage Loans--Environmental Considerations" in the accompanying prospectus.

     Lending on Income-Producing Properties Entails Risks Related to Property Condition. Generally, engineering firms inspected the mortgaged real properties securing the mortgage loans that we intend to include in the trust at the time of origination, to assess--

     o the structure, exterior walls, roofing, interior construction, mechanical and electrical systems, and

     o the general condition of the site, buildings and other improvements located at each property.

     In addition, with respect to fifty-five (55) mortgaged real properties, representing 84.0% of the initial mortgage pool balance, updates to the original engineering reports were obtained within the 18 months preceding the cut-off date.

     At origination, in some cases, the inspections identified conditions requiring escrows to be established for repairs or replacements estimated to cost in excess of $100,000. In those cases, the originator generally required the related borrower to fund reserves, or deliver letters of credit or other instruments, to cover these costs. There can be no assurance that such reserves or letters of credit have been funded or delivered or that such repairs or replacements have been made. However, in most cases, property condition assessments of the mortgaged real properties were conducted within the 18-month period preceding the cut-off date.

     For further information, see "Description of the Mortgage Pool--Assessments of Property Condition--PropertY Inspections; Property Condition Assessments" in this prospectus supplement.

     The Absence of or Inadequacy of Insurance Coverage on the Mortgaged Real Properties May Adversely Affect Payments on Your Certificates. In light of the September 11, 2001 terrorist attacks in New York City, Washington, D.C. and Pennsylvania, the comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans, which are generally subject to annual renewals during the term of the related mortgage loans, have been affected. According to publicly available reports, recent delays in federal legislation have put pressure on commercial insurers to withdraw from lines of business that are viewed as exposing them to terrorism risks and have resulted in some insurers sending provisional notices of non-renewal to commercial customers. Although some state regulators have permitted insurance carriers to exclude terrorism risks from coverage under certain lines of commercial insurance, it is unclear whether other state regulators may do so. This may result in insurers withdrawing from offering those lines and such withdrawals could further decrease the availability and increase the cost of insurance required with respect to some of the mortgaged real properties.

     With respect to all of the mortgage loans that we intend to include in the trust, the related loan documents generally provide that the borrowers are required to maintain comprehensive all-risk casualty insurance but may not specify the nature of the specific risks required to be covered by such insurance policies. At the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will be available and covered under the new policies or, if covered, whether such coverage will be adequate. Most insurance policies covering commercial real properties such as the mortgaged real properties are subject to renewal on an annual basis. If such coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged real properties and one of those properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificates. Such policies may also not provide coverage for biological, chemical or nuclear events. As of the cut-off date, some of the all-risk casualty insurance policies in effect with respect to the mortgage loans, representing in the aggregate 14.0% of the initial mortgage pool balance, including the mortgage loans identified on Annex A-1 to this prospectus supplement as Feiga Partners II Portfolio and Marriott Islandia, excluded coverage for acts of terrorism.

     Property Managers and Borrowers May Each Experience Conflicts of Interest in Managing Multiple Properties. In the case of many of the mortgage loans that we intend to include in the trust fund, the related property managers and borrowers may experience conflicts of interest in the management and/or ownership of the related mortgaged real properties because:

     o the property managers also may manage additional properties, including properties that may compete with those mortgaged real properties; or

     o affiliates of the property managers and/or the borrowers, or the property managers and/or the borrowers themselves, also may own other properties, including properties that may compete with those mortgaged real properties.

     The Master Servicer and the Special Servicer May Experience Conflicts of Interest. The master servicer and the special servicer will service loans other than those included in the trust fund in the ordinary course of their businesses. These other loans may be similar to the mortgage loans in the trust fund. The mortgaged real properties securing these other loans may--

     o be in the same markets as mortgaged real properties securing mortgage loans in the trust fund, and/or

     o have owners, obligors and/or property managers in common with mortgaged real properties securing mortgage loans in the trust fund.

     In these cases, the interests of the master servicer or the special servicer, as applicable, and their other clients may differ from and compete with the interests of the trust fund and these activities may adversely affect the amount and timing of collections on the mortgage loans in the trust fund. Under the series 2002-FX1 pooling and servicing agreement, the master servicer and the special servicer are each required to service the mortgage loans in the trust fund in accordance with the Servicing Standard.

     If the Master Servicer or the Special Servicer Purchases Series 2002-FX1 Certificates, a Conflict of Interest Could Arise between Their Duties and Their Interests in the Series 2002-FX1 Certificates. The master servicer or the special servicer or an affiliate thereof may purchase any class of series 2002-FX1 certificates. It is anticipated that an affiliate of the initial master servicer and special servicer may purchase all or a portion of the class F, G, H, J, K, L, M, N, P and Q certificates. However, there can be no assurance that an affiliate of the initial master servicer and special servicer will purchase any certificates. The purchase of series 2002-FX1 certificates by the master servicer or the special servicer could cause a conflict between its duties under the series 2002-FX1 pooling and servicing agreement and its interest as a holder of a series 2002-FX1 certificate, especially to the extent that certain actions or events have a disproportionate effect on one or more classes of series 2002-FX1 certificates. See "Risk Factors--Potential Conflicts of Interest Can Affect a Person's Performance" in the accompanying prospectus.

     Limitations with Respect to Multi-Property Mortgage Loans. The mortgage pool will include four (4) mortgage loans that are secured by multiple mortgaged real properties. These mortgage loans are identified in the tables contained in Annex A-1. The purpose of securing any particular mortgage loan with multiple real properties is to reduce the risk of default or ultimate loss as a result of an inability of any particular property to generate sufficient net operating income to pay debt service. However, some of these mortgage loans may permit the release of one or more of the mortgaged real properties from the related mortgage lien, upon the satisfaction of the conditions described under "Description of the Mortgage Pool--Terms and Conditions of the Underlying Mortgage Loans" and "--Multi-Property Mortgage Loans and MortgagE Loans with Affiliated Borrowers" in this prospectus supplement.

     When multiple real properties secure an individual mortgage loan, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of that individual mortgage loan, generally to avoid recording tax. This mortgage amount may equal the appraised value or allocated loan amount for the mortgaged real property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan.

     One (1) mortgage loan that we intend to include in the trust, representing 2.1% of the initial mortgage pool balance, is secured by mortgaged real properties located in three states. Upon a default under any of these mortgage loans, it may not be possible to foreclose on the related mortgaged real properties simultaneously because foreclosure actions are brought in state or local court and the courts of one state cannot exercise jurisdiction over property in another state.

     Tax Considerations Related to Foreclosure. If the trust were to acquire an underlying real property through foreclosure or similar action, the special servicer may be required to retain an independent contractor to operate and manage the property. Any net income from that operation and management, other than qualifying rents from real property within the meaning of Section 856(d) of the Internal Revenue Code of 1986, as well as any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved, will subject the trust to federal, and possibly state or local, tax as described under "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus. The risk oF taxation being imposed on income derived from the operation of foreclosed real property is particularly present in the case of hospitality properties. Those taxes, and the cost of retaining an independent contractor, would reduce net proceeds available for distribution with respect to the series 2002-FX1 certificates. In addition, if the trust fund were to acquire one or more mortgaged real properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged real properties, the trust may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce the net liquidation proceeds available for distribution to the certificateholders.

     Prior Bankruptcies. None of the borrowers has been a party to prior bankruptcy proceedings within the last five years. There is no assurance that principals or affiliates of the borrowers have not been a party to bankruptcy proceedings. See "Risk Factors--Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates" in the accompanying prospectus. In addition, certain tenants at some of the mortgaged real properties that we intend to include in the trust are a party to a bankruptcy proceeding and others may, in the future, be a party to a bankruptcy proceeding. See "Description of the Mortgage Pool--Additional Loan and Property Information--Tenant Matters" in this prospectus supplement.

THE AFTERMATH OF THE TERRORIST ATTACKS ON SEPTEMBER 11, 2001 MAY ADVERSELY AFFECT PAYMENTS ON THE UNDERLYING MORTGAGE LOANS AND THE VALUE OF YOUR OFFERED CERTIFICATES

     On September 11, 2001, terrorist attacks destroyed the World Trade Center Twin Towers in New York City and caused material damage to the Pentagon Building in Washington, D.C. The collapse of the World Trade Center Twin Towers and resulting fires also destroyed much of the remaining structures that comprised the World Trade Center complex and severely damaged several other surrounding buildings.

     It is impossible to predict the extent to which future terrorist activities may occur in the United States. Furthermore, it is uncertain what effects the events of September 11th, any future terrorist activities and/or any consequent actions on the part of the United States Government and others, including military action, will have on: (a) U.S. and world financial markets; (b) local, regional and national economies; (c) real estate markets across the U.S.; (d) particular business segments, including those that are important to the performance of the real properties that secure the mortgage loans; and/or (e) insurance costs and the availability of insurance coverage for terrorist acts. Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments. In addition, reduced consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.

     As a result of the foregoing, defaults on commercial real estate loans could increase; and, regardless of the performance of the underlying mortgage loans, the liquidity and market value of the offered certificates may be impaired. See "Risk Factors--Lack of Liquidity Will Impair Your Ability to Sell Your Offered Certificates and May Have an Adverse Effect on the Market Value of Your Offered Certificates," "--The Market Value of Your Offered Certificates May Be Adversely Affected by Factors Unrelated to the Performance of Your Offered Certificates and the Underlying Mortgage Assets, such as Fluctuations in Interest Rates and the Supply and Demand of CMBS Generally" and "--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There is No Assurance" in the accompanying prospectus.

              CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT

     From time to time we use capitalized terms in this prospectus supplement, including in Annexes A-1, A-2 and A-3 to this prospectus supplement. Each of those capitalized terms will have the meaning assigned to it in the glossary attached to this prospectus supplement.

                           FORWARD-LOOKING STATEMENTS

     This prospectus supplement and the accompanying prospectus includes the words "expects," "intends," "anticipates," "estimates" and similar words and expressions. These words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this prospectus supplement are accurate as of the date stated on the cover of this prospectus supplement. We have no obligation to update or revise any forward-looking statement.

                        DESCRIPTION OF THE MORTGAGE POOL


GENERAL

     We intend to include the fifty-six (56) mortgage loans identified on Annex A-1 to this prospectus supplement in the trust. The mortgage pool consisting of those loans will have an initial mortgage pool balance of $637,487,900. However, the actual initial mortgage pool balance may be as much as 5% smaller or larger than that amount if any of those mortgage loans are removed from the mortgage pool or any other mortgage loans are added to the mortgage pool. See "--Changes in Mortgage Pool Characteristics" below.

     The initial mortgage pool balance will equal the total cut-off date principal balance of the mortgage loans included in the trust. The cut-off date principal balance of any mortgage loan is equal to its unpaid principal balance as of the cut-off date, after application of all monthly debt service payments due with respect to the mortgage loan on or before that date, whether or not those payments were received. The cut-off date principal balance of each mortgage loan that we intend to include in the trust is shown on Annex A-1 to this prospectus supplement. Those cut-off date principal balances range from $362,190 to $88,697,925, and the average of those cut-off date principal balances is $11,383,713.

     Each of the mortgage loans that we intend to include in the trust is an obligation of the related borrower to repay a specified sum with interest. Each of those mortgage loans is evidenced by a promissory note and secured by a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the ownership and/or leasehold interest of the related borrower or another party in one or more commercial or multi-family real properties. That mortgage lien will, in all cases, be a first priority lien, subject only to Permitted Encumbrances.

     You should consider each of the mortgage loans to be a nonrecourse obligation of the related borrower. You should anticipate that, in the event of a payment default by the related borrower, recourse will be limited to the corresponding mortgaged real property or properties for satisfaction of that borrower's obligations. In those cases where recourse to a borrower or guarantor is permitted under the related loan documents, we have not undertaken an evaluation of the financial condition of any of these persons. None of the mortgage loans will be insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer.

     We provide in this prospectus supplement a variety of information regarding the mortgage loans that we intend to include in the trust. When reviewing this information, please note that--

     o All numerical information provided with respect to the mortgage loans is provided on an approximate basis.

     o All weighted average information provided with respect to the mortgage loans reflects a weighting by their respective cut-off date principal balances.

     o If a mortgage loan is secured by multiple mortgaged real properties located in more than one state, a portion of that mortgage loan has been allocated to each of those properties.

     o When information with respect to mortgaged real properties is expressed as a percentage of the initial mortgage pool balance, the percentages are based upon the cut-off date principal balances of the related mortgage loans or allocated portions of those balances.

     o Statistical information regarding the mortgage loans may change prior to the date of initial issuance of the offered certificates due to changes in the composition of the mortgage pool prior to that date.

MULTI-PROPERTY MORTGAGE LOANS AND MORTGAGE LOANS WITH AFFILIATED BORROWERS

     The mortgage pool will include four (4) mortgage loans, representing 16.0% of the initial mortgage pool balance, that are, in each case, secured by two or more real properties. The table below identifies, by the property names set forth on Annex A-1 to this prospectus supplement, each multi-property mortgage loan that represents at least 1.0% of the initial mortgage pool balance.

                                                                                          % OF INITIAL MORTGAGE
MULTI-PROPERTY MORTGAGE LOAN/PROPERTY NAME                   NUMBER OF PROPERTIES              POOL BALANCE
------------------------------------------                   --------------------              ------------
Feiga Partners II Portfolio...........................                 8                           6.4%
Parkview Tower........................................                 2                           5.3%
Portland Office Portfolio.............................                 3                           2.3%
IRG Portfolio.........................................                 3                           2.1%

     The following table identifies the seven (7) separate groups of mortgaged real properties that are under common ownership and/or control and that secure two or more mortgage loans or groups of mortgage loans that represent at least 1.0% of the initial mortgage pool balance.

                                                                                              AGGREGATE CUT-OFF     % OF INITIAL
                                                                               NUMBER OF        DATE PRINCIPAL        MORTGAGE
PROPERTY NAMES                                                               MORTGAGE LOANS        BALANCE          POOL BALANCE
--------------                                                               --------------        -------          ------------
Flatbush Center, Richmond Avenue and Grand Avenue......................               3           $68,205,448           10.7%
Parkview Tower and Rittenhouse Regency.................................               2           $58,042,832            9.1%
Harpers Square Apartments, Dundale Apartments, Fox Hill Apartments, Lake
   Village I Apartments, Lake Village II Apartments, John Knox Tower and
   Churchland Square Apartments........................................               7           $19,985,717            3.1%
Baldwin Towers and 215-217 West Church Road............................               2           $17,641,646            2.8%
Huffman Shopping Center and Carr-Gottstein Foods Building..............               2           $14,522,468            2.3%
Garden Park Apartments and Forest Garden Apartments....................               2            $7,646,769            1.2%
East Gate Apartments, Ridgedale Square Apartments, Whispering Apartments
   and Deer Run Apartments.............................................               4            $2,808,800            0.4%

PREMIUM LOANS

     Six (6) of the mortgage loans that we intend to include in the trust, representing 19.1% of the initial mortgage pool balance, are "Premium Loans." A lender that makes a Premium Loan advances to the borrower at closing an amount in excess of the principal balance of such Premium Loan as a Premium; that is, the face amount of the note is less than the amount advanced to the borrower. In return for its receipt of the Premium, the borrower agrees to pay an above-market rate of interest on the Premium Loan. The "excess" interest generated by the spread of the higher rate over a market rate referred to as the Base Interest Rate, is sufficient to "amortize" the Premium over the term of the loan or, in the case of an ARD Loan, the loan term through anticipated repayment date. The Premium Loan borrower is not required to repay the Premium as part of principal. However, the borrower is required to pay a prepayment premium to compensate the trust for the unamortized portion of the Premium, referred to in this prospectus supplement as a "Repayment of Premium Amount," upon any prepayment of the mortgage loan (generally by reason of default, casualty or condemnation). See "Risk Factors--Risks Related to the Underlying Mortgage Loans--Risks Relating to Premium Loans" and "Description of Mortgage Pool--Terms and Conditions of the Underlying Mortgage Loans--Prepayment Provisions" in this prospectus supplement and "Legal Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in the accompanying prospectus.

     With respect to Premium Loans, (i) loan-to-value ratio means the principal amount, as of the cut-off date of such Premium Loan, exclusive of the Premium divided by the appraised value of the related mortgaged real property and (ii) proceeds-to-value ratio means the principal amount as of the cut-off date of such loan plus the remaining unamortized portion of the Premium as of the cut-off date, divided by appraised value of the related mortgaged real property. The weighted average of the unamortized portions of the Premiums (expressed as a percentage of the cut-off date principal balances of the related mortgage loans, exclusive of the Premium) as of the cut-off date (including mortgage loans that were originated at par) is 11.2%, with a range of 4.9% to 13.3%.

TERMS AND CONDITIONS OF THE UNDERLYING MORTGAGE LOANS

     Due Dates. Subject, in some cases, to a next business day convention, all of the mortgage loans that we intend to include in the trust provide for monthly debt service payments to be due on the eleventh day of each month, with no grace period. Each mortgage loan that we intend to include in the trust provides that either Default Interest will commence accruing or late payment charges will be due in the event that a monthly debt service payment has not been made as of the 11th day of the month or, if that 11th day is not a business day, then as of the next business day.

     Mortgage Rates; Calculations of Interest. In general, each of the mortgage loans that we intend to include in the trust bears interest at a mortgage interest rate that, in the absence of default, is fixed until maturity. However, as described below under "--ARD Loans," each ARD Loan that remains outstanding past its anticipated repayment date will accrue interest after that date at a rate that is in excess of its mortgage interest rate prior to that date, but the additional interest will not be payable until the entire principal balance of the mortgage loan has been paid in full.

     The current mortgage interest rate for each of the mortgage loans that we intend to include in the trust is shown on Annex A-1 to this prospectus supplement. As of the cut-off date, those mortgage interest rates ranged from 6.760% per annum to 10.631% per annum, and the weighted average of those mortgage interest rates was 7.960% per annum.

     Except in the case of ARD Loans, none of the mortgage loans that we intend to include in the trust provides for negative amortization or for the deferral of interest.

     Fifty-two (52) of the mortgage loans that we intend to include in the trust, representing 99.6% of the initial mortgage pool balance, will accrue interest on the basis of the actual number of days elapsed during each one-month accrual period in a year of 360 days. The remaining four (4) mortgage loans, representing 0.4% of the initial mortgage pool balance, will accrue interest on the basis of a 360-day year consisting of twelve 30-day months.

     Balloon Loans. Two (2) of the mortgage loans that we intend to include in the trust, representing 3.7% of the initial mortgage pool balance, are characterized by--

     o an amortization schedule that is significantly longer than the actual term of the mortgage loan, and

     o a substantial balloon payment being due with respect to the mortgage loan on its stated maturity date.

     ARD Loans. Fifty-four (54) of the mortgage loans that we intend to include in the trust, representing 96.3% of the initial mortgage pool balance, are characterized by the following features:

     o    A maturity date that is at least 15 years following origination.

     o The designation of an anticipated repayment date that is at least seven years following origination. The anticipated repayment date for each of the ARD Loans is listed on Annex A-1 to this prospectus supplement.

     o The ability of the related borrower to prepay the mortgage loan, without restriction, including without any obligation to pay a prepayment premium or a yield maintenance charge, at any time on or after a date that is generally not more than six months prior to the related anticipated repayment date.

     o Until its anticipated repayment date, the calculation of interest at the mortgage interest rate in effect as of the cut-off date.

     o From and after its anticipated repayment date, the accrual of interest at a revised annual rate that will be at least two percentage points in excess of its initial mortgage interest rate.

     o The deferral of any additional interest accrued with respect to the mortgage loan from and after the related anticipated repayment date at the difference between its revised mortgage interest rate and its initial mortgage interest rate. This Post-ARD Additional Interest may, in some cases, compound at the new revised mortgage interest rate.

     o In some cases, the addition of any additional interest accrued with respect to the mortgage loan to the principal balance of the mortgage loan and the accrual of further additional interest thereon (at the revised mortgage interest rate), which further additional interest also constitutes such Post-ARD Additional Interest.

     o Any Post-ARD Additional Interest accrued with respect to the mortgage loan following its anticipated repayment date will not be payable until the entire principal balance of the mortgage loan has been paid in full.

     o From and after its anticipated repayment date, the accelerated amortization of the mortgage loan out of any and all monthly cash flow from the corresponding mortgaged real property which remains after payment of the applicable monthly debt service payment, permitted operating expenses, capital expenditures and/or specified reserves, as the case may be. These accelerated amortization payments and the Post-ARD Additional Interest are considered separate from the monthly debt service payments due with respect to the mortgage loan.

     Any addition of Post-ARD Additional Interest to the principal balance of any ARD Loan (as described in the third preceding bullet point) will affect the obligations of the borrower and will be considered solely for purposes of calculations, remittances and payments of Post-ARD Additional Interest. It will not otherwise affect the "principal balance" of the mortgage loan for purposes of calculations, remittances and payments under the series 2002-FX1 pooling and servicing agreement.

     As discussed under "Ratings" in this prospectus supplement, the ratings on the respective classes of offered certificates do not represent any assessment of whether any ARD Loan will be paid in full by its anticipated repayment date or whether and to what extent Post-ARD Additional Interest will be received.

     In the case of substantially all of the ARD Loans that we intend to include in the trust, the related borrower has agreed to enter into a cash management agreement no later than the related anticipated repayment date, if it has not already done so. The related borrower or the manager of the corresponding mortgaged real property will be required under the terms of that cash management agreement to deposit or cause the deposit of all revenue from that property received after the related anticipated repayment date into a designated account controlled by the lender under the ARD Loan.

     Amortization of Principal. The table below shows, in months, the original and, as of the cut-off date, the remaining amortization schedules and terms to maturity for the mortgage loans that we expect to back the offered certificates or the specified sub-groups of those mortgage loans. For purposes of the following table, the ARD Loans are assumed to mature on their respective anticipated repayment dates.

                                                              BALLOON LOANS           ARD LOANS         ALL MORTGAGE LOANS
                                                              -------------           ---------         ------------------
     ORIGINAL TERM TO MATURITY (MOS.)
     Maximum...........................................           120                     207                   207
     Minimum...........................................           120                     111                   111
     Weighted Average..................................           120                     158                   156

     REMAINING TERM TO MATURITY (MOS.)
     Maximum...........................................           108                     153                   153
     Minimum...........................................           103                      58                    58
     Weighted Average..................................           106                     109                   109

     AMORTIZATION TERM (MOS.)
     Maximum...........................................           324                     360                   360
     Minimum...........................................           300                     290                   290
     Weighted Average..................................           310                     337                   336

     REMAINING AMORTIZATION TERM (MOS.)
     Maximum...........................................           207                     359                   359
     Minimum...........................................           288                     252                   252
     Weighted Average..................................           296                     315                   314

     Most of the mortgage loans will, in each case, provide for a recast of the amortization schedule and an adjustment of the scheduled debt service payments on the mortgage loan upon application of specified amounts of condemnation proceeds or insurance proceeds to pay the related unpaid principal balance.

     Defeasance Provisions. All of the mortgage loans that we intend to include in the trust permit the respective borrowers to defease the subject mortgage loan in whole or, in some cases, in part, during a period that voluntary prepayments are prohibited.

     Each of these mortgage loans permits the related borrower, during specified periods and subject to specified conditions, to defease the mortgage loan, in whole or, in some cases, in part, by paying to the holder of the mortgage loan an amount sufficient to purchase the requisite amount of Government Securities and obtaining a release of the related mortgaged real property or, if applicable, one or more of the related mortgaged real properties.

     In general, the Government Securities that are to be purchased by the master servicer on behalf of the borrower in connection with the defeasance of any mortgage loan (or in the case of a partial defeasance, the amount allocable to the portion of the mortgage loan being defeased), must provide for a series of payments that:

     o will be made prior, but as closely as possible, to all successive due dates through and including the maturity date or, if applicable, the related anticipated repayment date; and

     o will, in the case of each due date, be in a total amount equal to or greater than the scheduled debt service payment, including any applicable balloon payment, scheduled to be due or deemed due on that date, with any excess to be returned to the related borrower;

provided that, for purposes of the foregoing, ARD Loans are treated as if they were balloon loans that mature on their respective anticipated repayment dates.

     With respect to three (3) of the multi-property mortgage loans that we intend to include in the trust which permit the release of fewer than all of the mortgaged real properties securing the mortgage loan through partial defeasance:
(a) one mortgage loan requires a defeasance amount equal to 125% of the portion of the total loan amount allocated to the mortgaged real property or properties to be released; (b) one mortgage loan requires a defeasance amount equal to 100% of the related allocated loan amount, for the first mortgaged real property to be released, and 125% of the related allocated loan amount, for all subsequent mortgaged real properties to be released; and (c) one mortgage loan requires a defeasance amount equal to the greater of 95% of the net sales proceeds of the mortgaged real property to be released or 115% of the related allocated loan amount. One (1) of these mortgage loans is an Early Defeasance Loan and if that mortgage loan is to be partially defeased prior to the second anniversary of the date of initial issuance of the offered certificates, the mortgage loan seller will be obligated to repurchase that entire mortgage loan at the repurchase price described under "--Early Defeasance Loans" below.

     In connection with any delivery of defeasance collateral, the related borrower will be required to deliver a security agreement granting the trust a first priority security interest in the collateral, together with an opinion of counsel confirming the first priority status of the security interest. Also, a borrower will generally be required to deliver a certification from an independent accounting firm to the effect that the defeasance collateral is sufficient to make all scheduled debt service payments under the related mortgage loan through maturity or, if applicable, the related anticipated repayment date.

     None of the mortgage loans that we intend to include in the trust, other than the Early Defeasance Loans described under "--Early Defeasance Loans" below, may be defeased prior to the second anniversary of the date of initial issuance of the series 2002-FX1 certificates.

     In general, the defeasance collateral will consist of U.S. Treasury securities. However, subject to obtaining ratings confirmations from the related rating agencies, some borrowers may be entitled to defease their respective mortgage loans with other types of obligations that constitute Government Securities.

     Early Defeasance Loans. Twenty-five (25) of the mortgage loans, representing 29.0% of the initial mortgage pool balance, permit defeasance either at any time prior to the second anniversary of the date of initial issuance of the series 2002-FX1 certificates or on or after a specified date that occurs prior to the second anniversary of the date of initial issuance of the series 2002-FX1 certificates. In each case that specified date is set forth opposite the mortgage loan in the table below. We refer to each of these mortgage loans as an "Early Defeasance Loan" in this prospectus supplement.

                                                 CUT-OFF DATE               EARLIEST               % OF INITIAL
MORTGAGE LOAN                                  PRINCIPAL BALANCE         DEFEASANCE DATE       MORTGAGE POOL BALANCE
-------------                                  -----------------         ---------------       ---------------------
Franklin Square........................           $21,399,039              At any time                  3.36%
Edgewater Business Park................            19,674,151              At any time                  3.09%
Baldwin Towers.........................            13,482,080              At any time                  2.11%
Signature Place North..................            11,194,308              At any time                  1.76%
Huffman Shopping Center................            10,187,065              At any time                  1.60%
Loews Theatre - Cherry Hill............             9,025,221              At any time                  1.42%
Carr-Gottstein Foods Building..........             4,335,403              At any time                  0.68%
215-217 West Church Rd.................             4,159,567              At any time                  0.65%
Indian River Plaza.....................             4,035,684              At any time                  0.63%
Fishers Crossing.......................             2,700,791              At any time                  0.42%
Berkshire Pointe.......................             2,638,359              At any time                  0.41%
Dewitt Warehouse.......................             2,509,748              At any time                  0.39%
Tuscany Villas Apartments..............             2,477,991              At any time                  0.39%
Widefield Apartments...................             2,270,170              At any time                  0.36%
Richmond Club Apartments...............             1,920,845              At any time                  0.30%
Featherstone Industrial................             1,872,216              At any time                  0.29%
Harpers Square Apartments..............             8,528,281                3/11/03                    1.34%(1)
John Knox Tower........................             3,558,834                3/11/03                    0.56%(1)
Dundale Apartments.....................             1,767,859                3/11/03                    0.28%(1)
Fox Hill Apartments....................             1,756,450                3/11/03                    0.28%(1)
Churchland Square Apartments...........             1,748,695                3/11/03                    0.27%(1)
Lake Village I Apartments..............             1,502,482                3/11/03                    0.24%(1)
Lake Village II Apartments.............             1,123,116                3/11/03                    0.18%(1)
177 Meeting Street.....................            10,135,101                1/11/04                    1.59%(1)
Feiga Partners II Portfolio............            40,735,781                3/11/04                    6.39%(1)
                                                -------------                                         -------
TOTAL..................................          $184,739,236                                          28.98%
                                                 ============                                          ======

---------------------------

(1) There is a defeasance issue but for only a portion of the first two (2) years after the date of initial issuance of the offered certificates.

     In order to maintain compliance with the REMIC provisions of the Internal Revenue Code of 1986, any exercise by a borrower of its defeasance option with respect to any mortgage loan specified in the above table on a date prior to the second anniversary of the date of initial issuance of the offered certificates will be addressed under the series 2002-FX1 pooling and servicing agreement as follows: (i) if the amount tendered by a borrower for the purchase of defeasance collateral equals or exceeds the principal balance of the mortgage loan together with all other amounts then due thereon, those proceeds will be applied instead to the prepayment of the mortgage loan (notwithstanding any prepayment lock-out that is otherwise then in effect) and any excess amount (which we refer to as "Excess Defeasance Deposit Proceeds" in this prospectus supplement) will be allocated and paid to the persons, in the amounts and in accordance with the priorities, described under "Description of the Offered Certificates--Payments--Repayment of Premium Amounts and Excess Defeasance Deposit Proceeds" in this prospectus supplement; and (ii) if the amount tendered by a borrower for the purchase of defeasance collateral is less than the principal balance of the mortgage loan together with all other amounts then due thereon, the mortgage loan seller will be obligated to repurchase the mortgage loan at a repurchase price equal to the principal amount of the mortgage loan together with all other amounts then due thereon. In addition, with respect to one of these mortgage loans that may be partially defeased, if that mortgage loan is to be partially defeased prior to the second anniversary of the date of initial issuance of the offered certificates, the mortgage loan seller will be obligated to repurchase that entire loan at a repurchase price equal to the outstanding principal balance of the mortgage loan together with accrued interest thereon and all other amounts then due thereon. These repurchase obligations of the mortgage loan seller described above will be guaranteed by CDC Financial Products Inc., an affiliate of the mortgage loan seller. The long-term unsecured debt obligations of CDC Financial Products Inc. are rated "AAA" by Fitch and S&P and "Aaa" by Moody's.

     Prepayment Provisions. As of the cut-off date, each of the mortgage loans that we intend to include in the trust, except as provided below, provided for a prepayment lock-out period, during which voluntary principal prepayments are prohibited, followed or accompanied by one or more of the following--

     o a defeasance period, during which voluntary principal prepayments are prohibited, but the related borrower may obtain a release of the related mortgaged real property through defeasance, and

     o an open prepayment period of no more than six months prior to stated maturity or, in the case of an ARD Loan, prior to the related anticipated repayment date, during which voluntary principal prepayments may be made without any prepayment consideration.

     Notwithstanding otherwise applicable lock-out periods, partial prepayments of some of the mortgage loans may occur under the circumstances described under "--Other Prepayment Provisions" below.

     The prepayment terms of each of the mortgage loans that we intend to include in the trust are more particularly described in Annex A-1 to this prospectus supplement.

     Prepayment Lock-Out/Defeasance Periods. As of the cut-off date, a prepayment lock-out period is currently in effect for all of the mortgage loans that we intend to include in the trust, except for the Early Defeasance Loans as discussed above. In all such cases, the prepayment lock-out period is followed or accompanied by a defeasance period during which principal prepayments are prohibited. With respect to all of the mortgage loans that we intend to include in the trust, including the Early Defeasance Loans, for which we assumed for this paragraph that none of the related borrowers exercises its right to defease its Early Defeasance Loan prior to that second anniversary--

     o the maximum remaining prepayment lock-out/defeasance period as of the cut-off date is 151 months,

     o the minimum remaining prepayment lock-out/defeasance period as of the cut-off date is 54 months, and

     o the weighted average remaining prepayment lock-out/defeasance period as of the cut-off date is 106 months.

     Twenty-five (25) of the mortgage loans, representing 29.0% of the initial mortgage pool balance, are Early Defeasance Loans. As described above under "--Defeasance Provisions--Early Defeasance Loans," any exercise by the borrower of its defeasance option in respect of any of these mortgage loans prior to the second anniversary of the date of initial issuance of the series 2002-FX1 certificates will either be addressed under the series 2002-FX1 pooling and servicing agreement as a prepayment in full of the related mortgage loan, or trigger a repurchase obligation by the mortgage loan seller.

     Notwithstanding otherwise applicable lock-out periods, partial prepayments of some of the mortgage loans may occur under the circumstances described under "--Other Prepayment Provisions" below.

     Open Prepayment Periods. Thirty-nine (39) of the mortgage loans that we intend to include in the trust, representing 38.9% of the initial mortgage pool balance, provide for an open prepayment period, when prepayments are permitted without payment of any prepayment consideration. That open prepayment period generally begins not more than six months prior to stated maturity or, in the case of an ARD Loan, prior to the related anticipated repayment date.

     Other Prepayment Provisions. Generally, the mortgage loans that we intend to include in the trust provide that condemnation proceeds and insurance proceeds may be applied either to reduce the mortgage loan's principal balance, to repair the improvements on the mortgaged real property or, if no event of default has occurred and is continuing, to be given to the related borrower to be applied to the costs of repairing the mortgaged real property.

     Investors should not expect any prepayment consideration to be paid in connection with any partial or full prepayment described in the prior paragraph.

     Due-on-Sale and Due-on-Encumbrance Provisions. All of the mortgage loans that we intend to include in the trust contain both a "due-on-sale" clause and a "due-on-encumbrance" clause. In general, except for the permitted transfers discussed below in this "--Due-on-Sale and Due-on-Encumbrance Provisions" subsection, these clauses either:

     o permit the holder of the related mortgage to accelerate the maturity of the mortgage loan if the borrower sells or otherwise transfers or encumbers the corresponding mortgaged real property, or

     o prohibit the borrower from transferring or encumbering the corresponding mortgaged real property without the consent of the holder of the mortgage.

     See, however, "Risk Factors--The Investment Performance of Your Offered Certificates Will Depend on Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable--Delinquencies, Defaults and Losses on the Underlying Mortgage Loans May Affect the Amount and Timing of Payments on Your Offered Certificates; and the Rate and Timing of Those Delinquencies and Defaults, and the Severity of Those Losses, Are Highly Unpredictable" and "--Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable--Due-on-Sale and Debt Acceleration Clauses" and "Legal Aspects of Mortgage Loans--Due on Sale and Due-on-Encumbrance Provisions" in the accompanying prospectus.

     All of the mortgage loans that we intend to include in the trust permit one or more of the following types of transfers:

     o transfers of the corresponding mortgaged real property if specified conditions are satisfied, which conditions normally include one or both of the following--

          1. confirmation by each applicable rating agency that the transfer will not result in a qualification, downgrade or withdrawal of any of its then current ratings of the certificates, or

          2.   the reasonable acceptability of the transferee to the lender;

     o a transfer of the corresponding mortgaged real property to a person that is affiliated with or otherwise related to the borrower;

     o transfers by the borrower of the corresponding mortgaged real property to specified entities or types of entities;

     o    issuance by the borrower of new partnership or membership interests;

     o changes in ownership between existing shareholders, partners or members, as applicable, of the related borrower;

     o a transfer of non-controlling ownership interests in the related borrower;

     o transfers of interests in the related borrower for estate planning purposes or otherwise upon the death of a principal; or

     o    other transfers similar in nature to the foregoing.

MORTGAGE POOL CHARACTERISTICS

     A detailed presentation of various characteristics of the mortgage loans that we intend to include in the trust, and of the corresponding mortgaged real properties, on an individual basis and in tabular format, is shown on Annex A-1, Annex A-2 and Annex A-3 to this prospectus supplement. The statistics in the tables and schedules on Annex A-1, Annex A-2 and Annex A-3 to this prospectus supplement were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. The information and the operating statements were generally unaudited and have not been independently verified by us or the underwriters.

SIGNIFICANT UNDERLYING MORTGAGE LOANS

     General. The mortgage pool will include six (6) mortgage loans that have, in each such case, a cut-off date principal balance in excess of 4% of the initial mortgage pool balance.

     The Fontainebleau Hilton Mortgage Loan.

     General. The Fontainebleau Hilton Mortgage Loan has a cut-off date principal balance of $88,697,925, representing 13.9% of the initial mortgage pool balance. The Fontainebleau Hilton Mortgage Loan is secured by a first priority mortgage lien on the fee interest of the Fontainebleau Hilton Borrower in the Fontainebleau Hilton Property, a full-service, luxury oceanfront resort hotel with 1,206 rooms, that is located in Miami Beach, Florida.

     The Fontainebleau Hilton Mortgage Loan was originated by Nomura Asset Capital Corporation on March 31, 1998.

     The Borrower and Sponsors. The Fontainebleau Hilton Borrower is Hotelarama Associates, Ltd., a single-purpose Florida limited partnership whose sole purpose is owning the Fontainebleau Hilton Property. The sole general partner of the Fontainebleau Hilton Borrower is KDM Corporation, a Florida corporation, whose sole purpose is being the general partner of the Fontainebleau Hilton Borrower. KDM Corporation has a 25.56% general partnership interest in the Fontainebleau Hilton Borrower, has an independent director and is 100% owned by Stephen Muss. The limited partners of the Fontainebleau Hilton Borrower are various other entities and individuals (including Stephen Muss who owns a 42.1% limited partnership interest) that collectively have a 74.5% economic interest in the Fontainebleau Hilton Borrower. Stephen Muss has owned a direct and indirect interest in the Fontainebleau Hilton Borrower since 1978 and has been active in the real estate business for over 30 years. He developed five luxury apartment towers in Miami Beach collectively known as "Seacoast Towers."

     Payment Terms. The Fontainebleau Hilton Mortgage Loan is an ARD Loan with an anticipated repayment date of October 11, 2011 and a stated maturity date of October 11, 2024. The Fontainebleau Hotel Borrower is required to make monthly payments of interest and principal (based on an amortization term of 290 months) on the 11th day of each calendar month. The Fontainebleau Hilton Mortgage Loan accrues interest on an Actual/360 Basis. Until its anticipated repayment date, in the absence of default, the Fontainebleau Hilton Loan will accrue interest at an interest rate equal to 9.50% per annum. From and after its anticipated repayment date, in the absence of default, the Fontainebleau Hilton Mortgage Loan will accrue interest at a revised interest rate equal to the greater of (a) 13.50% per annum and (b) a specified treasury rate plus 5.60%. The payment of any Post-ARD Additional Interest accrued on the Fontainebleau Hilton Mortgage Loan will be deferred until the principal balance of the Fontainebleau Hilton Mortgage Loan is repaid in full. To the extent permitted by law, that Post-ARD Additional Interest will compound at the revised interest rate.

     From and after its anticipated repayment date, the Fontainebleau Hilton Mortgage Borrower must apply excess cash flow (calculated in accordance with the related loan documents) from the operation of the Fontainebleau Hilton Property monthly toward additional amortization of the Fontainebleau Hilton Mortgage Loan.

     The Fontainebleau Hilton Borrower is prohibited from voluntarily prepaying the Fontainebleau Hilton Mortgage Loan, in whole or in part, prior to October 11, 2011. From and after October 11, 2011, the Fontainebleau Hilton Borrower may prepay the Fontainebleau Hilton Mortgage Loan, in whole or in part, without payment of any prepayment consideration.

     The Fontainebleau Hilton Mortgage Loan is a Premium Loan. The chart below contains significant information regarding this aspect of the Fontainebleau Hilton Mortgage Loan.

                                       CUT-OFF DATE
                                         PREMIUM
                                      AMOUNT AS A %
                                        OF CUT-OFF                          CUT-OFF DATE
                                           DATE         BASE      MORTGAGE      BASE                     CUT-OFF  CUT-OFF
CUT-OFF DATE TOTAL     CUT-OFF DATE     PRINCIPAL     INTEREST    INTEREST  AMORTIZATION   AMORTIZATION    DATE     DATE     ARD
REPAYMENT AMOUNT      PREMIUM AMOUNT     BALANCE        RATE        RATE        TERM           TERM        LTV      PTV     LTV/PTV
----------------      --------------     -------        ----        ----        ----           ----        ---      ---     -------
$100,509,856           $11,811,931        13.3%         7.430%     9.500%    258 months     290 months    41.3%    46.7%     35.4%

See "Description of the Mortgage Pool--Premium Loans" in this prospectus supplement for additional information regarding Premium Loans.

     Partial Release. The Fontainebleau Hilton Mortgage Loan documents require the mortgagee, subject to the satisfaction of various conditions, to release a portion of the Fontainebleau Hilton Property in connection with the construction of a condominium tower which, if constructed, will not be part of the Fontainebleau Hilton Mortgage Loan collateral. The release would include relinquishment of air rights over an existing two story parking structure in the southwest corner of the subject property. The development plans call for a demolition of that parking structure as well as three tennis courts and up to 66 rooms in the Sorrento Building. The developer would then construct a condominium tower, a new parking garage (approximately 1000 spaces), a new main entrance to the hotel and improvements to the retail area of the Fontainebleau Hilton Property. All of these improvements, other than the condominium tower, would secure the Fontainebleau Hilton Mortgage Loan. The conditions precedent to the release include, among others, the following: (i) the Fontainebleau Hilton Borrower must deliver a letter of credit in favor of the lender with a face amount of $20,000,000 as security for the cost of construction of the new improvements; (ii) after completion of the new improvements, there must be sufficient parking to satisfy zoning requirements, as well as no net diminution in parking spaces; (iii) after giving effect to the release, sufficient easements for the benefit of the Fontainebleau Hilton Property must be in effect; (iv) the borrower entity must not (but an affiliate thereof may) engage in the development of the released parcel; and (v) the release must not have a material adverse effect on the physical condition of the Fontainebleau Hilton Property.

     The Fontainebleau Hilton Property. The Fontainebleau Hilton Property is a full-service, luxury, oceanfront resort hotel comprising three tower buildings and several two- and three-story amenity and service buildings. The property has a total of approximately 1,206 rooms and approximately 15.9 acres of land, including approximately 1,100 feet of beach frontage. The first building, The Chateau, built in 1954, has 14 floors with approximately 566 rooms. In 1956, the other two buildings were constructed: The Normandie (now known as the Sorrento), with nine floors and approximately 275 rooms, and the Versailles Wing, with 17 floors and approximately 365 rooms, and most of the banquet and meeting rooms. In addition, there are two parking garages plus surface parking and a 23-slip marina. The hotel completed an approximately $51,800,000 ($42,952 per room) renovation program started in 1998 that consists of upgrading guest rooms, public and meeting areas, roof replacement, construction of a children's aqua center and several miscellaneous capital items.

     The following table sets forth certain historical renovation expenditures at the property based on information provided by the borrower.

                 HISTORICAL RENOVATION EXPENDITURES (1998-2001)

ITEM                              1998                1999              2000          2001(ESTIMATED)         TOTAL
----                              ----                ----              ----          ---------------         -----
Versailles                     $ 1,178,148        $ 3,973,152        $ 2,284,674        $         0        $ 7,435,974
Sorrento                       $ 1,666,418        $   122,451        $         0        $         0        $ 1,788,869
Chateau                        $         0        $    56,594        $ 3,106,541        $ 3,330,856        $ 6,493,991
Aqua Center                    $    25,858        $ 1,504,626        $ 4,364,792        $ 4,132,500        $10,027,776
Lobby & Rest                   $   568,842        $   389,869        $ 6,042,299        $         0        $ 7,001,010
Banquet & Meeting Rooms        $    73,229        $   236,672        $   285,953        $ 2,500,000        $ 3,095,854
Design Fees                    $    14,730        $    24,750        $   139,150        $         0        $   178,630
Painting                       $   671,144        $ 1,264,421        $ 1,068,380        $         0        $ 3,003,945
Roof                           $   148,519        $ 1,541,698        $ 1,104,306        $         0        $ 2,794,523
Hilton BOH                     $ 1,888,139        $ 1,964,124        $ 3,069,667        $         0        $ 6,921,930
Carryover                      $   198,461        $   721,247        $   766,670        $         0        $ 1,686,378
Other                          $         0        $         0        $         0        $ 1,416,644        $ 1,416,644
                               -----------        -----------        -----------        -----------        -----------
TOTAL                          $ 6,433,488        $11,799,604        $22,232,432        $11,380,000        $51,845,524
                               ===========        ===========        ===========        ===========        ===========

     The guest rooms at the property comprise approximately 277 standard rooms, 704 deluxe rooms with bay and ocean views from those located on middle and upper floors (some of which have balconies), 145 luxury rooms with oceanfront locations, 19 deluxe rooms in the spa buildings and 61 suites. Each room has one king-size bed or two double beds, a coffee maker, cable television, three telephone lines, a dataport and a refrigerator.

     There is approximately 190,000 square feet of banquet and meeting space which is comprised of four ballrooms, eight exhibit halls, two spa pavilion rooms and 12 meeting rooms. Twelve separate restaurants and lounges provide a variety of dining alternatives. Recreational amenities include two outdoor pools with three whirlpool baths and 33 cabanas; a tennis complex with seven courts, two training alleys and a pro shop; three health spas, each of which has a mineral bath, steam, sauna and hot tub; and a recently added children's water playground (known as the "Aqua Center") with 25 cabanas, a pool area and a day care center.

     The property also includes retail space containing a clothing store, a jewelry store, a barbershop, a gift shop, and a video arcade.

     Hotel services include the operation of an international hospitality center with multilingual hosts; activity programs for children; laundry and valet services; secretarial services; concierge services; and a car rental counter.

     The Fontainebleau Hilton Property is estimated to derive approximately 60% of its room revenues from group and meeting business and 35-40% of its room revenues from leisure business.

     Based on historical operating statements provided by the Fontainebleau Hilton Borrower, the following table sets forth historical occupancy rates, average daily rates and revenues per available room for the Fontainebleau Hilton for each of the indicated calendar years.

                             1998              1999              2000              2001           TTM 3/31/02
                             ----              ----              ----              ----           -----------
OCCUPANCY RATE               69.3%              67.3%            71.4%              63.6%             61.8%
ADR                        $163.09           $169.20           $174.56           $175.18            $172.91
REVPAR                     $113.02           $113.87           $124.64           $111.36            $106.93

     Property Management and Franchise Agreement. The Fontainebleau Hilton Property is managed and is required to operate under the Hilton flag pursuant to a management agreement between the Fontainebleau Hilton Borrower and Hilton Hotels Corporation, the manager of the Fontainebleau Hilton Property. The management agreement for the Fontainebleau Hilton expires on December 31, 2018. The mortgagee under the Fontainebleau Hilton Mortgage Loan is entitled to terminate the management agreement following the occurrence of an event of default thereunder but not solely on account of an event of default under the Fontainebleau Hilton Mortgage Loan. The manager has agreed to (a) give the mortgagee under the Fontainebleau Hilton Mortgage Loan notice of and an opportunity to cure any event of default by the borrower under the management agreement and (b) attorn to the lender or any successor owner in connection with a foreclosure or deed-in-lieu of foreclosure of the Fontainebleau Hilton Property. The manager is entitled to receive base management fees equal to 3% of gross revenues at the Fontainebleau Hilton Property. The management agreement prohibits the manager and its affiliates, subject to various exceptions described in the management agreement, from (A) owning, operating or participating in the management of any hotel or inn in (i) Dade County or Broward County or (ii) the municipalities of Miami Beach, Surfside or Bal Harbor, Florida and (B) authorizing the operation of a hotel or inn under the name of "Hilton" or any other name in Dade County or Broward County other (with not more than 500 rooms) located within one and a half miles of the Miami airport.

     Reserves and Escrows. The Fontainebleau Hilton Borrower is required to make monthly escrow payments for the payment of insurance premiums and real estate taxes and capital expenditures with respect to the Fontainebleau Hilton Property. The Fontainebleau Hilton Borrower is required to make monthly escrow payments into the capital expense fund in an amount equal to one-twelfth of the amount that is equal to 5% of the gross revenues of the Fontainebleau Hilton Property, which amounts will be used to pay for approved capital expenses at the Fontainebleau Hilton Property. As of May 2002, $1,580,301 was in the capital expense fund. In addition, the Fontainebleau Hilton Borrower is required to make monthly deposits (that aggregate on an annual basis $2,769,514) into a seasonality reserve account in February, March and April of each calendar year in the following amounts: $920,000 in February, $1,050,000 in March, and $799,514 in April. Subject to the satisfaction of conditions generally described below, the Fontainebleau Hilton Borrower is entitled to receive disbursements (that together equal $2,769,514) from the seasonality reserve account in June, July, August, September and November of each calendar year in the following amounts: $526,727 in June, $897,511 in July, $894,613 in August, $367,919 in
September and $82,744 in November. Each such disbursement is subject to the satisfaction of the conditions that (a) no event of default has occurred and is continuing under the Fontainebleau Hilton loan documents, (b) the balance of the seasonality reserve account is no less than the minimum amounts set forth with respect to such period in the Fontainebleau Hilton loan documents and (c) the mortgagee reasonably approves such disbursement. As of May 2002, the balance in the seasonality reserve was $2,769,514.

     Lockbox. The lockbox for the Fontainebleau Hilton Property is a hard lockbox. The Fontainebleau Hilton Borrower has established a lockbox account controlled by the mortgagee into which all credit card payments received by or on behalf of the Fontainebleau Hilton Borrower in respect of the Fontainebleau Hilton Property are directly deposited by the credit card companies. The Fontainebleau Hilton Borrower is required to use its best efforts to require all tenants at the Fontainebleau Hilton Property to cause all rents to be deposited directly into the lockbox account. In addition, any rents received by the Fontainebleau Borrower or the Fontainebleau Manager are required to be deposited by the Fontainebleau Hilton Borrower or the Fontainebleau Hilton Manager into the lockbox account within two business days' of receipt. All funds on deposit in the lockbox account are to be swept into the Fontainebleau Hilton Borrower's operating account, unless a Lockbox Event (as defined below) has occurred, in which case, all funds on deposit in the lockbox account are to be swept into a cash management account controlled by the mortgagee. Upon the occurrence of a Lockbox Event, on each monthly due date, amounts on deposit in the cash management account are to be applied in respect of the Fontainebleau Hilton Loan in the manner specified in the related loan documents. Generally, such amounts will be applied in the following order of priority: first, to pay real estate taxes and insurance premiums; second, to make debt service payments; and third, to make deposits into the other ongoing reserve funds specified in "--Reserves and Escrows" above. A "Lockbox Event" means the occurrence of any one or more of the following: (i) the anticipated repayment date occurs, (ii) an event of default (beyond applicable notice and grace periods) occurs or (iii) the failure to deposit at least 90% of gross revenues into the lockbox account. The Lockbox Event will terminate if (i) for one year after the Lockbox Event has occurred, (y) no event of default has occurred and (z) at least 90% of the gross revenues have been deposited into the lockbox account and (ii) the anticipated repayment date has not occurred.

     Cut-off Date Loan-to-Value Ratio. Based on an appraisal conducted in January, 2001, the appraised value of the Fontainebleau Hilton Property as of January 25, 2001 was $215,000,000. Based on that appraised value, the Fontainebleau Hilton Mortgage Loan has a Cut-off Date Loan-to-Value Ratio of 41.3%.

     Underwritten Debt Service Coverage Ratio. The U/W Net Cash Flow for the Fontainebleau Hilton Property was $15,178,687. Based on that U/W Net Cash Flow, the Fontainebleau Hilton Mortgage Loan has an Underwritten Debt Service Coverage Ratio of 1.62x.

     The Seattle SuperMall Mortgage Loan

     General. The Seattle SuperMall Mortgage Loan has a cut-off date principal balance of $62,766,238, representing 9.8% of the initial mortgage pool balance. The Seattle SuperMall Mortgage Loan is secured by a first priority mortgage lien on the fee interest of the Seattle SuperMall Borrower in the Seattle SuperMall Property, a regional mall with a total of 935,253 square feet of net rentable area that is commonly known as the SuperMall of the Great Northwest and located in Auburn, Washington.

     The Seattle SuperMall Mortgage Loan was originated by Nomura Asset Capital Corporation on January 15, 1998.

     The Borrower and Sponsors. The Seattle SuperMall Borrower is Glimcher Supermall Venture, LLC, a single-purpose, Delaware limited liability company formed for the purpose of owning the Seattle SuperMall Property. The managing member of the Seattle SuperMall Borrower is Glimcher Auburn, Inc., a single-purpose, Delaware corporation. The Seattle SuperMall Borrower is indirectly controlled by Glimcher Realty Trust, a self-managed publicly traded REIT (rated "BB" by Fitch and S&P and "Ba3" by Moody's), which has interests in 104 properties located in 26 states and containing an aggregate of 30 million square feet. Glimcher Realty Trust owns, manages and develops enclosed regional shopping malls, shopping centers and single-tenant retail properties in the United States.

     Guaranty. Washington SuperMall Interests, L.P., the prior owner of the Seattle SuperMall Property and a current equity holder of the Seattle SuperMall Borrower, has guaranteed in favor of the mortgagee payment of an amount equal to the excess of (i) $13,500,000 over (ii) the greater of (a) the net proceeds received by the mortgagee upon a sale of the property following any foreclosure of the mortgage or acceptance of a deed in lieu thereof, and (b) the fair market value of the Seattle SuperMall Property on the date of such foreclosure or deed in lieu thereof.

     Payment Terms. The Seattle SuperMall Mortgage Loan is an ARD Loan with an anticipated repayment date of February 11, 2015 and a stated maturity date of October 11, 2029. The Seattle SuperMall Borrower is required to make monthly payments of interest and principal (based on an amortization term of 360 months) on the 11th day of each calendar month. The Seattle SuperMall Mortgage Loan accrues interest on an Actual/360 Basis. Until its anticipated repayment date, in the absence of default, the Seattle SuperMall Mortgage Loan will accrue interest at an interest rate equal to 7.54% per annum. From and after its anticipated repayment date, in the absence of default, the Seattle SuperMall Mortgage Loan will accrue interest at a revised interest rate equal to the greater of (a) 11.54% per annum and (b) a specified treasury rate plus 5.65%. The payment of any Post-ARD Additional Interest accrued on the Seattle SuperMall Mortgage Loan will be deferred until the principal balance of the Seattle SuperMall Mortgage Loan is repaid in full. To the extent permitted by law, that Post-ARD Additional Interest will compound at the revised interest rate.

     From and after its anticipated repayment date, the Seattle SuperMall Borrower must apply excess cash flow (calculated in accordance with the related loan documents) from the operation of the Seattle SuperMall Property monthly toward additional amortization of the Seattle SuperMall Mortgage Loan.

     The Seattle SuperMall Borrower is prohibited from voluntarily prepaying the Seattle SuperMall Mortgage Loan, in whole or in part, prior to February 11, 2015. From February 11, 2015, the Seattle SuperMall Borrower may prepay the Seattle SuperMall Mortgage Loan, in whole or in part, without payment of any prepayment consideration.

     The Seattle SuperMall Property. The Seattle SuperMall Property is a regional mall with a total of approximately 935,253 rentable square feet that is commonly known as the SuperMall of the Great Northwest and is located in Auburn, Washington. The Seattle SuperMall Property site is approximately 97.2 acres and provides parking space for approximately 4,946 cars, for a ratio of approximately 5.3 parking spaces per 1,000 square feet. The Seattle SuperMall Property opened in 1995. The anchor tenants are Sam's Club, Burlington Coat Factory, Oshman's (Gart Sports), Bed Bath and Beyond, Marshall's, Nordstrom Rack, Old Navy and Ann Taylor Loft. These anchor tenants occupy a total of 508,426 square feet, which represents approximately 54.4% of the net rentable area of the Seattle SuperMall Property, and the annualized base rent attributable to the anchor tenants represents approximately 35.6% of the aggregate annualized base rent at the Seattle SuperMall Property. The anchors lease their respective premises from the Seattle SuperMall Borrower and do not own either the land or improvements of those premises. In-line space (excluding the food court and kiosk space) totals 290,791 square feet, or 31.1% of the aggregate net rentable area. In-line tenants include a wide variety of national tenants including Liz Claiborne, Casual Corner Outlet, The Gap Outlet, Banana Republic Outlet, Eddie Bauer Outlet and Kenneth Cole Outlet. Moreover, there are additional outparcels which are part of the Seattle SuperMall Property but are not part of the collateral. As of January 31, 2002, the in-line occupancy at the Seattle SuperMall Property was 74.0% and overall occupancy for the Seattle SuperMall Property was 88.9%.

     The tables below provide the indicated information regarding tenants and leases at the Seattle SuperMall Property.

                   OVERVIEW OF THE SEATTLE SUPERMALL PROPERTY

                                                                                              LEASE
STORE                                         SQUARE FEET           % TOTAL SQUARE FEET   EXPIRATION DATE
-----                                         -----------           -------------------   ---------------
ANCHOR TENANTS
   Sam's Club                                  154,154                    16.5%              5/31/19
   Burlington Coat Factory                      86,316                     9.2%              8/31/05
   Oshman's (Gart Sports)                       76,024                     8.1%              1/31/11
   Bed Bath and Beyond                          49,996                     5.3%              8/31/05
   Marshall's                                   49,904                     5.3%              1/31/11
   Nordstrom Rack                               45,025                     4.8%              8/31/05
   Old Navy                                     24,976                     2.7%              1/31/06
   Ann Taylor Loft                              22,031                     2.4%              1/31/06

SUB-TOTAL (ANCHOR TENANTS)                     508,426                    54.4%
                                            -------------               -------

In-Line Mall Space                             290,791                    31.1%
Food Court and Kiosk                            12,268                     1.3%
                                             ------------               -------

TOTAL                                          935,253                   100.0%
                                            =============               =======

Please note the following with respect to the table above--

     o    The information provided is based on the January 31, 2002 rent roll.

     o There are six outparcels which are considered part of the Seattle SuperMall Property but which are not collateral for the mortgage loan. These include Wal-Mart, Men's Warehouse, International House of Pancakes, Chevron, Burger King and a 12-screen movie theater.

         TEN LARGEST IN-LINE TENANTS AT THE SEATTLE SUPERMALL PROPERTY

TENANT                                       SQUARE FEET            % TOTAL SQUARE FEET       LEASE EXPIRATION DATE
------                                       -----------            -------------------       ---------------------
Liz Claiborne                                   12,005                      1.3%                    11/30/03
Casual Corner Outlet                            10,643                      1.1%                    11/30/05
The Gap Outlet                                  10,389                      1.1%                    12/31/03
Banana Republic                                  9,252                      1.0%                     8/31/04
Dress Barn/Dress Barn Woman                      8,758                      0.9%                     1/31/03
Waves                                            8,591                      0.9%                     2/28/09
GH Bass & Co                                     8,378                      0.9%                    10/31/06
Eddie Bauer Outlet                               8,074                      0.9%                     1/31/06
Westport Ltd/Westport Woman                      7,613                      0.8%                     1/31/05
America The Beautiful Dreamer                    7,349                      0.8%                    10/31/05
                                            ---------------            ------------
TOTAL                                           91,052                      9.7%
                                            ===============            ============

Please note the following with respect to the table above--

o    The information provided is based on the January 31, 2002 rent roll.

o    All percentages set forth in the column are rounded to one decimal place.

                    LEASE EXPIRATION SCHEDULE FOR ANCHOR AND
                IN-LINE TENANTS AT THE SEATTLE SUPERMALL PROPERTY

             YEAR                  EXPIRING SQUARE FEET          % TOTAL SQUARE FEET             CUMULATIVE %
             ----                  --------------------          -------------------             ------------
             2002                             46,992                     5.0%                         5.0%
             2003                             44,931                     4.8%                         9.8%
             2004                             15,471                     1.7%                        11.5%
             2005                            295,707                    31.6%                        43.1%
             2006                             73,213                     7.8%                        50.9%
             2007                             19,937                     2.1%                        53.1%
             2008                              3,117                     0.3%                        53.4%
             2009                             10,067                     1.1%                        54.5%
             2010                              9,334                     1.0%                        55.5%
             2011                            155,249                    16.6%                        72.1%
     2012 and thereafter                     154,154                    16.5%                        88.5%
            Vacant                           107,151                    11.5%                       100.0%
                                        ------------              -----------

           TOTAL                             935,253                   100.0%
                                        ============              ===========

5-year average rollover                       95,263                    10.2%
7-year average rollover                       71,338                     8.0%

     Please note the following with respect to the table above--

o    The information provided is based on the January 31, 2002 rent roll.

o The percentage of total square feet presented may not reflect the exact sum of the information in the related column due to rounding.

o The average rollover information shown at the bottom of the table reflects actual leased square foot rollover based on total square feet.

     Property Management. The Seattle SuperMall Property is managed by Glimcher Properties Limited Partnership, a Delaware limited partnership, and an affiliate of the Seattle SuperMall Borrower. In addition, Glimcher Development Corporation, a Delaware corporation, and also an affiliate of the Seattle SuperMall Borrower, provides certain property leasing services to the Seattle SuperMall Property (together with Glimcher Properties Limited Partnership, the "Seattle SuperMall

Property Manager"). Pursuant to the Seattle SuperMall Mortgage Loan documents, the management agreement is subordinate to the Seattle SuperMall Mortgage Loan documents and the mortgagee has the right to cause the Seattle SuperMall Borrower to terminate the Seattle SuperMall Property Manager if (a) a monetary default or an event of default occurs under the Seattle SuperMall Mortgage Loan documents, (b) a change in control of the Seattle SuperMall Property Manager occurs, (c) the anticipated repayment date occurs or (d) as of the last day of any calendar quarter, either (x) the net operating income (as calculated under the loan documents) of the Seattle SuperMall Property is less than 85% of the net operating income of the Seattle SuperMall Property as of the date of origination of the Seattle SuperMall Mortgage Loan or (y) the debt service coverage ratio (as calculated under the loan documents) for the Seattle SuperMall Mortgage Loan is less than 1.10x, unless the Seattle SuperMall Borrower partially defeases the Seattle SuperMall Mortgage Loan in order to achieve a debt service coverage ratio of 1.10x or greater. In addition, the Seattle SuperMall Property Manager may be terminated at any time for cause (including, but not limited to, the Seattle SuperMall Property Manager's gross negligence, willful misconduct or fraud).

     Reserves and Escrows. The Seattle SuperMall Borrower is required to make monthly escrow payments for the payment of insurance premiums and real estate taxes, replacement reserves and tenant rollover reserves with respect to the Seattle SuperMall Property. A monthly replacement reserve fund was established at closing into which the Seattle SuperMall Borrower is required to make monthly deposits in the amount of $11,644 for the costs of certain replacements to and maintenance of the Seattle SuperMall Property. In addition, the Seattle SuperMall Borrower is required to make monthly deposits to the tenant rollover reserve in the amount of $26,530 to cover various tenant improvement costs and leasing commissions in connection with new and renewal leases at the Seattle SuperMall Property. As of May 2002, $363,774 was in the monthly replacement reserve fund and $138,279 was in the tenant rollover reserve.

     Lockbox. The lockbox for the Seattle SuperMall Property is a hard lockbox. The Seattle SuperMall Borrower has established a lockbox account controlled by the mortgagee into which all rents, income and revenues received by or on behalf of the Seattle SuperMall Borrower in respect of the Seattle SuperMall Property are required to be deposited. All tenants are required to pay rent directly into the lockbox account or to wire rent directly to the cash management account established with the applicable servicer. All funds on deposit in the lockbox account are to be swept into the cash management account controlled by the mortgagee. On each due date, amounts on deposit in the cash management account are to be applied in respect of the Seattle SuperMall Mortgage Loan in the manner specified in the related loan documents. Generally, such amounts will be applied in the following order of priority: first, to pay real estate taxes and insurance premiums; second, to make debt service payments; and third, to make deposits into the other ongoing reserve funds specified in "--Reserves and Escrows" above.

     Cut-off Date Loan-to-Value Ratio. Based on an appraisal conducted in March 2001, the appraised value of the Seattle SuperMall Property is $93,000,000. Based on that appraised value, the Seattle SuperMall Mortgage Loan has a Cut-off Date Loan-to-Value Ratio of 67.5%.

     Underwritten Debt Service Coverage Ratio. The U/W Net Cash Flow for the Seattle SuperMall Property was calculated to be $8,019,581. Based on that U/W Net Cash Flow, the Seattle SuperMall Mortgage Loan has an Underwritten Debt Service Coverage Ratio of 1.48x.

     The Feiga Partners II Portfolio Mortgage Loan

     General. The Feiga Partners II Portfolio Mortgage Loan has a cut-off date principal balance of $40,735,781, representing 6.4% of the initial mortgage pool balance. The Feiga Partners II Portfolio Mortgage Loan is secured by a first priority mortgage lien on the fee interest of eight (8) multi-family properties located in Florida (collectively, the "Feiga Partners II Portfolio Property").

     The Feiga Partners II Mortgage Loan was originated by The Capital Company of America LLC on July 30, 1998.

     The Borrower and Sponsors. The Feiga Partners II Portfolio Borrower is Feiga Partners II, L.P., a single-purpose Delaware limited partnership formed for the purpose of owning the Feiga Partners II Portfolio Property. BLDG Florida Apartment Corp., a Delaware corporation and Feiga II, Inc., a Delaware corporation are the general partners of the Feiga Partners II Portfolio Borrower. The general partners of the Feiga Partners II Portfolio Borrower are both single-purpose Delaware corporations. The Feiga Partners II Portfolio Borrower is indirectly controlled by Lloyd M. Goldman and Craig Koenigsberg. Lloyd M. Goldman is the president of BLDG Management, which owns or operates more than 400 properties consisting of 5,000 residential units,

1,500 hotel rooms and 10 million square feet of commercial/industrial space. Craig Koenigsberg is the president of Feiga Partners. Mr. Koenigsberg has over 10 years of owner/management related real estate experience with multi-family residential properties.

     Payment Terms. The Feiga Partners II Portfolio Mortgage Loan is an ARD Loan with an anticipated repayment date of March 11, 2010 and a stated maturity date of July 11, 2028. The Feiga Partners II Portfolio Borrower is required to make monthly payments of interest and principal (based on an amortization term of 340 months) on the 11th day of each calendar month. The Feiga Partners II Portfolio Mortgage Loan accrues interest on an Actual/360 Basis. Until its anticipated repayment date, in the absence of default, the Feiga Partners II Portfolio Mortgage Loan will accrue interest at an interest rate equal to 7.48% per annum. From and after its anticipated repayment date, in the absence of default, the Feiga Partners II Portfolio Mortgage Loan will accrue interest at a revised interest rate equal to the greater of (a) 12.48% per annum and (b) a specified treasury rate plus 6.70%. The payment of any Post-ARD Additional Interest accrued on the Feiga Partners II Portfolio Mortgage Loan will be deferred until the principal balance of the Feiga Partners II Portfolio Mortgage Loan is repaid in full. To the extent permitted by law, that Post-ARD Additional Interest will compound at the revised interest rate.

     From and after its anticipated repayment date, the Feiga Partners II Portfolio Borrower must apply excess cash flow (calculated in accordance with the related loan documents) from the operation of Feiga Partners II Portfolio Property monthly toward additional amortization of the Feiga Partners II Portfolio Mortgage Loan.

     The Feiga Partners II Portfolio Borrower is prohibited from voluntarily prepaying the Feiga Partners II Portfolio Mortgage Loan, in whole or in part, prior to March 11, 2010. From and after March 11, 2010, the Feiga Partners II Portfolio Borrower may prepay the Feiga Partners II Portfolio Mortgage Loan, in whole or in part, without payment of any prepayment consideration.

     Defeasance. The Feiga Partners II Portfolio Borrower is permitted to defease all or a portion of the Feiga Partners II Portfolio Mortgage Loan on any due date from and after March 11, 2004, and by doing so obtain the release of all of the Feiga Partners II Portfolio Property, in the case of a full defeasance, or the release of one or more of the individual mortgaged real properties comprising the Feiga Partners II Portfolio Property, in the case of a partial defeasance (except that the mortgaged real properties identified on Annex A-1 to this prospectus supplement as the Kentwood Apartments and the Driftwood Apartments may be released only if both of those properties are released simultaneously from the lien of the Mortgage). A defeasance will be effected by the Feiga Partners II Portfolio Borrower's depositing cash sufficient to purchase substitute collateral consisting of non-callable United States Treasury obligations that provide for scheduled payments that are sufficient to (a) in the case of a total defeasance, replicate the monthly debt service payments due on the Feiga Partners II Portfolio Mortgage Loan on each due date prior to its anticipated repayment date and pay the entire outstanding principal balance thereof (with interest) on such anticipated repayment date and
(b) in the case of a partial defeasance with respect to any mortgaged real property forming part of the Feiga Partners II Portfolio Property, replicate 125% of the portion of such monthly debt service payments that are attributable to the portion of the Feiga Partners II Portfolio Mortgage Loan allocable to that mortgaged real property and pay the outstanding allocated loan amount for that property (with interest) on such anticipated repayment date.

     In the event of a partial defeasance, two substitute notes will be issued for the promissory note. In each case, the first note will have a principal balance equal to the defeased portion of the promissory note and the other note will have a principal balance equal to the undefeased portion of that promissory note. The defeased and the undefeased notes for the Feiga Partners II Portfolio Mortgage Loan will be cross-collateralized with each other. Payments from the defeasance collateral will be applied to the Feiga Partners II Portfolio Mortgage Loan in the same manner as would the debt service payments described under "--Payment Terms" above.

     The Feiga Partners II Portfolio Borrower's right to defease the Feiga Partners II Portfolio Mortgage Loan is subject to the satisfaction of various conditions, including confirmation by each of Fitch, Moody's and S&P that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned by such rating agency to any class of series 2002-FX1 certificates. Additionally, in the event of a partial defeasance, (1) after giving effect to such release, the debt service coverage ratio for the remaining mortgaged real properties for the 12 immediately preceding calendar months must be not less than the greater of the debt service coverage ratio for (x) the Feiga Partners II Portfolio Property (including the mortgaged real property being released) for the 12 calendar months immediately preceding March 11, 2000 and (y) the Feiga Partners II Portfolio Property (including the mortgaged real property being released) for the 12 calendar months immediately preceding the mortgagee's receipt of the notice of proposed defeasance; and (2) after giving effect to such release, the allocated loan amount for each remaining mortgaged real property must not exceed 80% of the market value of such mortgaged real property.

     The Feiga Partners II Portfolio Mortgage Loan is an Early Defeasance Loan. The earliest date the Feiga Partners II Borrower may defease this loan is March 11, 2004 (which is less than four months prior to the second anniversary of the initial issuance of the certificates). For a discussion of the treatment of Early Defeasance Loans and the risks associated with a defeasance of an Early Defeasance Loan prior to the second anniversary of the initial issuance of the series 2002-FX1 certificates, see "Description of the Mortgage Pool--Defeasance Provisions" and "Risk Factors--Risks Related to the Offered Certificates--The Investment Performance of Your Offered Certificates May Vary Materially and Adversely from Your Expectations Because the Rate of Prepayments and Other Unscheduled Collections of Principal on the Underlying Mortgage Loans Is Faster or Slower Than You Anticipated" in this prospectus supplement.

     The Feiga Partners II Portfolio Property. The Feiga Partners II Portfolio Property, which has a total of 1,788 units, is a portfolio of eight (8) multi-family properties, all of which are located in the State of Florida. Those properties are described in the table below. Amenities at the properties generally include at least one swimming pool, laundry facilities, a clubhouse, tennis courts, playground, volleyball and basketball courts.

                          PORTFOLIO ALLOCATION SUMMARY

                                                                                                        CUT-OFF
                                                                     YEAR                                DATE
                                                                     BUILT/                            ALLOCATED    APPRAISED
PROPERTY NAME                             LOCATION                   RENOVATED   UNITS   OCCUPANCY %  LOAN AMOUNT      VALUE
-------------                             --------                   ---------   -----   -----------  -----------      -----
Londontowne Apartments     1591 Lane Avenue, S. Jacksonville,        1967/1998     690      96.8%     $14,483,833  $17,000,000
                             FL 32210
Cedar Place Apartments     1916 South Conway Road, Orlando, FL 32812 1970/1998     188      93.1%     $5,225,168    $6,500,000
Shenandoah Station         5801 Shenandoah Way, Orlando, FL 32807    1975/1998     188      87.9%     $5,057,024    $6,500,000
   Apartments
Buena Vista Apartments     12012 Park Blvd., Seminole, FL 33772      1971/1998     206      87.9%     $4,813,607    $6,700,000
Grove Park Apartments      5325 Curry Ford Road, Orlando, FL 32812   1968/1998     184      93.8%     $4,801,876    $5,500,000
Driftwood Apartments       3830 University Blvd., S. Jacksonville,   1972/1998     128      95.7%     $2,544,642    $3,600,000
                             FL 32216
Kentwood Apartments        3800 University Blvd., S. Jacksonville,   1974/1998     104      98.1%     $2,288,516    $2,650,000
                             FL 32216
Square Plaza Apartments    12710 Bruce B. Downs Blvd., Tampa,        1965/1998     100      97.0%     $1,521,115    $2,200,000
                             FL 33612
                                                                                 -----      ----      -----------  -----------
TOTAL/AVERAGE                                                                    1,788      94.1%     $40,735,781  $50,650,000
                                                                                 =====      ====      ===========  ===========

     Property Management. The Feiga Partners II Portfolio Property is managed by Greystar Multi-Family Services, L.P., a Delaware limited partnership (the "Feiga Partners II Portfolio Manager"), which is not an affiliate of the Feiga Partners II Borrower. Greystar Multi-Family Services, L.P. is a professional property management firm that specializes in multi-family properties in the southeast United States. The firm manages more than 34,000 multi-family units. Pursuant to the Feiga Partners II Portfolio Mortgage Loan documents, the management agreement is subordinate to the Feiga Partners II Portfolio Mortgage Loan documents and the mortgagee has the right to cause the Feiga Partners II Portfolio Borrower to terminate the Feiga Partners II Portfolio Property Manager if (a) an event of default under the Feiga Partners II Portfolio Mortgage Loan documents occurs, (b) a change in control of the Feiga Partners II Portfolio Property Manager occurs, (c) the anticipated repayment date occurs, or (d) as of the last day of any calendar quarter either (x) the net operating income (as calculated under the loan documents) of the Feiga Partners II Portfolio Property is less than 85% of the net operating income of the Feiga Partners II Portfolio Property as of the date of origination of the Feiga Partners II Portfolio Mortgage Loan or (y) the debt service coverage ratio (as calculated under the loan documents) for the Feiga Partners II Portfolio Mortgage Loan is less that 1.05x, unless the Feiga Partners II Portfolio Borrower partially defeases the Feiga Partners II Portfolio Mortgage Loan in order to achieve a debt service coverage ratio of 1.05x or greater. In addition, the Feiga Partners II Portfolio Property Manager may be terminated at any time for cause (including, but not limited to, the Feiga Partners II Portfolio Property Manager's gross negligence, willful misconduct or fraud).

     Reserves and Escrows. The Feiga Partners II Portfolio Borrower is required to make monthly escrow payments for the payment of insurance premiums and real estate taxes and capital expenditures with respect to the Feiga Partners II Portfolio Property. The Feiga Partners II Portfolio Borrower currently makes monthly capital expenditure reserve payments of $40,981 ($275 per unit per year), which amount is increased by 2.5% on each one-year anniversary of the origination date, on a cumulative basis. As of May 2002, $123,182 was in the capital expenditure reserve.

     Lockbox. The lockbox for the Feiga Partners II Portfolio Property is a soft lockbox. The Feiga Partners II Portfolio Borrower has established a separate lockbox account controlled by the mortgagee for each Feiga Partners II Portfolio Property into which all rents, income and revenues received by or on behalf of the Feiga Partners II Portfolio Borrower or the Feiga Partners II Portfolio Manager in respect of the Feiga Partners II Portfolio Property are deposited. The Feiga Partners II Portfolio Borrower and the Feiga Partners II Portfolio Manager, are required, within one business day after its receipt of such rent, income and revenue, to deposit the same into the applicable lockbox account or to wire rent directly to the cash management account established with the applicable servicer. All funds on deposit in each lockbox account are to be swept into the cash management account controlled by the mortgagee. On each monthly due date, amounts on deposit in the cash management account are to be applied in respect of the Feiga Partners II Portfolio Mortgage Loan in the manner specified in the related loan documents. Generally, such amounts will be applied in the following order of priority: first, to pay real estate taxes and insurance premiums; second, to make debt service payments; and third, to make deposits into the other ongoing reserve funds specified in "--Reserves and Escrows" above.

     Cut-off Date Loan-to-Value Ratio. Based on appraisals conducted in May and June 2000, the aggregate appraised value of the Feiga Partners II Portfolio Property is $50,650,000. Based on that aggregate appraised value, the Feiga Partners II Portfolio Mortgage Loan has a Cut-off Date Loan-to-Value Ratio of 80.4%.

     Underwritten Debt Service Coverage Ratio. The U/W Net Cash Flow for the Feiga Partners II Portfolio Property was calculated to be $4,974,238. Based on that U/W Net Cash Flow, the Feiga Partners II Portfolio Mortgage Loan has an Underwritten Debt Service Coverage Ratio of 1.40x.

     The Orlando Marketplace Mortgage Loan

     General. The Orlando Marketplace Mortgage Loan has a cut-off date principal balance of $37,184,296, representing 5.8% of the initial mortgage pool balance. The Orlando Marketplace Mortgage Loan is secured by a first priority mortgage lien on the fee interest of the Orlando Marketplace Borrower in the Orlando Marketplace Property, an anchored community shopping center with a total of 317,671 square feet of net rentable area that is located in Orlando, Florida.

     The Orlando Marketplace Mortgage Loan was originated by Nomura Asset Capital Corporation on April 6, 1998.

     The Borrower and Sponsors. The Orlando Marketplace Borrower is Orlando Marketplace Limited Partnership, a single-purpose Florida limited partnership formed for the purpose of owning the Orlando Marketplace Property. The general partner of the Orlando Marketplace Borrower is MP at DP, Inc., a Florida corporation, which was formed for the sole purpose of being the general partner of the Orlando Marketplace Borrower, owns a 1% interest in the Orlando Marketplace Borrower, has an independent director and is 100% owned by Michael
D. Rubin. The limited partners collectively owning a 99% interest in the Orlando Marketplace Borrower are MDR/Marketplace Joint Venture (49%), a Delaware joint venture (which is owned 62% by Michael D. Rubin), and MDR/Marketplace II Joint Venture (50%), a Delaware joint venture (which is owned 64.25% by Michael D. Rubin). The Orlando Marketplace Borrower is controlled by Michael D. Rubin. Michael D. Rubin has over twenty five years of experience in the real estate industry and is also the president and CEO of Capitol Investments Association Corporation.

     Payment Terms. The Orlando Marketplace Mortgage Loan is an ARD Loan with an anticipated repayment date of March 11, 2011 and a stated maturity date of November 11, 2025. The Orlando Marketplace Borrower is required to make monthly payments of interest and principal (based on an amortization term of 360 months) on the 11th day of each calendar month. The Orlando Marketplace Mortgage Loan accrues interest on an Actual/360 Basis. Until its anticipated repayment date, in the absence of default, the Orlando Marketplace Loan will accrue interest at an interest rate equal to 7.6848% per annum. From and after its anticipated repayment date, in the absence of default, the Orlando Marketplace Mortgage Loan will accrue interest at a revised interest rate equal to the greater of (a) 12.6848% per annum and (b) a specified treasury rate plus 6.50%. The payment of any Post-ARD Additional Interest accrued on the Orlando Marketplace Mortgage Loan will be deferred until the principal balance of the Orlando Marketplace Mortgage Loan is repaid in full. To the extent permitted by law, that Post-ARD Additional Interest will compound at the revised interest rate.

     From and after its anticipated repayment date, the Orlando Marketplace Borrower must apply excess cash flow (calculated in accordance with the related loan documents) from the Orlando Marketplace Property toward additional amortization of the Orlando Marketplace Mortgage Loan.

     The Orlando Marketplace Borrower is prohibited from voluntarily prepaying the Orlando Marketplace Mortgage Loan, in whole or in part, prior to March 11, 2011. From and after March 11, 2011, the Orlando Marketplace Borrower may prepay the Orlando Marketplace Mortgage Loan, in whole or in part, without payment of any prepayment consideration.

     Partial Release. The Orlando Marketplace Mortgage Loan documents require the mortgagee, subject to standard release conditions (including no default, conveyance to a third party, separate tax lot and a reciprocal easement agreement satisfactory to the mortgagee) release an identified unimproved, non-income producing portion of the Orlando Marketplace Property from the lien of the loan documents, without payment of a release price.

     The Orlando Marketplace Property. The Orlando Marketplace Property is an approximately 317,671 square foot anchored community shopping center located in Orlando, Florida. The Orlando Marketplace Property was built in two phases, the first of which was completed in 1982, with approximately 167,268 square feet, and the second of which was built from 1993 through 1998, with approximately 131,246 square feet. The property also has two buildings containing approximately 19,157 square feet of office space, which was built in 1989 and 1990. The Orlando Marketplace Property is anchored by an Albertson's grocery store and a Stein Mart discount department store. The anchors lease their respective premises from the Orlando Marketplace Borrower and do not own either the land or improvements of those premises. The in-line tenants are primarily local and regional retailers, and restaurants. The Orlando Marketplace Property is comprised of three, one-story buildings, and one, two story bank/office building on an approximately 39.02 acre site with approximately 1,568 parking spaces for a parking ratio of 4.9 spaces per 1,000 square feet. In-line tenant sales were estimated to average $414 per square foot for 2001. As of January 16, 2002, the overall occupancy was 95.5%.

     The tables below provide the indicated information regarding tenants and leases at the Orlando Marketplace Property.

   TEN LARGEST ANCHOR AND IN-LINE TENANTS AT THE ORLANDO MARKETPLACE PROPERTY

TENANT                           SQUARE FEET           % TOTAL SQUARE FEET        LEASE EXPIRATION
------                           -----------           -------------------        ----------------
Albertson's (Anchor)                64,850                    20.4%                   4/30/13
Winn-Dixie (Anchor)                 48,570                    15.3%                   12/31/07
Stein Mart (Anchor)                 37,080                    11.7%                   9/30/13
Eckerds                             12,216                    3.8%                    1/31/08
Morton's                            11,718                    3.7%                    4/30/16
Cariera Cucina Italiana              6,243                    2.0%                    1/31/06
Bank of America                      5,933                    1.9%                    2/29/04
Blockbuster Video                    5,890                    1.9%                    8/31/03
Arvida Realty Services               5,858                    1.8%                    1/31/06
TooJay's Management, Inc.            4,541                    1.4%                    6/30/09
                                  -----------              --------
TOTAL                              202,899                    63.9%
                                  ===========              ========

Please note the following with respect to the table above--

o    The information provided is based on the January 16, 2002 rent roll.

o Winn-Dixie vacated the property in December 2001, and continues to pay rent under terms of its lease. LA Fitness has signed a letter of intent with the borrower for this space, with a lease term of 15 years and a base rental of $12.50 per square foot. However, there is no assurance that a lease with LA Fitness will be executed.

o Eckerds vacated the property in February 2001, and continues to pay rent under terms of its lease. The borrower is actively marketing the space to potential new anchored tenants.

o For purposes of the calculation of U/W Net Cash Flow, (a) rent for the Winn-Dixie space was assumed as the amount payable under the existing lease, in light of its below-market rent, and (b) rent for the Eckerds space was assumed as 50% of the rent payable under the existing lease.

                    LEASE EXPIRATION SCHEDULE FOR ANCHOR AND
               IN-LINE TENANTS AT THE ORLANDO MARKETPLACE PROPERTY

       YEAR                     EXPIRING SQUARE FEET       % TOTAL SQUARE FEET           CUMULATIVE %
       ----                     --------------------       -------------------           ------------
       2001                             1,794                       0.6%                       0.6%
       2002                                 0                       0.0%                       0.6%
       2003                            35,926                      11.3%                      11.9%
       2004                            18,975                       6.0%                      17.9%
       2005                            15,592                       4.9%                      22.8%
       2006                            35,332                      11.1%                      33.9%
       2007                            57,257                      18.0%                      51.9%
       2008                            13,516                       4.3%                      56.2%
       2009                             6,495                       2.0%                      58.2%
       2010                             1,936                       0.6%                      58.8%
2011 and thereafter                   117,346                      36.9%                      95.7%
      Vacant                           13,502                       4.3%                     100.0%
                                    ------------                 -------
       TOTAL                          317,671                     100.0%
                                    ============                 =======

5 Year Average Rollover...........     14,457                       4.6%
7 Year Average Rollover...........     23,554                       7.4%

     Please note the following with respect to the table above--

     o    The information provided is based on the January 16, 2002 rent roll.

     o The percentage of total square feet presented may not reflect the exact sum of the information in the related column due to rounding.

     o The average rollover information shown at the bottom of the table reflects actual leased square foot rollover based on total square feet.

     o The information provided above includes the Winn-Dixie and Eckerds spaces based on their existing lease expiration dates because these tenants are current on their respective rent payments.

     Property Management. The Orlando Marketplace Property is managed by Morbitzer Group, Inc. (the "Orlando Marketplace Manager"), which is not an affiliate of the Orlando Marketplace Borrower. Pursuant to a separate agreement between the mortgagee and the Orlando Marketplace Borrower and acknowledged by the Orlando Marketplace Manager, the management agreement with the Orlando Marketplace Manager is subordinate to the Orlando Marketplace loan documents, and if an event of default exists beyond any applicable grace period under the Orlando Marketplace loan documents (or in the event of the Orlando Marketplace Manager's gross negligence, willful misconduct or fraud), the mortgagee has the right to terminate the Orlando Marketplace Manager as the manager of the Orlando Marketplace Property.

     Reserves and Escrows. The Orlando Marketplace Borrower is required to make monthly escrow payments for the payment of insurance premiums and real estate taxes and capital expenditures with respect to the Orlando Marketplace Property. The Orlando Marketplace Borrower is required to make monthly escrow payments into the capital expenditures fund in an amount equal to $5,831, which amounts will be used to pay for approved capital expenses at the Orlando Marketplace Property. As of May 2002, $29,361 was in the capital expense fund. A tenant rollover reserve fund was established at closing into which the amount of $150,000 was deposited, and the Orlando Marketplace Borrower is required to at all times maintain such balance in the rollover reserve account (i.e., if at any time, the funds in such reserve account are drawn upon, the Orlando Marketplace Borrower must replenish the same).

     Lockbox. The lockbox for the Orlando Marketplace Property is a hard lockbox. The Orlando Marketplace Borrower has established a lockbox account controlled by the mortgagee into which all rents, income and revenues received by or on behalf of the Orlando Marketplace Borrower in respect of the Orlando Marketplace Property are deposited. All anchor tenants are required to pay rent directly into the lockbox account or to wire rent directly to the cash management account established with the applicable servicer, and all other rents are required to be deposited by the Orlando Marketplace Borrower or the Orlando

Marketplace Manager into the lockbox account within two business days' of receipt (provided, however, if the mortgagee determines that less than 99% of such other rents have been deposited into the lockbox account, then from and after such determination, all rents shall then be deposited by all tenants directly into the lockbox account). All funds on deposit in the lockbox account are to be swept into the Orlando Marketplace Borrower's operating account, unless a Lockbox Event (as defined below) has occurred, in which case, all funds on deposit in the lockbox account are to be swept into a cash management account controlled by the mortgagee. Upon the occurrence of a Lockbox Event, on each monthly payment date, amounts on deposit in the cash management account are to be applied in respect of the Orlando Marketplace Loan in the manner specified in the related loan documents. Generally, such amounts will be applied in the following order of priority: first, to pay real estate taxes and insurance premiums; second, to make debt service payments; and third, to make deposits into the other ongoing reserve funds specified in "--Reserves and Escrows" above. A "Lockbox Event" means the earliest to occur of the following: (i) the anticipated repayment date or (ii) either (x) the failure by the Orlando Marketplace Borrower to pay any monthly debt service payment or any reserve payment within five days when due or (y) any other event of default (beyond applicable notice and grace periods). The Lockbox Event will terminate if (i) the anticipated repayment date has not occurred and (ii) for one year after the Lockbox Event has occurred, no event of default has occurred and, at the end of such one-year period, the Underwritten Debt Service Coverage Ratio is at least equal to the Underwritten Debt Service Coverage Ratio immediately prior to the occurrence of the Lockbox Event.

     Cut-off Date Loan-to-Value Ratio. Based on an appraisal conducted in December 2000, the appraised value of the Orlando Marketplace Property is $55,825,000. Based on that appraised value, the Orlando Marketplace Mortgage Loan has a Cut-off Date Loan-to-Value Ratio of 66.6%.

     Underwritten Debt Service Coverage Ratio. The U/W Net Cash Flow for the Orlando Marketplace Property was calculated to be $4,541,502. Based on that U/W Net Cash Flow, the Orlando Marketplace Mortgage Loan has an Underwritten Debt Service Coverage Ratio of 1.43x.

     The Parkview Tower Mortgage Loan

     General. The Parkview Tower Mortgage Loan has a cut-off date principal balance of $33,631,531, representing 5.3% of the initial mortgage pool balance. The Parkview Tower Mortgage Loan is secured by a first priority mortgage lien on the fee interest of the Parkview Tower Borrower in the Parkview Tower Property, which comprises two office buildings known as the Parkview Tower and Moore Court, with a total of 354,780 square feet of net rentable area and located at 1150 and 1100 First Avenue in King of Prussia, Pennsylvania.

     The Parkview Tower Mortgage Loan was originated by Nomura Asset Capital Corporation on March 20, 1998.

     The Borrower and Sponsors. The Parkview Tower Borrower is 1100 First Avenue Associates, L.P., a single-purpose Pennsylvania limited partnership formed for the purpose of owning the Parkview Tower Property. The general partner of the Parkview Tower Borrower is 1100 First Avenue, Inc., a Pennsylvania corporation, which was formed for the sole purpose of being the general partner of the Parkview Tower Borrower, owns a 1% interest in the Parkview Tower Borrower, has an independent director and is 100% owned by Ira M. Lubert. The limited partners, who collectively own a 99% interest, in the Parkview Tower Borrower are Ira M. Lubert, Karen Lubert, Jonathan Lubert Trust, Kristine Lubert Trust, Lubert-Adler Real Estate Opportunity Fund, L.P., Lubert-Adler Real Estate Opportunity Fund II, L.P., Lubert-Adler Capital Real Estate Opportunity Fund, L.P. and Philadelphia Real Estate Investment Company, LLC.

     Payment Terms. The Parkview Tower Mortgage Loan is an ARD Loan with an anticipated repayment date of April 11, 2011 and a stated maturity date of April 11, 2031. The Parkview Tower Borrower is required to make monthly payments of interest and principal (based on an amortization term of 353 months) on the 11th day of each calendar month. The Parkview Tower Mortgage Loan accrues interest on an Actual/360 Basis. Until its anticipated repayment date, in the absence of default, the Parkview Tower Mortgage Loan accrues interest at an interest rate equal to 7.8424% per annum. From and after its anticipated repayment date, in the absence of default, the Parkview Tower Mortgage Loan will accrue interest at a revised interest rate equal to the greater of (a) 12.8424% per annum and (b) a specified treasury rate plus 7.050%.

     In addition to the monthly debt service payments described above, the Parkview Tower Borrower is required (i) to make monthly payments (to the extent of available cash) of contingent interest in an amount equal to 10% of excess operating cash flow (after payment of debt service, reserve/escrow payments and payment to its partners of a 12% cumulative return on their uncovered capital) and (ii) upon a capital event (e.g., sale or refinance), 10% of the net proceeds received in connection with such capital event (i.e., an "equity kicker"). Such payments are not part of the trust.

     From and after its anticipated repayment date, after the payments described in the preceding paragraph have been made, the Parkview Tower Borrower must apply excess cash flow (calculated in accordance with the related loan documents) from the operation of Parkview Tower Property monthly toward additional amortization of the Parkview Tower Mortgage Loan.

     The Parkview Tower Borrower is prohibited from voluntarily prepaying the Parkview Tower Mortgage Loan, in whole or in part, prior to April 11, 2011. From and after April 11, 2011, the Parkview Tower Borrower may prepay the Parkview Tower Mortgage Loan, in whole or in part, without payment of any prepayment consideration.

     The Parkview Tower Property. The Parkview Tower Property is comprised of two office buildings known as the Parkview Tower and Moore Court, with a total of 354,780 square feet of net rentable area and located at 1150 and 1100 First Avenue, King of Prussia, Pennsylvania. The Parkview Tower was built in 1973 and was renovated in 1998. Moore Court was built in 1970 and was renovated in 1999. The ten largest tenants at the Parkview Tower Property collectively occupy approximately 64.8% of the net rentable area of the Parkview Tower Property and represent approximately 67.2% of the annualized base rent of the Parkview Tower Property. As of March 1, 2002, the overall occupancy for the Parkview Tower Property was 91.7%, with the Parkview Tower 86.3% occupied and Moore Court 100.0% occupied.

     The tables below provide the indicated information regarding tenants and leases at the Parkview Tower Property.

               TEN LARGEST TENANTS AT THE PARKVIEW TOWER PROPERTY

TENANT                                                      SQUARE FEET        % OF TOTAL SQUARE FEET  LEASE EXPIRATION DATES
------                                                      -----------        ----------------------  ----------------------
Devon Health Services                                         50,600                    14.3%               12/31/09
V-Span Inc.                                                   34,207                     9.6%               8/31/05
Magellan Behavioral Health Inc.                               29,128                     8.2%               11/30/03
American Financial, Inc. (d/b/a 5-Star Leisure)               24,120                     6.8%               11/30/03
XRT, Inc.                                                     22,091                     6.2%               1/31/05
SAIC                                                          15,779                     4.4%               3/31/04
Brinker Capital                                               15,578                     4.4%               2/28/05
EGE Holdings                                                  13,291                     3.7%               2/28/07
Wyeth                                                         12,620                     3.6%               8/30/04
Aeceio                                                        12,440                     3.5%               10/31/06
                                                           ------------               -------
TOTAL                                                        229,854                    64.8%
                                                           ============               =======

     Please note the following with respect to the table above--

     o    The information provided is based on the March 1, 2002 rent roll.

     o American Financial, Inc. is currently in bankruptcy, although as of the cut-off date it continues to operate under its lease and is current on its rent payments.

     o For purposes of the calculation of U/W Net Cash Flow, rent for the American Financial, Inc. space was assumed as the amount payable under the lease, in light of its below-market rent ($13.16 per square foot as of March 1, 2002).

      LEASE EXPIRATION SCHEDULE FOR TENANTS AT THE PARKVIEW TOWER PROPERTY

       YEAR                     EXPIRING SQUARE FEET       % TOTAL SQUARE FEET           CUMULATIVE %
       ----                     --------------------       -------------------           ------------
       2002                                  0                        0.0%                     0.0%
       2003                             75,057                       21.2%                    21.2%
       2004                             49,941                       14.1%                    35.2%
       2005                             96,737                       27.3%                    62.5%
       2006                             12,440                        3.5%                    66.0%
       2007                             19,038                        5.4%                    71.4%
       2008                                  0                        0.0%                    71.4%
       2009                             60,600                       17.1%                    88.5%
       2010                                  0                        0.0%                    88.5%
2011 and thereafter                     10,469                        3.0%                    91.4%
      Vacant                            30,498                        8.6%                   100.0%
                                     ------------                  -------
       TOTAL                           354,780                      100.0%
                                     ============                  =======

5 Year Average Rollover............     46,835                       13.0%
7 Year Average Rollover............     36,173                       10.0%

     Please note the following with respect to the table above--

     o    The information provided is based on the March 1, 2002 rent roll.

     o The percentage of total square feet presented may not reflect the exact sum of the information in the related column due to rounding.

     o All percentages set forth in the column are rounded to one decimal place.

     o The average rollover information shown at the bottom of the table reflects actual leased square foot rollover based on total square feet.

     Property Management. The Parkview Tower Property is managed by Keystone Real Estate Management, Inc. (the "Parkview Tower Manager"), which is an affiliate of the Parkview Tower Borrower. Pursuant to a separate agreement between the mortgagee and the Parkview Tower Manager and acknowledged by the Parkview Tower Borrower, the management agreement with the Parkview Tower Manager is subordinate to the Parkview Tower Mortgage Loan documents, and if an event of default exists beyond any applicable grace period under the Parkview Tower Mortgage Loan documents (or in the event of the Parkview Tower Manager's gross negligence, willful misconduct or fraud), the mortgagee has the right to terminate the Parkview Tower Manager as the manager of the Parkview Tower Property.

     Reserves and Escrows. The Parkview Tower Borrower is required to make monthly escrow payments for the payment of insurance premiums and real estate taxes, capital expenditures and tenant rollover expenses with respect to the Parkview Tower Property. The Parkview Tower Borrower is required to make monthly escrow payments into the capital expense fund in an amount equal to one-twelfth of the product obtained by multiplying $0.15 by the aggregate number of rentable square feet of space at the Parkview Tower Property, which amounts will be used to pay for approved capital expenses at the Parkview Tower Property. As of May 2002, $18,292 was in the capital expense fund. The Parkview Tower Borrower is required to make monthly escrow payments into a tenant rollover reserve fund in the amount of $50,000, which amounts will be used to pay for approved leasing expenses at the Parkview Tower Property. As of May 2002, $183,857 was in the tenant rollover reserve fund.

     Lockbox. The lockbox for the Parkview Tower Property is a hard lockbox. The Parkview Tower Borrower has established a lockbox account controlled by the mortgagee into which all rents, income and revenues received by or on behalf of the Parkview Tower Borrower in respect of the Parkview Tower Property are deposited. All tenants are required to pay rent directly into the lockbox account or to wire rent directly to the cash management account established with the applicable servicer, and all other rents are required to be deposited by the Parkview Tower Borrower or the Parkview Tower Manager into the lockbox account within two business days' of receipt. All funds on deposit in the lockbox account are to be swept into the Parkview Tower Borrower's operating account, unless a Lockbox Event (as defined below) has occurred, in which case, all funds on deposit in the lockbox account are to be swept into a cash management account controlled by the mortgagee. Upon the occurrence of a Lockbox Event, on each monthly due date, amounts on deposit in the cash management account are to be applied in respect of the Parkview Tower Mortgage Loan in the manner specified in the related loan documents. Generally, such amounts will be applied in the following order of priority: first, to pay real estate taxes and insurance premiums; second, to make debt service payments; and third, to make deposits into the other ongoing reserve funds specified in "--Reserves and Escrows" above. A "Lockbox Event" means either of the following:
(i) the occurrence of the anticipated repayment date or (ii) the occurrence of either (x) the failure by the Parkview Tower Borrower to pay any monthly debt service payment or any reserve payment within five days when due or (y) any other event of default (beyond applicable notice and grace periods). The Lockbox Event will terminate if (i) the anticipated repayment date has not occurred and
(ii) for one year after the Lockbox Event has occurred, no event of default has occurred and, at the end of such one-year period, the debt service coverage ratio (as calculated under the loan documents) is at least equal to the debt service coverage ratio (as calculated under the loan documents) immediately prior to the occurrence of the Lockbox Event.

     Cut-off Date Loan-to-Value Ratio. Based on an appraisal conducted in July 31, 2001, the appraised value of the Parkview Tower Property is $62,000,000. Based on that appraised value, the Parkview Tower Mortgage Loan has a Cut-off Date Loan-to-Value Ratio of 54.2%.

     Underwritten Debt Service Coverage Ratio. The U/W Net Cash Flow for the Parkview Tower Property was calculated to be $4,284,079. Based on that U/W Net Cash Flow, the Parkview Tower Mortgage Loan has an Underwritten Debt Service Coverage Ratio of 1.45x.

     The Marriott Islandia Mortgage Loan

     General. The Marriott Islandia Mortgage Loan has a cut-off date principal balance of $28,173,627, representing 4.4% of the initial mortgage pool balance. The Marriott Islandia Mortgage Loan is secured by a first priority mortgage lien on the fee interest of the Marriott Islandia Borrower in the Marriott Islandia Property, a full-service Marriott hotel with 278 rooms located at 3635 Express Drive North, Islandia, New York.

     The Marriott Islandia Mortgage Loan was originated by The Capital Company of America LLC on September 17, 1998.

     The Borrower and Sponsors. The Marriott Islandia Borrower is Columbia Properties Islandia, L.P., a single-purpose Ohio limited partnership formed for the purpose of owning the Marriott Islandia Property. The sole general partner of the Marriott Islandia Borrower is CP Islandia GP, LLC, an Ohio limited liability company (the "Marriott Islandia Borrower GP"), which owns a 1% general partnership interest in the Marriott Islandia Borrower. The sole limited partner of the Marriott Islandia Borrower is Columbia Sussex Corporation, a Kentucky corporation ("CSC"), which owns a 99% limited partnership interest in the Marriott Islandia Borrower. The members of the Marriott Islandia Borrower GP are CSC, which owns a 99% membership interest and Islandia GP, Inc., an Ohio corporation (the "SPC"), which owns a 1% membership interest. William J. Yung owns 100% of the common shares of SPC. William J. Yung is the president and CEO of CSC located in Mitchell, Kentucky. CSC was organized in 1972, and currently, with its affiliates, owns and operates more than 50 hotels with approximately 15,400 rooms, under various flags in 26 states, Grand Cayman, B.W.I., and St. Croix, U.S. Virgin Islands.

     Payment Terms. The Marriott Islandia Mortgage Loan is an ARD Loan with an anticipated repayment date of February 11, 2012 and a stated maturity date of February 11, 2026. The Marriott Islandia Borrower is required to make monthly payments of interest and principal (based on an amortization term of 299 months from March 11, 2001) on the 11th day of each calendar month. The Marriott Islandia Mortgage Loan accrues interest on an Actual/360 Basis. Until its anticipated repayment date, in the absence of default, the Marriott Islandia Mortgage Loan will accrue interest at a rate equal to 7.99% per annum. From and after its anticipated repayment date, in the absence of default, the Marriott Islandia Mortgage Loan will accrue interest at a revised rate equal to the greater of (a) 12.99% per annum and (b) a specified treasury rate plus 7.50% per annum. The payment of any Post-ARD Additional Interest accrued on the Marriott Islandia Mortgage Loan will be deferred until the principal balance of the Marriott Islandia Mortgage Loan is repaid in full.

     From and after its anticipated repayment date, the Marriott Islandia Borrower must apply excess cash flow (calculated in accordance with the related loan documents) from the Marriott Islandia Property toward additional amortization of the Marriott Islandia Mortgage Loan.

     The Marriott Islandia Borrower is prohibited from voluntarily prepaying the Marriott Islandia Mortgage Loan, in whole or in part, prior to February 11, 2012. On and after February 11, 2012, the Marriott Islandia Borrower may prepay the Marriott Islandia Mortgage Loan, in whole or in part, without payment of any prepayment consideration.

     The Marriott Islandia Property. The Marriott Islandia Property is a full-service hotel with a total of 278 rooms located on Long Island in Islandia, New York. The Marriott Islandia Property also includes 12,519 square feet of function and meeting space. Amenities include a restaurant, a lounge, an indoor pool, a whirlpool and an exercise room.

     Based on historical operating statements provided by the Marriott Islandia Borrower, the following table sets forth historical occupancy rates, average daily rates and revenues per available room for the Marriott Islandia Property each of the indicated calendar years.

                                1998              1999              2000              2001           TTM 3/31/02
                                ----              ----              ----              ----           -----------
OCCUPANCY RATE                   62.8%             74.2%             74.3%              62.8%              65.4%
ADR                            $127.77           $142.55           $163.26            $163.91            $157.07
REVPAR                          $80.20           $105.82           $121.42            $102.95            $102.83

     Property Management. The Marriott Islandia Property is managed by CSC (also referred to as the "Marriott Islandia Property Manager"), an affiliate of the Marriott Islandia Borrower. Pursuant to a separate agreement between the mortgagee and the Marriott Islandia Property Manager, and agreed to by the Marriott Islandia Borrower, the management agreement with the Marriott Islandia Property Manager is subordinate to the Marriott Islandia Loan documents, and the mortgagee has the right to cause the Marriott Islandia Borrower to terminate the Marriott Islandia Property Manager if (a) there is an event of default under the Marriott Islandia Loan documents, (b) as of the end of any calendar month the debt service coverage ratio for the Marriott Islandia Mortgage Loan for the preceding 12 months is less than 1.10x, unless the Marriott Islandia Borrower defeases a portion of the Marriott Islandia Mortgage Loan such that the debt service coverage ratio for the undefeased portion of the Marriott Islandia Mortgage Loan is equal to or greater than 1.10x or the Marriott Islandia Borrower deposits additional funds with the mortgagee that, if treated as income from the Marriott Islandia Property, would increase the debt service coverage ratio of the Marriott Islandia Mortgage Loan for the preceding 12 months to 1.10x or greater or (c) the mortgagee obtains title and/or possession to the Marriott Islandia Property. Furthermore, the management agreement with the Marriott Islandia Borrower is required to terminate pursuant to its terms prior to the anticipated repayment date unless an extension thereof is consented to by the mortgagee.

     In addition, if as of the end of any calendar month, the debt service coverage ratio of the Marriott Islandia Mortgage Loan for the preceding 12 months is less than 1.38x, the Marriott Islandia Property Manager's right to receive any management fees will be suspended and an amount equal to such management fees will be retained by the mortgagee in the cash management account. If a debt service coverage ratio for the preceding 12 months of 1.38x or greater is maintained for 6 consecutive calendar months, the Marriott Islandia Property Manager will receive the escrowed management fees as well as management fees due thereafter.

     License Agreement. The Marriott Islandia Borrower has entered into a license agreement with Marriott International, Inc., which expires on December 31, 2018. The Marriott Islandia Borrower pays to Marriott International, Inc. monthly fees equal to (a) 4% of gross room sales during the first calendar year after the conversion date, 5% of gross room sales during the second and third years after the conversion date and 6% of gross room sales during the fourth year after the conversion date and thereafter, (b) 2% of gross food and beverage sales during the first 2 years after the conversion date and 3% of gross food and beverage sale during the third year after the conversion date and thereafter, (c) 1% of gross room sales for advertising, promotion and marketing expenses, which amount Marriott International, Inc. is entitled to increase on a chain-wide basis, (d) upon the request of Marriott International, Inc., any costs and expenses related to special chain-wide advertising, promotion and sales programs that are not included in the amounts paid pursuant to clause (c) and (e) fees for maintenance and support of property systems and equipment supplied to the Marriott Islandia Borrower by Marriott International, Inc., which fees are required to be computed on a fair and equitable basis among Marriott hotels receiving such property systems or equipment. In addition, the Marriott Islandia Borrower is required to reserve monthly for repairs and maintenance an amount equal to 4% of gross revenues for the first year after the conversion date and 5% of gross revenues during the second year after the conversion date and thereafter.

     Marriott International, Inc. has the right to terminate the license agreement with the Marriott Islandia Borrower upon an event of default under the license agreement; provided, however that so long as the Marriott Islandia Mortgage Loan is outstanding and the license agreement is in effect, Marriott International, Inc. is required to notify the mortgagee of any default and to provide the mortgagee with an opportunity to cure such default.

     Reserves and Escrows. The Marriott Islandia Borrower is required to make monthly escrow payments for the payment of insurance premiums and real estate taxes and capital expenditures with respect to the Marriott Islandia Property. However, the Marriott Islandia Borrower is not required to make monthly escrow payments for insurance premiums if (a) the Marriott Islandia Borrower deposits and maintains with the mortgagee an amount equal to six months of insurance premiums, (b) the Marriott Islandia Borrower pays all insurance premiums as they become due and furnishes to mortgagee evidence of such payments and the renewal of the insurance policies at least 30 days prior to the expiration thereof and
(c) the Marriott Islandia Borrower provides written notice to mortgagee of any increases in the insurance premiums. In addition, as of May 2002, $556,866 was in the capital expenditure reserve fund.

     Lockbox. The lockbox for the Marriott Islandia Borrower is a hard lockbox. The Marriott Islandia Borrower has established a lockbox account controlled by the mortgagee into which all credit card payments received by or on behalf of the Marriott Islandia Borrower in respect of the Marriott Islandia Property are deposited by the credit card companies. All funds on deposit in the lockbox account are to be swept into the cash management account controlled by the mortgagee. On each monthly due date, amounts on deposit in the cash management account are to be applied in respect of the Marriott Islandia Mortgage Loan in the manner specified in the related loan documents. Generally, such amounts will be applied in the following order of priority: first, to pay real estate taxes and insurance premiums; second, to make debt service payments; and third, to make deposits into the other ongoing reserve funds specified in "--Reserves and Escrows" above.

     Cut-off Date Loan-to-Value Ratio. Based on an appraisal conducted in September 2001, the appraised value of the Marriott Islandia Property is $52,000,000. Based on that appraised value, the Marriott Islandia Mortgage Loan has a Cut-off Date Loan-to-Value Ratio of 54.2%.

     Underwritten Debt Service Coverage Ratio. The U/W Net Cash Flow for the Marriott Islandia Property was calculated to be $4,456,545. Based on that U/W Net Cash Flow, the Marriott Islandia Mortgage Loan has an Underwritten Debt Service Coverage Ratio of 1.68x.

ADDITIONAL LOAN AND PROPERTY INFORMATION

     Delinquencies. None of the mortgage loans that we intend to include in the trust was 30 days or more delinquent with respect to any monthly debt service payment since its origination and no mortgage loans were delinquent as of the cut-off date.

     Tenant Matters. Described and listed below are special considerations regarding tenants at the mortgaged real properties for the mortgage loans that we intend to include in the trust--

     o Sixteen (16) of the mortgaged real properties, securing 24.2% of the initial mortgage pool balance, are, in each case, a retail property, an office property or an industrial property that is leased to one or more major tenants that each occupy at least 30% of the net rentable area of the particular property.

     o Four (4) of the mortgaged real properties, securing 2.8% of the initial mortgage pool balance, are entirely or substantially leased to a single tenant.

     o A number of companies are major tenants at more than one of the mortgaged real properties.

     o There are several cases in which a particular entity is a tenant at more than one of the mortgaged real properties, and although it may not be a major tenant at any of those properties, it is significant to the success of the properties.

     o Three (3) of the mortgaged real properties, securing 1.0% of the initial mortgage pool balance, are multi-family rental properties that have material tenant concentrations of students or military personnel.

     o At least eleven (11) of the mortgaged real properties, securing 3.6% of the initial mortgage pool balance, are multi-family rental properties that receive rent subsidies or tax credits with respect to at least some tenants from either a federal or state program.

     o Certain major tenants at some of the mortgaged real properties are a party to a bankruptcy proceeding and others may, in the future, be a party to a bankruptcy proceeding. Kmart, an anchor tenant, at one mortgaged property securing a mortgage loan, representing 0.6% of the initial mortgage pool balance, is currently in bankruptcy. Ames Department Stores, an anchor tenant at a mortgaged property securing another mortgage loan, representing 2.1% of the initial mortgage pool balance, is also in bankruptcy.

     Litigation. There may be pending or threatened legal proceedings against the borrowers under the mortgage loans and managers of the mortgaged real properties and their respective affiliates arising out of the ordinary business of those borrowers, managers and affiliates.

     Ground Leases. One (1) of the mortgage loans that we intend to include in the trust is secured by three mortgaged real properties, one of which, representing 1.0% of the initial mortgage pool balance, is secured by a mortgage lien on the borrower's leasehold interest in the related mortgaged real property, but not by a mortgage lien on the fee interest in the portion of that property subject to the ground lease. The ground lease, taking into account all exercised extension options and all options that may be exercised by the lender (if not already exercised by the borrower), expires more than 10 years after the stated maturity of the mortgage loan. The related ground lessor has agreed to give the holder of that mortgage loan notice of, and the right to cure, any default or breach by the lessee.

     See "Risk Factors--Ground Leases Create Risks for Lenders That Are Not Present When Lending on an Actual Ownership Interest in a Real Property" and "Legal Aspects of Mortgage Loans--Foreclosure--Leasehold Considerations" in the accompanying prospectus.

     Other Financing. We are not aware of any borrower that has incurred unsecured debt other than trade payables and equipment financing incurred in the ordinary course of business since origination.

     Seven (7) of the mortgage loans, representing 3.1% of the initial mortgage pool balance, permit the related borrower to incur, in the future, unsecured debt up to $100,000, provided that the lender on that unsecured debt enters into a subordination and standstill agreement or other equivalent inter-creditor agreement. One (1) of the mortgage loans, representing 4.4% of the initial mortgage pool balance, permits the related borrower to incur, in the future, unsecured debt solely for the purpose of financing insurance premiums up to 2% of the original principal balance or up to 5% of the original principal balance if a specified debt service coverage test is satisfied. In addition, two
(2) of the mortgage loans, representing 9.8% of the initial mortgage pool balance, permit the related borrower to incur, in the future, unsecured debt subject to confirmation by each applicable rating agency that such incurrence will not result in a qualification, downgrade or withdrawal of any of its then current ratings of the offered certificates.

     No mortgage loan allows secured subordinate indebtedness without consent.

     Additional debt, in any form, may cause a diversion of funds from property maintenance and increase the likelihood that the borrower will become the subject of a bankruptcy proceeding. See "Risk Factors--Subordinate Debt Increases the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates" and "Legal Aspects of Mortgage Loans--Subordinate Financing" in the accompanying prospectus.

     Except as disclosed under this "--Other Financing" subsection, we have not been able to confirm whether the respective borrowers under the mortgage loans that we intend to include in the trust have any other debt outstanding.

     Zoning and Building Code Compliance. In connection with the origination of each mortgage loan that we intend to include in the trust, the related originator examined whether the use and operation of the mortgaged real property were in material compliance with all applicable laws, zoning ordinances, rules, covenants and restrictions affecting the construction, occupancy, use and operation at mortgaged real property. Evidence of this compliance may have been in the form of legal opinions, surveys, recorded documents, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower. Where the property as currently operated is a permitted nonconforming use and/or structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, the related loan documents require--

     o that the related mortgaged real property may be restored or repaired to materially the same extent of the use or structure at the time of such casualty;

     o that the amount of hazard insurance currently in place and required by the related loan documents would generate proceeds that, together with the value of the related land, are sufficient to pay off the mortgage loan; and/or

     o that the related mortgaged real property is covered by law and ordinance insurance.

     Lockboxes. Thirty-one (31) mortgage loans that we intend to include in the trust fund, representing approximately 85.6% of the initial mortgage pool balance, generally provide that all rents, credit card receipts, accounts receivables payments and other income derived from the related mortgaged real properties will be paid into one of the following types of lockboxes, each of which is described below.

     o HARD LOCKBOX. Tenants are directed to pay rents directly to a lockbox account controlled by the lender, except that with respect to hospitality properties, cash or "over-the-counter" receipts are deposited into the lockbox account by the manager, while credit card receivables are, with some exceptions, deposited directly into a lockbox account. In the case of a hard lockbox, funds deposited into the lockbox account are disbursed either--

         1. in accordance with the related loan documents to satisfy the borrower's obligation to pay, among other things, current debt service payments, taxes and insurance and reserve account deposits with the remainder disbursed to the borrower; or

         2. to the borrower on a daily or other periodic basis, until the occurrence of a triggering event (typically, the failure to pay any required monthly payment amount), following which the funds will be disbursed to satisfy the borrower's obligation to pay, among other things, debt service payments, taxes and insurance and reserve account deposits.

     o SOFT LOCKBOX. With respect to a mortgaged real property (in most cases, a multi-family property), income is collected and deposited by the manager of the mortgaged real property or the borrower and then deposited in the lockbox account controlled by the lender and disbursed in accordance with the related loan documents to satisfy the borrower's obligation to pay, among other things, debt service payments, taxes and insurance and reserve account deposits, with the remainder disbursed to the borrower.

     The thirty-one (31) mortgage loans referred to above provide for lockbox accounts as follows:

                                                             % OF INITIAL
                                NUMBER OF                      MORTGAGE
TYPE OF LOCKBOX              MORTGAGE LOANS                  POOL BALANCE
---------------              --------------                  ------------

Hard........................        22                           75.2%
Soft........................         9                           10.4%

     Hazard, Liability and Other Insurance. Although exceptions exist, the loan documents for each of the mortgage loans that we intend to include in the trust generally require the related borrower to maintain or cause to be maintained with respect to the corresponding mortgaged real property the following insurance coverage--

     o hazard insurance in an amount that generally is, subject to a customary deductible, at least equal to the full insurable replacement cost of the improvements located on the insured property;

     o if any material portion of the improvements at the property was in an area identified in the federal register by the Federal Emergency Management Agency as having special flood hazards, flood insurance meeting the requirements of the Federal Insurance Administration guidelines, if available, in an amount that is equal to the least of--

          1. the outstanding principal balance of the mortgage loan (or the allocated loan amount with respect to the related mortgaged real property),

          2. the maximum amount of insurance available under the National Flood Insurance Act of 1968, and

          3. the full replacement cost of the improvements located on the mortgaged real property.

     o comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the insured property, in an amount as is generally required by reasonably prudent commercial lenders for similar purposes; and

     o business interruption or rent loss insurance in an amount not less than the projected rental income or revenue from the insured property for at least 12 months.

     With respect to substantially all of the mortgage loans that we intend to include in the trust, the related loan documents generally provide that the borrowers are required to maintain comprehensive all-risk casualty insurance but may not specify the nature of the specific risks required to be covered by such insurance policies. At the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will be available and covered under the new policies or, if covered, whether such coverage will be adequate.

     See "Risk Factors--The Absence of or Inadequacy of Insurance Coverage on the Mortgaged Real Properties May Adversely Affect Payments on Your Certificates" in this prospectus supplement and "Risk Factors--Lack of Insurance Coverage Exposes a Trust to Risk for Particular Special Hazard Losses" in the accompanying prospectus.

     The mortgaged real properties for the mortgage loans that we intend to include in the trust are generally not insured against earthquake risks. However, if a mortgaged real property was located in California or in seismic zones 3 or 4 and seismic reports concluded that the mortgaged real property was likely to experience a probable maximum or bounded loss in excess of 20% of the estimated replacement cost of the improvements as a result of an earthquake calculated using at least a 450 year look back with a 10% probability of exceedance in a 50 year period, in general the borrower or a tenant occupying the entire mortgaged real property has obtained earthquake insurance. It should be noted, however, that because the seismic assessments may not necessarily have used the same assumptions in assessing probable maximum loss, it is possible that some of the mortgaged real properties that were considered unlikely to experience a probable maximum loss in excess of 20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

     Nineteen (19) of the mortgaged real properties, securing 31.1% of the initial mortgage pool balance, are located in Florida or Texas, states that have historically been at greater risk than other states regarding other acts of nature, such as hurricanes and tornadoes. Fourteen (14) of those mortgaged real properties, securing 28.7% of the initial mortgage pool balance, together with eight (8) of the mortgaged real properties located in certain counties in New York and Virginia, which eight (8) properties collectively secure 7.6% of the initial mortgage pool balance, are covered by windstorm insurance.

     Various forms of insurance maintained with respect to any of the mortgaged real properties for the mortgage loans, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in the trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in the trust.

     The applicable originator and its successors and assigns are the beneficiaries under separate title insurance policies with respect to each mortgage loan that we intend to include in the trust. Each title insurer may enter into such co-insurance and reinsurance arrangements with respect to the title insurance policy as are customary in the title insurance industry. Subject to standard exceptions, including those regarding claims made in the context of insolvency proceedings, each title insurance policy will provide coverage to the trustee for the benefit of the series 2002-FX1 certificateholders for claims made against the trustee regarding the priority and validity of the borrowers' title to the subject mortgaged real property.

ASSESSMENTS OF PROPERTY CONDITION

     Property Inspections; Property Condition Assessments. Each of the mortgaged real properties securing a mortgage loan that we intend to include in the trust was inspected to assess its general physical condition at origination. In most cases, the mortgage loan seller visited or caused to be visited the mortgaged real properties within the 13-month period preceding the cut-off date. In addition, in most cases, property condition assessments of the mortgaged real properties were conducted at origination and updated property condition assessments were conducted within the 18-month period preceding the cut-off date.

     With respect to the mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Grand Avenue, the property condition assessment noted cracks of a potentially structural nature in certain areas along the wall of the property. Earlier reports provided by the borrower recommended possible remediation options. The borrower has informed the mortgage loan seller that it has completed a portion of the recommended work and advised the mortgage loan seller that it will continue to monitor the situation.

     Appraisals. Each of the mortgaged real properties securing a mortgage loan that we intend to include in the trust was appraised by a state certified appraiser or an appraiser belonging to the Appraisal Institute at origination and in most cases, within the 18-month period preceding the cut-off date. Those appraisals were conducted in accordance with the Appraisal Foundation's Uniform Standards of Professional Appraisal Practices. The dates of those appraisals are indicated on Annex A-1 to this prospectus supplement. With some exceptions, each of the resulting appraisal reports or a separate letter contains a statement by the appraiser stating that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. We have not independently verified the accuracy of that statement with respect to any of those properties. The primary purpose of each of those appraisals was to provide an opinion of the fair market value of the related mortgaged real property. There can be no assurance that another appraiser would have arrived at the same opinion of value. The resulting appraised values are shown on Annex A-1 to this prospectus supplement.

     Environmental Assessments. A third-party consultant conducted a Phase I environmental assessment with respect to each of the mortgaged real properties underlying the mortgage loans at origination and in most cases, within the 18-month period preceding the cut-off date.

     Each of the environmental site assessments referred to in the prior paragraph was conducted in connection with the origination of the related mortgage loan and substantially complied with the standards of the American Society for Testing and Materials in effect at that time. The environmental sampling conducted at any particular mortgaged real property did not necessarily cover all potential environmental issues. For example, tests for radon, lead-based paint and lead in drinking water were performed in most instances only at multi-family rental properties at origination and only when the originator of the related mortgage loan or the environmental consultant involved believed this sampling was warranted under the circumstances.

     The above-described environmental assessments may have identified various adverse or potentially adverse environmental conditions at the respective mortgaged real properties. In many cases, the identified condition related to the presence of asbestos-containing materials and/or lead-based paint. Where these substances were present, the environmental consultant generally recommended, and the related loan documents generally required the continuation or establishment of an operation and maintenance program to address the issue. If the particular asbestos-containing material or lead-based paint was in poor condition, then this could result in a claim for damages by any party injured by the condition.

     In other cases where the environmental consultant recommended that action be taken in respect of an adverse or potentially adverse environmental condition, the related originator of the mortgage loan generally required the related borrower:

     o to carry out the specific recommended action prior to closing if no third party was identified as being responsible for the remediation;

     o to carry out the specific recommended action post-closing and deposit with the lender a cash reserve in an amount generally equal to 125% of the estimated cost to complete the remedial measures; or

     o    to monitor the environmental condition.

     Some borrowers under the mortgage loans may not have satisfied all post-closing obligations required by the related loan documents with respect to environmental matters. There can be no assurance that recommended operations and maintenance programs have been or will continue to be implemented.

     In several cases, the environmental assessment for a mortgaged real property identified potential and, in some cases, serious problems, at nearby properties. In these cases, the related reports indicated that--

     o such nearby properties had been classified as requiring no further action,

     o sampling or other information indicated that such conditions had been abated or were otherwise not likely to affect the related mortgaged real property, or

     o a responsible third party was in the process of abating the affected site.

     For further information relating to the environmental assessments, see "Risk Factors--Risks Related to the Underlying Mortgage Loans--Lending on Income-Producing Real Properties Entails Environmental Risks" in this prospectus supplement.

     The information provided by us in this prospectus supplement regarding environmental conditions at the respective mortgaged real properties is based on the results of the environmental sampling referred to in this "--Assessments of Property Condition--Environmental Assessments" subsection and has not been independently verified by us, the underwriters or any of our or their respective affiliates.

     There can be no assurance that the environmental sampling referred to above identified all environmental conditions and risks at, or that any environmental conditions will not have a material adverse effect on the value of or cash flow from, one or more of the mortgaged real properties securing the mortgage loans.

CERTAIN UNDERWRITING STANDARDS

     Each mortgage loan was originated in general conformity with the general underwriting standards applied by the related originator in connection with its origination of mortgage loans intended for securitization. Each of the mortgage loans was re-underwritten by the mortgage loan seller within the 12-month period preceding the cut-off date. The underwriting process of the mortgage loan seller involved calculations of Net Cash Flow reflecting certain adjustments. This Net Cash Flow calculation is used to determine DSCR.

     The Net Cash Flow presented in this prospectus supplement reflects the calculations and adjustments used by the mortgage loan seller for its underwriting process and may or may not reflect the amounts calculated and adjusted by the rating agencies for their own analysis. In addition, Net Cash Flow and the DSCRs derived therefrom are not a substitute for cash flow as determined in accordance with generally accepted accounting principles as a measure of the results of the property's operations or a substitute for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity.

     Reletting costs and capital expenditures are crucial to the operation of commercial and multi-family properties. Each investor should make its own assessment of the level of reletting costs and capital expenditures of the mortgaged real properties, and the consequent effect of such costs and expenditures on the actual net operating income, Net Cash Flow and DSCRs of the mortgage loans.

     No representation is made as to the future net cash flow of the mortgaged real properties, nor is Net Cash Flow set forth in this prospectus supplement intended as a representation as to such future net cash flow.

     In underwriting each mortgage loan, income information provided by the related borrower was examined by the mortgage loan seller. In addition, the operating history of the property, industry data regarding the local real estate market and the appraiser's analysis, if any, were reviewed and, if conditions warranted, net operating income with respect to the related mortgaged real property was adjusted for purposes of determining whether the mortgaged real property could support loan payments. In accordance with the underwriting guidelines, net operating income of any mortgaged real property may have been adjusted by, among other things, the adjustments listed in the definition of Net Cash Flow described above. In connection with the underwriting, net operating income was based upon information provided by the borrower and neither we nor the mortgage loan seller make any representation as to the accuracy of such information; provided, however, that, with respect to certain of the mortgage loans, the mortgage loan seller or the borrower engaged independent accountants to review, audit or perform certain procedures to verify such information.

     The cash flow and net operating income information presented in Annex A-1 may not correspond to the comparable information included in the accountants' reports because of adjustments made by the originators as part of their underwriting procedures and by the mortgage loan seller as part of its securitization procedures.

SOURCES OF THE MORTGAGE LOANS

     We did not originate any of the mortgage loans that we intend to include in the trust fund. The mortgage loans were originated as follows:

     o Two (2) mortgage loans, representing 3.7% of the initial mortgage pool balance, were originated by CDC Mortgage Capital Inc. ("CDCMC"), the mortgage loan seller and an affiliate of CDC Securities Inc. See "--CDC Mortgage Capital Inc." below.

     o Fifty-three (53) mortgage loans, representing 96.0% of the initial mortgage pool balance, were originated by Nomura Asset Capital Corporation ("NACC") or The Capital Company of America LLC, an affiliate of NACC.

     o One (1) mortgage loan, representing 0.3% of the initial mortgage pool balance, was originated by Bloomfield Acceptance Company, LLC, a Michigan limited liability company that is not affiliated with either CDCMC or NACC. This mortgage loan was purchased by NACC pursuant to a purchase and sale agreement and deposited in CDC Depositor Trust ST I (then known as Nomura Depositor Trust I), which was subsequently acquired by CDCMC as described in the following paragraph.

     In August 1999, CDCMC acquired from Nomura Asset Capital Corporation the entire ownership interest in CDC Depositor Trust ST I (then known as Nomura Depositor Trust ST I), which held (among other assets) both (a) the most subordinate class of ownership interests in a trust fund (previously formed by Nomura Depositor Trust ST I) that in turn held fifty-four (54) of the mortgage loans that we intend to include in the trust fund and (b) a right to purchase those mortgage loans from that trust fund. CDCMC has caused CDC Depositor Trust ST I to exercise that right and to consummate a purchase of those mortgage loans and prior to the initial issuance of the series 2002-FX1 certificates, CDCMC will cause CDC Depositor Trust ST I to sell those mortgage loans to CDCMC. Except with respect to the mortgage loan described in the preceding bullet point and the mortgage loans originated by CDCMC, all of these mortgage loans were originated by either Nomura Asset Capital Corporation ("NACC") or The Capital Company of America LLC, an affiliate of NACC. We will acquire all of those mortgage loans from CDC Mortgage Capital Inc., the mortgage loan seller.

CDC MORTGAGE CAPITAL INC.

     CDC Mortgage Capital Inc., the mortgage loan seller and one of the originators, is an indirect subsidiary of Caisse des Depots et Consignations. Caisse des Depots et Consignations ("CDC") is a special national legislative public entity of the Republic of France, created in 1816 to safeguard deposits requiring a high degree of safety. It operates under the supervision of an independent Supervisory Board composed of representatives of the French Parliament, magistrates, the Director of the French Treasury and the Governor of Banque de France, the French central bank. Since its founding, Caisse des Depots et Consignations has acted in concert with the French authorities to advance the country's economic and social development and the modernization of its financial system. Today, together with its subsidiaries and affiliated units, employing legal structures adapted to the specific nature of their respective activities, it constitutes a group conducting both public sector missions and open market activities. As of January 1, 2001, all competitive sector business are grouped under Caisse des Depots et Consignations subsidiary, CDC IXIS, a fully licensed bank under French law. As of the date hereof, Caisse des Depots et Consignations and CDC IXIS have received the highest long and short-term ratings by each of S&P, Moody's and Fitch. On June 25, 2001, CDC announced the formation of a joint venture holding company with Caisse Nationale des Caisses d'Epargne ("CNCE"), a member of Groupe des Caisses d'Epargne ("GEP"), a French savings bank group. CDC currently owns 35% of CNCE. CDC and CNCE own 50.1% and 49.9%, respectively, of the new holding company, named Compagnie Financiere EULIA. EULIA holds 53% of CDC IXIS, while 43.55% of CDC IXIS is owned by CDC directly and 3.45% is owned by the Italian banking group SanPaolo IMI.

     The information set forth in this prospectus supplement regarding the mortgage loan seller has been provided by the mortgage loan seller. Neither we nor any of the underwriters makes any representation or warranty as to the accuracy or completeness of that information.

ASSIGNMENT OF THE UNDERLYING MORTGAGE LOANS

     On or before the date of initial issuance of the offered certificates, the following transfers of the underlying mortgage loans will occur. In each case, the transferor will assign the subject mortgage loans, without recourse, to the transferee.

                         -----------------------------

                                   Mortgage
                                 Loan Seller

                         -----------------------------
                                            All mortgage loans

                         -----------------------------

                               Structured Asset
                            Securities Corporation

                         -----------------------------
                                            All mortgage loans

                         -----------------------------

                           CDC Commercial Mortgage
                                Trust 2002-FX1

                         -----------------------------

     In connection with the foregoing transfers, the mortgage loan seller will be required to deliver to the trustee, the following documents, among others, with respect to each of the mortgage loans:

     o    either--

          1.   the original promissory note evidencing that mortgage loan, or

          2. if the original promissory note has been lost, a copy of that note, together with a lost note affidavit and indemnity;

     o the original or a copy of the mortgage instrument, together with originals or copies of any intervening assignments of the mortgage instrument;

     o the original or a copy of any separate assignment of leases and rents, together with originals or copies of any intervening assignments of that assignment of leases and rents;

     o    either--

          1. an executed assignment of the mortgage instrument in favor of the trustee, in recordable form except for missing recording information relating to that mortgage instrument, or

          2.   a certified copy of that assignment as sent for recording;

     o    either--

          1. an executed assignment of any separate assignment of leases and rents in favor of the trustee, in recordable form except for missing recording information relating to that assignment of leases and rents, or

          2.   a certified copy of that assignment as sent for recording; and

     o an original or copy of the related lender's title insurance policy, or if a title insurance policy has not yet been issued, a "marked-up" commitment for title insurance or a pro forma policy.

     The trustee, either directly or through a custodian, is required to hold all of the documents delivered to it with respect to the mortgage loans, in trust for the benefit of the series 2002-FX1 certificateholders. Within a specified period of time following that delivery, the trustee, directly or through a custodian, will be further required to conduct a review of those documents. The scope of the trustee's review of those documents will, in general, be limited solely to confirming that they have been received. None of the trustee, the master servicer, the special servicer or any custodian is under any duty or obligation to inspect, review or examine any of the documents relating to the mortgage loans to determine whether the document is valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose.

     If, as provided in the series 2002-FX1 pooling and servicing agreement--

     o any of the above-described documents required to be delivered by the mortgage loan seller to the trustee is not delivered or is otherwise defective, and

     o that omission or defect materially and adversely affects the value of the mortgage loan or the related mortgaged real property or the interests of the series 2002-FX1 certificateholders in the subject loan, then the omission or defect will constitute a material document defect as to which the trust will have the rights against the mortgage loan seller, as applicable, described under "--Cures and Repurchases" below.

     Within a specified period following the later of--

     o    the date on which the offered certificates are initially issued, and

     o the date on which all recording information necessary to complete the subject document is received by the trustee,

one or more independent third party contractors, retained at the expense of the mortgage loan seller, must submit for recording in the real property records of the applicable jurisdiction each of the assignments of recorded loan documents in favor of the trustee described above.

REPRESENTATIONS AND WARRANTIES

         As of the date of initial issuance of the offered certificates, the mortgage loan seller will make, with respect to each mortgage loan that we include in the trust, representations and warranties (with exceptions thereto) generally to the effect described below, together with any other representations and warranties as may be required by the applicable rating agencies:

     1. The mortgage loan seller is the owner of the mortgage loan, has good title to it, has full right and authority to sell, assign and transfer the mortgage loan and is transferring the mortgage loan free and clear of any and all liens, pledges, charges and security interests of any nature encumbering the mortgage loan.

     2. The mortgage interest rate (exclusive of any default interest, late charges or yield maintenance charge) of the mortgage loan complied as of the date of origination with, or is exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury; any and all other requirements of any federal, state or local laws, including, without limitation, truth-in-lending, real estate settlement procedures, equal credit opportunity or disclosure laws, applicable to such mortgage loan have been complied with as of the date of origination of such mortgage loan.

     3. The proceeds of the mortgage loan have been fully disbursed and there is no requirement for future advances.

     4. The promissory note, each mortgage instrument and each assignment of leases and rents, if any, with respect to the mortgage loan is the legal, valid and binding obligation of the related borrower, and is enforceable in accordance with its terms, except that such enforcement may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally and (b) by general principles of equity, regardless of whether that enforcement is considered in a proceeding in equity or at law.

     5. Each related mortgage instrument is a valid and enforceable first lien on the related mortgaged real property, free and clear of any mechanics' and materialmens' liens which are prior to or equal with the lien of the mortgage instrument, except for Permitted Encumbrances and those which are insured against by a lender's title insurance policy.

     6. Subject to the exceptions and limitations on enforceability in item 4 above, there is no right of rescission or right of set-off or abatement or valid defense or counterclaim available to the related borrower with respect to the promissory note, the related mortgage instrument or other agreement executed by the related borrower in connection with the mortgage loan.

     7. The assignment of the assignment of leases and rents in favor of the trustee constitutes the legal, valid, binding and, subject to the limitations and exceptions in item 4 above, enforceable assignment of that assignment to the trustee.

     8. All taxes and governmental assessments that prior to the origination date became due and owing in respect of any related mortgaged real property, have been paid, or an escrow of funds in an amount sufficient to cover those payments has been established.

     9. The mortgage loan requires that all improvements upon each mortgaged real property securing a mortgage loan be insured under a fire and extended perils insurance policy included within the classification "All Risk of Physical Loss" insurance (or the equivalent) policy in an amount at least equal to 100% of the insurable replacement cost of the improvements located on the related mortgaged real property. Each mortgaged real property securing the mortgage loan is the subject of a business interruption or rent loss insurance policy providing coverage for at least twelve (12) months (or a specified dollar amount which is reasonably estimated to cover no less than twelve (12) months of rental income).

     10. If, based solely on a flood zone certification or a survey of the related mortgaged real property, any portion of the material, permanent improvements, located on a mortgaged real property securing the mortgage loan is in an area identified in the Federal Register by the Federal Emergency Management Agency as a special flood hazard area (Zone A or Zone V), then a flood insurance policy meeting the requirements of the then current guidelines of the Federal Insurance Administration is in effect in an amount representing coverage not less than the least of (1) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement basis, (2) the outstanding principal balance of such mortgage loan, (3) the allocated loan amount for such mortgaged real property, and (4) the maximum amount of insurance available under the applicable National Flood Insurance Administration Program.

     11. Each mortgaged real property located in certain specified cities, counties or states is insured by windstorm insurance in an amount at least equal to the lesser of (i) the outstanding principal balance of such mortgage loan, (ii) the allocated

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          loan amount for such mortgaged real property and (iii) 100% of the insurable replacement cost of the improvements located on the related mortgaged real property.

     12. If any mortgaged real property is, to the mortgage loan seller's knowledge, a materially non-conforming use or structure under applicable zoning laws and ordinances, then, in the event of a material casualty or destruction, each mortgage loan requires that one or more of the following is true: (i) such mortgaged real property may be restored or repaired to materially the same extent of the use or structure at the time of such casualty; (ii) such mortgaged real property is covered by law and ordinance insurance in an amount customarily required by reasonably prudent commercial mortgage lenders; or (iii) the amount of hazard insurance currently in place and required by the related loan documents would generate proceeds that, together with the value of the related land, are sufficient to pay of the subject mortgage loan.

     13. If any mortgaged real property is located in the State of California or in a "seismic zone" 3 or 4, a seismic assessment was conducted and seismic insurance was obtained to the extent such mortgaged real property has a PML of greater than twenty percent (20%) calculated using at least a 450 year look back with a 10% probability of exceedance in a 50 year period, except that with respect to the mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as (i) Seattle SuperMall, no PML was determined; (ii) Chateau Creste, PML was calculated at 10% using a 200 year look back and no probability of exceedance was specified; (iii) Edgewater Business Park, PML was calculated at 23% using a 200 year look back and no probability of exceedance was specified; and (iv) Carr-Gottstein Foods Building, no PML was calculated at one of the two buildings.

     14. The mortgage loan requires that the insurer for all of the required coverages has a claims paying ability rating from Fitch, Moody's or Standard & Poor's (a) of not less than AA (or the equivalent) if the mortgage loan has a cut-off date principal balance equal to or greater than $20,000,000 or (b) of not less than BBB (or the equivalent) if the mortgage loan has a cut-off date principal balance less than $20,000,000, except with respect to the mortgage loans identified on Annex A-1 to this prospectus supplement as (i) Marriott Islandia which has a principal balance in excess of $20,000,000 and requires the claim paying ability of the insurer to be rated at least "A"; and (ii) Feiga Partners II Portfolio which has a principal balance in excess of $20,000,000 and requires the claim paying ability of the insurer to be rated at least "BBB."

     15. With respect to the mortgage loan, neither the related all risk insurance policy nor the business interruption policy excludes acts of terrorism, or any related damage claims, from coverage as of the later of (i) the date of origination of the mortgage loan and (ii) the last date as of which the policy was renewed or amended, except with respect to the mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Feiga Partners II Portfolio, Marriott Islandia, Vestal Park, Chateau Creste and University Food Center.

     16. All insurance required under the mortgage loan was in full force and effect with respect to each related mortgaged real property.

     17. The lien of each related mortgage is insured by an ALTA lender's title insurance policy, or its equivalent as adopted in the applicable jurisdiction, insuring the mortgage loan seller, its successors and assigns or the holder of the related promissory note (as sole insured), as a valid and first priority lien of the mortgage in at least the original principal amount of such mortgage loan or allocated loan amount of the related mortgaged real property, subject only to
          (a) the lien of current real property taxes, water charges, sewer rents and other governmental taxes, charges and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters that are of public record, none of which individually or collectively materially interferes with (1) the security intended to be provided by such mortgage, (2) the value or marketability of the mortgaged real property, (3) the current principal use of the related mortgaged real property or (4) the ability of the related mortgaged real property to generate income sufficient to service such mortgage loan and (c) the exceptions (general and specific) set forth in such policy, none of which individually or collectively materially interferes with (1) the security intended to be provided by such mortgage, (2) the value or marketability of the mortgaged real property, (3) the current principal use


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          of the related mortgaged real property or (4) the ability of the related mortgaged real property to generate income sufficient to service such mortgage loan (the items set forth in clauses (a), (b) and (c) above collectively referred to as "Permitted Encumbrances"); none of the Permitted Encumbrances individually or collectively materially interferes with (1) the security intended to be provided by such mortgage, (2) the value or marketability of the mortgaged real property, (3) the current principal use of the related mortgaged real property or (4) the ability of the related mortgaged real property to generate income sufficient to service such mortgage loan; the mortgage loan seller or its successors or assigns is the sole named insured of such policy; such policy is assignable to the trustee without the consent of or any notification to the insurer, and is in full force and effect upon the date of initial issuance of the series 2002-FX1 certificates; no claims have been made under such policy and the mortgage loan seller has not done anything, by act or omission, and the mortgage loan seller has no knowledge of any matter, which would impair or diminish the coverage of such policy; to the extent required by applicable law, the insurer issuing such policy is qualified to do business in the jurisdiction in which the related mortgaged real property is located and to the mortgage loan seller's knowledge as of the date of initial issuance of the series 2002-FX1 certificates, the insurer issuing such policy is qualified to do business in the jurisdiction in which the mortgaged real properties are located; to the mortgage loan seller's knowledge, all of the material improvements on the related mortgaged real property that were considered in determining the value of the mortgaged real property at the time of origination of the related mortgage loan lay wholly within the boundaries of such property, except for encroachments that are insured against by the title policy or that do not materially and adversely affect the value or marketability of such mortgaged real property, and no improvements on adjoining properties materially encroached upon such mortgaged real property so as to materially and adversely affect the value or marketability of such mortgaged real property, except those encroachments that are insured against by the title policy.

     18. Each related mortgaged real property is free of any material damage that would affect materially and adversely the value of such mortgaged real property as security for the mortgage loan and is in good repair, and there is no proceeding pending for the total or the partial condemnation of such mortgaged real property.

     19. Each of the related borrowers is in possession of all material licenses, permits and other authorizations necessary and required by all applicable laws for the conduct of its business and all such licenses, permits and authorizations are valid and in full force and effect and if a related mortgaged real property is improved by a hotel, the most recent inspection or review by the franchisor, if any, did not cite such mortgaged real property for material violations of the related franchise agreement which have not been cured.

     20. The mortgage loan seller has inspected or caused to be inspected each related mortgaged real property within the 13 months preceding the cut-off date, except with respect to the mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as The Woods, Ridgedale Square Apartments, Bedford Manor, East Gate Apartments, Dundale Apartments, Churchland Square Apartments, Lake Village II, Lake Village I, Richmond Club Apartments and Featherstone Industrial.

     21. The mortgage loan does not have a shared appreciation feature, other contingent interest feature or negative amortization, unless such mortgage loan is an ARD Loan which may have negative amortization from and after the related anticipated repayment date, or any equity participation by the mortgage loan seller, except with respect to the mortgage loan identified on Annex A-1 to this prospectus supplement as Parkview Tower (and described under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Parkview Tower Mortgage Loan--PaymenT Terms").

     22. The mortgage loan is a whole loan and no other party holds a participation interest in the mortgage loan.

     23. No fraudulent acts were committed by the originator during the origination process of such mortgage loan and the origination, servicing and collection of the mortgage loan is in all respects legal, proper and prudent in accordance with customary industry standards.

     24. The mortgage loan has not been 30 days or more delinquent since origination and as of the cut-off date was not delinquent.

     25. Other than payments due but not yet 30 days or more delinquent, there is no material default, breach, violation or event of acceleration existing under the related mortgage or the related promissory note and, to the mortgage loan seller's knowledge, no event which, with the passage of time or with notice and the expiration of any grace or cure period, would and does constitute a default, breach, violation or event of acceleration; provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of the subject matter otherwise covered by any other representation or warranty made by the


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          mortgage loan seller in item 5 above relating to mechanics' and materialmen's liens, item 8 above, item 10 above, item 11 above, item 12 above, item 13 above, item 14 above, item 15 above, item 18 above, item 43 below and item 46 below. Neither the mortgage loan seller, nor to the mortgage loan seller's knowledge, any prior holder of the mortgage loan, has waived any material default, breach, violation or event of acceleration existing under the related mortgage or mortgage note.

     26. With respect to each mortgaged real property improved by a hotel, the originator thereof has filed and/or recorded (or sent for filing and/or recording on the closing date of the related mortgage loan) Uniform Commercial Code financing statements on all furniture, fixtures, equipment and all other personal property used in the operation of the hotel.

     27. To the mortgage loan seller's knowledge as of the date of initial issuance of the series 2002-FX1 certificates, each mortgaged real property is in compliance with all applicable laws, zoning ordinances, rules, covenants and restrictions affecting the construction, occupancy, use and operation of such mortgaged real property. To the mortgage loan seller's knowledge as of the date of initial issuance of the series 2002-FX1 certificates, all inspections, material licenses and certificates required, including certificates of occupancy, required by applicable law for ownership and operation of the related mortgaged real property as presently operated by the borrower, have been obtained and are in full force and effect.

     28. The mortgage loan requires the related borrower to be, at least for so long as the mortgage loan is outstanding, and to the mortgage loan seller's actual knowledge, the related borrower is, a Single-Purpose Entity. For this purpose, "Single-Purpose Entity" means a person, other than an individual, which is formed or organized solely for the purpose of owning and operating the related mortgaged real property or properties; does not engage in any business unrelated to such mortgaged real property or properties and the financing thereof; and whose organizational documents provide, or which entity represented and covenanted in the related loan documents, substantially to the effect that such borrower (i) does not and will not have any material assets other than those related to its interest in such mortgaged real property or properties or the financing thereof; (ii) does not and will not have any indebtedness other than as permitted by the related mortgage or other related loan documents; (iii) maintains its own books, records and accounts, in each case which are separate and apart from the books, records and accounts of any other person; and (iv) holds itself out as being a legal entity, separate and apart from any other person.

     29.  With respect to the mortgage loan if it is an ARD loan:

          (A) The minimum rate increase after the anticipated repayment date is at least 200 basis points above the original interest rate;

          (B) The mortgage loan begins amortizing no later than the 11th day of the month following the cut-off date; and the mortgage loan does not have an interest only period after the cut-off date;

          (C) The anticipated repayment date is not less than seven years from the date of origination for such mortgage loan; and

          (D) The mortgage loan provides that from the anticipated repayment date through the maturity date for such mortgage loan, all excess cash flow (net of budgeted and lender approved discretionary capital expenditures) will be applied to repay principal due under the mortgage loan, except with respect to the mortgage loan identified on Annex A-1 to this prospectus supplement as Parkview Tower (and described under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Parkview Tower Mortgage Loan--Payment Terms").

     30. To the mortgage loan seller's knowledge, as of the date of initial issuance of the series 2002-FX1 certificates there is, no pending action, suit or proceeding, arbitration or governmental investigation against the borrower or the mortgaged real property an adverse outcome of which would materially affect such borrower's performance under the loan documents or the certificateholders.

     31. With respect to each mortgaged real property, (a) an environmental site assessment meeting the requirements of the American Society for Testing and Materials (or with respect to multi-family mortgaged real properties, the Federal National Mortgage Association) and covering all environmental hazards typically assessed for similar properties

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          including use, type and tenants of the mortgaged real property
          ("Environmental Report"), was performed by an independent third-party environmental consultant with respect to each mortgaged real property securing a mortgage loan within the 18 months preceding the cut-off date, except with respect to the mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Feiga Partners II Portfolio, Orlando Marketplace, Marriott Islandia, Flatbush Center, 177 Meeting Street, Surrey Park Apartments, Widefield Apartments and Bedford Manor, and (b) either:
          (i) no such Environmental Report, if any, provides that as of the date of the report there is a material violation of applicable environmental laws with respect to any known circumstances or conditions relating to the related mortgaged real property; or (ii) if any such Environmental Report does reveal any such circumstances or conditions with respect to the related mortgaged real property and the same have not been subsequently remediated in all material respects, then one or more of the following are true: (A) one or more parties not related to or including the related borrower and collectively having financial resources reasonably estimated to be adequate to cure the subject violation in all material respects, were identified as the responsible party or parties for such condition or circumstance and such condition or circumstance does not materially impair the value of the mortgaged real property, (B) the related borrower provided a "no further action" letter or other evidence which would be acceptable to a reasonably prudent commercial mortgage lender, that applicable federal, state or local governmental authorities had no current intention of taking any action, and are not requiring any action, in respect of such condition or circumstance, (C) such conditions or circumstances were investigated further and based upon such additional investigation, a qualified independent environmental consultant recommended no further investigation or remediation, and (D) the expenditure of funds reasonably estimated to be necessary to effect such remediation is not greater than the lesser of (i) $50,000 or (ii) 2% of the outstanding principal balance of the related mortgage loan.

     32. To the mortgage loan seller's actual knowledge and without inquiry beyond the applicable Environmental Report, there are no significant or material circumstances or conditions with respect to such mortgaged real property not revealed in any such Environmental Report, where obtained.

     33. One or more property condition assessments were performed by an engineering consulting firm with respect to each mortgaged real property during the 18-month period preceding the cut-off date (or, with respect to the mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as 177 Meeting Street, Flatbush Center, Surrey Park Apartments, Widefield Apartments, Marriott Islandia and Bedford Manor Apartments, more than 18 months), and to the mortgage loan seller's knowledge, there are no material and adverse engineering conditions or circumstances affecting such mortgaged real property that was not disclosed in such report(s). To the mortgage loan seller's knowledge, except with respect to the mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Grand Avenue (and as described under "Description of the Mortgage Pool--Assessments of Property Condition--Property Inspections; Property Condition Assessments"), the property condition assessment did not disclose any material and adverse engineering conditions or circumstances affecting such mortgaged real property.

     34. Except as described above under "Description of the Mortgage Pool--Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers," no borrower under a mortgage loan is an affiliate of a borrower under any other mortgage loan.

     35. Each mortgaged real property (i) is located on or adjacent to a described road, or has access to an irrevocable easement permitting ingress and egress, (ii) is served by public utilities, water and sewer (or septic facilities), (iii) is a separate tax parcel and (iv) has parking as required under applicable law, except with respect to the mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Feiga Partners II Portfolio (with respect to the Driftwood Apartments, Grove Park Apartments, Kentwood Apartments and Shenandoah Apartments), Edgewater Business Park, John Knox Tower, Station House Office, Fox Hill Apartments, Churchland Square Apartments, Lake Village I and Lake Village II which are legally non-conforming with respect to parking; and Feiga Partners II Portfolio (with respect to the Square Plaza Apartments), Franklin Square, Baldwin Towers, Fishers Crossing and Dundale Apartments, which may be legally non-conforming with respect to parking.

     36. Except as described above under "Description of the Mortgage Pool--Terms and Conditions of the Underlying Mortgage Loans--Defeasance Provisions--Early Defeasance Loans," with respect to any mortgage loan that contains a provision for any defeasance of mortgage collateral, the related mortgage note or mortgage provides that the defeasance option is not exercisable prior to a date that is at least two years following the date of initial issuance of the series

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          2002-FX1 certificates and is otherwise in compliance with applicable statutes, rules and regulations governing REMICs; requires prior notice to the holder of the mortgage loan of the exercise of the defeasance option and payment by the borrower of all related reasonable fees, costs and expenses as set forth below; in the case of mortgage loans secured by two or more mortgaged real properties, if the borrower would continue to own assets in addition to the defeasance collateral, requires, or permits the lender to require, the mortgage loan (or the portion thereof being defeased) to be assumed by a successor entity and requires counsel to provide a legal opinion that the trust has a perfected security interest in such collateral prior to any other claim or interest; in addition, if the mortgage loan that provides for defeasance permits defeasance only with substitute collateral constituting U.S. Treasury Securities or other non-callable "government securities" within the meaning of Treas. Reg.
          Section 1.860G-2(a)(8)(i) backed by the full faith and credit of the United States in an amount sufficient to make all scheduled payments under the mortgage note (or the portion thereof being defeased) when due, and in the case of ARD Loans, assuming the anticipated repayment date is the maturity date.

     37. No mortgage note or mortgage requires the mortgagee to release all or any material portion of the related mortgaged real property from the lien of the related mortgage except upon: (i) payment in full of all amounts due under the related mortgage loan or (ii) delivery of U.S. Treasury securities or other noncallable "government securities" within the meaning of Treas. Reg. Section 1.860G-2(a)(8)(i) backed by the full faith and credit of the United States in connection with a defeasance of the related mortgage loan; provided that the individual mortgage loans secured by multiple parcels, may require the respective mortgagee(s) to grant releases of material portions of the related mortgaged real property or the release of one or more related mortgaged real properties upon the satisfaction of certain legal and underwriting requirements contained in the related mortgage or mortgage note including the payment of a release price, at least equal to 125% of the allocated loan amount of the released property or parcel and prepayment consideration in connection therewith, except as described above under "Description of the Mortgage Pool--Terms and Conditions of the Underlying Mortgage Loans--Defeasance Provisions."

     38. The mortgage loan prohibits the related borrower from encumbering the related mortgaged real property, or any direct controlling equity interest in the related borrower, by any mortgage lien or, in the case of a direct controlling equity interest in the related borrower, a lien to secure any other debt, without the prior written consent of the holder of the subject mortgage loan or the satisfaction of debt service coverage or similar criteria specified therein, except with respect to the mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Northwest Park, Forest Garden Apartments, Richmond Club Apartments, East Gate Apartments, Ridgedale Square Apartments, Whispering Apartments and Deer Run Apartments, which do not restrict the controlling equity interests of the related borrower from being pledged to secure indebtedness.

     39. The mortgage loan requires the related borrower to pay all reasonable fees and expenses associated with securing the consent or approval of the holder of the related mortgage for all actions requiring such consent or approval under the related mortgage, except with respect to the mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as East Gate Apartments, Ridgedale Square Apartments, Whispering Apartments and Deer Run Apartments, which are silent regarding the borrower's obligation to pay fees and expenses associated with securing the consent or approval of a transfer, and Fontainebleau Hilton, Seattle SuperMall, Feiga Partners II Portfolio, Edgewater Business Park, Portland Office Portfolio and GTH&M Corpus Christi, which have limitations on borrower expense obligations with respect to any approved assumption of the mortgage loan.

     40. No mortgage loan permits the unconditional release of one or more unimproved parcels of land to which there was given any material value in the related appraisal, except with respect to the mortgage loans secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Fontainebleau Hilton (and described under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Fontainebleau Hilton Mortgage Loan--Partial Release").

     41. The related borrower is not a debtor in any state or federal bankruptcy, insolvency or similar proceeding.

     42. The servicing and collection practices used with respect to the mortgage loan have complied with applicable law in all material respects and have met customary industry standards utilized by commercial lending institutions in the area in which the related mortgaged real property was located.

     43. With respect to the mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Portland Office Portfolio, in which case a portion of the estate of the related borrower therein is a leasehold estate and the fee interest of the related ground lessor is not subject and subordinate to the related mortgage:

              (A) The ground lease or a memorandum regarding it has been duly recorded; the ground lease permits the interest of the lessee to be encumbered by the related mortgage and does not restrict the use of the related mortgaged real property by such lessee, its successors or assigns in a manner that would adversely affect the security provided by the related mortgage; and there has been no material change in the terms of such ground lease since its recordation, except by written instruments, all of which are included in the related mortgage file; (B) the loan agreement prohibits the borrower from amending the ground lease without mortgagee consent; (C) the ground lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised and will be enforceable by the mortgagee) that extends not less than 10 years beyond the stated maturity of the related mortgage loan; (D) the ground lease is prior to any mortgage or other lien upon the related fee interest and the landlord has not entered into an agreement to subordinate the ground lease to future mortgages or liens on the fee interest; (E) the ground lease is silent with respect to assignments to the mortgagee, but provides that upon delivery of a $25,000 security deposit, no lessor consent to any assignment or sublet is required; (F) (a) the ground lease is in full force and effect and (b) to the mortgage loan seller's actual knowledge, as of the date of initial issuance of the series 2002-FX1 certificates, no default has occurred, nor is there any existing condition which, but for the passage of time or giving of notice, would result in a default under the terms of the ground lease; (G) the ground lease or ancillary agreement between the lessor and the lessee requires the lessor to give notice of any default by the lessee to the mortgagee; (H) a mortgagee is permitted a reasonable opportunity to cure any default under the ground lease which is curable after the receipt of notice of any default before the lessor may terminate the ground lease; and all rights of the mortgagor under the ground lease and the related mortgage (insofar as it relates to the ground lease) may be exercised by or on behalf of the mortgagee, except that the ground lease is silent as to whether the mortgagee can exercise such rights (other than cure rights) on behalf of the mortgagee; (I) the ground lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by an institutional investor; and the lessor is not permitted to disturb the possession, interest or quiet enjoyment of any subtenant of the lessee in the relevant portion of the mortgaged real property subject to the ground lease for any reason, or in any manner, which would adversely affect the security provided by the related mortgage, except that the ground lease states that the lessor's consent to any sublet may not be unreasonably withheld, but also states that upon delivery to the lessor of a $25,000 security deposit, no lessor consent to any assignment or sublet is required; (J) any related insurance proceeds or condemnation award (other than in respect of a total or substantially total loss or taking) will be applied either to the repair or restoration of all or part of the related mortgaged real property, with the mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or, if permitted by the related ground lease, to the payment of the outstanding principal balance of the mortgage loan, together with any accrued interest, except that in the case of condemnation awards, the ground lessor is entitled to an amount of such award generally based on the value of the unimproved land taken; (K) under the terms of the ground lease and the related mortgage, any related insurance proceeds, or condemnation award in respect of a total or substantially total loss or taking of the related mortgaged real property will be applied first to the payment of the outstanding principal balance of the mortgage loan, together with any accrued interest (except as provided by applicable law or in cases where a different allocation would not be viewed as commercially unreasonable by any institutional investor, taking into account the relative duration of the ground lease and the related mortgage and the ratio of the market value of the related mortgaged real property to the outstanding principal balance of such mortgage loan); and until the principal balance and accrued interest rate are paid in full, neither the lessee nor the lessor under the ground lease will have the option to terminate or modify the ground lease without prior written consent of the mortgagee as a result of any casualty or partial condemnation, except to provide for an abatement of the rent; and (L) the ground lease requires the lessor to enter into a new lease upon the termination of the ground lease for any reason, including upon rejection of the ground lease in a bankruptcy proceeding.

     44. The mortgage loan is directly secured by a mortgage on a commercial or multi-family property, and either (1) substantially all of the proceeds of the mortgage loan were used to acquire, improve or protect the portion of the commercial or multi-family property that consists of an interest in real property (within the meaning of Treasury Regulations Sections 1.856-3(c) and 1.856-3(d)) and the interest in real property was the only security for the mortgage

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          loan as of the Testing Date (as defined below), or (2) the fair market value of the interest in real property which secures the mortgage loan was at least equal to 80% of the principal amount of the mortgage loan
          (a) as of the Testing Date, or (b) as of the date of initial issuance of the series 2002-FX1 certificates. For purposes of the previous sentence, (1) the fair market value of the referenced interest in real property shall first be reduced by (a) the amount of any lien on the interest in real property that is senior to the mortgage, and (b) a proportionate amount of any lien on the interest in real property that is on a parity with the mortgage, and (2) the "Testing Date" shall be the date on which the referenced mortgage loan was originated unless
          (a) the mortgage loan was modified after the date of its origination in a manner that would cause "significant modification" of the mortgage loan within the meaning of Treasury Regulations Section 1.1001-3, and (b) the "significant modification" did not occur at a time when the mortgage loan was in default or when default with respect to the mortgage loan was reasonably foreseeable, in which case the "Testing Date" shall be the date of the last such modification.

     45. Prepayment premiums, Repayment of Premium Amounts and Excess Defeasance Deposit Proceeds payable with respect to the mortgage loan, if any, constitute "customary prepayment penalties" within the meaning of Treasury Regulation Section 1.860G-1(b)(2).

     46. To the mortgage loan seller's knowledge, no mortgaged real property is encumbered by subordinate financing; however, certain equity holders in the related borrower are known to the mortgage loan seller to have incurred debt secured by their ownership interest in the related borrower as described under "Risk Factors--Risks Related to the Underlying Mortgage Loans--The Underlying Mortgage Loans Have a Variety of Characteristics Which May Expose Investors to Greater Risk of Default and Loss--Some of the Borrowers Have Incurred or May Be Permitted to Incur Subordinate Debt" in this prospectus supplement.

     If, as provided in the series 2002-FX1 pooling and servicing agreement--

     o there exists a breach of any of the above-described representations and warranties made by the mortgage loan seller, and

     o that breach materially and adversely affects the interests of the series 2002-FX1 certificateholders in, or the value of, the subject mortgage loan or the related mortgaged real property,

then that breach will be a material breach as to which the trust will have the rights against the mortgage loan seller, as applicable, described under "--Cures and Repurchases" below.

CURES AND REPURCHASES

     If there exists a material breach of any of the representations and warranties made by the mortgage loan seller with respect to any of the mortgage loans, as discussed under "--Representations and Warranties" above, or if there exists a material document defect with respect to any mortgage loan, as discussed under "--Assignment of the Underlying Mortgage Loans" above, then the mortgage loan seller will be required either:

     o to remedy that material breach or material document defect, as the case may be, in all material respects,

     o in the case of a breach of any representation and warranty relating to payment of release of collateral costs and expenses, defeasance-related costs and expenses or costs and expenses associated with the assumption of a mortgage loan by a third party, to pay such costs and expenses in the event the related borrower fails to do so, or

     o except as set forth in the preceding bullet, to repurchase the affected mortgage loan at a price generally equal to the sum of--

          1. the unpaid principal balance of that mortgage loan at the time of purchase, plus

          2. all unpaid interest, other than Post-ARD Additional Interest and Default Interest, due with respect to that mortgage loan pursuant to the related loan documents through the due date in the collection period of purchase, plus

          3. all unreimbursed servicing advances relating to that mortgage loan, plus

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          4.   all unpaid interest accrued on advances made by the master servicer, the trustee and/or the fiscal agent with respect to that mortgage loan, plus

          5. to the extent not otherwise covered by clause 4. of this bullet, all unpaid special servicing fees (including if the mortgage loan is then a specially serviced mortgage loan, all unpaid workout fees and liquidation fees) and other Additional Trust Fund Expenses related to that mortgage loan, plus

          6. if the affected mortgage loan is not repurchased by the mortgage loan seller within 180 days of notice of breach or defect, a liquidation fee in connection with such repurchase.

     With respect to a Premium Loan, such purchase price shall not include any Repayment of Premium Amount.

     The time period within which the mortgage loan seller must complete that remedy or repurchase will generally be limited to 90 days following the earlier of the responsible party's discovery or receipt of notice of the subject material breach or material document defect, as the case may be. However, except with respect to the remedy described in the second bullet above, if the responsible party is diligently attempting to correct the problem, then, unless the material breach or material document defect would cause the mortgage loan not to be a "qualified mortgage" within the meaning of the REMIC provisions of the Internal Revenue Code of 1986, it will be entitled to an additional 90 days (or more in the case of a material document defect resulting from the failure of a recording office to return documents) to complete that remedy or repurchase (unless, in the case of a material document defect, the mortgage loan is a specially serviced mortgage loan, in which event an additional 90-day period will not be allowed).

     The cure/repurchase obligations of the mortgage loan seller will constitute the sole remedy available to the series 2002-FX1 certificateholders in connection with a material breach of any representations or warranties or a material document defect with respect to any mortgage loan in the trust. No other person will be obligated to repurchase any affected mortgage loan in connection with a material breach of any of the representations and warranties or a material document defect, if the mortgage loan seller defaults on its obligations to do so. There can be no assurance that the mortgage loan seller will have sufficient assets to repurchase a mortgage loan if required to do so.

REPURCHASE OF EARLY DEFEASANCE MORTGAGE LOANS

     The mortgage loan seller has agreed that if a borrower under the related Early Defeasance Loan gives notice of its election to defease such Early Defeasance Mortgage Loan before the second anniversary of the initial issuance of the series 2002-FX1 certificates, and the amount to be tendered by such borrower in accordance with the loan documents to defease such mortgage loan will be insufficient to prepay the related mortgage loan in full on the related due date, the mortgage loan seller will repurchase that mortgage loan (simultaneously with the transfer of the required defeasance deposit by the borrower) at a purchase price described under "Description of the Mortgage Pool--Terms and Conditions of the Underlying Mortgage Loans--Defeasance Provisions--Early Defeasance Loans" in this prospectus supplement. In addition, with respect to one of these mortgage loans, which may be partially defeased, if that mortgage loan is to be partially defeased prior to the second anniversary of the date of initial issuance of the offered certificates, the mortgage loan seller will be obligated to repurchase that entire mortgage loan (simultaneously with the transfer of the required defeasance deposit) at the repurchase price described under "Description of the Mortgage Pool--Terms and Conditions of the Underlying Mortgage Loans--Defeasance Provisions--Early Defeasance Loans" in this prospectus supplement. These repurchase obligations of the mortgage loan seller will be guaranteed by CDC Financial Products Inc., an affiliate of the mortgage loan seller. The long-term unsecured debt obligations of CDC Financial Products Inc. are rated "AAA" by Fitch and S&P and "Aaa" by Moody's.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The description in this prospectus supplement of the mortgage pool is based upon the mortgage pool as it is expected to be constituted at the time the offered certificates are issued, with adjustments for the monthly debt service payments due on the mortgage loans on or before the cut-off date. Prior to the issuance of the offered certificates, one or more mortgage loans may be removed from the mortgage pool if we consider the removal necessary or appropriate. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the offered certificates, unless including those mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. We believe that the information in this prospectus supplement will be generally representative of the characteristics of the mortgage pool as


                                      S-86
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it will be constituted at the time the offered certificates are issued. However, the range of mortgage interest rates and maturities, as well as the other characteristics of the mortgage loans described in this prospectus supplement, may vary, and the actual initial mortgage pool balance may be as much as 5% larger or smaller than the initial mortgage pool balance specified in this prospectus supplement.

     A current report on Form 8-K will be available to purchasers of the offered certificates on or shortly after the date of initial issuance of the offered certificates. We will file that current report on Form 8-K, together with the series 2002-FX1 pooling and servicing agreement as an exhibit, with the SEC within 15 days after the initial issuance of the offered certificates. If mortgage loans are removed from or added to the mortgage pool, that removal or addition will be noted in that current report on Form 8-K.

                   SERVICING OF THE UNDERLYING MORTGAGE LOANS

GENERAL

     The servicing and administration of the mortgage loans in the trust, as well as the servicing and administration of any REO Properties acquired by the trust as a result of foreclosure or other similar action, will be governed by the series 2002-FX1 pooling and servicing agreement. The following summaries describe some of the provisions of the series 2002-FX1 pooling and servicing agreement relating to the servicing and administration of those mortgage loans and REO Properties. You should also refer to the accompanying prospectus, in particular the section captioned "Description of the Governing Documents," for additional important information regarding provisions of the series 2002-FX1 pooling and servicing agreement that relate to the rights and obligations of the master servicer and the special servicer.

     The series 2002-FX1 pooling and servicing agreement provides that the master servicer and the special servicer must each service and administer the mortgage loans and any REO Properties in the trust for which it is responsible, directly or through sub-servicers, in accordance with--

     o    any and all applicable laws,

     o the express terms of the series 2002-FX1 pooling and servicing agreement,

     o    the express terms of the subject mortgage loans, and

     o    to the extent consistent with the foregoing, the Servicing Standard.

     In general, the master servicer will be responsible for the servicing and administration of each mortgage loan--

     o    as to which no Servicing Transfer Event has occurred, or

     o that is a worked-out mortgage loan as to which no new Servicing Transfer Event has occurred,

except that the special servicer and the series 2002-FX1 controlling class representative will have approval rights with respect to certain modifications, management company changes, franchise changes and waivers of "due-on-sale" and "due-on-encumbrance" clauses.

     The special servicer, on the other hand, will be responsible for the servicing and administration of each such mortgage loan as to which a Servicing Transfer Event has occurred and which has not yet become a worked-out mortgage loan with respect to that Servicing Transfer Event. The special servicer will also be responsible for the administration of each REO Property in the trust.

     Despite the foregoing, the series 2002-FX1 pooling and servicing agreement will require the master servicer to continue to collect information and prepare all reports to the trustee required to be collected or prepared with respect to any specially serviced mortgage loans and, otherwise, to render other incidental services with respect to any such specially serviced mortgage loans and REO properties. In addition, the special servicer will perform limited duties and have certain approval rights regarding servicing actions with respect to non-specially serviced mortgage loans. Neither the master servicer nor the special


                                      S-87
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servicer will have responsibility for the performance by the other of its respective obligations and duties under the series 2002-FX1 pooling and servicing agreement.

     The master servicer will transfer servicing of a mortgage loan to the special servicer upon the occurrence of a Servicing Transfer Event with respect to that mortgage loan. The special servicer will return the servicing of that mortgage loan to the master servicer, and that mortgage loan will be considered to have been worked-out, if and when all Servicing Transfer Events with respect to that mortgage loan cease to exist.

THE INITIAL MASTER SERVICER AND THE INITIAL SPECIAL SERVICER

     The Master Servicer. GMAC Commercial Mortgage Corporation ("GMACCM"), a California corporation, will act as the initial master servicer under the series 2002-FX1 pooling and servicing agreement. As of December 31, 2001, GMAC and its affiliates were responsible for servicing commercial and multi-family mortgage loans, totaling approximately $116.6 billion in aggregate outstanding principal amount, including loans securitized in mortgage-backed securitization transactions.

     The information set forth in this prospectus supplement concerning the master servicer has been provided by it. Neither we nor any of the underwriters makes any representation or warranty as to the accuracy or completeness of this information.

     The Special Servicer. GMACCM will act as the initial special servicer under the series 2002-FX1 pooling and servicing agreement. As of May 31, 2002, GMACCM was responsible for performing certain special servicing functions with respect to commercial and multi-family loans totaling approximately $72.0 billion in aggregate outstanding principal balance. The principal executive offices of GMACCM are located at 200 Witmer Road, Horsham, Pennsylvania 19044.

     The information set forth in this prospectus supplement concerning the special servicer has been provided by it. Neither we nor any of the underwriters makes any representation or warranty as to the accuracy or completeness of this information.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The Master Servicing Fee. The principal compensation to be paid to the master servicer with respect to its master servicing activities will be the master servicing fee.

     The master servicing fee will be earned with respect to each and every mortgage loan in the trust, including each such mortgage loan--

     o    that is being specially serviced;

     o as to which the corresponding mortgaged real property has become an REO Property; or

     o that has been defeased (but not repurchased by the mortgage loan seller in connection with a defeasance).

     In the case of each mortgage loan in the trust, the master servicing fee will--

     o be calculated on a 30/360 Basis, except in the case of partial periods of less than a month, when it will be computed on the basis of the actual number of days elapsed in the partial period and a 360-day year,

     o    accrue at the related master servicing fee rate,

     o accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan, and

     o be payable monthly from amounts received with respect to, or allocable as recoveries of, interest on that mortgage loan or, following liquidation of that mortgage loan and any related REO Property, from general collections on the other mortgage loans and REO Properties in the trust.

     The master servicing fee rate will be 0.10% per annum. The master servicing fee rate includes any sub-servicing fee rate payable to any third-party servicers that sub-service the loans on behalf of the master servicer.

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     Additional Master Servicing Compensation. As additional master servicing compensation, the master servicer will be entitled to receive any and all Prepayment Interest Excesses collected with respect to the entire mortgage pool.

     In addition, the master servicer will generally be authorized to invest or direct the investment of funds held in its custodial account, and in any and all escrow and/or reserve accounts maintained by the master servicer, in Permitted Investments. See "--Custodial Account" below. In general, the master servicer will be entitled to retain any interest or other income earned on those funds that is not otherwise payable to the borrowers and, to the extent the investments are made for its benefit, will be required to cover any losses of principal from its own funds (to the extent not offset by income from other investments). The master servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding any of those accounts so long as those accounts are held by a depository institution or trust company that (i) satisfies rating agency standards and the requirements under the series 2002-FX1 pooling and servicing agreement and (ii) is not an affiliate of the master servicer or the special servicer.

     All modification fees, assumption fees, assumption application fees, defeasance fees, extension fees, consent/waiver fees and other comparable transaction fees and charges, if any, collected with respect to the mortgage loans will be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, in accordance with the series 2002-FX1 pooling and servicing agreement. Similarly, all late payment charges and Default Interest, if any, collected with respect to the mortgage loans during any collection period will be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, as provided in the series 2002-FX1 pooling and servicing agreement, but only to the extent that those late payment charges and Default Interest are not otherwise allocable--

     o to pay the master servicer, the trustee or the fiscal agent, as applicable, any unpaid interest on advances reimbursed to that party during that collection period with respect to the related mortgage loan,

     o to pay any other expenses, excluding special servicing fees, liquidation fees and workout fees, that are then outstanding with respect to the related mortgage loan and that, if paid from a source other than late payment charges and Default Interest collected with respect to the related mortgage loan, would be an Additional Trust Fund Expense, or

     o to reimburse the trust for any Additional Trust Fund Expenses, including interest on advances, but excluding special servicing fees, liquidation fees and workout fees, that were paid with respect to the related mortgage loan since the date of initial issuance of the series 2002-FX1 certificates and were not paid from late payment charges and Default Interest collected with respect to the related mortgage loan.

     Prepayment Interest Shortfalls. The series 2002-FX1 pooling and servicing agreement provides that if any Prepayment Interest Shortfalls are incurred in connection with the voluntary prepayment by borrowers of non-specially serviced mortgage loans in the mortgage pool during any collection period, the master servicer must make a non-reimbursable payment with respect to the related payment date in an amount equal to the lesser of:

     o    the total amount of those Prepayment Interest Shortfalls, and


     o the sum of the following components of the master servicer's total servicing compensation for that same collection period--

          1. all Prepayment Interest Excesses, if any, collected with respect to the entire mortgage pool during that collection period, and

          2. with respect to each and every mortgage loan in the trust for which the master servicer receives master servicing fees during that collection period, the portion of those fees calculated at an annual rate of 0.05% per annum.

No other master servicing compensation will be available to cover Prepayment Interest Shortfalls.

     Any payments made by the master servicer with respect to any payment date to cover Prepayment Interest Shortfalls will be included among the amounts payable as principal and interest on the series 2002-FX1 certificates on that payment date as described under "Description of the Offered Certificates--Payments" in this prospectus supplement. If the amount of the payments made by the master servicer with respect to any payment date to cover Prepayment Interest Shortfalls is less than the total of all the Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period, then the resulting Net Aggregate Prepayment Interest Shortfall will be allocated, on a pro rata basis (in accordance with the respective amounts of interest otherwise payable on those classes for the corresponding interest accrual period), among the respective interest-bearing classes of the series 2002-FX1 certificates, in reduction of the interest payable on those certificates, as and to the extent described under "Description of the Offered Certificates--Payments--Payments of Interest" in this prospectus supplement.

     Principal Special Servicing Compensation. The principal compensation to be paid to the special servicer with respect to its special servicing activities in respect of the mortgage pool will be--

     o    the special servicing fee,

     o    the workout fee, and

     o    the liquidation fee.

     The Special Servicing Fee. The special servicing fee will be earned with respect to each mortgage loan--

     o    that is being specially serviced, or

     o as to which the corresponding mortgaged real property has become an REO Property.

     In the case of each mortgage loan referred to in the prior paragraph, the special servicing fee will--

     o be calculated on a 30/360 Basis, except in the case of partial periods of less than a month, when it will be computed on the basis of the actual number of days elapsed in the partial period and a 360-day year,

     o    accrue at a special servicing fee rate of 0.25% per annum,

     o accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan, and

     o generally be payable monthly from general collections on all the mortgage loans and any REO Properties in the trust.

     The Workout Fee. The special servicer will, in general, be entitled to receive a workout fee with respect to each mortgage loan that is a worked-out mortgage loan. The workout fee will be payable out of, and will be calculated by application of a workout fee rate of 1.0% to, each collection of--

     o    interest, other than Default Interest and Post-ARD Additional
          Interest,

     o    principal, and

     o    prepayment consideration,

received on the subject mortgage loan for so long as it remains a worked-out mortgage loan.

     The workout fee with respect to any worked-out mortgage loan referred to in the prior paragraph will cease to be payable if a new Servicing Transfer Event occurs with respect to that loan. However, a new workout fee would become payable if that mortgage loan again became a worked-out mortgage loan with respect to that new Servicing Transfer Event.

     If the special servicer is terminated or resigns, then it will retain the right to receive any and all workout fees payable with respect to each mortgage loan that became a worked-out mortgage loan during the period that it acted as special servicer and remained a worked-out mortgage loan at the time of its termination or resignation. The successor special servicer will not be entitled to any portion of those workout fees.

     Although workout fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any workout fee will reduce amounts payable to the series 2002-FX1 certificateholders.

     The Liquidation Fee. The special servicer will be entitled to receive a liquidation fee with respect to each specially serviced mortgage loan for which it obtains a full, partial or discounted payoff from the related borrower, except as described in the next paragraph. The special servicer will also be entitled to receive a liquidation fee with respect to any specially serviced mortgage loan or REO Property as to which it receives any Liquidation Proceeds, except as described in the next paragraph. As to each such specially serviced mortgage loan and REO Property, the liquidation fee will be payable from, and will be calculated by application of a liquidation fee rate of 1.0% to, the related payment or proceeds, exclusive of any portion of that payment or proceeds that represents a recovery of Default Interest or Post-ARD Additional Interest.

     Despite anything to the contrary described in the prior paragraph, no liquidation fee will be payable based on, or out of, amounts received in connection with:

     o the repurchase of any mortgage loan in the trust by the mortgage loan seller for a breach of representation or warranty or for defective or deficient mortgage loan documentation, as described under "Description of the Mortgage Pool--Cures and Repurchases" in this prospectus supplement, within 180 days after notice of such breach or defect;

     o the purchase of any specially serviced mortgage loan out of the trust pursuant to the fair value purchase option, as described under "--Fair Value Option" below by the controlling class holder, the special servicer or any affiliate of either of them or, if such purchase is effected within 60 days of becoming eligible to exercise such purchase option, the mortgage loan seller;

     o the purchase of all of the mortgage loans and REO Properties in the trust by us, the special servicer, any certificateholder(s) of the series 2002-FX1 controlling class or the master servicer in connection with the termination of the trust, as described under "Description of the Offered Certificates--Termination" in this prospectus supplement; or

     o the repurchase by the mortgage loan seller of any of the mortgage loans that may be defeased before the second anniversary of the initial issuance of the offered certificates as described under "Description of the Mortgage Pool--Repurchase of Early Defeasance Mortgage Loans" in this prospectus supplement.

     Although liquidation fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any liquidation fee will reduce amounts payable to the series 2002-FX1 certificateholders (unless the mortgage loan seller is required to repurchase a mortgage loan 180 days or more after notice of a breach or defect with respect to a mortgage loan).

     Additional Special Servicing Compensation. As additional special servicing compensation, the special servicer will be authorized to invest or direct the investment of funds held in its REO account in Permitted Investments. In general, the special servicer will be entitled to retain any interest or other income earned on those funds and will be required to cover any losses of principal from its own funds without any right to reimbursement. The special servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding the applicable REO account so long as such account is held by a depository institution or trust company that (i) satisfies rating agency standards and the requirements under the series 2002-FX1 pooling and servicing agreement, and (ii) is not an affiliate of the master servicer or the special servicer. The special servicer will also be entitled to additional servicing compensation described in "--Additional Master Servicing Compensation" above.

     Payment of Expenses; Servicing Advances. Each of the master servicer and the special servicer will be required to pay its overhead costs and any general and administrative expenses incurred by it in connection with its servicing activities under the series 2002-FX1 pooling and servicing agreement. The master servicer and the special servicer will not be entitled to reimbursement for these expenses except as expressly provided in the series 2002-FX1 pooling and servicing agreement.

     Any and all customary, reasonable and necessary out-of-pocket costs and expenses incurred by the master servicer or the special servicer in connection with the servicing of a mortgage loan under the series 2002-FX1 pooling and servicing agreement (including, with respect to the Portland Office Portfolio mortgage loan, the payment, if necessary, of a security deposit of $25,000 to the related ground lessor for the right to assign the ground lease without the ground lessor's consent), if a default is imminent or after a default, delinquency or other unanticipated event has occurred with respect to that loan, or in connection with the administration of any REO Property, will be servicing advances. Servicing advances will be reimbursable from future payments and other collections, including Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds, in connection with the related mortgage loan or REO Property.

     The special servicer will request the master servicer to make servicing advances with respect to a specially serviced mortgage loan or REO Property. The special servicer must make the request a specified number of days in advance of when the servicing advance is required to be made under the series 2002-FX1 pooling and servicing agreement. The master servicer, in turn, must make the requested servicing advance within a specified number of days following the master servicer's receipt of the request. If the request is timely and properly made, the special servicer will be relieved of any obligations with respect to a servicing advance that it requests the master servicer to make, regardless of whether or not the master servicer actually makes that advance.

     If the master servicer is required under the series 2002-FX1 pooling and servicing agreement to make a servicing advance, but does not do so within 15 days after the servicing advance is required to be made, then the trustee will be required:

     o if it has actual knowledge of the failure, to give the defaulting party notice of its failure; and

     o if the failure continues for one more business day, to make the servicing advance.

The series 2002-FX1 pooling and servicing agreement will obligate the fiscal agent to make any servicing advances that the trustee was obligated, but failed, to make.

     Despite the foregoing discussion or anything else to the contrary in this prospectus supplement, none of the master servicer, the trustee or the fiscal agent will be obligated to make servicing advances that, in the reasonable and good faith judgment of the party making the advance, would not be ultimately recoverable from expected collections on the related mortgage loan or REO Property. If the master servicer, the trustee or the fiscal agent makes any servicing advance that it subsequently determines is not recoverable from expected collections on the related mortgage loan or REO Property, it may obtain reimbursement for that advance, together with interest on the advance, out of general collections on the mortgage loans and any REO Properties on deposit in the master servicer's custodial account from time to time.

     The master servicer will be permitted to pay, and the special servicer may direct the payment of, some servicing expenses out of the master servicer's custodial account and at times without regard to the relationship between the expense and the funds from which it is being paid. The most significant of those servicing expenses relate to the remediation of any adverse environmental circumstance or condition at any of the mortgaged real properties securing a mortgage loan, for which expenses the master servicer will not be required to make any servicing advances (and such expenses will be paid out of the master servicer's custodial account). In addition, the series 2002-FX1 pooling and servicing agreement will require the master servicer, at the direction of the special servicer if a specially serviced mortgage loan is involved, to pay directly out of the master servicer's custodial account any servicing expense that, if it were to be advanced by the master servicer, would not be recoverable from expected collections on the related mortgage loan or REO Property. This is only to be done, however, when the master servicer, or the special servicer if a specially serviced mortgage loan is involved, has determined in accordance with the Servicing Standard that making the payment is in the best interests of the series 2002-FX1 certificateholders, as a collective whole.

     The master servicer, the trustee and the fiscal agent will be entitled to receive interest on servicing advances made by them. The interest will accrue on the amount of each servicing advance for so long as the servicing advance is outstanding, at a rate per annum equal to the prime rate as published in the "Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any servicing advance will be payable in the collection period when the advance is reimbursed--

     o first, out of Default Interest and late payment charges collected on the related mortgage loan during that collection period, and

     o then, if and to the extent that the subject servicing advance is being or has been reimbursed and the Default Interest and late payment charges referred to in the preceding bullet are insufficient to cover the advance interest, out of any other amounts then on deposit in the master servicer's custodial account.

THE SERIES 2002-FX1 CONTROLLING CLASS REPRESENTATIVE

     Series 2002-FX1 Controlling Class. As of any date of determination, the controlling class of series 2002-FX1 certificateholders will be the holders of the most subordinate class of series 2002-FX1 certificates then outstanding, other than the class X-CL, X-CP, R-I, R-II, R-III and V certificates, that has a total principal balance that is not less than 25% of that class's original total principal balance. However, if no class of series 2002-FX1 certificates, exclusive of the class X-CL, X-CP, R-I, R-II, R-III and V certificates, has a total principal balance that satisfies this requirement, then the controlling class of series 2002-FX1 certificateholders will be the holders of the most subordinate class of series 2002-FX1 certificates then outstanding, other than the class X-CL, X-CP, R-I, R-II, R-III and V certificates, that has a total principal balance greater than zero. The class A-1 and A-2 certificates will be treated as one class for purposes of determining and exercising the rights of the controlling class of series 2002-FX1 certificates.

     Selection of the Series 2002-FX1 Controlling Class Representative. The series 2002-FX1 pooling and servicing agreement permits the holder or holders of series 2002-FX1 certificates representing a majority of the voting rights allocated to the series 2002-FX1 controlling class to select a representative from whom the special servicer will seek advice and approval and take direction under the circumstances described below in this "--The Series 2002-FX1 Controlling Class Representative" section. In addition, if the series 2002-FX1 controlling class is held in book-entry form and confirmation of the identities of the related beneficial owners has been provided to the trustee, those beneficial owners entitled to a majority of the voting rights allocated to the series 2002-FX1 controlling class will be entitled to directly select a controlling class representative. The initial controlling class representative will be GMAC Institutional Advisors LLC.

     Rights and Powers of the Series 2002-FX1 Controlling Class Representative. The special servicer will, in general, not be permitted to take any of the following actions as to which the series 2002-FX1 controlling class representative has objected in writing within 5 business days of having been notified in writing of the particular action and having been provided with all reasonably requested information with respect to the particular action--

     o any foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing those specially serviced mortgage loans in the trust as come into and continue in default;

     o any modification, extension, amendment or waiver of a monetary term (including the timing of payments) or any material non-monetary term of a specially serviced mortgage loan in the trust;

     o any proposed sale of an REO Property, other than in connection with the termination of the trust as described under "Description of the Offered Certificates--Termination" in this prospectus supplement, for less than the unpaid principal balance of the related mortgage loan, plus accrued interest (other than Default Interest and Post-ARD Additional Interest) thereon, and related unreimbursed servicing advances;

     o any acceptance of a discounted payoff with respect to a specially serviced mortgage loan;

     o any determination to bring a mortgaged real property or an REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at a mortgaged real property or an REO Property;

     o any release of collateral for a specially serviced mortgage loan (other than in accordance with the terms of, or upon satisfaction of, such mortgage loan);

     o any acceptance of substitute or additional collateral for a specially serviced mortgage loan (other than in accordance with the terms of such mortgage loan);

     o any waiver of a due-on-sale or due-on-encumbrance clause with respect to a mortgage loan;

     o any acceptance of an assumption agreement releasing a borrower from liability under a mortgage loan;

     o any acceptance of a change in the property management company or, if applicable, hotel franchise for any mortgaged real property, to the extent the special servicer consent is required; and

     o certain releases of earn-out reserves or related letters of credit with respect to a mortgaged real property;

provided, that if the special servicer determines that immediate action is necessary to protect the interest of the Series 2002-FX1 certificateholders (as a collective whole), the special servicer may take any such action without waiting for the controlling class representative's response.

     Notwithstanding the foregoing, no advice, direction or objection given or made by the series 2002-FX1 controlling class representative may require or cause the special servicer to violate any other provision of the series 2002-FX1 pooling and servicing agreement described in this prospectus supplement or the accompanying prospectus (including the special servicer's obligation to act in accordance with the Servicing Standard), applicable laws, the related loan documents or the REMIC provisions of the Internal Revenue Code of 1986.

     Limitation on Liability of the Series 2002-FX1 Controlling Class Representative. The series 2002-FX1 controlling class representative will not be liable to the trust or the series 2002-FX1 certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the series 2002-FX1 pooling and servicing agreement, or for errors in judgment. Each series 2002-FX1 certificateholder acknowledges and agrees, by its acceptance of its series 2002-FX1 certificates, that:

     o the series 2002-FX1 controlling class representative may have special relationships and interests that conflict with those of the holders of one or more classes of the series 2002-FX1 certificates;

     o the series 2002-FX1 controlling class representative may act solely in the interests of the holders of the series 2002-FX1 controlling class;

     o the series 2002-FX1 controlling class representative does not have any duties to the holders of any class of series 2002-FX1 certificates; and

     o the series 2002-FX1 controlling class representative may take actions that favor the interests of the holders of the series 2002-FX1 controlling class over the interests of the holders of one or more other classes of series 2002-FX1 certificates.

REPLACEMENT OF THE SPECIAL SERVICER BY THE SERIES 2002-FX1 CONTROLLING CLASS

     Series 2002-FX1 certificateholders entitled to a majority of the voting rights allocated to the series 2002-FX1 controlling class may--

     o    terminate an existing special servicer without cause, and

     o appoint a successor to any special servicer that has resigned or been terminated.

     Any termination of an existing special servicer and/or appointment of a successor special servicer will be subject to, among other things, receipt by the trustee of--

     1. written confirmation from each of S&P, Moody's and Fitch that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned thereby to the respective classes of series 2002-FX1 certificates, and

     2. the written agreement of the proposed special servicer to be bound by the terms and conditions of the series 2002-FX1 pooling and servicing agreement, together with an opinion of counsel regarding, among other things, the enforceability of the series 2002-FX1 pooling and servicing agreement against the proposed special servicer.

     If the controlling class of series 2002-FX1 certificates is held in book-entry form and confirmation of the identities of the related beneficial owners has been provided to the trustee, then the beneficial owners entitled to a majority of the voting rights allocated to the series 2002-FX1 controlling class will be entitled to directly replace an existing special servicer and appoint a successor, in the manner described above.

     Any costs and expenses incurred in connection with the removal of a special servicer as described in this section that are not paid by the replacement special servicer will be paid by the holders or beneficial owners entitled to a majority of the voting rights allocated to the series 2002-FX1 controlling class.

ENFORCEMENT OF DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Subject to the discussion under "--The Series 2002-FX1 Controlling Class Representative" above, the master servicer or the special servicer, as applicable, will be required to determine, in a manner consistent with the Servicing Standard, whether to waive any right the lender under any mortgage loan may have under either a due-on-encumbrance clause or a due-on-sale clause to accelerate payment of that mortgage loan. However, neither the master servicer nor the special servicer may waive its rights or grant its consent under any due-on-encumbrance clause and, if either (i) the principal balance of the subject mortgage loan is at least equal to $20,000,000 or (ii) the subject mortgage loan is one of the ten largest mortgage loans based on the then outstanding principal balance, neither the master servicer nor the special servicer may waive its rights or grant its consent under any due-on-sale clause, unless in either such case the master servicer or the special servicer, as applicable, has received written confirmation from each applicable rating agency that this action would not result in the qualification, downgrade or withdrawal of any of the then-current ratings then assigned by the rating agency to the series 2002-FX1 certificates. In addition, the master servicer may not waive its rights or grant its consent under any due-on-encumbrance or due-on-sale clause under any mortgage loan without the consent of the special servicer.

SERVICING OF EARLY DEFEASANCE LOANS

     With respect to any Early Defeasance Loan where the related borrower has notified the master servicer that it intends to exercise its defeasance option on a date prior to the second anniversary of the date of initial issuance of the series 2002-FX1 certificates, the series 2002-FX1 pooling and servicing agreement will require the master servicer to calculate the amount of the defeasance deposit promptly after receipt of such notice. In connection with a full defeasance, if the amount of the defeasance deposit will be less than the principal amount of such mortgage loan, together with all other amounts then due thereon, the mortgage loan seller will be required to repurchase such mortgage loan from the trust prior to the due date on which such mortgage loan will be defeased. In connection with a full defeasance, if the amount of the defeasance deposit will equal or exceed the principal amount of such mortgage loan, together with all other amounts then due thereon, the master servicer will be required to treat the defeasance deposit as a prepayment in full of such mortgage loan on the related due date and the Excess Defeasance Deposit Proceeds will be allocated and paid to the persons, in the amounts and in accordance with the priorities described under "Description of the Offered Certificates--Payments--Repayment of Premium Amounts and Excess Defeasance Deposit Proceeds" in this prospectus supplement. In connection with a partial defeasance of one Early Defeasance Loan prior to the second anniversary of the date of initial issuance of the series 2002-FX1 certificates, the mortgage loan seller will be required to repurchase that entire mortgage loan from the trust prior to the date on which a portion of such mortgage loan will be defeased. The master servicer will use reasonable efforts to require the mortgage loan seller to make any required repurchases as described above.

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

     In the case of any mortgage loan or a specially serviced mortgage loan, and subject to the rights of the special servicer described below in this "--Modifications, Waivers, Amendments and Consents" section, the master servicer will be responsible for responding to any request by a borrower for the consent or approval of the mortgagee with respect to a non-material modification, waiver or amendment which would not, except in limited circumstances generally involving the waiver of Default Interest, late payment charges and Post-ARD Additional Interest or as described under "--Enforcement of Due-on-Sale and Due-on-Encumbrance Provisions" above--

     o affect the amount or timing of any of the payment terms of the mortgage loan,

     o result in the release of the related borrower from any material terms of the mortgage loan,

     o waive any rights under the mortgage loan with respect to any guarantor of the mortgage loan,

     o relate to the release, addition or substitution of any material collateral for the mortgage loan,

     o relate to any waiver of or granting of consent under a due-on-sale or due-on-encumbrance clause, or

     o waive any rights relating to the establishment, release, reduction or termination of reserves or any lockbox requirements.

To the extent consistent with the foregoing, the master servicer will also be responsible for providing or withholding mortgagee consent with respect to certain routine matters involving the mortgage loans, although it must obtain the special servicer's and the series 2002-FX1 controlling class representative's approval before approving any management company or franchise change or accepting an assumption agreement releasing a borrower from liability. Notwithstanding the foregoing, the master servicer may, with the consent of the special servicer and the series 2002-FX1 controlling class representative and subject to various conditions, approve the extension of the maturity date of a mortgage loan for a period not to exceed 180 days.

     Except as described above and in other limited matters, the master servicer may not agree to waive, modify or amend any term of any mortgage loan. Furthermore, neither the master servicer nor the special servicer may agree to any modification, extension, waiver or amendment of any term of any mortgage loan that would cause any REMIC or grantor trust created under the series 2002-FX1 pooling and servicing agreement to fail to qualify as such under the Internal Revenue Code of 1986 or result in the imposition of any tax on "prohibited transactions" or "contributions" after the startup day under the REMIC provisions of the Internal Revenue Code of 1986.

     The series 2002-FX1 pooling and servicing agreement will permit the special servicer to modify, extend, waive or amend any term of any mortgage loan if that modification, extension, waiver or amendment:

     o    is consistent with the Servicing Standard, and

     o    except under the circumstances described below, will not--

          1. affect the amount or timing of any scheduled payments of principal, interest or other amounts, including default prepayment consideration, Repayment of Premium Amounts and Excess Defeasance Deposit Proceeds, but excluding Default Interest and other amounts constituting additional servicing compensation, payable under the mortgage loan,

          2. affect the obligation of the related borrower to pay default prepayment consideration, Repayment of Premium Amounts or Excess Defeasance Deposit Proceeds or permit a principal prepayment during the applicable prepayment lock-out period,

          3. except as expressly provided by the related mortgage instrument or in connection with a material adverse environmental condition at the related mortgaged real property, result in a release of the lien of the related mortgage instrument on any material portion of that property without a corresponding principal prepayment in an amount not less than the fair market value of the property to be released, or

          4. in the special servicer's judgment, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due on the mortgage loan.

     Notwithstanding the second bullet of the preceding paragraph, but subject to the following paragraph and the discussion under "--The Series 2002-FX1 Controlling Class Representative" above, the special servicer may--

     o reduce the amounts owing under any specially serviced mortgage loan by forgiving principal, accrued interest, including Post-ARD Additional Interest and/or any default prepayment consideration or Repayment of Premium Amounts,

     o reduce the amount of the monthly debt service payment on any specially serviced mortgage loan, including by way of a reduction in the related mortgage interest rate,

     o forbear in the enforcement of any right granted under any mortgage note, mortgage instrument or other loan document relating to a specially serviced mortgage loan,

     o accept a principal prepayment on a specially serviced mortgage loan during any prepayment lock-out period (other than in connection with the defeasance of an Early Defeasance Loan prior to the second anniversary of the date of initial issuance of the offered certificates), or


     o subject to the limitations described in the following paragraph, extend the maturity date of a mortgage loan;

provided that--

     1. the related borrower is in monetary default or material non-monetary default with respect to the specially serviced mortgage loan or, in the judgment of the special servicer, that default is reasonably foreseeable,

     2. in the judgment of the special servicer, modification, extension, waiver or amendment would increase the recovery to the series 2002-FX1 certificateholders as a collective whole, on a present value basis, and

     3. modification, extension, waiver or amendment does not result in a tax on "prohibited transactions" or "contributions" being imposed on the trust after the startup day under the REMIC provisions of the Internal Revenue Code of 1986 or cause any REMIC or grantor trust created pursuant to the series 2002-FX1 pooling and servicing agreement to fail to qualify as such under the Internal Revenue Code of 1986.

     In no event, however, will the special servicer be permitted to:

     o extend the maturity date of a mortgage loan beyond a date that is two years prior to the earliest rated final payment date; or

     o if the mortgage loan is secured solely or primarily by a lien on a ground lease, but not by the related fee interest, extend the maturity date of that mortgage loan beyond the date that is 20 years or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the ground lease, ten years, prior to the end of the term of that ground lease.

     The master servicer will be permitted, in its discretion, to waive any or all Post-ARD Additional Interest accrued on an ARD Loan, if--

     o prior to the related maturity date, the related borrower has requested the right to prepay the mortgage loan in full, together with all payments required by the related loan documents in connection with the prepayment except for all or a portion of that Post-ARD Additional Interest, and

     o the master servicer has determined that the waiver of all or a portion of Post-ARD Additional Interest would result in a greater recovery to the series 2002-FX1 certificateholders as a collective whole, on a present value basis, than not waiving it.

     The master servicer will not have any liability to the trust, the series 2002-FX1 certificateholders or any other person for the determination referred to in the second bullet of the preceding sentence if it is made in accordance with the Servicing Standard. The series 2002-FX1 pooling and servicing agreement will also limit the master servicer's and the special servicer's ability to institute an enforcement action solely for the collection of Post-ARD Additional Interest.

     The master servicer and, with respect to specially serviced mortgage loans, the special servicer, will each be required to notify the trustee and each other of any modification, waiver or amendment of any term of any mortgage loan, and to deliver to the trustee, for deposit in the related mortgage file, an original counterpart of the agreement relating to that modification, waiver or amendment promptly following its execution. Upon reasonable prior written notice to the trustee, copies of each agreement by which any modification, waiver or amendment of any term of any mortgage loan is effected are required to be available for review during normal business hours at the offices of the trustee. See "Description of the Offered Certificates--Reports to Certificateholders; Available Information" in this prospectus supplement.

REQUIRED APPRAISALS

     Within a specified number of days after the date on which any Appraisal Trigger Event has occurred with respect to any of the mortgage loans, the special servicer must obtain, and deliver to the trustee a copy of, an appraisal of the related mortgaged real property, from an independent appraiser meeting the qualifications imposed in the series 2002-FX1 pooling and servicing agreement, unless an appraisal had previously been obtained within the prior 12 months (or, in the case of an Appraisal Trigger Event caused by the modification of any monetary terms of the related mortgage loan, within the prior 6 months) and the special servicer believes, in accordance with the Servicing Standard, there has been no subsequent material change in the circumstances surrounding that property, its tenant base or market conditions that would draw into question the applicability of that appraisal. Notwithstanding the foregoing, if the Stated Principal Balance of the subject mortgage loan or in the case of a mortgage loan secured by multiple properties, if the portion of the Stated Principal Balance of the subject mortgage loan that has been allocated to a particular mortgaged real property is $2,000,000 or less, the special servicer may perform an internal valuation of the mortgaged real property instead of obtaining an appraisal.

     As a result of any appraisal or other valuation, it may be determined that an Appraisal Reduction Amount exists with respect to the subject mortgage loan. An Appraisal Reduction Amount is relevant to the determination of the amount of any advances of delinquent monthly debt service payments required to be made with respect to the affected mortgage loan. The Appraisal Reduction Amount for any mortgage loan will be determined following either--

     o the occurrence of the Appraisal Trigger Event, if no new appraisal or estimate is required or obtained, or

     o the receipt of a new appraisal or estimate, if one is required and obtained.

     See "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement.

     If an Appraisal Trigger Event occurs with respect to any mortgage loan in the trust, then the special servicer will have an ongoing obligation to obtain or perform, as applicable, on or about each anniversary of the occurrence of that Appraisal Trigger Event, an update of the prior required appraisal or other valuation. Based upon that update, the special servicer is to redetermine and report to the trustee and the master servicer the new Appraisal Reduction Amount, if any, with respect to the mortgage loan. This ongoing obligation will cease if and when such mortgage loan is no longer a specially serviced mortgage loan

     The cost of each required appraisal, and any update of that appraisal, will be advanced by the master servicer and will be reimbursable to the master servicer as a servicing advance.

     At any time that an Appraisal Reduction Amount exists with respect to any mortgage loan in the trust, the series 2002-FX1 controlling class representative will be entitled, at its own expense, to obtain and deliver to the master servicer, the special servicer and the trustee an appraisal that satisfies the criteria for a required appraisal. Upon request of the series 2002-FX1 controlling class representative, the special servicer will be required to recalculate the Appraisal Reduction Amount with respect to the subject mortgage loan based on that appraisal and to report the recalculated Appraisal Reduction Amount to the master servicer.

CUSTODIAL ACCOUNT

     General. The master servicer will be required to establish and maintain an account for purposes of holding payments and other collections that it receives with respect to the mortgage loans. That custodial account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates.

     The funds held in the master servicer's custodial account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the master servicer's custodial account will be paid to the master servicer as additional compensation subject to the limitations set forth in the series 2002-FX1 pooling and servicing agreement.

     Deposits. Under the series 2002-FX1 pooling and servicing agreement, the master servicer is required to deposit or cause to be deposited in its custodial account within one business day following receipt, in the case of payments and other collections on the mortgage loans, or as otherwise required under the series 2002-FX1 pooling and servicing agreement, the following payments and collections received or made by or on behalf of the master servicer with respect to the mortgage pool subsequent to the date of initial issuance of the offered certificates, other than monthly debt service payments due on or before the cut-off date, which monthly debt service payments belong to the mortgage loan seller:

     o all payments on account of principal on the subject mortgage loans, including principal prepayments;

     o all payments on account of interest on the subject mortgage loans, including Default Interest and Post-ARD Additional Interest;

     o all default prepayment consideration, Repayment of Premium Amounts, Excess Defeasance Deposit Proceeds and late payment charges collected with respect to the subject mortgage loans;

     o all Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds collected on the subject mortgage loans, except to the extent that any of those proceeds are to be deposited in any applicable REO account;

     o any amounts required to be deposited by the master servicer in connection with losses incurred with respect to Permitted Investments of funds held in the custodial account;

     o all payments required to be paid by the master servicer or the special servicer with respect to any deductible clause in any blanket insurance policy as described under "--Maintenance of Insurance" below;

     o    any amount required to be transferred from any applicable REO account;

     o to the extent that these amounts do not constitute escrow payments, any amount paid by the applicable borrower to cover items for which a servicing advance has been made;

     o any amount required to be transferred from the Excess Liquidation Proceeds Reserve Account; and

     o any amounts required to be transferred from any debt service reserve accounts with respect to the mortgage loans.

     Upon receipt of any of the amounts described in the first four bullets of the prior paragraph with respect to any specially serviced mortgage loan in the trust, the special servicer is required to promptly remit those amounts to the master servicer for deposit in the master servicer's custodial account.

     Withdrawals. The master servicer may make withdrawals from its custodial account for any of the following purposes, which are not listed in any order of priority:

     1. to remit to the trustee for deposit in the trustee's collection account described under "Description of the Offered Certificates--Collection Account" in this prospectus supplement, on the business day preceding each payment date, all payments and other collections on the mortgage loans and any REO Properties in the trust that are then on deposit in the custodial account, exclusive of any portion of those payments and other collections that represents one or more of the following--

          (a) monthly debt service payments due on a due date subsequent to the end of the related collection period,

          (b) payments and other collections received after the end of the related collection period, and

          (c) amounts that are payable or reimbursable from the custodial account to any person other than the series 2002-FX1 certificateholders in accordance with any of clauses 3. through
               20. below;

     2. to apply amounts held for future distribution on the series 2002-FX1 certificates to make advances to cover delinquent scheduled debt service payments, other than balloon payments, as and to the extent described under "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement;

     3. to reimburse the fiscal agent, the trustee or itself, as applicable, for any unreimbursed advances made by that party under the series 2002-FX1 pooling and servicing agreement (other than nonrecoverable advances, which are reimbursed pursuant to clause 7. below), which reimbursement is to be made out of collections on the mortgage loan or REO Property as to which the advance was made;

     4. to pay itself earned and unpaid master servicing fees in respect of each mortgage loan in the trust, which payment is first to be made out of amounts received on or with respect to that mortgage loan that are allocable as a recovery of interest and then, if the subject mortgage loan and any related REO Property has been liquidated, out of general collections on deposit in the custodial account;

     5. to pay the special servicer, out of general collections on deposit in the custodial account, earned and unpaid special servicing fees with respect to each mortgage loan in the trust, that is either--

          (a)  a specially serviced mortgage loan, or

          (b) a mortgage loan as to which the related mortgaged real property has become an REO Property;

     6. to pay the special servicer earned and unpaid workout fees and liquidation fees to which it is entitled with respect to any mortgage loan, which payment is to be made from the sources described under "--Servicing and Other Compensation and Payment of Expenses" above;

     7. to reimburse the fiscal agent, the trustee or itself, as applicable, out of general collections on deposit in the custodial account, for any unreimbursed advance made by that party under the series 2002-FX1 pooling and servicing agreement that has been determined not to be ultimately recoverable as described in clause 3. above or otherwise out of collections on the subject mortgage loan or any related REO Property;

     8. to pay the fiscal agent, the trustee or itself, as applicable, unpaid interest on any outstanding advance made by that party under the series 2002-FX1 pooling and servicing agreement, (A) first, out of Default Interest and late payment charges received with respect to the related mortgage loan during this collection period, and (B) then, to the extent that the sums described in the preceding sub-clause A of this clause 8. are insufficient, and only after the related advance has been reimbursed, out of general collections from the custodial account;

     9. to pay unpaid expenses, other than interest on advances covered by clause 8. above, and other than special servicing fees, workout fees and liquidation fees, that were incurred with respect to any mortgage loan or related REO Property and that, if paid from a source other than the late payment charges and Default Interest referred to below in this clause 9., would constitute Additional Trust Fund Expenses, which payment is to be made out of Default Interest and late payment charges received with respect to the related mortgage loan, to the extent such amounts have not been otherwise applied according to clause 8. above;

     10. in connection with the reimbursement of advances as described in clause 3. or 7. above, to pay the fiscal agent, the trustee or itself, as the case may be, out of general collections on deposit in the custodial account, any interest accrued and payable on that advance and not otherwise payable under clause 8. above;

     11. to pay itself any items of additional master servicing compensation on deposit in the custodial account as discussed under "--Servicing and Other Compensation and Payment of Expenses--Additional Master Servicing Compensation" above;

     12. to pay the special servicer any items of additional special servicing compensation on deposit in the custodial account as discussed under "--Servicing and Other Compensation and Payment of
          Expenses--Additional Special Servicing Compensation" above;

     13. to pay, out of general collections on the mortgage loans and any REO Properties in the trust, certain servicing expenses that would, if advanced, be nonrecoverable as described in clause 3. above, as discussed under "--Servicing and Other Compensation and Payment of Expenses--Payment of Expenses; Servicing Advances" above;

     14. to pay, out of general collections on the mortgage loans and any REO Properties in the trust, for costs and expenses incurred by the trust in connection with the remediation of adverse environmental conditions at any mortgaged real property that secures a defaulted mortgage loan in the trust;

     15. to pay the fiscal agent, the trustee, itself, the special servicer, us or any of their or our respective members, managers, directors, officers, employees and agents, as the case may be, out of general collections on deposit in the custodial account, any of the reimbursements or indemnities to which we or any of those other persons or entities are entitled as described under "Description of the Governing Documents--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" and "--Matters Regarding the Trustee" in the accompanying prospectus;

     16. to pay, out of general collections on the mortgage loans and any REO Properties in the trust, for the cost of an independent appraiser or other expert in real estate matters retained by the trustee as discussed under "--Fair Value Option" below;

     17. to pay, out of general collections on the mortgage loans and any REO Properties in the trust, for the cost of certain advice of counsel and tax accountants and the cost of various opinions of counsel, all as set forth in the series 2002-FX1 pooling and servicing agreement;

     18. with respect to each mortgage loan purchased out of the trust, to pay to the purchaser all amounts received on that mortgage loan following the purchase that have been deposited in the custodial account;

     19. to pay any other items described in this prospectus supplement as being payable from the custodial account;

     20.  to withdraw amounts deposited in the custodial account in error; and

     21. to clear and terminate the custodial account upon the termination of the series 2002-FX1 pooling and servicing agreement.

MAINTENANCE OF INSURANCE

     The series 2002-FX1 pooling and servicing agreement will require the master servicer or the special servicer, as applicable, consistent with the Servicing Standard, to cause each borrower to maintain for each mortgaged real property, all insurance coverage as is (or, in the case of an REO Property to the extent available, was) required under the related mortgage loan. Notwithstanding the foregoing, the master servicer or special servicer, as applicable, will not be required to cause a borrower to maintain for a mortgaged real property insurance that provides coverage for acts of terrorism, despite the fact that such insurance may be required under the terms of the related mortgage loan, in the event the master servicer or special servicer determines that such insurance is not available at commercially reasonable rates.

     The master servicer, in the event the related borrower fails to maintain insurance as required by the loan documents, and the special servicer, in the case of an REO Property, will be required to maintain the insurance required by the applicable loan documents only to the extent that the trust has an insurable interest and such insurance is available at a commercially reasonable rate as determined in accordance with the Servicing Standard. In addition, with respect to coverage for acts of terrorism, the master servicer or special servicer, as applicable, will not be required to maintain such coverage if the risks and costs associated with obtaining or maintaining such coverage outweigh the benefits to the trust of obtaining or maintaining such coverage, as determined by the master servicer or the special servicer in accordance with the Servicing Standard.

     Any holder of a certificate that belongs to the series 2002-FX1 controlling class may request that earthquake insurance be secured for one or more mortgaged real properties by the related borrower, to the extent that insurance may reasonably be obtained and to the extent the related mortgage loan specifically requires the borrower to obtain earthquake insurance at the mortgagee's request.

     If either the master servicer or the special servicer obtains and maintains a blanket policy insuring against hazard losses on all the mortgage loans and/or REO Properties that it is required to service and administer under the series 2002-FX1 pooling and servicing agreement, then, to the extent such policy--

     o is obtained from an insurer having a claims-paying ability or financial strength rating that meets, or whose obligations are guaranteed or backed in writing by an entity having a claims-paying ability or financial strength rating that meets, the requirements of the series 2002-FX1 pooling and servicing agreement, and

     o provides protection equivalent to the individual policies otherwise required,

the master servicer or the special servicer, as the case may be, will be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related mortgaged real properties and/or REO Properties. That blanket policy may contain a customary deductible clause, except that if there has not been maintained on the related mortgaged real property or REO Property an individual hazard insurance policy complying with the requirements described above in this "--Maintenance of Insurance" section, and there occur one or more losses that would have been covered by an individual policy, then the master servicer or special servicer, as appropriate, must promptly deposit into the master servicer's custodial account from its own funds the amount of those losses that would have been covered by an individual policy, taking account of any applicable (or, to the extent consistent with the Servicing Standard, deemed) deductible clause, but are not covered under the blanket policy because of the deductible clause in the blanket policy. That deposit will equal the lesser of
(a) the actual loss and (b) the amount, if any, by which the deductible limitation under the blanket policy exceeds the deductible limitation that pertained to that individual policy or, in the absence of any such deductible limitation, an assumed deductible limitation for an individual policy which is consistent with the Servicing Standard.

FAIR VALUE OPTION

     Upon notice to the special servicer that any mortgage loan in the trust has become at least 60 days delinquent as to any debt service payment (or is delinquent as to its balloon payment), the certificateholder evidencing the greatest percentage interest in the series 2002-FX1 controlling class, the special servicer and the mortgage loan seller (including any assignees thereof, but in any event, excluding the trustee, each an "option holder") will, in that order, have the option to purchase that mortgage loan at a price (the "option purchase price") generally equal to--

     o if the special servicer has not yet determined the fair value of the defaulted mortgage loan, the repurchase price described under "Description of the Mortgage Pool--Cures and Repurchases" in this prospectus supplement, or

     o if the special servicer has made a fair value determination, the fair value of the defaulted mortgage loan as determined by the special servicer.

     The special servicer is required to determine the fair value of a defaulted mortgage loan on the later of (a) as soon as reasonably practical upon the mortgage loan becoming 60 days or more delinquent or upon the balloon payment becoming delinquent and (b) the date that is 75 days after the special servicer's receipt of the servicer mortgage file relating to the mortgage loan. The special servicer must determine the fair value in accordance with the Servicing Standard and the discussion in the penultimate paragraph of this "--Fair Value Option" section. The special servicer is required to promptly notify each option holder and the trustee of the option purchase price. The special servicer is required to recalculate the fair value of the mortgage loan if there has been a material change in circumstances or the special servicer has received new information either of which has a material effect on the fair value, provided that the special servicer is required to recalculate the fair value of the mortgage loan if the time between the date of last determination of the fair value of the mortgage loan and the date of the exercise of the purchase option has exceeded 60 days. Upon any recalculation, the special servicer is required to promptly notify in writing each option holder and the trustee of the revised option purchase price. Any such recalculation of the fair value of the mortgage loan will be deemed to renew the purchase option in its original priority at the recalculated price with respect to any party as to which the purchase option had previously expired or been waived, unless the purchase option has previously been exercised by an option holder at a higher option purchase price.

     Any option holder that exercises its option will be required to purchase the applicable mortgage loan on the fourth business day after such exercise. If any option holder waives its right to exercise the purchase option, then the trustee will promptly notify the next party eligible to hold the purchase option. If any option holder is willing to purchase the mortgage loan at a price equal to or above the fair value price, the trustee will notify the current option holder and all other parties eligible to hold the purchase option that it has received such a bid. If the option holder neither (i) exercises the purchase option nor (ii) surrenders its right to exercise the purchase option within three business days of its receipt of that notice, the option holder's right to exercise the purchase option will lapse, and the trustee will promptly notify the next party eligible to hold the purchase option (and the other parties eligible to hold the purchase option) of its rights as described in this section.

     If the party exercising the purchase option at the fair value price for any mortgage loan is, or has purchased the option from, the special servicer or the certificateholder representing the greatest percentage interest in the series 2002-FX1 controlling class (but only if such holder is also the special servicer), or an affiliate of either one of them, the trustee is required to verify that the fair value price is at least equal to the fair value of such mortgage loan. In determining whether the fair value price is at least equal to the fair value of such mortgage loan the trustee is permitted to rely on an appraisal obtained by the trustee from an independent appraiser at the time it is required to verify the fair value price, and/or the opinion of an independent expert in real estate matters that has been selected by the trustee with reasonable care at the expense of the party exercising the purchase option. If the trustee were to determine that the option purchase price does not constitute a fair price, then the special servicer shall redetermine the fair value taking into account the objections of the trustee.

     Any holder of the purchase option may, once such option is exercisable, assign its purchase option with respect to the applicable mortgage loan to a third party other than another holder of the purchase option and, upon such assignment, such third party will have all of the rights that had been granted to the assignor in respect of the purchase option. Such assignment will only be effective after notice (together with a copy of the executed assignment and assumption agreement) has been delivered to the trustee, the master servicer and the special servicer, and none of such parties shall be obligated to recognize any entity as a purchase option holder absent such notice.

     In determining the fair value price for the applicable mortgage loan, the special servicer is required to take into account, among other factors, the results of any appraisal or updated appraisal that it or the master servicer may have obtained in accordance with the series 2002-FX1 pooling and servicing agreement within the prior 12 months; the opinions on fair value expressed by independent investors in mortgage loans comparable to the subject mortgage loan (provided that the special servicer will not be required to solicit such opinions); the period and amount of any delinquency on the subject mortgage loan; whether to the special servicer's actual knowledge, the mortgage loan is in default to avoid a prepayment restriction; the physical condition of the related mortgaged real property; the state of the local economy; the expected recoveries from the subject mortgage loan if the special servicer were to pursue a workout or foreclosure strategy instead of selling such mortgage loan to a holder of the purchase option; and the trust's obligation to dispose of any REO Property as soon as practicable consistent with the objective of maximizing proceeds for all certificateholders within the required three year period (or such extended period).

     The purchase option for any specially serviced mortgage loan will terminate, and will not be exercisable (or if exercised, but the purchase of the subject mortgage loan has not yet occurred, will terminate and be of no further force or effect) if (a) the special servicer has accepted a bid at the fair value price, (b) such mortgage loan has ceased to be a specially serviced mortgage loan, (c) the mortgage loan has been subject to a workout arrangement,
(d) the mortgage loan has been foreclosed upon so as to have become an REO Property or otherwise resolved (including by a full or discounted pay-off) or
(e) the mortgage loan has been purchased by the mortgage loan seller as a result of defect in a mortgage loan document or a breach of a representation or warranty. Until a bid at the fair value price is accepted, the special servicer is required to continue to pursue all of the other resolution options available to it with respect to the specially serviced mortgage loan in accordance with the series 2002-FX1 pooling and servicing agreement and the Servicing Standard.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     If a default on a mortgage loan, has occurred or, in the special servicer's judgment, a payment default is imminent, then, subject to the discussion under "--The Series 2002-FX1 Controlling Class Representative" above, the special servicer may, on behalf of the trust, take any of the following actions:

     o    institute foreclosure proceedings;

     o exercise any power of sale contained in the related mortgage instrument;

     o    obtain a deed in lieu of foreclosure; or

     o otherwise acquire title to the corresponding mortgaged real property, by operation of law or otherwise.

     Notwithstanding the foregoing, the special servicer may not, on behalf of the trust, obtain title to a mortgaged real property by foreclosure, deed in lieu of foreclosure or otherwise, or take any other action with respect to any mortgaged real property, if, as a result of that action, the trustee, on behalf of the series 2002-FX1 certificateholders, could, in the reasonable judgment of the special servicer, exercised in accordance with the Servicing Standard, be considered to hold title to, to be a mortgagee-in-possession of, or to be an owner or operator of, that mortgaged real property within the meaning of CERCLA or any comparable law, unless:

     o the special servicer has previously determined in accordance with the Servicing Standard, based on a report prepared by a person who regularly conducts environmental audits, that the mortgaged real property is in compliance with applicable environmental laws and regulations and there are no circumstances or conditions present at the mortgaged real property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

     o in the event that the determination described in the preceding bullet cannot be made--

          1. the special servicer has previously determined in accordance with the Servicing Standard, on the same basis as described in the preceding bullet, that it would maximize the recovery to the series 2002-FX1 certificateholders as a collective whole, on a present value basis to acquire title to or possession of the mortgaged real property and to take such remedial, corrective and/or other further actions as are necessary to bring the mortgaged real property into compliance with applicable environmental laws and regulations and to appropriately address any of the circumstances and conditions referred to in the preceding bullet, and

          2.   either--

               (a) the series 2002-FX1 controlling class representative has not objected to the special servicer's doing so, or

               (b) if the series 2002-FX1 controlling class representative has objected, that objection is, in the special servicer's judgment, contrary to the Servicing Standard,

         in any event as described under "--The Series 2002-FX1 Controlling Class Representative--Rights and Powers of the Series 2002-FX1 Controlling Class Representative" above.

     The cost of any environmental testing will be covered by, and reimbursable as, a servicing advance, and the cost of any remedial, corrective or other further action contemplated by the second bullet of the preceding paragraph will generally be payable directly out of the master servicer's custodial account.

     If neither of the conditions set forth in the two bullets of the second preceding paragraph has been satisfied with respect to any mortgaged real property securing a defaulted mortgage loan serviced under the series 2002-FX1 pooling and servicing agreement, the special servicer will be required to take such action as is in accordance with the Servicing Standard, other than proceeding against the mortgaged real property. In connection with the foregoing, the special servicer may, on behalf of the trust, but subject to the discussion under "--The Series 2002-FX1 Controlling Class Representative--Rights and Powers of the Series 2002-FX1 Controlling Class Representative" above, release all or a portion of the mortgaged real property from the lien of the related mortgage. However, if the affected mortgage loan has a then outstanding principal balance greater than $1 million, then prior to the special servicer's effecting that release the following conditions, among others, must also be satisfied:

     o    the special servicer must have notified the trustee, among others, and

     o the series 2002-FX1 controlling class representative must not have objected to the release or, if it did, that objection was, in the special servicer's judgment, inconsistent with the Servicing Standard.

     If Liquidation Proceeds collected with respect to a defaulted mortgage loan in the trust are less than the outstanding principal balance of the defaulted mortgage loan, together with accrued interest on and reimbursable expenses incurred by the special servicer and/or the master servicer in connection with that mortgage loan, then the trust will realize a loss in the amount of the shortfall. The special servicer and/or the master servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the payment of the Liquidation Proceeds to the series 2002-FX1 certificateholders, for--

     o any and all amounts that represent unpaid servicing compensation with respect to the mortgage loan,

     o unreimbursed servicing expenses incurred with respect to the mortgage loan, and

     o any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

In addition, amounts otherwise payable on the series 2002-FX1 certificates may be further reduced by interest payable to the master servicer on the servicing expenses and advances.

REO PROPERTIES

     If title to any mortgaged real property is acquired by the special servicer on behalf of the trust, then the special servicer will be required to sell that property not later than the end of the third calendar year following the year of acquisition, unless--

     o    the IRS grants an extension of time to sell the property, or

     o the special servicer obtains an opinion of independent counsel generally to the effect that the holding of the property subsequent to the end of the third calendar year following the year in which the acquisition occurred will not result in the imposition of a tax on the trust assets or cause any of REMIC I, REMIC II, REMIC III or any Loan REMIC relating to an Early Defeasance Loan to fail to qualify as a REMIC under the Internal Revenue Code of 1986.

     Subject to the foregoing, the special servicer will generally be required to solicit cash offers for any REO Property held by the trust in accordance with the Servicing Standard. The special servicer may be required to retain an independent contractor to operate and manage the REO Property. The retention of an independent contractor will not relieve the special servicer of its obligations with respect to the REO Property. Regardless of whether the special servicer applies for or is granted an extension of time to sell the property, the special servicer must act in accordance with the Servicing Standard to liquidate the property on a timely basis. If an extension is granted or opinion given, the special servicer must sell the REO Property within the period specified in the extension or opinion, as the case may be.

     Neither the trustee, in its individual capacity, nor any of its affiliates may bid for or purchase from the trust any REO Property.

     In general, the special servicer or an independent contractor employed by the special servicer at the expense of the trust will be obligated to operate and manage any REO Property held by the trust in a manner that:

     o maintains its status as foreclosure property under the REMIC provisions of the Internal Revenue Code, and

     o would, to the extent consistent with the preceding bullet and the Servicing Standard, maximize the trust's net after-tax proceeds from that property without materially impairing the special servicer's ability to sell the REO Property promptly at a fair price.

     The special servicer will be required to segregate and hold all funds collected and received in connection with any REO Property held by the trust separate and apart from its own funds and general assets. If an REO Property is acquired by the trust, the special servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from the REO Property. That REO account must be an eligible account meeting the requirements contained in the series 2002-FX1 pooling and servicing agreement. The special servicer will be required to deposit, or cause to be deposited, in its REO account, upon receipt, all net income, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received with respect to each REO Property held by the trust. The funds held in this REO account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the special servicer's REO account will be payable to the special servicer, subject to the limitations described in the series 2002-FX1 pooling and servicing agreement.

     The special servicer will be required to withdraw from its REO account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property held by the trust, but only to the extent of amounts on deposit in the account relating to that particular REO Property. Promptly following the end of each collection period, the special servicer will be required to withdraw from the REO account and deposit, or deliver to the master servicer for deposit, into the master servicer's custodial account the total of all amounts received with respect to each REO Property held by the trust during that collection period, net of--

     o any withdrawals made out of those amounts as described in the preceding sentence, and

     o any portion of those amounts that may be retained as reserves as described in the next sentence.

The special servicer may, subject to the limitations described in the series 2002-FX1 pooling and servicing agreement, retain in its REO account that portion of the proceeds and collections as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of the related REO Property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.

     The special servicer must keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, its REO account.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The special servicer will be required to perform or cause to be performed a physical inspection of a mortgaged real property, as soon as practicable after the related mortgage loan becomes a specially serviced mortgage loan and annually thereafter for so long as the related mortgage loan remains a specially serviced mortgage loan, provided that the cost of each of those inspections will be reimbursable as a servicing advance. In addition, the special servicer must perform or cause to be performed a physical inspection of each of the REO Properties at least once per calendar year, provided that the cost of each of those inspections will be reimbursable as a servicing advance. Beginning in 2003, in the case of mortgaged real properties that, as of the date of initial issuance of the offered certificates, had not been inspected within the preceding 12 months, and in 2004, in the case of all other mortgaged real properties, the master servicer will be required at its expense to perform or cause to be performed a physical inspection of each mortgaged real property securing a non-specially serviced mortgage loan--

     o    promptly if the related debt service coverage ratio falls below 1.00x,

     o promptly if the related mortgage loan is 60 days or more delinquent with respect to any monthly debt service payment or otherwise in default for more than 60 days,

     o at least once every two calendar years in the case of mortgaged real properties securing mortgage loans that have outstanding principal balances, or with allocated loan amounts, of $2,000,000 or less, and

     o at least once every calendar year in the case of all other mortgaged real properties.

     The master servicer and the special servicer will each be required to prepare or cause to be prepared and deliver to the trustee a written report of each of the inspections performed by it that generally describes the condition of the mortgaged real property and that specifies the existence of any sale, transfer or abandonment of the mortgaged real property, any material change in its condition or value or any waste committed on the mortgaged real property.

     The special servicer, in the case of any specially serviced mortgage loans, and the master servicer, in the case of all other mortgage loans, will also be required, consistent with the Servicing Standard, to use reasonable efforts to collect from the related borrowers and review the quarterly and annual operating statements to the extent required under the loan documents and related rent rolls with respect to each of the related mortgaged real properties and REO Properties. The special servicer will be required to deliver to the master servicer copies of the operating statements and rent rolls it collects. The master servicer will be required to prepare, based on reports generated by itself and the special servicer, and deliver to the trustee, upon request, an operating statement analysis report with respect to each mortgaged real property and REO Property for the applicable period. See "Description of the Offered Certificates--Reports to Certificateholders; Available Information" in this prospectus supplement. Each of the mortgage loans requires the related borrower to deliver a quarterly financial statement and an annual property operating statement or other annual financial information. The foregoing notwithstanding, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor are the master servicer and the special servicer likely to have any practical means of compelling their delivery in the case of an otherwise performing mortgage loan.

EVIDENCE AS TO COMPLIANCE

     No later than April 30 of each year, beginning in 2003, each of the master servicer and the special servicer must:

     o at its expense, cause a firm of independent public accountants (which may also render other services to the master servicer or the special servicer), that is a member of the American Institute of Certified Public Accountants to furnish a statement to the trustee to the effect that--

          1. the firm has obtained a letter of representation regarding certain matters from the management of the master servicer or special servicer, as applicable, which includes an assertion that the master servicer or special servicer, as applicable, has complied with minimum mortgage loan servicing standards, to the extent applicable to commercial and multi-family mortgage loans, identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of commercial and multi-family mortgage loans during the most recently completed calendar year, and

          2. on the basis of an examination conducted by the firm in accordance with standards established by the American Institute of Certified Public Accountants, that representation is fairly stated in all material respects, subject to those exceptions and other qualifications that may be appropriate;

               except that, in rendering its report the firm may rely, as to matters relating to the direct servicing of commercial and multi-family mortgage loans by sub-servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards, rendered within one year of such report, with respect to those sub-servicers and, further, except that the special servicer will not be required to cause such a report to be delivered if there were no specially serviced mortgage loans during the most recently ended calendar year; and

     o deliver to the trustee a statement signed by an officer of the master servicer or the special servicer, as the case may be, to the effect that the master servicer or special servicer, as the case may be, has fulfilled its material obligations under the series 2002-FX1 pooling and servicing agreement in all material respects throughout the preceding calendar year or the portion of that year during which the series 2002-FX1 certificates were outstanding.

     Copies of the above-mentioned annual accountants' statement and officer's certificate of each of the master servicer and the special servicer will be made available to series 2002-FX1 certificateholders, at their expense, upon written request to the trustee.

EVENTS OF DEFAULT

     Each of the following events, circumstances and conditions will be considered events of default under the series 2002-FX1 pooling and servicing agreement:

     o the master servicer or the special servicer fails to deposit, or to remit to the appropriate party for deposit, into the master servicer's custodial account or the special servicer's REO account, as applicable, any amount required to be so deposited, which failure is not remedied within one business day following the date on which the deposit or remittance was required to be made;

     o the master servicer fails to remit to the trustee for deposit in the trustee's collection account any amount required to be so remitted, and that failure continues unremedied until 11:00 a.m., New York City time, on the applicable payment date;

     o the master servicer fails to timely make any servicing advance required to be made by it under the series 2002-FX1 pooling and servicing agreement, and that failure continues unremedied for a period ending on the earlier of (A) 15 days following the date such servicing advance was first required to be made, and (B) either if applicable, (1) in the case of a servicing advance relating to the payment of insurance premiums, the day on which such insurance coverage terminates if such premiums are not paid or (2) in the case of a servicing advance relating to the payment of real estate taxes, the date of the commencement of a foreclosure action with respect to the failure to make such payment;

     o the master servicer or the special servicer fails to observe or perform in any material respect any of its other covenants or agreements under the series 2002-FX1 pooling and servicing agreement, and that failure continues unremedied for 30 days or, if such covenant or agreement is capable of being cured and the responsible party is diligently attempting to remedy the failure, 60 days after written notice of the failure has been given to the master servicer or the special servicer, as the case may be, by any other party to the series 2002-FX1 pooling and servicing agreement or, by series 2002-FX1 certificateholders entitled to not less than 25% of the voting rights for the series 2002-FX1 certificates;

     o it is determined that there is a breach by the master servicer or the special servicer of any of its representations or warranties contained in the series 2002-FX1 pooling and servicing agreement that materially and adversely affects the interests of any class of series 2002-FX1 certificateholders, and that breach continues unremedied for 30 days or, if such breach is capable of being cured and the responsible party is diligently attempting to cure the breach, 60 days after written notice of the breach has been given to the master servicer or the special servicer, as the case may be, by any other party to the series 2002-FX1 pooling and servicing agreement or, by series 2002-FX1 certificateholders entitled to not less than 25% of the voting rights for the series 2002-FX1 certificates;

     o a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the master servicer or the special servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

     o the master servicer or the special servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to it or relating to all or substantially all of its property;

     o the master servicer or the special servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing;

     o a servicing officer of the master servicer or the special servicer, as the case may be, obtains actual knowledge that Moody's has (i) qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates, or (ii) placed one or more classes of certificates on "watch status" (and such "watch status" placement shall not have been withdrawn by Moody's within 60 days of the date the servicing officer of the master servicer or the special servicer obtained such actual knowledge), and, in the case of either clauses
          (i) or (ii), cited servicing concerns with the master servicer or the special servicer, as the case may be, as the sole or material factor in such rating action;

     o the master servicer or the special servicer is removed from S&P's approved master servicer list or special servicer list, as the case may be, and any of the ratings assigned by S&P to the series 2002-FX1 certificates is qualified, downgraded or withdrawn in connection with that removal; or

     o the trustee has received written notice from Fitch that the continuation of the master servicer or the special servicer in their respective capacity would result in the downgrade, qualification or withdrawal of the then current rating then assigned by Fitch to any class of certificates.

RIGHTS UPON EVENT OF DEFAULT

     If an event of default described above under "--Events of Default" occurs with respect to the master servicer or the special servicer and remains unremedied, the trustee will be authorized, and at the direction of the series 2002-FX1 certificateholders entitled to not less than 25% of the voting rights of the series 2002-FX1 certificates, the trustee will be required, to terminate all of the defaulting party's rights and obligations under the series 2002-FX1 pooling and servicing agreement (other than the special servicer's rights to receive workout fees) other than any rights the defaulting party may have as a series 2002-FX1 certificateholder. Upon any termination, the trustee must either:

     o succeed to all of the responsibilities, duties and liabilities of the master servicer or special servicer, as the case may be, under the series 2002-FX1 pooling and servicing agreement; or

     o appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be.

The holders of series 2002-FX1 certificates entitled to a majority of the voting rights for the series 2002-FX1 certificates may require the trustee to appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, rather than have the trustee act as that successor.

     In general, series 2002-FX1 certificateholders entitled to at least 66 2/3% of the voting rights allocated to each class of series 2002-FX1 certificates affected by any event of default, may waive the event of default. However, the events of default described in the first two and last three bullets under "--Events of Default" above may only be waived by all of the holders of the affected classes of the series 2002-FX1 certificates. Upon any waiver of an event of default, the event of default will cease to exist and will be deemed to have been remedied for every purpose under the series 2002-FX1 pooling and servicing agreement.

     No series 2002-FX1 certificateholder will have the right under the series 2002-FX1 pooling and servicing agreement to institute any suit, action or proceeding with respect to that agreement or any mortgage loan unless--

     o that holder previously has given to the trustee written notice of default,

     o except in the case of a default by the trustee, series 2002-FX1 certificateholders entitled to not less than 25% of the voting rights for the series 2002-FX1 certificates have made written request to the trustee to institute that suit, action or proceeding in its own name as trustee under the series 2002-FX1 pooling and servicing agreement and have offered to the trustee such reasonable indemnity as it may require, and

     o except in the case of a default by the trustee, the trustee for 60 days following the receipt of indemnity offer described in the preceding bullet has neglected or refused to institute that suit, action or proceeding.

     The trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by the series 2002-FX1 pooling and servicing agreement or to make any investigation of matters arising under that agreement or to institute, conduct or defend any litigation under that agreement or in relation to that agreement (except with respect to administrative matters relating to any of the REMICs or the grantor trust, as provided in the series 2002-FX1 pooling and servicing agreement) at the request, order or direction of any of the series 2002-FX1 certificateholders, unless in the trustee's opinion, those certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred as a result of any investigation or litigation.

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                     DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

     The series 2002-FX1 certificates will be issued, on or about June 27, 2002, under the series 2002-FX1 pooling and servicing agreement. They will represent the entire beneficial ownership interest of the trust. The assets of the trust will include:

     o    the mortgage loans;

     o any and all payments under and proceeds of the mortgage loans received after the cut-off date, exclusive of payments of principal, interest and other amounts due on or before that date;

     o    the loan documents for the mortgage loans;

     o our rights under our mortgage loan purchase agreement with the mortgage loan seller;

     o any REO Properties acquired by the trust with respect to defaulted mortgage loans; and

     o those funds or assets as from time to time are deposited in the master servicer's custodial account, the special servicer's REO account, the trustee's collection account described under "--Collection Account" below or the trustee's interest reserve account described under "--Payments" and "--Interest Reserve Account" below.

     The series 2002-FX1 certificates will include the following classes:

     o the A-1, A-2, B, C, D and E classes, which are the classes of series 2002-FX1 certificates that are offered by this prospectus supplement, and

     o the X-CL, X-CP, F, G, H, J, K, L, M, N, P, Q, R-I, R-II, R-III and V classes, which are the classes of series 2002-FX1 certificates that--

          1.   will be retained or privately placed by us, and

          2.   are not offered by this prospectus supplement.

     The class A-1, A-2, B, C, D, E, F, G, H, J, K, L, M, N, P and Q certificates are the series 2002-FX1 certificates that will have principal balances. The principal balance of any of these certificates will represent the total payments of principal to which the holder of the certificate is entitled over time out of payments, or advances in lieu of payments, and other collections on the assets of the trust. Accordingly, on each payment date, the principal balance of each of these certificates will be permanently reduced by any payments of principal actually made with respect to the certificate on that payment date. See "--Payments" below. On any particular payment date, the principal balance of each of these certificates may also be permanently reduced, without any corresponding payment, in connection with losses on the underlying mortgage loans and default-related and otherwise unanticipated expenses of the trust. See "--Reductions in Certificate Principal Balances in Connection With Realized Losses and Additional Trust Fund Expenses" below.

     The class X-CL and X-CP certificates will not have principal balances. For purposes of calculating the amount of accrued interest, however, each of those classes will have a notional amount.

     The total notional amount of the class X-CL certificates will equal the total principal balance of the class A-1, A-2, B, C, D, E, F, G, H, J, K, L, M, N, P and Q certificates outstanding from time to time. The total initial notional amount of the class X-CL certificates will be approximately $637,487,900, although it may be as much as 5% larger or smaller.

     The total notional amount of the class X-CP certificates will equal:

     o during the period from the date of initial issuance of the series 2002-FX1 certificates through and including the payment date in June 2005, the sum of (a) the lesser of $83,043,036 and the total principal balance of the class A-1 certificates outstanding from time to time and (b) the total principal balance of the class A-2, B, C, D, E, F, G and H certificates outstanding from time to time;

     o during the period following the payment date in June 2005 through and including the payment date in June 2006, the sum of (a) the lesser of $56,573,524 and the total principal balance of the class A-1 certificates outstanding from time to time, (b) the total principal balance of the class A-2, B, C, D, E and F certificates outstanding from time to time and (c) the lesser of $9,768,163 and the total principal balance of the class G certificates outstanding from time to time;

     o during the period following the payment date in June 2006 through and including the payment date in June 2007, the sum of (a) the lesser of $22,045,862 and the total principal balance of the class A-1 certificates outstanding from time to time, (b) the total principal balance of the class A-2, B, C, D, E and F certificates outstanding from time to time and (c) the lesser of $2,433,525 and the total principal balance of the class G certificates outstanding from time to time;

     o during the period following the payment date in June 2007 through and including the payment date in June 2008, the sum of (a) the lesser of $282,121,199 and the total principal balance of the class A-2 certificates outstanding from time to time, (b) the total principal balance of the class B, C, D and E certificates outstanding from time to time and (c) the lesser of $1,366,135 and the total principal balance of the class F certificates outstanding from time to time;

     o during the period following the payment date in June 2008 through and including the payment date in June 2009, the sum of (a) the lesser of $252,007,509 and the total principal balance of the class A-2 certificates outstanding from time to time and (b) the total principal balance of the class B, C, D and E certificates outstanding from time to time; and

     o    following the payment date in June 2009, $0.

     The total initial notional amount of the class X-CP certificates will be approximately $481,969,036, although it may be as much as 5% larger or smaller.

     The class R-I, R-II, R-III and V certificates will not have principal balances or notional amounts.

     In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance of any of your offered certificates from time to time, you may multiply the original principal balance of that certificate as of the date of initial issuance of the offered certificates, as specified on the face of that certificate, by the then applicable certificate factor for the relevant class. The certificate factor for any class of offered certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding total principal balance of that class, and the denominator of which will be the original total principal balance of that class. Certificate factors will be reported monthly in the trustee's payment date statement.

REGISTRATION AND DENOMINATIONS

     General. The offered certificates will be issued in book-entry form in original denominations of $10,000 initial principal balance and in any additional whole dollar denominations.

     Each class of offered certificates will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company. You will not be entitled to receive an offered certificate issued in fully registered, certificated form, except under the limited circumstances described in the accompanying prospectus under "Description of the Certificates--Book-Entry Registration." For so long as any class of offered certificates is held in book-entry form--

     o all references to actions by holders of those certificates will refer to actions taken by DTC upon instructions received from beneficial owners of those certificates through its participating organizations, and

     o all references in this prospectus supplement to payments, notices, reports, statements and other information to holders of those certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of those certificates, for payment to beneficial owners of offered certificates through its participating organizations in accordance with DTC's procedures.

     The trustee will initially serve as registrar for purposes of providing for the registration of the offered certificates and, if and to the extent physical certificates are issued to the actual beneficial owners of any of the offered certificates, the registration of transfers and exchanges of those certificates.

     For a discussion of DTC, see "Description of the Certificates--Book-Entry Registration" in the accompanying prospectus.

COLLECTION ACCOUNT

     General. The trustee must establish and maintain an account in which it will hold funds pending their payment on the series 2002-FX1 certificates and from which it will make those payments. That collection account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. Funds held in the trustee's collection account will remain uninvested.

     Deposits. On the business day prior to each payment date, the master servicer will be required to remit to the trustee for deposit in the collection account the following funds:

     o All payments and other collections on the mortgage loans and any REO Properties in the trust that are then on deposit in the master servicer's custodial account, exclusive of any portion of those payments and other collections that represents one or more of the following:

          1. monthly debt service payments due on a due date subsequent to the end of the related collection period;

          2. payments and other collections received after the end of the related collection period;

          3. amounts that are payable or reimbursable from the master servicer's custodial account to any person other than the series 2002-FX1 certificateholders, including--

              (a) amounts payable to the master servicer or the special servicer as compensation, as described under "Servicing of the Underlying Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement,

              (b) amounts payable in reimbursement of outstanding advances, together with interest on those advances, as permitted under the series 2002-FX1 pooling and servicing agreement, and

              (c) amounts payable with respect to other expenses of the trust,

          4. amounts deposited in the master servicer's custodial account in error; and

          5.   any Excess Liquidation Proceeds.

     o Any advances of delinquent monthly debt service payments made on the mortgage loans with respect to that payment date.

     o Any payments made by the master servicer to cover Prepayment Interest Shortfalls incurred during the related collection period.

See "--Advances of Delinquent Monthly Debt Service Payments" below and "Servicing of the Underlying Mortgage Loans--Custodial Account" and "--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

     With respect to each payment date that occurs during March, commencing in March 2003, the trustee will be required to transfer from its interest reserve account, which we describe under "--Interest Reserve Account" below, to its collection account the interest reserve amounts that are then being held in that interest reserve account with respect to the mortgage loans that accrue interest on an Actual/360 Basis.

     Withdrawals. The trustee may from time to time make withdrawals from its collection account for any of the following purposes:

     o to pay itself a monthly fee which is described under "--The Trustee" below;

     o to reimburse and indemnify itself and various related persons as described under "Description of the Governing Documents--Matters Regarding the Trustee" in the accompanying prospectus, and to make comparable reimbursements and indemnifications with respect to the fiscal agent;

     o to pay for various opinions of counsel required to be obtained in connection with any amendments to the series 2002-FX1 pooling and servicing agreement and the administration of the trust;

     o to pay any federal, state and local taxes imposed on the trust, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the trust as described under "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus and "Servicing of the Underlying Mortgage Loans--REO Properties" in this prospectus supplement;

     o with respect to each payment date during January of 2003 or any year thereafter that is not a leap year or during February of 2003 or any year thereafter, to transfer to the trustee's interest reserve account the interest reserve amounts required to be so transferred in that month with respect to the mortgage loans;

     o to pay the tax administrator any amounts required under the series 2002-FX1 pooling and servicing agreement; and

     o to pay to the person entitled thereto any amounts deposited in the collection account in error.

     On each payment date, all amounts on deposit in the trustee's collection account, exclusive of any portion of those amounts that are to be withdrawn for the purposes contemplated in the foregoing paragraph, will be withdrawn and applied to make payments on the series 2002-FX1 certificates. For any payment date, those funds will consist of three separate components--

     o the portion of those funds that represent default prepayment consideration, Repayment of Premium Amounts or Excess Defeasance Deposit Proceeds collected on the mortgage loans during the related collection period, which will be paid to the holders of the class A-1, A-2, B, C, D, E, F, G, H, J, X-CL and/or X-CP certificates, as described under "--Payments--Repayment of Premium Amounts and Excess Defeasance Deposit Proceeds" below,

     o the portion of those funds that represent Post-ARD Additional Interest collected on the ARD Loans in the trust during the related collection period, which will be paid to the holders of the class V certificates as described under "--Payments--Payments of Additional Interest" below, and

     o the remaining portion of those funds, which we refer to as the Available P&I Funds, and will be paid to the holders of all the series 2002-FX1 certificates (other than the class V certificates), as described under "--Payments--Priority of Payments" below.

         Additionally, the trustee may withdraw funds in order to clear and terminate the collection account.

INTEREST RESERVE ACCOUNT

     The trustee must maintain an account in which it will hold the interest reserve amounts described in the next paragraph with respect to the mortgage loans that accrue interest on an Actual/360 Basis. That interest reserve account must be maintained in a manner and with a depository that satisfies rating agency standards for similar securitizations as the one involving the offered certificates. Funds held in the trustee's interest reserve account will remain uninvested.

     During January, except in a leap year, and February of each calendar year, beginning in 2003, the trustee will, on or before the payment date in that month, withdraw from its collection account and deposit in its interest reserve account the interest reserve amounts with respect to those underlying mortgage loans for which the monthly debt service payment due in that month was either received or advanced. That interest reserve amount for each of those mortgage loans will equal one day's interest accrued at the related mortgage interest rate on the Stated Principal Balance of that loan as of the end of the related collection period, exclusive, however, of Post-ARD Additional Interest.

     During March of each calendar year, beginning in 2003, the trustee will, on or before the payment date in that month, withdraw from its interest reserve account and deposit in its collection account any and all interest reserve amounts then on deposit in the interest reserve account with respect to the mortgage loans. All interest reserve amounts that are so transferred from the interest reserve account to the collection account will be included in the Available P&I Funds for the payment date during the month of transfer.

EXCESS LIQUIDATION PROCEEDS RESERVE ACCOUNT

     The trustee must maintain an account in which it will hold Excess Liquidation Proceeds. To the extent that Excess Liquidation Proceeds exist upon the disposition of an REO Property, such proceeds will be deposited into the Excess Liquidation Proceeds Reserve Account for distribution as provided in the series 2002-FX1 pooling and servicing agreement.

PAYMENTS

     General. On each payment date, the trustee will, subject to the available funds, make all payments required to be made on the series 2002-FX1 certificates on that date to the holders of record as of the close of business on the last business day of the calendar month preceding the month in which those payments are to occur. The final payment of principal and/or interest on any offered certificate, however, will be made only upon presentation and surrender of that certificate at the location to be specified in a notice of the pendency of that final payment.

     In order for a series 2002-FX1 certificateholder to receive payments by wire transfer on and after any particular payment date, that certificateholder must provide the trustee with written wiring instructions no less than five business days prior to the record date for that payment date occurs. Otherwise, that certificateholder will receive its payments by check mailed to it.

     Cede & Co. will be the registered holder of your offered certificates, and you will receive payments on your offered certificates through DTC and its participating organizations, until physical certificates are issued to the actual beneficial owners. See "--Registration and Denominations" above.

     Payments of Interest. All of the classes of the series 2002-FX1 certificates will bear interest, except for the R-I, R-II, R-III and V classes.

     With respect to each interest-bearing class of the series 2002-FX1 certificates, that interest will accrue during each interest accrual period based upon--

     o the pass-through rate applicable for that class for that interest accrual period,

     o the total principal balance or notional amount, as the case may be, of that class outstanding immediately prior to the related payment date, and

     o    the assumption that each year consists of twelve 30-day months.

     On each payment date, subject to the Available P&I Funds for that date and the priorities of payment described under "--Priority of Payments" below, the holders of each interest-bearing class of the series 2002-FX1 certificates will be entitled to receive--

     o the total amount of interest accrued during the related interest accrual period with respect to that class of certificates, reduced by

     o the portion of any Net Aggregate Prepayment Interest Shortfall for that payment date that is allocable to that class of certificates.

     If the holders of any interest-bearing class of the series 2002-FX1 certificates do not receive all of the interest to which they are entitled on any payment date, then they will continue to be entitled to receive the unpaid portion of that interest on future payment dates, without further interest accrued on the unpaid portion, subject to the Available P&I Funds for those future payment dates and the priorities of payment described under "--Priority of Payments" below.

     The portion of any Net Aggregate Prepayment Interest Shortfall for any payment date that is allocable to any particular interest bearing class of the series 2002-FX1 certificates will equal the product of--

     o    that Net Aggregate Prepayment Interest Shortfall, multiplied by

     o a fraction, the numerator of which is the total amount of interest accrued during the related interest accrual period with respect to that class of series 2002-FX1 certificates, and the denominator of which is the total amount of interest accrued during the related interest accrual period with respect to all of the interest-bearing classes of the series 2002-FX1 certificates.

     Calculation of Pass-Through Rates. The pass-through rates for the class A-1, A-2, B, C, D, E, F, J, K, L, M, N, P and Q certificates will, in the case of each of these classes, be fixed at the rate per annum identified in the table on page S-4 of this prospectus supplement as the initial pass-through rate for the subject class.

     The pass-through rates for the class G or H certificates will, in the case of each of these classes, generally be fixed at the rate per annum identified in the table on page S-4 of this prospectus supplement as the initial pass-through rate for that class. However, with respect to any interest accrual period, if the Weighted Average Pool Pass-Through Rate is below the fixed pass-through rate for the subject class of certificates, then the pass-through rate that will be in effect for the subject class of certificates during that interest accrual period will be that Weighted Average Pool Pass-Through Rate.

     The pass-through rate for the class X-CP certificates, for each interest accrual period through and including the May 2009 interest accrual period, will equal the weighted average of the respective strip rates, which we refer to as class X-CP strip rates, at which interest accrues from time to time on the respective components of the total notional amount of the class X-CP certificates outstanding immediately prior to the related payment date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of one of the classes of series 2002-FX1 certificates with principal balances. If all or a designated portion of the total principal balance of any class of series 2002-FX1 principal balance certificates is identified under "--General" above as being part of the total notional amount of the class X-CP certificates immediately prior to any payment date, then that total principal balance (or designated portion thereof) will represent a separate component of the total notional amount of the class X-CP certificates for purposes of calculating the accrual of interest during the related interest accrual period.

         For purposes of accruing interest during any interest accrual period, through and including the May 2009 interest accrual period, on any particular component of the total notional amount of the class X-CP certificates immediately prior to the related payment date, the applicable class X-CP strip rate will equal the excess, if any, of:

     (1) the lesser of (a) the reference rate specified on Annex D to this prospectus supplement for such interest accrual period and (b) the Weighted Average Pool Pass-Through Rate for such interest accrual period, over

     (2) the pass-through rate in effect during such interest accrual period for the class of series 2002-FX1 principal balance certificates whose total principal balance, or a designated portion thereof, comprises such component.

     Following the May 2009 interest accrual period, the class X-CP certificates will cease to accrue interest and will be deemed to have a pass-through rate of 0% per annum.

         The pass-through rate for the class X-CL certificates will equal the weighted average of the respective strip rates, which we refer to as class X-CL strip rates, at which interest accrues from time to time on the respective components of the total notional amount of the class X-CL certificates outstanding immediately prior to the related payment date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of one of the following classes of series 2002-FX1 certificates. In general, the total principal balance of each class of series 2002-FX1 principal balance certificates will constitute a separate component of the total notional amount of the class X-CL certificates; provided that, if a portion, but not all, of the total principal balance of any particular class of series 2002-FX1 principal balance certificates is identified under "--General " above as being part of the total notional amount of the class X-CP certificates immediately prior to any payment date, then that identified portion of such total principal balance will also represent a separate component of the total notional amount of the class X-CL certificates for purposes of calculating the accrual of interest during the related interest accrual period, and the remaining portion of such total principal balance will represent another separate component of the class X-CL certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest during any interest accrual period, through and including the May 2009 interest accrual period, on any particular component of the total notional amount of the class X-CL certificates immediately prior to the related payment date, the applicable class X-CL strip rate will be calculated as follows:

     (1) if such particular component consists of the entire total principal balance of any class of series 2002-FX1 certificates, and if such total principal balance also constitutes, in its entirety, a component of the total notional amount of the class X-CP certificates immediately prior to the related payment date, then the applicable class X-CL strip rate will equal the excess, if any, of (a) the Weighted Average Pool Pass-Through Rate for such interest accrual period, over (b) the greater of (i) the reference rate specified on Annex D to this prospectus supplement for such interest accrual period and (ii) the pass-through rate in effect during such interest accrual period for such class of series 2002-FX1 principal balance certificates;

     (2) if such particular component consists of a designated portion (but not all) of the total principal balance of any class of series 2002-FX1 principal balance certificates, and if such designated portion of such total principal balance also constitutes a component of the total notional amount of the class X-CP certificates immediately prior to the related payment date, then the applicable class X-CL strip rate will equal the excess, if any, of (a) the Weighted Average Pool Pass-Through Rate for such interest accrual period, over (b) the greater of (i) the reference rate specified on Annex D to this prospectus supplement for such interest accrual period and (ii) the pass-through rate in effect during such interest accrual period for such class of series 2002-FX1 principal balance certificates;

     (3) if such particular component consists of the entire total principal balance of any class of series 2002-FX1 principal balance certificates, and if such total principal balance does not, in whole or in part, also constitute a component of the total notional amount of the class X-CP certificates immediately prior to the related payment date, then the applicable class X-CL strip rate will equal the excess, if any, of (a) the Weighted Average Pool Pass-Through Rate for such interest accrual period, over (b) the pass-through rate in effect during such interest accrual period for such class of series 2002-FX1 principal balance certificates; and

     (4) if such particular component consists of a designated portion (but not all) of the total principal balance of any class of series 2002-FX1 principal balance certificates, and if such designated portion of such total principal balance does not also constitute a component of the total notional amount of the class X-CP certificates immediately prior to the related payment date, then the applicable class X-CL strip rate will equal the excess, if any, of (a) the Weighted Average Pool Pass-Through Rate for such interest accrual period, over (b) the pass-through rate in effect during such interest accrual period for such class of series 2002-FX1 principal balance certificates.

     For purposes of accruing interest on the class X-CL certificates during each interest accrual period subsequent to the May 2009 interest accrual period, the total principal balance of each class of series 2002-FX1 certificates or a designated portion thereof will constitute separate components of the total notional amount of the class X-CL certificates and the applicable class X-CL strip rate with respect to each such component for each such interest accrual period will equal the excess, if any, of (a) the Weighted Average Pool Pass-Through Rate for such interest accrual period, over (b) the pass-through rate in effect during such interest accrual period for the class of series 2002-FX1 principal balance certificates whose principal balance or designated portion thereof makes up such component.

     The calculation of the Weighted Average Pool Pass-Through Rate will be unaffected by any change in the mortgage interest rate for any mortgage loan from what it was on the date of initial issuance of the offered certificates, including in connection with any bankruptcy or insolvency of the related borrower or any modification of that mortgage loan agreed to by the master servicer or the special servicer.

     The class R-I, R-II, R-III and V certificates will not be interest-bearing and, therefore, will not have pass-through rates.

     Payments of Principal. Subject to the Available P&I Funds and the priority of payments described under "--Priority of Payments" below, the total amount of principal payable with respect to each class of the series 2002-FX1 certificates, other than the class X-CL, X-CP, R-I, R-II, R-III and V certificates, on each payment date will equal that class's allocable share of the Total Principal Payment Amount for that payment date.

     In general, the portion of the Total Principal Payment Amount that will be allocated to the class A-1 and A-2 certificates on each payment date will equal:

     o    in the case of the class A-1 certificates, the lesser of--

          1. the entire Total Principal Payment Amount for that payment date, and

          2. the total principal balance of the class A-1 certificates immediately prior to that payment date; and

     o    in the case of the class A-2 certificates, the lesser of--

          1. the entire Total Principal Payment Amount for that payment date, reduced by any portion of that amount allocable to the class A-1 certificates as described in the preceding bullet, and

          2. the total principal balance of the class A-2 certificates immediately prior to that payment date.

     However, on each payment date coinciding with and following the Class A Principal Payment Cross-Over Date, and in any event on the final payment date, the Total Principal Payment Amount will be allocable between the A-1 and A-2 classes on a pro rata basis in accordance with their respective total principal balances immediately prior to that payment date, in each case up to that total principal balance.

     While the class A-1 and A-2 certificates are outstanding, no portion of the Total Principal Payment Amount for any payment date will be allocated to any other class of series 2002-FX1 certificates.

     Following the retirement of the class A-1 and A-2 certificates, the Total Principal Payment Amount for each payment date will be allocated to the respective classes of series 2002-FX1 certificates identified in the table below and in the order of priority set forth in that table, in each case up to the lesser of--

     o the portion of that Total Principal Payment Amount that remains unallocated, and

     o the total principal balance of the particular class immediately prior to that payment date.

              ORDER OF ALLOCATION                      CLASS
              -------------------                      -----

     1st..............................                   B
     2nd..............................                   C
     3rd..............................                   D
     4th..............................                   E
     5th..............................                   F
     6th..............................                   G
     7th..............................                   H
     8th..............................                   J
     9th..............................                   K
     10th.............................                   L
     11th.............................                   M
     12th.............................                   N
     13th.............................                   P
     14th.............................                   Q

     In no event will the holders of any class of series 2002-FX1 certificates listed in the foregoing table be entitled to receive any payments of principal until the total principal balance of the class A-1 and A-2 certificates is reduced to zero. Furthermore, in no event will the holders of any class of series 2002-FX1 certificates listed in the foregoing table be entitled to receive any payments of principal until the total principal balance of all other classes of series 2002-FX1 certificates, if any, listed above it in the foregoing table is reduced to zero.

     Reimbursement Amounts. As discussed under "--Reductions of Certificate Principal Balances in Connection With Realized Losses and Additional Trust Fund Expenses" below, the total principal balance of any class of series 2002-FX1 certificates, other than the class X-CL, X-CP, R-I, R-II, R-III and V certificates, may be reduced without a corresponding payment of principal. If that occurs with respect to any class of series 2002-FX1 certificates, then, subject to Available P&I Funds and the priority of payments described under "--Priority of Payments" below, the holders of that class will be entitled to be reimbursed for the amount of that reduction, without interest. References to the "loss reimbursement amount" under "--Payments--Priority of Payments" below mean, in the case of any class of series 2002-FX1 certificates, other than the class X-CL, X-CP, R-I, R-II, R-III and V certificates, for any payment date, the total amount to which the holders of that class are entitled as reimbursement for all previously unreimbursed reductions, if any, made in the total principal balance of that class on all prior payment dates as discussed under "--Reductions of Certificate Principal Balances in Connection With Realized Losses and Additional Trust Fund Expenses" below.

     Priority of Payments. On each payment date, the trustee will apply the Available P&I Funds for that date to make the following payments in the following order of priority, in each case to the extent of the remaining Available P&I Funds:

   ORDER OF        RECIPIENT CLASS
   PAYMENT            OR CLASSES                                 TYPE AND AMOUNT OF PAYMENT
--------------- ----------------------- ------------------------------------------------------------------------------
      1             A-1, A-2, X-CL      Interest up to the total interest  payable on those  classes,  pro rata based
                       and X-CP         on the respective amounts of that interest payable on each of those classes
      2              A-1 and A-2        Principal up to the total  principal  payable on those  classes  allocable as among those classes as described immediately following this table
      3              A-1 and A-2        Reimbursement  up to the total loss  reimbursement  amount for those classes, pro rata based on the loss reimbursement amount for each of those classes
--------------- ----------------------- ------------------------------------------------------------------------------
      4                   B             Interest up to the total interest payable on that class
      5                   B             Principal up to the total principal payable on that class
      6                   B             Reimbursement up to the loss reimbursement amount for that class
--------------- ----------------------- ------------------------------------------------------------------------------
      7                   C             Interest up to the total interest payable on that class
      8                   C             Principal up to the total principal payable on that class
      9                   C             Reimbursement up to the loss reimbursement amount for that class
--------------- ----------------------- ------------------------------------------------------------------------------
      10                  D             Interest up to the total interest payable on that class
      11                  D             Principal up to the total principal payable on that class
      12                  D             Reimbursement up to the loss reimbursement amount for that class
--------------- ----------------------- ------------------------------------------------------------------------------
      13                  E             Interest up to the total interest payable on that class
      14                  E             Principal up to the total principal payable on that class
      15                  E             Reimbursement up to the loss reimbursement amount for that class
--------------- ----------------------- ------------------------------------------------------------------------------
      16                  F             Interest up to the total interest payable on that class
      17                  F             Principal up to the total principal payable on that class
      18                  F             Reimbursement up to the loss reimbursement amount for that class
--------------- ----------------------- ------------------------------------------------------------------------------
      19                  G             Interest up to the total interest payable on that class
      20                  G             Principal up to the total principal payable on that class
      21                  G             Reimbursement up to the loss reimbursement amount for that class
--------------- ----------------------- ------------------------------------------------------------------------------
      22                  H             Interest up to the total interest payable on that class
      23                  H             Principal up to the total principal payable on that class
      24                  H             Reimbursement up to the loss reimbursement amount for that class
--------------- ----------------------- ------------------------------------------------------------------------------
      25                  J             Interest up to the total interest payable on that class
      26                  J             Principal up to the total principal payable on that class
      27                  J             Reimbursement up to the loss reimbursement amount for that class
--------------- ----------------------- ------------------------------------------------------------------------------
      28                  K             Interest up to the total interest payable on that class
      29                  K             Principal up to the total principal payable on that class
      30                  K             Reimbursement up to the loss reimbursement amount for that class
--------------- ----------------------- ------------------------------------------------------------------------------
      31                  L             Interest up to the total interest payable on that class
      32                  L             Principal up to the total principal payable on that class
      33                  L             Reimbursement up to the loss reimbursement amount for that class
--------------- ----------------------- ------------------------------------------------------------------------------

   ORDER OF        RECIPIENT CLASS
   PAYMENT            OR CLASSES                                 TYPE AND AMOUNT OF PAYMENT
--------------- ----------------------- ------------------------------------------------------------------------------
      34                  M             Interest up to the total interest payable on that class
      35                  M             Principal up to the total principal payable on that class
      36                  M             Reimbursement up to the loss reimbursement amount for that class
--------------- ----------------------- ------------------------------------------------------------------------------
      37                  N             Interest up to the total interest payable on that class
      38                  N             Principal up to the total principal payable on that class
      39                  N             Reimbursement up to the loss reimbursement amount for that class
--------------- ----------------------- ------------------------------------------------------------------------------
      40                  P             Interest up to the total interest payable on that class
      41                  P             Principal up to the total principal payable on that class
      42                  P             Reimbursement up to the loss reimbursement amount for that class
--------------- ----------------------- ------------------------------------------------------------------------------
      43                  Q             Interest up to the total interest payable on that class
      44                  Q             Principal up to the total principal payable on that class
      45                  Q             Reimbursement up to the loss reimbursement amount for that class
--------------- ----------------------- ------------------------------------------------------------------------------
      46         R-I, R-II and R-III    Any remaining Available P&I Funds

     In general, no distributions of principal will be made with respect to the class A-2 certificates until the total principal balance of the class A-1 certificates is reduced to zero. However, on and after the Class A Principal Payment Cross-Over Date, and in any event on the final payment date for the series 2002-FX1 certificates, the trustee will make distributions of principal on those class A-1 and A-2 certificates on a pro rata basis in accordance with the respective total principal balances of those classes then outstanding.

     Repayment of Premium Amounts and Excess Defeasance Deposit Proceeds. With respect to any mortgage loan in the trust, if any default prepayment consideration, any Excess Defeasance Deposit Proceeds or any Repayment of Premium Amounts (other than any Repayment of Premium Amounts collected during an open prepayment period for the related Premium Loan) is collected during any particular collection period, then on the payment date corresponding to that collection period, the trustee will pay a portion of that prepayment consideration to the holders of any class of certificates that are entitled to payments of principal on that payment date, up to an amount equal to, in the case of any particular class of those certificates, the product of--

     o the full amount of the default prepayment consideration, Repayment of Premium Amount or Excess Defeasance Deposit Proceeds, net of any workout fees and liquidation fees payable from it, multiplied by

     o a fraction, which in no event may be greater than 1.0 or less than 0.0, the numerator of which is equal to the excess, if any, of the pass-through rate for that class of certificates over the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate of the prepaid mortgage loan over the relevant discount rate, and further multiplied by

     o a fraction, the numerator of which is equal to the amount of principal payable to that class of certificates on that payment date, and the denominator of which is the Total Principal Payment Amount for that payment date.

     With respect to any portion of that prepayment consideration, Repayment of Premium Amount or Excess Defeasance Deposit Proceeds remaining after any distribution(s) contemplated above, (i) up to and including the payment date in June 2004, 72% of such portion remaining will be distributable to the holders of the class X-CL certificates and 28% of such portion remaining will be distributable to the holders of the class X-CP certificates and (ii) on any following payment dates, 100% of such portion remaining will be distributable to the holders of the class X-CL certificates.

     With respect to any Premium Loan, any Repayment of Premium Amounts collected during an open prepayment period for that Premium Loan will be allocated among and paid to the holders of the class R-I certificates in the manner described in the series 2002-FX1 pooling and servicing agreement.

     The discount rate applicable to any class of offered certificates with respect to any mortgage loan in the trust for which any default payment consideration, Repayment of Premium Amount or Excess Defeasance Deposit Proceeds are received will equal a per annum rate calculated by the interpolation of the yields on the U.S. Treasury primary issues with maturity dates (one longer, one shorter) most nearly approximating the maturity date or anticipated repayment date, as applicable, for that mortgage loan.

     Payments of Additional Interest. The holders of the class V certificates will be entitled to all amounts, if any, applied as Post-ARD Additional Interest collected on the ARD Loans in the trust.

     Excess Liquidation Proceeds. Excess Liquidation Proceeds will be available for distribution from the Excess Liquidation Proceeds Reserve Account to the Holders of the Certificates to offset Realized Losses, Additional Trust Fund Expenses and interest shortfalls. Any amount remaining in the Excess Liquidation Proceeds Account after all classes of the series 2002-FX1 certificates have been retired will be paid to the special servicer as additional compensation.

TREATMENT OF REO PROPERTIES

     Notwithstanding that any mortgaged real property may be acquired as part of the trust assets through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining--

     o    payments on the series 2002-FX1 certificates,

     o allocations of Realized Losses and Additional Trust Fund Expenses to the series 2002-FX1 certificates, and

     o the amount of all fees payable to the master servicer, the special servicer and the trustee under the series 2002-FX1 pooling and servicing agreement.

In connection with the foregoing, that mortgage loan will be taken into account when determining the Weighted Average Pool Pass-Through Rate and the Total Principal Payment Amount for each payment date.

     Operating revenues and other proceeds derived from an REO Property will be applied--

     o first, to pay, or to reimburse the master servicer, the special servicer and/or the trustee for the payment of, some of the costs and expenses incurred in connection with the operation and disposition of the REO Property, and

     o thereafter, as collections of principal, interest and other amounts due on the related mortgage loan.

     To the extent described under "--Advances of Delinquent Monthly Debt Service Payments" below, the master servicer, the trustee and the fiscal agent will be required to advance delinquent monthly debt service payments with respect to each mortgage loan as to which the corresponding mortgaged real property has become an REO Property, in all cases as if the mortgage loan had remained outstanding.

REDUCTIONS OF CERTIFICATE PRINCIPAL BALANCES IN CONNECTION WITH REALIZED LOSSES AND ADDITIONAL TRUST FUND EXPENSES

     As a result of Realized Losses and Additional Trust Fund Expenses, the total Stated Principal Balance of the mortgage pool may decline below the total principal balance of the series 2002-FX1 certificates. If this occurs following the payments made to the certificateholders on any payment date, then the respective total principal balances of the following classes of the series 2002-FX1 certificates are to be successively reduced in the following order, until the total principal balance of those classes of certificates equals the total Stated Principal Balance of the mortgage pool that will be outstanding immediately following that payment date.

            ORDER OF ALLOCATION                          CLASS
            -------------------                          -----

1st.....................................                   Q
2nd.....................................                   P
3rd.....................................                   N
4th.....................................                   M
5th.....................................                   L
6th.....................................                   K
7th.....................................                   J
8th.....................................                   H
9th.....................................                   G
10th....................................                   F
11th....................................                   E
12th....................................                   D
13th....................................                   C
14th....................................                   B
15th....................................      A-1 and A-2, pro rata based
                                              on total principal balances

     The reductions in the total principal balances of the respective classes of series 2002-FX1 certificates with principal balances, as described in the previous paragraph, will represent an allocation of the Realized Losses and/or Additional Trust Fund Expenses that caused the particular mismatch in principal balances between the mortgage loans and those classes of series 2002-FX1 certificates.

     The Realized Loss with respect to a liquidated mortgage loan, or related REO Property, is an amount generally equal to the excess, if any, of:

     o the outstanding principal balance of the mortgage loan as of the date of liquidation, together with--

          1. all accrued and unpaid interest on the mortgage loan to but not including the due date in the collection period in which the liquidation occurred, exclusive, however, of any portion of that interest that represents Default Interest or Post-ARD Additional Interest, and

          2. all related unreimbursed servicing advances and unpaid liquidation expenses, over

     o the total amount of Liquidation Proceeds, if any, recovered in connection with the liquidation.

If any portion of the debt due under a mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the master servicer or the special servicer or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven, other than Default Interest and Post-ARD Additional Interest, also will be treated as a Realized Loss.

     Some examples of Additional Trust Fund Expenses are:

     o any special servicing fees, workout fees and liquidation fees paid to the special servicer;

     o any interest paid to the master servicer, the trustee and/or the fiscal agent with respect to unreimbursed advances, which interest payment is not covered out of late payment charges and Default Interest actually collected on the related mortgage loan in the trust;

     o the cost of various opinions of counsel, appraisers or advisors required or permitted to be obtained in connection with the servicing of the mortgage loans and the administration of the other trust assets that is not paid for by the requesting party or the related borrower or covered out of late payment charges and Default Interest actually collected on the related mortgage loan in the trust;

     o any unanticipated, non-mortgage loan specific expense of the trust, including--

          1. any reimbursements and indemnifications to the trustee and the fiscal agent described under "Description of the Governing Documents--Matters Regarding the Trustee" in the accompanying prospectus, the fiscal agent having the same rights to indemnity and reimbursement as described with respect to the trustee,

          2. any reimbursements and indemnification to the master servicer, the special servicer and us described under "Description of the Governing Documents--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" in the accompanying prospectus, and

          3. any federal, state and local taxes, and tax-related expenses, payable out of the trust assets, as described under "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus;

     o rating agency fees, other than on-going surveillance fees, that cannot be recovered from the borrower and that are not paid for by the related borrower or covered out of late payment charges and Default Interest actually collected on the related mortgage loan in the trust; and

     o any amounts expended on behalf of the trust to remediate an adverse environmental condition at any mortgaged real property securing a defaulted mortgage loan as described under "Servicing of the Underlying Mortgage Loans--Realization Upon Defaulted Mortgage Loans" in this prospectus supplement and that are not paid for by the related borrower or covered out of late payment charges and Default Interest actually collected on the related mortgage loan in the trust.

ADVANCES OF DELINQUENT MONTHLY DEBT SERVICE PAYMENTS

     The master servicer will be required to make, for each payment date, a total amount of advances of principal and/or interest generally equal to all monthly debt service payments (other than balloon payments) and assumed monthly debt service payments, in each case net of related workout fees, that--

     o were due or deemed due, as the case may be, with respect to the mortgage loans during the related collection period, and

     o were not paid by or on behalf of the respective borrowers or otherwise collected as of the close of business on the last day of the related collection period and not received by the master servicer two business days prior to the related payment date on the series 2002-FX1 certificates.

     Notwithstanding the foregoing, if it is determined that an Appraisal Reduction Amount exists with respect to any mortgage loan in the trust, then the master servicer will reduce the amount of each P&I advance that it must make with respect to that mortgage loan during the period that the Appraisal Reduction Amount exists. The amount of any P&I advance required to be made with respect to any mortgage loan as to which there exists an Appraisal Reduction Amount, will equal the product of:

     o the amount of the interest portion of that P&I advance that would otherwise be required to be made for the subject payment date without regard to this sentence and the prior sentence, multiplied by

     o a fraction, the numerator of which is equal to the Stated Principal Balance of the mortgage loan, net of the Appraisal Reduction Amount, and the denominator of which is equal to the Stated Principal Balance of the mortgage loan.

     With respect to any payment date, the master servicer will be required to make P&I advances either out of its own funds or, subject to replacement as and to the extent provided in the series 2002-FX1 pooling and servicing agreement, funds held in the master servicer's custodial account that are not required to be paid on the series 2002-FX1 certificates on that payment date.

     The trustee will be required to make any P&I advance that the master servicer is required, but fails, to make. If the trustee fails to make a required P&I advance, then the fiscal agent will be required to make the advance. If the fiscal agent makes a P&I advance on behalf of the trustee, the trustee will not be in default. See "--The Trustee" and "--The Fiscal Agent" below.

     The master servicer, the trustee and the fiscal agent will each be entitled to recover any P&I advance made by it out of its own funds from collections on the mortgage loan as to which the advance was made. None of the master servicer, the trustee or the fiscal agent will be obligated to make any P&I advance that, in its judgment, would not ultimately be recoverable out of collections on the related mortgage loan. If the master servicer, the trustee or the fiscal agent makes any P&I advance that it subsequently determines will not be recoverable out of collections on the related mortgage loan, it may obtain reimbursement for that advance, together with interest accrued on the advance as described in the next paragraph, out of general collections on the mortgage loans and any REO Properties in the trust on deposit in the master servicer's custodial account from time to time. The trustee and the fiscal agent will be entitled to rely on the master servicer's determination that an advance, if made, would not be ultimately recoverable from collections on the related mortgage loan. See "Description of the Certificates--Advances" in the accompanying prospectus and "Servicing of the Underlying Mortgage Loans--Custodial Account" in this prospectus supplement.

     The master servicer, the trustee and the fiscal agent will each be entitled to receive interest on P&I advances made thereby out of its own funds. Subject to the following sentence, that interest will commence accruing upon the date the applicable advance was made and will continue to accrue on the amount of each P&I advance for so long as that advance is outstanding at an annual rate equal to the prime rate as published in the "Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time.

     Interest accrued with respect to any P&I advance will be payable during the collection period in which that advance is reimbursed--

     o first, out of Default Interest and late payment charges collected on the related mortgage loan during that collection period, and

     o then, if and to the extent that the Default Interest and late payment charges referred to in the clause above are insufficient to cover the advance interest, but not before the related advance has been reimbursed, out of any other amounts then on deposit in the master servicer's custodial account.

     To the extent not offset by Default Interest and/or late payment charges accrued and actually collected, interest accrued on outstanding P&I advances will result in a reduction in amounts payable on one or more classes of the certificates.

     A monthly debt service payment will be assumed to be due with respect to:

     o each mortgage loan that is delinquent with respect to its balloon payment beyond the end of the collection period in which its maturity date occurs and as to which no arrangements have been agreed to for the collection of the delinquent amounts, including an extension of maturity; and

     o each mortgage loan as to which the corresponding mortgaged real property has become an REO Property.

     The assumed monthly debt service payment deemed due on any mortgage loan described in the prior sentence that is delinquent as to its balloon payment, will equal, for its stated maturity date and for each successive due date that it remains outstanding and part of the trust, the monthly debt service payment that would have been due on the mortgage loan on the relevant date if the related balloon payment had not come due and the mortgage loan had, instead, continued to amortize and accrue interest according to its terms in effect prior to that stated maturity date. The assumed monthly debt service payment deemed due on any mortgage loan described in the second preceding sentence as to which the related mortgaged real property has become an REO Property, will equal, for each due date that the REO Property remains part of the trust, the monthly debt service payment or, in the case of a mortgage loan delinquent with respect to its balloon payment, the assumed monthly debt service payment due or deemed due on the last due date prior to the acquisition of that REO Property. Assumed monthly debt service payments for ARD Loans do not include Post-ARD Additional Interest or accelerated amortization payments.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     Certificateholder Reports. Based solely on information provided in monthly reports prepared by the master servicer and the special servicer and delivered to the trustee, the trustee will be required to provide or otherwise make available as described under "--Information Available Electronically" below, on each payment date, to each registered holder of an offered certificate

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and, upon request, to each beneficial owner of an offered certificate held in book-entry form that is identified to the reasonable satisfaction of the trustee:

     o A payment date statement containing substantially the information contained in Annex C to this prospectus supplement.

     o A CMSA Loan Periodic Update File, a CMSA Financial File and a CMSA Property File setting forth information with respect to the mortgage loans and the corresponding mortgaged real properties, respectively.

     o A mortgage pool data update report, which is to contain substantially the categories of information regarding the mortgage loans set forth on Annexes A-1, A-2 and A-3 to this prospectus supplement, with that information to be presented in tabular format substantially similar to the format utilized on those annexes. The mortgage pool data update report may be included as part of the payment date statement.

     The master servicer or the special servicer, as specified in the series 2002-FX1 pooling and servicing agreement, is required to deliver to the trustee monthly, and the trustee is required to make available as described below under "--Information Available Electronically," a copy of each of the following reports with respect to the mortgage loans and the corresponding mortgaged real properties:

     o    A CMSA Delinquent Loan Status Report.

     o    A CMSA Historical Loan Modification Report.

     o    A CMSA Historical Liquidation Report.

     o    A CMSA REO Status Report.

     o    A CMSA Servicer Watch List.

     o    A CMSA Comparative Financial Status Report.

     o    A CMSA Financial File.

     o    A CMSA Property File.

     In addition, upon the request of any holder of a series 2002-FX1 certificate or, to the extent identified to the reasonable satisfaction of the trustee, beneficial owner of an offered certificate, the trustee will be required to request from the master servicer and, upon receipt, make available to the requesting party, during normal business hours at the offices of the trustee or electronically, copies of the following reports required to be prepared and maintained by the master servicer and/or the special servicer:

     o with respect to any mortgaged real property or REO Property, a CMSA Operating Statement Analysis Report; and

     o with respect to any mortgaged real property or REO Property, a CMSA NOI Adjustment Worksheet.

     The reports identified in the preceding two paragraphs as CMSA reports will be in the forms prescribed in the standard Commercial Mortgage Securities Association investor reporting package. Forms of these reports are available at the CMSA's internet website, located at www.cssacmbs.org.

     Within a reasonable period of time after the end of each calendar year, the trustee is required to send to each person who at any time during the calendar year was a series 2002-FX1 certificateholder of record, a report summarizing on an annual basis, if appropriate, certain items of the monthly payment date statements relating to amounts distributed to the certificateholder and such other information as may be required to enable the certificateholder to prepare its federal income tax returns. That information is required to include the amount of original issue discount accrued on each class of certificates and information regarding the expenses of the trust. The foregoing requirements will be deemed to have been satisfied to the extent that the information is provided from time to time pursuant to the applicable requirements of the Internal Revenue Code.

     Absent manifest error of which it is aware, none of the master servicer, the special servicer or the trustee will be responsible for the accuracy or completeness of any information supplied to it by a borrower or third party that is included in any reports, statements, materials or information prepared or provided by the master servicer, the special servicer or the trustee, as applicable.

     Book-Entry Certificates. If you hold your offered certificates in book-entry form through DTC, you may obtain direct access to the monthly reports of the trustee as if you were a certificateholder, provided that you deliver a written certification to the trustee confirming your beneficial ownership in the offered certificates. Otherwise, until definitive certificates are issued with respect to your offered certificates, the information contained in those monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the trustee's internet website. Conveyance of notices and other communications by DTC to the DTC participants, and by the DTC participants to beneficial owners of the offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We, the master servicer, the special servicer, the trustee, the fiscal agent and the series 2002-FX1 certificate registrar are required to recognize as certificateholders only those persons in whose names the series 2002-FX1 certificates are registered on the books and records of the certificate registrar.

     Information Available Electronically. The trustee will make available each month, for the relevant reporting periods, to the series 2002-FX1 certificateholders and beneficial owners of series 2002-FX1 certificates identified to the reasonable satisfaction of the trustee, the payment date statement, any mortgage pool data update report, any loan payment notification report, and the mortgage loan information presented in the standard Commercial Mortgage Securities Association investor reporting package formats via the trustee's internet website. All the foregoing reports will be accessible only after receipt from the person(s) seeking access of a certification in the form attached to the series 2002-FX1 pooling and servicing agreement. The trustee's internet website will initially be located at www.etrustee.net.

     The master servicer also may make some or all of the reports identified in the preceding paragraph available via its internet website, www.gmaccm.com, which will initially be accessible via password and user name.

     None of the trustee, the special servicer or the master servicer will make any representations or warranties as to the accuracy or completeness of, and may disclaim responsibility for, any information made available by the trustee, the special servicer or master servicer, as the case may be, for which it is not the original source.

     The trustee and the master servicer may require the acceptance of a disclaimer and an agreement of confidentiality in connection with providing access to their respective internet websites. Neither the trustee nor the master servicer will be liable for the dissemination of information made in accordance with the series 2002-FX1 pooling and servicing agreement.

     At the request of the underwriters, as provided in the series 2002-FX1 pooling and servicing agreement, the trustee will be required to make available electronically, on each payment date, to the Trepp Group, Intex Solutions, Inc., Charter Research Corporation and any other similar third party information provider, a copy of the reports forwarded to the series 2002-FX1 certificateholders.

     Other Information. The series 2002-FX1 pooling and servicing agreement will obligate the trustee to make available at its offices, during normal business hours, upon reasonable advance written notice, for review by any holder or beneficial owner of an offered certificate or any person identified to the trustee as a prospective transferee of an offered certificate or any interest in that offered certificate, originals or copies of, among other things, the following items:

     o this prospectus supplement, the accompanying prospectus and any other disclosure documents relating to the non-offered classes of the series 2002-FX1 certificates, in the form most recently provided by us or on our behalf to the trustee;

     o the series 2002-FX1 pooling and servicing agreement, each sub-servicing agreement delivered to the trustee since the date of initial issuance of the offered certificates, and any amendments to those agreements;

     o all monthly reports of the trustee delivered, or otherwise electronically made available, to series 2002-FX1 certificateholders since the date of initial issuance of the offered certificates;

     o all officer's certificates delivered to the trustee by the master servicer and/or the special servicer since the date of initial issuance of the offered certificates, as described under "Servicing of the Underlying Mortgage Loans--Evidence as to Compliance" in this prospectus supplement;

     o all accountant's reports delivered to the trustee with respect to the master servicer and/or the special servicer since the date of initial issuance of the offered certificates, as described under "Servicing of the Underlying Mortgage Loans--Evidence as to Compliance" in this prospectus supplement;

     o the most recent appraisal, if any, with respect to each mortgaged real property for a mortgage loan obtained by the master servicer or the special servicer and delivered to the trustee;

     o the mortgage files for the loans, including all documents, such as modifications, waivers and amendments of the mortgage loans, that are to be added to the mortgage files from time to time;

     o upon request, the most recent inspection report with respect to each mortgaged real property for a mortgage loan prepared by the master servicer or the special servicer and delivered to the trustee as described under "Servicing of the Underlying Mortgage Loans--Inspections; Collection of Operating Information" in this prospectus supplement; and

     o upon request, the most recent quarterly and annual operating statement and rent roll for each mortgaged real property for a mortgage loan and financial statements of the related borrower collected by the master servicer or the special servicer and delivered to the trustee as described under "Servicing of the Underlying Mortgage Loans--Inspections; Collection of Operating Information" in this prospectus supplement.

     Copies of any and all of the foregoing items will be available from the trustee upon request. However, the trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies.

     In connection with providing access to or copies of the items described above, the trustee may require:

     o in the case of a registered holder of an offered certificate or a beneficial owner of an offered certificate held in book-entry form, a written confirmation executed by the requesting person or entity, in a form reasonably acceptable to the trustee, generally to the effect that the person or entity is a registered holder or beneficial owner of offered certificates and will keep the information confidential; and

     o in the case of a prospective purchaser of an offered certificate or any interest in that offered certificate, confirmation executed by the requesting person or entity, in a form reasonably acceptable to the trustee, generally to the effect that the person or entity is a prospective purchaser of offered certificates or an interest in offered certificates, is requesting the information for use in evaluating a possible investment in the offered certificates and will otherwise keep the information confidential.

VOTING RIGHTS

     The voting rights for the series 2002-FX1 certificates will be allocated among the respective classes of those certificates as follows:

     o 99% of the voting rights will be allocated among the holders of the various classes of series 2002-FX1 certificates that have principal balances, pro rata in accordance with those principal balances;

     o 1% of the voting rights will be allocated among the holders of the class X-CL and X-CP certificates, pro rata in accordance with their respective notional amounts; and

     o 0% of the voting rights will be allocated among the holders of the class R-I, R-II, R-III and V certificates.

Voting rights allocated to a class of series 2002-FX1 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

TERMINATION

     The obligations created by the series 2002-FX1 pooling and servicing agreement will terminate following the earliest of--

     1. the final payment or advance on, other liquidation of, the last mortgage loan or related REO Property remaining in the trust, and

     2. the purchase of all of the mortgage loans and REO Properties remaining in the trust by us, the special servicer, any single certificateholder or group of certificateholders of the series 2002-FX1 controlling class or the master servicer, in that order of preference.

     Written notice of termination of the series 2002-FX1 pooling and servicing agreement will be given to each series 2002-FX1 certificateholder. The final payment with respect to each series 2002-FX1 certificate will be made only upon surrender and cancellation of that certificate at the office of the series 2002-FX1 certificate registrar or at any other location specified in the notice of termination.

     Any purchase by us, the special servicer, any single holder or group of holders of the controlling class or the master servicer of all the mortgage loans and REO Properties remaining in the trust is required to be made at a price equal to:

     o    the sum of--

          1. the total principal balance of all the mortgage loans then included in the trust, other than any mortgage loans as to which the mortgaged real properties have become REO Properties, together with (a) interest, other than Default Interest and Post-ARD Additional Interest, on those mortgage loans, (b) unreimbursed servicing advances for those mortgage loans and (c) unpaid interest on advances made with respect to those mortgage loans, and

          2. the appraised value of all REO Properties then included in the trust, minus

     o solely in the case of a purchase by the master servicer or the special servicer, the total of all amounts payable or reimbursable to the purchaser under the series 2002-FX1 pooling and servicing agreement.

The purchase will result in early retirement of the outstanding series 2002-FX1 certificates. However, our right, and the rights of the special servicer, any single holder or group of holders of the series 2002-FX1 controlling class or the master servicer, to make the purchase is subject to the requirement that the total Stated Principal Balance of the mortgage pool be less than 3.0% of the initial mortgage pool balance. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the series 2002-FX1 certificateholders, will constitute part of the Available P&I Funds for the final payment date. Any person or entity making the purchase will be responsible for reimbursing the parties to the series 2002-FX1 pooling and servicing agreement for all reasonable out-of-pocket costs and expenses incurred by the parties in connection with the purchase.

     The pooling and servicing agreement may provide for other methods of terminating the trust after the offered certificates are no longer outstanding.

THE TRUSTEE

     LaSalle Bank National Association, a national banking association, will act as trustee on behalf of the series 2002-FX1 certificateholders. As of the date of initial issuance of the offered certificates, the office of the trustee primarily responsible for administration of the trust assets, its corporate trust office, is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Asset-Backed Securities Trust Services--CDC Commercial Mortgage Trust Series 2002-FX1.

     The trustee is at all times required to be a corporation, bank, trust company or association organized and doing business under the laws of the U.S. or any State of the U.S. or the District of Columbia. In addition, the trustee must at all times--

     o    be authorized under those laws to exercise trust powers,

     o    have a combined capital and surplus of at least $50,000,000, and

     o be subject to supervision or examination by federal or state banking authority.

     If the corporation, bank, trust company or association publishes reports of condition at least annually, in accordance with law or to the requirements of the supervising or examining authority, then the combined capital and surplus of the corporation, bank, trust company or association will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

     We, the master servicer, the special servicer and our and their respective affiliates, may from time to time enter into normal banking and trustee relationships with the trustee and its affiliates. The trustee and any of its respective affiliates may hold series 2002-FX1 certificates in their own names. In addition, for purposes of meeting the legal requirements of some local jurisdictions, the trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the trust assets. All rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly, or in any jurisdiction in which the trustee shall be incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee who shall exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee.

     The trustee will be entitled to a monthly fee for its services, which fee will--

     o accrue at the annual rate stated in the series 2002-FX1 pooling and servicing agreement,

     o accrue on the total Stated Principal Balance of the mortgage pool outstanding from time to time, and

     o    be calculated on a 30/360 Basis.

The trustee fee is payable out of general collections on the mortgage loans and any REO Properties in the trust.

     See also "Description of the Governing Documents--The Trustee," "--Duties of the Trustee," "--Matters Regarding thE Trustee" and "--Resignation and Removal of the Trustee" in the accompanying prospectus.

THE FISCAL AGENT

     ABN AMRO Bank N.V., a Netherlands banking corporation, will act as fiscal agent pursuant to the series 2002-FX1 pooling and servicing agreement. The fiscal agent's office is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603. The duties and obligations of the fiscal agent consist only of making P&I advances as described under "--Advances of Delinquent Monthly Debt Service Payments" above and servicing advances as described under "Servicing of the Underlying Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement. The fiscal agent will not be liable except for the performance of those duties and obligations. The fiscal agent will be entitled to reimbursement for each advance made by it, with interest, in the same manner and to the same extent as the trustee and the master servicer. The fiscal agent will be entitled to various rights, protections and indemnities similar to those afforded to the trustee. The trustee will be responsible for payment of the compensation of the fiscal agent.

     The long-term debt obligations of ABN AMRO Bank N.V. are rated "AA" by Fitch, "Aa2" (under review for possible downgrade) by Moody's and "AA" by S&P.

                        YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     General.  The yield on any offered certificate will depend on:

     o    the price at which the certificate is purchased by an investor, and

     o    the rate, timing and amount of payments on the certificate.

     The rate, timing and amount of payments on any offered certificate will in turn depend on, among other things,

     o the pass-through rate for the certificate, which will be fixed or variable, as described in this prospectus supplement,

     o the rate and timing of principal payments, including principal prepayments, and other principal collections on the underlying mortgage loans and the extent to which those amounts are to be applied in reduction of the principal balance of the certificate,

     o the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses and the extent to which those losses and expenses result in the reduction of the principal balance of, or the total payments on, the certificate, and

     o the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which those shortfalls result in the reduction of the interest payments on the certificate.

     See "Description of the Offered Certificates--Payments--Calculation of Pass-Through Rates" and "Description of the Mortgage Pool" in this prospectus supplement and "--Rate and Timing of Principal Payments" below.

     Rate and Timing of Principal Payments. The yield to maturity on any offered certificates purchased at a discount or a premium will be affected by the rate and timing of principal payments made in a reduction of the principal balances of those certificates. In turn, the rate and timing of principal payments that are applied in reduction of the principal balance of any offered certificate will be directly related to the rate and timing of principal payments on or with respect to the underlying mortgage loans. Finally, the rate and timing of principal payments on or with respect to the underlying mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged real properties, or purchases or other removals of underlying mortgage loans from the trust.

     Prepayments and other early liquidations of the underlying mortgage loans will result in payments on the series 2002-FX1 certificates of amounts that would otherwise be paid over the remaining terms of the mortgage loans. This will tend to shorten the weighted average lives of the offered certificates. Defaults on the underlying mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the underlying mortgage loans and, accordingly, on the series 2002-FX1 certificates, while work-outs are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of the offered certificates. See "Servicing of the Underlying Mortgage Loans--Modifications, Waivers, Amendments and Consents" in this prospectus supplement. In addition, the ability of a borrower under an ARD Loan, to repay that loan on the related anticipated repayment date will generally depend on its ability to either refinance the mortgage loan or sell the corresponding mortgaged real property. Also, a borrower under an ARD Loan may have little incentive to repay its mortgage loan on the related anticipated repayment date if then prevailing interest rates are relatively high. Accordingly, there can be no assurance that any ARD Loan in the trust will be paid in full on its anticipated repayment date.

     In addition, twenty-five (25) of the mortgage loans, representing 29.0% of the initial mortgage pool balance, provide the related borrower with the option to defease its loan and obtain the release of the related mortgaged real property but only after a specified date that is after the cut-off date and prior to the second anniversary of the date of initial issuance of the offered certificates. Sixteen (16) of such mortgage loans, representing 17.9% of the initial mortgage pool balance, permit defeasance at any time. As described in "Description of the Mortgage Pool--Terms and Conditions of the Underlying Mortgage Loans--Defeasance Provisions--Early Defeasance Loans," any exercise by a borrower of its defeasance option with respect to any of these mortgage loans prior to the second anniversary of the date of initial issuance of the offered certificates will be addressed under the series 2002-FX1 pooling and servicing agreement as follows: (i) if the amount tendered by a borrower for the purchase of defeasance collateral equals or exceeds the principal balance of the mortgage loan together with all other amounts then due thereon, those proceeds will be applied instead to the prepayment of the mortgage loan and any Excess Defeasance Deposit Proceeds will be allocated and paid to the persons, in the amounts and in accordance with the priorities, described under "Description of the Offered Certificates--Payments--Repayment of Premium Amounts and Excess Defeasance Deposit Proceeds" in this prospectus supplement; and (ii) if the amount tendered by a borrower for the purchase of defeasance collateral is less than the principal balance of the mortgage loan together with all other amounts then due thereon, the mortgage loan seller will be obligated to repurchase the mortgage loan at a purchase price described under "Description of the Mortgage Pool--Terms and Conditions of the Underlying Mortgage Loans--Defeasance Provisions--Early Defeasance Loans" in this prospectus supplement. In addition, with respect to any of these mortgage loans that may be partially defeased, if the mortgage loan is to be partially defeased prior to the second anniversary of the date of initial issuance of the offered certificates, the mortgage loan seller will be obligated to repurchase the entire mortgage loan at the repurchase price described under "Description of the Mortgage Pool--Terms and Conditions of the Underlying Mortgage Loans--Defeasance Provisions--Early Defeasance Loans" in this prospectus supplement. Consequently, the ability of the borrowers under these mortgage loans to effect an early defeasance increases the risk of prepayment or repurchase in respect of these mortgage loans.

     In the event that prepayments and other early liquidations occur with respect to underlying mortgage loans that have a higher interest rate relative to the other underlying mortgage loans, the Weighted Average Pool Pass-Through Rate would decline. Such a decline in the Weighted Average Pool Pass-Through Rate could cause a corresponding decline in the pass-through rate on the class G or H certificates.

     The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the underlying mortgage loans are in turn paid and result in a reduction of the principal balance of the certificate. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on or in respect of the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificate at a premium, you should consider the risk that a faster than anticipated rate of principal payments on or in respect of the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

     Because the rate of principal payments on or with respect to the underlying mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of real estate loans comparable to those in the mortgage pool.

     Even if they are collected and payable on your offered certificates, any default prepayment consideration, Repayment of Premium Amounts or Excess Defeasance Deposit Proceeds may not be sufficient to offset fully any loss in yield on your offered certificates attributable to the related prepayments or repurchases of the underlying mortgage loans.

     Delinquencies and Defaults on the Mortgage Loans. The rate and timing of delinquencies and defaults on the underlying mortgage loans will affect the amount of payments on your offered certificates, the yield to maturity of your offered certificates and the rate of principal payments on your offered certificates and the weighted average life of your offered certificates. Delinquencies on the underlying mortgage loans, unless covered by monthly debt service advances, may result in shortfalls in payments of interest and/or principal on your offered certificates for the current month.

     If--

     o you calculate the anticipated yield to maturity for your offered certificates based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, and

     o the additional losses result in a reduction of the total payments on or the principal balance of your offered certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

     Six (6) of the mortgage loans that we intend to include in the trust, representing 19.1% of the initial mortgage pool balance, are Premium Loans. As more fully described in this prospectus supplement under "Description of the Mortgage Pool--Premium Loans," in the event of a prepayment (which may occur as a result of a voluntary prepayment or an involuntary prepayment from a casualty or condemnation event or a default) of a Premium Loan, the borrower is required to pay a Repayment of Premium Amount. As more fully described in this prospectus supplement under "Risk Factors--Risks Related to the Underlying Mortgage Loans--Risks Relating to Premium Loans," the legal characterization of a Repayment of Premium Amount under state law is unclear and there may be certain limitations on the enforceability of such premium in certain jurisdictions, especially in the case of involuntary prepayments. If a borrower perceives that it can default on its Premium Loan and avoid its obligation to repay the Repayment of Premium Amount, it may be more likely to default in order to get a market rate of interest under a new mortgage loan. Any increase in defaults on the mortgage loans will have the effect of accelerating the reduction of the notional amount of the class X-CL and X-CP certificates and accelerating the amortization of the classes of certificates to which the related liquidation proceeds are distributed, even in the event that the special servicer recovers the full amounts due under such defaulted loans. An acceleration of the reduction of the principal balance of a class of offered certificates may have a negative effect on the yield to maturity of such certificates.

     The timing of any loss on a liquidated mortgage loan that results in a reduction of the total payments on or the principal balance of your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

     Even if losses on the underlying mortgage loans do not result in a reduction of the total payments on or the principal balance of your offered certificates, the losses may still affect the timing of payments on, and the weighted average life and yield to maturity of, your offered certificates.

     Relevant Factors. The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the mortgage loans in the trust:

     o    prevailing interest rates;

     o    the terms of the mortgage loans, including--

          1. provisions that require the payment of Repayment of Premium Amounts or permit defeasance prior to the second anniversary of the date of issuance of the certificates,

          2.   provisions that impose prepayment lock-out periods, and

          3.   amortization terms that require balloon payments;

     o the demographics and relative economic vitality of the areas in which the related mortgaged real properties are located;

     o the general supply and demand for commercial and multi-family rental space of the type available at the related mortgaged real properties in the areas in which those properties are located;

     o    the quality of management of the mortgaged real properties;

     o    the servicing of the mortgage loans;

     o    possible changes in tax laws; and

     o    other opportunities for investment.

     See "Risk Factors--Risks Related to the Underlying Mortgage Loans," "Description of the Mortgage Pool" and "Servicing of the Underlying Mortgage Loans" in this prospectus supplement and "Description of the Governing Documents" and "Yield and Maturity Considerations--Yield and Prepayment Considerations" in the accompanying prospectus.

     The rate of prepayment on the mortgage loans in the trust is likely to be affected by prevailing market interest rates for real estate loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance the mortgage loan. Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay the mortgage loan. Assuming prevailing market interest rates exceed the revised mortgage interest rate at which an ARD Loan accrues interest following its anticipated repayment date, the primary incentive for the related borrower to prepay the mortgage loan on or before its anticipated repayment date is to give the borrower access to excess cash flow, all of which, net of the minimum required debt service, approved property expenses and any required reserves, must be applied to pay down principal of the mortgage loan. Accordingly, there can be no assurance that any ARD Loan in the trust will be prepaid on or before its anticipated repayment date or on any other date prior to maturity.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some underlying borrowers may sell their mortgaged real properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some underlying borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their mortgaged real properties prior to the exhaustion of tax depreciation benefits.

     A number of the underlying borrowers are partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan.

     We make no representation or warranty regarding:

     o the particular factors that will affect the rate and timing of prepayments and defaults on the underlying mortgage loans;

     o    the relative importance of those factors;

     o the percentage of the total principal balance of the underlying mortgage loans that will be prepaid or as to which a default will have occurred as of any particular date; or

     o the overall rate of prepayment or default on the underlying mortgage loans.

     Unpaid Interest. If the portion of the Available P&I Funds payable with respect to interest on any class of offered certificates on any payment date is less than the total amount of interest then payable for the class, the shortfall will be payable to the holders of those certificates on subsequent payment dates, subject to the Available P&I Funds on those subsequent payment dates and the priority of payments described under "Description of the Offered Certificates--Payments--Priority of Payments" in this prospectus supplement. That shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of that class of offered certificates for so long as it is outstanding.

     Delay in Payments. Because monthly payments will not be made on the offered certificates until several days after the due dates for the mortgage loans during the related collection period, your effective yield will be lower than the yield that would otherwise be produced by your pass-through rate and purchase price, assuming that purchase price did not account for a delay.

YIELD SENSITIVITY

     The tables on Annex B-1 hereto show the pre-tax corporate bond equivalent, the yield to maturity, the weighted average life, the modified duration and the first and final payment dates on which principal is to be paid with respect to each class of offered certificates. We prepared those tables using the Modeling Assumptions. Where applicable, they also show the assumed purchase prices, which prices do not include accrued interest. Assumed purchase prices are expressed in 32nds as a percentage of the initial total principal balance of each class of offered certificates. For example, 99.24 means 99-24/32%.

     We calculated the yields set forth in the tables on Annex B-1 by--

     o determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each class of offered certificates, would cause the discounted present value of that assumed stream of cash flows to equal the assumed purchase prices, plus accrued interest from and including the cut-off date to but excluding the assumed settlement date specified as part of the offered certificates, and

     o converting those monthly rates to semi-annual corporate bond equivalent rates.

     That calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as payments on the offered certificates and, consequently, does not purport to reflect the return on any investment in the offered certificates when those reinvestment rates are considered.

     For purposes of the tables on Annex B-1, modified duration has been calculated using the modified Macaulay Duration as specified in the "PSA Standard Formulas." The Macaulay Duration is calculated as the present value weighted average time to receive future payments of principal and interest, and the PSA Standard Formula modified duration is calculated by dividing the Macaulay Duration by the appropriate semi-annual compounding factor. The duration of a security may be calculated according to various methodologies. Accordingly, no representation is made by us or any other person that the modified duration approach used in this prospectus supplement is appropriate. Duration, like yield, will be affected by the prepayment rate of the underlying mortgage loans and extensions with respect to balloon payments that actually occur during the life of the offered certificates and by the actual performance of the underlying mortgage loans, all of which may differ, and may differ significantly, from the assumptions used in preparing the tables on Annex B-1.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the Constant Prepayment Rate or CPR model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then outstanding principal balance of the subject mortgage loan(s).

     The characteristics of the mortgage loans in the trust will differ in some respects from those assumed in preparing the tables on Annex B-1. Those tables are presented for illustrative purposes only. Neither the mortgage pool nor any mortgage loan will prepay at any constant rate, and it is unlikely that the mortgage loans will prepay in a manner consistent with any designated scenario for the tables on Annex B-1. In addition, there can be no assurance that--

     o the mortgage loans will prepay at any particular rate (including in connection with a prepayment in lieu of defeasance with respect to Early Defeasance Loans prior to the second anniversary of the initial issuance of the series 2002-FX1 certificates),

     o the mortgage loans will not prepay, involuntarily or otherwise, during lock-out/defeasance periods, yield maintenance periods and/or declining premium periods,

     o the ARD Loans in the trust will be paid in full on their respective anticipated repayment dates,

     o the actual pre-tax yields on, or any other payment characteristics of, any class of offered certificates will correspond to any of the information shown in the tables on Annex B-1, or

     o the total purchase prices of the offered certificates will be as assumed.

     You must make your own decision as to the appropriate assumptions, including prepayment assumptions, to be used in deciding whether to purchase the offered certificates.

WEIGHTED AVERAGE LIVES

     The weighted average life of any offered certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the principal balance of that certificate is distributed to the investor. For purposes of this prospectus supplement, the weighted average life of any offered certificate is determined as follows:

     o multiply the amount of each principal payment on the certificate by the number of years from the assumed settlement date to the related payment date;

     o    sum the results; and

     o divide the sum by the total amount of the reductions in the principal balance of the certificate.

Accordingly, the weighted average life of any offered certificate will be influenced by, among other things, the rate at which principal of the underlying mortgage loans is paid or otherwise collected (including in connection with the potential defeasance of Early Defeasance Loans) or advanced and the extent to which those payments, collections and/or advances of principal are in turn applied in reduction of the principal balance of the class of offered certificates to which the subject certificate belongs.

     As described in this prospectus supplement, the Total Principal Payment Amount for each payment date will be payable first with respect to the class A-1 and A-2 certificates until the total principal balances of those classes are reduced to zero, and will thereafter be distributable entirely with respect to the other classes series 2002-FX1 certificates with principal balances, sequentially based upon their relative seniority, in each case until the related principal balance is reduced to zero. Because of the order in which the Total Principal Payment Amount is applied, the weighted average lives of the class A-1 and A-2 certificates may be shorter, and the weighted average lives of the other classes of series 2002-FX1 certificates with principal balances may be longer, than would otherwise be the case if the principal payment amount for each payment date was being paid on a pro rata basis among the respective classes of certificates with principal balances.

     The tables set forth in Annex B-2 show with respect to each class of offered certificates--

     o    the weighted average life of that class, and

     o the percentage of the initial total principal balance of that class that would be outstanding after each of the specified dates,

based upon each of the indicated levels of CPR and the Modeling Assumptions.

     We make no representation that--

     o the mortgage loans in the trust will prepay in accordance with the assumptions set forth in this prospectus supplement at any of the CPRs shown or at any other particular prepayment rate,

     o all the mortgage loans in the trust will prepay in accordance with the assumptions set forth in this prospectus supplement at the same rate, or

     o mortgage loans in the trust that are in a lock-out/defeasance period will not prepay as a result of involuntary liquidations upon default or otherwise.

                                 USE OF PROCEEDS

     Substantially all of the proceeds from the sale of the offered certificates will be used by us to--

     o    purchase the mortgage loans that we will include in the trust, and

     o pay expenses incurred in connection with the issuance of the series 2002-FX1 certificates.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     Upon the issuance of the offered certificates, Cadwalader, Wickersham & Taft, our counsel, will deliver its opinion generally to the effect that, assuming compliance with the series 2002-FX1 pooling and servicing agreement, and subject to any other assumptions set forth in the opinion, each Loan REMIC, REMIC I, REMIC II and REMIC III, respectively, will each qualify as a REMIC under the Internal Revenue Code of 1986.

     The assets of REMIC I will generally include--

     o    the mortgage loans,

     o any REO Properties acquired on behalf of the series 2002-FX1 certificateholders,

     o    the master servicer's custodial account,

     o    the special servicer's REO account, and

     o    the trustee's collection account and interest reserve account,

but will exclude any collections of Post-ARD Additional Interest on the ARD Loans. In addition, certain of the mortgage loans constitute the sole asset of a separate Loan REMIC, and the regular interest in each of those single loan REMICs will be an asset of REMIC I instead of the related mortgage loan or any related REO Property.

     For federal income tax purposes,

     o the separate non-certificated regular interests in REMIC I will be the regular interests in REMIC I and will be the assets of REMIC II,

     o the class R-I certificates will evidence the sole class of residual interests in REMIC I and in each Loan REMIC,

     o the separate non-certificated regular interests in REMIC II will be the regular interests in REMIC II and will be the assets of REMIC III,

     o the class R-II certificates will evidence the sole class of residual interests in REMIC II,

     o the class A-1, A-2, X-CL, X-CP, B, C, D, E, F, G, H, J, K, L, M, N, P and Q certificates will evidence the regular interests in, and will generally be treated as debt obligations of, REMIC III, and

     o the class R-III certificates will evidence the sole class of residual interests in REMIC III.

For federal income tax purposes, each of the X-CL and X-CP classes will evidence multiple regular interests in REMIC III. The portion of the trust fund consisting of the Post-ARD Additional Interest will be treated as a grantor trust under the Code, and will be beneficially owned by the holders of the class V certificates.

DISCOUNT AND PREMIUM; PREPAYMENT CONSIDERATION

     It is anticipated that none of the classes of offered certificates will be issued with more than a de minimis amount of original issue discount.

     When determining the rate of accrual of market discount and premium, if any, for federal income tax purposes, the prepayment assumption used will be that following any date of determination:

     o the mortgage loans with anticipated repayment dates will be paid in full on those dates,

     o no mortgage loan in the trust will otherwise be prepaid prior to maturity and no mortgage loan that permits defeasance prior to the second anniversary of the initial issuance of the offered certificates will be so defeased, and

     o there will be no extension of maturity for any mortgage loan in the trust.

     For a more detailed discussion of the federal income tax aspects of investing in the offered certificates, see "Federal Income Tax Consequences" in each of this prospectus supplement and the accompanying prospectus.

     The IRS has issued regulations under Sections 1271 to 1275 of the Internal Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Internal Revenue Code provides for special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that the regulations issued under Sections 1271 to 1275 of the Internal Revenue Code and Section 1272(a)(6) of the Internal Revenue Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

     If the method for computing original issue discount described in the accompanying prospectus results in a negative amount for any period with respect to any holder of offered certificates, the amount of original issue discount allocable to such period would be zero.

     Some classes of the offered certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of these classes of offered certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the payments remaining to be made on the certificate at the time of its acquisition by the certificateholder. If you acquire an interest in any class of offered certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" in the accompanying prospectus.

     Prepayment consideration actually collected on the underlying mortgage loans, including Repayment of Premium Amounts and Excess Defeasance Deposit Proceeds, will be paid on the offered certificates as and to the extent described in this prospectus supplement. It is not entirely clear under the Code when the amount of prepayment consideration should be taxed to the holder of a class of offered certificates entitled to that amount. For federal income tax reporting purposes, the tax administrator will report prepayment consideration as income to the holders of a class of offered certificates entitled thereto only after the master servicer's actual receipt of those amounts. The IRS may nevertheless seek to require that an assumed amount of prepayment consideration be included in payments projected to be made on the offered certificates and that the taxable income be reported based on the projected constant yield to maturity of the offered certificates. Therefore, the projected prepayment consideration would be included prior to their actual receipt by holders of the offered certificates. If the projected prepayment consideration was not actually received, presumably the holder of an offered certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid prepayment consideration had been projected to be received. Moreover, it appears that prepayment consideration is to be treated as ordinary income rather than capital gain. However, the correct characterization of the income is not entirely clear. We recommend you consult your own tax advisors concerning the treatment of prepayment consideration.

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

     Except to the extent noted below, the offered certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code in the same proportion that the assets of the trust would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code to the extent that those certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code.

     Most of the mortgage loans to be included in the trust are not secured by real estate used for residential or other purposes prescribed in Section 7701(a)(19)(C) of the Internal Revenue Code. Consequently, the offered certificates will be treated as assets qualifying under that section to only a limited extent. Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a "domestic building and loan association" under Section 7701(a)(19)(C) of the Internal Revenue Code. The offered certificates will be treated as "qualified mortgages" for another REMIC under Section 860G(a)(3)(C) of the Internal Revenue Code and "permitted assets" for a "financial asset securitization investment trust" under Section 860L(c) of the Internal Revenue Code.

     To the extent an offered certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate.
Therefore:

     o a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in
          Section 7701(a)(19)(C) of the Internal Revenue Code;

     o a portion of that certificate may not represent ownership of "real estate assets" under Section 856(c)(5)(B) of the Internal Revenue Code; and

     o the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code.

     In addition, the mortgage loans that we intend to include in the trust contain defeasance provisions under which the lender may release its lien on the collateral securing the mortgage loan in return for the borrower's pledge of substitute collateral in the form of Government Securities. Generally, under the Treasury regulations, if a REMIC releases its lien on real property that secures a qualified mortgage, that mortgage ceases to be a qualified mortgage on the date the lien is released unless certain conditions are satisfied. In order for the mortgage loan to remain a qualified mortgage, the Treasury regulations require that--

     (1) the borrower pledges substitute collateral that consist solely of Government Securities;

     (2)  the mortgage loan documents allow that substitution;

     (3) the lien is released to facilitate the disposition of the property or any other customary commercial transaction, and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages; and

     (4)  the release is not within two years of the startup day of the REMIC.

Certain of the mortgage loans that do not meet requirement (4) will either be treated as prepaid by the borrower or repurchased by the mortgage loan seller if the borrower gives notice of its intent to defease, rather than held by the trust as defeased mortgage loans. These mortgage loans will be held in individual Loan REMICs, so that any such prepayment or repurchase will liquidate the related Loan REMIC and will not constitute a prohibited transaction under the REMIC provisions of the Internal Revenue Code. Following the defeasance of a mortgage loan, that mortgage loan would not be treated as a "loan secured by an interest in real property" or a "real estate asset" and interest on that loan would not constitute "interest on obligations secured by real property" for purposes of Sections 7701(a)(19)(C), 856(c)(5)(B) and 856(c)(3)(B) of the
Internal Revenue Code, respectively.

     See "Description of the Mortgage Pool" in this prospectus supplement and "Federal Income Tax Consequences--REMICs--Characterization of Investments in REMIC Certificates" in the accompanying prospectus.

     For further information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax
Consequences--REMICs" in the accompanying prospectus.

                              ERISA CONSIDERATIONS

     If you are--

     o    a fiduciary of a Plan, or

     o    any other person investing "plan assets" of any Plan,

you should carefully review with your legal advisors whether the purchase or holding of an offered certificate would be a "prohibited transaction" or would otherwise be impermissible under ERISA or Section 4975 of the Internal Revenue Code. See "ERISA Considerations" in the accompanying prospectus.

     If a Plan acquires a series 2002-FX1 certificate, the underlying assets of the trust fund will be deemed for purposes of ERISA to be assets of the investing Plan, unless certain exceptions apply. See "ERISA Considerations--Plan Asset Regulations" in the accompanying prospectus. However, we cannot predict in advance, nor can there be any continuing assurance, whether those exceptions may be applicable because of the factual nature of the rules set forth in the Plan Asset Regulations. For example, one of the exceptions in the Plan Asset Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than 25% of the value of each class of equity interests is held by "benefit plan investors," which include Plans, as well as employee benefit plans not subject to ERISA, such as governmental plans, but this exception will be tested immediately after each acquisition of a series 2002-FX1 certificate, whether upon initial issuance or in the secondary market. Because there are no relevant restrictions on the purchase and transfer of the series 2002-FX1 certificates by Plans, it cannot be assured that benefit plan investors will own less than 25% of each class of the series 2002-FX1 certificates.

     If one of the exceptions in the Plan Asset Regulations applies, the prohibited transaction provisions of ERISA and the Internal Revenue Code will not apply to transactions involving the trust's underlying assets. However, if the trust is a Party in Interest with respect to the Plan, the acquisition or holding of offered certificates by that Plan could result in a prohibited transaction, unless the Underwriter Exemption, as discussed below, or some other exemption is available.

     The U.S. Department of Labor issued an individual prohibited transaction exemption to a predecessor of Lehman Brothers Inc., which exemption is identified as Prohibited Transaction Exemption 91-14. Subject to the satisfaction of conditions set forth in the Underwriter Exemption, it generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on these prohibited transactions under Sections 4975(a) and (b) of the Internal Revenue Code, specified transactions relating to, among other things--

     o the servicing and operation of pools of real estate loans, such as the mortgage pool, and

     o the purchase, sale and holding of mortgage pass-through certificates, such as the offered certificates, that are underwritten by an Exemption-Favored Party.

     The Underwriter Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of an offered certificate to be eligible for exemptive relief under the exemption. The conditions are as follows:

     o first, the acquisition of the certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

     o second, at the time of its acquisition by the Plan, the certificate must be rated in one of the four highest generic rating categories by Fitch, Moody's or S&P;

     o third, the trustee cannot be an affiliate of any other member of the Restricted Group;

     o    fourth, the following must be true--

          1. the sum of all payments made to and retained by Exemption-Favored Parties must represent not more than reasonable compensation for underwriting the relevant class of certificates,

          2. the sum of all payments made to and retained by us in connection with the assignment of mortgage loans to the trust must represent not more than the fair market value of the obligations, and

          3. the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person's services under the series 2002-FX1 pooling and servicing agreement and reimbursement of that person's reasonable expenses in connection therewith; and

     o fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

     It is a condition of their issuance that the each class of offered certificates receive an investment grade rating from each of Fitch, Moody's and S&P. In addition, the initial trustee is not an affiliate of any other member of the Restricted Group. Accordingly, as of the date of initial issuance of the certificates, the second and third general conditions set forth above will be satisfied with respect to the offered certificates. A fiduciary of a Plan contemplating the purchase of an offered certificate in the secondary market must make its own determination that, at the time of the purchase, the certificate continues to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating the purchase of an offered certificate, whether in the initial issuance of the certificate or in the secondary market, must make its own determination that the first and fourth general conditions set forth above will be satisfied with respect to the certificate as of the date of the purchase. A Plan's authorizing fiduciary will be deemed to make a representation regarding satisfaction of the fifth general condition set forth above in connection with the purchase of an offered certificate.

     The Underwriter Exemption also requires that the trust meet the following requirements:

     o the trust assets must consist solely of assets of the type that have been included in other investment pools;

     o certificates evidencing interests in those other investment pools must have been rated in one of the four highest generic categories of Fitch, Moody's or S&P for at least one year prior to the Plan's acquisition of an offered certificate; and

     o certificates evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of an offered certificate.

We believe that these requirements have been satisfied as of the date of this prospectus supplement.

     If the general conditions of the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code by reason of Sections 4975(c)(1)(A) through (D) of the Internal Revenue Code, in connection with--

     o the direct or indirect sale, exchange or transfer of an offered certificate acquired by a Plan upon initial issuance from us or an Exemption-Favored Party when we are, or either mortgage loan seller, the trustee, the master servicer, the special servicer or any sub-servicer, provider of credit support, Exemption-Favored Party or mortgagor is, a Party in Interest with respect to the investing Plan,

     o the direct or indirect acquisition or disposition in the secondary market of an offered certificate by a Plan, and

     o    the continued holding of an offered certificate by a Plan.

     However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an offered certificate on behalf of a Plan sponsored by any member of the Restricted Group, if such acquisition or holding is by any person who has discretionary authority or renders investment advice with respect to the assets of that Plan.

     Moreover, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in the Underwriter Exemption, are satisfied, it may also provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Internal Revenue Code in connection with:

     o the direct or indirect sale, exchange or transfer of offered certificates in the initial issuance of those certificates between us or an Exemption-Favored Party and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of the assets of the Plan in those certificates is a borrower, or an affiliate of a borrower, with respect to 5.0% or less of the fair market value of the underlying mortgage loans;

     o the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan; and

     o    the continued holding of offered certificates by a Plan.

     Further, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code by reason of Section 4975(c) of the Internal Revenue Code, for transactions in connection with the servicing, management and operation of the trust assets.

     Lastly, if the general conditions of the Underwriter Exemption are satisfied, it may also provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Section 4975(a) and (b) of the Internal Revenue Code, by reason of Sections 4975(c)(1)(A) through (D) of the Internal Revenue Code, if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing plan by virtue of--

     o    providing services to the Plan, or

     o    having a specified relationship to this person,

solely as a result of the Plan's ownership of offered certificates.

     Before purchasing an offered certificate, a fiduciary of a Plan should itself confirm that:

     o the offered certificates are "securities" for purposes of the Underwriter Exemption, and

     o the general and other conditions set forth in the Underwriter Exemption, and the other requirements set forth in the Underwriter Exemption, would be satisfied at the time of the purchase.

EXEMPT PLANS

     A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA or Section 4975 of the Internal Revenue Code. However, a governmental plan may be subject to a federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Internal Revenue Code. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any similar law.

FURTHER WARNINGS

     Any fiduciary of a Plan considering whether to purchase an offered certificate on behalf of that Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Internal Revenue Code to the investment.

     The sale of offered certificates to a Plan is in no way a representation or warranty by us or any of the underwriters that--

     o the investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or

     o the investment is appropriate for Plans generally or for any particular Plan.

                                LEGAL INVESTMENT

     The offered certificates will not be mortgage related securities within the meaning of the Secondary Mortgage Market Enhancement Act of 1984, as amended. As a result, the appropriate characterization of the offered certificates under various legal investment restrictions, and therefore the ability of investors subject to these restrictions to purchase those classes of offered certificates, is subject to significant interpretive uncertainties.

     Neither we nor any of the underwriters makes any representation as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates--

     o    are legal investments for them, or

     o    are subject to investment, capital or other restrictions.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, prudent investor provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not interest bearing or income paying.

     There may be other restrictions on the ability of investors, including depository institutions, either to purchase offered certificates or to purchase offered certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the offered certificates are legal investments for them.

     See "Legal Investment" in the accompanying prospectus.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions of an underwriting agreement between us and the underwriters, the underwriters have agreed, severally and not jointly, to purchase from us, and we have agreed to sell to them, their respective allotments of the offered certificates as set forth on the table below. Proceeds to us from the sale of the offered certificates, before deducting expenses payable by us, will be approximately 100.5% of the total principal balance of the offered certificates, plus accrued interest on all the offered certificates from June 11, 2002. It is expected that delivery of the offered certificates will be made to the underwriters in book-entry form through the same day funds settlement system of DTC on or about June 27, 2002, against payment for them in immediately available funds.

              UNDERWRITER     CLASS A-1       CLASS A-2        CLASS B        CLASS C         CLASS D         CLASS E
              -----------     ---------       ---------        -------        -------         -------         -------
Lehman Brothers Inc.......... $178,000,000    $254,897,000     $25,499,000     $9,562,000     $20,719,000      $7,968,000
CDC Securities Inc...........           $0              $0              $0             $0              $0              $0
Goldman, Sachs & Co..........           $0     $25,000,000              $0             $0              $0              $0
Salomon Smith Barney Inc.....           $0     $25,000,000              $0             $0              $0              $0
Total........................ $178,000,000    $304,897,000     $25,499,000     $9,562,000     $20,719,000      $7,968,000

     The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the offered certificates is subject to, among other things:

     o    the receipt of various legal opinions; and

     o    the satisfaction of various conditions, including that--

          1. no stop order suspending the effectiveness of our registration statement is in effect, and

          2. no proceedings for the purpose of obtaining a stop order are pending before or threatened by the SEC.

     The underwriters currently intend to sell the offered certificates from time to time in one or more negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriters may accomplish these transactions by selling the offered certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. The underwriters may be deemed to have received compensation from us, in connection with the sale of the offered certificates, in the form of underwriting compensation. The underwriters and any dealers that participate with the underwriters in the distribution of the offered certificates may be deemed to be statutory underwriters and any profit on the resale of the offered certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     The underwriting agreement provides that we will indemnify the underwriters, and that under limited circumstances the underwriters will indemnify us, against various civil liabilities under the Securities Act of 1933, as amended, relating to the disclosure in this prospectus supplement, the accompanying prospectus or our registration statement.

     We have also been advised by the underwriters that they presently intend to make a market in the offered certificates. The underwriters have no obligation to do so, however, and any market making may be discontinued at any time. There can be no assurance that an active public market for the offered certificates will develop. See "Risk Factors--Lack of Liquidity Will Impair Your Ability to Sell Your Offered Certificates and May Have an Adverse Effect on the Market Value of Your Offered Certificates" in the accompanying prospectus.

     With respect to this offering--

     o Lehman Brothers Inc., one of our affiliates, is acting as lead manager and sole bookrunner, and

     o CDC Securities Inc., Goldman, Sachs & Co. and Salomon Smith Barney Inc. are acting as co-managers.

                                  LEGAL MATTERS

     Particular legal matters relating to the certificates will be passed upon for us by Cadwalader, Wickersham & Taft and the underwriters by Sidley Austin Brown & Wood LLP, New York, New York.

                                     RATINGS

     It is a condition to their issuance that the respective classes of offered certificates be rated as follows:

        CLASS                 S&P               MOODY'S               FITCH
        -----                 ---               -------               -----

         A-1                  AAA                 Aaa                  AAA
         A-2                  AAA                 Aaa                  AAA
          B                    AA                 Aa2                  AA
          C                   AA-                 Aa3                  AA-
          D                    A                   A2                   A
          E                    A-                  A3                  A-

     The ratings on the offered certificates address the likelihood of the timely receipt by the holders of all payments of interest to which they are entitled on each payment date and the ultimate receipt by the holders of all payments of principal to which those holders are entitled on or before the related rated final payment date. The ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the offered certificates, and the extent to which the payment stream from the mortgage pool is adequate to make payments of interest and principal required under the offered certificates.

     The ratings on the respective classes of offered certificates do not represent any assessment of--

     o    the tax attributes of the offered certificates or of the trust,

     o whether or to what extent prepayments of principal may be received on the underlying mortgage loans,

     o the likelihood or frequency of prepayments of principal on the underlying mortgage loans,

     o the degree to which the amount or frequency of prepayments of principal on the underlying mortgage loans might differ from those originally anticipated,

     o whether or to what extent the interest payable on any class of offered certificates may be reduced in connection with Net Aggregate Prepayment Interest Shortfalls,

     o whether and to what extent default prepayment consideration, Repayment of Premium Amounts, Excess Defeasance Deposit Proceeds, Default Interest and Post-ARD Additional Interest will be received, and

     o    the yield to maturity that investors may experience.

     There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of offered certificates and, if so, what the rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned thereto by S&P, Moody's or Fitch.

     The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. See "Rating" in the accompanying prospectus.

                                    GLOSSARY

     The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus supplement, including in Annexes A-1, A-2 and A-3 to this prospectus supplement.

     "30/360 BASIS" means the accrual of interest based on a 360-day year consisting of twelve 30-day months.

     "ACTUAL/360 BASIS" means the accrual of interest based on the actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360 days.

     "ADDITIONAL TRUST FUND EXPENSE" means an expense of the trust that--

     o arises out of a default on a mortgage loan or an otherwise unanticipated event,

     o is not required to be paid by any party to the series 2002-FX1 pooling and servicing agreement,

     o    is not included in the calculation of a Realized Loss,

     o is not covered by a servicing advance or a corresponding collection from the related borrower, and

     o causes a shortfall in the payments of interest or principal on any class of series 2002-FX1 certificates.

     We provide some examples of Additional Trust Fund Expenses under "Description of the Offered Certificates--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

     "ADMINISTRATIVE COST RATE" means, with respect to each mortgage loan in the trust, the sum of the master servicing fee rate and the per annum rate at which the monthly fee of the trustee is calculated.

     "AMORTIZATION TERM" means, with respect to each mortgage loan in the trust, the number of months over which the constant monthly debt service payments for that mortgage loan would substantially or fully amortize in accordance with its contractual schedule, without regard to any balloon payment that may be due, and assuming no prepayments of principal and no defaults.

     "APPRAISAL REDUCTION AMOUNT" means, for any mortgage loan in the trust as to which an Appraisal Trigger Event has occurred, an amount that will equal the excess, if any, of "x" over "y" where--

     o    "x" is equal to the sum of:

          1.   the Stated Principal Balance of the mortgage loan;

          2. to the extent not previously advanced by or on behalf of the master servicer, the trustee or the fiscal agent, all accrued and unpaid interest, other than any Default Interest and Post-ARD Additional Interest, accrued on the mortgage loan through the most recent due date prior to the date of determination;

          3. all accrued but unpaid special servicing fees, liquidation fees and workout fees with respect to the mortgage loan;

          4. all related unreimbursed advances made by or on behalf of the master servicer, the trustee or the fiscal agent with respect to the mortgage loan, together with interest on those advances as permitted under the series 2002-FX1 pooling and servicing agreement;

          5. any other unpaid Additional Trust Fund Expenses in respect of the mortgage loan; and

          6. all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents and any unfunded improvement and other applicable reserves, with respect to the related mortgaged real property, net of any escrow reserves, letters of credit or similar security held by the master servicer or the special servicer which covers any such item; and

     o    "y" is equal to the sum of:

          1.   the excess, if any, of--

               (a) 90% of the resulting appraised or estimated value of the related mortgaged real property or REO Property, over

               (b) the amount of any obligations secured by liens on the property that are prior to the lien of the mortgage loan plus the estimated liquidation expenses for such property;

          2. the amount of escrow payments and reserve funds held by the master servicer with respect to the mortgage loan that--

               (a) are not required to be applied to pay real estate taxes and assessments, insurance premiums or ground rents,

               (b) are not otherwise scheduled to be applied (except to pay debt service on the mortgage loan) within the next 12 months, and

               (c) may be used to reduce the principal balance of the mortgage loan; and

          3. the amount of any letter of credit that constitutes additional security for the mortgage loan that may be used to reduce the principal balance of the mortgage loan.

     If, however--

     o an Appraisal Trigger Event occurs with respect to any mortgage loan in the trust,

     o no appraisal or other valuation estimate, as described under "Servicing of the Underlying Mortgage Loans--Required Appraisals," is obtained or performed within 120 days after the occurrence of that Appraisal Trigger Event, and

     o    either--

          1. no comparable appraisal or other valuation, or update of a comparable appraisal or other valuation, had been obtained or performed during the 12-month period prior to that Appraisal Trigger Event, or

          2. there has been a material change in the circumstances surrounding the related mortgaged real property subsequent to any earlier appraisal or other valuation, or any earlier update of an appraisal or other valuation, that, in the special servicer's judgment, materially affects the value of the property, then until the required appraisal or other valuation is obtained or performed, the Appraisal Reduction Amount for the subject mortgage loan will equal 25% of the Stated Principal Balance of that mortgage loan. After receipt of the required appraisal or other valuation, the special servicer will determine the Appraisal Reduction Amount, if any, for the subject mortgage loan as described in the first sentence of this definition.

     "APPRAISAL TRIGGER EVENT" means, with respect to any mortgage loan in the trust, any of the following events:

     o the mortgage loan has been modified by the special servicer in a manner that--

          1. affects that amount or timing of any payment of principal or interest due on it, other than, or in addition to, bringing monthly debt service payments current with respect to the mortgage loan but not including the extension of the date on which a balloon payment is due for a period of less than six months from the original due date of the balloon payment,

          2. except as expressly contemplated by the related loan documents, results in a release of the lien of the related mortgage instrument on any material portion of the related mortgaged real property without a corresponding principal prepayment in an amount, or the delivery by the related borrower of substitute real property collateral with a fair market value, that is not less than the fair market value of the property to be released, or

          3. in the judgment of the special servicer, otherwise materially impairs the security for the mortgage loan or reduces the likelihood of timely payment of amounts due on the mortgage loan;

     o the mortgage loan is 30 days (or, in certain circumstances involving the delivery of a refinancing commitment, up to 120 days) or more delinquent in respect of any balloon payment or 60 days or more delinquent in respect of any other monthly debt service payment;

     o a receiver is appointed and continues for 60 days in that capacity in respect of the mortgaged real property securing the mortgage loan;

     o the related borrower becomes the subject of voluntary bankruptcy, insolvency or similar proceedings or involuntary bankruptcy, insolvency or similar proceedings that remain undismissed for 60 days; or

     o the mortgaged real property securing the mortgage loan becomes an REO Property.

     Notwithstanding the foregoing, none of the events described above will be an Appraisal Trigger Event, so long as a debt service reserve, letter of credit, or with rating agency confirmation, a guaranty or surety bond, exists with respect to the related mortgage loan, in each case, sufficient and available to cover the outstanding principal balance of the mortgage loan and all amounts due thereon in full. In addition, any debt service reserve or letter of credit must be issued by or on deposit with an eligible institution meeting the requirements contained in the series 2002-FX1 pooling and servicing agreement.

     "ARD LOAN" means any mortgage loan in the trust having the characteristics described in the first paragraph under "Description of the Mortgage Pool--Terms and Conditions of the Underlying Mortgage Loans--ARD Loans" in this prospectus supplement.

     "AVAILABLE P&I FUNDS" means the total amount available to make payments of interest and principal on the series 2002-FX1 certificates on each payment date.

     "BALLOON LOAN" means any mortgage loan in the trust fund that by its original terms or by virtue of any modification entered into as of the issue date for the series 2002-FX1 certificates provides for an amortization schedule extending beyond its stated maturity date and as to which, in accordance with such terms, the scheduled payment due on its stated maturity date is significantly larger than the scheduled payment due on the due date next preceding its stated maturity date.

     "BASE AMORTIZATION TERM" means, with respect to a Premium Loan, the Amortization Term, assuming a mortgage interest rate equal to the Base Interest Rate.

     "BASE INTEREST RATE" means, with respect to any Premium Loan, the portion of the interest rate for such mortgage loan equal to the market rate of interest, derived from subtracting the "excess interest" paid by the borrower sufficient to "amortize" the Premium over the term of the Premium Loan or, in the case of an ARD Loan, the loan term through anticipated repayment date, from the total interest rate for such Premium Loan.

     "CBE" means corporate bond equivalent.

     "CERCLA" means the Federal Comprehensive Environmental, Response, Compensation and Liability Act of 1980, as amended.

     "CLASS A PRINCIPAL PAYMENT CROSS-OVER DATE" means the first payment date as of the commencement of business on which--

     o    the class A-1 and A-2 certificates remain outstanding, and

     o the total principal balance of the class B, C, D, E, F, G, H, J, K, L, M, N, P and Q certificates have previously been reduced to zero as described under "Description of the Offered Certificates--Reductions of Certificate Principal Balances in Connection With Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

     "CONDEMNATION PROCEEDS" means all proceeds and other amounts received in connection with the condemnation or the taking by right of eminent domain of a mortgaged real property or an REO Property, other than any such proceeds applied to the restoration of the property or otherwise released to the related borrower or another appropriate person.

     "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. The CPR model is the prepayment model that we use in this prospectus supplement.

     "CUT-OFF DATE LOAN-TO-VALUE RATIO" or "CUT-OFF DATE LTV" means, with respect to any mortgage loan in the trust, the ratio, expressed as a percentage, of--

     o the cut-off date principal balance of that mortgage loan, as shown on Annex A-1 to this prospectus supplement, to

     o the appraised value of the related mortgaged real property, as shown on Annex A-1 to this prospectus supplement.

     "CUT-OFF DATE PREMIUM AMOUNT" means, with respect to a Premium Loan, the amount of the unamortized Premium as of the Cut-off Date.

     "CUT-OFF DATE PROCEEDS-TO-VALUE RATIO" or "CUT-OFF DATE PTV" means, with respect to any Premium Loan in the trust, the ratio, expressed as a percentage, of--

     o the cut-off date principal balance of that mortgage loan plus the remaining unamortized portion of the Premium, as shown on Annex A-1 to this prospectus supplement, to

     o the appraised value of the related mortgaged real property, as shown on Annex A-1 to this prospectus supplement.

     "CUT-OFF DATE TOTAL REPAYMENT AMOUNT" means, with respect to a Premium Loan, the sum of the cut-off date principal balance of that mortgage loan and the Cut-off Date Premium Amount for that mortgage loan.

     "DEFAULT INTEREST" means any interest that--

     o accrues on a defaulted mortgage loan solely by reason of the subject default, and

     o is in excess of all interest at the related mortgage interest rate and any Post-ARD Additional Interest accrued on the mortgage loan.

     "EARLY DEFEASANCE LOAN" means any mortgage loan in the trust which provides the borrower with the option to defease all or a portion of such mortgage loan prior to the second anniversary of the date of initial issuance of the series 2002-FX1 certificates. Early Defeasance Loans are listed on the table included in "Description of the Mortgage Pool--Terms and Conditions of the Underlying Mortgage Loans--Defeasance Provisions--Early Defeasance Loans" in this prospectus supplement.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA PLAN" means any employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA.

     "EXEMPTION-FAVORED PARTY" means any of--

     o    Lehman Brothers Inc.,

     o any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Lehman Brothers Inc., and

     o any member of the underwriting syndicate or selling group of which a person described in the prior two bullets is a manager or co-manager with respect to the offered certificates.

     "EXCESS DEFEASANCE DEPOSIT PROCEEDS" means with respect to a mortgage loan as to which the related borrower exercises its option to defease such mortgage loan prior to the second anniversary of the initial issuance of the series 2002-FX1 certificates, the excess of the amount tendered by the borrower for the purchase of defeasance collateral over the outstanding principal balance, accrued interest and any other amounts then due and payable, on such mortgage loan.

     "EXCESS LIQUIDATION PROCEEDS" means, with respect to any mortgage loan, the excess of (i) Liquidation Proceeds of a mortgage loan or related REO Property, net of (a) any related liquidation expenses incurred, (b) interest on any related advances, (c) any related servicing advances, (d) any liquidation fee payable from such proceeds and (e) any other related Additional Trust Fund Expenses, over (ii) the amount that would have been received if a principal prepayment in full had been made with respect to such mortgage loan on the date such proceeds were received.

     "EXCESS LIQUIDATION PROCEEDS RESERVE ACCOUNT" means an account maintained by the trustee to hold any Excess Liquidation Proceeds resulting from the disposition of an REO Property for distribution as provided in the series 2002-FX1 pooling and servicing agreement.

     "FITCH" means Fitch Ratings.

     "GAAP" means generally accepted accounting principles in the United States of America.

     "GOVERNMENT SECURITIES" means direct non-callable United States Treasury obligations.

     "INSURANCE PROCEEDS" means all proceeds and other amounts received under any hazard, flood, title or other insurance policy that provides coverage with respect to a mortgaged real property or the related mortgage loan, together with any comparable amounts received with respect to an REO Property, other than any such proceeds applied to the restoration of the property or otherwise released to the related borrower or another appropriate person.

     "IRS" means the Internal Revenue Service.

     "LIQUIDATION PROCEEDS" means all cash proceeds received and retained by the trust in connection with--

     o    the liquidation of mortgage loans by foreclosure or otherwise;

     o the repurchase of any mortgage loan by the mortgage loan seller, as described under "Description of the Mortgage Pool--Cures and Repurchases" in this prospectus supplement;

     o the purchase of any specially serviced mortgage loan by any holder of a purchase option as described under "Servicing of the Underlying Mortgage Loans--Fair Value Option" in this prospectus supplement;

     o the purchase of all remaining mortgage loans and REO Properties in the trust by us, the special servicer, any certificateholder of the series 2002-FX1 controlling class or the master servicer, as described under "Description of the Offered Certificates--Termination" in this prospectus supplement;

     o    the sale of an REO Property; and

     o the purchase of any of the mortgage loans that may be defeased before the second anniversary of the initial issuance of the offered certificates by the mortgage loan seller as described under "Description of the Mortgage Pool--Repurchase of Early Defeasance Mortgage Loans" in this prospectus supplement.

     "LOAN PER SQ. FT." means, with respect to each mortgage loan secured by a lien on a mortgaged real property that constitutes a retail, industrial or office property, the cut-off date principal balance of that mortgage loan, as shown on Annex A-1 to this prospectus supplement, divided by the net rentable square foot area of the related mortgaged real property.

     "LOAN PER UNIT" means, with respect to each mortgage loan secured by a lien on a mortgaged real property that constitutes a multi-family rental apartment or a hospitality property, the cut-off date principal balance of that mortgage loan, as shown on Annex A-1 to this prospectus supplement, divided by the number of dwelling units or guest rooms, respectively, at or on the related mortgaged real property.

     "L(X)" means, with respect to any mortgage loan in the trust, a period of x months following the first payment date under the existing terms of the loan during which voluntary prepayments of principal are prohibited.

     "MATURITY DATE LOAN-TO-VALUE RATIO" or "SCHEDULED MATURITY/ARD LTV" means, with respect to any mortgage loan in the trust, the ratio, expressed as a percentage, of--

     o the expected balance of that mortgage loan on its maturity date or, in the case of an ARD Loan, its anticipated repayment date, assuming no prepayments of principal or defaults, to

     o the appraised value of the related mortgaged real property, as shown on Annex A-1 to this prospectus supplement.

     "MODELING ASSUMPTIONS" means, collectively, the following assumptions regarding the series 2002-FX1 certificates and the mortgage loans in the trust:

     o the mortgage loans have the characteristics set forth on Annex A-1 and the initial mortgage pool balance is approximately $637,487,900;

     o the initial total principal balance or notional amount, as the case may be, of each class of series 2002-FX1 certificates is as described in this prospectus supplement;

     o the pass-through rate for each class of series 2002-FX1 certificates is as described in this prospectus supplement;

     o there are no delinquencies or losses with respect to the mortgage loans;

     o there are no modifications, extensions, waivers or amendments affecting the monthly payments by borrowers on the mortgage loans;

     o there are no Appraisal Reduction Amounts with respect to the mortgage loans;

     o there are no casualties or condemnations affecting the corresponding mortgaged real properties;

     o each of the mortgage loans provides for monthly payments to be due on the 11th day of each month, which monthly payments are timely received, and each of the mortgage loans accrues interest on an Actual/360 Basis or a 30/360 Basis, based on its respective loan terms;

     o all prepayments on the mortgage loans are assumed to be accompanied by a full month's interest;

     o there are no breaches of representations and warranties of the mortgage loan seller regarding the mortgage loans;

     o no voluntary or involuntary prepayments (including in connection with the exercise by the borrower of any option to defease an Early Defeasance Loan prior to the second anniversary of the date of initial issuance of the offered certificates) are received as to any mortgage loan during that mortgage loan's prepayment lock-out period or defeasance period;

     o    each ARD Loan is paid in full on its anticipated repayment date;

     o except as otherwise assumed in the immediately preceding two bullets, prepayments are made on each of the mortgage loans at the indicated CPRs set forth in the subject tables or other relevant part of this prospectus supplement, without regard to any limitations in those mortgage loans on partial voluntary principal prepayments;

     o no person or entity entitled thereto exercises its right of optional termination described in this prospectus supplement under "Description of the Offered Certificates--Termination;"

     o no mortgage loan is required to be repurchased by the mortgage loan seller, including in connection with the exercise by the borrower of any option to defease an Early Defeasance Loan prior to the second anniversary of the date of initial issuance of the offered certificates;

     o no Prepayment Interest Shortfalls are incurred and no default prepayment consideration is collected;

     o    there are no Additional Trust Fund Expenses;

     o no Repayment of Premium Amounts will be collected with respect to Premium Loans;

     o no Excess Defeasance Deposit Proceeds will be collected with respect to the defeasance of a mortgage loan prior to the second anniversary of the date of initial issuance of the offered certificates;

     o payments on the offered certificates are made on the 15th day of each month, commencing in July 2002; and

     o    the offered certificates are settled on June 27, 2002.

     "MONTHS OUTSTANDING" means, with respect to each mortgage loan, the number of months such mortgage loan is outstanding from the first payment date.

     "MOODY'S" means Moody's Investors Service, Inc.

     "NAP" means that, with respect to a particular category of data, the data is not applicable.

     "NAV" means that, with respect to a particular category of data, the data is not available.

      "NET AGGREGATE PREPAYMENT INTEREST SHORTFALL" means, with respect to any payment date, the excess, if any, of--

     o the Prepayment Interest Shortfalls incurred with respect to the entire mortgage pool during the related collection period, over

     o the total payments made by the master servicer to cover those Prepayment Interest Shortfalls.

     "NET CASH FLOW" or "U/W NET CASH FLOW" with respect to a given mortgage loan or mortgaged real property means cash flow from a mortgaged real property available for debt service on the mortgage loan, as estimated by the mortgage loan seller based upon borrower-supplied financial information for a recent period, which is (a) with respect to the mortgage loans with the ten largest cut-off date principal balances, for a 12-month period ending December 2001 or later, and (b) with respect to all other mortgage loans, generally within the 14-month period preceding the cut-off date.

     Net Cash Flow for a mortgaged real property is generally equal to:

     o the annual revenue derived from the use and operation of that property; less

     o the total of the following items (each as estimated for an annual period)--

          (a)  allowances for vacancies and credit losses,

          (b) operating expenses, such as utilities, administrative expenses, repairs and maintenance, management fees and advertising,

          (c) fixed expenses, such as insurance, real estate taxes and ground lease payments, if applicable, and

          (d) replacement reserves, and reserves for tenant improvement costs and leasing commissions, based either on actual reserves or on underwritten annualized amounts.

     Net Cash Flow does not reflect debt service on the mortgage loan, subordinated ground rent and non-cash items such as depreciation or amortization, does not reflect actual capital expenditures and may have been adjusted by, among other things--

     (i) in the case of the multi-family properties, annualizing rental revenue shown on a recent rent roll before applying a vacancy factor without further regard to the terms (including expiration dates) of the leases shown thereon,

     (ii) in the case of office properties, industrial properties and retail properties, determining current revenues from leases in place,

    (iii) assuming the occupancy rate for the mortgaged real property or pool of mortgaged real properties was less than the actual occupancy rate, in order, in the case of certain of the hotel properties, to account for a high occupancy rate or to reflect market conditions,

     (iv) in the case of the retail properties, excluding certain percentage rent,

     (v)  excluding certain non-recurring income and/or expenses,

     (vi) assuming that a management fee of 3% to 5% of revenue and a franchise fee of 3% to 6% of room revenue (for hotel properties only) was payable with respect to the mortgaged real property,

    (vii) in certain cases, assuming that operating expenses with respect to the mortgaged real property were higher or lower than actual expenses,

   (viii) subtracting from net operating income replacement or capital expenditure reserves, and

     (ix) in the case of the retail properties and office properties, subtracting from net operating income an assumed allowance for tenant improvements, leasing commissions and free rent, based upon market conditions and actual lease terms and other allowances typical of the property type.

     "NET OPERATING INCOME" means, with respect to a stated historical period of time, the excess of (i) total revenues for such mortgaged real property or mortgaged real properties (including base rents, percentage rents, recoveries and other recurring income generated by such mortgaged real property or mortgaged real properties, net of vacancy and credit losses) over (ii) total operating expenses for such mortgaged real property or mortgaged real properties, each for that stated period of time.

     "OCCUPANCY PERCENTAGE" or "OCCUPANCY RATE" means:

     o in the case of multi-family rental properties, the percentage of rental units or rooms, as applicable, that are rented as of the date of determination,

     o in the case of office, retail and industrial properties, the percentage of the net rentable square footage rented as of the date of determination,

     o in the case of hospitality properties, the percentage of available rooms occupied for the trailing 12-month period ending on the date of determination, and

     o in the case of one mixed use property, the weighted average of the occupancy rates for each of the property types comprising the mortgaged real property (based on the percentage of net cash flow generated by each such property type).

     "ORIGINAL TERM TO MATURITY" means, with respect to each mortgage loan in the trust, the number of months from origination to maturity or, in the case of an ARD Loan, to the anticipated repayment date.

     "P&I" means principal and/or interest.

     "PARTY IN INTEREST" means any person that is a "party in interest" within the meaning of ERISA or a "disqualified person" within the meaning of the Internal Revenue Code of 1986.

     "PERMITTED ENCUMBRANCES" means, with respect to any mortgaged real property securing a mortgage loan in the trust, any and all of the following:

     o the lien of current real property taxes, water charges, sewer rents and other governmental taxes, charges and assessments not yet due and payable,

     o covenants, conditions and restrictions, rights of way, easements and other matters that are of public record, none of which individually or collectively materially interferes with (1) the security intended to be provided by such mortgage, (2) the value or marketability of the mortgaged real property, (3) the current principal use of the related mortgaged real property or (4) the ability of the related mortgaged real property to generate income sufficient to service such mortgage loan, and

     o the exceptions (general and specific) set forth in the related lender's title insurance policy, none of which individually or collectively materially interferes with (1) the security intended to be provided by such mortgage, (2) the value or marketability of the mortgaged real property, (3) the current principal use of the related mortgaged real property or (4) the ability of the related mortgaged real property to generate income sufficient to service such mortgage loan.

     "PERMITTED INVESTMENTS" means U.S. government securities and other investment grade obligations specified in the series 2002-FX1 pooling and servicing agreement.

     "PLAN" means any ERISA Plan or any other employee benefit or retirement plan, arrangement or account, including any individual retirement account or Keogh plan, that is subject to Section 4975 of the Internal Revenue Code.

     "PLAN ASSET REGULATIONS" means the regulations of the U.S. Department of Labor promulgated under ERISA.

     "POST-ARD ADDITIONAL INTEREST" means, with respect to any ARD Loan, the additional interest accrued with respect to that mortgage loan as a result of the marginal increase in the related mortgage interest rate upon passage of the related anticipated repayment date, as that additional interest may compound in accordance with the terms of that mortgage loan. Some of the ARD Loans provide for the addition of such additional interest to the principal balance of the ARD Loan and the accrual of further additional interest thereon (at the revised mortgage interest rate). That further additional interest will also constitute "Post-ARD Additional Interest." Any addition of Post-ARD Additional Interest to the principal balance of any ARD Loan will affect the obligations of the borrower and will be considered solely for purposes of calculations, remittances and payments of Post-ARD Additional Interest. It will not otherwise affect the "principal balance" of the mortgage loan for purposes of calculations, remittances and payments under the series 2002-FX1 pooling and servicing agreement.

     "PREMIUM" means, with respect to any Premium Loan, the amount advanced at origination by the lender to the borrower in excess of the principal balance of such Premium Loan.

     "PREMIUM LOAN" means any mortgage loan in the trust having the characteristics described in the first paragraph under "Description of the Mortgage Pool--Premium Loans" in this prospectus supplement.

     "PREPAYMENT INTEREST EXCESS" means, with respect to any full or partial prepayment or a full or partial balloon payment of a mortgage loan made by the related borrower, during any collection period after the due date for that loan, the amount of any interest collected on that prepayment for the period from and after that due date to the date of prepayment (but not including any amounts received from the borrower representing Excess Defeasance Deposit Proceeds, a Repayment of Premium Amount or any other prepayment consideration), less the amount of related master servicing fees payable from that interest collection, and exclusive of any Default Interest and Post-ARD Additional Interest included in that interest collection.

     "PREPAYMENT INTEREST SHORTFALL" means, with respect to any full or partial prepayment or a full or partial balloon payment of a mortgage loan made by the related borrower, during any collection period prior to the due date for that loan, the amount of any uncollected interest that would have accrued on that prepayment prior to that due date, less the amount of related master servicing fees that would have been payable from that uncollected interest, and exclusive of any portion of that uncollected interest that would have represented Default Interest or Post-ARD Additional Interest. Notwithstanding the foregoing, in no event shall "Prepayment Interest Shortfall" be construed to include a shortfall in a full or partial month's interest on a mortgage loan that results from a modification, waiver, consent or amendment agreed to by the master servicer or the special servicer.

     "PTE" means prohibited transaction exemption.

     "REALIZED LOSSES" mean losses on or with respect of the mortgage loans arising from the inability of the master servicer and/or the special servicer to collect all amounts due and owing under the mortgage loans, including by reason of the fraud or bankruptcy of a borrower or, to the extent not covered by insurance, a casualty of any nature at a mortgaged real property. We discuss the calculation of Realized Losses under "Description of the Offered Certificates--Reductions of Certificate Principal Balances in Connection With Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

     "REMAINING AMORTIZATION TERM" means, with respect to each mortgage loan in the trust, the number of months remaining from the cut-off date to the month in which that mortgage loan would fully amortize in accordance with its amortization schedule, without regard to any balloon payment that may be due and assuming no prepayments of principal and no defaults.

     "REMAINING TERM TO MATURITY" means, with respect to each mortgage loan in the trust, the number of months remaining to maturity or, in the case of an ARD Loan, to the anticipated repayment date.

     "REMIC" means a real estate mortgage investment conduit as defined in
Section 860D of the Internal Revenue Code of 1986.

     "REO PROPERTY" means any mortgaged real property that is acquired by the trust through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding mortgage loan.

     "REPAYMENT OF PREMIUM AMOUNT" means, with respect to any Premium Loan, the amount the borrower is required to pay as prepayment premium to compensate the trust for the unamortized portion of the Premium upon any prepayment of the Premium Loan (generally by reason of default, casualty or condemnation).

     "REPLACEMENT RESERVE" means, with respect to any mortgage loan in the trust, funded reserves escrowed for ongoing items such as repairs and replacements, including, in the case of hospitality properties, reserves for furniture, fixtures and equipment. In some cases, however, the reserve will be subject to a maximum amount, and once that maximum amount is reached, the reserve will not thereafter be funded, except to the extent it is drawn upon.

     "RESTRICTED GROUP" means, collectively--

     1.   the trustee,

     2.   the Exemption-Favored Parties,

     3.   us,

     4.   the master servicer,

     5.   the special servicer,

     6.   any sub-servicers,

     7.   the mortgage loan seller,

     8. each borrower, if any, with respect to mortgage loans constituting more than 5.0% of the total unamortized principal balance of the mortgage pool as of the date of initial issuance of the offered certificates, and

     9.   any and all affiliates of any of the aforementioned persons.

     "REVPAR" means, with respect to a hospitality property, its revenues per available room, equal to the product of the Occupancy Percentage and the average daily rate ("ADR").

     "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

     "SEC" means the Securities and Exchange Commission.

     "SERVICING STANDARD" means, with respect to either the master servicer or the special servicer, to service and administer those mortgage loans and any REO Properties subject to the series 2002-FX1 pooling and servicing agreement that such party is obligated to service and administer, on behalf of the trustee and in the best interests of and for the benefit of the certificateholders (as determined by the master servicer or the special servicer, as the case may be, in its good faith and reasonable judgment), in accordance with applicable law, the terms of the series 2002-FX1 pooling and servicing agreement and the terms of the respective mortgage loans, and to the extent consistent with the foregoing, further as follows:

     o with the same care, skill and diligence as is normal and usual in its general mortgage servicing and REO property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and REO properties that are comparable to those for which it is responsible under the series 2002-FX1 pooling and servicing agreement;

     o with a view to the timely collection of all scheduled payments of principal and interest under the mortgage loans or, if a mortgage loan comes into and continues in default and if, in the good faith and reasonable judgment of the special servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery on such mortgage loan to the certificateholders (as a collective whole), on a present value basis (the relevant discounting of anticipated collections that will be distributable to certificateholders to be performed at the related net mortgage rate); and

     o without regard to (A) any other relationship that the master servicer or the special servicer, as the case may be, or any affiliate thereof may have with the related mortgagor, (B) the ownership of any series 2002-FX1 certificate by the master servicer or the special servicer, as the case may be, or any affiliate thereof, (C) the master servicer's obligation to make advances, (D) the special servicer's obligation to direct the master servicer to make servicing advances, and (E) the right of the master servicer (or any affiliate thereof) or the special servicer (or any affiliate thereof), to receive reimbursement of costs, or the sufficiency of any compensation payable to it, under the series 2002-FX1 pooling and servicing agreement or with respect to any particular transaction.

     "SERVICING TRANSFER EVENT" means, with respect to any mortgage loan in the trust, any of the following events:

     1. the related borrower fails to make when due any scheduled debt service payment, including a balloon payment, and either the failure actually continues, or the master servicer believes it will continue, unremedied (without regard to any grace period)--

          (a) except in the case of a delinquent balloon payment, for 60 days beyond the date the subject payment was due, or

          (b) solely in the case of a delinquent balloon payment, for (i) one business day after the subject balloon payment was due or (ii) in certain circumstances involving the delivery of a refinancing commitment, for up to 60 days beyond the date on which that balloon payment was due;

     2. the master servicer or the series 2002-FX1 controlling class representative determines that a default in the making of a monthly debt service payment, including a balloon payment, is likely to occur within 30 days of the date of such determination and the default is likely to remain unremedied (without regard to any grace period) for at least the applicable period contemplated in clause 1. of this definition;

     3. a default (other than as described in clause 1. of this definition, and other than as a result of a failure by the borrower to maintain all-risk casualty insurance or other insurance with respect to a mortgaged real property that covers acts of terrorism in the event that the master servicer or the special servicer determines that such insurance is not available at commercially reasonable rates) occurs under the mortgage loan that materially impairs the value of the corresponding mortgaged real property as security for the mortgage loan or otherwise materially adversely affects the interests of series 2002-FX1 certificateholders and the default continues unremedied for the applicable cure period under the terms of the mortgage loan or, if no cure period is specified and the default is capable of being cured, for 30 days;

     4. various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the related borrower or the corresponding mortgaged real property, or the related borrower takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations; or

     5. the master servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding mortgaged real property.

     A Servicing Transfer Event will cease to exist, if and when:

     o with respect to the circumstances described in clause 1. of this definition, the related borrower makes three consecutive full and timely monthly debt service payments under the terms of the mortgage loan, as those terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, extension, waiver or amendment granted or agreed to by the master servicer or the special servicer;

     o with respect to the circumstances described in clauses 2. and 4. of this definition, those circumstances cease to exist in the judgment of the special servicer, but, with respect to any bankruptcy or insolvency proceedings contemplated by clause 4., no later than the entry of an order or decree dismissing the proceeding;

     o with respect to the circumstances described in clause 3. of this definition, the default is cured in the judgment of the special servicer; and

     o with respect to the circumstances described in clause 5. of this definition, the proceedings are terminated.

     "SHADOW" means, with respect to any mortgaged real property used for retail purposes, a store or other business that materially affects the draw of customers to that property, but which may be located at a nearby property or on a portion of that property that does not constitute security for the related mortgage loan in the trust.

     "STATED PRINCIPAL BALANCE" means, for each mortgage loan in the trust, an amount that:

     o    will initially equal its cut-off date principal balance; and

     o will be permanently reduced on each payment date, to not less than zero, by--

          1. that portion, if any, of the Total Principal Payment Amount for that payment date that is attributable to that mortgage loan, and

          2. the principal portion of any Realized Loss incurred with respect to that mortgage loan during the related collection period.

     However, the "Stated Principal Balance" of a mortgage loan will, in all cases, be zero as of the payment date following the collection period in which it is determined that all amounts ultimately collectable with respect to the mortgage loan or any related REO Property have been received.

     "TI/LC RESERVE" means, with respect to any mortgage loan in the trust, funded reserves escrowed for tenant improvement allowances and leasing commissions. In certain cases, however, the reserve will be subject to a maximum amount, and once that maximum amount is reached, the reserve will not thereafter be funded, except to the extent it is drawn upon.

     "TOTAL PRINCIPAL PAYMENT AMOUNT" means, for any payment date, an amount equal to the total, without duplication, of the following:

     o all payments of principal, including voluntary principal prepayments, received on the mortgage loans during the related collection period, in each case exclusive of any portion of the particular payment that represents a late collection of principal for which an advance was previously made for a prior payment date or that represents a monthly payment of principal due on or before the cut-off date or on a due date subsequent to the end of the related collection period;

     o all monthly payments of principal received on the mortgage loans prior to, but that are due during, the related collection period;

     o all other collections, including Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds, that were received on or with respect to any of the mortgage loans or any related REO Properties during the related collection period and that were identified and applied by the master servicer as recoveries of principal of the subject mortgage loan or, in the case of an REO Property, of the related mortgage loan, in each case net of any portion of the particular collection that represents a late collection of principal due on or before the cut-off date or for which an advance of principal was previously made for a prior payment date; and

     o all advances of principal made with respect to the mortgage loans for that payment date.

     "TTM" as used herein means "trailing twelve months."

     "UNDERWRITER EXEMPTION" means Prohibited Transaction Exemption 91-14, as amended to date, including by Prohibited Transaction Exemption 2000-58, as described under "ERISA Considerations" in this prospectus supplement.

     "UNDERWRITING RESERVES" means, with respect to any mortgage loan in the trust, estimated annual capital costs, as used by the mortgage loan seller in determining Net Cash Flow.

     "UNDERWRITTEN DEBT SERVICE COVERAGE RATIO," "DSCR" or "U/W NCF DSCR" means, with respect to any mortgage loan in the trust, the ratio of--

     o    Net Cash Flow for the related mortgaged real property, to

     o the annualized amount of debt service that will be payable under that mortgage loan commencing after the cut-off date.

     "UNITED STATES PERSON" means--

     o    a citizen or resident of the United States,

     o    a domestic partnership,

     o    a domestic corporation,

     o any estate, other than a foreign estate within the meaning of paragraph (31) of Section 7701(a) of the Internal Revenue Code, and

     o    any trust if--

          1. a court within the United States is able to exercise primary supervision over the administration of the trust, and

          2. one or more United States Persons have the authority to control all substantial decisions of the trust.

     "WEIGHTED AVERAGE POOL PASS-THROUGH RATE" means, for each interest accrual period, the weighted average of the annual rates with respect to all of the mortgage loans in the trust, weighted on the basis of the mortgage loans' respective Stated Principal Balances immediately prior to the related payment date:

     o in the case of each mortgage loan that accrues interest on a 30/360 Basis, an annual rate equal to--

          1. the mortgage interest rate in effect for that mortgage loan as of the cut-off date, minus

          2.   the related Administrative Cost Rate; and

     o in the case of each mortgage loan that accrues interest on an Actual/360 Basis, an annual rate generally equal to --

          1. the product of (a) twelve (12), times (b) a fraction, expressed as a percentage, the numerator of which, subject to adjustment as described below in this definition, is the total amount of interest that accrued or would have accrued, as applicable, with respect to that mortgage loan on an Actual/360 Basis during that interest accrual period, based on its Stated Principal Balance immediately preceding the related payment date and its mortgage interest rate in effect as of the cut-off date, and the denominator of which is the Stated Principal Balance of the mortgage loan immediately prior to the related payment date, minus

          2.   the related Administrative Cost Rate.

     Notwithstanding the foregoing, if the related payment date occurs during January, except during a leap year, or February, then in the case of any particular mortgage loan that accrues interest on an Actual/360 Basis, the amount of interest that comprises the numerator of the fraction described in clause 1(b) of the second bullet of this definition will be decreased to reflect any interest reserve amount with respect to that mortgage loan that is transferred from the trustee's collection account to the trustee's interest reserve account during that month. Furthermore, if the related payment date occurs during March, then in the case of any particular mortgage loan that accrues interest on an Actual/360 Basis, the amount of interest that comprises the numerator of the fraction described in clause 1(b) of the second bullet of this definition will be increased to reflect any interest reserve amounts with respect to that mortgage loan that are transferred from the trustee's interest reserve account to the trustee's collection account during that month.

     "YEAR BUILT/RENOVATED" means the year that a mortgaged real property was originally constructed or, if applicable, most recently renovated in a substantial manner. With respect to any mortgaged real property that was constructed in phases, "Year Built/Renovated" refers to the year that the first phase was originally constructed.

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

                                   ANNEX A-1
            CERTAIN CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS

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
                                                                     ANNEX A-1-1

                              AMORTIZATION TYPES
                             (ALL MORTGAGE LOANS)




                                             TOTAL       % BY TOTAL
                                         CUT-OFF DATE   CUT-OFF DATE
                               NUMBER      PRINCIPAL      PRINCIPAL
AMORTIZATION TYPES            OF LOANS      BALANCE        BALANCE
---------------------------- ---------- -------------- --------------
Hyperamortizing ............     54      $614,142,814       96.34%
Amortizing Balloon .........      2        23,345,086        3.66
                                 --      ------------      ------
TOTAL/AVG/WTD AVG ..........     56      $637,487,900      100.00%



                                 AVERAGE        MAXIMUM
                              CUT-OFF DATE   CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.
                                PRINCIPAL      PRINCIPAL    CUT-OFF DATE    U/W NCF    MORTGAGE
AMORTIZATION TYPES               BALANCE        BALANCE          LTV          DSCR       RATE
---------------------------- -------------- -------------- -------------- ----------- ----------
Hyperamortizing ............  $11,373,015    $88,697,925         63.7%        1.43x      7.972%
Amortizing Balloon .........   11,672,543     13,209,986         61.7         1.21       7.655
                              -----------    -----------         ----         ----       -----
TOTAL/AVG/WTD AVG ..........  $11,383,713    $88,697,925         63.7%        1.43X       7.960%

                                                                     ANNEX A-1-2

                       CUT-OFF DATE LOAN-TO-VALUE RATIOS
                             (ALL MORTGAGE LOANS)

                                            TOTAL       % BY TOTAL
                                        CUT-OFF DATE   CUT-OFF DATE
RANGE OF CUT-OFF DATE         NUMBER      PRINCIPAL      PRINCIPAL
LOAN-TO-VALUE RATIOS (%)     OF LOANS      BALANCE        BALANCE
--------------------------- ---------- -------------- --------------
35.00 - 39.99 .............      1      $  1,748,695        0.27%
40.00 - 44.99 .............      1        88,697,925       13.91
45.00 - 49.99 .............      4        30,679,402        4.81
50.00 - 54.99 .............     10        89,094,398       13.98
55.00 - 59.99 .............      6        25,823,750        4.05
60.00 - 64.99 .............      8        32,916,768        5.16
65.00 - 69.99 .............      7       148,168,930       23.24
70.00 - 74.99 .............     10        86,546,637       13.58
75.00 - 79.99 .............      5        46,803,527        7.34
80.00 - 84.99 .............      2        64,329,265       10.09
85.00 - 89.99 .............      2        22,678,603        3.56
                                --      ------------      ------
TOTAL/AVG/WTD AVG .........     56      $637,487,900      100.00%



                                AVERAGE        MAXIMUM
                             CUT-OFF DATE   CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.
RANGE OF CUT-OFF DATE          PRINCIPAL      PRINCIPAL    CUT-OFF DATE    U/W NCF    MORTGAGE
LOAN-TO-VALUE RATIOS (%)        BALANCE        BALANCE          LTV          DSCR       RATE
--------------------------- -------------- -------------- -------------- ----------- ----------
35.00 - 39.99 .............  $ 1,748,695    $ 1,748,695         38.0%        1.90x      7.510%
40.00 - 44.99 .............   88,697,925     88,697,925         41.3         1.62       9.500
45.00 - 49.99 .............    7,669,851     19,674,151         47.9         1.61       7.696
50.00 - 54.99 .............    8,909,440     33,631,531         53.7         1.54       7.907
55.00 - 59.99 .............    4,303,958     13,554,039         56.0         1.44       7.816
60.00 - 64.99 .............    4,114,596     11,485,204         62.6         1.43       8.178
65.00 - 69.99 .............   21,166,990     62,766,238         67.7         1.40       7.769
70.00 - 74.99 .............    8,654,664     24,023,044         73.0         1.26       7.636
75.00 - 79.99 .............    9,360,705     21,399,039         76.9         1.30       7.390
80.00 - 84.99 .............   32,164,633     40,735,781         80.8         1.35       7.436
85.00 - 89.99 .............   11,339,301     20,588,919         85.9         1.18       7.538
                             -----------    -----------         ----         ----       -----
TOTAL/AVG/WTD AVG .........  $11,383,713    $88,697,925         63.7%        1.43x      7.960%

Weighted Average Cut-off Date LTV for all Mortgage Loans: 63.7%.

                                                                     ANNEX A-1-3

                         ORIGINAL TERM TO MATURITY (1)
                             (ALL MORTGAGE LOANS)

                                            TOTAL       % BY TOTAL
                                        CUT-OFF DATE   CUT-OFF DATE
RANGE OF ORIGINAL TERMS       NUMBER      PRINCIPAL      PRINCIPAL
TO MATURITY (MONTHS)         OF LOANS      BALANCE        BALANCE
--------------------------- ---------- -------------- --------------
109 - 120 .................      7      $ 37,480,375        5.88%
121 - 132 .................     12        78,353,107       12.29
133 - 144 .................      6        55,392,401        8.69
145 - 156 .................     16       181,356,706       28.45
157 - 168 .................      5       165,468,042       25.96
169 - 180 .................      4        22,630,940        3.55
181 - 192 .................      3        17,160,827        2.69
193 - 204 .................      2        77,375,332       12.14
205 - 216 .................      1         2,270,170        0.36
                                --      ------------      ------
TOTAL/AVG/WTD AVG .........     56      $637,487,900      100.00%



                                AVERAGE        MAXIMUM
                             CUT-OFF DATE   CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.
RANGE OF ORIGINAL TERMS        PRINCIPAL      PRINCIPAL    CUT-OFF DATE    U/W NCF    MORTGAGE
TO MATURITY (MONTHS)            BALANCE        BALANCE          LTV          DSCR       RATE
--------------------------- -------------- -------------- -------------- ----------- ----------
109 - 120 .................  $ 5,354,339    $13,209,986         63.7%        1.34x      7.747%
121 - 132 .................    6,529,426     21,399,039         69.7         1.33       7.886
133 - 144 .................    9,232,067     40,735,781         76.0         1.43       7.515
145 - 156 .................   11,334,794     37,184,296         62.9         1.40       7.649
157 - 168 .................   33,093,608     88,697,925         53.4         1.51       8.812
169 - 180 .................    5,657,735     11,194,308         72.6         1.29       7.954
181 - 192 .................    5,720,276     10,187,065         75.2         1.44       6.905
193 - 204 .................   38,687,666     62,766,238         67.6         1.47       7.591
205 - 216 .................    2,270,170      2,270,170         50.4         1.71       8.270
                             -----------    -----------         ----         ----       -----
TOTAL/AVG/WTD AVG .........  $11,383,713    $88,697,925         63.7%        1.43x      7.960%

Weighted Average Original Term to Maturity: 156 months


-------
(1)   ARD Loans are assumed to mature on anticipated repayment dates.

                                                                     ANNEX A-1-4

                        REMAINING TERM TO MATURITY (1)
                             (ALL MORTGAGE LOANS)

                                            TOTAL       % BY TOTAL
                                        CUT-OFF DATE   CUT-OFF DATE
RANGE OF REMAINING TERMS      NUMBER      PRINCIPAL      PRINCIPAL
TO MATURITY (MONTHS)         OF LOANS      BALANCE        BALANCE
--------------------------- ---------- -------------- --------------
 49 -  60 .................      1      $  2,477,991        0.39%
 61 -  72 .................      5        15,692,982        2.46
 73 -  84 .................     10        52,918,384        8.30
 85 -  96 .................     16       119,152,097       18.69
 97 - 108 .................     12       174,285,898       27.34
109 - 120 .................      4       154,836,891       24.29
133 - 144 .................      5        38,478,154        6.04
145 - 156 .................      3        79,645,503       12.49
                                --      ------------      ------
TOTAL/AVG/WTD AVG .........     56      $637,487,900      100.00%



                                AVERAGE        MAXIMUM
                             CUT-OFF DATE   CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.
RANGE OF REMAINING TERMS       PRINCIPAL      PRINCIPAL    CUT-OFF DATE    U/W NCF    MORTGAGE
TO MATURITY (MONTHS)            BALANCE        BALANCE          LTV          DSCR       RATE
--------------------------- -------------- -------------- -------------- ----------- ----------
 49 -  60 .................  $ 2,477,991    $ 2,477,991         70.8%        1.15x      8.850%
 61 -  72 .................    3,138,596      4,035,684         64.8         1.49       7.853
 73 -  84 .................    5,291,838     13,482,080         68.0         1.38       7.932
 85 -  96 .................    7,447,006     40,735,781         67.2         1.44       7.594
 97 - 108 .................   14,523,825     37,184,296         68.5         1.33       7.606
109 - 120 .................   38,709,223     88,697,925         49.3         1.53       8.966
133 - 144 .................    7,695,631     11,194,308         74.4         1.34       7.404
145 - 156 .................   26,548,501     62,766,238         67.1         1.48       7.610
                             -----------    -----------         ----         ----       -----
TOTAL/AVG/WTD AVG .........  $11,383,713    $88,697,925         63.7%        1.43x      7.960%

Weighted Average Remaining Term to Maturity: 109 Months


-------
(1)   ARD Loans are assumed to mature on anticipated repayment dates.

                                                                     ANNEX A-1-5

                     MORTGAGE PROPERTIES BY PROPERTY TYPE
                           (ALL MORTGAGE PROPERTIES)




                                                 TOTAL       % BY TOTAL
                                             CUT-OFF DATE   CUT-OFF DATE
                                 NUMBER        PRINCIPAL      PRINCIPAL
PROPERTY TYPE                OF PROPERTIES      BALANCE        BALANCE
--------------------------- --------------- -------------- --------------
Retail ....................        14        $242,379,450       38.02%
Multifamily ...............        33         118,010,142       18.51
Hotel .....................         2         116,871,551       18.33
Office ....................        12         104,669,467       16.42
Mixed Use .................         2          37,965,339        5.96
Industrial ................         5          17,591,950        2.76
                                   --        ------------      ------
TOTAL/AVG/WTD AVG .........        68        $637,487,900      100.00%



                                AVERAGE        MAXIMUM
                             CUT-OFF DATE   CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.
                               PRINCIPAL      PRINCIPAL    CUT-OFF DATE    U/W NCF    MORTGAGE
PROPERTY TYPE                   BALANCE        BALANCE          LTV          DSCR       RATE
--------------------------- -------------- -------------- -------------- ----------- ----------
Retail ....................  $17,312,818    $62,766,238         72.5%        1.36x      7.546%
Multifamily ...............    3,576,065     14,483,833         68.1         1.47       7.591
Hotel .....................   58,435,776     88,697,925         44.4         1.63       9.136
Office ....................    8,722,456     22,240,195         61.2         1.40       7.870
Mixed Use .................   18,982,670     24,411,301         64.4         1.22       8.441
Industrial ................    3,518,390      5,728,443         54.5         1.31       7.834
                             -----------    -----------         ----         ----       -----
TOTAL/AVG/WTD AVG .........  $ 9,374,822    $88,697,925         63.7%        1.43x      7.960%

                                                                     ANNEX A-1-6

                        CUT-OFF DATE PRINCIPAL BALANCES
                             (ALL MORTGAGE LOANS)

                                                    TOTAL       % BY TOTAL
                                                CUT-OFF DATE   CUT-OFF DATE
RANGE OF CUT-OFF                      NUMBER      PRINCIPAL      PRINCIPAL
DATE PRINCIPAL BALANCES ($)          OF LOANS      BALANCE        BALANCE
----------------------------------- ---------- -------------- --------------
         1.01 -  1,000,000.00 .....      4      $  2,808,800        0.44%
 1,000,000.01 -  2,000,001.00 .....      9        14,600,732        2.29
 2,000,001.01 -  5,000,000.00 .....     18        58,874,594        9.24
 5,000,000.01 -  6,000,000.00 .....      2        10,791,042        1.69
 6,000,000.01 - 15,000,000.00 .....     11       125,533,398       19.69
15,000,000.01 - 25,000,000.00 .....      6       133,689,938       20.97
25,000,000.01 - 35,000,000.00 .....      2        61,805,158        9.70
35,000,000.01 - 45,000,000.00 .....      2        77,920,077       12.22
55,000,000.01 - 65,000,000.00 .....      1        62,766,238        9.85
85,000,000.01 - 95,000,000.00 .....      1        88,697,925       13.91
                                        --      ------------      ------
TOTAL/AVG/WTD AVG .................     56      $637,487,900      100.00%



                                        AVERAGE        MAXIMUM
                                     CUT-OFF DATE   CUT-OFF DATE     WTD. AVG.    WTD. AVG.    WTD. AVG.
RANGE OF CUT-OFF                       PRINCIPAL      PRINCIPAL    CUT-OFF DATE    U/W NCF     MORTGAGE
DATE PRINCIPAL BALANCES ($)             BALANCE        BALANCE          LTV          DSCR        RATE
----------------------------------- -------------- -------------- -------------- ----------- ------------
         1.01 -  1,000,000.00 .....  $   702,200    $   951,423         56.2%        1.53x       10.447%
 1,000,000.01 -  2,000,001.00 .....    1,622,304      1,920,845         56.2         1.66         7.617
 2,000,001.01 -  5,000,000.00 .....    3,270,811      4,567,916         63.7         1.47         7.611
 5,000,000.01 -  6,000,000.00 .....    5,395,521      5,446,303         71.9         1.36         7.332
 6,000,000.01 - 15,000,000.00 .....   11,412,127     14,609,095         66.6         1.33         7.784
15,000,000.01 - 25,000,000.00 .....   22,281,656     24,411,301         72.7         1.26         7.737
25,000,000.01 - 35,000,000.00 .....   30,902,579     33,631,531         54.2         1.56         7.910
35,000,000.01 - 45,000,000.00 .....   38,960,038     40,735,781         73.8         1.42         7.578
55,000,000.01 - 65,000,000.00 .....   62,766,238     62,766,238         67.5         1.48         7.540
85,000,000.01 - 95,000,000.00 .....   88,697,925     88,697,925         41.3         1.62         9.500
                                     -----------    -----------         ----         ----        ------
TOTAL/AVG/WTD AVG .................  $11,383,713    $88,697,925         63.7%        1.43x        7.960%

Average Cut-off Date Principal Balance: $11,383,713

                                                                     ANNEX A-1-7

                                 U/W NCF DSCR
                             (ALL MORTGAGE LOANS)

                                            TOTAL       % BY TOTAL
                                        CUT-OFF DATE   CUT-OFF DATE
RANGE OF U/W NCF              NUMBER      PRINCIPAL      PRINCIPAL
DSCR (X)                     OF LOANS      BALANCE        BALANCE
--------------------------- ---------- -------------- --------------
1.00 - 1.19 ...............      8      $104,318,689       16.36%
1.20 - 1.29 ...............     10        90,846,376       14.25
1.30 - 1.39 ...............      7        36,981,372        5.80
1.40 - 1.49 ...............     13       220,148,768       34.53
1.50 - 1.59 ...............      4        40,049,826        6.28
1.60 - 1.69 ...............      4       121,055,853       18.99
1.70 - 1.79 ...............      3         5,774,450        0.91
1.80 - 1.89 ...............      6        16,958,712        2.66
2.20 - 2.29 ...............      1         1,353,855        0.21
                                --      ------------      ------
TOTAL/AVG/WTD AVG .........     56      $637,487,900      100.00%



                                AVERAGE        MAXIMUM
                             CUT-OFF DATE   CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.
RANGE OF U/W NCF               PRINCIPAL      PRINCIPAL    CUT-OFF DATE    U/W NCF    MORTGAGE
DSCR (X)                        BALANCE        BALANCE          LTV          DSCR       RATE
--------------------------- -------------- -------------- -------------- ----------- ----------
1.00 - 1.19 ...............  $13,039,836    $24,411,301         72.0%        1.16x      7.994%
1.20 - 1.29 ...............    9,084,638     23,593,484         75.4         1.25       7.542
1.30 - 1.39 ...............    5,283,053     13,554,039         63.5         1.35       7.682
1.40 - 1.49 ...............   16,934,521     62,766,238         68.4         1.45       7.564
1.50 - 1.59 ...............   10,012,456     19,674,151         52.6         1.56       8.008
1.60 - 1.69 ...............   30,263,963     88,697,925         45.1         1.63       9.075
1.70 - 1.79 ...............    1,924,817      2,552,857         52.5         1.73       8.420
1.80 - 1.89 ...............    2,826,452      4,567,916         53.3         1.87       7.550
2.20 - 2.29 ...............    1,353,855      1,353,855         50.0         2.26       7.500
                             -----------    -----------         ----         ----       -----
TOTAL/AVG/WTD AVG .........  $11,383,713    $88,697,925         63.7%        1.43x      7.960%

Weighted Average U/W NCF DSCR for all Mortgage Loans: 1.43x

                                                                     ANNEX A-1-8

                              OCCUPANCY RATES(1)
 (ALL MORTGAGE PROPERTIES OTHER THAN THOSE SECURED BY HOSPITALITY PROPERTIES)




                                                 TOTAL       % BY TOTAL
                                             CUT-OFF DATE   CUT-OFF DATE
RANGE OF OCCUPANCY               NUMBER        PRINCIPAL      PRINCIPAL
RATES (%)                    OF PROPERTIES      BALANCE        BALANCE
--------------------------- --------------- -------------- --------------
60.1 -  65.0 ..............         1        $  3,950,650        0.80%
70.1 -  75.0 ..............         1           4,756,449        0.96
80.1 -  85.0 ..............         1           5,728,443        1.15
85.1 -  90.0 ..............         9         118,824,987       23.95
90.1 -  95.0 ..............        17          60,679,530       12.23
95.1 - 100.0 ..............        36         302,264,989       60.92
                                   --        ------------      ------
TOTAL/AVG/WTD AVG .........        65        $496,205,048      100.00%



                                AVERAGE        MAXIMUM
                             CUT-OFF DATE   CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.
RANGE OF OCCUPANCY             PRINCIPAL      PRINCIPAL    CUT-OFF DATE    U/W NCF    MORTGAGE
RATES (%)                       BALANCE        BALANCE          LTV          DSCR       RATE
--------------------------- -------------- -------------- -------------- ----------- ----------
60.1 -  65.0 ..............  $ 3,950,650    $ 3,950,650         52.2%        1.19x      7.822%
70.1 -  75.0 ..............    4,756,449      4,756,449         68.3         1.44       7.810
80.1 -  85.0 ..............    5,728,443      5,728,443         52.2         1.19       7.822
85.1 -  90.0 ..............   13,202,776     62,766,238         65.3         1.47       7.553
90.1 -  95.0 ..............    3,569,384     10,123,019         67.0         1.46       7.577
95.1 - 100.0 ..............    8,396,250     37,184,296         69.6         1.35       7.695
                             -----------    -----------         ----         ----       -----
TOTAL/AVG/WTD AVG .........  $ 7,633,924    $62,766,238         67.9%        1.39x      7.650%

-------
(1)   Excluding the two hospitality properties and Rittenhouse Regency.

                                                                     ANNEX A-1-9

                         REMAINING AMORTIZATION TERMS
                             (ALL MORTGAGE LOANS)

                                            TOTAL       % BY TOTAL
                                        CUT-OFF DATE   CUT-OFF DATE
RANGE OF REMAINING            NUMBER      PRINCIPAL      PRINCIPAL
AMORTIZATION TERMS (MOS)     OF LOANS      BALANCE        BALANCE
--------------------------- ---------- -------------- --------------
242 - 253 .................      1      $  2,638,359        0.41%
254 - 265 .................      2        13,075,114        2.05
266 - 277 .................     11        30,806,138        4.83
278 - 289 .................      6       131,986,855       20.70
290 - 301 .................      2        12,601,010        1.98
302 - 313 .................     18       159,522,449       25.02
314 - 325 .................      6        27,890,378        4.38
326 - 337 .................      5       130,415,328       20.46
338 - 349 .................      3        77,813,935       12.21
350 - 361 .................      2        50,738,334        7.96
                                --      ------------      ------
TOTAL/AVG/WTD AVG .........     56      $637,487,900      100.00%



                                AVERAGE        MAXIMUM
                             CUT-OFF DATE   CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.
RANGE OF REMAINING             PRINCIPAL      PRINCIPAL    CUT-OFF DATE    U/W NCF    MORTGAGE
AMORTIZATION TERMS (MOS)        BALANCE        BALANCE          LTV          DSCR       RATE
--------------------------- -------------- -------------- -------------- ----------- ----------
242 - 253 .................  $ 2,638,359    $ 2,638,359         69.4%        1.28x      7.590%
254 - 265 .................    6,537,557      9,025,221         75.4         1.30       6.868
266 - 277 .................    2,800,558      8,528,281         53.9         1.62       7.668
278 - 289 .................   21,997,809     88,697,925         45.3         1.59       9.022
290 - 301 .................    6,300,505     10,123,019         75.1         1.29       7.838
302 - 313 .................    8,862,358     40,735,781         71.5         1.33       7.900
314 - 325 .................    4,648,396     10,187,065         71.0         1.47       7.259
326 - 337 .................   26,083,066     62,766,238         66.8         1.41       7.592
338 - 349 .................   25,937,978     33,631,531         70.8         1.33       7.590
350 - 361 .................   25,369,167     37,184,296         63.5         1.41       7.796
                             -----------    -----------         ----         ----       -----
TOTAL/AVG/WTD AVG .........  $11,383,713    $88,697,925         63.7%        1.43x      7.960%

Weighted Average Remaining Amortization Term for all Mortgage Loans: 314 months

                                                                    ANNEX A-1-10

                                MORTGAGE RATES
                             (ALL MORTGAGE LOANS)

                                            TOTAL       % BY TOTAL
                                        CUT-OFF DATE   CUT-OFF DATE
RANGE OF MORTGAGE             NUMBER      PRINCIPAL      PRINCIPAL
RATES (%)                    OF LOANS      BALANCE        BALANCE
--------------------------- ---------- -------------- --------------
 6.751 -  7.000 ...........      3      $ 23,547,690        3.69%
 7.001 -  7.250 ...........      5        20,715,952        3.25
 7.251 -  7.500 ...........     11       136,393,437       21.40
 7.501 -  7.750 ...........     15       162,440,608       25.48
 7.751 -  8.000 ...........      7       123,045,554       19.30
 8.001 -  8.250 ...........      1        13,554,039        2.13
 8.251 -  8.500 ...........      6        27,909,401        4.38
 8.501 -  8.750 ...........      2        35,896,505        5.63
 8.751 -  9.000 ...........      1         2,477,991        0.39
 9.251 -  9.500 ...........      1        88,697,925       13.91
10.251 - 10.500 ...........      3         1,905,318        0.30
10.501 - 10.750 ...........      1           903,482        0.14
                                --      ------------      ------
TOTAL/AVG/WTD AVG .........     56      $637,487,900      100.00%



                                AVERAGE        MAXIMUM
                             CUT-OFF DATE   CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.
RANGE OF MORTGAGE              PRINCIPAL      PRINCIPAL    CUT-OFF DATE    U/W NCF    MORTGAGE
RATES (%)                       BALANCE        BALANCE          LTV          DSCR       RATE
--------------------------- -------------- -------------- -------------- ----------- ----------
 6.751 -  7.000 ...........  $ 7,849,230    $10,187,065         77.4%        1.38x      6.772%
 7.001 -  7.250 ...........    4,143,190      5,446,303         63.3         1.45       7.136
 7.251 -  7.500 ...........   12,399,403     40,735,781         78.1         1.31       7.436
 7.501 -  7.750 ...........   10,829,374     62,766,238         66.8         1.46       7.596
 7.751 -  8.000 ...........   17,577,936     33,631,531         56.2         1.48       7.877
 8.001 -  8.250 ...........   13,554,039     13,554,039         55.1         1.36       8.100
 8.251 -  8.500 ...........    4,651,567     13,482,080         66.7         1.23       8.454
 8.501 -  8.750 ...........   17,948,252     24,411,301         67.8         1.26       8.640
 8.751 -  9.000 ...........    2,477,991      2,477,991         70.8         1.15       8.850
 9.251 -  9.500 ...........   88,697,925     88,697,925         41.3         1.62       9.500
10.251 - 10.500 ...........      635,106        951,423         53.3         1.64      10.360
10.501 - 10.750 ...........      903,482        903,482         62.3         1.29      10.631
                             -----------    -----------         ----         ----      ------
TOTAL/AVG/WTD AVG .........  $11,383,713    $88,697,925         63.7%        1.43x      7.960%

Weighted Average Mortgage Rate: 7.960%

                                                                    ANNEX A-1-11

                         MATURITY DATE LTV RATIOS (1)
                             (ALL MORTGAGE LOANS)

                                            TOTAL       % OF TOTAL
                                        CUT-OFF DATE   CUT-OFF DATE
RANGE OF MATURITY             NUMBER      PRINCIPAL      PRINCIPAL
DATE LTV RATIOS (%)          OF LOANS      BALANCE        BALANCE
--------------------------- ---------- -------------- --------------
30.001 - 35.000 ...........      2      $  4,018,865        0.63%
35.001 - 40.000 ...........      2        89,821,041       14.09
40.001 - 45.000 ...........      6        71,450,716       11.21
45.001 - 50.000 ...........     12        69,091,581       10.84
50.001 - 55.000 ...........      5        86,137,974       13.51
55.001 - 60.000 ...........     10        64,008,738       10.04
60.001 - 65.000 ...........     10       117,645,941       18.45
65.001 - 70.000 ...........      4        46,384,331        7.28
70.001 - 75.000 ...........      3        66,250,110       10.39
75.001 - 80.000 ...........      1        20,588,919        3.23
80.001 - 85.000 ...........      1         2,089,684        0.33
                                --      ------------      ------
TOTAL/AVG/WTD AVG .........     56      $637,487,900      100.00%



                                AVERAGE        MAXIMUM
                             CUT-OFF DATE   CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.
RANGE OF MATURITY              PRINCIPAL      PRINCIPAL    CUT-OFF DATE    U/W NCF    MORTGAGE
DATE LTV RATIOS (%)             BALANCE        BALANCE          LTV          DSCR       RATE
--------------------------- -------------- -------------- -------------- ----------- ----------
30.001 - 35.000 ...........  $ 2,009,433    $ 2,270,170         45.0%        1.79x      7.939%
35.001 - 40.000 ...........   44,910,520     88,697,925         41.3         1.62       9.475
40.001 - 45.000 ...........   11,908,453     28,173,627         51.3         1.54       7.851
45.001 - 50.000 ...........    5,757,632     33,631,531         55.0         1.52       7.872
50.001 - 55.000 ...........   17,227,595     62,766,238         67.0         1.46       7.591
55.001 - 60.000 ...........    6,400,874     11,485,204         68.4         1.39       7.768
60.001 - 65.000 ...........   11,764,594     37,184,296         70.5         1.30       7.736
65.001 - 70.000 ...........   11,596,083     21,399,039         75.3         1.22       7.806
70.001 - 75.000 ...........   22,083,370     40,735,781         80.7         1.35       7.433
75.001 - 80.000 ...........   20,588,919     20,588,919         85.8         1.19       7.440
80.001 - 85.000 ...........    2,089,684      2,089,684         87.1         1.05       8.500
                             -----------    -----------         ----         ----       -----
TOTAL/AVG/WTD AVG .........  $11,383,713    $88,697,925         63.7%        1.43x      7.960%

Weighted Average Maturity Date LTV Ratio for all Mortgage Loans: 54.8%


-------
(1)   ARD Loans are assumed to mature on anticipated maturity date.

                                                                   ANNEX A-1-12


                       ALL MORTGAGED PROPERTIES BY STATE




                                          TOTAL         % BY TOTAL
                                      CUT-OFF DATE     CUT-OFF DATE
                        NUMBER          PRINCIPAL       PRINCIPAL
STATE               OF PROPERTIES        BALANCE         BALANCE
----------------   ---------------   --------------   -------------
FL .............          13         $180,667,904          28.34%
NY .............           7          114,920,852          18.03
PA .............           6           78,322,838          12.29
WA .............           2           67,066,564          10.52
VA .............           9           31,980,952           5.02
NJ .............           3           23,063,282           3.62
NC .............           1           21,399,039           3.36
CA .............           1           19,674,151           3.09
TX .............           6           17,491,714           2.74
MI .............           4           15,623,114           2.45
OR .............           3           14,609,095           2.29
AK .............           2           14,522,468           2.28
IA .............           1           11,194,308           1.76
SC .............           1           10,135,101           1.59
IL .............           1            3,950,650           0.62
CT .............           1            3,530,893           0.55
MN .............           4            2,808,800           0.44
IN .............           1            2,700,791           0.42
CO .............           1            2,270,171           0.36
AR .............           1            1,555,215           0.24
                          --         ------------         ------
TOTAL: .........          68         $637,487,900         100.00%

CDC Commercial Mortgage Trust 2002-FX1

ITALICS Indicate Loans Secured by Multiple Properties

CONTROL
  NO.    LOAN NAME                             PROPERTY NAME                        ADDRESS
------------------------------------------------------------------------------------------------------------------------------------
   1     Fontainebleau Hilton                  Fontainebleau Hilton                 4441 Collins Avenue
   2     Seattle SuperMall                     Seattle SuperMall                    1601 15th Street SW
   3     Feiga Partners II Portfolio           Feiga Partners II Portfolio          Various
  3A     Feiga Partners II Portfolio           Londontown Apartments                1591 Lane Avenue South
  3B     Feiga Partners II Portfolio           Cedar Place Apartments               1916 South Company Road
  3C     Feiga Partners II Portfolio           Shenandoah Apartment                 5801 Shenandoah Way
  3D     Feiga Partners II Portfolio           Buena Vista Apartments               12012 Park Boulevard
  3E     Feiga Partners II Portfolio           Grove Park Apartments                5325 Curry Ford Road
  3F     Feiga Partners II Portfolio           Driftwood Apartments                 3830 University Boulevard
  3G     Feiga Partners II Portfolio           Kentwood Apartments                  3800 University Boulevard
  3H     Feiga Partners II Portfolio           Square Plaza Apartments              12710 Bruce B. Downs Boulevard
   4     Orlando Marketplace                   Orlando Marketplace                  7600 Dr. Phillips Boulevard
   5     Parkview Tower                        Parkview Tower                       Various
  5A     Parkview Tower                        Parkview Tower                       1150 First Avenue
  5B     Parkview Tower                        Moore Court                          1100 First Avenue
   6     Marriott Islandia                     Marriott Islandia                    3635 Express Dr. North
   7     Rittenhouse Regency                   Rittenhouse Regency                  219-229 S. 18th Street
   8     Flatbush Center Roll Up (1)           Flatbush Center Roll Up              1007 - 1011 Flatbush Avenue
  8A     Flatbush Center (1)                   Flatbush Center
  8B     Flatbush Center (1)                   Flatbush Center
   9     Grand Avenue                          Grand Avenue                         7417 Grand Avenue
  10     Franklin Square                       Franklin Square                      3648-3740 East Franklin Boulevard
  11     Richmond Avenue                       Richmond Avenue                      2505 Richmond Avenue
  12     Edgewater Business Park               Edgewater Business Park              260-270 Littlefield Avenue & 280-310 Utah Avenue
  13     Portland Office Portfolio             Portland Office Portfolio            Various
  13A    Portland Office Portfolio             Yeon Building                        522 S.W. Fifth Avenue
  13B    Portland Office Portfolio             Loyalty & Hamilton Building          529 S.W. Third Avenue/317 S.W. Alder Street
  13C    Portland Office Portfolio             Oregon Pioneer Building              320 S.W. Stark Street
  14     Vestal Park                           Vestal Park                          4700 Vestal Parkway East
  15     Baldwin Towers                        Baldwin Towers                       1510 Chester Pike
  16     IRG Portfolio                         IRG Portfolio                        Various
  16A    IRG Portfolio                         Cabot Distribution Center            4815 Cabot Street
  16B    IRG Portfolio                         Midway Industrial Park               4780 - 4800 Central Avenue
  16C    IRG Portfolio                         Pawcatuck                            100 and 99 Mechanic Street
  17     Byram Plaza Shopping Center           Byram Plaza Shopping Center          90 Route 206
  18     Signature Place Apartments            Signature Place Apartments           210 South Prairie View Drive
  19     Huffman Shopping Center               Huffman Shopping Center              1501 Huffman Road
  20     177 Meeting Street                    177 Meeting Street                   177 Meeting Street
  21     Village Marketplace Shopping Center   Village Marketplace Shopping Center  13100 Midlothian Turnpike
  22     Loews Theatre - Cherry Hill           Loews Theatre - Cherry Hill          2121 Route 38
  23     Harpers Square Apartments             Harpers Square Apartments            1401 East Intruder Circle
  24     Coral Club Apartments                 Coral Club Apartments                3441 Clark Road
  25     Surrey Park Apartments Roll Up (2)    Surrey Park Apartments Roll Up       2501 Keystone Lane
  25A    Surrey Park Apartments (2)            Surrey Park Apartments
  25B    Surrey Park Apartments (2)            Surrey Park Apartments
  26     Windsor Manor Apartments              Windsor Manor Apartments             8610 Pinetree Court
  27     Carr-Gottstein Foods Building         Carr-Gottstein Foods Building        6401-6411 A Street
  28     Chateau Creste                        Chateau Creste                       12062 Slater Avenue North
  29     215-217 West Church Rd.               215-217 West Church Rd.              215-217 West Church Road
  30     Villas at San Gabriel Apartments      Villas at San Gabriel Apartments     2410 San Gabriel
  31     Indian River Plaza                    Indian River Plaza                   1523 U.S. Highway 1
  32     Garden Park Apartments                Garden Park Apartments               3624 Portland Street
  33     Forest Garden Apartments              Forest Garden Apartments             12203 Plano Road
  34     John Knox Tower                       John Knox Tower                      1210 Colonial Avenue
  35     Fishers Crossing                      Fishers Crossing                     Allisonville Road & 116th Street
  36     Berkshire Pointe                      Berkshire Pointe                     1040 Berkshire Boulevard
  37     University Food Center                University Food Center               1101 West Warren Avenue
  38     Station House Office Building         Station House Office Building        900 Haddon Avenue
  39     Dewitt Warehouse                      Dewitt Warehouse                     6439 Deere Road
  40     Tuscany Villas Apartments             Tuscany Villas Apartments            737 Columbia Turnpike
  41     English Oaks Apartments               English Oaks Apartments              1320 Gessner
  42     Widefield Apartments                  Widefield Apartments                 121 Kokomo Street
  43     GTH&M  Corpus Christi                 GTH&M  Corpus Christi                210 South Carancahua
  44     Richmond Club Apartments              Richmond Club Apartments             69068 Beebe Street
  45     Featherstone Industrial               Featherstone Industrial              15015 Farm Creek Dr.
  46     Dundale Apartments                    Dundale Apartments                   6600 Chesapeake Boulevard
  47     Fox Hill Apartments                   Fox Hill Apartments                  313-A Silver Isles Boulevard
  48     Churchland Square Apartments          Churchland Square Apartments         7050 Kenny Lane
  49     Bedford Manor                         Bedford Manor                        2226 Merrill Drive
  50     Lake Village I Apartments             Lake Village I Apartments            957 Lake Village Drive
  51     The Woods Apartments                  The Woods Apartments                 6415 South Lake Houston Parkway
  52     Lake Village II Apartments            Lake Village II Apartments           957 Lake Village Dr.
  53     East Gate Apartments                  East Gate Apartments                 1200 4th Street, NE
  54     Ridgedale Square Apartments           Ridgedale Square Apartments          715-725 Ridge Avenue NE
  55     Whispering Apartments                 Whispering Apartments                810 Tall Pine Lane
  56     Deer Run Apartments                   Deer Run Apartments                  650 Shoreline Drive

                                                                             CUT-OFF DATE     % OF AGGREGATE     CUMULATIVE %
                                                                               PRINCIPAL       CUT-OFF DATE     OF INITIAL POOL
CONTROL                                                     PROPERTY            BALANCE          PRINCIPAL         PRINCIPAL
  NO.           CITY             STATE        ZIP             TYPE                ($)             BALANCE           BALANCE
----------------------------------------------------------------------------------------------------------------------------------

   1         Miami Beach          FL         33140           Hotel            $88,697,925          13.91%           13.91%
   2           Auburn             WA         98001           Retail            62,766,238            9.85            23.76
   3           Various            FL        Various       Multi-family         40,735,781            6.39            30.15
  3A        Jacksonville          FL         32210        Multi-family
  3B           Orlando            FL         32812        Multi-family
  3C           Orlando            FL         32807        Multi-family
  3D          Seminole            FL         33772        Multi-family
  3E           Orlando            FL         32812        Multi-family
  3F        Jacksonville          FL         32216        Multi-family
  3G        Jacksonville          FL         32216        Multi-family
  3H            Tampa             FL         33612        Multi-family
   4           Orlando            FL         32819           Retail            37,184,296            5.83            35.98
   5       King of Prussia        PA         19406           Office            33,631,531            5.28            41.26
  5A       King of Prussia        PA         19406           Office
  5B       King of Prussia        PA         19406           Office
   6          Islandia            NY         11778           Hotel             28,173,627            4.42            45.68
   7        Philadelphia          PA         19103       Mixed Use (3)         24,411,301            3.83            49.51
   8          Brooklyn            NY         11226           Retail            24,023,044            3.77            53.28
  8A                              NY                         Retail            23,007,792            3.61
  8B                              NY                         Retail             1,015,252            0.16
   9           Maspeth            NY         11373           Retail            23,593,484            3.70            56.98
  10          Gastonia            NC         28056           Retail            21,399,039            3.36            60.33
  11        Staten Island         NY         10314           Retail            20,588,919            3.23            63.56
  12     South San Francisco      CA         94080           Office            19,674,151            3.09            66.65
  13          Portland            OR         97204           Office            14,609,095            2.29            68.94
  13A         Portland            OR         97204           Office
  13B         Portland            OR         97204           Office
  13C         Portland            OR         97204           Office
  14           Vestal             NY         13850       Mixed Use (4)         13,554,039            2.13            71.07
  15          Eddystone           PA         19022           Office            13,482,080            2.11            73.18
  16           Various          Various     Various        Industrial          13,209,986            2.07            75.25
  16A          Detroit            MI         48210         Industrial
  16B          Chicago            IL         60683         Industrial
  16C         Pawcatuck           CT         06379         Industrial
  17          Byram Twp           NJ         07874           Retail            11,485,204            1.80            77.06
  18       West Des Moines        IA         50266        Multi-family         11,194,308            1.76            78.81
  19          Anchorage           AK         99515           Retail            10,187,065            1.60            80.41
  20         Charleston           SC         29401           Office            10,135,101            1.59            82.00
  21         Midlothian           VA         23113           Retail            10,123,019            1.59            83.59
  22         Cherry Hill          NJ         08002           Retail             9,025,221            1.42            85.00
  23       Virginia Beach         VA         23454        Multi-family          8,528,281            1.34            86.34
  24          Sarasota            FL         34231        Multi-family          5,446,303            0.85            87.20
  25          Ann Arbor           MI         48103        Multi-family          5,344,740            0.84            88.03
  25A                             MI                      Multi-family          4,438,895            0.70
  25B                             MI                      Multi-family            905,844            0.14
  26            Tampa             FL         33604        Multi-family          4,567,916            0.72            88.75
  27          Anchorage           AK         99518           Office             4,335,403            0.68            89.43
  28          Kirkland            WA         98034        Multi-family          4,300,326            0.67            90.10
  29       King of Prussia        PA         19406           Office             4,159,567            0.65            90.76
  30           Austin             TX         78705        Multi-family          4,049,893            0.64            91.39
  31         Vero Beach           FL         32960           Retail             4,035,684            0.63            92.03
  32           Irving             TX         75062        Multi-family          3,853,371            0.60            92.63
  33           Dallas             TX         75243        Multi-family          3,793,398            0.60            93.23
  34           Norfolk            VA         23507        Multi-family          3,558,834            0.56            93.78
  35           Fishers            IN         46038           Retail             2,700,791            0.42            94.21
  36           Reading            PA         19610           Retail             2,638,359            0.41            94.62
  37           Detroit            MI         48201           Retail             2,629,087            0.41            95.03
  38        Collingswood          NJ         08108           Office             2,552,857            0.40            95.43
  39           Dewitt             NY         13206         Industrial           2,509,748            0.39            95.83
  40       East Greenbush         NY         12061        Multi-family          2,477,991            0.39            96.22
  41           Houston            TX         77055        Multi-family          2,351,514            0.37            96.59
  42      Colorado Springs        CO         80911        Multi-family          2,270,170            0.36            96.94
  43       Corpus Christi         TX         78401           Office             2,089,684            0.33            97.27
  44          Richmond            MI         48062        Multi-family          1,920,845            0.30            97.57
  45         Woodbridge           VA         22191         Industrial           1,872,216            0.29            97.86
  46           Norfolk            VA         23513        Multi-family          1,767,859            0.28            98.14
  47           Hampton            VA         23664        Multi-family          1,756,450            0.28            98.42
  48         Portsmouth           VA         23703        Multi-family          1,748,695            0.27            98.69
  49        Forrest City          AR         72335        Multi-family          1,555,215            0.24            98.94
  50         Chesapeake           VA         23323        Multi-family          1,502,482            0.24            99.17
  51           Houston            TX         77049        Multi-family          1,353,855            0.21            99.38
  52         Chesapeake           VA         23323        Multi-family          1,123,116            0.18            99.56
  53         New Prague           MN         56071        Multi-family            951,423            0.15            99.71
  54         Hutchinson           MN         55350        Multi-family            903,482            0.14            99.85
  55           Cloquet            MN         55720        Multi-family            591,705            0.09            99.94
  56         Howard Lake          MN         55349        Multi-family            362,190            0.06           100.00


                            INTEREST                                                                          REMAINING
CONTROL        MORTGAGE     ACCRUAL      AMORTIZATION   ORIGINATION      MONTHS           TERM TO              TERM TO
  NO.          RATE (%)      METHOD          TYPE           DATE       OUTSTANDING    MATURITY (MOS.)      MATURITY (MOS.)
-----------------------------------------------------------------------------------------------------------------------------
   1            9.500%     Actual/360        ARD          3/31/98          50              162                    112
   2            7.540      Actual/360        ARD          1/15/98          52              204                    152
   3            7.480      Actual/360        ARD          7/30/98          46              139                     93
  3A
  3B
  3C
  3D
  3E
  3F
  3G
  3H
   4            7.685      Actual/360        ARD           4/6/98          50              155                    105
   5            7.842      Actual/360        ARD          3/20/98          50              156                    106
  5A
  5B
   6            7.990      Actual/360        ARD          9/17/98          44              160                    116
   7            8.630      Actual/360        ARD          12/30/97         53              162                    109
   8            7.447(1)   Actual/360                                      49 (1)          155 (1)                106 (1)
  8A            7.480      Actual/360        ARD          3/16/98          50              156                    106
  8B            6.708      Actual/360      Balloon         3/7/01          15              121                    106
   9            7.360      Actual/360        ARD          1/30/98          52              158                    106
  10            7.690      Actual/360        ARD          12/31/98         41              129                     88
  11            7.440      Actual/360        ARD          3/16/98          50              156                    106
  12            7.800      Actual/360        ARD          1/15/98          53              145                     92
  13            7.810      Actual/360        ARD           3/9/98          51              199                    148
  13A
  13B
  13C
  14            8.100      Actual/360        ARD          8/31/98          45              155                    110
  15            8.500      Actual/360        ARD          3/31/98          50              123                     73
  16            7.822      Actual/360      Balloon         6/1/01          12              120                    108
  16A
  16B
  16C
  17            8.660      Actual/360        ARD           7/1/98          47              123                     76
  18            8.000      Actual/360        ARD          6/15/98          47              180                    133
  19            6.780      Actual/360        ARD          10/30/98         42              182                    140
  20            7.438      Actual/360      Balloon        12/29/00         17              120                    103
  21            7.590      Actual/360        ARD          11/10/98         38              177                    139
  22            6.760      Actual/360        ARD          9/24/98          44              123                     79
  23            7.510      Actual/360        ARD           3/2/98          51              147                     96
  24            7.200      Actual/360        ARD          3/24/98          50              147                     97
  25            7.467(2)   Actual/360        ARD                           41 (2)          136 (2)                 95 (2)
  25A           7.230      Actual/360        ARD          10/1/98          44              139                     95
  25B           8.630      Actual/360        ARD          5/23/00          24              119                     95
  26            7.160      Actual/360        ARD           7/2/98          47              148                    101
  27            6.780      Actual/360        ARD          10/30/98         42              182                    140
  28            7.050      Actual/360        ARD          3/20/98          50              135                     85
  29            8.500      Actual/360        ARD          7/15/98          46              123                     77
  30            7.110      Actual/360        ARD          8/13/98          45              123                     78
  31            8.310      Actual/360        ARD          10/16/97         55              123                     68
  32            7.562      Actual/360        ARD          3/26/98          50              111                     61
  33            7.571      Actual/360        ARD          3/26/98          50              111                     61
  34            7.480      Actual/360        ARD           3/2/98          51              147                     96
  35            7.600      Actual/360        ARD          1/30/98          52              147                     95
  36            7.590      Actual/360        ARD          5/29/98          48              183                    135
  37            7.270      Actual/360        ARD          6/19/98          47              123                     76
  38            7.830      Actual/360        ARD          9/17/98          44              135                     91
  39            7.400      Actual/360        ARD          8/13/98          45              123                     78
  40            8.850      Actual/360        ARD          4/11/97          62              120                     58
  41            7.140      Actual/360        ARD          4/17/98          49              129                     80
  42            8.270      Actual/360        ARD          12/8/97          54              207                    153
  43            8.500      Actual/360        ARD          5/18/98          48              120                     72
  44            7.330      Actual/360        ARD           4/1/98          50              120                     70
  45            8.500      Actual/360        ARD          6/25/98          47              123                     76
  46            7.510      Actual/360        ARD           3/2/98          51              147                     96
  47            7.510      Actual/360        ARD           3/2/98          51              147                     96
  48            7.510      Actual/360        ARD           3/2/98          51              147                     96
  49            7.550      Actual/360        ARD          6/24/98          47              141                     94
  50            7.510      Actual/360        ARD           3/2/98          51              147                     96
  51            7.500      Actual/360        ARD          10/6/98          44              123                     79
  52            7.510      Actual/360        ARD           3/2/98          51              147                     96
  53           10.360        30/360          ARD          12/20/95         77              180                    103
  54           10.631        30/360          ARD          11/7/94          52              142                     90
  55           10.360        30/360          ARD          12/20/95         54              157                    103
  56           10.360        30/360          ARD          12/20/95         77              180                    103

                               REMAINING       MATURITY OR                                         ANNUAL              U/W NET
   CONTROL   AMORTIZATION     AMORTIZATION     ANTICIPATED      MATURITY/ARD     PREPAYMENT         DEBT              OPERATING
     NO.     TERM (MOS.)      TERM (MOS.)    REPAYMENT DATE      BALANCE ($)   PROVISIONS (5)      SERVICE              INCOME
---------------------------------------------------------------------------------------------------------------------------------
      1           290              289           10/11/11     $76,109,538       L(161),O(1)       $9,386,876         $19,240,887
      2           360              328            2/11/15      49,842,197       L(203),O(1)        5,410,317           8,762,222
      3           340              313            3/11/10      35,962,325       L(138),O(1)        3,545,594           5,421,238
     3A
     3B
     3C
     3D
     3E
     3F
     3G
     3H
      4           360              359            3/11/11      33,695,282       L(154),O(1)        3,178,228           4,812,958
      5           353              346            4/11/11      30,192,929       L(155),O(1)        2,945,616           4,933,570
     5A
     5B
      6           299              284            2/11/12      22,840,480       L(159),O(1)        2,649,779           4,987,825
      7           324              313            7/11/11      21,421,718       L(161),O(1)        2,353,899           3,115,896
      8           350 (1)          334 (1)        4/11/11      20,465,784                          2,102,466           2,597,409
     8A           360              344            4/11/11      20,465,784       L(152),O(4)        1,948,982
     8B           120              105            4/11/11               0       L(117),O(4)          153,485
      9           360              344            4/11/11      20,928,725       L(154),O(4)        1,975,755           2,579,176
     10           360              328           10/11/09      19,426,229       L(122),O(7)        1,870,137           2,506,309
     11           360              344            4/11/11      18,297,329       L(152),O(4)        1,737,426           2,174,582
     12           360              331            2/11/10      17,832,891       L(144),O(1)        1,733,138           3,066,557
     13           336              304           10/11/14      11,215,158       L(198),O(1)        1,320,854           2,181,143
     13A
     13B
     13C
     14           360              350            8/11/11      12,220,767       L(154),O(1)        1,211,901           1,994,243
     15           360              310            7/11/08      12,529,045       L(116),O(7)        1,282,497           1,763,885
     16           300              288            6/11/11      10,967,127       L(113),O(7)        1,219,899           2,115,622
     16A
     16B
     16C
     17           360              313           10/11/08      10,680,303       L(116),O(7)        1,104,878           1,774,926
     18           360              313            7/11/13       9,244,946       L(179),O(1)        1,017,691           1,300,549
     19           360              318            2/11/14       7,965,398       L(179),O(3)          825,603           1,297,142
     20           324              307            1/11/11       8,683,949       L(119),O(1)          885,739           1,156,067
     21           338              300            1/11/14       7,870,311       L(174),O(3)          900,766           1,281,149
     22           300              256            1/11/09       7,554,629       L(116),O(7)          796,658           1,059,660
     23           300              273            6/11/10       7,090,678       L(140),O(7)          780,884           1,360,832
     24           346              310            7/11/10       4,728,985       L(140),O(7)          463,212             614,344
     25           357 (2)          316 (2)        5/11/10       4,720,486                            462,820             754,467
     25A          360              316            5/11/10       3,902,086       L(136),O(3)          375,813
     25B          340              316            5/11/10         818,399       L(116),O(3)           87,007
     26           336              313           11/11/10       3,938,347       L(141),O(7)          386,382             771,235
     27           360              318            2/11/14       3,389,908       L(179),O(3)          351,360             569,681
     28           348              310            7/11/09       3,812,483       L(128),O(7)          360,695             515,155
     29           360              314           11/11/08       3,855,211       L(116),O(7)          394,567             573,745
     30           300              255           12/11/08       3,421,377       L(116),O(7)          368,317             542,379
     31           360              305            2/11/08       3,753,802       L(116),O(7)          379,407             461,441
     32           300              268            7/11/07       3,475,141       L(104),O(7)          356,648             723,831
     33           300              268            7/11/07       3,421,542       L(104),O(7)          351,365             708,207
     34           300              273            6/11/10       2,956,669       L(140),O(7)          325,056             471,912
     35           360              308            5/11/10       2,374,753       L(140),O(7)          238,258             374,212
     36           300              252            9/11/13       1,800,133       L(176),O(7)          250,271             345,397
     37           341              312           10/11/08       2,381,536       L(116),O(7)          224,764             411,062
     38           338              331            1/11/10       2,312,720       L(131),O(4)          226,060             475,421
     39           360              315           12/11/08       2,279,993       L(116),O(7)          216,022             396,836
     40           360              298            4/11/07       2,343,415       L(116),O(4)          244,824             309,404
     41           360              311            2/11/09       2,113,201       L(122),O(7)          198,371             291,135
     42           297              270            3/11/15       1,557,273       L(200),O(7)          221,901             411,370
     43           360              312            6/11/08       1,946,969       L(119),O(1)          198,501             239,814
     44           360              310            4/11/08       1,759,714       L(113),O(7)          165,027             256,623
     45           360              313           10/11/08       1,736,522       L(116),O(7)          177,688             367,779
     46           300              273            6/11/10       1,469,854       L(140),O(7)          161,872             247,176
     47           300              273            6/11/10       1,460,367       L(140),O(7)          160,828             243,803
     48           300              273            6/11/10       1,453,919       L(140),O(7)          160,118             345,026
     49           342              313            4/11/10       1,372,659       L(134),O(7)          136,218             248,701
     50           300              273            6/11/10       1,249,210       L(140),O(7)          137,573             229,881
     51           360              316            1/11/09       1,231,315       L(116),O(7)          117,468             287,974
     52           300              273            6/11/10         933,793       L(140),O(7)          102,837             209,699
     53           360              283            1/11/11         821,434       L(179),O(1)          108,024             204,858
     54           322              270           12/11/09         791,741       L(141),O(1)          105,852             148,586
     55           337              283            1/11/11         510,602       L(156),O(1)           67,201             107,424
     56           360              283            1/11/11         312,705       L(179),O(1)           41,123              70,012

            U/W NET          DSCR @                                                        CUT-OFF              SCHEDULED
CONTROL       CASH         NET CASH                     APPRAISED        APPRAISAL           DATE               MATURITY/
  NO.         FLOW           FLOW        LOCKBOX        VALUE ($)           DATE            LTV (%)            ARD LTV (%)
----------------------------------------------------------------------------------------------------------------------------------
   1      $15,178,687        1.62x        Hard        $215,000,000         1/25/01           41.3% (6)             35.4%
   2        8,019,581        1.48         Hard          93,000,000         3/20/01           67.5                  53.6
   3        4,974,238        1.40         Soft          50,650,000         Various           80.4                  71.0
  3A                                                    17,000,000         6/1/00
  3B                                                     6,500,000         5/31/00
  3C                                                     6,500,000         5/31/00
  3D                                                     6,700,000         6/2/00
  3E                                                     5,500,000         5/31/00
  3F                                                     3,600,000         6/1/00
  3G                                                     2,650,000         6/1/00
  3H                                                     2,200,000         6/2/00
   4        4,541,502        1.43         Hard          55,825,000        12/22/00           66.6                  60.4
   5        4,284,079        1.45         Hard          62,000,000         7/31/01           54.2                  48.7
  5A                                                    41,000,000         7/31/01
  5B                                                    21,000,000         7/31/01
   6        4,456,545        1.68         Hard          52,000,000         9/7/01            54.2                  43.9
   7        2,676,590        1.14         Hard          35,100,000         1/9/01            69.5                  61.0
   8        2,507,638        1.19         Hard          32,500,000         3/1/00            73.9                  63.0
  8A                         1.19         Hard                                               73.9                  63.0
  8B                         1.19         Hard                                               73.9                  63.0
   9        2,497,633        1.26         Hard          29,000,000         1/21/01           81.4                  72.2
  10        2,387,537        1.28         Hard          28,200,000         2/6/01            75.9                  68.9
  11        2,068,052        1.19         Hard          24,000,000         1/24/01           85.8                  76.2
  12        2,707,076        1.56         Hard          41,300,000         1/30/01           47.6                  43.2
  13        1,899,803        1.44         Hard          21,400,000         3/1/01            68.3                  52.4
  13A                                                    9,100,000         3/1/01
  13B                                                    7,200,000         3/1/01
  13C                                                    5,100,000         3/1/01
  14        1,648,281        1.36         Hard          24,600,000         8/23/01           55.1                  49.7
  15        1,466,687        1.14         Hard          18,600,000         1/23/01           72.5 (7)              67.4
  16        1,451,427        1.19         Hard          25,300,000         Various           52.2                  43.3
  16A                                                   10,800,000         3/6/01
  16B                                                    9,000,000         3/7/01
  16C                                                    5,500,000         3/12/01
  17        1,692,310        1.53          No           17,900,000         1/26/01           64.2                  59.7
  18        1,235,299        1.21         Soft          15,600,000         2/8/01            71.8 (8)              59.3
  19        1,225,188        1.48          No           13,615,000         1/25/01           74.8                  58.5
  20        1,088,199        1.23         Hard          13,700,000        11/30/00           74.0                  63.4
  21        1,188,165        1.32         Hard          13,300,000         2/8/01            76.1                  59.2
  22          981,453        1.23         Hard          11,400,000         1/31/01           79.2                  66.3
  23        1,235,696        1.58          No           17,600,000         2/9/01            48.5                  40.3
  24          576,145        1.24          No            7,500,000         2/1/01            72.6                  63.1
  25          686,771        1.48          No            7,500,000         2/17/00           71.3                  62.9
  25A                        1.48          No                                                71.3                  62.9
  25B                        1.48          No                                                71.3                  62.9
  26          720,662        1.87         Soft           8,500,000         2/8/01            53.7                  46.3
  27          500,713        1.43          No            5,450,000   1/25/01 & 3/20/2001     79.5                  62.2
  28          492,655        1.37         Soft           7,400,000         2/13/01           58.1                  51.5
  29          483,779        1.23          No            6,900,000         2/5/01            60.3 (9)              55.9
  30          535,229        1.45          No            6,050,000         2/5/01            66.9                  56.6
  31          397,836        1.05         Hard           6,700,000         1/25/01           60.2                  56.0
  32          673,527        1.89          No            7,000,000         1/23/01           55.0                  49.6
  33          646,156        1.84          No            6,200,000         1/23/01           61.2                  55.2
  34          433,015        1.33          No            5,500,000         2/9/01            64.7                  53.8
  35          339,852        1.43          No            3,800,000         1/30/01           71.1                  62.5
  36          321,424        1.28          No            3,800,000         1/18/01           69.4                  47.4
  37          379,233        1.69          No            4,300,000         2/20/01           61.1                  55.4
  38          387,299        1.71         Hard           4,700,000         8/24/01           54.3                  49.2
  39          321,870        1.49         Hard           3,600,000         1/30/01           69.7                  63.3
  40          282,456        1.15         Soft           3,500,000         2/8/01            70.8                  67.0
  41          245,342        1.24          No            3,700,000         2/5/01            63.6                  57.1
  42          380,120        1.71          No            4,500,000         1/31/00           50.4                  34.6
  43          207,710        1.05         Hard           2,400,000         2/12/01           87.1 (10)             81.1
  44          229,815        1.39          No            2,500,000         2/22/01           76.8                  70.4
  45          334,573        1.88          No            3,700,000         2/1/01            50.6 (11)             46.9
  46          222,176        1.37          No            3,000,000         2/9/01            58.9                  49.0
  47          218,379        1.36          No            3,100,000         2/9/01            56.7                  47.1
  48          303,935        1.90          No            4,600,000         2/9/01            38.0                  31.6
  49          225,201        1.65          No            2,200,000        10/27/99           70.7                  62.4
  50          203,222        1.48          No            2,900,000         2/9/01            51.8                  43.1
  51          265,798        2.26          No            2,710,000         1/29/01           50.0                  45.4
  52          189,699        1.84          No            2,400,000         2/9/01            46.8                  38.9
  53          192,858        1.79         Soft           1,820,000         1/29/01           52.3                  45.1
  54          136,298        1.29         Soft           1,450,000         1/30/01           62.3                  54.6
  55           98,424        1.46         Soft           1,050,000         1/31/01           56.4                  48.6
  56           63,796        1.55         Soft             710,000         1/30/01           51.0                  44.0

            UW HOSPITALITY                                     SQ. FT./                         LOAN
CONTROL        AVERAGE           YEAR              YEAR         UNITS                            PER          OCCUPANCY
  NO.         DAILY RATE        BUILT           RENOVATED      OR ROOM      UNIT                UNIT         PERCENTAGE
------------------------------------------------------------------------------------------------------------------------------
   1         $174.04 (12)        1954              2000             1,206   rooms              $73,547             63.2% (12)
   2                             1995                             935,253   sf (14)                 67             88.9 (15)
   3                           Various             1998             1,788   units               22,783             94.1
  3A                             1967              1998               690   units                                  96.8
  3B                             1970              1998               188   units                                  93.1
  3C                             1975              1998               188   units                                  87.9
  3D                             1971              1998               206   units                                  87.9
  3E                             1968              1998               184   units                                  93.8
  3F                             1972              1998               128   units                                  95.7
  3G                             1974              1998               104   units                                  98.1
  3H                             1965              1998               100   units                                  97.0
   4                             1982              1998           317,671   sf                     117             95.6 (16)
   5                           Various             1998           354,780   sf                      95             91.7
  5A                             1973              1998           215,066   sf                                     86.3
  5B                             1982              1998           139,714   sf                                    100.0
   6          163.91 (13)        1987              1998               278   rooms              101,344             62.8
   7          133.40             1925              1998           496,462   sf (3)                  49               NA (17)
   8                             1995              1998           141,599   sf                     170            100.0
  8A                                                                                                              100.0
  8B                                                                                                              100.0
   9                             1997                             100,239   sf                     235            100.0
  10                             1998                             271,997   sf                      79             98.4
  11                             1998                              75,165   sf                     274            100.0
  12                             1988                             167,597   sf                     117            100.0
  13                           Various             1996           280,710   sf                      52             87.4
  13A                            1911              1996           121,563   sf                                     95.9
  13B                            1893              1996            85,541   sf                                     71.3
  13C                            1910              1996            73,606   sf                                     92.2
  14                             1962              1999           298,312   sf (4)                  45             97.3
  15                             1928              1996           178,726   sf                      75             98.1
  16                           Various           Various        1,737,212   sf                       8             82.3
  16A                            1916              1990           617,638   sf                                     81.0
  16B                            1950              1997           808,850   sf                                     65.0
  16C                            1865              1979           310,724   sf                                     86.0
  17                             1997                             141,399   sf                      81             96.6
  18                             1997                                 261   units               42,890             98.0
  19                             1983                              88,069   sf                     116             89.0
  20                             1991                              60,405   sf                     168             95.6
  21                             1987              1998           128,644   sf                      79             94.5
  22                             1998                             100,277   sf                      90            100.0
  23                             1974              2000               400   units               21,321             93.3
  24                             1974              1997               152   units               35,831             90.8
  25                             1987              1994               167   units               32,004             97.6
  25A                                                                                                              97.6
  25B                                                                                                              97.6
  26                             1976              1997               194   units               23,546             89.7
  27                             1982                              47,706   sf                      91            100.0
  28                             1988              1997                90   units               47,781             97.8
  29                             1965              1998            62,817   sf                      66             88.0
  30                             1998                                  26   units              155,765            100.0
  31                             1980                             156,997   sf                      26             99.3
  32                             1970              1999               192   units               20,070             97.9
  33                             1970              1999               232   units               16,351             94.8
  34                             1975                                 150   units               23,726             93.1
  35                             1996                              29,569   sf                      91            100.0
  36                             1997                              21,832   sf                     121            100.0
  37                             1997                              39,540   sf                      66            100.0
  38                             1975                              83,220   sf                      31             92.4
  39                             1956              1997           257,680   sf                      10            100.0
  40                             1976              2001               102   units               24,294             90.2
  41                             1970              1998               181   units               12,992             93.4
  42                             1972              1997               125   units               18,161             96.8
  43                             1986                              50,651   sf                      41             97.4
  44                             1973              1997               104   units               18,470             93.3
  45                             1988                              83,383   sf                      22            100.0
  46                             1975           1998-2000             100   units               17,679             94.0
  47                             1975           1998-2000              96   units               18,296             99.0
  48                             1972           1998-2000             150   units               11,658             95.6
  49                             1971              1999                94   units               16,545             93.6
  50                             1972           1998-2000             104   units               14,447             89.4
  51                             1983              1998                84   units               16,117             94.0
  52                             1972           1998-2000              80   units               14,039             93.8
  53                             1994                                  48   units               19,821             96.1
  54                             1994                                  48   units               18,823             97.9
  55                             1994                                  36   units               16,436            100.0
  56                             1994                                  24   units               15,091             90.5

                    RENT                                            LARGEST                      LARGEST             LARGEST
   CONTROL          ROLL          OWNERSHIP                          TENANT                    TENANT AREA         TENANT LEASE
     NO.            DATE          INTEREST                            NAME                   LEASED (SQ.FT.)        EXP. DATE
-----------------------------------------------------------------------------------------------------------------------------------
      1            1/31/02           Fee
      2            1/31/02           Fee               Sam's Club                                154,154             5/31/19
      3            1/1/02            Fee
     3A            1/1/02            Fee
     3B            1/1/02            Fee
     3C            1/1/02            Fee
     3D            1/1/02            Fee
     3E            1/1/02            Fee
     3F            1/1/02            Fee
     3G            1/1/02            Fee
     3H            1/1/02            Fee
      4            1/16/02           Fee               Albertsons                                 64,860             4/30/13
      5            3/1/02            Fee
     5A            3/1/02            Fee               American Financial                         24,120            11/30/03
     5B            3/1/02            Fee               Devon                                      50,600            12/31/09
      6           12/31/01           Fee
      7           12/31/01           Fee               Medical Broadcasting                        20000             3/31/06
      8            2/5/02            Fee               Edwards                                    61,954             9/29/18
     8A            2/5/02            Fee
     8B            2/5/02            Fee
      9            2/13/02           Fee               Stop & Shop                                52,336            12/31/22
     10            1/11/02           Fee               Kohls                                      80,684              2/1/19
     11            8/13/01           Fee               Circuit City                               33,458             1/31/19
     12            2/28/02           Fee               Toshiba                                    87,043             3/31/04
     13            6/30/01     Fee & Leasehold
     13A           6/30/01        Leasehold            Careorgan Inc.                             26,442            10/31/05
     13B           6/30/01           Fee               Cenquest Inc                               17,974            10/31/04
     13C           6/30/01           Fee               Photo Craft Inc                            16,743            10/31/03
     14            8/1/01            Fee               AIG                                        69,298             5/31/09
     15            6/1/01            Fee               Wefa Print Shop                            45,547            12/31/05
     16            Various           Fee
     16A           10/1/01           Fee               Hollingsworth Logistics                   432,977             9/30/04
     16B           9/30/01           Fee               Reliance Trading Corp                     184,822            12/31/02
     16C           9/30/01           Fee               David Standard Corporation                 82,629              8/1/03
     17            8/1/01            Fee               Shop Rite                                  67,820             6/30/23
     18            6/25/01           Fee
     19            7/1/01            Fee               Carrs / Huffman Foods                      66,317            10/31/10
     20            8/31/01           Fee               First Union                                23,894            12/31/20
     21            7/31/01           Fee               Food Lion                                  36,804             3/31/19
     22            10/1/01        Fee (18)             Loews West Long Branch Cinemas            100,277            12/31/19
     23            7/25/01           Fee
     24            7/25/01           Fee
     25            7/1/01            Fee
     25A           7/1/01            Fee
     25B           7/1/01            Fee
     26            6/25/01           Fee
     27            2/25/01           Fee               Carr Gottstein                             47,706            12/31/10
     28            6/30/01           Fee
     29            6/1/01            Fee               Mealey Publications                        13,937            12/31/04
     30            8/1/01            Fee
     31            1/1/01            Fee               Kmart                                      82,922             8/31/04
     32            6/29/01           Fee
     33            6/29/01           Fee
     34            6/25/01           Fee
     35            7/1/01            Fee               Blockbuster Video                           6,400            12/31/03
     36            6/1/01            Fee               Pier One Imports                            9,057             1/31/08
     37            6/3/02            Fee               University Food                            26,210             12/5/17
     38            8/23/01           Fee               Maneely                                    24,494             3/31/04
     39            5/31/01           Fee               Climax Manufacturing Company              257,680              7/1/10
     40            6/1/01            Fee
     41            6/25/01           Fee
     42            6/30/01           Fee
     43            7/1/01            Fee               Gary Thomason Hall & Marks                 21,662             5/31/05
     44            6/30/01           Fee
     45           12/31/00           Fee               FBI                                        83,333             9/30/03
     46            6/22/01           Fee
     47            7/25/01           Fee
     48            7/25/01           Fee
     49            7/1/01            Fee
     50            7/25/01           Fee
     51           12/25/00           Fee
     52            7/25/01           Fee
     53            6/22/01           Fee
     54            6/22/01           Fee
     55            6/22/01           Fee
     56            6/22/01           Fee

                        2ND LARGEST                2ND LARGEST          2ND LARGEST
   CONTROL                TENANT                   TENANT AREA         TENANT LEASE
     NO.                   NAME                  LEASED (SQ.FT.)         EXP. DATE
----------------------------------------------------------------------------------------
      1
      2       Burlington Coat Factory                  86,316             8/31/05
      3
     3A
     3B
     3C
     3D
     3E
     3F
     3G
     3H
      4       Winn-Dixie (19)                          48,570            12/31/07
      5
     5A       XRT                                      22,091             1/31/05
     5B       V-Span                                   34,207             8/31/05
      6
      7       Houlihans                                  8641            12/31/18
      8       Staples                                  26,702             8/29/13
     8A
     8B
      9       Party City                               10,320             1/31/09
     10       Sports Authority                         42,972             8/31/13
     11       Staples                                  24,000             2/28/13
     12       AGY Therapeutics                         38,270             9/30/11
     13
     13A      Michelle's Piano & Organ                 11,868            12/31/06
     13B      Wieden & Kennedy                          8,300             3/31/02
     13C      Azumano Travel Service                   15,620             9/30/02
     14       Ames                                     65,872             2/28/21
     15       Scott Healtcare                          37,828             1/31/06
     16
     16A      National Logistics LLC                   40,500            11/30/03
     16B      Sports Craft                            153,074             3/31/02
     16C      Anteon Corporation                       26,415            10/31/06
     17       Hollywood Video                           7,138             5/31/07
     18
     19       Ronald's Hair Design                      2,088             3/31/04
     20       MA Mutual Life Insurance                 12,543             3/31/06
     21       The Book Exchange                         7,200             5/31/07
     22
     23
     24
     25
     25A
     25B
     26
     27
     28
     29       Data Matrix                               9,484            12/31/02
     30
     31       Publix                                   36,464             9/30/04
     32
     33
     34
     35       Mykonos                                   3,339             1/31/05
     36       Talbots                                   4,600             1/31/09
     37       Blockbuster Video                         5,384            10/30/02
     38       Our Lady                                 12,055            11/30/02
     39
     40
     41
     42
     43       Goldston Engineering                     10,267             2/14/05
     44
     45
     46
     47
     48
     49
     50
     51
     52
     53
     54
     55
     56

                        3RD LARGEST              3RD LARGEST    3RD LARGEST
   CONTROL                 TENANT                TENANT AREA    TENANT LEASE     CONTROL
     NO.                    NAME               LEASED (SQ.FT.)   EXP. DATE         NO.
---------------------------------------------------------------------------------------------
      1                                                                             1
      2       Oshman's                              76,024        1/31/11           2
      3                                                                             3
     3A                                                                             3A
     3B                                                                             3B
     3C                                                                             3C
     3D                                                                             3D
     3E                                                                             3E
     3F                                                                             3F
     3G                                                                             3G
     3H                                                                             3H
      4       Stein Mart                            37,080        9/30/13           4
      5                                                                             5
     5A       EGE Holdings                          13,291        2/28/07           5A
     5B       Magellan                              29,128       11/30/03           5B
      6                                                                             6
      7       Rittenhouse Restaurant                  5722       12/31/18           7
      8       Old Navy                              20,833         6/1/03           8
     8A                                                                             8A
     8B                                                                             8B
      9       Mandee                                 9,052        1/31/04           9
     10       Petsmart                              26,040        1/31/14           10
     11       Vitamin Shoppe                         5,000        5/31/08           11
     12       Advanced Medicine                     30,330        3/31/05           12
     13                                                                             13
     13A      Western Wood Products                 10,651        1/31/03          13A
     13B      Leather Furniture Company              7,506        2/28/06          13B
     13C      MDM Inet                               5,194        9/30/03          13C
     14       Nationwide Credit                     54,957        9/30/09           14
     15       Neptune Systems                       18,478        7/31/06           15
     16                                                                             16
     16A      Metal Fab Enterprises                 10,038        5/31/04          16A
     16B      Combined Warehouse                    37,821       12/31/01          16B
     16C      Cottrell Brewing Company               8,300        9/30/04          16C
     17       Byram Beverages                        6,994        6/30/23           17
     18                                                                             18
     19       Alaska Cleaners                        1,700        9/30/02           19
     20       NewSouth Communications Corp           7,103       11/30/09           20
     21       Kabuto                                 6,800       11/30/04           21
     22                                                                             22
     23                                                                             23
     24                                                                             24
     25                                                                             25
     25A                                                                           25A
     25B                                                                           25B
     26                                                                             26
     27                                                                             27
     28                                                                             28
     29       Dam Management Corp                    5,525        1/31/06           29
     30                                                                             30
     31       Beall's                               12,000        4/30/07           31
     32                                                                             32
     33                                                                             33
     34                                                                             34
     35       Dragon Express Chinese                 3,200        3/31/05           35
     36       Blinds to Go                           3,750        1/31/08           36
     37       C&L Beauty Supply                      2,232        1/31/03           37
     38       Managed Care                           8,293        9/30/02           38
     39                                                                             39
     40                                                                             40
     41                                                                             41
     42                                                                             42
     43       Equipment Services                     7,136       11/30/04           43
     44                                                                             44
     45                                                                             45
     46                                                                             46
     47                                                                             47
     48                                                                             48
     49                                                                             49
     50                                                                             50
     51                                                                             51
     52                                                                             52
     53                                                                             53
     54                                                                             54
     55                                                                             55
     56                                                                             56

ANNEX A FOOTNOTES

(1) The Flatbush Center Loan is comprised of two pari passu notes which are cross-defaulted and cross-collateralized. Represents weighted average rates and weighted average months of the two notes.

(2) The Surrey Park Apartments is a loan that had two fundings under a single note. Represents weighted average rates and weighted average months of the two fundings.

(3) The Rittenhouse Regency comprises multifamily, hospitality, office, retail and parking uses. There are 192 apartments, 193 hotel rooms, 29,695 square feet office, 17,732 square feet retail and 560 parking spaces.

(4) The Vestal Park Property comprises of retail and office space. Retail area totals 158,951 square feet and office area totals 139,361 square feet.

(5) The description of each prepayment provision counts the number of payments that occur commencing on the first payment date under the terms of the loan.

(6) The loan is a Premium Loan and has a cut-off date proceeds-to-value ratio equal to 46.7% and a Base Interest Rate equal to 7.430% per annum.

(7) The loan is a Premium Loan and has a cut-off date proceeds-to-value ratio equal to 76.0% and a Base Interest Rate equal to 7.450% per annum.

(8) The loan is a Premium Loan and has a cut-off date proceeds-to-value ratio equal to 76.1% and a Base Interest Rate equal to 7.160% per annum.

(9) The loan is a Premium Loan and has a cut-off date proceeds-to-value ratio equal to 64.1% and a Base Interest Rate equal to 7.190% per annum.

(10) The loan is a Premium Loan and has a cut-off date proceeds-to-value ratio equal to 92.6% and a Base Interest Rate equal to 7.170% per annum.

(11) The loan is a Premium Loan and has a cut-off date proceeds-to-value ratio equal to 53.2% and a Base Interest Rate equal to 7.410% per annum.

(12) The hotel has an average daily rate of $172.91 and Occupancy Rate equal to 61.8%, in each case for the trailing twelve months as of March 31, 2002.

(13) The hotel has an average daily rate of $163.91 for the trailing twelve months as of March 31, 2002.

(14) Represents the gross leaseable area of the property, including anchor stores. Total anchor gross leaseable area is 508,426 square feet. Total in-line gross leaseable area is 303,059 square feet, which includes 12,268 square feet of food court and kiosk area.

(15) Represents the overall mall occupancy at the Seattle SuperMall Property including all anchor and in-line space.

(16) Represents the overall mall occupancy at the Orlando Marketplace Property including all anchor, in-line and other space.

(17) The Occupancy Rate equal to 99.0% for the multifamily space and 100% for retail and commercial space as of October 31, 2001. The hotel component has an Occupancy Rate of 63.7% for the trailing twelve months as of March 31, 2002.

(18) Collateral consists of only the land, and does not include the improvements.

(19) Winn-Dixie vacated the property in December 2001 and continues to pay rent under terms of its lease. LA Fitness has signed a letter of intent with the borrower for this space, with a lease term of fifteen years.

                 (This Page Has Been Left Blank Intentionally)

                                   ANNEX A-2
            CERTAIN MONETARY TERMS OF THE UNDERLYING MORTGAGE LOANS

                 (This Page Has Been Left Blank Intentionally)

                     CDC COMMERCIAL MORTGAGE TRUST 2002-FX1


   CONTROL                                                AMORTIZATION                                      MORTGAGE   AMORTIZATION
     NO.                        LOAN NAME                     TYPE                ARD        MATURITY       RATE (%)    TERM (MOS.)
------------------------------------------------------------------------------------------------------------------------------------
      1       Fontainebleau Hilton                            ARD              10/11/11      10/11/24        9.500%         290
      2       Seattle SuperMall                               ARD               2/11/15      10/11/29        7.540          360
      3       Feiga Partners II Portfolio                     ARD               3/11/10       7/11/28        7.480          340
      4       Orlando Marketplace                             ARD               3/11/11      11/11/25        7.685          360
      5       Parkview Tower                                  ARD               4/11/11       4/11/31        7.842          353
      6       Marriott Islandia                               ARD               2/11/12       2/11/26        7.990          299
      7       Rittenhouse Regency                             ARD               7/11/11       7/11/28        8.6300         324
     8A       Flatbush Center                                 ARD               4/11/11       4/11/30        7.480          360
     8B       Flatbush Center                           Fully Amortizing        4/11/11       4/11/11        6.708          120
      9       Grand Ave                                       ARD               4/11/11       4/11/30        7.360          360
     10       Franklin Square                                 ARD              10/11/09      10/11/29        7.690          360
     11       Richmond Avenue                                 ARD               4/11/11       4/11/30        7.440          360
     12       Edgewater Business Park                         ARD               2/11/10       2/11/30        7.800          360
     13       Portland Office Portfolio                       ARD              10/11/14       9/11/27        7.810          336
     14       Vestal Park                                     ARD               8/11/11       8/11/31        8.100          360
     15       Baldwin Towers                                  ARD               7/11/08       4/11/28        8.500          360
     16       IRG Portfolio                                 Balloon             6/11/11       6/11/11        7.822          300
     17       Byram Plaza Shopping Center                     ARD              10/11/08       7/11/28        8.660          360
     18       Signature Place Apartments                      ARD               7/11/13       5/11/27        8.000          360
     19       Huffman Shopping Center                         ARD               2/11/14      12/11/28        6.780          360
     20       177 Meeting Street                            Balloon             1/11/11       1/11/11        7.438          324
     21       Village Marketplace Shopping Center             ARD               1/11/14       6/11/27        7.590          338
     22       Loews Theatre - Cherry Hill                     ARD               1/11/09      10/11/23        6.760          300
     23       Harpers Square Apartments                       ARD               6/11/10       3/11/25        7.510          300
     24       Coral Club Apartments                           ARD               7/11/10       4/11/28        7.200          346
     25A      Surrey Park Apartments                          ARD               5/11/10      10/11/28        7.230          360
     25B      Surrey Park Apartments                          ARD               5/11/10      10/11/28        8.630          340
     26       Windsor Manor Apartments                        ARD              11/11/10       7/11/28        7.160          336
     27       Carr-Gottstein Foods Building                   ARD               2/11/14      12/11/28        6.780          360
     28       Chateau Creste                                  ARD               7/11/09       4/11/28        7.050          348
     29       215-217 West Church Rd.                         ARD              11/11/08       8/11/28        8.500          360
     30       Villas at San Gabriel Apartments                ARD              12/11/08       9/11/23        7.110          300
     31       Indian River Plaza                              ARD               2/11/08      11/11/27        8.310          360
     32       Garden Park Apartments                          ARD               7/11/07      10/11/24        7.562          300
     33       Forest Garden Apartments                        ARD               7/11/07      10/11/24        7.571          300
     34       John Knox Tower                                 ARD               6/11/10       3/11/25        7.480          300
     35       Fishers Crossing                                ARD               5/11/10       2/11/28        7.600          360
     36       Berkshire Pointe                                ARD               9/11/13       6/11/23        7.590          300
     37       University Food Center                          ARD              10/11/08       7/11/28        7.270          341
     38       Station House Office Building                   ARD               1/11/10       1/11/30        7.830          338
     39       Dewitt Warehouse                                ARD              12/11/08       9/11/28        7.400          360
     40       Tuscany Villas Apartments                       ARD               4/11/07       4/11/27        8.850          360
     41       English Oaks Apartments                         ARD               2/11/09       5/11/28        7.140          360
     42       Widefield Apartments                            ARD               3/11/15      12/11/24        8.270          297
     43       GTH&M  Corpus Christi                           ARD               6/11/08       6/11/28        8.500          360
     44       Richmond Club Apartments                        ARD               4/11/08       4/11/28        7.330          360
     45       Featherstone Industrial                         ARD              10/11/08       7/11/28        8.500          360
     46       Dundale Apartments                              ARD               6/11/10       3/11/25        7.510          300
     47       Fox Hill Apartments                             ARD               6/11/10       3/11/25        7.510          300
     48       Churchland Square Apartments                    ARD               6/11/10       3/11/25        7.510          300
     49       Bedford Manor                                   ARD               4/11/10      12/11/27        7.550          342
     50       Lake Village I Apartments                       ARD               6/11/10       3/11/25        7.510          300
     51       The Woods Apartments                            ARD               1/11/09      10/11/28        7.500          360
     52       Lake Village II Apartments                      ARD               6/11/10       3/11/25        7.510          300
     53       East Gate Apartments                            ARD               1/11/11       1/11/26        10.360         360
     54       Ridgedale Square Apartments                     ARD              12/11/09      12/11/24        10.631         322
     55       Whispering Apartments                           ARD               1/11/11       1/11/26        10.360         337
     56       Deer Run Apartments                             ARD               1/11/11       1/11/26        10.360         360

                                REMAINING        REMAINING        DSCR @       CUT-OFF        SCHEDULED
   CONTROL      SEASONING        TERM TO          LOCKOUT        NET CASH        DATE         MATURITY/
     NO.          (MOS.)     MATURITY (MOS.)    PERIOD (5)         FLOW         LTV (%)      ARD LTV (%)
------------------------------------------------------------------------------------------------------------
      1             50             112              111            1.62x         41.3%           35.4%
      2             52             152              151            1.48          67.5            53.6
      3             46              93              92             1.40          80.4            71.0
      4             50             105              104            1.43          66.6            60.4
      5             50             106              105            1.45          54.2            48.7
      6             44             116              115            1.68          54.2            43.9
      7             53             109              108            1.14          69.5            61.0
     8A             50             106              102            1.19          73.9            63.0
     8B             15             106              102            1.19          73.9            63.0
      9             52             106              102            1.26          81.4            72.2
     10             41              88              81             1.28          75.9            68.9
     11             50             106              102            1.19          85.8            76.2
     12             53              92              91             1.56          47.6            43.2
     13             51             148              147            1.44          68.3            52.4
     14             45             110              109            1.36          55.1            49.7
     15             50              73              66             1.14          72.5            67.4
     16             12             108              101            1.19          52.2            43.3
     17             47              76              69             1.53          64.2            59.7
     18             47             133              132            1.21          71.8            59.3
     19             42             140              137            1.48          74.8            58.5
     20             17             103              102            1.23          74.0            63.4
     21             38             139              136            1.32          76.1            59.2
     22             44              79              72             1.23          79.2            66.3
     23             51              96              89             1.58          48.5            40.3
     24             50              97              90             1.24          72.6            63.1
     25A            44              95              92             1.48          71.3            62.9
     25B            24              95              92             1.48          71.3            62.9
     26             47             101              94             1.87          53.7            46.3
     27             42             140              137            1.43          79.5            62.2
     28             50              85              78             1.37          58.1            51.5
     29             46              77              70             1.23          60.3            55.9
     30             45              78              71             1.45          66.9            56.6
     31             55              68              61             1.05          60.2            56.0
     32             50              61              54             1.89          55.0            49.6
     33             50              61              54             1.84          61.2            55.2
     34             51              96              89             1.33          64.7            53.8
     35             52              95              88             1.43          71.1            62.5
     36             48             135              128            1.28          69.4            47.4
     37             47              76              69             1.69          61.1            55.4
     38             44              91              87             1.71          54.3            49.2
     39             45              78              71             1.49          69.7            63.3
     40             62              58              54             1.15          70.8            67.0
     41             49              80              73             1.24          63.6            57.1
     42             54             153              146            1.71          50.4            34.6
     43             48              72              71             1.05          87.1            81.1
     44             50              70              63             1.39          76.8            70.4
     45             47              76              69             1.88          50.6            46.9
     46             51              96              89             1.37          58.9            49.0
     47             51              96              89             1.36          56.7            47.1
     48             51              96              89             1.90          38.0            31.6
     49             47              94              87             1.65          70.7            62.4
     50             51              96              89             1.48          51.8            43.1
     51             44              79              72             2.26          50.0            45.4
     52             51              96              89             1.84          46.8            38.9
     53             77             103              102            1.79          52.3            45.1
     54             52              90              89             1.29          62.3            54.6
     55             54             103              102            1.46          56.4            48.6
     56             77             103              102            1.55          51.0            44.0

                 (This Page Has Been Left Blank Intentionally)

                                   ANNEX A-3
                     CERTAIN INFORMATION REGARDING RESERVES

                 (This Page Has Been Left Blank Intentionally)

                     CDC COMMERCIAL MORTGAGE TRUST 2002-FX1

                                                                                                                   ANNUAL DEPOSIT
                                                                                                                 TO THE REPLACEMENT
  CONTROL                                                       PROPERTY                                               RESERVE
    NO.                       LOAN NAME                           TYPE                   SPECIFIC                    ACCOUNT ($)
------------------------------------------------------------------------------------------------------------------------------------
     1      Fontainebleau Hilton                                 Hotel                 Full Service             5% of Gross Revenues
     2      Seattle SuperMall                                    Retail               Regional Mall                   $139,732
     3      Feiga Partners II Portfolio                       Multi-family                                             491,770
     4      Orlando Marketplace                                  Retail                  Anchored                      69,974
     5      Parkview Tower                                       Office                                                53,217
     6      Marriott Islandia                                    Hotel                 Full Service             4% of Gross Revenues
     7      Rittenhouse Regency                                Mixed Use                                               176,297
     8      Flatbush Center                                      Retail                  Anchored                      20,570
     9      Grand Ave                                            Retail                  Anchored                      15,036
    10      Franklin Square                                      Retail                  Anchored                      44,378
    11      Richmond Avenue                                      Retail                  Anchored                      11,424
    12      Edgewater Business Park                              Office                                                25,140
    13      Portland Office Portfolio                            Office                                                42,864
    14      Vestal Park                                        Mixed Use                                               44,747
    15      Baldwin Towers                                       Office                                                38,721
    16      IRG Portfolio                                      Industrial                                              270,000
    17      Byram Plaza Shopping Center                          Retail                  Anchored                      16,559
    18      Signature Place Apartments                        Multi-family                                             65,250
    19      Huffman Shopping Center                              Retail                  Anchored                      14,226
    20      177 Meeting Street                                   Office                                                12,081
    21      Village Marketplace Shopping Center                  Retail                  Anchored                      20,274
    22      Loews Theatre - Cherry Hill                          Retail                  Anchored                         0
    23      Harpers Square Apartments                         Multi-family                                             128,264
    24      Coral Club Apartments                             Multi-family                                             40,922
    25      Surrey Park Apartments                            Multi-family                                             67,396
    26      Windsor Manor Apartments                          Multi-family                                             50,573
    27      Carr-Gottstein Foods Building                        Office                                                10,275
    28      Chateau Creste                                    Multi-family                                             24,299
    29      215-217 West Church Rd.                              Office                                                13,128
    30      Villas at San Gabriel Apartments                  Multi-family                                              4,472
    31      Indian River Plaza                                   Retail                  Anchored                      41,208
    32      Garden Park Apartments                            Multi-family                                             52,983
    33      Forest Garden Apartments                          Multi-family                                             64,021
    34      John Knox Tower                                   Multi-family                                             38,438
    35      Fishers Crossing                                     Retail                  Anchored                       4,781
    36      Berkshire Pointe                                     Retail                 Unanchored                      3,513
    37      University Food Center                               Retail                  Anchored                       6,547
    38      Station House Office Building                        Office                                                 9,154
    39      Dewitt Warehouse                                   Industrial                                              41,030
    40      Tuscany Villas Apartments                         Multi-family                                             25,616
    41      English Oaks Apartments                           Multi-family                                             48,729
    42      Widefield Apartments                              Multi-family                                             34,494
    43      GTH&M  Corpus Christi                                Office                                                11,186
    44      Richmond Club Apartments                          Multi-family                                             26,000
    45      Featherstone Industrial                            Industrial                                               8,338
    46      Dundale Apartments                                Multi-family                                             25,625
    47      Fox Hill Apartments                               Multi-family                                             24,600
    48      Churchland Square Apartments                      Multi-family                                             42,119
    49      Bedford Manor                                     Multi-family                                             24,096
    50      Lake Village I Apartments                         Multi-family                                             26,650
    51      The Woods Apartments                              Multi-family                                             23,874
    52      Lake Village II Apartments                        Multi-family                                             20,500
    53      East Gate Apartments                              Multi-family                                             12,000
    54      Ridgedale Square Apartments                       Multi-family                                             12,000
    55      Whispering Apartments                             Multi-family                                              9,000
    56      Deer Run Apartments                               Multi-family                                              6,000

                         CURRENT                ANNUAL            CURRENT
                      BALANCE OF THE        DEPOSIT TO THE     BALANCE OF THE
  CONTROL          REPLACEMENT RESERVE           TILC               TILC
    NO.                ACCOUNT ($)            ACCOUNT ($)       ACCOUNT ($)
-----------------------------------------------------------------------------------
     1                  $1,580,301                NAP               NAP
     2                   $363,774              $318,364           $138,279
     3                   123,182                  NAP               NAP
     4                    29,361                                  160,266      (1)
     5                    18,292                600,000           183,857
     6                   556,866                  NAP               NAP
     7                   132,223                49,800             37,350
     8                    38,417                47,772            201,663
     9                   101,277                36,000             36,730
    10                   114,064                75,000            193,672      (2)
    11                    13,956                36,696            105,138
    12                   106,627                   0                 0
    13                    22,944                   0                 0
    14                    33,679                240,000            20,148
    15                    30,023                261,996           295,077
    16                    95,852                45,833            772,194
    17                    67,083                15,000             60,767
    18                    25,065                  NAP               NAP
    19                    44,987                                               (3)
    20                    11,312                20,000             3,341       (4)
    21                    48,210                   0                 0
    22                    27,980                   0                 0
    23                   579,145                  NAP               NAP
    24                    3,585                   NAP               NAP
    25                    92,085                  NAP               NAP
    26                   202,854                  NAP               NAP
    27                    27,015                                               (5)
    28                    15,232                  NAP               NAP
    29                    1,136                 25,000             55,377
    30                    17,275                  NAP               NAP
    31                    89,917                                               (6)
    32                    25,451                  NAP               NAP
    33                   152,552                  NAP               NAP
    34                   177,695                  NAP               NAP
    35                    24,176                12,768             32,348
    36                    13,857                22,200             92,046
    37                    25,378                15,600             63,202
    38                    29,164                56,004            228,279
    39                   144,154                12,804             37,678      (7)
    40                    3,062                   NAP               NAP
    41                    25,091                  NAP               NAP
    42                    9,667                   NAP               NAP
    43                    6,778                 33,228             27,788
    44                    27,605                  NAP               NAP
    45                    2,794                    0                 0
    46                   112,644                  NAP               NAP
    47                   112,475                  NAP               NAP
    48                   118,493                  NAP               NAP
    49                    85,617                  NAP               NAP
    50                   120,421                  NAP               NAP
    51                    58,471                  NAP               NAP
    52                    93,136                  NAP               NAP
    53                    16,846                  NAP               NAP
    54                    8,280                   NAP               NAP
    55                    42,214                  NAP               NAP
    56                    2,979                   NAP               NAP

(1) The borrower deposited $150,000 into the rollover account at closing. If the balance in the account falls below $150,000, the borrower must replenish the account until the balance is again at least $150,000.

(2) The borrower deposits $6,250 per month up to and including October 11, 2003 and $3,125 on November 11, 2003 and on each payment thereafter.

(3) One month prior to the payment date which is one year prior to the expiration of the Carr's Space, the borrower will enter into a cash management agreement where all excess money will be swept into a rollover escrow fund until a balance of $550,000 is reached.

(4) The borrower deposits $1,666.66 per month up to and including January 11, 2003 and $5,833.33 on February 11, 2003 and on each payment thereafter.

(5) Commencing with the payment date which is one year prior to the expiration of the lease with Carr-Gottstein Foods, Inc., the borrower must deposit $55,000 per month until a balance of $660,000 is reached.

(6) If K-Mart's sales fall below $14,511,350 in any given year, the borrower must deposit monies into a rollover reserve account based on K-Mart's level of sales. In addition, six months prior to the expiration of either the Publix lease and/or the K-Mart lease the borrower must deposit $10,000 per month for six consecutive months.

(7) The borrower makes monthly deposits into the rollover reserve every year through June 30, 2007. The amount of the deposits vary depending on each year. The minimum amount is $1,067 monthly.

                 (This Page Has Been Left Blank Intentionally)

                                   ANNEX B-1
                               PRICE/YIELD TABLES

                 (This Page Has Been Left Blank Intentionally)

                                                                     ANNEX B-1-1

  WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT DATE, PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS A-1 CERTIFICATES


0% CPR DURING LOP OR DEFEASANCE PERIODS (INCLUDING EARLY DEFEASANCE LOANS) -
                           OTHERWISE AT INDICATED CPR
--------------------------------------------------------------------------------

 PRICE (32NDS)         0% CPR                25% CPR               50% CPR               75% CPR              100% CPR
--------------- --------------------- --------------------- --------------------- --------------------- --------------------
                    CBE     MODIFIED      CBE     MODIFIED      CBE     MODIFIED      CBE     MODIFIED      CBE     MODIFIED
                   YIELD    DURATION     YIELD    DURATION     YIELD    DURATION     YIELD    DURATION      IELD    DURATION
                    (%)      (YRS.)       (%)      (YRS.)       (%)      (YRS.)       (%)      (YRS.)      Y(%)      (YRS.)
                ---------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- ---------
     99.28          5.324      4.73       5.324      4.71       5.324      4.69       5.324      4.67       5.324      4.54
    100.00          5.297      4.73       5.297      4.71       5.297      4.70       5.297      4.67       5.297      4.54
    100.04          5.271      4.73       5.271      4.72       5.271      4.70       5.271      4.67       5.269      4.54
    100.08          5.245      4.73       5.245      4.72       5.244      4.70       5.244      4.67       5.242      4.55
    100.12          5.218      4.73       5.218      4.72       5.218      4.70       5.217      4.68       5.215      4.55
    100.16          5.192      4.74       5.192      4.72       5.191      4.70       5.191      4.68       5.187      4.55
    100.20          5.166      4.74       5.166      4.72       5.165      4.70       5.164      4.68       5.160      4.55
    100.24          5.140      4.74       5.139      4.72       5.139      4.71       5.138      4.68       5.133      4.55
    100.28          5.114      4.74       5.113      4.73       5.113      4.71       5.111      4.68       5.106      4.55
    101.00          5.088      4.74       5.087      4.73       5.086      4.71       5.085      4.69       5.079      4.56
    101.04          5.062      4.74       5.061      4.73       5.060      4.71       5.059      4.69       5.052      4.56


WEIGHTED
AVERAGE
LIFE (YRS.)        5.70          5.67          5.65          5.61          5.43

FIRST PRINCIPAL
PAYMENT DATE       15-Jul-2002   15-Jul-2002   15-Jul-2002   15-Jul-2002      15-Jul-2002

LAST PRINCIPAL
PAYMENT DATE       15-Mar-2010   15-Mar-2010   15-Feb-2010   15-Feb-2010      15-Jan-2010

                                                                     ANNEX B-1-2

  WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT DATE, PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS A-2 CERTIFICATES


0% CPR DURING LOP OR DEFEASANCE PERIODS (INCLUDING EARLY DEFEASANCE LOANS) -
                           OTHERWISE AT INDICATED CPR
--------------------------------------------------------------------------------

 PRICE (32NDS)         0% CPR                25% CPR               50% CPR               75% CPR              100% CPR
--------------- --------------------- --------------------- --------------------- --------------------- --------------------
                    CBE     MODIFIED      CBE     MODIFIED      CBE     MODIFIED      CBE     MODIFIED      CBE     MODIFIED
                   YIELD    DURATION     YIELD    DURATION     YIELD    DURATION     YIELD    DURATION      IELD    DURATION
                    (%)      (YRS.)       (%)      (YRS.)       (%)      (YRS.)       (%)      (YRS.)      Y(%)      (YRS.)
                ---------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- ---------
     99.28          5.753      6.66       5.753      6.65       5.753      6.65       5.753      6.64       5.753      6.59
    100.00          5.734      6.66       5.734      6.66       5.734      6.65       5.734      6.64       5.734      6.60
    100.04          5.715      6.66       5.715      6.66       5.715      6.65       5.715      6.64       5.715      6.60
    100.08          5.697      6.66       5.697      6.66       5.697      6.65       5.697      6.65       5.696      6.60
    100.12          5.678      6.67       5.678      6.66       5.678      6.66       5.678      6.65       5.677      6.60
    100.16          5.659      6.67       5.659      6.66       5.659      6.66       5.659      6.65       5.659      6.60
    100.20          5.641      6.67       5.641      6.67       5.641      6.66       5.641      6.65       5.640      6.61
    100.24          5.622      6.67       5.622      6.67       5.622      6.66       5.622      6.65       5.621      6.61
    100.28          5.604      6.67       5.604      6.67       5.604      6.66       5.603      6.66       5.602      6.61
    101.00          5.585      6.68       5.585      6.67       5.585      6.67       5.585      6.66       5.584      6.61
    101.04          5.567      6.68       5.567      6.67       5.566      6.67       5.566      6.66       5.565      6.61


WEIGHTED
AVERAGE LIFE
(YRS.)             8.67          8.66          8.65          8.64          8.57

FIRST PRINCIPAL
PAYMENT DATE       15-Mar-2010   15-Mar-2010   15-Feb-2010   15-Feb-2010      15-Jan-2010

LAST PRINCIPAL
PAYMENT DATE       15-Oct-2011   15-Oct-2011   15-Oct-2011   15-Oct-2011      15-Oct-2011

                                                                     ANNEX B-1-3

  WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT DATE, PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS B CERTIFICATES


0% CPR DURING LOP OR DEFEASANCE PERIODS (INCLUDING EARLY DEFEASANCE LOANS) -
                           OTHERWISE AT INDICATED CPR
--------------------------------------------------------------------------------

 PRICE (32NDS)         0% CPR                25% CPR               50% CPR               75% CPR              100% CPR
--------------- --------------------- --------------------- --------------------- --------------------- --------------------
                    CBE     MODIFIED      CBE     MODIFIED      CBE     MODIFIED      CBE     MODIFIED      CBE     MODIFIED
                   YIELD    DURATION     YIELD    DURATION     YIELD    DURATION     YIELD    DURATION      IELD    DURATION
                    (%)      (YRS.)       (%)      (YRS.)       (%)      (YRS.)       (%)      (YRS.)      Y(%)      (YRS.)
                ---------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- ---------
     99.28          5.936      6.97       5.936      6.97       5.936      6.97       5.936      6.97       5.936      6.97
    100.00          5.919      6.97       5.919      6.97       5.919      6.97       5.919      6.97       5.919      6.97
    100.04          5.901      6.98       5.901      6.98       5.901      6.98       5.901      6.98       5.901      6.98
    100.08          5.883      6.98       5.883      6.98       5.883      6.98       5.883      6.98       5.883      6.98
    100.12          5.865      6.98       5.865      6.98       5.865      6.98       5.865      6.98       5.865      6.98
    100.16          5.847      6.98       5.847      6.98       5.847      6.98       5.847      6.98       5.847      6.98
    100.20          5.830      6.98       5.830      6.98       5.830      6.98       5.830      6.98       5.830      6.98
    100.24          5.812      6.99       5.812      6.99       5.812      6.99       5.812      6.99       5.812      6.99
    100.28          5.794      6.99       5.794      6.99       5.794      6.99       5.794      6.99       5.794      6.99
    101.00          5.776      6.99       5.776      6.99       5.776      6.99       5.776      6.99       5.776      6.99
    101.04          5.759      6.99       5.759      6.99       5.759      6.99       5.759      6.99       5.759      6.99


WEIGHTED
AVERAGE LIFE
(YRS.)             9.30          9.30          9.30          9.30          9.30

FIRST PRINCIPAL
PAYMENT DATE       15-Oct-2011   15-Oct-2011   15-Oct-2011   15-Oct-2011      15-Oct-2011

LAST PRINCIPAL
PAYMENT DATE       15-Oct-2011   15-Oct-2011   15-Oct-2011   15-Oct-2011      15-Oct-2011

                                                                     ANNEX B-1-4

  WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT DATE, PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS C CERTIFICATES


0% CPR DURING LOP OR DEFEASANCE PERIODS (INCLUDING EARLY DEFEASANCE LOANS) -
                           OTHERWISE AT INDICATED CPR
--------------------------------------------------------------------------------

 PRICE (32NDS)         0% CPR                25% CPR               50% CPR               75% CPR              100% CPR
--------------- --------------------- --------------------- --------------------- --------------------- --------------------
                    CBE     MODIFIED      CBE     MODIFIED      CBE     MODIFIED      CBE     MODIFIED      CBE     MODIFIED
                   YIELD    DURATION     YIELD    DURATION     YIELD    DURATION     YIELD    DURATION      IELD    DURATION
                    (%)      (YRS.)       (%)      (YRS.)       (%)      (YRS.)       (%)      (YRS.)      Y(%)      (YRS.)
                ---------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- ---------
     99.28          6.000      7.03       6.000      7.03       6.000      7.03       6.000      7.03       6.000      7.03
    100.00          5.982      7.03       5.982      7.03       5.982      7.03       5.982      7.03       5.982      7.03
    100.04          5.964      7.04       5.964      7.04       5.964      7.04       5.964      7.04       5.964      7.04
    100.08          5.947      7.04       5.947      7.04       5.947      7.04       5.947      7.04       5.947      7.04
    100.12          5.929      7.04       5.929      7.04       5.929      7.04       5.929      7.04       5.929      7.04
    100.16          5.911      7.04       5.911      7.04       5.911      7.04       5.911      7.04       5.911      7.04
    100.20          5.894      7.05       5.894      7.05       5.894      7.05       5.894      7.05       5.894      7.05
    100.24          5.876      7.05       5.876      7.05       5.876      7.05       5.876      7.05       5.876      7.05
    100.28          5.859      7.05       5.859      7.05       5.859      7.05       5.859      7.05       5.859      7.05
    101.00          5.841      7.05       5.841      7.05       5.841      7.05       5.841      7.05       5.841      7.05
    101.04          5.824      7.05       5.824      7.05       5.824      7.05       5.824      7.05       5.824      7.05


WEIGHTED
AVERAGE LIFE
(YRS.)             9.45          9.45          9.45          9.45          9.45

FIRST PRINCIPAL
PAYMENT DATE       15-Oct-2011   15-Oct-2011   15-Oct-2011   15-Oct-2011      15-Oct-2011

LAST PRINCIPAL
PAYMENT DATE       15-Feb-2012   15-Feb-2012   15-Feb-2012   15-Feb-2012      15-Feb-2012

                                                                     ANNEX B-1-5

  WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT DATE, PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS D CERTIFICATES


0% CPR DURING LOP OR DEFEASANCE PERIODS (INCLUDING EARLY DEFEASANCE LOANS) -
                           OTHERWISE AT INDICATED CPR
--------------------------------------------------------------------------------

 PRICE (32NDS)         0% CPR                25% CPR               50% CPR               75% CPR              100% CPR
--------------- --------------------- --------------------- --------------------- --------------------- --------------------
                    CBE     MODIFIED      CBE     MODIFIED      CBE     MODIFIED      CBE     MODIFIED      CBE     MODIFIED
                   YIELD    DURATION     YIELD    DURATION     YIELD    DURATION     YIELD    DURATION      IELD    DURATION
                    (%)      (YRS.)       (%)      (YRS.)       (%)      (YRS.)       (%)      (YRS.)      Y(%)      (YRS.)
                ---------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- ---------
     99.28          6.089      7.12       6.089      7.12       6.089      7.12       6.089      7.12       6.089      7.12
    100.00          6.071      7.12       6.071      7.12       6.071      7.12       6.071      7.12       6.071      7.12
    100.04          6.054      7.12       6.054      7.12       6.054      7.12       6.054      7.12       6.054      7.12
    100.08          6.036      7.12       6.036      7.12       6.036      7.12       6.036      7.12       6.036      7.12
    100.12          6.019      7.13       6.019      7.13       6.019      7.13       6.019      7.13       6.019      7.13
    100.16          6.001      7.13       6.001      7.13       6.001      7.13       6.001      7.13       6.001      7.13
    100.20          5.984      7.13       5.984      7.13       5.984      7.13       5.984      7.13       5.984      7.13
    100.24          5.967      7.13       5.967      7.13       5.967      7.13       5.967      7.13       5.967      7.13
    100.28          5.949      7.14       5.949      7.14       5.949      7.14       5.949      7.14       5.949      7.14
    101.00          5.932      7.14       5.932      7.14       5.932      7.14       5.932      7.14       5.932      7.14
    101.04          5.915      7.14       5.915      7.14       5.915      7.14       5.915      7.14       5.915      7.14


WEIGHTED
AVERAGE LIFE
(YRS.)             9.65          9.65          9.65          9.65          9.65

FIRST PRINCIPAL
PAYMENT DATE       15-Feb-2012   15-Feb-2012   15-Feb-2012   15-Feb-2012      15-Feb-2012

LAST PRINCIPAL
PAYMENT DATE       15-Sep-2012   15-Sep-2012   15-Sep-2012   15-Sep-2012      15-Sep-2012

                                                                     ANNEX B-1-6

  WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT DATE, PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS E CERTIFICATES


0% CPR DURING LOP OR DEFEASANCE PERIODS (INCLUDING EARLY DEFEASANCE LOANS) -
                           OTHERWISE AT INDICATED CPR
--------------------------------------------------------------------------------

 PRICE (32NDS)         0% CPR                25% CPR               50% CPR               75% CPR              100% CPR
--------------- --------------------- --------------------- --------------------- --------------------- --------------------
                    CBE     MODIFIED      CBE     MODIFIED      CBE     MODIFIED      CBE     MODIFIED      CBE     MODIFIED
                   YIELD    DURATION     YIELD    DURATION     YIELD    DURATION     YIELD    DURATION      IELD    DURATION
                    (%)      (YRS.)       (%)      (YRS.)       (%)      (YRS.)       (%)      (YRS.)      Y(%)      (YRS.)
                ---------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- ---------
     99.28          6.271      7.71       6.271      7.71       6.271      7.70       6.271      7.70       6.272      7.67
    100.00          6.255      7.71       6.255      7.71       6.255      7.71       6.255      7.70       6.255      7.67
    100.04          6.239      7.71       6.239      7.71       6.239      7.71       6.239      7.70       6.239      7.68
    100.08          6.223      7.72       6.223      7.71       6.223      7.71       6.223      7.71       6.223      7.68
    100.12          6.207      7.72       6.207      7.72       6.207      7.71       6.207      7.71       6.207      7.68
    100.16          6.191      7.72       6.191      7.72       6.191      7.72       6.191      7.71       6.190      7.68
    100.20          6.175      7.72       6.175      7.72       6.175      7.72       6.175      7.72       6.174      7.69
    100.24          6.159      7.73       6.159      7.73       6.159      7.72       6.159      7.72       6.158      7.69
    100.28          6.143      7.73       6.143      7.73       6.143      7.73       6.143      7.72       6.142      7.69
    101.00          6.127      7.73       6.127      7.73       6.127      7.73       6.127      7.72       6.126      7.69
    101.04          6.111      7.74       6.111      7.73       6.111      7.73       6.111      7.73       6.110      7.70


WEIGHTED
AVERAGE LIFE
(YRS.)             10.92         10.92         10.91         10.91         10.85

FIRST PRINCIPAL
PAYMENT DATE       15-Sep-2012   15-Sep-2012   15-Sep-2012   15-Sep-2012      15-Sep-2012

LAST PRINCIPAL
PAYMENT DATE       15-Jul-2013   15-Jul-2013   15-Jul-2013   15-Jul-2013      15-Jul-2013

                                   ANNEX B-2
                                DECREMENT TABLES

                 (This Page Has Been Left Blank Intentionally)

                                                                     ANNEX B-2-1

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-1 CERTIFICATES

                                            0% CPR DURING LOCK-OUT OR DEFEASANCE PERIODS
                                         (INCLUDING EARLY DEFEASANCE LOANS) - OTHERWISE AT
                                                           INDICATED CPR
                                        ----------------------------------------------------
DISTRIBUTION DATE                        0% CPR    25% CPR    50% CPR    75% CPR    100% CPR
--------------------------------------  --------  ---------  ---------  ---------  ---------
Initial Percentage ...................     100%       100%       100%       100%       100%
June 2003 ............................      96         96         96         96         96
June 2004 ............................      92         92         92         92         92
June 2005 ............................      87         87         87         87         87
June 2006 ............................      83         83         83         83         83
June 2007 ............................      76         75         75         74         72
June 2008 ............................      62         61         58         56         41
June 2009 ............................      30         29         27         25         17
June 2010 ............................       0          0          0          0          0
June 2011 ............................       0          0          0          0          0
June 2012 ............................       0          0          0          0          0
June 2013 ............................       0          0          0          0          0
June 2014 ............................       0          0          0          0          0
March 2015 and thereafter ............       0          0          0          0          0
Weighted Average Life (in years) .....    5.70       5.67       5.65       5.61       5.43

                                                                     ANNEX B-2-2

 PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-2 CERTIFICATES

                                                   0% CPR DURING LOCK-OUT OR DEFEASANCE PERIODS
                                                (INCLUDING EARLY DEFEASANCE LOANS) - OTHERWISE AT
                                                                  INDICATED CPR
                                             --------------------------------------------------------
DISTRIBUTION DATE                             0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
------------------------------------------   --------   ---------   ---------   ---------   ---------
Initial Percentage .......................      100%        100%        100%        100%        100%
June 2003 ................................      100         100         100         100         100
June 2004 ................................      100         100         100         100         100
June 2005 ................................      100         100         100         100         100
June 2006 ................................      100         100         100         100         100
June 2007 ................................      100         100         100         100         100
June 2008 ................................      100         100         100         100         100
June 2009 ................................      100         100         100         100         100
June 2010 ................................       80          79          79          79          77
June 2011 ................................       27          27          27          27          27
June 2012 ................................        0           0           0           0           0
June 2013 ................................        0           0           0           0           0
June 2014 ................................        0           0           0           0           0
March 2015 and thereafter ................        0           0           0           0           0
Weighted Average Life (in years) .........     8.67        8.66        8.65        8.64        8.57

                                                                     ANNEX B-2-3

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS B CERTIFICATES

                                                   0% CPR DURING LOCK-OUT OR DEFEASANCE PERIODS
                                                (INCLUDING EARLY DEFEASANCE LOANS) - OTHERWISE AT
                                                                  INDICATED CPR
                                             --------------------------------------------------------
DISTRIBUTION DATE                             0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
------------------------------------------   --------   ---------   ---------   ---------   ---------
Initial Percentage .......................      100%        100%        100%        100%        100%
June 2003 ................................      100         100         100         100         100
June 2004 ................................      100         100         100         100         100
June 2005 ................................      100         100         100         100         100
June 2006 ................................      100         100         100         100         100
June 2007 ................................      100         100         100         100         100
June 2008 ................................      100         100         100         100         100
June 2009 ................................      100         100         100         100         100
June 2010 ................................      100         100         100         100         100
June 2011 ................................      100         100         100         100         100
June 2012 ................................        0           0           0           0           0
June 2013 ................................        0           0           0           0           0
June 2014 ................................        0           0           0           0           0
March 2015 and thereafter ................        0           0           0           0           0
Weighted Average Life (in years) .........     9.30        9.30        9.30        9.30        9.30

                                                                     ANNEX B-2-4

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS C CERTIFICATES

                                                   0% CPR DURING LOCK-OUT OR DEFEASANCE PERIODS
                                                (INCLUDING EARLY DEFEASANCE LOANS) - OTHERWISE AT
                                                                  INDICATED CPR
                                             --------------------------------------------------------
DISTRIBUTION DATE                             0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
------------------------------------------   --------   ---------   ---------   ---------   ---------
Initial Percentage .......................      100%        100%        100%        100%        100%
June 2003 ................................      100         100         100         100         100
June 2004 ................................      100         100         100         100         100
June 2005 ................................      100         100         100         100         100
June 2006 ................................      100         100         100         100         100
June 2007 ................................      100         100         100         100         100
June 2008 ................................      100         100         100         100         100
June 2009 ................................      100         100         100         100         100
June 2010 ................................      100         100         100         100         100
June 2011 ................................      100         100         100         100         100
June 2012 ................................        0           0           0           0           0
June 2013 ................................        0           0           0           0           0
June 2014 ................................        0           0           0           0           0
March 2015 and thereafter ................        0           0           0           0           0
Weighted Average Life (in years) .........     9.45        9.45        9.45        9.45        9.45

                                                                     ANNEX B-2-5

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS D CERTIFICATES

                                                   0% CPR DURING LOCK-OUT OR DEFEASANCE PERIODS
                                                (INCLUDING EARLY DEFEASANCE LOANS) - OTHERWISE AT
                                                                  INDICATED CPR
                                             --------------------------------------------------------
DISTRIBUTION DATE                             0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
------------------------------------------   --------   ---------   ---------   ---------   ---------
Initial Percentage .......................      100%        100%        100%        100%        100%
June 2003 ................................      100         100         100         100         100
June 2004 ................................      100         100         100         100         100
June 2005 ................................      100         100         100         100         100
June 2006 ................................      100         100         100         100         100
June 2007 ................................      100         100         100         100         100
June 2008 ................................      100         100         100         100         100
June 2009 ................................      100         100         100         100         100
June 2010 ................................      100         100         100         100         100
June 2011 ................................      100         100         100         100         100
June 2012 ................................        2           2           2           2           2
June 2013 ................................        0           0           0           0           0
June 2014 ................................        0           0           0           0           0
March 2015 and thereafter ................        0           0           0           0           0
Weighted Average Life (in years) .........     9.65        9.65        9.65        9.65        9.65

                                                                     ANNEX B-2-6

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS E CERTIFICATES

                                                   0% CPR DURING LOCK-OUT OR DEFEASANCE PERIODS
                                                (INCLUDING EARLY DEFEASANCE LOANS) - OTHERWISE AT
                                                                  INDICATED CPR
                                             --------------------------------------------------------
DISTRIBUTION DATE                             0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
------------------------------------------   --------   ---------   ---------   ---------   ---------
Initial Percentage .......................      100%        100%        100%        100%        100%
June 2003 ................................      100         100         100         100         100
June 2004 ................................      100         100         100         100         100
June 2005 ................................      100         100         100         100         100
June 2006 ................................      100         100         100         100         100
June 2007 ................................      100         100         100         100         100
June 2008 ................................      100         100         100         100         100
June 2009 ................................      100         100         100         100         100
June 2010 ................................      100         100         100         100         100
June 2011 ................................      100         100         100         100         100
June 2012 ................................      100         100         100         100         100
June 2013 ................................       71          69          67          63          48
June 2014 ................................        0           0           0           0           0
March 2015 and thereafter ................        0           0           0           0           0
Weighted Average Life (in years) .........    10.92       10.92       10.91       10.91       10.85

                                    ANNEX C
                         FORM OF PAYMENT DATE STATEMENT

                 (This Page Has Been Left Blank Intentionally)


ABN AMRO                                      CDC COMMERCIAL MORTGAGE TRUST 2002-FX1                     Statement Date:
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                Payment Date:
135 S. LaSalle Street  Suite 1625                         SERIES 2002-FX1                                Prior Payment:
Chicago, IL 60603-4159                                                                                   Next Payment:
USA                                                                                                      Record Date:
                                                             ABN AMRO ACCT:
Administrator:                                                                                           Analyst:
                                                   REPORTING PACKAGE TABLE OF CONTENTS
====================================================================================================================================
======================================  ====================================================  ======================================
                                                                                    Page(s)
Issue Id:                    CDC02FX1   Statements to Certificateholders            Page 2    Closing Date:
                                        Cash Reconciliation Summary                 Page 3    First Payment Date:
Monthly Data File Name:                 Bond Interest Reconciliation                Page 4    Assumed Final Payment:
                                        Asset-Backed Facts - 15 Month
======================================    Loan Status Summary                       Page 5    ======================================
                                        Asset-Backed Facts - 15 Month
                                          Payoff/Loss Summary                       Page 6
                                        Delinquent Loan Detail                      Page 7
                                        Historical Collateral Prepayment            Page 8
                                        Loan Level Detail                           Page 9
                                        Specially Serviced (Part I) - Loan Detail   Page 10
                                        Specially Serviced Loan Detail
                                          (Part II) - Servicer Comments             Page 11
                                        Modified Loan Detail                        Page 12
                                        Realized Loss Detail                        Page 13
                                        Appraisal Reduction Detail                  Page 14

                                        ====================================================

                    =============================================================================================
                                                     PARTIES TO THE TRANSACTION
                    ---------------------------------------------------------------------------------------------






                    =============================================================================================

                                 ==================================================================
                                 INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES
                                 ------------------------------------------------------------------
                                     LaSalle Web Site                            www.etrustee.net



                                     LaSalle Factor Line                         (800) 246-5761
                                 ==================================================================

====================================================================================================================================
                                                                                                                        PAGE 1 OF 14

ABN AMRO                                        CDC COMMERCIAL MORTGAGE TRUST 2002-FX1                   Statement Date:
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                Payment Date:
                                                             SERIES 2002-FX1                             Prior Payment:
                                                                                                         Next Payment:
                                                                                                         Record Date:

                                                             ABN AMRO ACCT:

====================================================================================================================================
            ORIGINAL       OPENING    PRINCIPAL     PRINCIPAL      NEGATIVE      CLOSING     INTEREST     INTEREST     PASS-THROUGH
CLASS    FACE VALUE (1)    BALANCE     PAYMENT    ADJ. OR LOSS   AMORTIZATION    BALANCE    PAYMENT(2)   ADJUSTMENT        RATE
CUSIP                                                                                                                  Next Rate (3)
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Total
====================================================================================================================================
                                                                      Total P&I Payment
                                                                      ==============================

Notes:  (1) N denotes notional balance not included in total
        (2) Accrued Interest Plus/Minus Interest Adjustment Minus Deferred Interest equals Interest Payment
        (3) Estimated.

* Denotes Controlling Class
                                                                                                                        PAGE 2 OF 14

ABN AMRO                                        CDC COMMERCIAL MORTGAGE TRUST 2002-FX1                   Statement Date:
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                Payment Date:
                                                             SERIES 2002-FX1                             Prior Payment:
                                                                                                         Next Payment:
                                                                                                         Record Date:

                                                             ABN AMRO ACCT:

                                                     CASH RECONCILIATION SUMMARY

====================================================================================================================================
-------------------------------------------  -------------------------------------------  ------------------------------------------
       INTEREST SUMMARY                            SERVICING FEE SUMMARY                         PRINCIPAL SUMMARY
-------------------------------------------  -------------------------------------------  ------------------------------------------

Current Scheduled Interest                   Current Servicing Fees                       SCHEDULED:
Less Deferred Interest                       Plus Fees Advanced for PPIS                  Current Scheduled Principal
Plus Advance Interest                        Less Reduction for PPIS                      Advanced Scheduled Principal
Plus Unscheduled Interest                    Plus Delinquent Servicing Fees               ------------------------------------------
PPIS Reducing Scheduled                      -------------------------------------------  Scheduled Principal Distribution
Less Total Fees Paid  To Servicer            Total Servicing Fees                         ------------------------------------------
Plus Fees Advanced for PPIS                  -------------------------------------------  UNSCHEDULED:
Less Fee Strips Paid by Servicer                                                          Curtailments
Less Misc. Fees & Expenses                   -------------------------------------------  Prepayments in Full
Less Non Recoverable Advances                           PPIS SUMMARY                      Liquidation Proceeds
-------------------------------------------  -------------------------------------------  Repurchase Proceeds
Interest Due Trust                                                                        Other Principal Proceeds
-------------------------------------------  Gross PPIS                                   ------------------------------------------
Less Trustee Fee                             Reduced by PPIE                              Unscheduled Principal Distribution
Less Fee Strips Paid by Trust                Reduced by Shortfalls in Fees                ------------------------------------------
Less Misc. Fees Paid by Trust                Reduced by Other Amounts                     Remittance Principal
Less Interest Reserve Withholding            -------------------------------------------  ------------------------------------------
Plus Interest Reserve Deposit                Net PPIS
-------------------------------------------  -------------------------------------------  ------------------------------------------
Remittance Interest                          PPIS Reducing Servicing Fee                  Servicer Wire Amount
-------------------------------------------  -------------------------------------------  ------------------------------------------
                                             PPIS Allocated to Certificates
                                             -------------------------------------------
                                     ----------------------------------------------------------
                                            POOL BALANCE SUMMARY
                                     ----------------------------------------------------------
                                                                         Balance/Amount  Count
                                     ----------------------------------------------------------
                                     Beginning Pool
                                     Scheduled Principal Distribution
                                     Unscheduled Principal
                                     Deferred Interest
                                     Liquidations
                                     Repurchases
                                     Ending Pool
                                     ----------------------------------------------------------

               -------------------------------------------------------------------------------------------------------
                                                               ADVANCES
                                                               --------
                 PRIOR OUTSTANDING            CURRENT PERIOD               RECOVERED              ENDING OUTSTANDING
               Principal     Interest     Principal     Interest     Principal     Interest     Principal     Interest
               -------------------------------------------------------------------------------------------------------



               -------------------------------------------------------------------------------------------------------

====================================================================================================================================
                                                                                                                        PAGE 3 OF 14

ABN AMRO                                        CDC COMMERCIAL MORTGAGE TRUST 2002-FX1                   Statement Date:
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                Payment Date:
                                                             SERIES 2002-FX1                             Prior Payment:
                                                                                                         Next Payment:
                                                                                                         Record Date:

                                                             ABN AMRO ACCT:

                                                    BOND INTEREST RECONCILIATION

===============================================================================================================================
                                                       Deductions                               Additions
                                         -----------------------------------------  ---------------------------------
          Accrual     Pass    Accrued                 Add.     Deferred &              Prior     Prepay-     Other     Distributable
       -------------  Thru  Certificate  Allocable    Trust    Accretion  Interest  Int. Short-   ment     Interest     Certificate
Class  Method  Days   Rate   Interest      PPIS    Expense(1)  Interest    Losses    falls Due  Penalties Proceeds(2)    Interest
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

===============================================================================================================================

======================  ======================

            Remaining
 Interest  Outstanding       Credit Support
 Payment    Interest      --------------------
  Amount   Shortfalls     Original  Current(3)
----------------------  ----------------------

----------------------  ----------------------

----------------------  ----------------------

----------------------  ----------------------

----------------------  ----------------------

----------------------  ----------------------

----------------------  ----------------------

----------------------  ----------------------

----------------------  ----------------------

----------------------  ----------------------

----------------------  ----------------------

----------------------  ----------------------

======================  ======================

(1) Additional Trust Expenses are fees allocated directly to the bond resulting in a deduction to accrued interest.
(2) Other Interest Proceeds include default interest, PPIE, interest due on outstanding losses, interest due on outstanding shortfalls and recoveries of interest.
(3) Determined as follows:  (A) the ending balance of all the classes less (B) the sum of (i) the ending balance of the class and (ii) the ending balance of all classes which are not subordinate to the class divided by (A).

                                                                                                                        PAGE 4 OF 14

ABN AMRO                                        CDC COMMERCIAL MORTGAGE TRUST 2002-FX1                   Statement Date:
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                Payment Date:
                                                             SERIES 2002-FX1                             Prior Payment:
                                                                                                         Next Payment:
                                                                                                         Record Date:

                                                             ABN AMRO ACCT:

                                    ASSET-BACKED FACTS ~ 15 MONTH HISTORICAL LOAN STATUS SUMMARY

============   =============================================================================   =====================================
                                        Delinquency Aging Categories                                 Special Event Categories (1)
               -----------------------------------------------------------------------------   -------------------------------------
                                                                                                               Specially
               Delinq 1 Month  Delinq 2 Months  Delinq 3+ Months   Foreclosure       REO       Modifications   Serviced   Bankruptcy
Distribution   -----------------------------------------------------------------------------   -------------------------------------
    Date       #      Balance  #      Balance   #       Balance  #      Balance  #   Balance   #     Balance  #  Balance  #  Balance
============   =============================================================================   =====================================

------------   -----------------------------------------------------------------------------   -------------------------------------

------------   -----------------------------------------------------------------------------   -------------------------------------

------------   -----------------------------------------------------------------------------   -------------------------------------

------------   -----------------------------------------------------------------------------   -------------------------------------

------------   -----------------------------------------------------------------------------   -------------------------------------

------------   -----------------------------------------------------------------------------   -------------------------------------

------------   -----------------------------------------------------------------------------   -------------------------------------

------------   -----------------------------------------------------------------------------   -------------------------------------

------------   -----------------------------------------------------------------------------   -------------------------------------

============   =============================================================================   =====================================

      (1) Note: Modification, Specially Serviced & Bankruptcy Totals are Included in the Appropriate Delinquency Aging Category

                                                                                                                        PAGE 5 OF 14

ABN AMRO                                       CDC COMMERCIAL MORTGAGE TRUST 2002-FX1                    Statement Date:
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                Payment Date:
                                                            SERIES 2002-FX1                              Prior Payment:
                                                                                                         Next Payment:
                                                                                                         Record Date:

                                                             ABN AMRO ACCT:

                                    ASSET-BACKED FACTS ~ 15 MONTH HISTORICAL PAYOFF/LOSS SUMMARY

============  ==================================================================================  ==================================
                                                          Appraisal                    Realized
               Ending Pool (1)  Payoffs (2)  Penalties   Reduct. (2) Liquidations (2) Losses (2)  Remaining Term  Curr Weighted Avg.
Distribution  ----------------------------------------------------------------------------------  ----------------------------------
   Date        #       Balance  #   Balance  #  Amount   #   Balance  #      Balance  #   Amount   Life    Amort.  Coupon     Remit
============  ==================================================================================  ==================================
------------  ----------------------------------------------------------------------------------  ----------------------------------

------------  ----------------------------------------------------------------------------------  ----------------------------------

------------  ----------------------------------------------------------------------------------  ----------------------------------

------------  ----------------------------------------------------------------------------------  ----------------------------------

------------  ----------------------------------------------------------------------------------  ----------------------------------

------------  ----------------------------------------------------------------------------------  ----------------------------------

------------  ----------------------------------------------------------------------------------  ----------------------------------

------------  ----------------------------------------------------------------------------------  ----------------------------------

------------  ----------------------------------------------------------------------------------  ----------------------------------

============  ==================================================================================  ==================================

                 (1) Percentage based on pool as of cutoff. (2) Percentage based on pool as of beginning of period.

                                                                                                                        PAGE 6 OF 14

ABN AMRO                                       CDC COMMERCIAL MORTGAGE TRUST 2002-FX1                    Statement Date:
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                Payment Date:
                                                            SERIES 2002-FX1                              Prior Payment:
                                                                                                         Next Payment:
                                                                                                         Record Date:

                                                             ABN AMRO ACCT:

                                                       DELINQUENT LOAN DETAIL

===============================================================================================================================
                  Paid               Outstanding  Out. Property                     Special
 Disclosure       Thru  Current P&I      P&I        Protection       Advance       Servicer     Foreclosure  Bankruptcy    REO
   Control #      Date    Advance     Advances**     Advances    Description (1) Transfer Date      Date        Date       Date
===============================================================================================================================



















TOTAL
===============================================================================================================================
A.  P&I ADVANCE - LOAN IN GRACE PERIOD                                1.  P&I ADVANCE - LOAN DELINQ. 1 MONTH
B.  P&I ADVANCE - LATE PAYMENT BUT (LESS THAN) 1 MONTH DELINQ.        2.  P&I ADVANCE - LOAN DELINQ. 2 MONTHS
                                                                      3.  P&I ADVANCE - LOAN DELINQUENT 3 + MONTHS
                                                                      4.  MATURED BALLOON/ASSUMED SCHED. PAYMENT
                                                                      7.  P&I ADVANCE (FORECLOSURE)
                                                                      9.  P&I ADVANCE (REO)
===============================================================================================================================
**  Outstanding P&I Advances include the current period P&I Advance

                                                                                                                   PAGE 7 OF 14

ABN AMRO                                       CDC COMMERCIAL MORTGAGE TRUST 2002-FX1                    Statement Date:
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                Payment Date:
                                                            SERIES 2002-FX1                              Prior Payment:
                                                                                                         Next Payment:
                                                                                                         Record Date:

                                                             ABN AMRO ACCT:

                                            HISTORICAL COLLATERAL LEVEL PREPAYMENT REPORT

==========================  ======================================================  ======================  ======================

Disclosure    Distribution  Initial                            Payoff      Penalty  Prepayment    Maturity  Property
 Control #       Date       Balance            Type            Amount       Amount     Date         Date      Type        Province
==========================  ======================================================  ======================  ======================
--------------------------  ------------------------------------------------------  ----------------------  ----------------------

--------------------------  ------------------------------------------------------  ----------------------  ----------------------

--------------------------  ------------------------------------------------------  ----------------------  ----------------------

--------------------------  ------------------------------------------------------  ----------------------  ----------------------

--------------------------  ------------------------------------------------------  ----------------------  ----------------------

--------------------------  ------------------------------------------------------  ----------------------  ----------------------

--------------------------  ------------------------------------------------------  ----------------------  ----------------------

--------------------------  ------------------------------------------------------  ----------------------  ----------------------

--------------------------  ------------------------------------------------------  ----------------------  ----------------------

==========================  ======================================================  ======================  ======================
                                            CUMULATIVE
                                                         ======================
                                                                                                                        PAGE 8 OF 14

ABN AMRO                                       CDC COMMERCIAL MORTGAGE TRUST 2002-FX1                    Statement Date:
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                Payment Date:
                                                            SERIES 2002-FX1                              Prior Payment:
                                                                                                         Next Payment:
                                                                                                         Record Date:

                                                             ABN AMRO ACCT:

                                                           LOAN LEVEL DETAIL

==============================================================================================================================
                                              Operating             Ending                                              Loan
Disclosure          Property  Maturity  PFY   Statement    Geo.    Principal  Note  Scheduled  Prepayment  Prepayment  Status
 Control #   Group    Type      Date    DSCR    Date     Location   Balance   Rate     P&I      Amount        Date     Code(1)
==============================================================================================================================













==============================================================================================================================
*   NOI and DSCR, if available and reportable under the terms of the trust agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.

------------------------------------------------------------------------------------------------------------------------------
(1)   Legend:   A.  P&I Adv -  in Grace Period                   1. P&I Adv -  delinquent 1 month
                B.  P&I Adv -  (less than) one month delinq      2. P&I Adv -  delinquent 2 months
                                                                 3. P&I Adv -  delinquent 3+ months
                                                                 4. Mat. Balloon/Assumed  P&I
                                                                 7. Foreclosure
                                                                 9. REO
==============================================================================================================================
                                                                                                                  PAGE 9 OF 14

ABN AMRO                                       CDC COMMERCIAL MORTGAGE TRUST 2002-FX1                    Statement Date:
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                Payment Date:
                                                            SERIES 2002-FX1                              Prior Payment:
                                                                                                         Next Payment:
                                                                                                         Record Date:

                                                             ABN AMRO ACCT:

                                              SPECIALLY SERVICED (PART I) ~ LOAN DETAIL

=====================  ===================  =================================  ================================  ================
           Servicing         Balance                            Remaining
Disclosure    Xfer      -----------------    Note   Maturity  --------------           Property         Geo.                  NOI
Control #     Date      Scheduled  Actual    Rate     Date     Life   Amort.             Type         Location    NOI  DSCR  Date
=====================  ===================  =================================  ================================  ================




















=====================  ===================  =================================  ================================  ================

                                                                                                                    PAGE 10 OF 14

ABN AMRO                                       CDC COMMERCIAL MORTGAGE TRUST 2002-FX1                    Statement Date:
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                Payment Date:
                                                            SERIES 2002-FX1                              Prior Payment:
                                                                                                         Next Payment:
                                                                                                         Record Date:

                                                             ABN AMRO ACCT:

                                    SPECIALLY SERVICED LOAN DETAIL (PART II) ~ SERVICER COMMENTS

====================================================================================================================================
   Disclosure             Resolution
   Control #               Strategy                                              Comments
====================================================================================================================================





























====================================================================================================================================
                                                                                                                       PAGE 11 OF 14

ABN AMRO                                       CDC COMMERCIAL MORTGAGE TRUST 2002-FX1                    Statement Date:
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                Payment Date:
                                                            SERIES 2002-FX1                              Prior Payment:
                                                                                                         Next Payment:
                                                                                                         Record Date:

                                                             ABN AMRO ACCT:

                                                          MODIFIED LOAN DETAIL

====================================================================================================================================
                                      Cutoff        Modified
 Disclosure        Modification      Maturity       Maturity                                      Modification
  Control #            Date            Date           Date                                        Description
------------------------------------------------------------------------------------------------------------------------------------
























====================================================================================================================================
                                                                                                                       PAGE 12 OF 14

ABN AMRO                                       CDC COMMERCIAL MORTGAGE TRUST 2002-FX1                    Statement Date:
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                Payment Date:
                                                            SERIES 2002-FX1                              Prior Payment:
                                                                                                         Next Payment:
                                                                                                         Record Date:

                                                             ABN AMRO ACCT:

                                                          REALIZED LOSS DETAIL

====================================================================================================================================
                                                Beginning            Gross Proceeds  Aggregate       Net      Net Proceeds
              Disclosure  Appraisal  Appraisal  Scheduled  Gross      as a % of     Liquidation  Liquidation   as a % of    Realized
   Period     Control #     Date       Value     Balance  Proceeds  Sched. Principal  Expenses *   Proceeds   Sched. Balance   Loss
------------------------------------------------------------------------------------------------------------------------------------

























------------------------------------------------------------------------------------------------------------------------------------
CURRENT TOTAL
CUMULATIVE
====================================================================================================================================

     * Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc..

                                                                                                                       PAGE 13 OF 14

ABN AMRO                                       CDC COMMERCIAL MORTGAGE TRUST 2002-FX1                    Statement Date:
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                Payment Date:
                                                            SERIES 2002-FX1                              Prior Payment:
                                                                                                         Next Payment:
                                                                                                         Record Date:

                                                             ABN AMRO ACCT:

                                                     APPRAISAL REDUCTION DETAIL

======================  ========================  ======================================  =================  =====  ================
                                                                       Remaining Term                Geo-               Appraisal
Disclosure  Appraisal   Scheduled    Reduction      Note    Maturity   ---------------    Property  graphic          ---------------
 Control #  Red. Date    Balance      Amount        Rate      Date     Life      Amort.     Type   Location  DSCR     Value    Date
----------------------  ------------------------  --------------------------------------  -----------------  -----  ----------------




























======================  ========================  ======================================  ================  ======  ================
                                                                                                                       PAGE 14 OF 14

                                    ANNEX D
                            REFERENCE RATE SCHEDULE

               INTEREST         REFERENCE
 MONTHS     ACCRUAL PERIOD        RATE
--------   ----------------   ------------
    1           June-02           7.70642
    2           July-02           7.97028
    3          August-02          7.97035
    4        September-02         7.70661
    5         October-02          7.97048
    6         November-02         7.70674
    7         December-02         7.70679
    8         January-03          7.70686
    9         February-03         7.70754
   10          March-03           7.97079
   11          April-03           7.70703
   12           May-03            7.97092
   13           June-03           7.70716
   14           July-03           7.97104
   15          August-03          7.97112
   16        September-03         7.70735
   17         October-03          7.97125
   18         November-03         7.70748
   19         December-03         7.97138
   20         January-04          7.70760
   21         February-04         7.70790
   22          March-04           7.97157
   23          April-04           7.70779
   24           May-04            7.97170
   25           June-04           7.70791
   26           July-04           7.97183
   27          August-04          7.97190
   28        September-04         7.70811
   29         October-04          7.97204
   30         November-04         7.70824
   31         December-04         7.70830
   32         January-05          7.70837
   33         February-05         7.70920
   34          March-05           7.97235
   35          April-05           7.70854
   36           May-05            7.97248
   37           June-05           7.70867
   38           July-05           7.97261
   39          August-05          7.97268
   40        September-05         7.70887
   41         October-05          7.97281
   42         November-05         7.70899
   43         December-05         7.70905
   44         January-06          7.70912
   45         February-06         7.71003
   46          March-06           7.97312

               INTEREST        REFERENCE
 MONTHS     ACCRUAL PERIOD        RATE
--------   ----------------   -----------
   47          April-06          7.70929
   48           May-06           7.97326
   49           June-06          7.70942
   50           July-06          7.97339
   51          August-06         7.97346
   52        September-06        7.70962
   53         October-06         7.97359
   54         November-06        7.70974
   55         December-06        7.70980
   56         January-07         7.70987
   57         February-07        7.71088
   58          March-07          7.97390
   59          April-07          7.70656
   60           May-07           7.97042
   61           June-07          7.70668
   62           July-07          7.97532
   63          August-07         7.97306
   64        September-07        7.70926
   65         October-07         7.97519
   66         November-07        7.71132
   67         December-07        7.97531
   68         January-08         7.69946
   69         February-08        7.69987
   70          March-08          7.96307
   71          April-08          7.68697
   72           May-08           7.94591
   73           June-08          7.68873
   74           July-08          7.96133
   75          August-08         7.96140
   76        September-08        7.69801
   77         October-08         7.94827
   78         November-08        7.68130
   79         December-08        7.68900
   80         January-09         7.70732
   81         February-09        7.71771
   82          March-09          7.97447
   83          April-09          7.71072
   84           May-09           7.97450

PROSPECTUS



                    STRUCTURED ASSET SECURITIES CORPORATION,
                                 THE DEPOSITOR
                      MORTGAGE PASS-THROUGH CERTIFICATES,

                               ISSUABLE IN SERIES
                               -----------------
     Our name is Structured Asset Securities Corporation. We intend to offer from time to time mortgage pass-through certificates. These offers may be made through one or more different methods, including offerings through underwriters. We do not currently intend to list the offered certificates of any series on any national securities exchange or the NASDAQ stock market. See "Method of Distribution."



                            THE OFFERED CERTIFICATES:

The offered certificates will be issuable in series. Each series of offered certificates will--

o    have its own series designation,

o    consist of one or more classes with various payment characteristics,

o    evidence beneficial ownership interests in a trust established by us, and

o    be payable solely out of the related trust assets.

No governmental agency or instrumentality will insure or guarantee payment on the offered certificates. Neither we nor any of our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient.

--------------------------------------------------------------------------------

                                THE TRUST ASSETS:

The assets of each of our trusts will include--

o mortgage loans secured by first and junior liens on, or security interests in, various interests in commercial and multifamily real properties,

o mortgage-backed securities that directly or indirectly evidence interests in, or are directly or indirectly secured by, those types of mortgage loans, or

o some combination of those types of mortgage loans and mortgage-backed securities.

Trust assets may also include letters of credit, surety bonds, insurance policies, guarantees, credit derivatives, reserve funds, guaranteed investment contracts, interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements, or other similar instruments and agreements.

--------------------------------------------------------------------------------

     In connection with each offering, we will prepare a supplement to this prospectus in order to describe in more detail the particular certificates being offered and the related trust assets. In that document, we will also state the price to the public for each class of offered certificates or explain the method for determining that price. In that document, we will also identify the applicable lead or managing underwriter(s), if any, and provide information regarding the relevant underwriting arrangements and the underwriters' compensation. You may not purchase the offered certificates of any series unless you have also received the prospectus supplement for that series.

--------------------------------------------------------------------------------


     YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 13 IN THIS PROSPECTUS, AS WELL AS THOSE SET FORTH IN THE RELATED PROSPECTUS SUPPLEMENT, PRIOR TO INVESTING.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

--------------------------------------------------------------------------------

                 THE DATE OF THIS PROSPECTUS IS JUNE 17, 2002.

                               TABLE OF CONTENTS

                                                                               PAGE
                                                                              -----
Important Notice About the Information Presented in this Prospectus .......      3
Available Information; Incorporation by Reference .........................      3
Summary of Prospectus .....................................................      4
Risk Factors ..............................................................     13
Capitalized Terms Used in this Prospectus .................................     29
Description of the Trust Assets ...........................................     30
Yield and Maturity Considerations .........................................     52
Structured Asset Securities Corporation ...................................     57
Description of the Certificates ...........................................     57
Description of the Governing Documents ....................................     66
Description of Credit Support .............................................     74
Legal Aspects of Mortgage Loans ...........................................     77
Federal Income Tax Consequences ...........................................     89
State and Other Tax Consequences ..........................................    126
ERISA Considerations ......................................................    126
Legal Investment ..........................................................    130
Use of Proceeds ...........................................................    131
Method of Distribution ....................................................    131
Legal Matters .............................................................    133
Financial Information .....................................................    133
Rating ....................................................................    133
Glossary ..................................................................    134

      IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS

     When deciding whether to invest in any of the offered certificates, you should only rely on the information contained in this prospectus and the related prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation that is different. In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.


               AVAILABLE INFORMATION; INCORPORATION BY REFERENCE

     We have filed with the SEC a registration statement under the Securities Act of 1933, as amended, with respect to the certificates offered by this prospectus. This prospectus forms a part of the registration statement. This prospectus and the related prospectus supplement do not contain all of the information with respect to an offering that is contained in the registration statement. For further information regarding the documents referred to in this prospectus and the related prospectus supplement, you should refer to the registration statement and its exhibits. You can inspect the registration statement and its exhibits, and make copies of these documents at prescribed rates, at the public reference facilities maintained by the SEC at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its regional offices located as follows: in the case of the midwest regional office, 500 West Madison Street, 14th Floor, Chicago, Illinois 60661; and in the case of the northeast regional office, 233 Broadway, New York, New York 10007. You can also obtain copies of these materials electronically through the SEC's Web site (http://www.sec.gov).

     In connection with each series of offered certificates, we will file or arrange to have filed with the SEC with respect to the related trust any periodic reports that are required under the Securities Exchange Act of 1934, as amended. All documents and reports that are so filed for the related trust prior to the termination of an offering of certificates are incorporated by reference into, and should be considered a part of, this prospectus. Upon request, we will provide without charge to each person receiving this prospectus in connection with an offering, a copy of any or all documents or reports that are so incorporated by reference. All requests should be directed to us in writing at 745 Seventh Avenue, New York 10019.

                             SUMMARY OF PROSPECTUS

     This summary contains selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF A PARTICULAR OFFERING OF CERTIFICATES, YOU SHOULD READ CAREFULLY THIS PROSPECTUS AND THE RELATED PROSPECTUS SUPPLEMENT IN FULL.

WHO WE ARE..................   Structured Asset Securities Corporation. We are
                               a Delaware corporation. Our principal offices are located at 745 Seventh Avenue, New York, New York
                               10019. Our main telephone number is 212-526-7000.
                               See "Structured Asset Securities Corporation."

THE SECURITIES
 BEING OFFERED...............  The securities that will be offered by this prospectus and the related prospectus supplements consist of mortgage pass-through certificates. These certificates will be issued in series, and each series will, in turn, consist of one or more classes. Each class of offered certificates must, at the time of issuance, be assigned an investment grade rating by at least one nationally recognized statistical rating organization. Typically, the four highest rating categories, within which there may be sub-categories or gradations to indicate relative standing, signify investment grade. See "Rating."

                               Each series of offered certificates will evidence beneficial ownership interests in a trust established by us and containing the assets described in this prospectus and the related prospectus supplement.

THE OFFERED CERTIFICATES MAY BE
 ISSUED WITH OTHER
 CERTIFICATES................  We may not publicly offer all the mortgage pass-through certificates evidencing interests in one of our trusts. We may elect to retain some of those certificates, to place some privately with institutional investors or to deliver some to the applicable seller as partial consideration for the related mortgage assets. In addition, some of those certificates may not satisfy the rating requirement for offered certificates described under "--The Securities Being Offered" above.


THE GOVERNING DOCUMENTS.....   In general, a pooling and servicing agreement
                               or other similar agreement or collection of agreements will govern, among other things--

                                o the issuance of each series of offered
                                  certificates,

                                o the creation of and transfer of assets to the
                                  related trust, and

                                o the servicing and administration of those
                                  assets.

                               The parties to the governing document(s) for a series of offered certificates will always include us and a trustee. We will be responsible for establishing the trust relating to each series of offered certificates. In addition, we will transfer or arrange for the transfer of the initial trust assets to that trust. In general, the trustee for a series of offered certificates will be responsible for, among other things, making payments and preparing and disseminating various reports to the holders of those offered certificates.

                               If the trust assets for a series of offered certificates include mortgage loans, the parties to the governing document(s) will also include--

                                o a master servicer that will generally be
                                  responsible for performing customary
                                  servicing duties with respect to those
                                  mortgage loans that are not defaulted,
                                  nonperforming or otherwise problematic in any material respect, and

                                o a special servicer that will generally be
                                  responsible for servicing and administering those mortgage loans that are defaulted, nonperforming or otherwise problematic in any material respect and real estate assets acquired as part of the related trust with respect to defaulted mortgage loans.

                               The same person or entity, or affiliated entities, may act as both master servicer and special servicer for any trust.

                               If the trust assets for a series of offered certificates include mortgage-backed securities, the parties to the governing document(s) may also include a manager that will be responsible for performing various administrative duties with respect to those mortgage-backed securities. If the related trustee assumes those duties, however, there will be no manager.

                               In the related prospectus supplement, we will identify the trustee and any master servicer, special servicer or manager for each series of offered certificates and will describe their respective duties in further detail. See "Description of the Governing Documents."


CHARACTERISTICS OF THE
MORTGAGE ASSETS.............   The trust assets with respect to any series of
                               offered certificates will, in general, include mortgage loans. Each of those mortgage loans will constitute the obligation of one or more persons to repay a debt. The performance of that obligation will be secured by a first or junior lien on, or security interest in, the ownership, leasehold or other interest(s) of the related borrower or another person in or with respect to one or more commercial or multifamily real properties. In particular, those properties may include:

                                o rental or cooperatively-owned buildings with
                                  multiple dwelling units;

                                o retail properties related to the sale of
                                  consumer goods and other products, or related to providing entertainment, recreational or personal services, to the general public;

                                o office buildings;

                                o hospitality properties;

                                o casino properties;

                                o health care-related facilities;

                                o industrial facilities;

                                o warehouse facilities, mini-warehouse
                                  facilities and self-storage facilities;

                                o restaurants, taverns and other establishments
                                  involved in the food and beverage industry;

                                o manufactured housing communities, mobile home
                                  parks and recreational vehicle parks;

                                o recreational and resort properties;

                                o arenas and stadiums;

                                o churches and other religious facilities;

                                o parking lots and garages;

                                o mixed use properties;

                                o other income-producing properties; and/or

                                o unimproved land.

                               The mortgage loans underlying a series of offered certificates may have a variety of payment terms. For example, any of those mortgage loans--

                                o may provide for the accrual of interest at a
                                  mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

                                o may provide for the accrual of interest at a
                                  mortgage interest rate that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

                                o may provide for no accrual of interest;

                                o may provide for level payments to stated
                                  maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the mortgage interest rate or to reflect the occurrence of specified events;

                                o may be fully amortizing or, alternatively,
                                  may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

                                o may permit the negative amortization or
                                  deferral of accrued interest;

                                o may prohibit some or all voluntary
                                  prepayments or require payment of a premium, fee or charge in connection with those prepayments;

                                o may permit defeasance and the release of real
                                  property collateral in connection with that defeasance;

                                o may provide for payments of principal,
                                  interest or both, on due dates that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval; and/or

                                o may have two or more component parts, each
                                  having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct mortgage loans.

                               Most, if not all, of the mortgage loans
                               underlying a series of offered certificates will be secured by liens on real properties located in the United States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

                               We do not originate mortgage loans. However, some or all of the mortgage loans included in one of our trusts may be originated by our affiliates.

                               Neither we nor any of our affiliates will guarantee or insure repayment of any of the mortgage loans underlying a series of offered certificates. Unless we expressly state otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure repayment of any of the mortgage loans underlying a series of offered certificates. See "Description of the Trust Assets--Mortgage Loans."

                               The trust assets with respect to any series of offered certificates may also include mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations and other mortgage-backed securities, that evidence an interest in, or are secured by a pledge of, one or more mortgage loans of the type described above. We will not include a mortgage-backed security among the trust assets with respect to any series of offered certificates unless--

                                o the security has been registered under the
                                  Securities Act of 1933, as amended, or

                                o we would be free to publicly resell the
                                  security without registration.

                               See "Description of the Trust
                               Assets--Mortgage-Backed Securities."

                               We will describe the specific characteristics of the mortgage assets underlying a series of offered certificates in the related prospectus supplement.

                               In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days following the date of initial issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.


SUBSTITUTION, ACQUISITION AND
REMOVAL OF MORTGAGE ASSETS...  If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of certificates in exchange for:

                                o cash that would be applied to pay down the
                                  principal balances of certificates of that series; and/or

                                o other mortgage loans or mortgage-backed
                                  securities that-- 1. conform to the
                                  description of mortgage assets in this
                                  prospectus, and

                                  2. satisfy the criteria set forth in the
                                     related prospectus supplement.

                               If so specified in the related prospectus supplement, the related trustee may be authorized or required, to apply collections on the mortgage assets underlying a series of offered certificates to acquire new mortgage loans or mortgage-backed securities that--

                               1. conform to the description of mortgage assets
                                  in this prospectus, and

                               2. satisfy the criteria set forth in the related
                                  prospectus supplement.

                               No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

                               Further, if so specified under circumstances described in the related prospectus supplement, a certificateholder of a series of certificates that includes offered certificates may exchange the certificates it holds for one or more of the mortgage loans or mortgage-backed securities constituting part of the mortgage pool underlying those certificates.


CHARACTERISTICS OF
THE OFFERED CERTIFICATES....   An offered certificate may entitle the holder
                               to receive:

                                o a stated principal amount;

                                o interest on a principal balance or notional
                                  amount, at a fixed, variable or adjustable pass-through rate;

                                o specified, fixed or variable portions of the
                                  interest, principal or other amounts received on the related mortgage assets;

                                o payments of principal, with disproportionate,
                                  nominal or no payments of interest;

                                o payments of interest, with disproportionate,
                                  nominal or no payments of principal;

                                o payments of interest or principal that
                                  commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;

                                o payments of principal to be made, from time
                                  to time or for designated periods, at a rate that is--

                                  1. faster and, in some cases, substantially
                                     faster, or

                                  2. slower and, in some cases, substantially
                                     slower,

                               than the rate at which payments or other collections of principal are received on the related mortgage assets;

                                o payments of principal to be made, subject to
                                  available funds, based on a specified
                                  principal payment schedule or other
                                  methodology; or

                                o payments of all or part of the prepayment or
                                  repayment premiums, fees and charges, equity participations payments or other similar items received on the related mortgage assets.

                               Any class of offered certificates may be senior or subordinate to one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses.

                               A class of offered certificates may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct classes.

                               We will describe the specific characteristics of each class of offered certificates in the related prospectus supplement. See "Description of the Certificates."


CREDIT SUPPORT AND REINVESTMENT,
INTEREST RATE AND CURRENCY
RELATED PROTECTION FOR THE
OFFERED CERTIFICATES........   Some classes of offered certificates may be
                               protected in full or in part against defaults and losses, or select types of defaults and losses, on the related mortgage assets through the subordination of one or more other classes of certificates of the same series or by other types of credit support. The other types of credit support may include a letter of credit, a surety bond, an insurance policy, a guarantee, a credit derivative or a reserve fund. We will describe the credit support, if any, for each class of offered certificates in the related prospectus supplement.

                               The trust assets with respect to any series of offered certificates may also include any of the following agreements:

                                o guaranteed investment contracts in accordance
                                  with which moneys held in the funds and
                                  accounts established with respect to those offered certificates will be invested at a specified rate;

                                o interest rate exchange agreements, interest
                                  rate cap or floor agreements, or other
                                  agreements and arrangements designed to
                                  reduce the effects of interest rate
                                  fluctuations on the related mortgage assets or on one or more classes of those offered certificates; or

                                o currency exchange agreements or other
                                  agreements and arrangements designed to
                                  reduce the effects of currency exchange rate fluctuations with respect to the related mortgage assets and one or more classes of those offered certificates.

                               We will describe the types of reinvestment, interest rate and currency related protection, if any, for each class of offered certificates in the related prospectus supplement.

                               See "Risk Factors," "Description of the Trust Assets" and "Description of Credit Support."


ADVANCES WITH RESPECT
TO THE MORTGAGE ASSETS......   If the trust assets for a series of offered
                               certificates include mortgage loans, then, as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover--

                                o delinquent scheduled payments of principal
                                  and/or interest, other than balloon payments,

                                o property protection expenses,

                                o other servicing expenses, or

                                o any other items specified in the related
                                  prospectus supplement.

                               Any party making advances will be entitled to reimbursement from subsequent recoveries on the related mortgage loan and as otherwise described in this prospectus or the related prospectus supplement. That party may also be entitled to receive interest on its advances for a specified period. See "Description of the Certificates--Advances."

                               If the trust assets for a series of offered certificates include mortgage-backed securities, we will describe in the related prospectus supplement any comparable advancing obligations with respect to those mortgage-backed securities or the underlying mortgage loans.


OPTIONAL TERMINATION........   We will describe in the related prospectus
                               supplement any circumstances in which a specified party is permitted or obligated to purchase or sell any of the mortgage assets underlying a series of offered certificates. In particular, a master servicer, special servicer or other designated party may be permitted or obligated to purchase or sell--

                                o all the mortgage assets in any particular
                                  trust, thereby resulting in a termination of the trust, or

                                o that portion of the mortgage assets in any
                                  particular trust as is necessary or
                                  sufficient to retire one or more classes of offered certificates of the related series.

                               See "Description of the
                               Certificates--Termination."


FEDERAL INCOME
 TAX CONSEQUENCES...........   Any class of offered certificates will
                               constitute or evidence ownership of:

                                o regular interests or residual interests in a
                                  real estate mortgage investment conduit under Sections 860A through 860G of the Internal Revenue Code of 1986; or

                                o regular interests in a financial asset
                                  securitization investment trust within the meaning of Section 860L(a) of the Internal Revenue Code of 1986; or

                                o interests in a grantor trust under Subpart E
                                  of Part I of Subchapter J of the Internal
                                  Revenue Code of 1986.

                               See "Federal Income Tax Consequences."


ERISA CONSIDERATIONS........   If you are a fiduciary of an employee benefit
                               plan or other retirement plan or arrangement, you should review with your legal advisor whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permissible under applicable law. See "ERISA Considerations."

LEGAL INVESTMENT............   If your investment authority is subject to
                               legal restrictions, you should consult your legal advisor to determine whether and to what extent the offered certificates constitute a legal investment for you. We will specify in the related prospectus supplement which classes of the offered certificates will constitute mortgage related securities for purposes of the Secondary
                               Mortgage Market Enhancement Act of 1984, as amended. See "Legal Investment."

                                  RISK FACTORS

     You should consider the following factors, as well as the factors set forth under "Risk Factors" in the related prospectus supplement, in deciding whether to purchase offered certificates.

LACK OF LIQUIDITY WILL IMPAIR YOUR ABILITY TO SELL YOUR OFFERED CERTIFICATES AND MAY HAVE AN ADVERSE EFFECT ON THE MARKET VALUE OF YOUR OFFERED CERTIFICATES

     The offered certificates may have limited or no liquidity. We cannot assure you that a secondary market for your offered certificates will develop. There will be no obligation on the part of anyone to establish a secondary market. Even if a secondary market does develop for your offered certificates, it may provide you with less liquidity than you anticipated and it may not continue for the life of your offered certificates.

     WE WILL DESCRIBE IN THE RELATED PROSPECTUS SUPPLEMENT THE INFORMATION THAT WILL BE AVAILABLE TO YOU WITH RESPECT TO YOUR OFFERED CERTIFICATES. THE LIMITED NATURE OF THE INFORMATION MAY ADVERSELY AFFECT THE LIQUIDITY OF YOUR OFFERED CERTIFICATES.

     We do not currently intend to list the offered certificates on any national securities exchange or the NASDAQ stock market.

     Lack of liquidity will impair your ability to sell your offered certificates and may prevent you from doing so at a time when you may want or need to. Lack of liquidity could adversely affect the market value of your offered certificates. We do not expect that you will have any redemption rights with respect to your offered certificates.

     If you decide to sell your offered certificates, you may have to sell them at a discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.


THE MARKET VALUE OF YOUR OFFERED CERTIFICATES MAY BE ADVERSELY AFFECTED BY FACTORS UNRELATED TO THE PERFORMANCE OF YOUR OFFERED CERTIFICATES AND THE UNDERLYING MORTGAGE ASSETS, SUCH AS FLUCTUATIONS IN INTEREST RATES AND THE SUPPLY AND DEMAND OF CMBS GENERALLY

     The market value of your offered certificates can decline even if those certificates and the underlying mortgage assets are performing at or above your expectations.

     The market value of your offered certificates will be sensitive to fluctuations in current interest rates. However, a change in the market value of your offered certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of your offered certificates as a result of an equal but opposite movement in interest rates.

     The market value of your offered certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally. The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors' demand for commercial mortgage-backed securities, including--

    o the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid,

    o legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire,

    o investors' perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income-producing properties, and

    o investors' perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial and multifamily real estate markets.

     If you decide to sell your offered certificates, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

PAYMENTS ON THE OFFERED CERTIFICATES WILL BE MADE SOLELY FROM THE LIMITED ASSETS OF THE RELATED TRUST, AND THOSE ASSETS MAY BE INSUFFICIENT TO MAKE ALL REQUIRED PAYMENTS ON THOSE CERTIFICATES

     The offered certificates do not represent obligations of any person or entity and do not represent a claim against any assets other than those of the related trust. No governmental agency or instrumentality will guarantee or insure payment on the offered certificates. In addition, neither we nor our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient. If the related trust assets are insufficient to make payments on your offered certificates, no other assets will be available to you for payment of the deficiency, and you will bear the resulting loss. Any advances made by a master servicer or other party with respect to the mortgage assets underlying your offered certificates are intended solely to provide liquidity and not credit support. The party making those advances will have a right to reimbursement, probably with interest, which is senior to your right to receive payment on your offered certificates.

ANY CREDIT SUPPORT FOR YOUR OFFERED CERTIFICATES MAY BE INSUFFICIENT TO PROTECT YOU AGAINST ALL POTENTIAL LOSSES

     The Amount of Credit Support Will Be Limited. The rating agencies that assign ratings to your offered certificates will establish the amount of credit support, if any, for your offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the related mortgage assets. Actual losses may, however, exceed the assumed levels. See "Description of the Certificates--Allocation of Losses and Shortfalls" and "Description of Credit Support." If actual losses on the related mortgage assets exceed the assumed levels, you may be required to bear the additional losses.

     Credit Support May Not Cover All Types of Losses. The credit support, if any, for your offered certificates may not cover all of your potential losses. For example, some forms of credit support may not cover or may provide limited protection against losses that you may suffer by reason of fraud or negligence or as a result of uninsured casualties at the real properties securing the underlying mortgage loans. You may be required to bear any losses which are not covered by the credit support.

     Disproportionate Benefits May Be Given to Some Classes and Series to the Detriment of Others. If a form of credit support covers multiple classes or series and losses exceed the amount of that credit support, it is possible that the holders of offered certificates of another series or class will be disproportionately benefited by that credit support to your detriment.


THE INVESTMENT PERFORMANCE OF YOUR OFFERED CERTIFICATES WILL DEPEND UPON PAYMENTS, DEFAULTS AND LOSSES ON THE UNDERLYING MORTGAGE LOANS; AND THOSE PAYMENTS, DEFAULTS AND LOSSES MAY BE HIGHLY UNPREDICTABLE

     The Terms of the Underlying Mortgage Loans Will Affect Payments on Your Offered Certificates. Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

     In addition, any mortgage loan underlying the offered certificates may permit the related borrower during some or all of the loan term to prepay the loan. In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing. If a mortgage loan includes some form of prepayment restriction, the likelihood of prepayment should decline. These restrictions may include--

    o an absolute or partial prohibition against voluntary prepayments during some or all of the loan term, or

    o a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.

In many cases, however, there will be no restriction associated with the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

     The Terms of the Underlying Mortgage Loans Do Not Provide Absolute Certainty as Regards the Rate, Timing and Amount of Payments on Your Offered Certificates. Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

     The investment performance of your offered certificates may vary materially and adversely from your expectations due to--

    o the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated, or

    o the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

     The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used. If the trust assets underlying your offered certificates include mortgage-backed securities, the terms of those securities may soften or enhance the effects to you that may result from prepayments, defaults and losses on the mortgage loans that ultimately back those securities.

     Prepayments on the Underlying Mortgage Loans Will Affect the Average Life of Your Offered Certificates; and the Rate and Timing of Those Prepayments May Be Highly Unpredictable. Payments of principal and/or interest on your offered certificates will depend upon, among other things, the rate and timing of payments on the related mortgage assets. Prepayments on the underlying mortgage loans may result in a faster rate of principal payments on your offered certificates, thereby resulting in a shorter average life for your offered certificates than if those prepayments had not occurred. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates. As a result, repayment of your offered certificates could occur significantly earlier or later, and the average life of your offered certificates could be significantly shorter or longer, than you expected.

     The extent to which prepayments on the underlying mortgage loans ultimately affect the average life of your offered certificates depends on the terms and provisions of your offered certificates. A class of offered certificates may entitle the holders to a pro rata share of any prepayments on the underlying mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments. If you are entitled to a disproportionately large share of any prepayments on the underlying mortgage loans, your offered certificates may be retired at an earlier date. If, however, you are only entitled to a small share of the prepayments on the underlying mortgage loans, the average life of your offered certificates may be extended. Your entitlement to receive payments, including prepayments, of principal of the underlying mortgage loans may--

    o vary based on the occurrence of specified events, such as the retirement of one or more other classes of certificates of the same series, or

    o be subject to various contingencies, such as prepayment and default rates with respect to the underlying mortgage loans.

     We will describe the terms and provisions of your offered certificates more fully in the related prospectus supplement.

     Prepayments on the Underlying Mortgage Loans Will Affect the Yield on Your Offered Certificates; and the Rate and Timing of Those Prepayments May Be Highly Unpredictable. If you purchase your offered certificates at a discount or premium, the yield on your offered certificates will be sensitive to prepayments on the underlying mortgage loans. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield. Alternatively, if you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield. The potential effect that prepayments may have on the yield of your offered certificates will increase as the discount deepens or the premium increases. If the amount of interest payable on your offered certificates is disproportionately large, as compared to the amount of principal payable on your offered certificates, you may fail to recover your original investment under some prepayment scenarios. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates.

     Delinquencies, Defaults and Losses on the Underlying Mortgage Loans May Affect the Amount and Timing of Payments on Your Offered Certificates; and the Rate and Timing of Those Delinquencies and Defaults, and the Severity of Those Losses, are Highly Unpredictable. The rate and timing of delinquencies and defaults, and the severity of losses, on the underlying mortgage loans will impact the amount and timing of payments on a series of offered certificates to the extent that their effects are not offset by delinquency advances or some form of credit support.

     Unless otherwise covered by delinquency advances or some form of credit support, defaults on the underlying mortgage loans may delay payments on a series of offered certificates while the defaulted mortgage loans are worked-out or liquidated. However, liquidations of defaulted mortgage loans prior to maturity could affect the yield and average life of an offered certificate in a manner similar to a voluntary prepayment.

     If you calculate your anticipated yield to maturity based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, then, to the extent that you are required to bear the additional losses, your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative. Furthermore, the timing of losses on the underlying mortgage loans can affect your yield. In general, the earlier you bear any loss on an underlying mortgage loan, the greater the negative effect on your yield.

     See "--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance" below.

     There Is an Increased Risk of Default Associated with Balloon
Payments. Any of the mortgage loans underlying your offered certificates may be nonamortizing or only partially amortizing. The borrower under a mortgage loan of that type is required to make substantial payments of principal and interest, which are commonly called balloon payments, on the maturity date of the loan. The ability of the borrower to make a balloon payment depends upon the borrower's ability to refinance or sell the real property securing the loan. The ability of the borrower to refinance or sell the property will be affected by a number of factors, including:

    o the fair market value and condition of the underlying real property;

    o the level of interest rates;

    o the borrower's equity in the underlying real property;

    o the borrower's financial condition;

    o the operating history of the underlying real property;

    o changes in zoning and tax laws;

    o changes in competition in the relevant area;

    o changes in rental rates in the relevant area;

    o changes in governmental regulation and fiscal policy;

    o prevailing general and regional economic conditions;

    o the state of the fixed income and mortgage markets; and

    o the availability of credit for multifamily rental or commercial properties.

     See "--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance" below.

     Neither we nor any of our affiliates will be obligated to refinance any mortgage loan underlying your offered certificates.

     The related master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans underlying your offered certificates that are in default or as to which a payment default is imminent in order to maximize recoveries on the defaulted loans. The related master servicer or special servicer is only required to determine that any extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing the defaulted loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.


REPAYMENT OF A COMMERCIAL OR MULTIFAMILY MORTGAGE LOAN DEPENDS ON THE PERFORMANCE AND VALUE OF THE UNDERLYING REAL PROPERTY, WHICH MAY DECLINE OVER TIME, AND THE RELATED BORROWER'S ABILITY TO REFINANCE THE PROPERTY, OF WHICH THERE IS NO ASSURANCE

     Most of the Mortgage Loans Underlying Your Offered Certificates Will Be Nonrecourse. You should consider all of the mortgage loans underlying your offered certificates to be nonrecourse loans. This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan. In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of that borrower or guarantor. Consequently, full and timely payment on each mortgage loan underlying your offered certificates will depend on one or more of the following:

    o the sufficiency of the net operating income of the applicable real property;

    o the market value of the applicable real property at or prior to maturity; and

    o the ability of the related borrower to refinance or sell the applicable real property.

     In general, the value of a multifamily or commercial property will depend on its ability to generate net operating income. The ability of an owner to finance a multifamily or commercial property will depend, in large part, on the property's value and ability to generate net operating income.

     Unless we state otherwise in the related prospectus supplement, none of the mortgage loans underlying your offered certificates will be insured or guaranteed by any governmental entity or private mortgage insurer.

     The risks associated with lending on multifamily and commercial properties are inherently different from those associated with lending on the security of single-family residential properties. This is because multifamily rental and commercial real estate lending involves larger loans and, as described above, repayment is dependent upon the successful operation and value of the related real estate project.

     Many Risk Factors are Common to Most or All Multifamily and Commercial Properties. The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value:

    o the age, design and construction quality of the property;

    o perceptions regarding the safety, convenience and attractiveness of the property;

    o the characteristics of the neighborhood where the property is located;

    o the proximity and attractiveness of competing properties;

    o the existence and construction of competing properties;

    o the adequacy of the property's management and maintenance;

    o national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;

    o local real estate conditions, including an increase in or oversupply of comparable commercial or residential space;

    o demographic factors;

    o customer tastes and preferences;

    o retroactive changes in building codes; and

    o changes in governmental rules, regulations and fiscal policies, including environmental legislation.

     Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include:

    o an increase in interest rates, real estate taxes and other operating expenses;

    o an increase in the capital expenditures needed to maintain the property or make improvements;

    o a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;

    o an increase in vacancy rates;

    o a decline in rental rates as leases are renewed or replaced; and

    o natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots.

     The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by:

    o the length of tenant leases;

    o the creditworthiness of tenants;

    o the rental rates at which leases are renewed or replaced;

    o the percentage of total property expenses in relation to revenue;

    o the ratio of fixed operating expenses to those that vary with revenues;
      and

    o the level of capital expenditures required to maintain the property and to maintain or replace tenants.

Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self-storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

     The Successful Operation of a Multifamily or Commercial Property Depends on Tenants. Generally, multifamily and commercial properties are subject to leases. The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes:

    o to pay for maintenance and other operating expenses associated with the property;

    o to fund repairs, replacements and capital improvements at the property;
      and

    o to service mortgage loans secured by, and any other debt obligations associated with operating, the property.

     Factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income from lease and rental payments include:

    o an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing operations;

    o an increase in tenant payment defaults;

    o a decline in rental rates as leases are entered into, renewed or extended at lower rates;

    o an increase in the capital expenditures needed to maintain the property or to make improvements; and

    o a decline in the financial condition of a major or sole tenant.

     Various factors that will affect the operation and value of a commercial property include:

    o the business operated by the tenants;

    o the creditworthiness of the tenants; and

    o the number of tenants.

     Dependence on a Single Tenant or a Small Number of Tenants Makes a Property Riskier Collateral. In those cases where an income-producing property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any of those tenants can have particularly significant effects on the net operating income generated by the property. If any of those tenants defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants.

     An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry.

     Tenant Bankruptcy Adversely Affects Property Performance. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property. Under the U.S. Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim. The claim would be limited to:

    o the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition or any earlier surrender of the leased premises, plus

    o an amount, not to exceed three years' rent, equal to the greater of one year's rent and 15% of the remaining reserved rent.

     The Success of an Income-Producing Property Depends on Reletting Vacant Spaces. The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail, office or industrial purposes, can be substantial and could reduce cash flow from the income-producing properties. Moreover, if a tenant at a income-producing property defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

     If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted property. Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

     Property Value May Be Adversely Affected Even When Current Operating Income Is Not. Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including:

    o changes in interest rates;

    o the availability of refinancing sources;

    o changes in governmental regulations, licensing or fiscal policy;

    o changes in zoning or tax laws; and

    o potential environmental or other legal liabilities.

     Property Management May Affect Property Operations and Value. The operation of an income-producing property will depend upon the property manager's performance and viability. The property manager generally is responsible for:

    o responding to changes in the local market;

    o planning and implementing the rental structure, including staggering durations of leases and establishing levels of rent payments;

    o operating the property and providing building services;

    o managing operating expenses; and

    o ensuring that maintenance and capital improvements are carried out in a timely fashion.

     Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self-storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

     By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can--

    o maintain or improve occupancy rates, business and cash flow,

    o reduce operating and repair costs, and

    o preserve building value.

On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property.

     Maintaining a Property in Good Condition is Expensive. The owner may be required to expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property. Failure to do so may materially impair the property's ability to generate cash flow. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion. There can be no assurance that an income-producing property will generate sufficient cash flow to cover the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s) that may encumber that property.

     Competition Will Adversely Affect the Profitability and Value of an Income-Producing Property. Some income-producing properties are located in highly competitive areas. Comparable income-producing properties located in the same area compete on the basis of a number of factors including:

    o rental rates;

    o location;

    o type of business or services and amenities offered; and

    o nature and condition of the particular property.

     The profitability and value of an income-producing property may be adversely affected by a comparable property that:

    o offers lower rents;

    o has lower operating costs;

    o offers a more favorable location; or

    o offers better facilities.

     Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

     Various Types of Income-Producing Properties May Present Special
Risks. The relative importance of any factor affecting the value or operation of an income-producing property will depend on the type and use of the property. In addition, the type and use of a particular income-producing property may present special risks. For example--

    o Health care-related facilities and casinos are subject to significant governmental regulation of the ownership, operation, maintenance and/or financing of those properties.

    o Multifamily rental properties, manufactured housing communities and mobile home parks may be subject to rent control or rent stabilization laws and laws governing landlord/tenant relationships.

    o Hospitality and restaurant properties are often operated under franchise, management or operating agreements, which may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's or restaurant's operating, liquor and other licenses upon a transfer of the hotel or restaurant is subject to local law requirements.

    o Depending on their location, recreational and resort properties, properties that provide entertainment services, hospitality properties, restaurants and taverns, mini-warehouses and self-storage facilities tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties.

    o Marinas will be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

    o Some recreational and hospitality properties may have seasonal fluctuations and/or may be adversely affected by prolonged unfavorable weather conditions.

    o Churches and other religious facilities may be highly dependent on donations which are likely to decline as economic conditions decline.

    o Properties used as gas stations, automotive sales and service centers, dry cleaners, warehouses and industrial facilities may be more likely to have environmental issues.

     Additionally, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an alternative use. As a result, the liquidation value of any of those types of property would be substantially less than would otherwise be the case. See "Description of the Trust Assets--Mortgage Loans--A Discussion of the Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates."

BORROWER CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF
   DEFAULT AND LOSS

     A particular borrower or group of related borrowers may be associated with multiple real properties securing the mortgage loans underlying a series of offered certificates. The bankruptcy or insolvency of, or other financial problems with respect to, that borrower or group of borrowers could have an adverse effect on--

    o the operation of all of the related real properties, and

    o the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans.

For example, if a borrower or group of related borrowers that owns or controls several real properties experiences financial difficulty at one of those properties, it could defer maintenance at another of those properties in order to satisfy current expenses with respect to the first property. That borrower or group of related borrowers could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on all the related mortgage loans for an indefinite period. In addition, multiple real properties owned by the same borrower or related borrowers are likely to have common management. This would increase the risk that financial or other difficulties experienced by the property manager could have a greater impact on the owner of the related loans.


LOAN CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

     Any of the mortgage assets in one of our trusts may be substantially larger than the other assets in that trust. In general, the inclusion in a trust of one or more mortgage assets that have outstanding principal balances that are substantially larger than the other mortgage assets in the trust can result in losses that are more severe, relative to the size of the related mortgage asset pool, than would be the case if the total principal balance of that pool were distributed more evenly.


GEOGRAPHIC CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

     If a material concentration of mortgage loans underlying a series of offered certificates is secured by real properties in a particular locale, state or region, then the holders of those certificates will have a greater exposure to:

    o any adverse economic developments that occur in the locale, state or region where the properties are located;

    o changes in the real estate market where the properties are located;

    o changes in governmental rules and fiscal policies in the governmental jurisdiction where the properties are located; and

    o acts of nature, including floods, tornadoes and earthquakes, in the areas where properties are located.


CHANGES IN POOL COMPOSITION WILL CHANGE THE NATURE OF YOUR INVESTMENT

     The mortgage loans underlying any series of offered certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the related mortgage asset pool will change over time.

     If you purchase certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.

     In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your offered certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.


ADJUSTABLE RATE MORTGAGE LOANS MAY ENTAIL GREATER RISKS OF DEFAULT TO LENDERS THAN FIXED RATE MORTGAGE LOANS

     Some or all of the mortgage loans underlying a series of offered certificates may provide for adjustments to their respective mortgage interest rates and corresponding adjustments to their respective periodic debt service payments. As the periodic debt service payment for any of those mortgage loans increases, the likelihood that cash flow from the underlying real property will be insufficient to make that periodic debt service payment and pay operating expenses also increases.

SUBORDINATE DEBT INCREASES THE LIKELIHOOD THAT A BORROWER WILL DEFAULT ON A MORTGAGE LOAN UNDERLYING YOUR OFFERED CERTIFICATES

     Some or all of the mortgage loans included in one of our trusts may permit the related borrower to encumber the related real property with additional secured debt.

     Even if a mortgage loan prohibits further encumbrance of the related real property, a violation of this prohibition may not become evident until the affected mortgage loan otherwise defaults. Accordingly, a lender, such as one of our trusts, may not realistically be able to prevent a borrower from incurring subordinate debt.

     The existence of any secured subordinated indebtedness increases the difficulty of refinancing a mortgage loan at the loan's maturity. In addition, the related borrower may have difficulty repaying multiple loans. Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien. See "Legal Aspects of Mortgage Loans--Subordinate Financing."


BORROWER BANKRUPTCY PROCEEDINGS CAN DELAY AND IMPAIR RECOVERY ON A MORTGAGE LOAN UNDERLYING YOUR OFFERED CERTIFICATES

     Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of a real property owned by that borrower, as well as the commencement or continuation of a foreclosure action.

     In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the property. This would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness.

     A bankruptcy court also may:

    o grant a debtor a reasonable time to cure a payment default on a mortgage loan;

    o reduce monthly payments due under a mortgage loan;

    o change the rate of interest due on a mortgage loan; or

    o otherwise alter a mortgage loan's repayment schedule.

     Furthermore, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of a secured lender, such as one of our trusts, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under the U.S. Bankruptcy Code, a lender will be stayed from enforcing a borrower's assignment of rents and leases. The U.S. Bankruptcy Code also may interfere with a lender's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.

     As a result of the foregoing, the related trust's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.


TAXES ON FORECLOSURE PROPERTY WILL REDUCE AMOUNTS AVAILABLE TO MAKE PAYMENTS ON THE OFFERED CERTIFICATES

     One of our trusts may be designated, in whole or in part, as a real estate mortgage investment conduit for federal income tax purposes. If that trust acquires a real property through a foreclosure or deed in lieu of foreclosure, then the related special servicer may be required to retain an independent contractor to operate and manage the property. Receipt of the following types of income on that property will subject the trust to federal, and possibly state or local, tax on that income at the highest marginal corporate tax rate:

     o any net income from that operation and management that does not consist of qualifying rents from real property within the meaning of Section 856(d) of the Internal Revenue Code of 1986, and

     o any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.

These taxes would reduce the net proceeds available for payment with respect to the related offered certificates.


ENVIRONMENTAL LIABILITIES WILL ADVERSELY AFFECT THE VALUE AND OPERATION OF THE CONTAMINATED PROPERTY AND MAY DETER A LENDER FROM FORECLOSING

     There can be no assurance--

     o as to the degree of environmental testing conducted at any of the real properties securing the mortgage loans that back your offered certificates;

     o that the environmental testing conducted by or on behalf of the applicable originators or any other parties in connection with the origination of those mortgage loans or otherwise identified all adverse environmental conditions and risks at the related real properties;

     o that the results of the environmental testing were accurately evaluated in all cases;

     o that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by any environmental consultant that may have conducted testing at the related real properties; or

     o that the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

     Environmental site assessments vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

     In addition, the current environmental condition of a real property securing a mortgage loan underlying your offered certificates could be adversely affected by--

     o tenants at the property, such as gasoline stations or dry cleaners, or

     o conditions or operations in the vicinity of the property, such as leaking underground storage tanks at another property nearby.

     Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, there are laws that impose liability for release of asbestos containing materials into the air or require the removal or containment of the materials. The owner's liability for any required remediation generally is unlimited and could exceed the value of the property and/or the total assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner's or operator's ability to use the affected property. In some states, contamination of a property may give rise to a lien on the property to ensure the costs of cleanup. Depending on the state, this lien may have priority over the lien of an existing mortgage, deed of trust or other security instrument. In addition, third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to hazardous substances, including asbestos and lead-based paint. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.


     The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, as well as other federal and state laws, provide that a secured lender, such as one of our trusts, may be liable as an "owner" or "operator" of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if--

     o agents or employees of the lender are deemed to have participated in the management of the borrower, or

     o the lender actually takes possession of a borrower's property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

     Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and similar federal laws, that legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.

     Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers--

     o any condition on the property that causes exposure to lead-based paint, and

     o the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

     Property owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.


SOME PROVISIONS IN THE MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES MAY BE CHALLENGED AS BEING UNENFORCEABLE

     Cross-Collateralization Arrangements. It may be possible to challenge cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance, even if the borrowers are related. If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower's loan. In order to do so, the court would have to determine that--

     o the bankrupt party--

       1. was insolvent at the time of granting the lien,

       2. was rendered insolvent by the granting of the lien,

       3. was left with inadequate capital, or

       4. was not able to pay its debts as they matured; and

     o the bankrupt party did not, when it allowed its property to be encumbered by a lien securing the other borrower's loan, receive fair consideration or reasonably equivalent value for pledging its property for the equal benefit of the other borrower.

If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or security instrument effecting the cross-collateralization. The court could also allow the bankrupt party to recover payments it made under the avoided cross-collateralization.

     Prepayment Premiums, Fees and Charges. Under the laws of a number of states, the enforceability of any mortgage loan provisions that require payment of a prepayment premium, fee or charge upon an involuntary prepayment, is unclear. If those provisions were unenforceable, borrowers would have an incentive to default in order to prepay their loans.

     Due-on-Sale and Debt Acceleration Clauses. Some or all of the mortgage loans included in one of our trusts may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of--

     o the related real property, or

     o a majority ownership interest in the related borrower.

     We anticipate that all of the mortgage loans included in one of our trusts will contain some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower.

     The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust or other security instrument or to permit the acceleration of the indebtedness if:

     o the default is deemed to be immaterial,

     o the exercise of those remedies would be inequitable or unjust, or

     o the circumstances would render the acceleration unconscionable.

     Assignments of Leases. Some or all of the mortgage loans included in one of our trusts may be secured by, among other things, an assignment of leases and rents. Under that document, the related borrower will assign its right, title and interest as landlord under the leases on the related real property and the income derived from those leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow. Accordingly, state law may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, the commencement of bankruptcy or similar proceedings by or with respect to the borrower will adversely affect the lender's ability to collect the rents. See "Legal Aspects of Mortgage Loans--Bankruptcy Laws."

     Defeasance. A mortgage loan underlying a series of offered certificates may permit the related borrower, during the periods specified and subject to the conditions set forth in the loan, to pledge to the holder of the mortgage loan a specified amount of direct, non-callable United States government securities and thereby obtain a release of the related mortgaged property. The cash amount which a borrower must expend to purchase, or must deliver to a master servicer in order for the master servicer to purchase, the required United States government securities may be in excess of the principal balance of the mortgage loan. A court could interpret that excess amount as a form of prepayment premium or could take it into account for usury purposes. In some states, some forms of prepayment premiums are unenforceable. If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount to be delivered may be insufficient to purchase the requisite amount of United States government securities.

LACK OF INSURANCE COVERAGE EXPOSES A TRUST TO RISK FOR PARTICULAR SPECIAL HAZARD LOSSES

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in the related policy. Most insurance policies typically do not cover any physical damage resulting from, among other things:

    o war,

    o revolution,

    o governmental actions,

    o floods and other water-related causes,

    o earth movement, including earthquakes, landslides and mudflows,

    o wet or dry rot,

    o vermin, and

    o domestic animals.

     Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from these causes, then the resulting losses may be borne by you as a holder of offered certificates.


GROUND LEASES CREATE RISKS FOR LENDERS THAT ARE NOT PRESENT WHEN LENDING ON AN ACTUAL OWNERSHIP INTEREST IN A REAL PROPERTY

     In order to secure a mortgage loan, a borrower may grant a lien on its leasehold interest in a real property as tenant under a ground lease. If the ground lease does not provide for notice to a lender of a default thereunder on the part of the borrower, together with a reasonable opportunity for the lender to cure the default, the lender may be unable to prevent termination of the lease and may lose its collateral.

     In addition, upon the bankruptcy of a landlord or a tenant under a ground lease, the debtor entity has the right to assume or reject the ground lease. If a debtor landlord rejects the lease, the tenant has the right to remain in possession of its leased premises at the rent reserved in the lease for the term, including renewals. If a debtor tenant rejects any or all of its leases, the tenant's lender may not be able to succeed to the tenant's position under the lease unless the landlord has specifically granted the lender that right. If both the landlord and the tenant are involved in bankruptcy proceedings, the trustee for your offered certificates may be unable to enforce the bankrupt tenant's obligation to refuse to treat as terminated a ground lease rejected by a bankrupt landlord. In those circumstances, it is possible that the trustee could be deprived of its security interest in the leasehold estate, notwithstanding lender protection provisions contained in the lease or mortgage loan documents.


CHANGES IN ZONING LAWS MAY ADVERSELY AFFECT THE USE OR VALUE OF A REAL PROPERTY

     Due to changes in zoning requirements since construction, an income-producing property may not comply with current zoning laws, including density, use, parking and set back requirements. Accordingly, the property may be a permitted non-conforming structure or the operation of the property may be a permitted non-conforming use. This means that the owner is not required to alter the property's structure or use to comply with the new law, but the owner may be limited in its ability to rebuild the premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow available following the casualty. If a substantial casualty were to occur, insurance proceeds may not be sufficient to pay a mortgage loan secured by the property in full. In addition, if the property were repaired or restored in conformity with the current law, its value or revenue-producing potential may be less than that which existed before the casualty.


COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT OF 1990 MAY BE EXPENSIVE

     Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet federal requirements related to access and use by disabled persons. If a property does not currently comply with that Act, the property owner may be required to incur significant costs in order to effect that compliance. This will reduce the amount of cash flow available to cover other required maintenance and capital improvements and to pay debt service on the mortgage loan(s) that may encumber that property. There can be no assurance that the owner will have sufficient funds to cover the costs necessary to comply with that Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award or damages to private litigants.


LITIGATION MAY ADVERSELY AFFECT A BORROWER'S ABILITY TO REPAY ITS MORTGAGE LOAN

     The owner of a multifamily or commercial property may be a defendant in a litigation arising out of, among other things, the following:

    o breach of contract involving a tenant, a supplier or other party;

    o negligence resulting in a personal injury, or

    o responsibility for an environmental problem.

     Litigation will divert the owner's attention from operating its property. If the litigation were decided adversely to the owner, the award to the plaintiff may adversely affect the owner's ability to repay a mortgage loan secured by the property.


RESIDUAL INTERESTS IN A REAL ESTATE MORTGAGE INVESTMENT CONDUIT HAVE ADVERSE TAX CONSEQUENCES

     Inclusion of Taxable Income in Excess of Cash Received. If you own a certificate that is a residual interest in a real estate mortgage investment conduit, or REMIC, for federal income tax purposes, you will have to report on your income tax return as ordinary income your pro rata share of the taxable income of that REMIC, regardless of the amount or timing of your possible receipt of any cash on the certificate. As a result, your offered certificate may have phantom income early in the term of the REMIC because the taxable income from the certificate may exceed the amount of economic income, if any, attributable to the certificate. While you will have a corresponding amount of tax losses later in the term of the REMIC, the present value of the phantom income may significantly exceed the present value of the tax losses. Therefore, the after-tax yield on any REMIC residual certificate may be significantly less than that of a corporate bond or other instrument having similar cash flow characteristics. In fact, some offered certificates that are residual interests, may have a negative value.

     You will have to report your share of the taxable income and net loss of the REMIC until all the certificates in the related series have a principal balance of zero. See "Federal Income Tax Consequences--REMICs."

     Some Taxable Income of a Residual Interest Cannot Be Offset Under the Internal Revenue Code of 1986. A portion of the taxable income from a REMIC residual certificate may be treated as excess inclusions under the Internal Revenue Code of 1986. You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. In particular, the tax on excess inclusion:

     o generally will not be reduced by losses from other activities,

     o for a tax-exempt holder, will be treated as unrelated business taxable income, and

     o for a foreign holder, will not qualify for any exemption from withholding tax.

     Individuals and Some Entities Should Not Invest in REMIC Residual Certificates. The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC. However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the Internal Revenue Code of 1986. Therefore, the certificates that are residual interests generally are not appropriate investments for:

     o individuals,

     o estates,

     o trusts beneficially owned by any individual or estate, and

     o pass-through entities having any individual, estate or trust as a shareholder, member or partner.

     In addition, the REMIC residual certificates will be subject to numerous transfer restrictions. These restrictions will reduce your ability to liquidate a REMIC residual certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to a foreign person under the Internal Revenue Code of 1986 or to partnerships that have any non-U.S. Persons as partners.

     See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates."


PROBLEMS WITH BOOK-ENTRY REGISTRATION

     Your offered certificates may be issued in book-entry form through the facilities of the Depository Trust Company. As a result--

     o you will be able to exercise your rights as a certificateholder only indirectly through the Depository Trust Company and its participating organizations;

     o you may have only limited access to information regarding your offered certificates;

     o you may suffer delays in the receipt of payments on your offered certificates; and

     o your ability to pledge or otherwise take action with respect to your offered certificates may be limited due to the lack of a physical certificate evidencing your ownership of those certificates.

     See "Description of the Certificates--Book-Entry Registration and Definitive Certificates."


POTENTIAL CONFLICTS OF INTEREST CAN AFFECT A PERSON'S PERFORMANCE

     The master servicer or special servicer for one of our trusts, or any of their respective affiliates, may purchase certificates evidencing interests in that trust.

     In addition, the master servicer or special servicer for one of our trusts, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans.

     In servicing the mortgage loans in any of our trusts, the related master servicer and special servicer will each be required to observe the terms of the governing document(s) for the related series of offered certificates and, in particular, to act in accordance with the servicing standard described in the related prospectus supplement. You should consider, however, that either of these parties, if it or an affiliate owns certificates, or has financial interests in or other financial dealings with any of the related borrowers, may have interests when dealing with the mortgage loans underlying your offered certificates that are in conflict with your interests. For example, if the related special servicer owns any certificates, it could seek to mitigate the potential loss on its certificates from a troubled mortgage loan by delaying enforcement in the hope of realizing greater proceeds in the future. However, this action by a special servicer could result a lower recovery to the related trust than would have been the case if the special servicer had not delayed in taking enforcement action.

     Furthermore, the master servicer or special servicer for any of our trusts may service existing and new loans for third parties, including portfolios of loans similar to the mortgage loans included in that trust. The properties securing these other loans may be in the same markets as and compete with the properties securing mortgage loans in our trust. Accordingly, that master servicer or special servicer may be acting on behalf of parties with conflicting interests.


                   CAPITALIZED TERMS USED IN THIS PROSPECTUS

     From time to time we use capitalized terms in this prospectus. Each of those capitalized terms will have the meaning assigned to it in the "Glossary" attached to this prospectus.

                        DESCRIPTION OF THE TRUST ASSETS


GENERAL

     We will be responsible for establishing the trust underlying each series of offered certificates. The assets of the trust will primarily consist of:

     o various types of multifamily and/or commercial mortgage loans;

     o mortgage participations, pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that directly or indirectly evidence interests in, or are secured by pledges of, one or more of various types of multifamily and/or commercial mortgage loans; or

     o a combination of mortgage loans and mortgage-backed securities of the types described above.

     We do not originate mortgage loans. Accordingly, we must acquire each of the mortgage loans to be included in one of our trusts from the originator or a subsequent assignee. In some cases, that originator or subsequent assignee will be one of our affiliates.

     Unless we indicate otherwise in the related prospectus supplement, we will acquire, directly or through one of our affiliates, in the secondary market, any mortgage-backed security to be included in one of our trusts.

     Neither we nor any of our affiliates will guarantee any of the mortgage assets included in one of our trusts. Furthermore, unless we indicate otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure any of those mortgage assets.


MORTGAGE LOANS

     General. Each mortgage loan underlying the offered certificates will constitute the obligation of one or more persons to repay a debt. That obligation will be evidenced by a promissory note or bond. In addition, that obligation will be secured by a mortgage, deed of trust or other security instrument that creates a first or junior lien on, or security interest in, an interest in one or more of the following types of real property:

     o rental or cooperatively-owned buildings with multiple dwelling units;

     o retail properties related to the sale of consumer goods and other products to the general public, such as shopping centers, malls, factory outlet centers, automotive sales centers, department stores and other retail stores, grocery stores, specialty shops, convenience stores and gas stations;

     o retail properties related to providing entertainment, recreational and personal services to the general public, such as movie theaters, fitness centers, bowling alleys, salons, dry cleaners and automotive service centers;

     o office properties;

     o hospitality properties, such as hotels, motels and other lodging facilities;

     o casino properties;

     o health care-related properties, such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and, in some cases, assisted living centers and senior housing;

     o industrial properties;

     o warehouse facilities, mini-warehouse facilities and self-storage facilities;

     o restaurants, taverns and other establishments involved in the food and beverage industry;

     o manufactured housing communities, mobile home parks and recreational vehicle parks;

     o recreational and resort properties, such as golf courses, marinas, ski resorts and amusement parks;

     o arenas and stadiums;

     o churches and other religious facilities;

     o parking lots and garages;

     o mixed use properties;

     o other income-producing properties; and

     o unimproved land.

     The real property interests that may be encumbered in order to secure a mortgage loan underlying your offered certificates, include--

     o a fee interest or estate, which consists of ownership of the property for an indefinite period,

     o an estate for years, which consists of ownership of the property for a specified period of years,

     o a leasehold interest or estate, which consists of a right to occupy and use the property for a specified period of years, subject to the terms and conditions of a lease,

     o shares in a cooperative corporation which owns the property, or

     o any other real estate interest under applicable local law.

Any of these real property interests may be subject to deed restrictions, easements, rights of way and other matters of public record with respect to the related property. In addition, the use of, and improvements that may be constructed on, any particular real property will, in most cases, be subject to zoning laws and other legal restrictions.

     Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

     If we so indicate in the related prospectus supplement, one or more of the mortgage loans underlying a series of offered certificates may be secured by a junior lien on the related real property. However, the loan or loans secured by the more senior liens on that property may not be included in the related trust. The primary risk to the holder of a mortgage loan secured by a junior lien on a real property is the possibility that the foreclosure proceeds remaining after payment of the loans secured by more senior liens on that property will be insufficient to pay the junior loan in full. In a foreclosure proceeding, the sale proceeds are applied--

     o first, to the payment of court costs and fees in connection with the foreclosure,

     o second, to the payment of real estate taxes, and

     o third, to the payment of any and all principal, interest, prepayment or acceleration penalties, and other amounts owing to the holder of the senior loans.

The claims of the holders of the senior loans must be satisfied in full before the holder of the junior loan receives any payments with respect to the junior loan. If a lender forecloses on a junior loan, it does so subject to any related senior loans.

     If we so indicate in the related prospectus supplement, the mortgage loans underlying a series of offered certificates may be delinquent as of the date the certificates are initially issued. In those cases, we will describe in the related prospectus supplement--

     o the period of the delinquency,

     o any forbearance arrangement then in effect,

     o the condition of the related real property, and

     o the ability of the related real property to generate income to service the mortgage debt.

We will not, however, transfer any mortgage loan to a trust if we know that the mortgage loan is, at the time of transfer, more than 90 days delinquent with respect to any scheduled payment of principal or interest or in foreclosure.

     A Discussion of the Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates. The mortgage loans underlying a series of offered certificates may be secured by numerous types of multifamily and commercial properties. As we discuss below under "--Mortgage Loans--Default and Loss Considerations with Respect to Commercial and Multifamily Mortgage Loans," the adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. Set forth below is a discussion of some of the various factors that may affect the value and operations of the indicated types of multifamily and commercial properties.

     Multifamily Rental Properties. Factors affecting the value and operation of a multifamily rental property include:

     o the physical attributes of the property, such as its age, appearance, amenities and construction quality;

     o the types of services offered at the property;

     o the location of the property;

     o the characteristics of the surrounding neighborhood, which may change over time;

     o the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing properties;

     o the ability of management to provide adequate maintenance and insurance;


     o the property's reputation;

     o the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

     o the existence or construction of competing or alternative residential properties, including other apartment buildings and complexes, manufactured housing communities, mobile home parks and single-family housing;

     o the ability of management to respond to competition;

     o the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, personnel from a local military base or students;

     o adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in occupancy levels;

     o state and local regulations, which may affect the property owner's ability to increase rent to the market rent for an equivalent apartment;

     o the extent to which the property is subject to land use restrictive covenants or contractual covenants that require that units be rented to low income tenants;

     o the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital expenditures, may increase; and

     o the extent to which increases in operating costs may be passed through to tenants.

     Because units in a multifamily rental property are leased to individuals, usually for no more than a year, the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.

     Some states regulate the relationship of an owner and its tenants at a multifamily rental property. Among other things, these states may--

    o require written leases;

    o require good cause for eviction;

    o require disclosure of fees;

    o prohibit unreasonable rules;

    o prohibit retaliatory evictions;

    o prohibit restrictions on a resident's choice of unit vendors;

    o limit the bases on which a landlord may increase rent; or

    o prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     Apartment building owners have been the subject of suits under state Unfair and Deceptive Practices Acts and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.

     Some counties and municipalities also impose rent control regulations on apartment buildings. These regulations may limit rent increases to--

    o fixed percentages,

    o percentages of increases in the consumer price index,

    o increases set or approved by a governmental agency, or

    o increases determined through mediation or binding arbitration.

     In many cases, the rent control laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a landlord's ability to raise rents at a multifamily rental property may impair the landlord's ability to repay a mortgage loan secured by the property or to meet operating costs.

     Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region. These covenants may limit the potential rental rates that may be charged at a multifamily rental property, the potential tenant base for the property or both. An owner may subject a multifamily rental property to these covenants in exchange for tax credits or rent subsidies. When the credits or subsidies cease, net operating income will decline.

     Some mortgage loans underlying the offered certificates will be secured by--

    o the related borrower's interest in multiple units in a residential condominium project, and

    o the related voting rights in the owners' association for the project.

Due to the nature of condominiums, a default on any of those mortgage loans will not allow the related special servicer the same flexibility in realizing on the real property collateral as is generally available with respect to multifamily rental properties that are not condominiums. The rights of other unit owners, the governing documents of the owners' association and the state and local laws applicable to condominiums must be considered and respected. Consequently, servicing and realizing upon the collateral for those mortgage loans could subject the related trust to greater delay, expense and risk than a loan secured by a multifamily rental property that is not a condominium.

     Cooperatively-Owned Apartment Buildings. Some multifamily properties are owned or leased by cooperative corporations. In general, each shareholder in the corporation is entitled to occupy a particular apartment unit under a long-term proprietary lease or occupancy agreement.

     A tenant/shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation. The monthly maintenance payment represents a tenant/shareholder's pro rata share of the corporation's--

    o mortgage loan payments,

    o real property taxes,

    o maintenance expenses, and

    o other capital and ordinary expenses of the property.

These monthly maintenance payments are in addition to any payments of principal and interest the tenant/shareholder must make on any loans of the tenant/shareholder secured by its shares in the corporation.

     A cooperative corporation is directly responsible for building maintenance and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by, and to pay all other operating expenses of, the cooperatively owned property depends primarily upon the receipt of--

    o maintenance payments from the tenant/shareholders, and

    o any rental income from units or commercial space that the cooperative corporation might control.

     A cooperative corporation may have to impose special assessments on the tenant/shareholders in order to pay unanticipated expenditures. Accordingly, a cooperative corporation is highly dependent on the financial well being of its tenant/shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the cooperatively owned property depends primarily on its ability to refinance the property.

     In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. Shares are allocated to each apartment unit by the owner or sponsor. The current tenants have a specified period to subscribe at prices discounted from the prices to be offered to the public after that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. In general the sponsor controls the corporation's board of directors and management for a limited period of time. If the sponsor holds the shares allocated to a large number of apartment units, the lender on a mortgage loan secured by a cooperatively owned property may be adversely affected by a decline in the creditworthiness of the sponsor.

     Many cooperative conversion plans are non-eviction plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in its apartment unit as a subtenant from the owner of the shares allocated to that unit. Any applicable rent control or rent stabilization laws would continue to be applicable to the subtenancy. In addition, the subtenant may be entitled to renew its lease for an indefinite number of years with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The owner/shareholder is responsible for the maintenance payments to the cooperative corporation without regard to whether it receives rent from the subtenant or whether the rent payments are lower than maintenance payments on the unit. Newly-formed cooperative corporations typically have the greatest concentration of non-tenant/ shareholders.

     Retail Properties. The term "retail property" encompasses a broad range of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public. Some examples of retail properties include--

    o shopping centers,

    o factory outlet centers,

    o malls,

    o automotive sales and service centers,

    o consumer oriented businesses,

    o department stores,

    o grocery stores,

    o convenience stores,

    o specialty shops,

    o gas stations,

    o movie theaters,

    o fitness centers,

    o bowling alleys,

    o salons, and

    o dry cleaners.

     Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations. In order to attract tenants, the owner of a retail property may be required to--

    o lower rents,

    o grant a potential tenant a free rent or reduced rent period,

    o improve the condition of the property generally, or

    o make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.

     A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property. The ability of a tenant at a particular retail property to attract customers will be affected by a number of factors related to the property and the surrounding area, including:

    o competition from other retail properties;

    o perceptions regarding the safety, convenience and attractiveness of the property;

    o perceptions regarding the safety of the surrounding area;

    o demographics of the surrounding area;

    o the strength and stability of the local, regional and national economies;

    o traffic patterns and access to major thoroughfares;

    o the visibility of the property;

    o availability of parking;

    o the particular mixture of the goods and services offered at the property;

    o customer tastes, preferences and spending patterns; and

    o the drawing power of other tenants.

     The success of a retail property is often dependent on the success of its tenants' businesses. A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or revenues. Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants' ability to pay their rent or other occupancy costs. A default by a tenant under its lease could result in delays and costs in enforcing the landlord's rights. Retail properties would be directly and adversely affected by a decline in the local economy and reduced consumer spending.

     Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms. Even if vacant space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.

     The presence or absence of an anchor tenant in a multi-tenanted retail property can be important. Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants. An anchor tenant is, in general, a retail tenant whose space is substantially larger in size than that of other tenants at the same retail property and whose operation is vital in attracting customers to the property. At some retail properties, the anchor tenant owns the space it occupies. In those cases where the property owner does not control the space occupied by the anchor tenant, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant. In some cases, an anchor tenant may cease to operate at the property, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant space. If an anchor tenant ceases operations at a retail property, other tenants at the property may be entitled to terminate their leases prior to the scheduled termination date or to pay rent at a reduced rate for the remaining term of the lease.

     Various factors will adversely affect the economic performance of an anchored retail property, including:

    o an anchor tenant's failure to renew its lease;

    o termination of an anchor tenant's lease;

    o the bankruptcy or economic decline of an anchor tenant or a self-owned anchor;

    o the cessation of the business of a self-owned anchor or of an anchor tenant, notwithstanding its continued ownership of the previously occupied space or its continued payment of rent, as the case may be; or

    o a loss of an anchor tenant's ability to attract shoppers.

     Retail properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars:

    o factory outlet centers;

    o discount shopping centers and clubs;

    o catalogue retailers;

    o television shopping networks and programs;

    o internet web sites; and

    o telemarketing.

     Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters. Continued growth of these alternative retail outlets and entertainment sources, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

     Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses and the types of products used or sold in those businesses.

     Office Properties. Factors affecting the value and operation of an office property include:

    o the number and quality of the tenants, particularly significant tenants, at the property;

    o the physical attributes of the building in relation to competing buildings;

     o the location of the property with respect to the central business district or population centers;

     o demographic trends within the metropolitan area to move away from or towards the central business district;

     o social trends combined with space management trends, which may change towards options such as telecommuting or hoteling to satisfy space needs;

     o tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;

     o local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;

     o the quality and philosophy of building management;

     o access to mass transportation; and

     o changes in zoning laws.

     Office properties may be adversely affected by an economic decline in the business operated by their tenants. The risk associated with that economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

     Office properties are also subject to competition with other office properties in the same market. Competitive factors affecting an office property include:

     o rental rates;

     o the building's age, condition and design, including floor sizes and layout;

     o access to public transportation and availability of parking; and

     o amenities offered to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other base building technological features.

     The cost of refitting office space for a new tenant is often higher than for other property types.

     The success of an office property also depends on the local economy. Factors influencing a company's decision to locate in a given area include:

     o the cost and quality of labor;

     o tax incentives; and

     o quality of life matters, such as schools and cultural amenities.

     The strength and stability of the local or regional economy will affect an office property's ability to attract stable tenants on a consistent basis. A central business district may have a substantially different economy from that of a suburb.

     Hospitality Properties. Hospitality properties may involve different types of hotels and motels, including:

     o full service hotels;

     o resort hotels with many amenities;

     o limited service hotels;

     o hotels and motels associated with national or regional franchise chains;

     o hotels that are not affiliated with any franchise chain but may have their own brand identity; and

     o other lodging facilities.

     Factors affecting the economic performance of a hospitality property include:

     o the location of the property and its proximity to major population centers or attractions;

     o the seasonal nature of business at the property;

     o the level of room rates relative to those charged by competitors;

     o quality and perception of the franchise affiliation;

     o economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;

     o the existence or construction of competing hospitality properties;

     o nature and quality of the services and facilities;

     o financial strength and capabilities of the owner and operator;

     o the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;

     o increases in operating costs, which may not be offset by increased room rates;

     o the property's dependence on business and commercial travelers and tourism; and

     o changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors.

     Because limited service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties. Additionally, the revenues of some hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature.

     Hospitality properties may be operated under franchise agreements. The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise or to operate property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

     The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon:

     o the continued existence and financial strength of the franchisor;

     o the public perception of the franchise service mark; and

     o the duration of the franchise licensing agreement.

     The transferability of franchise license agreements may be restricted. The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a foreclosure. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated liquor license. That party would be required to apply in its own right for a new liquor license. There can be no assurance that a new license could be obtained or that it could be obtained promptly.

     Casino Properties. Factors affecting the economic performance of a casino property include:

     o location, including proximity to or easy access from major population centers;

     o appearance;

     o economic conditions, either local, regional or national, which may limit the amount of disposable income that potential patrons may have for gambling;

     o the existence or construction of competing casinos;

     o dependence on tourism; and

     o local or state governmental regulation.

     Competition among major casinos may involve attracting patrons by--

     o providing alternate forms of entertainment, such as performers and sporting events, and

     o offering low-priced or free food and lodging.

     Casino owners may expend substantial sums to modernize, refurbish and maintain existing facilities.

     Because of their dependence on disposable income of patrons, casino properties are likely to respond quickly to a downturn in the economy.

     The ownership and operation of casino properties is often subject to local or state governmental regulation. A government agency or authority may have jurisdiction over or influence with respect to the foreclosure of a casino property or the bankruptcy of its owner or operator. In some jurisdictions, it may be necessary to receive governmental approval before foreclosing, thereby resulting in substantial delays to a lender. Gaming licenses are not transferable, including in connection with a foreclosure. There can be no assurance that a lender or another purchaser in foreclosure or otherwise will be able to obtain the requisite approvals to continue operating the foreclosed property as a casino.

     Any given state or municipality that currently allows legalized gambling could pass legislation banning it.

     The loss of a gaming license for any reason would have a material adverse effect on the value of a casino property.

     Health Care-Related Properties. Health-care related properties include:

    o hospitals;

    o skilled nursing facilities;

    o nursing homes;

    o congregate care facilities; and

    o in some cases, assisted living centers and housing for seniors.

     Health care-related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to:

    o statutory and regulatory changes;

    o retroactive rate adjustments;

    o administrative rulings;

    o policy interpretations;

    o delays by fiscal intermediaries; and

    o government funding restrictions.

All of the foregoing can adversely affect revenues from the operation a health care-related facility. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers. In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

     Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law. They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including:

    o federal and state licensing requirements;

    o facility inspections;

    o rate setting;

    o reimbursement policies; and

    o laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services.

     Under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services. Accordingly, in the event of foreclosure on a health care-related facility, neither a lender nor other subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to foreclosure. Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals. The lender or other purchaser may have to apply in its own right for those licenses and approvals. There can be no assurance that a new license could be obtained or that a new approval would be granted.

     Health care-related facilities are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of health care-related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial properties.

     Industrial Properties. Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy. In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.

     The value and operation of an industrial property depends on:

    o location of the property, the desirability of which in a particular instance may depend on--

      1. availability of labor services,

      2. proximity to supply sources and customers, and

      3. accessibility to various modes of transportation and shipping, including railways, roadways, airline terminals and ports;

    o building design of the property, the desirability of which in a particular instance may depend on--

      1. ceiling heights,

      2. column spacing,

      3. number and depth of loading bays,

     4. divisibility,

     5. floor loading capacities,

     6. truck turning radius,

     7. overall functionality, and

     8. adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized activities; and

    o the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant concentrations.

     Industrial properties are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value.

     Warehouse, Mini-Warehouse and Self-Storage Facilities. Warehouse, mini-warehouse and self-storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. In addition, it would require substantial capital expenditures to convert a warehouse, mini-warehouse or self-storage property to an alternative use. This will materially impair the liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, age of improvements or other factors.

     Successful operation of a warehouse, mini-warehouse or self-storage property depends on--

    o building design,

    o location and visibility,

    o tenant privacy,

    o efficient access to the property,

    o proximity to potential users, including apartment complexes or commercial users,

    o services provided at the property, such as security,

    o age and appearance of the improvements, and

    o quality of management.

     Restaurants and Taverns. Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include:

    o competition from facilities having businesses similar to a particular restaurant or tavern;

    o perceptions by prospective customers of safety, convenience, services and attractiveness;

    o the cost, quality and availability of food and beverage products;

    o negative publicity, resulting from instances of food contamination, food-borne illness and similar events;

    o changes in demographics, consumer habits and traffic patterns;

    o the ability to provide or contract for capable management; and

    o retroactive changes to building codes, similar ordinances and other legal requirements.

     Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out. Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

     The food and beverage service industry is highly competitive. The principal means of competition are--

    o segment,

    o product,

    o price,

    o value,

    o quality,

    o service,

    o convenience,

    o location, and

    o the nature and condition of the restaurant facility.

     A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located. Other restaurants could have--

    o lower operating costs,

    o more favorable locations,

    o more effective marketing,

    o more efficient operations, or

    o better facilities.

     The location and condition of a particular restaurant or tavern will affect the number of customers and, to an extent, the prices that may be charged. The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities. Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers. In the case of a regionally- or nationally-known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

     Factors affecting the success of a regionally- or nationally-known chain restaurant include:

    o actions and omissions of any franchisor, including management practices that--

     1. adversely affect the nature of the business, or

     2. require renovation, refurbishment, expansion or other expenditures;

    o the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and

    o the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

     Chain restaurants may be operated under franchise agreements. Those agreements typically do not contain provisions protective of lenders. A borrower's rights as franchisee typically may be terminated without informing the lender, and the borrower may be precluded from competing with the franchisor upon termination. In addition, a lender that acquires title to a restaurant site through foreclosure or similar proceedings may be restricted in the use of the site or may be unable to succeed to the rights of the franchisee under the related franchise agreement. The transferability of a franchise may be subject to other restrictions. Also, federal and state franchise regulations may impose additional risk, including the risk that the transfer of a franchise acquired through foreclosure or similar proceedings may require registration with governmental authorities or disclosure to prospective transferees.

     Manufactured Housing Communities, Mobile Home Parks and Recreational Vehicle Parks. Manufactured housing communities and mobile home parks consist of land that is divided into "spaces" or

"home sites" that are primarily leased to owners of the individual mobile homes or other housing units. The home owner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the home, and landscaping. The land owner typically provides private roads within the park, common facilities and, in many cases, utilities. Due to relocation costs and, in some cases, demand for homesites, the value of a mobile home or other housing unit in place in a manufactured housing community or mobile home park is generally higher, and can be significantly higher, than the value of the same unit not placed in a manufactured housing community or mobile home park. As a result, a well-operated manufactured housing community or mobile home park that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the home of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the home can be resold in place, rather than to allow the unit to be removed from the park. In general, the individual mobile homes and other housing units will not constitute collateral for a mortgage loan underlying a series of offered certificates.

     Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

     Factors affecting the successful operation of a manufactured housing community, mobile home park or recreational vehicle park include:

    o the number of comparable competing properties in the local market;

    o the age, appearance and reputation of the property;

    o the quality of management; and

    o the types of facilities and services it provides.

     Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including--

    o multifamily rental properties,

    o cooperatively-owned apartment buildings,

    o condominium complexes, and

    o single-family residential developments.

     Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, such as staying at a hotel at the beach.

     Manufactured housing communities, mobile home parks and recreational vehicle parks are special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect the liquidation value of the property if its operation as a manufactured housing community, mobile home park or recreational vehicle park, as the case may be, becomes unprofitable due to competition, age of the improvements or other factors.

     Some states regulate the relationship of an owner of a manufactured housing community or mobile home park and its tenants in a manner similar to the way they regulate the relationship between a landlord and tenant at a multifamily rental property. In addition, some states also regulate changes in the use of a manufactured housing community or mobile home park and require that the owner give written notice to its tenants a substantial period of time prior to the projected change.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on manufactured housing communities and mobile home parks. These ordinances may limit rent increases to--

    o fixed percentages,

    o percentages of increases in the consumer price index,

    o increases set or approved by a governmental agency, or

    o increases determined through mediation or binding arbitration.

     In many cases, the rent control laws either do not permit vacancy decontrol or permit vacancy decontrol only in the relatively rare event that the mobile home or manufactured housing unit is removed from the homesite. Local authority to impose rent control on manufactured housing communities and mobile home parks is pre-empted by state law in some states and rent control is not imposed at the state level in those states. In some states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants.

     Recreational and Resort Properties. Any mortgage loan underlying a series of offered certificates may be secured by a golf course, marina, ski resort, amusement park or other property used for recreational purposes or as a resort. Factors affecting the economic performance of a property of this type include:

    o the location and appearance of the property;

    o the appeal of the recreational activities offered;

    o the existence or construction of competing properties, whether are not they offer the same activities;

    o the need to make capital expenditures to maintain, refurbish, improve and/or expand facilities in order to attract potential patrons;

    o geographic location and dependence on tourism;

    o changes in travel patterns caused by changes in energy prices, strikes, location of highways, construction of additional highways and similar factors;

    o seasonality of the business, which may cause periodic fluctuations in operating revenues and expenses;

    o sensitivity to weather and climate changes; and

    o local, regional and national economic conditions.

     A marina or other recreational or resort property located next to water will also be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

     Because of the nature of the business, recreational and resort properties tend to respond to adverse economic conditions more quickly than do many other types of commercial properties.

     Recreational and resort properties are generally special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

     Arenas and Stadiums. The success of an arena or stadium generally depends on its ability to attract patrons to a variety of events, including:

    o sporting events;

    o musical events;

    o theatrical events;

    o animal shows; and/or

    o circuses.

   The ability to attract patrons is dependent on, among others, the following factors:

    o the appeal of the particular event;

    o the cost of admission;

    o perceptions by prospective patrons of the safety, convenience, services and attractiveness of the arena or stadium;

    o perceptions by prospective patrons of the safety of the surrounding area; and

    o the alternative forms of entertainment available in the particular locale.

     In some cases, an arena's or stadium's success will depend on its ability to attract and keep a sporting team as a tenant. An arena or stadium may become unprofitable, or unacceptable to a tenant of that type, due to decreased attendance, competition and age of improvements. Often, substantial expenditures must be made to modernize, refurbish and/or maintain existing facilities.

     Arenas and stadiums are special purpose properties which cannot be readily convertible to alternative uses. This will adversely affect their liquidation value.

     Churches and Other Religious Facilities. Churches and other religious facilities generally depend on charitable donations to meet expenses and pay for maintenance and capital expenditures. The extent of those donations is dependent on the attendance at any particular religious facility and the extent to which attendees are prepared to make donations, which is influenced by a variety of social, political and economic factors. Donations may be adversely affected by economic conditions, whether local, regional or national. Religious facilities are special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

     Parking Lots and Garages. The primary source of income for parking lots and garages is the rental fees charged for parking spaces. Factors affecting the success of a parking lot or garage include:

    o the number of rentable parking spaces and rates charged;

    o the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

    o the amount of alternative parking spaces in the area;

    o the availability of mass transit; and

    o the perceptions of the safety, convenience and services of the lot or garage.

     Unimproved Land. The value of unimproved land is largely a function of its potential use. This may depend on--

    o its location,

    o its size,

    o the surrounding neighborhood, and

    o local zoning laws.

     Default and Loss Considerations with Respect to Commercial and Multifamily Mortgage Loans. Mortgage loans secured by liens on income-producing properties are substantially different from mortgage loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon--

    o the successful operation of the property, and

    o its ability to generate income sufficient to make payments on the loan.

This is particularly true because most or all of the mortgage loans underlying the offered certificates will be nonrecourse loans.

     The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of--

     o the amount of income derived or expected to be derived from the related real property for a twelve-month period that is available to pay debt service, to

     o the annualized scheduled payments of principal and/or interest on the mortgage loan and any other senior loans that are secured by the related real property.

The amount described in the first bullet point of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. We will provide a more detailed discussion of its calculation in the related prospectus supplement.

     The cash flow generated by a multifamily or commercial property will generally fluctuate over time and may or may not be sufficient to--

     o make the loan payments on the related mortgage loan,

     o cover operating expenses, and

     o fund capital improvements at any given time.

     Operating revenues of a nonowner occupied, income- producing property may be affected by the condition of the applicable real estate market and/or area economy. Properties leased, occupied or used on a short-term basis, such as--

     o some health care-related facilities,

     o hotels and motels,

     o recreational vehicle parks, and

     o mini-warehouse and self-storage facilities,

tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as--

     o warehouses,

     o retail stores,

     o office buildings, and

     o industrial facilities.

     Some commercial properties may be owner-occupied or leased to a small number of tenants. Accordingly, the operating revenues may depend substantially on the financial condition of the borrower or one or a few tenants. Mortgage loans secured by liens on owner-occupied and single tenant properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

     Increases in property operating expenses can increase the likelihood of a borrower default on a multifamily or commercial mortgage loan secured by the property. Increases in property operating expenses may result from:

     o increases in energy costs and labor costs;

     o increases in interest rates and real estate tax rates; and

     o changes in governmental rules, regulations and fiscal policies.

     Some net leases of commercial properties may provide that the lessee, rather than the borrower/ landlord, is responsible for payment of operating expenses. However, a net lease will result in stable net operating income to the borrower/landlord only if the lessee is able to pay the increased operating expense while also continuing to make rent payments.

     Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of--

     o the then outstanding principal balance of the mortgage loan and any other senior loans that are secured by the related real property, to

     o the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

     A low loan-to-value ratio means the borrower has a large amount of its own equity in the multifamily or commercial property that secures its loan. In these circumstances--

     o the borrower has a greater incentive to perform under the terms of the related mortgage loan in order to protect that equity, and

     o the lender has greater protection against loss on liquidation following a borrower default.

     Loan-to-value ratios are not necessarily an accurate measure of the likelihood of liquidation loss in a pool of multifamily and commercial mortgage loans. For example, the value of a multifamily or commercial property as of the date of initial issuance of a series of offered certificates may be less than the estimated value determined at loan origination. The value of any real property, in particular a multifamily or commercial property, will likely fluctuate from time to time. Moreover, even a current appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on--

     o the market comparison method, which takes into account the recent resale value of comparable properties at the date of the appraisal;

     o the cost replacement method, which takes into account the cost of replacing the property at the date of the appraisal;

     o the income capitalization method, which takes into account the property's projected net cash flow; or

     o a selection from the values derived from the foregoing methods.

     Each of these appraisal methods presents analytical difficulties. For example--

     o it is often difficult to find truly comparable properties that have recently been sold;

     o the replacement cost of a property may have little to do with its current market value; and

     o income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate.

     If more than one appraisal method is used and significantly different results are produced, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

     The value of a multifamily or commercial property will be affected by property performance. As a result, if a multifamily or commercial mortgage loan defaults because the income generated by the related property is insufficient to pay operating costs and expenses as well as debt service, then the value of the property will decline and a liquidation loss may occur.

     We believe that the foregoing considerations are important factors that generally distinguish mortgage loans secured by liens on income-producing real estate from single-family mortgage loans. However, the originators of the mortgage loans underlying your offered certificates may not have considered all of those factors for all or any of those loans.

     See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance."

     Payment Provisions of the Mortgage Loans. Each of the mortgage loans included in one of our trusts will have the following features:

     o an original term to maturity of not more than approximately 40 years; and

     o scheduled payments of principal, interest or both, to be made on specified dates, that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval.

     A mortgage loan included in one of our trusts may also include terms that:

     o provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

     o provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

     o provide for no accrual of interest;

     o provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the coupon rate or to reflect the occurrence of specified events;

     o be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

     o permit the negative amortization or deferral of accrued interest;

     o permit defeasance and the release of the real property collateral in connection with that defeasance; and/or

     o prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments.

     Mortgage Loan Information in Prospectus Supplements. We will describe in the related prospectus supplement the characteristics of the mortgage loans that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage loans in one of our trusts:

     o the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

     o the type or types of property that provide security for repayment of the mortgage loans;

     o the earliest and latest origination date and maturity date of the mortgage loans;

     o the original and remaining terms to maturity of the mortgage loans, or the range of each of those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

     o loan-to-value ratios of the mortgage loans either at origination or as of a more recent date, or the range of those loan-to-value ratios, and the weighted average of those loan-to-value ratios;

     o the mortgage interest rates of the mortgage loans, or the range of those mortgage interest rates, and the weighted average mortgage interest rate of the mortgage loans;

     o if any mortgage loans have adjustable mortgage interest rates, the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the loan;

     o information on the payment characteristics of the mortgage loans, including applicable prepayment restrictions;

     o debt service coverage ratios of the mortgage loans either at origination or as of a more recent date, or the range of those debt service coverage ratios, and the weighted average of those debt service coverage ratios; and

     o the geographic distribution of the properties securing the mortgage loans on a state-by-state basis.

     If we are unable to provide the specific information described above at the time a series of offered certificates is initially offered, we will provide--

     o more general information in the related prospectus supplement, and

     o specific information in a report which will be filed with the SEC as part of a Current Report on Form 8-K within 15 days following the issuance of those certificates.

     If any mortgage loan, or group of related mortgage loans, included in one of our trusts represents a material concentration of credit risk, we will include in the related prospectus supplement financial statements or other financial information on the related real property or properties.


MORTGAGE-BACKED SECURITIES

     The mortgage backed-securities underlying a series of offered certificates may include:

     o mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that are not insured or guaranteed by any governmental agency or instrumentality, or

     o certificates issued and/or insured or guaranteed by Freddie Mac, Fannie Mae, Ginnie Mae, Farmer Mac, or another federal or state governmental agency or instrumentality.

     In addition, each of those mortgage-backed securities will directly or indirectly evidence an interest in, or be secured by a pledge of, multifamily and/or commercial mortgage loans.

     Each mortgage-backed security included in one of our trusts--

     o will have been registered under the Securities Act of 1933, as amended, or

     o will be exempt from the registration requirements of that Act, or

     o will have been held for at least the holding period specified in Rule 144(k) under that Act, or

     o may otherwise be resold by us publicly without registration under that Act.

     We will describe in the related prospectus supplement the characteristics of the mortgage-backed securities that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage-backed securities included in one of our trusts:

     o the initial and outstanding principal amount(s) and type of the securities;

     o the original and remaining term(s) to stated maturity of the securities;


     o the pass-through or bond rate(s) of the securities or the formula for determining those rate(s);

     o the payment characteristics of the securities;

     o the identity of the issuer(s), servicer(s) and trustee(s) for the securities;

     o a description of the related credit support, if any;

     o the type of mortgage loans underlying the securities;

     o the circumstances under which the related underlying mortgage loans, or the securities themselves, may be purchased prior to maturity;

     o the terms and conditions for substituting mortgage loans backing the securities; and

     o the characteristics of any agreements or instruments providing interest rate protection to the securities.

     With respect to any mortgage-backed security included in one of our trusts, we will provide in our reports filed under the Securities Exchange Act of 1934, as amended, the same information regarding the security as is provided by the issuer of the security in its own reports filed under that Act, if the security was publicly offered, or in the reports the issuer of the security provides to the related trustee, if the security was privately issued.


SUBSTITUTION, ACQUISITION AND REMOVAL OF MORTGAGE ASSETS

     If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of offered certificates in exchange for:

     o cash that would be applied to pay down the principal balances of the certificates of that series; and/or

     o other mortgage loans or mortgage-backed securities that--

       1. conform to the description of mortgage assets in this prospectus, and

       2. satisfy the criteria set forth in the related prospectus supplement.

     If so specified in the related prospectus supplement, the trustee may be authorized or required to apply collections on the related mortgage assets to acquire new mortgage loans or mortgage-backed securities that--

       1. conform to the description of mortgage assets in this prospectus, and

       2. satisfy the criteria set forth in the related prospectus supplement.

     No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

     Further, if so specified in the related prospectus supplement, a certificateholder of a series of certificates that includes offered certificates may exchange the certificates it holds for one or more of the mortgage loans or mortgage-backed securities constituting part of the mortgage pool underlying those certificates. We will describe in the related prospectus supplement the circumstances under which the exchange may occur.


UNDELIVERED MORTGAGE ASSETS

     In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days following the date of initial issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.


ACCOUNTS

     The trust assets underlying a series of offered certificates will include one or more accounts established and maintained on behalf of the holders. All payments and collections received or advanced on the mortgage assets and other trust assets will be deposited and held in those accounts. We will identify and describe those accounts, and will further describe the deposits to and withdrawals from those accounts, in the related prospectus supplement.


CREDIT SUPPORT

     The holders of any class of offered certificates may be the beneficiaries of credit support designed to protect them partially or fully against all or particular defaults and losses on the related mortgage assets. The types of credit support that may benefit the holders of a class of offered certificates include:

     o the subordination or one or more other classes of certificates of the same series;

     o a letter of credit;

     o a surety bond;

     o an insurance policy;

     o a guarantee;

     o a credit derivative; and/or

     o a reserve fund.

     In the related prospectus supplement, we will describe the amount and types of any credit support benefiting the holders of a class of offered certificates.


ARRANGEMENTS PROVIDING REINVESTMENT, INTEREST RATE AND CURRENCY RELATED
PROTECTION

     The trust assets for a series of offered certificates may include guaranteed investment contracts in accordance with which moneys held in the funds and accounts established for that series will be invested at a specified rate. Those trust assets may also include:

     o interest rate exchange agreements;

     o interest rate cap agreements;

     o interest rate floor agreements;

     o currency exchange agreements; or

     o other agreements or arrangements designed to reduce the effects of interest rate or currency exchange rate fluctuations with respect to the related mortgage assets and one or more classes of offered certificates.

     In the related prospectus supplement, we will describe any agreements or other arrangements designed to protect the holders of a class of offered certificates against shortfalls resulting from movements or fluctuations in interest rates or currency exchange rates. If applicable, we will also identify any obligor under the agreement or other arrangement.

                       YIELD AND MATURITY CONSIDERATIONS

GENERAL

     The yield on your offered certificates will depend on--

     o the price you paid for your offered certificates,

     o the pass-through rate on your offered certificates,

     o the amount and timing of payments on your offered certificates.

     The following discussion contemplates a trust established by us that consists only of mortgage loans. If one of our trusts also includes a mortgage-backed security, the payment terms of that security will soften or enhance the effects that the characteristics and behavior of mortgage loans backing that security can have on the yield to maturity and/or weighted average life of a class of offered certificates. If one of our trusts includes a mortgage-backed security, we will discuss in the related prospectus supplement the effect, if any, that the security may have on the yield to maturity and weighted average lives of the related offered certificates.


PASS-THROUGH RATE

     A class of interest-bearing offered certificates may have a fixed, variable or adjustable pass-through rate. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, if the pass-through rate is variable or adjustable, the method of determining the pass-through rate.


PAYMENT DELAYS

     There will be a delay between the date on which payments on the underlying mortgage loans are due and the date on which those payments are passed through to you and other investors. That delay will reduce the yield that would otherwise be produced if those payments were passed through on your offered certificates on the same date that they were due.


YIELD AND PREPAYMENT CONSIDERATIONS

     The yield to maturity on your offered certificates will be affected by the rate of principal payments on the underlying mortgage loans and the allocation of those principal payments to reduce the principal balance or notional amount of your offered certificates. The rate of principal payments on those mortgage loans will be affected by the following:

     o the amortization schedules of the mortgage loans, which may change from time to time to reflect, among other things, changes in mortgage interest rates or partial prepayments of principal;

     o the dates on which any balloon payments are due; and

     o the rate of principal prepayments on the mortgage loans, including voluntary prepayments by borrowers and involuntary prepayments resulting from liquidations, casualties or purchases of mortgage loans.

     Because the rate of principal prepayments on the mortgage loans underlying your offered certificates will depend on future events and a variety of factors, we cannot give you any assurance as to that rate.

     The extent to which the yield to maturity of your offered certificates may vary from your anticipated yield will depend upon--

     o whether you purchased your offered certificates at a discount or premium and, if so, the extent of that discount or premium, and

     o when, and to what degree, payments of principal on the underlying mortgage loans are applied or otherwise result in the reduction of the principal balance or notional amount of your offered certificates.

     If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

     If your offered certificates entitle you to payments of interest, with disproportionate, nominal or no payments of principal, you should consider that your yield will be extremely sensitive to prepayments on the underlying mortgage loans and, under some prepayment scenarios, may be negative.

     If a class of offered certificates accrues interest on a notional amount, that notional amount will, in general, either--

     o be based on the principal balances of some or all of the mortgage assets in the related trust, or

     o equal the total principal balance of one or more of the other classes of certificates of the same series.

Accordingly, the yield on that class of certificates will be inversely related to, as applicable, the rate at which--

     o payments and other collections of principal are received on the mortgage assets referred to in the first bullet point of the prior sentence, or

     o payments are made in reduction of the total principal balance of the class or classes of certificates referred to in the second bullet point of the prior sentence.

     The extent of prepayments of principal of the mortgage loans underlying your offered certificates may be affected by a number of factors, including:

     o the availability of mortgage credit;

     o the relative economic vitality of the area in which the related real properties are located;

     o the quality of management of the related real properties;

     o the servicing of the mortgage loans;

     o possible changes in tax laws; and

     o other opportunities for investment.

In general, those factors that increase--

     o the attractiveness of selling or refinancing a commercial or multifamily property, or

     o the likelihood of default under a commercial or multifamily mortgage loan,

would be expected to cause the rate of prepayment to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment to slow.

     The rate of principal payments on the mortgage loans underlying your offered certificates may also be affected by the existence and enforceability of prepayment restrictions, such as--

     o prepayment lock-out periods, and

     o requirements that voluntary principal prepayments be accompanied by prepayment premiums, fees or charges.

If enforceable, those provisions could constitute either an absolute prohibition, in the case of a prepayment lock-out period, or a disincentive, in the case of a prepayment premium, fee or charge, to a borrower's voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

     The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. As prevailing market interest rates decline, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, the related borrowers may have an increased incentive to refinance for the following purposes:

     o to convert to a fixed rate loan and thereby lock in that rate, or

     o to take advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Subject to prevailing market interest rates and economic conditions generally, a borrower may sell a real property in order to--

     o realize its equity in the property,

     o meet cash flow needs or

     o make other investments.

     Additionally, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their properties prior to the exhaustion of tax depreciation benefits.

     We make no representation as to--

     o the particular factors that will affect the prepayment of the mortgage loans underlying any series of offered certificates,

     o the relative importance of those factors,

     o the percentage of the principal balance of those mortgage loans that will be paid as of any date, or

     o the overall rate of prepayment on those mortgage loans.


WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans underlying any series of offered certificates will affect the ultimate maturity and the weighted average life of one or more classes of those certificates. In general, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

     The weighted average life and maturity of a class of offered certificates will be influenced by the rate at which principal on the underlying mortgage loans is paid to that class, whether in the form of--

     o scheduled amortization, or

     o prepayments, including--

       1. voluntary prepayments by borrowers, and

       2. involuntary prepayments resulting from liquidations, casualties or condemnations and purchases of mortgage loans out of the related trust.

     Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the 30th month. Beginning in the 30th month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption is a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. It is unlikely that the prepayment experience of the mortgage loans underlying your offered certificates will conform to any particular level of CPR or SPA.

     In the prospectus supplement for a series of offered certificates, we will include tables, if applicable, setting forth--

     o the projected weighted average life of each class of those offered certificates with principal balances, and

     o the percentage of the initial total principal balance of each class of those offered certificates that would be outstanding on specified dates,

based on the assumptions stated in that prospectus supplement, including assumptions regarding prepayments on the underlying mortgage loans. Those tables and assumptions illustrate the sensitivity of the weighted average lives of those offered certificates to various assumed prepayment rates and are not intended to predict, or to provide information that will enable you to predict, the actual weighted average lives of your offered certificates.


OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans underlying a series of offered certificates may require that balloon payments be made at maturity. The ability of a borrower to make a balloon payment typically will depend upon its ability either--

     o to refinance the loan, or

     o to sell the related real property.

If a borrower is unable to refinance or sell the related real property, there is a possibility that the borrower may default on the mortgage loan or that the maturity of the mortgage loan may be extended in connection with a workout. If a borrower defaults, recovery of proceeds may be delayed by--

     o the bankruptcy of the borrower, or

     o adverse economic conditions in the market where the related real property is located.

     In order to minimize losses on defaulted mortgage loans, the related master servicer or special servicer may be authorized within prescribed limits to modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay payments of principal on your offered certificates and extend the weighted average life of your offered certificates.

     Negative Amortization. The weighted average life of a class of offered certificates can be affected by mortgage loans that permit negative amortization to occur. Those are the mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues on the mortgage loan, with the unpaid portion of that interest being added to the related principal balance. Negative amortization most commonly occurs with respect to an adjustable rate mortgage loan that:

     o limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate;

     o provides that its scheduled payment will adjust less frequently than its mortgage interest rate; or

     o provides for constant scheduled payments regardless of adjustments to its mortgage interest rate.

     Negative amortization on one or more mortgage loans in any of our trusts may result in negative amortization on a related class of offered certificates. We will describe in the related prospectus supplement, if applicable, the manner in which negative amortization with respect to the underlying mortgage loans is allocated among the respective classes of a series of offered certificates.

     The portion of any mortgage loan negative amortization allocated to a class of offered certificates may result in a deferral of some or all of the interest payable on those certificates. Deferred interest may be added to the total principal balance of a class of offered certificates. In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize, if at all, at a slower rate than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would be reflected in a slower rate of amortization for one or more classes of certificates of the related series. Accordingly, there may be an increase in the weighted average lives of those classes of certificates to which any mortgage loan negative amortization would be allocated or that would bear the effects of a slower rate of amortization of the underlying mortgage loans.

     The extent to which the yield on your offered certificates may be affected by any negative amortization on the underlying mortgage loans will depend, in part, upon whether you purchase your offered certificates at a premium or a discount.

     During a period of declining interest rates, the scheduled payment on an adjustable rate mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. The result is the accelerated amortization of the mortgage loan. The acceleration in amortization of a mortgage loan will shorten the weighted average lives of those classes of certificates that entitle their holders to a portion of the principal payments on the mortgage loan.

     Foreclosures and Payment Plans. The weighted average life of and yield on your offered certificates will be affected by--

     o the number of foreclosures with respect to the underlying mortgage loans; and

     o the principal amount of the foreclosed mortgage loans in relation to the principal amount of those mortgage loans that are repaid in accordance with their terms.

     Servicing decisions made with respect to the underlying mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also affect the payment patterns of particular mortgage loans and, as a result, the weighted average life of and yield on your offered certificates.

     Losses and Shortfalls on the Mortgage Assets. The yield on your offered certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections on the underlying mortgage loans and the timing of those losses and shortfalls. In general, the earlier that you bear any loss or shortfall, the greater will be the negative effect on the yield of your offered certificates.

     The amount of any losses or shortfalls in collections on the mortgage assets in any of our trusts will, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, that we specify in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by the following:

     o a reduction in the entitlements to interest and/or the total principal balances of one or more classes of certificates; and/or

     o the establishment of a priority of payments among classes of certificates.

     If you purchase subordinated certificates, the yield to maturity on those certificates may be extremely sensitive to losses and shortfalls in collections on the underlying mortgage loans.

     Additional Certificate Amortization. If your offered certificates have a principal balance, then they entitle you to a specified portion of the principal payments received on the underlying mortgage loans. They may also entitle you to payments of principal from the following sources:

     o amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

     o interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

     o prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

     o any other amounts described in the related prospectus supplement.

     The amortization of your offered certificates out of the sources described in the prior paragraph would shorten their weighted average life and, if your offered certificates were purchased at a premium, reduce their yield to maturity.



                    STRUCTURED ASSET SECURITIES CORPORATION

     We were incorporated in Delaware on January 2, 1987. We were organized, among other things, for the purposes of:

     o acquiring mortgage loans, or interests in those loans, secured by first or junior liens on commercial and multifamily real properties;

     o acquiring mortgage-backed securities that evidence interests in mortgage loans that are secured by commercial and multifamily real properties;

     o forming pools of mortgage loans and mortgage-backed securities; and

     o acting as depositor of one or more trusts formed to issue bonds, certificates of interest or other evidences of indebtedness that are secured by or represent interests in, pools of mortgage loans and mortgage-backed securities.

Our principal executive offices are located at 745 Seventh Avenue, New York, New York 10019. Our telephone number is 212-526-7000. There can be no assurance that at any particular time we will have any significant assets.



                        DESCRIPTION OF THE CERTIFICATES


GENERAL

     Each series of offered certificates, together with any non-offered certificates of the same series, will represent the entire beneficial ownership interest in a trust established by us. Each series of offered certificates will consist of one or more classes. Any non-offered certificates of that series will likewise consist of one or more classes.

     A series of certificates consists of all those certificates that--

     o have the same series designation;

     o were issued under the same Governing Document; and

     o represent beneficial ownership interests in the same trust.

     A class of certificates consists of all those certificates of a particular series that--

     o have the same class designation; and

     o have the same payment terms.

     The respective classes of offered and non-offered certificates of any series may have a variety of payment terms. An offered certificate may entitle the holder to receive:

     o a stated principal amount, which will be represented by its principal balance;

     o interest on a principal balance or notional amount, at a fixed, variable or adjustable pass-through rate;

     o specified, fixed or variable portions of the interest, principal or other amounts received on the related mortgage assets;

     o payments of principal, with disproportionate, nominal or no payments of interest;

     o payments of interest, with disproportionate, nominal or no payments of principal;

     o payments of interest or principal that commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;

     o payments of principal to be made, from time to time or for designated periods, at a rate that is--

       1. faster and, in some cases, substantially faster, or

       2. slower and, in some cases, substantially slower,

than the rate at which payments or other collections of principal are received on the related mortgage assets;

     o payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

     o payments of all or part of the prepayment or repayment premiums, fees and charges, equity participations payments or other similar items received on the related mortgage assets.

     Any class of offered certificates may be senior or subordinate to one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses or other shortfalls.

     A class of offered certificates may have two or more component parts, each having characteristics that are described in this prospectus as being attributable to separate and distinct classes. For example, a class of offered certificates may have a total principal balance on which it accrues interest at a fixed, variable or adjustable rate. That class of offered certificates may also accrue interest on a total notional amount at a different fixed, variable or adjustable rate. In addition, a class of offered certificates may accrue interest on one portion of its total principal balance or notional amount at one fixed, variable or adjustable rate and on another portion of its total principal balance or notional amount at a different fixed, variable or adjustable rate.

     Each class of offered certificates will be issued in minimum denominations corresponding to specified principal balances, notional amounts or percentage interests, as described in the related prospectus supplement. A class of offered certificates may be issued in fully registered, definitive form and evidenced by physical certificates or may be issued in book-entry form through the facilities of The Depository Trust Company. Offered certificates held in fully registered, definitive form may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, except for any tax or other governmental charge payable in connection with the transfer or exchange. Interests in offered certificates held in book-entry form will be transferred on the book-entry records of DTC and its participating organizations. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through Clearstream Banking, societe anonyme or the Euroclear System, for so long as they are participants in DTC.


PAYMENTS ON THE CERTIFICATES

     General. Payments on a series of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually, annually or at any other specified interval. In the prospectus supplement for each series of offered certificates, we will identify:

     o the periodic payment date for that series, and

     o the record date as of which certificateholders entitled to payments on any particular payment date will be established.

     All payments with respect to a class of offered certificates on any payment date will be allocated pro rata among the outstanding certificates of that class in proportion to the respective principal balances, notional amounts or percentage interests, as the case may be, of those certificates. Payments on an offered certificate will be made to the holder entitled thereto either--

     o by wire transfer of immediately available funds to the account of that holder at a bank or similar entity, provided that the holder has furnished the party making the payments with wiring instructions no later than the applicable record date and has satisfied any other conditions specified in the related prospectus supplement, or

     o by check mailed to the address of that holder as it appears in the certificate register, in all other cases.

     In general, the final payment on any offered certificate will be made only upon presentation and surrender of that certificate at the location specified to the holder in notice of final payment.

     Payments of Interest. In the case of each class of interest-bearing offered certificates, interest will accrue from time to time, at the applicable pass-through rate and in accordance with the applicable interest accrual method, on the total outstanding principal balance or notional amount of that class.

     The pass-through rate for a class of interest-bearing offered certificates may be fixed, variable or adjustable. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, in the case of a variable or adjustable pass-through rate, the method for determining that pass-through rate.

     Interest may accrue with respect to any offered certificate on the basis of:

     o a 360-day year consisting of 12 30-day months,

     o the actual number of days elapsed during each relevant period in a year assumed to consist of 360 days,

     o the actual number of days elapsed during each relevant period in a normal calendar year, or

     o any other method identified in the related prospectus supplement.

     We will identify the interest accrual method for each class of offered certificates in the related prospectus supplement.

     Subject to available funds and any adjustments to interest entitlements described in the related prospectus supplement, accrued interest with respect to each class of interest-bearing offered certificates will normally be payable on each payment date. However, in the case of some classes of interest-bearing offered certificates, payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. Prior to that time, the amount of accrued interest otherwise payable on that class will be added to its total principal balance on each date or otherwise deferred as described in the related prospectus supplement.

     If a class of offered certificates accrues interest on a total notional amount, that total notional amount, in general, will be either:

     o based on the principal balances of some or all of the related mortgage assets; or

     o equal to the total principal balances of one or more other classes of certificates of the same series.

     Reference to the notional amount of any certificate is solely for convenience in making calculations of interest and does not represent the right to receive any payments of principal.

     We will describe in the related prospectus supplement the extent to which the amount of accrued interest that is payable on, or that may be added to the total principal balance of, a class of interest-bearing offered certificates may be reduced as a result of any contingencies, including shortfalls in interest collections due to prepayments, delinquencies, losses and deferred interest on the related mortgage assets.

     Payments of Principal. An offered certificate may or may not have a principal balance. If it does, that principal balance outstanding from time to time will represent the maximum amount that the holder of that certificate will be entitled to receive as principal out of the future cash flow on the related mortgage assets and the other related trust assets.

     The total outstanding principal balance of any class of offered certificates will be reduced by--

     o payments of principal actually made to the holders of that class, and

     o if and to the extent that we so specify in the related prospectus supplement, losses of principal on the related mortgage assets that are allocated to or are required to be borne by that class.

     A class of interest-bearing offered certificates may provide that payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. If so, the total outstanding principal balance of that class may be increased by the amount of any interest accrued, but not currently payable, on that class.

     We will describe in the related prospectus supplement any other adjustments to the total outstanding principal balance of a class of offered certificates.

     Unless we so state in the related prospectus supplement, the initial total principal balance of all classes of a series will not be greater than the total outstanding principal balance of the related mortgage assets transferred by us to the related trust. We will specify the expected initial total principal balance of each class of offered certificates in the related prospectus supplement.

     The payments of principal to be made on a series of offered certificates from time to time will, in general, be a function of the payments, other collections and advances received or made with respect to the related prospectus supplement. Payments of principal on a series of offered certificates may also be made from the following sources:

     o amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

     o interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

     o prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

     o any other amounts described in the related prospectus supplement.

     We will describe in the related prospectus supplement the principal entitlement of each class of offered certificates on each payment date.


ALLOCATION OF LOSSES AND SHORTFALLS

     If and to the extent that any losses or shortfalls in collections on the mortgage assets in any of our trusts are not covered or offset by delinquency advances or draws on any reserve fund or under any instrument of credit support, they will be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, the allocations may be effected as follows:

     o by reducing the entitlements to interest and/or the total principal balances of one or more of those classes; and/or

     o by establishing a priority of payments among those classes.

     See "Description of Credit Support."

ADVANCES

     If any trust established by us includes mortgage loans, then as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover--

     o delinquent payments of principal and/or interest, other than balloon payments,

     o property protection expenses,

     o other servicing expenses, or

     o any other items specified in the related prospectus supplement.

     If there are any limitations with respect to a party's advancing obligations, we will discuss those limitations in the related prospectus supplement.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to certificateholders. Advances are not a guarantee against losses. The advancing party will be entitled to recover all of its advances out of--

     o subsequent recoveries on the related mortgage loans, including amounts drawn under any fund or instrument constituting credit support, and

     o any other specific sources identified in the related prospectus supplement.

     If and to the extent that we so specify in the related prospectus supplement, any entity making advances will be entitled to receive interest on some or all of those advances for a specified period during which they are outstanding at the rate specified in that prospectus supplement. That entity may be entitled to payment of interest on its outstanding advances--

     o periodically from general collections on the mortgage assets in the related trust, prior to any payment to the related series of certificateholders, or

     o at any other times and from any sources as we may describe in the related prospectus supplement.

     If any trust established by us includes mortgage-backed securities, we will discuss in the related prospectus supplement any comparable advancing obligations with respect to those securities or the mortgage loans that back them.

REPORTS TO CERTIFICATEHOLDERS

     On or about each payment date, the related master servicer, manager or trustee will forward to each offered certificateholder a statement substantially in the form, or specifying the information, set forth in the related prospectus supplement. In general, that statement will include information regarding--

     o the payments made on that payment date with respect to the applicable class of offered certificates, and

     o the recent performance of the mortgage assets.

     Within a reasonable period of time after the end of each calendar year, upon request, the related master servicer, manager or trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing information regarding the principal, interest and other amounts paid on the applicable class of offered certificates, aggregated for--

     o that calendar year, or

     o the applicable portion of that calendar year during which the person was a certificateholder.

The obligation to provide that annual statement will be deemed to have been satisfied by the related master servicer, manager or trustee, as the case may be, to the extent that substantially comparable information is provided in accordance with any requirements of the Internal Revenue Code of 1986.

     If one of our trusts includes mortgage-backed securities, the ability of the related master servicer, manager or trustee, as the case may be, to include in any payment date statement information regarding the mortgage loans that back those securities will depend on comparable reports being received with respect to them.


VOTING RIGHTS

     Voting rights will be allocated among the respective classes of offered and non-offered certificates of each series in the manner described in the related prospectus supplement. Certificateholders will generally not have a right to vote, except--

     o with respect to those amendments to the governing documents described under "Description of the Governing Documents--Amendment", or

     o as otherwise specified in this prospectus or in the related prospectus supplement.

     As and to the extent described in the related prospectus supplement, the certificateholders entitled to a specified amount of the voting rights for a particular series will have the right to act as a group to remove or replace the related trustee, master servicer, special servicer or manager. In general, that removal or replacement must be for cause. We will identify exceptions in the related prospectus supplement.


TERMINATION

     The trust for each series of offered certificates will terminate and cease to exist following:

     o the final payment or other liquidation of the last mortgage asset in that trust; and

     o the payment, or provision for payment, to the certificateholders of that series of all amounts required to be paid to them.

     Written notice of termination of a trust will be given to each affected certificateholder. The final payment will be made only upon presentation and surrender of the certificates of the related series at the location to be specified in the notice of termination.

     If we so specify in the related prospectus supplement, one or more designated parties will be entitled to purchase all of the mortgage assets underlying a series of offered certificates, thereby effecting early retirement of the certificates and early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that purchase may occur.

     If we so specify in the related prospectus supplement, one or more certificateholders will be entitled to exchange all of the certificates of a particular series for all of the mortgage assets underlying that series, thereby effecting early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that exchange may occur.

     In addition, if we so specify in the related prospectus supplement, on a specified date or upon the reduction of the total principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the related prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust or of a sufficient portion of the mortgage assets to retire that class or those classes of certificates. The solicitation of bids must be conducted in a commercially reasonable manner, and assets will, in general, be sold at their fair market value. If the fair market value of the mortgage assets being sold is less than their unpaid balance, then the certificateholders of one or more classes of certificates may receive an amount less than the total principal balance of, and accrued and unpaid interest on, their certificates.


BOOK-ENTRY REGISTRATION

     General. Any class of offered certificates may be issued in book-entry form through the facilities of DTC. If so, that class will be represented by one or more global certificates registered in the name of DTC


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or its nominee. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through the Euroclear System or Clearstream Banking, societe anonyme, for so long as they are participants in DTC.

     DTC, Euroclear and Clearstream. DTC is:

     o a limited-purpose trust company organized under the New York Banking Law,

     o a "banking corporation" within the meaning of the New York Banking Law,

     o a member of the Federal Reserve System,

     o a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and

     o a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

     DTC was created to hold securities for participants in the DTC system and to facilitate the clearance and settlement of securities transactions between those participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Organizations that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of its participating organizations and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with one of the organizations that maintains an account with DTC. The rules applicable to DTC and its participating organizations are on file with the SEC.

     It is our understanding that Clearstream Banking, societe anonyme holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through electronic book-entry changes in accounts of those organizations, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in any of 31 currencies, including United States dollars. Clearstream provides to its member organizations, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in over 39 countries through established depository and custodial relationships. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream is registered as a bank in Luxembourg. It is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream has approximately 2,500 customers located in over 94 countries, including all major European countries, Canada and the United States. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream. Clearstream and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

     It is our understanding that Euroclear holds securities for its member organizations and facilitates clearance and settlement of securities transactions between its member organizations through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Over 150,000 different securities are accepted for settlement through Euroclear, the majority of which are domestic securities from over 32 markets. Transactions may be settled in Euroclear in any of over 40 currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below in this "--Book-Entry Registration" section. Euroclear is operated by Euroclear Bank S.A./N.V., as Euroclear Operator, under a license agreement with Euroclear Clearance System Public Limited Company. The


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

Euroclear Operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of Belgium. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear Clearance System. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a member organization of Euroclear, either directly or indirectly. Euroclear and Clearstream have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Euroclear Terms and Conditions. The Euroclear Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of member organizations of Euroclear and has no record of or relationship with persons holding through those member organizations.

     The information in this prospectus concerning DTC, Euroclear and Clearstream, and their book-entry systems, has been obtained from sources believed to be reliable, but we do not take any responsibility for the accuracy or completeness of that information.

     Holding and Transferring Book-Entry Certificates. Purchases of book-entry certificates under the DTC system must be made by or through, and will be recorded on the records of, the Financial Intermediary that maintains the beneficial owner's account for that purpose. In turn, the Financial Intermediary's ownership of those certificates will be recorded on the records of DTC or, alternatively, if the Financial Intermediary does not maintain an account with DTC, on the records of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC. A beneficial owner of book-entry certificates must rely on the foregoing procedures to evidence its beneficial ownership of those certificates. DTC has no knowledge of the actual beneficial owners of the book-entry certificates. DTC's records reflect only the identity of the direct participants to whose accounts those certificates are credited, which may or may not be the actual beneficial owners. The participants in the DTC system will remain responsible for keeping account of their holdings on behalf of their customers.

     Transfers between participants in the DTC system will be effected in the ordinary manner in accordance with DTC's rules and will be settled in same-day funds. Transfers between direct account holders at Euroclear and Clearstream, or between persons or entities participating indirectly in Euroclear or Clearstream, will be effected in the ordinary manner in accordance with their respective procedures and in accordance with DTC's rules.

     Cross-market transfers between direct participants in DTC, on the one hand, and member organizations at Euroclear or Clearstream, on the other, will be effected through DTC in accordance with DTC's rules and the rules of Euroclear or Clearstream, as applicable. These cross-market transactions will require, among other things, delivery of instructions by the applicable member organization to Euroclear or Clearstream, as the case may be, in accordance with the rules and procedures and within deadlines, Brussels time, established in Euroclear or Clearstream, as the case may be. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to its depositary to take action to effect final settlement on its behalf.

     Because of time-zone differences, the securities account of a member organization of Euroclear or Clearstream purchasing an interest in a global certificate from a DTC participant that is not a member organization, will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream, as the case may be, immediately following the DTC settlement date. Transactions in interests in a book-entry certificate settled during any securities settlement processing day will be reported to the relevant member organization of Euroclear or Clearstream on the same day. Cash received in Euroclear or Clearstream as a result of sales of interests in a book-entry certificate by or through a member organization of Euroclear or Clearstream, as the case may be, to a DTC participant


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

that is not a member organization will be received with value on the DTC settlement date, but will not be available in the relevant Euroclear or Clearstream cash account until the business day following settlement in DTC. The related prospectus supplement will contain additional information regarding clearance and settlement procedures for the book-entry certificates and with respect to tax documentation procedures relating to the book-entry certificates.

     Conveyance of notices and other communications by DTC to DTC participants, and by DTC participants to Financial Intermediaries and beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Payments on the book-entry certificates will be made to DTC. DTC's practice is to credit DTC participants' accounts on the related payment date in accordance with their respective holdings shown on DTC's records, unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those payments by DTC participants to Financial Intermediaries and beneficial owners will be--

     o governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name, and

     o the sole responsibility of each of those DTC participants, subject to any statutory or regulatory requirements in effect from time to time.

     Under a book-entry system, beneficial owners may receive payments after the related payment date.

     The only "certificateholder" of book-entry certificates will be DTC or its nominee. Parties to the governing documents for any series of offered certificates need not recognize beneficial owners of book-entry certificates as "certificateholders." The beneficial owners of book-entry certificates will be permitted to exercise the rights of "certificateholders" only indirectly through the DTC participants, who in turn will exercise their rights through DTC. We have been informed that DTC will take action permitted to be taken by a "certificateholder" only at the direction of one or more DTC participants. DTC may take conflicting actions with respect to the book-entry certificates to the extent that those actions are taken on behalf of Financial Intermediaries whose holdings include those certificates.

     Because DTC can act only on behalf of DTC participants, who in turn act on behalf of Financial Intermediaries and beneficial owners of the applicable book-entry securities, the ability of a beneficial owner to pledge its interest in a class of book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise to take actions with respect to its interest in a class of book-entry certificates, may be limited due to the lack of a physical certificate evidencing that interest.

     Issuance of Definitive Certificates. Unless we specify otherwise in the related prospectus supplement, beneficial owners of affected offered certificates initially issued in book-entry form will not be able to obtain physical certificates that represent those offered certificates, unless:

     o we advise the related trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those offered certificates and we are unable to locate a qualified successor; or

     o we elect, at our option, to terminate the book-entry system through DTC with respect to those offered certificates.

     Upon the occurrence of either of the two events described in the prior paragraph, the trustee or other designated party will be required to notify all DTC participants, through DTC, of the availability of physical certificates with respect to the affected offered certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry offered certificates, together with instructions for registration, the related trustee or other designated party will be required to issue to the beneficial owners identified in those instructions physical certificates representing those offered certificates.


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                     DESCRIPTION OF THE GOVERNING DOCUMENTS


GENERAL

     The "Governing Document" for purposes of issuing the offered certificates of each series will be a pooling and servicing agreement or other similar agreement or collection of agreements. In general, the parties to the Governing Document for a series of offered certificates will include us, a trustee, a master servicer and a special servicer. However, if the related trust assets include mortgage-backed securities, the Governing Document may include a manager as a party, but may not include a master servicer, special servicer or other servicer as a party. We will identify in the related prospectus supplement the parties to the Governing Document for a series of offered certificates.

     If we so specify in the related prospectus supplement, a party from whom we acquire mortgage assets or one of its affiliates may perform the functions of master servicer, special servicer or manager for the trust to which we transfer those assets. If we so specify in the related prospectus supplement, the same person or entity may act as both master servicer and special servicer for one of our trusts.

     Any party to the Governing Document for a series of offered certificates, or any of its affiliates, may own certificates issued thereunder. However, except in limited circumstances, including with respect to required consents to amendments to the Governing Document for a series of offered certificates, certificates that are held by the related master servicer, special servicer or manager will not be allocated voting rights.

     A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of the Governing Document for each series of offered certificates will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust assets. The following summaries describe select provisions that may appear in the Governing Document for each series of offered certificates. The prospectus supplement for each series of offered certificates will provide material additional information regarding the Governing Document for that series. The summaries in this prospectus do not purport to be complete, and you should refer to the provisions of the Governing Document for your offered certificates and, further, to the description of those provisions in the related prospectus supplement. We will provide a copy of the Governing Document, exclusive of exhibits, that relates to your offered certificates, without charge, upon written request addressed to our principal executive offices specified under "Structured Asset Securities Corporation."


ASSIGNMENT OF MORTGAGE ASSETS

     At the time of initial issuance of any series of offered certificates, we will assign or cause to be assigned to the designated trustee the mortgage assets and any other assets to be included in the related trust. We will specify in the related prospectus all material documents to be delivered, and all other material actions to be taken, by us or any prior holder of the related mortgage assets in connection with that assignment. We will also specify in the related prospectus supplement any remedies available to the related certificateholders, or the related trustee on their behalf, in the event that any of those material documents are not delivered or any of those other material actions are not taken as required. Concurrently with that assignment, the related trustee will deliver to us or our designee the certificates of that series in exchange for the mortgage assets and the other assets to be included in the related trust.

     Each mortgage asset included in one of our trusts will be identified in a schedule appearing as an exhibit to the related Governing Document. That schedule generally will include detailed information about each mortgage asset transferred to the related trust, including:

     o in the case of a mortgage loan--

       1. the address of the related real property,

       2. the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information,


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

       3. the remaining term to maturity,

       4. if the mortgage loan is a balloon loan, the remaining amortization term, and

       5. the outstanding principal balance; and

     o in the case of a mortgage-backed security--

       1. the outstanding principal balance, and

       2. the pass-through rate or coupon rate.


REPRESENTATIONS AND WARRANTIES WITH RESPECT TO MORTGAGE ASSETS

     Unless we state otherwise in the prospectus supplement for any series of offered certificates, we will, with respect to each mortgage asset in the related trust, make or assign, or cause to be made or assigned, a limited set of representations and warranties covering, by way of example:

     o the accuracy of the information set forth for each mortgage asset on the schedule of mortgage assets appearing as an exhibit to the Governing Document for that series;

     o the warranting party's title to each mortgage asset and the authority of the warranting party to sell that mortgage asset; and

     o in the case of a mortgage loan--

       1. the enforceability of the related mortgage note and mortgage,

       2. the existence of title insurance insuring the lien priority of the related mortgage, and

       3. the payment status of the mortgage loan.

     We will identify the warranting party, and give a more complete sampling of the representations and warranties made thereby, in the related prospectus supplement. We will also specify in the related prospectus supplement any remedies against the warranting party available to the related certificateholders, or the related trustee on their behalf, in the event of a breach of any of those representations and warranties. In most cases, the warranting party will be a prior holder of the particular mortgage assets.


COLLECTION AND OTHER SERVICING PROCEDURES WITH RESPECT TO MORTGAGE LOANS

     The Governing Document for each series of offered certificates will govern the servicing and administration of any mortgage loans included in the related trust.

     In general, the related master servicer and special servicer, directly or through sub-servicers, will be obligated to service and administer for the benefit of the related certificateholders the mortgage loans in any of our trusts. The master servicer and the special servicer will be required to service and administer those mortgage loans in accordance with applicable law and, further, in accordance with the terms of the related Governing Document, the mortgage loans themselves and any instrument of credit support included in that trust. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with that servicing and administration that it may deem necessary and desirable.

     As part of its servicing duties, each of the master servicer and the special servicer for one of our trusts will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the related mortgage loans that it services. In general, each of the master servicer and the special servicer for one of our trusts will be obligated to follow those collection procedures as are consistent with the servicing standard set forth in the related Governing Document. Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, to waive any default interest or late payment charge in connection with collecting a late payment on any defaulted mortgage loan that is responsible for servicing.


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

     The master servicer and/or the special servicer for one or our trusts, directly or through sub-servicers, will also be required to perform various other customary functions of a servicer of comparable loans, including:

     o maintaining escrow or impound accounts for the payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

     o ensuring that the related properties are properly insured;

     o attempting to collect delinquent payments;

     o supervising foreclosures;

     o negotiating modifications;

     o responding to borrower requests for partial releases of the encumbered property, easements, consents to alteration or demolition and similar matters;

     o protecting the interests of certificateholders with respect to senior lienholders;

     o conducting inspections of the related real properties on a periodic or other basis;

     o collecting and evaluating financial statements for the related real properties;

     o managing or overseeing the management of real properties acquired on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise; and

     o maintaining servicing records relating to mortgage loans in the trust.

     We will specify in the related prospectus supplement when, and the extent to which, servicing of a mortgage loan is to be transferred from a master servicer to a special servicer. In general, a special servicer for any of our trusts will be responsible for the servicing and administration of:

     o mortgage loans that are delinquent with respect to a specified number of scheduled payments;

     o mortgage loans as to which there is a material non-monetary default;

     o mortgage loans as to which the related borrower has--

      1. entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or

      2. become the subject of a decree or order for such a proceeding which has remained in force undischarged or unstayed for a specified number of days; and

     o real properties acquired as part of the trust with respect to defaulted mortgage loans.

     The related Governing Document may also may provide that if a default on a mortgage loan in the related trust has occurred or, in the judgment of the related master servicer, a payment default is reasonably foreseeable, the related master servicer may elect to transfer the servicing of that mortgage loan, in whole or in part, to the related special servicer. When the circumstances no longer warrant a special servicer's continuing to service a particular mortgage loan, such as when the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and that borrower, the master servicer will generally resume the servicing duties with respect to the particular mortgage loan.

     A borrower's failure to make required mortgage loan payments may mean that operating income from the related real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related real property. In general, with respect to each series of offered certificates, the related special servicer will be required to monitor any mortgage loan in the related trust that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related real property, initiate corrective action in cooperation with the


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mortgagor if cure is likely, inspect the related real property and take any other actions as it deems necessary and appropriate. A significant period of time may elapse before a special servicer is able to assess the success of any corrective action or the need for additional initiatives. The time within which a special servicer can--

     o make the initial determination of appropriate action,

     o evaluate the success of corrective action,

     o develop additional initiatives,

     o institute foreclosure proceedings and actually foreclose, or

     o accept a deed to a real property in lieu of foreclosure, on behalf of the certificateholders of the related series,

may vary considerably depending on the particular mortgage loan, the related real property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the related real property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time. See "Legal Aspects of Mortgage Loans--Bankruptcy Laws."

     A special servicer for one of our trusts may also perform limited duties with respect to mortgage loans in that trust for which the related master servicer is primarily responsible, such as--

     o performing property inspections and collecting, and

     o evaluating financial statements.

     A master servicer for one of our trusts may perform limited duties with respect to any mortgage loan in that trust for which the related special servicer is primarily responsible, such as--

     o continuing to receive payments on the mortgage loan,

     o making calculations with respect to the mortgage loan, and

     o making remittances and preparing reports to the related trustee and/or certificateholders with respect to the mortgage loan.

     The duties of the master servicer and special servicer for your series will be more fully described in the related prospectus supplement.

     Unless we state otherwise in the related prospectus supplement, the master servicer for your series will be responsible for filing and settling claims with respect to particular mortgage loans for your series under any applicable instrument of credit support. See "Description of Credit Support" in this prospectus.


SUB-SERVICERS

     A master servicer or special servicer may delegate its servicing obligations to one or more third-party servicers or sub-servicers. However, unless we specify otherwise in the related prospectus supplement, the master servicer or special servicer will remain obligated under the related Governing Document. Each sub-servicing agreement between a master servicer or special servicer, as applicable, and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Governing Document. Any master servicer and special servicer for one of our trusts will each be required to monitor the performance of sub-servicers retained by it.

     Unless we specify otherwise in the related prospectus supplement, any master servicer or special servicer for one of our trusts will be solely liable for all fees owed by it to any sub-servicer, regardless of whether the master servicer's or special servicer's compensation under the related Governing Document is sufficient to pay those fees. Each sub-servicer will be entitled to reimbursement from the master servicer or special servicer, as the case may be, that retained it, for expenditures which it makes, generally to the same extent the master servicer or special servicer would be reimbursed under the related Governing Document.


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COLLECTION OF PAYMENTS ON MORTGAGE-BACKED SECURITIES

     Unless we specify otherwise in the related prospectus supplement, if a mortgage-backed security is included among the trust assets underlying any series of offered certificates, then--

     o that mortgage-backed security will be registered in the name of the related trustee or its designee;

     o the related trustee will receive payments on that mortgage-backed security; and

     o subject to any conditions described in the related prospectus supplement, the related trustee or a designated manager will, on behalf and at the expense of the trust, exercise all rights and remedies with respect to that mortgaged-backed security, including the prosecution of any legal action necessary in connection with any payment default.

MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER, THE MANAGER AND US

     Unless we specify otherwise in the related prospectus supplement, no master servicer, special servicer or manager for any of our trusts may resign from its obligations in that capacity, except upon--

     o the appointment of, and the acceptance of that appointment by, a successor to the resigning party and receipt by the related trustee of written confirmation from each applicable rating agency that the resignation and appointment will not result in a withdrawal or downgrade of any rating assigned by that rating agency to any class of certificates of the related series, or

     o a determination that those obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by the resigning party.

     In general, no resignation will become effective until the related trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or manager, as the case may be.

     With respect to each series of offered certificates, we and the related master servicer, special servicer and/or manager, if any, will, in each case, be obligated to perform only those duties specifically required under the related Governing Document.

     In no event will we, any master servicer, special servicer or manager for one of our trusts, or any of our or their respective members, managers, directors, officers, employees or agents, be under any liability to that trust or the related certificateholders for any action taken, or not taken, in good faith under the related Governing Document or for errors in judgment. Neither we nor any of those other persons or entities will be protected, however, against any liability that would otherwise be imposed by reason of--

     o willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under the Governing Document for any series of offered certificates, or

     o reckless disregard of those obligations and duties.

     Furthermore, the Governing Document for each series of offered certificates will entitle us, the master servicer, special servicer and/or manager for the related trust, and our and their respective members, managers, directors, officers, employees and agents, to indemnification out of the related trust assets for any loss, liability or expense incurred in connection with any legal action or claim that relates to that Governing Document or series of offered certificates or to the related trust. The indemnification will not extend, however, to any loss, liability or expense:

     o specifically required to be borne by the relevant party, without right of reimbursement, under the terms of that Governing Document;

     o incurred in connection with any legal action or claim against the relevant party resulting from any breach of a representation or warranty made in that Governing Document; or

     o incurred in connection with any legal action or claim against the relevant party resulting from any willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under that Governing Document or reckless disregard of those obligations and duties.


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

     Neither we nor any master servicer, special servicer or manager for the related trust will be under any obligation to appear in, prosecute or defend any legal action unless:

     o the action is related to the respective responsibilities of that party under the Governing Document for the affected series of offered certificates; and

     o either--

       1. that party is specifically required to bear the expense of the action, or

       2. the action will not, in its opinion, involve that party in any ultimate expense or liability for which it would not be reimbursed under the Governing Document for the affected series of offered certificates.

     However, we and each of those other parties may undertake any legal action that may be necessary or desirable with respect to the enforcement or protection of the rights and duties of the parties to the Governing Document for any series of offered certificates and the interests of the certificateholders of that series under that Governing Document. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the related trust and payable out of related trust assets.

     With limited exception, any person or entity--

     o into which we or any related master servicer, special servicer or manager may be merged or consolidated, or

     o resulting from any merger or consolidation to which we or any related master servicer, special servicer or manager is a party, or

     o succeeding to our business or the business of any related master servicer, special servicer or manager,

will be the successor of us or that master servicer, special servicer or manager, as the case may be, under the Governing Document for a series of offered certificates.

     The compensation arrangements with respect to any master servicer, special servicer or manager for any of our trusts will be set forth in the related prospectus supplement. In general, that compensation will be payable out of the related trust assets.

EVENTS OF DEFAULT

     We will identify in related prospectus supplement the various events of default under the Governing Document for each series of offered certificates for which any related master servicer, special servicer or manager may be terminated in that capacity.

AMENDMENT

     The Governing Document for each series of offered certificates may be amended by the parties thereto, without the consent of any of the holders of those certificates, or of any non-offered certificates of the same series, for the following reasons:

     1. to cure any ambiguity;

     2. to correct, modify or supplement any provision in the Governing Document which may be inconsistent with any other provision in that document or with the description of that document set forth in this prospectus or the related prospectus supplement;

     3. to add any other provisions with respect to matters or questions arising under the Governing Document that are not inconsistent with the existing provisions of that document;

     4. to the extent applicable, to relax or eliminate any requirement under the Governing Document imposed by the provisions of the Internal Revenue Code relating to REMICs, FASITs or grantor trusts if the provisions of that Code are amended or clarified so as to allow for the relaxation or elimination of that requirement;


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

     5. to relax or eliminate any requirement under the Governing Document imposed by the Securities Act of 1933, as amended, or the rules under that Act if that Act or those rules are amended or clarified so as to allow for the relaxation or elimination of that requirement;

     6. to comply with any requirements imposed by the Internal Revenue Code or any final, temporary or, in some cases, proposed regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws, or to avoid a prohibited transaction or reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any REMIC, FASIT or grantor trust created under the Governing Document;

     7. to the extent applicable, to modify, add to or eliminate the transfer restrictions relating to the certificates which are residual interests in a REMIC or ownership interests in a FASIT; or

     8. to otherwise modify or delete existing provisions of the Governing Document.

     However, no such amendment of the Governing Document for any series of offered certificates that is covered solely by clauses 3. or 8. above, may adversely affect in any material respect the interests of any holders of offered or non-offered certificates of that series. In addition, no such amendment may significantly change the activities of the related trust.

     In general, the Governing Document for a series of offered certificates may also be amended by the parties to that document, with the consent of the holders of offered and non-offered certificates representing, in total, not less than 66 2/3%, or any other percentage specified in the related prospectus supplement, of all the voting rights allocated to those classes of that series that are affected by the amendment. However, the Governing Document for a series of offered certificates may not be amended to--

     o reduce in any manner the amount of, or delay the timing of, payments received on the related mortgage assets which are required to be distributed on any offered or non-offered certificate of that series without the consent of the holder of that certificate; or

     o adversely affect in any material respect the interests of the holders of any class of offered or non-offered certificates of that series in any other manner without the consent of the holders of all certificates of that class; or

     o significantly change the activities of the trust without the consent of the holders of offered and/or non-offered certificates representing, in total, not less than 51% of the voting rights for that series, not taking into account certificates of that series held by us or any of our affiliates or agents; or

     o modify the provisions of the Governing Document relating to amendments of that document without the consent of the holders of all offered and non-offered certificates of that series then outstanding; or

     o modify the specified percentage of voting rights which is required to be held by certificateholders to consent, approve or object to any particular action under the Governing Document without the consent of the holders of all offered and non-offered certificates of that series then outstanding.


LIST OF CERTIFICATEHOLDERS

     Upon written request of three or more certificateholders of record of any series made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Governing Document, the related trustee or other certificate registrar of that series will afford the requesting certificateholders access during normal business hours to the most recent list of certificateholders of that series. However, the trustee may first require a copy of the communication that the requesting certificateholders proposed to send.


THE TRUSTEE

     The trustee for each series of offered certificates will be named in the related prospectus supplement. The commercial bank, banking association, banking corporation or trust company that serves as trustee


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for any series of offered certificates may have typical banking relationships with the us and our affiliates and with any of the other parties to the related Governing Document and its affiliates.


DUTIES OF THE TRUSTEE

     The trustee for each series of offered certificates will not--

     o make any representation as to the validity or sufficiency of those certificates, the related Governing Document or any underlying mortgage asset or related document, or

     o be accountable for the use or application by or on behalf of any other party to the related Governing Document of any funds paid to that party with respect to those certificates or the underlying mortgage assets.

     If no event of default has occurred and is continuing under the related Governing Document, the trustee for each series of offered certificates will be required to perform only those duties specifically required under the related Governing Document. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it under the related Governing Document, the trustee must examine those documents and determine whether they conform to the requirements of that Governing Document.


MATTERS REGARDING THE TRUSTEE

     As and to the extent described in the related prospectus supplement, the fees and normal disbursements of the trustee for any series of offered certificates may be the expense of the related master servicer or other specified person or may be required to be paid by the related trust assets.

     The trustee for each series of offered certificates and each of its directors, officers, employees and agents will be entitled to indemnification, out of related trust assets, for any loss, liability or expense incurred by that trustee or any of those other persons in connection with that trustee's acceptance or administration of its trusts under the related Governing Document. However, the indemnification of a trustee or any of its directors, officers, employees and agents will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the related Governing Document.

     No trustee for any series of offered certificates will be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized by the related Governing Document.

     No trustee for any series of offered certificates will be under any obligation to exercise any of the trusts or powers vested in it by the related Governing Document or to institute, conduct or defend any litigation under or in relation to that Governing Document at the request, order or direction of any of the certificateholders of that series, unless those certificateholders have offered the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

     No trustee for any series of offered certificates will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related Governing Document, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

     The trustee for each series of offered certificates will be entitled to execute any of its trusts or powers and perform any of its duties under the related Governing Document, either directly or by or through agents or attorneys. The trustee will not be responsible for any willful misconduct or gross negligence on the part of any agent or attorney appointed by it with due care.


RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee for any series of offered certificates may resign at any time. We will be obligated to appoint a successor to a resigning trustee. We may also remove the trustee for any series of offered


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certificates if that trustee ceases to be eligible to continue as such under the related Governing Document or if that trustee becomes insolvent. Unless we indicate otherwise in the related prospectus supplement, the trustee for any series of offered certificates may also be removed at any time by the holders of the offered and non-offered certificates of that series evidencing not less than 51%, or any other percentage specified in the related prospectus supplement, of the voting rights for that series. However, if the removal was without cause, the certificateholders effecting the removal may be responsible for any costs and expenses incurred by the terminated trustee in connection with its removal. Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.


                         DESCRIPTION OF CREDIT SUPPORT


GENERAL

     Credit support may be provided with respect to one or more classes of the offered certificates of any series or with respect to the related mortgage assets. That credit support may be in the form of any of the following:

     o the subordination of one or more other classes of certificates of the same series;

     o the use of a letter of credit, a surety bond, an insurance policy, a guarantee or a credit derivative;

     o the establishment of one or more reserve funds; or

     o any combination of the foregoing.

     If and to the extent described in the related prospectus supplement, any of the above forms of credit support may provide credit enhancement for non-offered certificates, as well as offered certificates, or for more than one series of certificates.

     If you are the beneficiary of any particular form of credit support, that credit support may not protect you against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under your offered certificates. If losses or shortfalls occur that exceed the amount covered by that credit support or that are of a type not covered by that credit support, you will bear your allocable share of deficiencies. Moreover, if that credit support covers the offered certificates of more than one class or series and total losses on the related mortgage assets exceed the amount of that credit support, it is possible that the holders of offered certificates of other classes and/or series will be disproportionately benefited by that credit support to your detriment.

     If you are the beneficiary of any particular form of credit support, we will include in the related prospectus supplement a description of the following:

     o the nature and amount of coverage under that credit support;

     o any conditions to payment not otherwise described in this prospectus;

     o any conditions under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced; and

     o the material provisions relating to that credit support.

     Additionally, we will set forth in the related prospectus supplement information with respect to the obligor, if any, under any instrument of credit support.


SUBORDINATE CERTIFICATES

     If and to the extent described in the related prospectus supplement, one or more classes of certificates of any series may be subordinate to one or more other classes of certificates of that series. If you purchase subordinate certificates, your right to receive payments out of collections and advances on the related trust assets on any payment date will be subordinated to the corresponding rights of the holders of the more senior classes of certificates. If and to the extent described in the related prospectus supplement, the


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subordination of a class of certificates may not cover all types of losses or shortfalls. In the related prospectus supplement, we will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which that subordination will be available.

     If the mortgage assets in any trust established by us are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that payments be made on senior certificates evidencing interests in one group of those mortgage assets prior to payments on subordinate certificates evidencing interests in a different group of those mortgage assets. We will describe in the related prospectus supplement the manner and conditions for applying any cross-support provisions.


INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     The mortgage loans included in any trust established by us may be covered for some default risks by insurance policies or guarantees. If so, we will describe in the related prospectus supplement the nature of those default risks and the extent of that coverage.


LETTERS OF CREDIT

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by one or more letters of credit, issued by a bank or other financial institution specified in the related prospectus supplement. The issuer of a letter of credit will be obligated to honor draws under that letter of credit in a total fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the total principal balance of some or all of the related mortgage assets as of the date the related trust was formed or of the initial total principal balance of one or more classes of certificates of the applicable series. The letter of credit may permit draws only in the event of select types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit issuer under the letter of credit for any series of offered certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the related trust.


CERTIFICATE INSURANCE AND SURETY BONDS

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of the offered certificates of the related series, timely payments of interest and principal or timely payments of interest and payments of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in the related prospectus supplement. We will describe in the related prospectus supplement any limitations on the draws that may be made under any of those instruments.


CREDIT DERIVATIVES

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by credit derivatives, such as credit default swaps and total return swaps. A credit derivative is a financial instrument designed to offset losses and shortfalls derived from the credit risk of an underlying or reference asset or the credit risk of an underlying or reference credit. We will describe in the related prospectus supplement when and how payments are made under the particular instrument and the specific credit risk that is being covered.


RESERVE FUNDS

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered, to the extent


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of available funds, by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination of the foregoing, will be deposited, in the amounts specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, the reserve fund for the related series of offered certificates may also be funded over time.


     Amounts on deposit in any reserve fund for a series of offered certificates will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, reserve funds may be established to provide protection only against select types of losses and shortfalls. Following each payment date for the related series of offered certificates, amounts in a reserve fund in excess of any required balance may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.


CREDIT SUPPORT WITH RESPECT TO MBS


     If and to the extent described in the related prospectus supplement, any mortgage-backed security included in one of our trusts and/or the mortgage loans that back that security may be covered by one or more of the types of credit support described in this prospectus. We will specify in the related prospectus supplement, as to each of those forms of credit support, the information indicated above with respect to that mortgage-backed security, to the extent that the information is material and available.


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                        LEGAL ASPECTS OF MORTGAGE LOANS

     Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by multifamily and commercial properties in the United States, its territories and possessions. However, some of those mortgage loans may be secured by multifamily and commercial properties outside the United States, its territories and possessions.

     The following discussion contains general summaries of select legal aspects of mortgage loans secured by multifamily and commercial properties in the United States. Because these legal aspects are governed by applicable state law, which may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the mortgage loans underlying the offered certificates is situated. Accordingly, you should be aware that the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Assets--Mortgage Loans."

     If a significant percentage of mortgage loans underlying a series of offered certificates, are secured by properties in a particular state, we will discuss the relevant state laws, to the extent they vary materially from this discussion, in the related prospectus supplement.


GENERAL

     Each mortgage loan underlying a series of offered certificates will be evidenced by a note or bond and secured by an instrument granting a security interest in real property. The instrument granting a security interest in real property may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which that real property is located. Mortgages, deeds of trust and deeds to secure debt are often collectively referred to in this prospectus as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered by the mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on--

     o the terms of the mortgage,

     o the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property,

     o the knowledge of the parties to the mortgage, and

     o in general, the order of recordation of the mortgage in the appropriate public recording office.

     However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.


TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage--

     o a mortgagor, who is the owner of the encumbered interest in the real property, and

     o a mortgagee, who is the lender.

     In general, the mortgagor is also the borrower.

     In contrast, a deed of trust is a three-party instrument. The parties to a deed of trust are--

     o the trustor, who is the equivalent of a mortgagor,

     o the trustee to whom the real property is conveyed, and

     o the beneficiary for whose benefit the conveyance is made, who is the lender.

     Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.


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     A deed to secure debt typically has two parties. Under a deed to secure debt, the grantor, who is the equivalent of a mortgagor, conveys title to the real property to the grantee, who is the lender, generally with a power of sale, until the debt is repaid.

     Where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.

     The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by:

     o the express provisions of the related instrument,

     o the law of the state in which the real property is located,

     o various federal laws, and

     o in some deed of trust transactions, the directions of the beneficiary.


INSTALLMENT CONTRACTS

     The mortgage loans underlying your offered certificates may consist of installment contracts. Under an installment contract the seller retains legal title to the property and enters into an agreement with the purchaser for payment of the purchase price, plus interest, over the term of the installment contract. Only after full performance by the borrower of the contract is the seller obligated to convey title to the real estate to the purchaser. During the period that the installment contract is in effect, the purchaser is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The seller's enforcement of an installment contract varies from state to state. Generally, installment contracts provide that upon a default by the purchaser, the purchaser loses his or her right to occupy the property, the entire indebtedness is accelerated, and the purchaser's equitable interest in the property is forfeited. The seller in this situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the purchaser has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of purchaser default during the early years of an installment contract, the courts will permit ejectment of the purchaser and a forfeiture of his or her interest in the property.

     However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the seller may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the purchaser may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a purchaser with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the seller's procedures for obtaining possession and clear title under an installment contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.


LEASES AND RENTS

     A mortgage that encumbers an income-producing property often contains an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases. Under an assignment of rents and leases, the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived from each lease. However, the borrower retains a revocable license to collect the rents, provided there is no default and the rents are not directly paid to the lender.


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If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured by hotels or motels may be included in one of our trusts even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law.

     In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower--

     o without a hearing or the lender's consent, or

     o unless the lender's interest in the room rates is given adequate protection.

     For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use. See "--Bankruptcy Laws" below.


PERSONALTY

     Some types of income-producing real properties, such as hotels, motels and nursing homes, may include personal property, which may, to the extent it is owned by the borrower and not previously pledged, constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the personal property and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured in part by personal property may be included in one of our trusts even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.


FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property security at public auction to satisfy the indebtedness.

     Foreclosure Procedures Vary From State to State. The two primary methods of foreclosing a mortgage are--

     o judicial foreclosure, involving court proceedings, and

     o nonjudicial foreclosure under a power of sale granted in the mortgage instrument.

     Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed. A foreclosure action sometimes requires several years to complete.


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     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, a lender initiates the action by the service of legal pleadings upon--

     o all parties having a subordinate interest of record in the real property, and

     o all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.

     Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. The court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property upon successful completion of a judicial foreclosure proceeding. The proceeds of that public sale are used to satisfy the judgment. The procedures that govern these public sales vary from state to state.

     Equitable and Other Limitations on Enforceability of Particular Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on these principles, a court may:

     o alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching;

     o require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan;

     o require the lender to reinstate a loan or recast a payment schedule in order to accommodate a borrower that is suffering from a temporary financial disability; or

     o limit the right of the lender to foreclose in the case of a nonmonetary default, such as

       1. a failure to adequately maintain the mortgaged property, or

       2. an impermissible further encumbrance of the mortgaged property.

     Some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have--

     o upheld the reasonableness of the notice provisions, or

     o found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     In addition, some states may have statutory protection such as the right of the borrower to reinstate its mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

     Nonjudicial Foreclosure/Power of Sale. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale under a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following--

     o a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower, and

     o notice of sale is given in accordance with the terms of the deed of trust and applicable state law.

     In some states, prior to a nonjudicial public sale, the trustee under the deed of trust must--

     o record a notice of default and notice of sale, and

     o send a copy of those notices to the borrower and to any other party who has recorded a request for a copy of them.


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In addition, in some states, the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers.
Some states require a reinstatement period during which the borrower or junior lienholder may have the right to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of--

     o the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist, and

     o the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.

     As a result of the foregoing, it is common for the lender to purchase the mortgaged property and become its owner, subject to the borrower's right in some states to remain in possession during a redemption period. In that case, the lender will have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make repairs necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Whether, the ultimate proceeds of the sale of the property equal the lender's investment in the property depends upon market conditions. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on the related mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens. In addition, it may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. Furthermore, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     Rights of Redemption. The purposes of a foreclosure action are--

     o to enable the lender to realize upon its security, and

     o to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercising their equity of redemption.

     The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties to the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law, nonstatutory right which should be distinguished from post-sale statutory rights of redemption. In some states, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property after sale under a deed of trust or foreclosure of a mortgage. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. A statutory right of redemption will diminish the ability of the lender to sell the foreclosed


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property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.


     Anti-Deficiency Legislation. Some or all of the mortgage loans underlying a series of offered certificates may be nonrecourse loans. Recourse in the case of a default on a non-recourse mortgage loan will be limited to the mortgaged property and any other assets that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states, a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security, but in doing so, the lender may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders will usually proceed first against the security in states where an election of remedy provision exists. Finally, other statutory provisions limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale. These other statutory provisions are intended to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale.

     Leasehold Considerations. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a mortgage on the borrower's leasehold interest under a ground lease. Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease:

     o requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them,

     o permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and

     o contains other protective provisions typically required by prudent lenders to be included in a ground lease.

     Some mortgage loans underlying a series of offered certificates, however, may be secured by ground leases which do not contain these provisions.

     Cooperative Shares. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases belonging to those shares, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Loans secured in this manner are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Loans secured in this manner typically are subordinate to the mortgage, if any, on the cooperative's building. That mortgage, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative is subject to various regulations as well as to restrictions under the governing documents of the cooperative. The shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, that the lender may cure a default under a proprietary lease.

     Under the laws applicable in many states, "foreclosure" on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the


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shares. Article 9 of the UCC requires that a sale be conducted in a commercially reasonable manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary leases.


BANKRUPTCY LAWS

     Operation of the U.S. Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the U.S. Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition. Often, no interest or principal payments are made during the course of the bankruptcy case. The delay caused by an automatic stay and its consequences can be significant. Also, under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

     Under the U.S. Bankruptcy Code, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified provided that substantive and procedural safeguards protective of the lender are met. A bankruptcy court may, among other things--

     o reduce the secured portion of the outstanding amount of the loan to the then-current value of the property, thereby leaving the lender a general unsecured creditor for the difference between the then-current value of the property and the outstanding balance of the loan;

     o reduce the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid principal balance of the loan;

     o extend or shorten the term to maturity of the loan;

     o permit the bankrupt borrower to cure of the subject loan default by paying the arrearage over a number of years; or

     o permit the bankrupt borrower, through its rehabilitative plan, to reinstate the loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

     Federal bankruptcy law may also interfere with or affect the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. A lender may be stayed from enforcing the assignment under the U.S. Bankruptcy Code. In addition, the legal proceedings necessary to resolve the issue could be time-consuming, and result in delays in the lender's receipt of the rents. However, recent amendments to the U.S. Bankruptcy Code may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of cash collateral as noted above, the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

     A borrower's ability to make payment on a mortgage loan may be impaired by the commencement of a bankruptcy case relating to the tenant under a lease of the related property. Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a tenant results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for--

     o past due rent,

     o accelerated rent,


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

     o damages, or

     o a summary eviction order with respect to a default under the lease that occurred prior to the filing of the tenant's bankruptcy petition.

     In addition, the U.S. Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court:

     o assume the lease and either retain it or assign it to a third party, or

     o reject the lease.

     If the lease is assumed, the trustee, debtor-in-possession or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with adequate assurance of future performance. These remedies may be insufficient, and any assurances provided to the lessor may be inadequate. If the lease is rejected, the lessor will be treated, except potentially to the extent of any security deposit, as an unsecured creditor with respect to its claim for damages for termination of the lease. The U.S. Bankruptcy Code also limits a lessor's damages for lease rejection to:

     o the rent reserved by the lease without regard to acceleration for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease, plus

     o unpaid rent to the earlier of the surrender of the property or the lessee's bankruptcy filing.


ENVIRONMENTAL CONSIDERATIONS

     General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Those environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In some circumstances, a lender may decide to abandon a contaminated real property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

     Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, that lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to that superlien.

     CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the contaminated mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or "operator," however, is a person who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called "secured creditor exemption."

     The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Lender Liability Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if--


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     o it exercises decision-making control over a borrower's environmental compliance and hazardous substance handling and disposal practices, or

     o assumes day-to-day management of operational functions of a mortgaged property.

     The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell that property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     Other Federal and State Laws. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

     Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may

     o impose liability for releases of or exposure to asbestos-containing materials, and

     o provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

     Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.


     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action related to hazardous environmental conditions on a property, such as actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. These costs may jeopardize the borrower's ability to meet its loan obligations.

     Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard. However, that individual or entity may be without substantial assets. Accordingly, it is possible that the costs could become a liability of the related trust and occasion a loss to the related certificateholders.

     If the operations on a foreclosed property are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. This compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. This disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially.


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DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some or all of the mortgage loans underlying a series of offered certificates may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the a mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to the limitations prescribed in that Act and the regulations promulgated thereunder.


JUNIOR LIENS; RIGHTS OF HOLDERS OF SENIOR LIENS

     Any of our trusts may include mortgage loans secured by junior liens, while the loans secured by the related senior liens may not be included in that trust. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior loans and the junior loan.

     In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied as follows:

     o first, to the payment of court costs and fees in connection with the foreclosure;

     o second, to real estate taxes;

     o third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens; and

     o last, in satisfaction of all principal, interest, prepayment and acceleration penalties, if any, and any other sums due and owing to the holder of the junior mortgage loan.


SUBORDINATE FINANCING

     Some mortgage loans underlying a series of offered certificates may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to the following additional risks:

     o the borrower may have difficulty servicing and repaying multiple loans;

     o if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan;

     o acts of the senior lender that prejudice the junior lender or impair the junior lender's security, such as the senior lender's agreeing to an increase in the principal amount of or the interest rate payable on the senior loan, may create a superior equity in favor of the junior lender;

     o if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

     o the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.


DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late


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

charges that a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.


APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to various types of residential, including multifamily, first mortgage loans originated by particular lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.


AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, owners of public accommodations, such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments, must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected property owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender that is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.


SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

     Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on an affected mortgage loan. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts payable to the holders of certificates of the related series, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a master servicer or special servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status and, under some circumstances, during an additional three month period after the active duty status ceases.


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FORFEITURES IN DRUG AND RICO PROCEEDINGS


     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations statute can be seized by the government if the property was used in, or purchased with the proceeds of, those crimes. Under procedures contained in the comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.


     A lender may avoid forfeiture of its interest in the property if it establishes that--


     o its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or


     o the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.




















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                        FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     This is a general discussion of the material federal income tax consequences of owning the offered certificates. This discussion is directed to certificateholders that hold the offered certificates as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986. It does not discuss all federal income tax consequences that may be relevant to owners of offered certificates, particularly as to investors subject to special treatment under the Internal Revenue Code, including:

     o banks,

     o insurance companies, and

     o foreign investors.

     Further, this discussion and any legal opinions referred to in this discussion are based on authorities that can change, or be differently interpreted, with possible retroactive effect. No rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions.

     Investors and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is--

     o given with respect to events that have occurred at the time the advice is rendered, and

     o is directly relevant to the determination of an entry on a tax return.

     Accordingly, even if this discussion addresses an issue regarding the tax treatment of the owner of the offered certificates, investors should consult their own tax advisors regarding that issue. Investors should do so not only as to federal taxes, but also as to state and local taxes. See "State and Other Tax Consequences."

     The following discussion addresses securities of three general types:

     o REMIC certificates, representing interests in a trust, or a portion of the assets of that trust, as to which a specified person or entity will make a real estate mortgage investment conduit, or REMIC, election under Sections 860A through 860G of the Internal Revenue Code;

     o FASIT certificates, representing interests in a trust, or a portion of the assets of that trust, as to which a specified person or entity will make a financial asset securitization investment trust, or FASIT, election within the meaning of Section 860L(a) of the Internal Revenue Code; and

     o grantor trust certificates, representing interests in a trust, or a portion of the assets of that trust, as to which no REMIC or FASIT election will be made.

     We will indicate in the prospectus supplement for each series of offered certificates whether the related trustee, another party to the related Governing Document or an agent appointed by that trustee or other party will act as tax administrator for the related trust. If the related tax administrator is required to make a REMIC or FASIT election, we also will identify in the related prospectus supplement all regular interests, residual interests and/or ownership interests, as applicable, in the resulting REMIC or FASIT.

     The following discussion is limited to certificates offered under this prospectus. In addition, this discussion applies only to the extent that the related trust holds only mortgage loans. If a trust holds assets other than mortgage loans, such as mortgage-backed securities, we will disclose in the related prospectus supplement the tax consequences associated with those other assets being included. In addition, if agreements other than guaranteed investment contracts are included in a trust to provide interest rate protection for the related offered certificates, the anticipated material tax consequences associated with those agreements also will be discussed in the related prospectus supplement. See "Description of the Trust Assets--Arrangements Providing Reinvestment, Interest Rate and Currency Related Protection."


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

     The following discussion is based in part on the rules governing original issue discount in Sections 1271-1273 and 1275 of the Internal Revenue Code and in the Treasury regulations issued under those sections. It is also based in part on the rules governing REMICs in Sections 860A-860G of the Internal Revenue Code and the rules governing FASITs in Sections 860H-860L of the Internal Revenue Code and in the Treasury regulations issued or proposed under those sections. The regulations relating to original issue discount do not adequately address all issues relevant to, and in some instances provide that they are not applicable to, securities such as the offered certificates.


REMICS

     General. With respect to each series of offered certificates as to which the related tax administrator will make a REMIC election, our counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Governing Document, and subject to any other assumptions set forth in the opinion:

     o the related trust, or the relevant designated portion of the trust, will qualify as a REMIC, and

     o those offered certificates will represent--

       1. regular interests in the REMIC, or

       2. residual interests in the REMIC.

     Any and all offered certificates representing interests in a REMIC will be either--

     o REMIC regular certificates, representing regular interests in the REMIC, or

     o REMIC residual certificates, representing residual interests in the REMIC.

     If an entity electing to be treated as a REMIC fails to comply with the ongoing requirements of the Internal Revenue Code for REMIC status, it may lose its REMIC status. If so, the entity may become taxable as a corporation. Therefore, the related certificates may not be given the tax treatment summarized below. Although the Internal Revenue Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not done so. Any relief mentioned above, moreover, may be accompanied by sanctions. These sanctions could include the imposition of a corporate tax on all or a portion of a trust's income for the period in which the requirements for REMIC status are not satisfied. The Governing Document with respect to each REMIC will include provisions designed to maintain its status as a REMIC under the Internal Revenue Code.

     Characterization of Investments in REMIC Certificates. Unless we state otherwise in the related prospectus supplement, the offered certificates that are REMIC certificates will be treated as--

     o "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code in the hands of a real estate investment trust, and

     o "loans secured by an interest in real property" or other assets described in Section 7701(a)(19)(C) of the Internal Revenue Code in the hands of a thrift institution,

in the same proportion that the assets of the related REMIC are so treated.

     However, to the extent that the REMIC assets constitute mortgage loans on property not used for residential or other prescribed purposes, the related offered certificates will not be treated as assets qualifying under Section 7701(a)(19)(C). If 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the related offered certificates will qualify for the corresponding status in their entirety for that calendar year.

     In addition, unless otherwise provided in the related prospectus supplement, offered certificates that are REMIC regular certificates will be:

     o "qualified mortgages" within the meaning of Section 860G(a)(3) of the Internal Revenue Code in the hands of another REMIC; and


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     o "permitted assets" under Section 860L(c)(1)(G) for a FASIT.

     Finally, interest, including original issue discount, on offered certificates that are REMIC regular certificates, and income allocated to offered certificates that are REMIC residual certificates, will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code if received by a real estate investment trust, to the extent that these certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code.

     The related tax administrator will determine the percentage of the REMIC's assets that constitute assets described in the above-referenced sections of the Internal Revenue Code with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The related tax administrator will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

     The assets of the REMIC will include, in addition to mortgage loans--

     o collections on mortgage loans held pending payment on the related offered certificates, and

     o any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts.

     It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of the above-referenced sections of the Internal Revenue Code. In addition, in some instances, the mortgage loans may not be treated entirely as assets described in those sections of the Internal Revenue Code. If so, we will describe in the related prospectus supplement those mortgage loans that are characterized differently. The Treasury regulations do provide, however, that cash received from collections on mortgage loans held pending payment is considered part of the mortgage loans for purposes of Section 856(c)(5)(B) of the Internal Revenue Code, relating to real estate investment trusts.

     To the extent a REMIC certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate.
Accordingly:

     o a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in
       Section 7701(a)(19)(C) of the Internal Revenue Code;

     o a portion of that certificate may not represent ownership of "real estate assets" under Section 856(c)(5)(B) of the Internal Revenue Code; and

     o the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of
       Section 856(c)(3)(B) of the Internal Revenue Code.

     Tiered REMIC Structures. For some series of REMIC certificates, the related tax administrator may make two or more REMIC elections as to the related trust for federal income tax purposes. As to each of these series of REMIC certificates, our counsel will opine that each portion of the related trust as to which a REMIC election is to be made will qualify as a REMIC. Each of these series will be treated as one REMIC solely for purposes of determining:

     o whether the related REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code,

     o whether the related REMIC certificates will be "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Internal Revenue Code, and

     o whether the interest/income on the related REMIC certificates is interest described in Section 856(c)(3)(B) of the Internal Revenue Code.


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     Taxation of Owners of REMIC Regular Certificates.

     General. Except as otherwise stated in this discussion, the Internal Revenue Code treats REMIC regular certificates as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Holders of REMIC regular certificates that otherwise report income under the cash method of accounting must nevertheless report income with respect to REMIC regular certificates under the accrual method.

     Original Issue Discount. Some REMIC regular certificates may be issued with original issue discount within the meaning of Section 1273(a) of the Internal Revenue Code. Any holders of REMIC regular certificates issued with original issue discount generally will have to include original issue discount in income as it accrues, in accordance with a constant yield method, prior to the receipt of the cash attributable to that income. The IRS has issued regulations under Section 1271 to 1275 of the Internal Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Internal Revenue Code provides special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that Section 1272(a)(6) and the regulations under Sections 1271 to 1275 of the Internal Revenue Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

     The Internal Revenue Code requires, in computing the accrual of original issue discount on REMIC regular certificates, that a reasonable assumption be used concerning the rate at which borrowers will prepay the mortgage loans held by the related REMIC. Further, adjustments must be made in the accrual of that original issue discount to reflect differences between the prepayment rate actually experienced and the assumed prepayment rate. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that the Treasury Department has not yet issued. The Committee Report indicates that the regulations should provide that the prepayment assumption used with respect to a REMIC regular certificate is determined once, at initial issuance, and must be the same as that used in pricing. The prepayment assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither we nor any other person will make any representation that the mortgage loans underlying any series of REMIC regular certificates will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or that the IRS will not challenge on audit the prepayment assumption used.

     The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price.

     The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of those certificates are sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the related date of initial issuance of those certificates, the issue price for that class will be the fair market value of that class on the date of initial issuance.

     Under the Treasury regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually, during the entire term of the instrument, at:

     o a single fixed rate,

     o a "qualified floating rate,"

     o an "objective rate,"

     o a combination of a single fixed rate and one or more "qualified floating rates,"

     o a combination of a single fixed rate and one "qualified inverse floating rate," or


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

     o a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on the REMIC regular certificate.

     In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of that discount will vary according to the characteristics of those certificates. If the original issue discount rules apply to those certificates, we will describe in the related prospectus supplement the manner in which those rules will be applied with respect to those certificates in preparing information returns to the certificateholders and the IRS.

     Some classes of REMIC regular certificates may provide that the first interest payment with respect to those certificates be made more than one month after the date of initial issuance, a period that is longer than the subsequent monthly intervals between interest payments. Assuming the accrual period for original issue discount is the monthly period that ends on each payment date, then, as a result of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

     In addition, if the accrued interest to be paid on the first payment date is computed with respect to a period that begins prior to the date of initial issuance, a portion of the purchase price paid for a REMIC regular certificate will reflect that accrued interest. In those cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued prior to the date of initial issuance is treated as part of the overall cost of the REMIC regular certificate. Therefore, the portion of the interest paid on the first payment date in excess of interest accrued from the date of initial issuance to the first payment date is included in the stated redemption price of the REMIC regular certificate. However, the Treasury regulations state that all or some portion of this accrued interest may be treated as a separate asset, the cost of which is recovered entirely out of interest paid on the first payment date. It is unclear how an election to do so would be made under these regulations and whether this election could be made unilaterally by a certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of a REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the certificate, by multiplying:

    o the number of complete years, rounding down for partial years, from the date of initial issuance, until that payment is expected to be made, presumably taking into account the prepayment assumption, by

    o a fraction--

       1. the numerator of which is the amount of the payment, and

       2. the denominator of which is the stated redemption price at maturity of the certificate.

     Under the Treasury regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of:

    o the total amount of the de minimis original issue discount, and

    o a fraction--

    o 1. the numerator of which is the amount of the principal payment, and

      2. the denominator of which is the outstanding stated principal amount of the subject REMIC regular certificate.


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

     The Treasury regulations also would permit you to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" below for a description of that election under the applicable Treasury regulations.

     If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as described below in this "--Original Issue Discount" subsection.

     As to each accrual period, the related tax administrator will calculate the original issue discount that accrued during that accrual period. For these purposes, an accrual period is, unless we otherwise state in the related prospectus supplement, the period that begins on a date that corresponds to a payment date, or in the case of the first accrual period, begins on the date of initial issuance, and ends on the day preceding the immediately following payment date. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of:

     o the sum of:

      1. the present value, as of the end of the accrual period, of all of the payments remaining to be made on the subject REMIC regular certificate, if any, in future periods, presumably taking into account the prepayment assumption, and

      2. the payments made on that certificate during the accrual period of amounts included in the stated redemption price, over

     o the adjusted issue price of the subject REMIC regular certificate at the beginning of the accrual period.

     The adjusted issue price of a REMIC regular certificate is:

     o the issue price of the certificate, increased by

     o the total amount of original issue discount previously accrued on the certificate, reduced by

     o the amount of all prior payments of amounts included in its stated redemption price.

The present value of the remaining payments referred to in item 1. of the second preceding sentence will be calculated:

     o assuming that payments on the REMIC regular certificate will be received in future periods based on the related mortgage loans being prepaid at a rate equal to the prepayment assumption;

     o using a discount rate equal to the original yield to maturity of the certificate, based on its issue price and the assumption that the related mortgage loans will be prepaid at a rate equal to the prepayment assumption; and

     o taking into account events, including actual prepayments, that have occurred before the close of the accrual period.

     The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

     A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, that is less than its remaining stated redemption price, will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate. However, the daily portion will be reduced, if the cost is in excess of its adjusted issue price, in proportion to the ratio that the excess bears to the total original issue discount remaining to be accrued on the certificate. The adjusted issue price of a REMIC regular certificate, as of any date of determination, equals the sum of:


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     o the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that date of determination, and

     o the daily portions of original issue discount for all days during that accrual period prior to that date of determination.

     If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC regular certificate held by you, the amount of original issue discount accrued for that accrual period will be zero. You may not deduct the negative amount currently. Instead, you will only be permitted to offset it against future positive original issue discount, if any, attributable to the certificate. Although not free from doubt, it is possible that you may be permitted to recognize a loss to the extent your basis in the certificate exceeds the maximum amount of payments that you could ever receive with respect to the certificate. However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to certificates that have no, or a disproportionately small, amount of principal because they can have negative yields if the mortgage loans held by the related REMIC prepay more quickly than anticipated. See "Risk Factors--The Investment Performance of Your Offered Certificate Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses may be Highly Unpredictable."

     The Treasury regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that you may be able to select a method for recognizing original issue discount that differs from that used by the trust in preparing reports to you and the IRS. Prospective purchasers of the REMIC regular certificates should consult their tax advisors concerning the tax treatment of these certificates in this regard.

     Market Discount. You will be considered to have purchased a REMIC regular certificate at a market discount if--

     o in the case of a certificate issued without original issue discount, you purchased the certificate at a price less than its remaining stated principal amount, or

     o in the case of a certificate issued with original issue discount, you purchased the certificate at a price less than its adjusted issue price.

     If you purchase a REMIC regular certificate with more than a de minimis amount of market discount, you will recognize gain upon receipt of each payment representing stated redemption price. Under Section 1276 of the Internal Revenue Code, you generally will be required to allocate the portion of each payment representing some or all of the stated redemption price first to accrued market discount not previously included in income. You must recognize ordinary income to that extent. You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which this election applies.

     The Treasury regulations also permit you to elect to accrue all interest and discount, including de minimis market or original issue discount, in income as interest, and to amortize premium, based on a constant yield method. Your making this election with respect to a REMIC regular certificate with market discount would be deemed to be an election to include currently market discount in income with respect to all other debt instruments with market discount that you acquire during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, your making this election as to a certificate acquired at a premium would be deemed to be an election to amortize bond premium, with respect to all debt instruments having amortizable bond premium that you own or acquire. See "--REMICs --Taxation of Owners of REMIC Regular Certificates--Premium" below.

     Each of the elections described above to accrue interest and discount, and to amortize premium, with respect to a certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.


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     However, market discount with respect to a REMIC regular certificate will be considered to be de minimis for purposes of Section 1276 of the Internal Revenue Code if the market discount is less than 0.25% of the remaining stated redemption price of the certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the Treasury regulations refer to the weighted average maturity of obligations. It is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Section 1276(b)(3) of the Internal Revenue Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, the relevant rules described in the Committee Report apply. The Committee Report indicates that in each accrual period, you may accrue market discount on a REMIC regular certificate held by you, at your option:

     o on the basis of a constant yield method,

     o in the case of a certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the certificate as of the beginning of the accrual period, or

     o in the case of a certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total amount of original issue discount remaining on the certificate at the beginning of the accrual period.

     The prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount.

     To the extent that REMIC regular certificates provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, Section 1277 of the Internal Revenue Code may require you to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during the related taxable year and is, in general, allowed as a deduction not later than the year in which the related market discount is includible in income. If you have elected, however, to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

     Premium. A REMIC regular certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, that is greater than its remaining stated redemption price will be considered to be purchased at a premium. You may elect under Section 171 of the Internal Revenue Code to amortize the premium under the constant yield method over the life of the certificate. If you elect to amortize bond premium, bond premium would be amortized on a constant yield method


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and would be applied as an offset against qualified stated interest. If made, this election will apply to all debt instruments having amortizable bond premium that you own or subsequently acquire. The IRS has issued regulations on the amortization of bond premium, but they specifically do not apply to holders of REMIC regular certificates.

     The Treasury regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount" above. The Committee Report states that the same rules that apply to accrual of market discount and require the use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Internal Revenue Code.

     Whether you will be treated as holding a REMIC regular certificate with amortizable bond premium will depend on--

     o the purchase price paid for your offered certificate, and

     o the payments remaining to be made on your offered certificate at the time of its acquisition by you.

     If you acquire an interest in any class of REMIC regular certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.

     Realized Losses. Under Section 166 of the Internal Revenue Code, if you are either a corporate holder of a REMIC regular certificate and or a noncorporate holder of a REMIC regular certificate that acquires the certificate in connection with a trade or business, you should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which your offered certificate becomes wholly or partially worthless as the result of one or more realized losses on the related mortgage loans. However, if you are a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business, it appears that--

     o you will not be entitled to deduct a loss under Section 166 of the Internal Revenue Code until your offered certificate becomes wholly worthless, which is when its principal balance has been reduced to zero, and

     o the loss will be characterized as a short-term capital loss.

     You will also have to accrue interest and original issue discount with respect to your REMIC regular certificate, without giving effect to any reductions in payments attributable to defaults or delinquencies on the related mortgage loans, until it can be established that those payment reductions are not recoverable. As a result, your taxable income in a period could exceed your economic income in that period. If any of those amounts previously included in taxable income are not ultimately received due to a loss on the related mortgage loans, you should be able to recognize a loss or reduction in income. However, the law is unclear with respect to the timing and character of this loss or reduction in income.

     Taxation of Owners of REMIC Residual Certificates.

     General. Although a REMIC is a separate entity for federal income tax purposes, the Internal Revenue Code does not subject a REMIC to entity-level taxation, except with regard to prohibited transactions and the other transactions described under "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Rather, a holder of REMIC residual certificates must generally take in income the taxable income or net loss of the related REMIC. Accordingly, the Internal Revenue Code treats the REMIC residual certificates much differently than it would if they were direct ownership interests in the related mortgage loans or as debt instruments issued by the related REMIC.

     Holders of REMIC residual certificates generally will be required to report their daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the related REMIC for each day during a calendar quarter that they own those certificates. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a


                                       97
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     "30 days per month/90 days per quarter/360 days per year" convention unless we otherwise disclose in the related prospectus supplement. These daily amounts then will be allocated among the holders of the REMIC residual certificates in proportion to their respective ownership interests on that day. Any amount included in the certificateholders' gross income or allowed as a loss to them by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--REMICs--Taxation of Owners of REMIC Residual Certificates--Taxable Income of the REMIC." Holders of REMIC residual certificates must report the taxable income of the related REMIC without regard to the timing or amount of cash payments by the REMIC until the REMIC's termination. Income derived from the REMIC residual certificates will be "portfolio income" for the purposes of the limitations under Section 469 of the Internal Revenue Code on the deductibility of "passive losses."

     A holder of a REMIC residual certificate that purchased the certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the related REMIC for each day that it holds the REMIC residual certificate. These daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise to reduce, or increase, the income of a holder of a REMIC residual certificate. These modifications would occur when a holder purchases the REMIC residual certificate from a prior holder at a price other than the adjusted basis that the REMIC residual certificate would have had in the hands of an original holder of that certificate. The Treasury regulations, however, do not provide for these modifications.

     Any payments that you receive from the seller of a REMIC residual certificate in connection with the acquisition of that certificate will be income to you. Although it is possible that these payments would be includible in income immediately upon receipt, the IRS might assert that you should include these payments in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of these payments, we recommend that you consult your tax advisor concerning the treatment of these payments for income tax purposes.


     Tax liability with respect to the amount of income that holders of REMIC residual certificates will be required to report, will often exceed the amount of cash payments received from the related REMIC for the corresponding period. Consequently, you should have--

     o other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates, or

     o unrelated deductions against which income may be offset.

See, however, the rules discussed below relating to:

     o excess inclusions,

     o residual interests without significant value, and

     o noneconomic residual interests.

     The fact that the tax liability associated with this income allocated to you may exceed the cash payments received by you for the corresponding period may significantly and adversely affect their after-tax rate of return. This disparity between income and payments may not be offset by corresponding losses or reductions of income attributable to your REMIC residual certificates until subsequent tax years. Even then, the extra income may not be completely offset due to changes in the Internal Revenue Code, tax rates or character of the income or loss. Therefore, REMIC residual certificates will ordinarily have a negative value at the time of issuance. See "Risk Factors--Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences."

     Taxable Income of the REMIC. The taxable income of a REMIC will equal:

     o the income from the mortgage loans and other assets of the REMIC; plus


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

     o any cancellation of indebtedness income due to the allocation of realized losses to those REMIC certificates constituting regular interests in the REMIC; less the following items--

       1. the deductions allowed to the REMIC for interest, including original issue discount but reduced by any premium on issuance, on any class of REMIC certificates constituting regular interests in the REMIC, whether offered or not,

       2. amortization of any premium on the mortgage loans held by the REMIC,

       3. bad debt losses with respect to the mortgage loans held by the REMIC, and

       4. except as described below in this "--Taxable Income of the REMIC" subsection, servicing, administrative and other expenses.

     For purposes of determining its taxable income, a REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or in the case of REMIC certificates not sold initially, their fair market values. The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered hereby will be determined in the manner described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." The issue price of a REMIC certificate received in exchange for an interest in mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the related tax administrator may be required to estimate the fair market value of these interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

     Subject to possible application of the de minimis rules, the method of accrual by a REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC regular certificates. That method is a constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include that market discount in income currently, as it accrues, on a constant yield basis. See "--REMICs--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing the discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

     A REMIC will acquire a mortgage loan with discount, or premium, to the extent that the REMIC's basis, determined as described in the preceding paragraph, is different from its stated redemption price. Discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. A REMIC probably will elect under Section 171 of the Internal Revenue Code to amortize any premium on the mortgage loans that it holds. Premium on any mortgage loan to which this election applies may be amortized under a constant yield method, presumably taking into account the prepayment assumption.

     A REMIC will be allowed deductions for interest, including original issue discount, on all of the certificates that constitute regular interests in the REMIC, whether or not offered hereby, as if those certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." However, the de minimis rule described in that section will not apply in determining deductions.

     If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, the net amount of interest deductions that are allowed to the REMIC in each taxable year with respect to those certificates will be reduced by an amount equal to the portion of that excess that is considered to be amortized in that year. It appears that this excess should be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount."


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

     As a general rule, the taxable income of a REMIC will be determined as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by
Section 67 of the Internal Revenue Code will not be applied at the REMIC level so that the REMIC will be allowed full deductions for servicing, administrative and other noninterest expenses in determining its taxable income. All those expenses will be allocated as a separate item to the holders of the related REMIC certificates, subject to the limitation of Section 67 of the Internal Revenue Code. See "--REMICs--Taxation of Owners of REMIC Residual Certificates--Possible Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

     Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC residual certificate will be equal to:

     o the amount paid for that REMIC residual certificate,

     o increased by, amounts included in the income of the holder of that REMIC residual certificate, and

     o decreased, but not below zero, by payments made, and by net losses allocated, to the holder of that REMIC residual certificate.

     A holder of a REMIC residual certificate is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the adjusted basis to that holder as of the close of that calendar quarter, determined without regard to that net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate.

     Any distribution on a REMIC residual certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds the holder's adjusted basis, it will be treated as gain from the sale of that REMIC residual certificate.

     A holder's basis in a REMIC residual certificate will initially equal the amount paid for the certificate and will be increased by that holder's allocable share of taxable income of the related REMIC. However, these increases in basis may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the related REMIC's taxable income is allocated to that holder. To the extent the initial basis of the holder of a REMIC residual certificate is less than the distributions to that holder, and increases in the initial basis either occur after these distributions or, together with the initial basis, are less than the amount of these payments, gain will be recognized to that holder on these distributions. This gain will be treated as gain from the sale of its REMIC residual certificate.

     The effect of these rules is that a holder of a REMIC residual certificate may not amortize its basis in a REMIC residual certificate, but may only recover its basis:

     o through distributions,

     o through the deduction of any net losses of the REMIC, or

     o upon the sale of its REMIC residual certificate. See "--REMICs--Sales of REMIC Certificates" below.

     For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder see "--REMICs--Taxation of Owners of REMIC Residual Certificates--General" above. These adjustments could require a holder of a REMIC residual certificate to account for any difference between the cost of the certificate to the holder and the adjusted basis of the certificate would have been in the hands of an original holder.

     Excess Inclusions. Any excess inclusions with respect to a REMIC residual certificate will be subject to federal income tax in all events. In general, the excess inclusions with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of:


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

     o the daily portions of REMIC taxable income allocable to that certificate, over

     o the sum of the daily accruals for each day during the quarter that the certificate was held by that holder.

     The daily accruals of a holder of a REMIC residual certificate will be determined by allocating to each day during a calendar quarter its ratable portion of a numerical calculation. That calculation is the product of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the date of initial issuance. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to:

     o the issue price of the certificate, increased by

     o the sum of the daily accruals for all prior quarters, and decreased, but not below zero, by

     o any payments made with respect to the certificate before the beginning of that quarter.

     The issue price of a REMIC residual certificate is the initial offering price to the public at which a substantial amount of the REMIC residual certificates were sold, but excluding sales to bond houses, brokers and underwriters or, if no sales have been made, their initial value. The long-term Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     Although it has not done so, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual certificate as excess inclusions if the REMIC residual interest evidenced by that certificate is considered not to have significant value.

     For holders of REMIC residual certificates, excess inclusions:

     o will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

     o will be treated as unrelated business taxable income to an otherwise tax-exempt organization, and

     o will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on payments to holders of REMIC residual certificates that are foreign investors. See, however, "--REMICs--Foreign Investors in REMIC Certificates" below.

     Furthermore, for purposes of the alternative minimum tax:

     o excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction, and

     o alternative minimum taxable income may not be less than the taxpayer's excess inclusions.

     This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

     In the case of any REMIC residual certificates held by a real estate investment trust, or REIT, the total excess inclusions with respect to these REMIC residual certificates will be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT. Any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual certificate as if held directly by the shareholder. The total excess inclusions referred to in the previous sentence will be reduced, but not below zero, by any REIT taxable income, within the meaning of Section 857(b)(2) of the Internal Revenue Code, other than any net capital gain. Treasury regulations yet to be issued could apply a similar rule to:

     o regulated investment companies,

     o common trusts, and

     o some cooperatives.

The Treasury regulations, however, currently do not address this subject.

     Noneconomic REMIC Residual Certificates. Under the Treasury regulations, transfers of noneconomic REMIC residual certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If a transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the noneconomic REMIC residual certificate. The Treasury regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required liquidation provided for in the related Governing Document:

     o the present value of the expected future payments on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and

     o the transferor reasonably expects that the transferee will receive payments with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

     The present value calculation referred to above is calculated using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate. This rate is computed and published monthly by the IRS.

     Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related Governing Document that are intended to reduce the possibility of any transfer being disregarded. These restrictions will require an affidavit:

     o from each party to the transfer, stating that no purpose of the transfer is to impede the assessment or collection of tax,

     o from the prospective transferee, providing representations as to its financial condition, and

     o from the prospective transferor, stating that it has made a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future.

     The Treasury has issued proposed regulations that would revise this safe harbor. The proposed regulations would make the safe harbor unavailable unless the present value of the anticipated tax liabilities associated with holding the residual interest did not exceed the sum of:

     o the present value of any consideration given to the transferee to acquire the interest,

     o the present value of the expected future distributions on the interest, and

     o the present value of the anticipated tax savings associated with the holding of the interest as the REMIC generates losses.

     Present values would be computed using a discount rate equal to an applicable Federal rate, except that if a transferee could demonstrate that it borrowed regularly in the course of its trade or business substantial funds at a lower rate from unrelated third parties, that lower rate could be used as the discount rate.

     Additionally, the Treasury has issued Revenue Procedure 2001-12 addressing the transfer of noneconomic residual interest. Revenue Procedure 2001-12 restates the minimum transfer price test safe harbor described in the proposed Treasury regulations discussed above and adds an alternative test for meeting the safe harbor. To qualify for the alternative safe harbor:

     o at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the year of the transfer, for financial reporting purposes, the transferee's gross assets exceeded $100 million and its net assets exceeded $10 million;

     o the transferee is an "eligible corporation" as defined in Section 860L(a)(2) of the Code that enters a written agreement that any subsequent transfer of the interest will be to another eligible corporation in a safe harbor transaction (i.e., a fully taxable domestic corporation); and

     o the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with the residual interest will not be paid.

     With respect to the facts and circumstances described in the third bullet of the preceding paragraph, the consideration given to the transferee to acquire the noneconomic residual interest in the REMIC is only one factor to be considered. However, if the amount of consideration is so low that under any set of reasonable assumptions a reasonable person would conclude that the taxes associated with holding the residual interest will not be paid, then the transferor is deemed to know that the transferee cannot or will not pay. The specific terms of the minimum transfer price test do not need to be used in determining whether the amount of consideration is too low.

     Additionally, with respect to the alternative safe harbor test described above, the gross assets and net assets of a transferee do not include any obligation of a person related to the transferee as described in Section 860L(g) of the Code or any other asset if a principal purpose for holding or acquiring the asset is to permit the transferee to satisfy the alternative test. In addition, a transfer fails to meet the requirements of the alternative test if the transferor knows, or has reason to know that the transferee will not honor the restrictions on subsequent transfers of the residual interest. Furthermore, the second condition of the alternative test above fails to be satisfied in the case of any transfer or assignment of the interest to a foreign branch of an eligible corporation or any other arrangement by which the interest is at any time subject to net tax by a foreign country or possession of the United States.

     Revenue Procedure 2001-12 applies to all transfers of noneconomic residual interests in REMICs occurring on or after February 4, 2000. The Governing Document will require that all transferees of residual certificates furnish an affidavit as to the applicability of one of the safe harbors of Revenue Procedure 2001-12, unless the transferor has waived the requirement that the transferee do so.

     Prospective investors should consult their own tax advisors as to the applicability and effect of these alternative safe harbor tests.

     Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate to another party at some future date may be disregarded in accordance with the above-described rules. This would result in the retention of tax liability by the transferor with respect to that purported transfer.

     We will disclose in the related prospectus supplement whether the offered REMIC residual certificates may be considered noneconomic residual interests under the Treasury regulations. However, we will base any disclosure that a REMIC residual certificate will not be considered noneconomic upon various assumptions. Further, we will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules.

     See "--REMICs--Foreign Investors in REMIC Certificates" below for additional restrictions applicable to transfers of REMIC residual certificates to foreign persons.

     Mark-to-Market Rules. Regulations under Section 475 of the Internal Revenue Code require that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. These regulations provide that for purposes of this mark-to-market requirement, a REMIC residual certificate is not treated as a security for purposes of Section 475 of the Internal Revenue Code. Thus, a REMIC residual certificate is not subject to the mark-to-market rules. We recommend that prospective purchasers of a REMIC residual certificate consult their tax advisors regarding these regulations.

     Transfers of REMIC Residual Certificates to Investors That are Foreign Persons. Unless we otherwise state in the related prospectus supplement, transfers of REMIC residual certificates to investors that are foreign persons under the Internal Revenue Code will be prohibited under the related Governing Documents.


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

     Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC regular certificates. Unless we state otherwise in the related prospectus supplement, however, these fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

     If the holder of a REMIC certificate receives an allocation of fees and expenses in accordance with the preceding discussion, and if that holder is:

     o an individual,

     o an estate or trust, or

     o a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

then--

     o an amount equal to this individual's, estate's or trust's share of these fees and expenses will be added to the gross income of this holder, and

     o the individual's, estate's or trust's share of these fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Internal Revenue Code, which permits the deduction of these fees and expenses only to the extent they exceed, in total, 2% of a taxpayer's adjusted gross income.

     In addition, Section 68 of the Internal Revenue Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced.

     Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is--

     o an individual,

     o an estate or trust, or

     o a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of these fees and other deductions will be included in the holder's gross income.

     The amount of additional taxable income reportable by holders of REMIC certificates that are subject to the limitations of either Section 67 or
Section 68 of the Internal Revenue Code, or the complete disallowance of the related expenses for alternative minimum tax purposes, may be substantial.

     Accordingly, REMIC certificates to which these expenses are allocated will generally not be appropriate investments for:

     o an individual,

     o an estate or trust, or

     o a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts.

     We recommend that those prospective investors consult with their tax advisors prior to making an investment in a REMIC certificate to which these expenses are allocated.

     Sales of REMIC Certificates. If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate. The adjusted basis of a REMIC regular certificate generally will equal:

     o the cost of the certificate to that certificateholder, increased by

     o income reported by that certificateholder with respect to the certificate, including original issue discount and market discount income, and reduced, but not below zero, by

     o payments on the certificate received by that certificateholder amortized premium and realized losses allocated to the certificate and previously deducted by the certificateholder.

     The adjusted basis of a REMIC residual certificate will be determined as described above under "--REMICs--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions." Except as described below in this "--Sales of REMIC Certificates" subsection, any gain or loss from your sale of a REMIC certificate will be capital gain or loss, provided that you hold the certificate as a capital asset within the meaning of Section 1221 of the Internal Revenue Code, which is generally property held for investment.

     In addition to the recognition of gain or loss on actual sales, the Internal Revenue Code requires the recognition of gain, but not loss, upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

     o entitle the holder to a specified principal amount,

     o pay interest at a fixed or variable rate, and

     o are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most REMIC regular certificates meet this exception, Section 1259 will not apply to most REMIC regular certificates. However, REMIC regular certificates that have no, or a disproportionately small, amount of principal, can be the subject of a constructive sale.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year. A taxpayer would do so because of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income recognized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss is relevant for other purposes to both individuals and corporations.

     Gain from the sale of a REMIC regular certificate that might otherwise be a capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of:

     o the amount that would have been includible in the seller's income with respect to that REMIC regular certificate assuming that income had accrued on the certificate at a rate equal to 110% of the applicable Federal rate determined as of the date of purchase of the certificate, which is a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the prepayment assumption to the certificate, over

     o the amount of ordinary income actually includible in the seller's income prior to that sale.

     In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of that discount that accrued during the period the certificate was held by the seller, reduced by any market discount included in income under the rules described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" and "--Premium."

     REMIC certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Internal Revenue Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section of the Internal Revenue Code applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that a holder holds the certificate as part of a "conversion transaction" within the meaning of Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in that transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Except as may be provided in Treasury regulations yet to be issued, a loss realized on the sale of a REMIC residual certificate will be subject to the "wash sale" rules of Section 1091 of the Internal Revenue Code, if during the period beginning six months before, and ending six months after, the date of that sale the seller of that certificate:

     o reacquires that same REMIC residual certificate,

     o acquires any other residual interest in a REMIC, or

     o acquires any similar interest in a taxable mortgage pool, as defined in
       Section 7701(i) of the Internal Revenue Code.

In that event, any loss realized by the holder of a REMIC residual certificate on the sale will not be recognized or deductible currently, but instead will be added to that holder's adjusted basis in the newly-acquired asset.

     Prohibited Transactions Tax and Other Taxes. The Internal Revenue Code imposes a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to specified exceptions, a prohibited transaction includes:

     o the disposition of a non-defaulted mortgage loan,

     o the receipt of income from a source other than a mortgage loan or other permitted investments,

     o the receipt of compensation for services, or

     o the gain from the disposition of an asset purchased with collections on the mortgage loans for temporary investment pending payment on the REMIC certificates.

     It is not anticipated that any REMIC will engage in any prohibited transactions as to which it would be subject to this tax.

     In addition, some contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. The related Governing Document will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

     REMICs also are subject to federal income tax at the highest corporate rate on Net Income From Foreclosure Property, determined by reference to the rules applicable to REITs. The related Governing Documents may permit the special servicer to conduct activities with respect to a mortgaged property acquired by one of our trusts in a manner that causes the trust to incur this tax, if doing so would, in the reasonable discretion of the special servicer, maximize the net after-tax proceeds to certificateholders. However, under no circumstance may the special servicer allow the acquired mortgaged property to cease to be a "permitted investment" under Section 860G(a)(5) of the Internal Revenue Code.

     Unless we otherwise disclose in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

     Unless we state otherwise in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, particular contributions or Net Income From Foreclosure Property, and any state or local income or franchise tax, that may be imposed on the REMIC will be borne by the related trustee, tax administrator, master servicer, special servicer or manager, in any case out of its own funds, provided that--

     o the person has sufficient assets to do so, and

     o the tax arises out of a breach of that person's obligations under select provisions of the related Governing Document.

     Any tax not borne by one of these persons would be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

     Tax and Restrictions on Transfers of REMIC Residual Certificates to Particular Organizations. If a REMIC residual certificate is transferred to a Disqualified Organization, a tax will be imposed in an amount equal to the product of:

     o the present value of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer, and

     o the highest marginal federal income tax rate applicable to corporations.


     The value of the anticipated excess inclusions is discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate.

     The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on:

     o events that have occurred up to the time of the transfer,

     o the prepayment assumption, and

     o any required or permitted clean up calls or required liquidation provided for in the related Governing Document.

     The tax on transfers to Disqualified Organizations generally would be imposed on the transferor of the REMIC residual certificate, except when the transfer is through an agent for a Disqualified Organization. In that case, the tax would instead be imposed on the agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if:

     o the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization, and

     o as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

     In addition, if a Pass-Through Entity includes in income excess inclusions with respect to a REMIC residual certificate, and a Disqualified Organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of:

     o the amount of excess inclusions on the certificate that are allocable to the interest in the Pass-Through Entity held by the Disqualified Organization, and

     o the highest marginal federal income tax rate imposed on corporations.

     A Pass-Through Entity will not be subject to this tax for any period, however, if each record holder of an interest in that Pass-Through Entity furnishes to that Pass-Through Entity:

     o the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder, or


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

    o a statement under penalties of perjury that the record holder is not a Disqualified Organization.

     For taxable years beginning on or after January 1, 1998, if an Electing Large Partnership holds a REMIC residual certificate, all interests in the Electing Large Partnership are treated as held by Disqualified Organizations for purposes of the tax imposed on pass-through entities described in the second preceding paragraph. This tax on Electing Large Partnerships must be paid even if each record holder of an interest in that partnership provides a statement mentioned in the prior paragraph.

     In addition, a person holding an interest in a Pass-Through Entity as a nominee for another person will, with respect to that interest, be treated as a Pass-Through Entity.

     Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

     o the residual interests in the entity are not held by Disqualified Organizations, and

     o the information necessary for the application of the tax described in this prospectus will be made available.

     We will include in the related Governing Document restrictions on the transfer of REMIC residual certificates and other provisions that are intended to meet this requirement, and we will discuss those restrictions and provisions in any prospectus supplement relating to the offering of any REMIC residual certificate.

     Termination. A REMIC will terminate immediately after the payment date following receipt by the REMIC of the final payment with respect to the related mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last payment on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last payment on that certificate is less than the REMIC residual certificateholder's adjusted basis in the certificate, that holder should, but may not, be treated as realizing a capital loss equal to the amount of that difference.

     Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Internal Revenue Code, a REMIC will be treated as a partnership and holders of the related REMIC residual certificates will be treated as partners. Unless we otherwise state in the related prospectus supplement, the related tax administrator will file REMIC federal income tax returns on behalf of the REMIC, and will be designated as and will act as or on behalf of the tax matters person with respect to the REMIC in all respects.

     As, or as agent for, the tax matters person, the related tax administrator, subject to applicable notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the holders of the REMIC residual certificates in connection with the administrative and judicial review of the REMIC's--

     o income,

     o deductions,

     o gains,

     o losses, and

     o classification as a REMIC.

     Holders of REMIC residual certificates generally will be required to report these REMIC items consistently with their treatment on the related REMIC's tax return. In addition, these holders may in some circumstances be bound by a settlement agreement between the related tax administrator, as, or as agent for, the tax matters person, and the IRS concerning any REMIC item. Adjustments made to the REMIC's tax return may require these holders to make corresponding adjustments on their returns. An audit of the REMIC's tax return, or the adjustments resulting from that audit, could result in an audit of a holder's return.


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     No REMIC will be registered as a tax shelter under Section 6111 of the
Internal Revenue Code. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that other person, as well as other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent or made readily available through electronic means to individual holders of REMIC regular certificates and the IRS. Holders of REMIC regular certificates that are--

     o corporations,

     o trusts,

     o securities dealers, and

     o various other non-individuals,

will be provided interest and original issue discount income information and the information set forth in the following paragraphs. This information will be provided upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of:

     o 30 days after the end of the quarter for which the information was requested, or

     o two weeks after the receipt of the request.

     Reporting with respect to REMIC residual certificates, including--

     o income,

     o excess inclusions,

     o investment expenses, and

     o relevant information regarding qualification of the REMIC's assets,

will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount."

     Unless we otherwise specify in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the related tax administrator for the subject REMIC.

     Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the backup withholding tax under Section 3406 of the Internal Revenue Code if recipients of these payments:

     o fail to furnish to the payor information regarding, among other things, their taxpayer identification numbers, or

     o otherwise fail to establish an exemption from this tax.

     Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.


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     Foreign Investors in REMIC Certificates. Unless we otherwise disclose in the related prospectus supplement, a holder of a REMIC regular certificate that is--

     o a foreign person, and

     o not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of that certificate,

will normally not be subject to United States federal income or withholding tax with respect to a payment on a REMIC regular certificate. To avoid withholding or tax, that holder must comply with applicable identification requirements. These requirements include delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is a foreign person and providing the name, address and such other information with respect to the certificateholder as may be required by regulations issued by the Treasury Department. Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

     For these purposes, a foreign person is anyone other than a U.S. Person.

     It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a person or entity that owns directly or indirectly a 10% or greater interest in the related REMIC residual certificates. If the holder does not qualify for exemption, payments of interest, including payments in respect of accrued original issue discount, to that holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     It is possible, under regulations promulgated under Section 881 of the Internal Revenue Code concerning conduit financing transactions, that the exemption from withholding taxes described above may also not be available to a holder who is a foreign person and either--

     o owns 10% or more of one or more underlying mortgagors, or

     o if the holder is a controlled foreign corporation, is related to one or more mortgagors in the applicable trust.

     Further, it appears that a REMIC regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, it is recommended that certificateholders who are nonresident alien individuals consult their tax advisors concerning this question.

     Unless we otherwise state in the related prospectus supplement, the related Governing Document will prohibit transfers of REMIC residual certificates to investors that are:

     o foreign persons, or

     o U.S. Persons, if classified as a partnership under the Internal Revenue Code, unless all of their beneficial owners are U.S. Persons.


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FASITS

     General. An election may be made to treat the trust for a series of offered certificates or specified assets of that trust, as a financial asset securitization investment trust, or FASIT, within the meaning of Section 860L(a) of the Internal Revenue Code. The election would be noted in the applicable prospectus supplement. If a FASIT election is made, the offered certificates will be designated as classes of regular interests in that FASIT, and there will be one class of ownership interest in the FASIT. With respect to each series of offered certificates as to which the related tax administrator makes a FASIT election, and assuming, among other things--

     o the making of an appropriate election, and

     o compliance with the related Governing Document,

our counsel will deliver its opinion generally to the effect that:

     o the relevant assets will qualify as a FASIT,

     o those offered certificates will be FASIT regular certificates, representing FASIT regular interests in the FASIT, and

     o one class of certificates of the same series will be the FASIT ownership certificates, representing the sole class of ownership interest in the FASIT.

     Only FASIT regular certificates are offered by this prospectus. If so specified in the applicable prospectus supplement, a portion of the trust for a series of certificates as to no FASIT election is made may be treated as a grantor trust for federal income tax purposes. See "--Grantor Trusts."

     On February 4, 2000, the Treasury Department issued proposed regulations relating to FASITs. References to the "FASIT proposed regulations" in this discussion refer to those proposed regulations. The proposed regulations have not been adopted as final and, in general, are not proposed to be effective as of the date of this prospectus. They nevertheless are indicative of the rules the Treasury Department currently views as appropriate with regard to the FASIT provisions.

     Characterization of Investments in FASIT Regular Certificates. FASIT regular certificates held by a real estate investment trust will, unless otherwise provided in the related prospectus supplement, constitute "real estate assets" within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code and interest on the FASIT regular certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code in the same proportion, for both purposes, that the assets and income of the FASIT would be so treated. FASIT regular certificates held by a domestic building and loan association will be treated as "regular interest[s] in a FASIT" under Section 7701(a)(19)(C)(xi) of the Internal Revenue Code, but only in the proportion that the FASIT holds "loans secured by an interest in real property which is residential real property" within the meaning of Section 7701(a)(19)(C)(v) of the Internal Revenue Code. For this purpose, mortgage loans secured by multifamily residential housing should qualify. It is also likely that mortgage loans secured by health care related facilities would qualify as "loans secured by an interest in health institutions or facilities, including structures designed or used primarily for residential purposes for persons under care" within the meaning of Section 7701(a)(19)(C)(vii) of the Internal Revenue Code. If at all times 95% or more of the assets of the FASIT or the income on those assets qualify for the foregoing treatments, the FASIT regular certificates will qualify for the corresponding status in their entirety. Mortgage loans which have been defeased with Treasury obligations and the income from those loans will not qualify for the foregoing treatments. Accordingly, the FASIT regular certificates may not be a suitable investment for you if you require a specific amount or percentage of assets or income meeting the foregoing treatments. For purposes of Section 856(c)(4)(A) of the Internal Revenue Code, payments of principal and interest on a mortgage loan that are reinvested pending distribution to holders of FASIT regular certificates should qualify for that treatment. FASIT regular certificates held by a regulated investment company will not constitute "government securities" within the meaning of Section 851(b)(4)(A)(i) of the Internal Revenue Code. FASIT regular certificates held by various financial institutions will constitute an "evidence of indebtedness" within the meaning of Section 582(c)(1) of the Internal Revenue Code.

     Qualification as a FASIT.

     General. In order to qualify as a FASIT, the trust for a series of offered certificates or specified assets of that trust must comply with the requirements set forth in the Internal Revenue Code on an ongoing basis. The FASIT must fulfill an asset test, which requires that substantially all of the assets of the FASIT, as of, and at all times following, the close of the third calendar month beginning after the FASIT's startup day, which for purposes of this discussion is the date of the initial issuance of the FASIT regular certificates, be permitted assets for a FASIT.

     Permitted assets for a FASIT include--

     o cash or cash equivalents,

     o specified types of debt instruments, other than debt instruments issued by the owner of the FASIT or a related party, and contracts to acquire those debt instruments,

     o hedges and contracts to acquire hedges,

     o foreclosure property, and

     o regular interests in another FASIT or in a REMIC.

As discussed below in this "--Qualification as a FASIT" subsection, specified restrictions apply to each type of permitted asset.

     Under the FASIT proposed regulations, the "substantially all" requirement would be met if at all times the aggregate adjusted basis of the permitted assets is more than 99 percent of the aggregate adjusted basis of all the assets held by the FASIT, including assets deemed to be held by the FASIT under
Section 860I(b)(2) of the Internal Revenue Code because they support a regular interest in the FASIT.

     The FASIT provisions also require the FASIT ownership interest to be held only by some fully taxable domestic corporations and do not recognize transfers of high-yield regular interests to taxpayers other than fully taxable domestic corporations or other FASITs. The related Governing Document will provide that no legal or beneficial interest in the ownership interest or in any class or classes of certificates that we determine to be high-yield regular interests may be transferred or registered unless all applicable conditions designed to prevent violation of this requirement, are met.

     Permitted Assets. The proposed regulations enumerate the types of debt that qualify as permitted assets for a FASIT. The FASIT provisions provide that permitted debt instruments must bear interest, if any, at a fixed or qualified variable rate. Under the FASIT proposed regulations, the definition of debt permitted to be held by a FASIT, would include--

     o REMIC regular interests,

     o regular interests of other FASITs,

     o inflation indexed debt instruments,

     o credit card receivables, and

     o some stripped bonds and coupons.

However, under the FASIT proposed regulations, equity linked debt instruments and defaulted debt instruments would not be permitted assets for a FASIT. In addition, a FASIT may not hold--

     o debt of the owner of the FASIT ownership interest,

     o debt guaranteed by the owner of the FASIT ownership interest in circumstances such that the owner is in substance the primary obligor on the debt instrument, or

     o debt issued by third parties that is linked to the performance or payments of debt instruments issued by the owner or a related person, are not permitted assets.

Finally, debt that is traded on an established securities market and subject to a foreign withholding tax is not a permitted asset for a FASIT.


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

     Permitted hedges include interest rate or foreign currency notional principal contracts, letters of credit, insurance, guarantees of payment default and similar instruments. These hedges must be reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on interests issued by the FASIT. The FASIT proposed regulations do not include a list of specified permitted hedges or guarantees, but rather focus on the intended function of a hedge and permit the contract to offset the following risk factors:

     o fluctuations in market interest rates;

     o fluctuations in currency exchange rates;

     o the credit quality of, or default on, the FASIT's assets or debt instruments underlying the FASIT's assets; and

     o the receipt of payments on the FASIT's assets earlier or later than originally anticipated.

     The FASIT proposed regulations prohibit a hedge or guarantee from referencing assets other than permitted assets, indices, economic indicators or financial averages that are not both widely disseminated and designed to correlate closely with the changes in one or more of the risk factors described above. However, under the FASIT proposed regulations, FASIT owners will be able to hold hedges or guarantees inside a FASIT that do not relate to the already issued regular interests, or to assets the FASIT already holds, if the FASIT expects to issue regular interests, or expects to hold assets, that are related to the hedge or guarantee in question. The proposed regulations also place restrictions on hedges and guarantees entered into with the holder of the FASIT ownership interest or a related party.

     Property acquired in connection with the default or imminent default of a debt instrument held by a FASIT may qualify both as foreclosure property and as a type of permitted asset under the FASIT provisions. It will in general continue to qualify as foreclosure property during a grace period that runs until the end of the third taxable year beginning after the taxable year in which the FASIT acquires the foreclosure property. Under the FASIT proposed regulations, if the foreclosure property also would qualify as another type of permitted asset, it may be held beyond the close of that grace period. However, at the close of the grace period, gain, if any, on the property must be recognized as if the property had been contributed by the owner of the FASIT on that date. In addition, the FASIT proposed regulations provide that, after the close of the grace period, disposition of the foreclosure property is potentially subject to a 100% prohibited transactions tax, without the benefit of an exception to this tax applicable to sales of foreclosure property.

     Permitted Interests. In addition to the foregoing, interests in a FASIT also must meet specified requirements. All of the interests in a FASIT must be either of the following:

     o a single class of ownership interest, or

     o one or more classes of regular interests.

     An ownership interest is an interest in a FASIT other than a regular interest that is issued on the startup day, is designated an ownership interest and is held by a single, fully-taxable, domestic corporation. A regular interest is an interest in a FASIT that is issued on or after the startup day with fixed terms, is designated as a regular interest, and--

     1. unconditionally entitles the holder to receive a specified principal amount or other similar amount,

     2. provides that interest payments or other similar amounts, if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate,

     3. has a stated maturity of not longer than 30 years,

     4. has an issue price not greater than 125% of its stated principal amount, and

     5. has a yield to maturity not greater than 5 percentage points higher than the applicable Federal rate, as defined in Section 1274(d) of the Internal Revenue Code, for Treasury obligations of a similar maturity.

     A regular interest that is described in the preceding sentence except that it fails to meet one or more of requirements 1, 4 or 5, is a high-yield regular interest. Further, to be a high-yield regular interest, an interest that fails requirement 2 must consist of a specified portion of the interest payments on the permitted assets, determined by reference to the rules related to permitted rates for REMIC regular interests that have no, or a disproportionately small, amount of principal. An interest in a FASIT may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the ownership interest in the FASIT, and are contingent on--

     o the absence of defaults or delinquencies on permitted assets,

     o lower than reasonably expected returns on permitted assets,

     o unanticipated expenses incurred by the FASIT, or

     o prepayment interest shortfalls.

     Cessation of FASIT. If an entity fails to comply with one or more of the ongoing requirements of the Internal Revenue Code for status as a FASIT during any taxable year, the Internal Revenue Code provides that the entity or applicable portion of that entity, will not be treated as a FASIT thereafter. In this event, any entity that holds mortgage loans and is the obligor with respect to debt obligations with two or more maturities will be classified, presumably, as a taxable mortgage pool under general federal income tax principles, and the FASIT regular certificates may be treated as equity interests in the entity. Under the FASIT proposed regulations, the underlying arrangement generally cannot reelect FASIT status and any election a FASIT owner made, other than the FASIT election, and any method of accounting adopted with respect to the FASIT assets, binds the underlying arrangement as if the underlying arrangement itself had made those elections or adopted that method. In the case of an inadvertent cessation of a FASIT, under the FASIT proposed regulations, the Commissioner of the IRS may grant relief from the adverse consequences of that cessation, subject to those adjustments as the Commissioner may require the FASIT and all holders of interests in the FASIT to accept with respect to the period in which the FASIT failed to qualify as such.


     Under the proposed FASIT regulations, apart from failure to qualify as a FASIT, a FASIT may not revoke its election or cease to be a FASIT without the consent of the Commissioner of the IRS.

     Regular interest holders, in the case of cessation of a FASIT, are treated as exchanging their FASIT regular interests for new interests in the underlying arrangement. The FASIT proposed regulations would classify the new interests under general principles of Federal income tax law, for example, as interests in debt instruments, as interest in a partnership or interests in an entity subject to corporate taxation, depending on what the classification of those interests would have been in the absence of a FASIT election. On the deemed receipt of that new interest, under the FASIT proposed regulations, you would be required to mark the new interests to market and to recognize gain, but would not be permitted to recognize loss, as though the old interest had been sold for an amount equal to the fair market value of the new interest. Your basis in the new interest deemed received in the underlying arrangement would equal your basis in the FASIT regular interest exchanged for it, increased by any gain you recognized on the deemed exchange.

     Taxation of FASIT Regular Certificates. The FASIT regular certificates generally will be treated for federal income tax purposes as newly-originated debt instruments. In general, subject to the discussion below concerning high-yield interests:

     o interest, original issue discount and market discount on a FASIT regular certificate will be treated as ordinary income to the holder of that certificate, and

     o principal payments, other than principal payments that do not exceed accrued market discount, on a FASIT regular certificate will be treated as a return of capital to the extent of the holder's basis allocable thereto.


     You must use the accrual method of accounting with respect to FASIT regular certificate, regardless of the method of accounting you otherwise use.

     Except as set forth in the applicable prospectus supplement and in the immediately following discussion concerning high-yield interests, the discussions above under the headings "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount," "--Market Discount," "--Premium," and "--Realized Losses" will apply to the FASIT regular certificates. The discussion under the headings "--REMICs--Sale of REMIC Regular Certificates" will also apply to the FASIT regular certificates, except that the treatment of a portion of the gain on a REMIC regular interest as ordinary income to the extent the yield on those certificates did not exceed 110% of the applicable Federal rate will not apply.

     High Yield Interests; Anti-Avoidance Excise Taxes on Tiered
Arrangements. The taxable income, and the alternative minimum taxable income, of any holder of a high-yield interest may not be less than the taxable income from all high-yield interests and FASIT ownership interests that it holds, together with any excess inclusions with respect to REMIC residual interests that it owns.

     High yield interests may only be held by fully taxable, domestic C corporations or another FASIT. Any attempted transfer of a high-yield interest to any other type of taxpayer will be disregarded, and the transferor will be required to include in its gross income the amount of income attributable to the high-yield interest notwithstanding its attempted transfer. The related Governing Document will contain provisions and procedures designed to assure that, in general, only domestic C corporations or other FASITs may acquire high-yield interests. There is an exception allowing non-corporate taxpayers that hold high-yield interest exclusively for sale to customers in the ordinary course of business to do so, subject to an excise tax imposed at the corporate income tax rate if the holder ceases to be a dealer or begins to hold the high-yield interest for investment. Unless otherwise specified in the prospectus supplement, the related Governing Document will also allow those holders to hold high-yield interests.

     To prevent the avoidance of these rules through tiered arrangements, an excise tax is imposed on any Pass-Through Entity, which, under the FASIT proposed regulations, includes a REMIC, that:

     o holds any FASIT regular interest, whether or not that FASIT regular interest is a high-yield interest; and

     o issues a debt or equity interest that is--

        1. supported by that FASIT regular interest, and

        2. has a yield, higher than the yield on that FASIT regular interest, that would cause that debt or equity interest to be a high yield interest if it had been issued by a FASIT.

Under the statute, the amount of that tax, which is imposed on the Pass-Through Entity, is the highest corporate income tax rate applied to the income of the holder of the debt or equity interest properly attributable to the FASIT regular interest that supports it. The proposed FASIT regulations provide that the tax is an excise tax that must be paid on or before the due date of the Pass-Through Entity's tax return for the taxable year in which it issues that debt or equity interest. This appears to contemplate a one-time payment on all future income from the FASIT regular interest that is projected to be properly attributable to the debt or equity interest it supports. It is not clear how this amount is to be determined.

     Prohibited Transactions and Other Taxes. Income or gain from prohibited transactions by a FASIT are taxable to the holder of the ownership interest in that FASIT at a 100% rate. Prohibited transactions generally include, under the FASIT statutory provisions and proposed FASIT regulations:

     o the receipt of income from other than permitted assets;

     o the receipt of compensation for services;

     o the receipt of any income derived from a loan originated by the FASIT; or

     o the disposition of a permitted asset, including disposition in connection with a cessation of FASIT status, other than for--

        1. foreclosure, default, or imminent default of a qualified mortgage,


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

        2. bankruptcy or insolvency of the FASIT,

        3. substitution for another permitted debt instrument or distribution of the debt instrument to the holder of the ownership interest to reduce overcollateralization, but only if a principal purpose of acquiring the debt instrument which is disposed of was not the recognition of gain, or the reduction of a loss, on the withdrawn asset as a result of an increase in the market value of the asset after its acquisition by the FASIT, or

        4. the retirement of a class of FASIT regular interests.

     The proposed regulations presume that some transactions will be loan originations, but also provide safe harbors for loans originated by the FASIT. The proposed safe harbors apply in the following circumstances:

     o if the FASIT acquires the loan from an established securities market as described in Treasury regulation Sections 1.1273-2(f)(2) through (4),

     o if the FASIT acquires the loan more than one year after the loan was issued, if the FASIT acquires the loan from a person that regularly originates similar loans in the ordinary course of business,

     o if the FASIT receives any new loan from the same obligor in exchange for the obligor's original loan in the context of a work out, and

     o when the FASIT makes a loan under a contract or agreement in the nature of a line of credit the FASIT is permitted to hold.

     The FASIT provisions generally exclude from prohibited transactions the substitution of a debt instruments for another debt instrument which is a permitted asset and the distribution of a debt instrument contributed by the holder of the ownership interest to that holder in order to reduce over-collateralization of the FASIT. In addition, the FASIT proposed regulations also exclude transactions involving the disposition of hedges from the category of prohibited transactions. However, the proposed regulations deem a distribution of debt to be carried out principally to recognize gain, and to be a prohibited transaction, if the owner or related person sells the substituted or distributed debt instrument at a gain within 180 days of the substitution or distribution. It is unclear the extent to which tax on those transactions could be collected from the FASIT directly under the applicable statutes rather than from the holder of the ownership interest. However, under the related Governing Document, any prohibited transactions tax that is not payable by a party thereto as a result of its own actions will be paid by the FASIT. It is not anticipated that the FASIT will engage in any prohibited transactions.

     Taxation of Foreign Investors. The federal income tax treatment of non-U.S. Persons who own FASIT regular certificates that are not high-yield interests is the same as that described above under "--REMICs--Foreign Investors in REMIC Regular Certificates." However, if you are a non-U.S. Person and you hold a regular interest, either directly or indirectly, in a FASIT, you should note that under the FASIT proposed regulations, interest paid or accrued on a debt instrument held by the FASIT is treated as being received by you directly from a conduit debtor for purposes of Subtitle A of the Internal Revenue Code and the regulations thereunder if:

     o you are a 10% shareholder of an obligor on a debt instrument held by the FASIT;

     o you are a controlled foreign corporation to which an obligor on a debt instrument held by the FASIT is a related person; or

     o you are related to such an obligor that is a corporation or partnership, in general, having common ownership to a greater than 50% extent.

     If you believe you may be in one of these categories, you should consult with your tax advisors, in particular concerning the possible imposition of United States withholding taxes at a 30% rate on interest paid with respect to a FASIT regular interest under these circumstances.

     High-yield FASIT regular certificates may not be sold to or beneficially owned by non-U.S. Persons. Any purported transfer to a non-U.S. Person will be null and void and, upon the related trustee's


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discovery of any purported transfer in violation of this requirement, the last preceding owner of those FASIT regular certificates will be restored to ownership as completely as possible. The last preceding owner will, in any event, be taxable on all income with respect to those FASIT regular certificates for federal income tax purposes. The related Governing Document will provide that, as a condition to transfer of a high-yield FASIT regular certificate, the proposed transferee must furnish an affidavit as to its status as a U.S. Person and otherwise as a permitted transferee.

     Backup Withholding. Payments made on the FASIT regular certificates, and proceeds from the sale of the FASIT regular certificates to or through some brokers, may be subject to a backup withholding tax under Section 3406 of the Internal Revenue Code in the same manner as described under "--REMICs--Backup Withholding with Respect to REMIC Certificates" above.

     Reporting Requirements. Reports of accrued interest, OID, if any, and information necessary to compute the accrual of any market discount on the FASIT regular certificates will be made annually to the IRS and to investors in the same manner as described above under "--REMICs--Reporting and Other Administrative Matters" above.


GRANTOR TRUSTS

     Classification of Grantor Trusts. With respect to each series of grantor trust certificates, our counsel will deliver its opinion to the effect that, assuming compliance with all provisions of the related Governing Document, the related trust, or relevant portion of that trust, will be classified as a grantor trust under subpart E, part I of subchapter J of the Internal Revenue Code and not as a partnership or an association taxable as a corporation.

     A grantor trust certificate may be classified as either of the following types of certificate:

     o a grantor trust fractional interest certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest, if any, on those loans at a pass-through rate; or

     o a grantor trust strip certificate representing ownership of all or a portion of the difference between--

        1. interest paid on the mortgage loans constituting the related grantor trust, minus

        2. the sum of:

     o normal administration fees, and

     o interest paid to the holders of grantor trust fractional interest certificates issued with respect to that grantor trust

     A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.

     Characterization of Investments in Grantor Trust Certificates.

     Grantor Trust Fractional Interest Certificates. Unless we otherwise disclose in the related prospectus supplement, any offered certificates that are grantor trust fractional interest certificates will generally represent interests in:

     o "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Internal Revenue Code, but only to the extent that the underlying mortgage loans have been made with respect to property that is used for residential or other prescribed purposes;

     o "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3) of the Internal Revenue Code;

     o "permitted assets" within the meaning of Section 860L(a)(1)(C) of the Internal Revenue Code; and


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     o "real estate assets" within the meaning of Section 856(c)(5)(B) of the
       Internal Revenue Code.

     In addition, interest on offered certificates that are grantor trust fractional interest certificates will, to the same extent, be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code.

     Grantor Trust Strip Certificates. Even if grantor trust strip certificates evidence an interest in a grantor trust--

     o consisting of mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of Section
       7701(a)(19)(C)(v) of the Internal Revenue Code,

     o consisting of mortgage loans that are "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code, and

     o the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(A) of the Internal Revenue Code,

it is unclear whether the grantor trust strip certificates, and the income from those certificates, will be so characterized. We recommend that prospective purchasers to which the characterization of an investment in grantor trust strip certificates is material consult their tax advisors regarding whether the grantor trust strip certificates, and the income from those certificates, will be so characterized.

     The grantor trust strip certificates will be:

     o "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3)(A) of the Internal Revenue Code, and

     o in general, "permitted assets" within the meaning of Section 860L(a)(1)(C) of the Internal Revenue Code.


 Taxation of Owners of Grantor Trust Fractional Interest Certificates

     General. Holders of a particular series of grantor trust fractional interest certificates generally:

     o will be required to report on their federal income tax returns their shares of the entire income from the underlying mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and

     o will be entitled to deduct their shares of any reasonable servicing fees and other expenses.

     Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a grantor trust fractional interest certificate may differ significantly from interest paid or accrued on the underlying mortgage loans.

     Section 67 of the Internal Revenue Code allows an individual, estate or trust holding a grantor trust fractional interest certificate directly or through some types of pass-through entities a deduction for any reasonable servicing fees and expenses only to the extent that the total of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income.

     Section 68 of the Internal Revenue Code reduces the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount.

     The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either Section 67 or Section 68 of the Internal Revenue Code may be substantial. Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income.

     Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, any fees and expenses should be allocated among those classes of grantor trust certificates. The method of this allocation should recognize


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that each class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, we currently expect that information returns or reports to the IRS and certificateholders will be based on a method that allocates these fees and expenses among classes of grantor trust certificates with respect to each period based on the payments made to each class during that period.

     The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of Section 1286 of the Internal Revenue Code. Grantor trust fractional interest certificates may be subject to those rules if:

     o a class of grantor trust strip certificates is issued as part of the same series, or

     o we or any of our affiliates retain, for our or its own account or for purposes of resale, a right to receive a specified portion of the interest payable on an underlying mortgage loan.

     Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgage loans that constitutes a stripped coupon. We will include in the related prospectus supplement information regarding servicing fees paid out of the assets of the related trust to:

     o a master servicer,

     o a special servicer,

     o any sub-servicer, or

     o their respective affiliates.

     With respect to certain categories of debt instruments, Section 1272(a)(6) of the Code requires the use of a reasonable prepayment assumption in accruing original issue discount, and adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption.

     Legislation enacted in 1997 extended the scope of that section to cover investments in any pool of debt instruments the yield on which may be affected by reason of prepayments. The precise application of Section 1272(a)(6) of the Code to pools of debt instruments is unclear in certain respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all of a taxpayer's investments in these pools of debt instruments, or on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate as to investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder.

     We recommend that certificateholders consult their tax advisors concerning reporting original issue discount, market discount and premium with respect to grantor trust fractional interest certificates.

     If Stripped Bond Rules Apply. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with original issue discount within the meaning of Section 1273(a) of the Internal Revenue Code. This is subject, however, to the discussion below regarding:

     o the treatment of some stripped bonds as market discount bonds, and

     o de minimis market discount.

     See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates-- Market Discount" below.

     The holder of a grantor trust fractional interest certificate will report interest income from its grantor trust fractional interest certificate for each month to the extent it constitutes "qualified stated interest" in accordance with its normal method of accounting. See "REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in this prospectus for a description of qualified stated interest.

     The original issue discount on a grantor trust fractional interest certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a grantor trust fractional


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

interest certificate as to any purchaser will be equal to the price paid by that purchaser of the grantor trust fractional interest certificate. The stated redemption price of a grantor trust fractional interest certificate will be the sum of all payments to be made on that certificate, other than qualified stated interest, if any, and the certificate's share of reasonable servicing fees and other expenses.

     See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of "qualified stated interest." In general, the amount of that income that accrues in any month would equal the product of:

     o the holder's adjusted basis in the grantor trust fractional interest certificate at the beginning of the related month, as defined in "--Grantor Trusts--Sales of Grantor Trust Certificates," and

     o the yield of that grantor trust fractional interest certificate to the holder.

     The yield would be computed as the rate, that, if used to discount the holder's share of future payments on the related mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. This rate is compounded based on the regular interval between payment dates. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the related mortgage loans will not include any payments made with respect to any ownership interest in those mortgage loans retained by us, a master servicer, a special servicer, a sub-servicer or our or their respective affiliates, but will include the certificateholder's share of any reasonable servicing fees and other expenses and is based generally on the method described in Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the related mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a price less than or greater than the principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield. Therefore, the use of this prepayment assumption would accelerate or decelerate, respectively, the reporting of income.

     In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

     o a prepayment assumption determined when certificates are offered and sold hereunder, which we will disclose in the related prospectus supplement, and

     o a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     o the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption used or any other rate, or

     o the prepayment assumption will not be challenged by the IRS on audit.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports that we send, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Under Treasury Regulation Section 1.1286-1, some stripped bonds are to be treated as market discount bonds. Accordingly, any purchaser of that bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon:

     o there is no original issue discount or only a de minimis amount of original issue discount, or


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     o the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the related mortgage loans, before subtracting any servicing fee or any stripped coupon.

     If interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the related mortgage loans, we will disclose that fact in the related prospectus supplement. If the original issue discount or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than the product of:

     o 0.25% of the stated redemption price, and

     o the weighted average maturity of the related mortgage loans,

then the original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue discount and market discount described in "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" and "--Market Discount" below.

     If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the related mortgage loans in accordance with the certificateholder's normal method of accounting. In that case, the original issue discount rules will apply, even if the stripped bond rules do not apply, to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

     The original issue discount, if any, on mortgage loans will equal the difference between:

     o the stated redemption price of the mortgage loans, and

     o their issue price.

     For a definition of "stated redemption price," see "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan. If the borrower separately pays points to the lender that are not paid for services provided by the lender, such as commitment fees or loan processing costs, the amount of those points paid reduces the issue price.

     The stated redemption price of a mortgage loan will generally equal its principal amount. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as in the REMIC discussion. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

     In the case of mortgage loans bearing adjustable or variable interest rates, we will describe in the related prospectus supplement the manner in which these rules will be applied with respect to the mortgage loans by the related trustee or master servicer, as applicable, in preparing information returns to certificateholders and the IRS.

     If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based generally on the method described in Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     A purchaser of a grantor trust fractional interest certificate may purchase the grantor trust fractional interest certificate at a cost less than the certificate's allocable portion of the total remaining stated redemption price of the underlying mortgage loans. In that case, the purchaser will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to those mortgage loans. However, each daily portion will be reduced, if the cost of the grantor trust fractional interest certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate adjusted issue prices of the underlying mortgage loans. The reduction will be approximately in proportion to the ratio that the excess bears to the certificate's allocable portion of the total original issue discount remaining to be accrued on those mortgage loans.


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     The adjusted issue price of a mortgage loan on any given day equals the sum of:

     o the adjusted issue price or the issue price, in the case of the first accrual period, of the mortgage loan at the beginning of the accrual period that includes that day, and

     o the daily portions of original issue discount for all days during the accrual period prior to that day.

     The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal:

     o the issue price of the mortgage loan, increased by

     o the total amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by

     o the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

     In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

     o a prepayment assumption determined when the certificates are offered and sold hereunder and disclosed in the related prospectus supplement, and

     o a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     o the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate, or

     o the prepayment assumption will not be challenged by the IRS on audit.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Market Discount. If the stripped bond rules do not apply to a grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Internal Revenue Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount. A mortgage loan is considered to have been purchased at a market discount if--

     o in the case of a mortgage loan issued without original issue discount, it is purchased at a price less than its remaining stated redemption price, or

     o in the case of a mortgage loan issued with original issue discount, it is purchased at a price less than its adjusted issue price.

     If market discount is in excess of a de minimis amount, the holder generally must include in income in each month the amount of the discount that has accrued, under the rules described in the next paragraph, through that month that has not previously been included in income. However, the inclusion will be limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by or, for accrual method certificateholders, due to the trust in that month. A certificateholder may elect to include market discount in income currently as it accrues, under a constant yield method based on the yield of the certificate to the holder, rather than including it on a deferred basis in accordance with the foregoing. Such market discount will be accrued based generally on the method described in Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     We recommend that certificateholders consult their own tax advisors concerning accrual of market discount with respect to grantor trust fractional interest certificates. Certificateholders should also refer to the related prospectus supplement to determine whether and in what manner the market discount will apply to the underlying mortgage loans purchased at a market discount.

     To the extent that the underlying mortgage loans provide for periodic payments of stated redemption price, you may be required to include market discount in income at a rate that is not significantly slower than the rate at which that discount would be included in income if it were original issue discount.

     Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

     Further, under the rules described under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the underlying mortgage loans.

     Premium. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, which is a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Internal Revenue Code to amortize the portion of that premium allocable to mortgage loans originated after September 27, 1985 using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should:

     o be allocated among the payments of stated redemption price on the mortgage loan, and

     o be allowed as a deduction as those payments are made or, for an accrual method certificateholder, due.

     It appears that a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Internal Revenue Code similar to that described for calculating the accrual of market discount of grantor trust fractional interest certificates based generally on the method described in Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     Taxation of Owners of Grantor Trust Strip Certificates. The stripped coupon rules of Section 1286 of the Internal Revenue Code will apply to the grantor trust strip certificates. Except as described above under "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply," no regulations or published rulings under Section 1286 of the Internal Revenue Code have been issued and some uncertainty exists as to how it will be applied to securities, such as the grantor trust strip certificates. Accordingly, we recommend that you consult your tax advisors concerning the method to be used in reporting income or loss with respect to those certificates.

     The Treasury regulations promulgated under the original discount rules do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Internal Revenue Code will be applied.

     Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, you would include as interest income in each month an amount equal to the product of your adjusted basis in the grantor trust strip certificate at the beginning of that month and the yield of the grantor trust strip certificate to you. This yield would be calculated based on:

     o the price paid for that grantor trust strip certificate by you, and

     o the projected payments remaining to be made on that grantor trust strip certificate at the time of the purchase, plus

     o an allocable portion of the projected servicing fees and expenses to be paid with respect to the underlying mortgage loans.


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     Such yield will accrue based generally on the method described in Section
1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     If the method for computing original issue discount under Section 1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a grantor trust strip certificate, the amount of original issue discount allocable to that accrual period will be zero. That is, no current deduction of the negative amount will be allowed to you. You will instead only be permitted to offset that negative amount against future positive original issue discount, if any, attributable to that certificate. Although not free from doubt, it is possible that you may be permitted to deduct a loss to the extent his or her basis in the certificate exceeds the maximum amount of payments you could ever receive with respect to that certificate. However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to grantor trust certificates with no, or disproportionately small, amounts of principal, which can have negative yields under circumstances that are not default related. See "Risk Factors--The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable" above.

     The accrual of income on the grantor trust strip certificates will be significantly slower using a prepayment assumption than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, we currently expect that information returns or reports to the IRS and certificateholders will be based on:

     o the prepayment assumption we will disclose in the related prospectus supplement, and

     o a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     o the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or

     o the prepayment assumption will not be challenged by the IRS on audit.

     We recommend that prospective purchasers of the grantor trust strip certificates consult their tax advisors regarding the use of the prepayment assumption.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Sales of Grantor Trust Certificates. Any gain or loss recognized on the sale or exchange of a grantor trust certificate by an investor who holds that certificate as a capital asset, will be capital gain or loss, except as described below in this "--Sales of Grantor Trust Certificates" subsection. The amount recognized equals the difference between:

     o the amount realized on the sale or exchange of a grantor trust certificate, and

     o its adjusted basis.

     The adjusted basis of a grantor trust certificate generally will equal:

     o its cost, increased by

     o any income reported by the seller, including original issue discount and market discount income, and reduced, but not below zero, by

     o any and all previously reported losses, amortized premium, and payments with respect to that grantor trust certificate.

     As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.


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

     Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income. Gain or loss recognized by banks and other financial institutions subject to
Section 582(c) of the Internal Revenue Code will be treated as ordinary income.


     Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a "conversion transaction" within the meaning of
Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     The Internal Revenue Code requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

     o entitle the holder to a specified principal amount,

     o pay interest at a fixed or variable rate, and

     o are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most grantor trust certificates meet this exception, this Section will not apply to most grantor trust certificates. However, some grantor trust certificates have no, or a disproportionately small amount of, principal and these certificates can be the subject of a constructive sale.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the relevant taxable year. This election would be done for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Grantor Trust Reporting. Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest on those loans at the related pass-through rate. In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding:

     o the amount of servicing compensation received by a master servicer or special servicer, and

     o all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

     The reporting party will furnish comparable information to the IRS as and when required by law to do so.

     Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense. Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.


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

     On August 13, 1998, the Service published proposed regulations, which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts" similar to that for regular interests in REMICs. A widely-held fixed investment trust is defined as any entity classified as a "trust" under Treasury Regulation Section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to:

     o a custodian of a person's account,

     o a nominee, and

     o a broker holding an interest for a customer in street name.

     These regulations are proposed to be effective for calendar years beginning on or after the date that the final regulations are published in the Federal Register.

     Backup Withholding. In general, the rules described under "--REMICs--Backup Withholding with Respect to REMIC Certificates" above will also apply to grantor trust certificates.

     Foreign Investors. In general, the discussion with respect to REMIC regular certificates under "--REMICs--Foreign Investors in REMIC Certificates" above applies to grantor trust certificates. However, unless we otherwise specify in the related prospectus supplement, grantor trust certificates will be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion above, only to the extent the related mortgage loans were originated after July 18, 1984.

     To the extent that interest on a grantor trust certificate would be exempt under Sections 871(h)(1) and 881(c) of the Internal Revenue Code from United States withholding tax, and the certificate is not held in connection with a certificateholder's trade or business in the United States, the certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.


                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Federal Income Tax Consequences," potential investors should consider the state and local tax consequences concerning the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, we recommend that prospective investors consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.


                              ERISA CONSIDERATIONS


GENERAL

     The Employee Retirement Income Security Act of 1974, as amended, imposes various requirements on--

    o ERISA Plans, and

    o persons that are fiduciaries with respect to ERISA Plans,

in connection with the investment of the assets of an ERISA Plan. For purposes of this discussion, ERISA Plans include corporate pension and profit sharing plans as well as separate accounts and collective investment funds, including as applicable, insurance company general accounts, in which other ERISA Plans are invested.

     Governmental plans and, if they have not made an election under Section 410(d) of the Internal Revenue Code of 1986, church plans are not subject to ERISA requirements. However, those plans may be subject to provisions of other applicable federal or state law that are materially similar to the provisions of ERISA or the Internal Revenue Code discussed in this section. Any of those plans which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code of 1986, moreover, is subject to the prohibited transaction rules in Section 503 of that Code.

     ERISA imposes general fiduciary requirements on a fiduciary that is investing the assets of an ERISA Plan, including--

    o investment prudence and diversification, and

    o compliance with the investing ERISA Plan's governing the documents.

     Section 406 of ERISA also prohibit a broad range of transactions involving the assets of an ERISA Plan and a Party in Interest with respect to that ERISA Plan, unless a statutory or administrative exemption exists. Section 4975 of the Internal Revenue Code of 1986 contains similar prohibitions applicable to the assets of an I.R.C. Plan. For purposes of this discussion, Plans include ERISA Plans as well as individual Keogh Plans.

     The types of transactions between Plans and Parties in Interest that are prohibited include:

     o sales, exchanges or leases of property;

     o loans or other extensions of credit; and

     o the furnishing of goods and services.

     Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Internal Revenue Code of 1986 or a penalty imposed under Section 502(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the affected Plan for any losses realized by that Plan or profits realized by those persons. In addition, individual retirement accounts involved in the prohibited transaction may be disqualified which would result in adverse tax consequences to the owner of the account.


PLAN ASSET REGULATIONS

     A Plan's investment in offered certificates may cause the underlying mortgage assets and other assets of the related trust to be deemed assets of that Plan. Section 2510.3-101 of the Plan Asset Regulations provides that when a Plan acquires an equity interest in an entity, the assets of that Plan include both that equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies. One exception is that the equity participation in the entity by benefit plan investors, which include both Plans and some employee benefit plans not subject to ERISA or
Section 4975 of the Code, is not significant. The equity participation by benefit plan investors will be significant on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. The percentage owned by benefit plan investors is determined by excluding the investments of the following persons:

     1. those with discretionary authority or control over the assets of the entity,

     2. those who provide investment advice directly or indirectly for a fee with respect to the assets of the entity, and

     3. those who are affiliates of the persons described in the preceding clauses 1. and 2.

     In the case of one of our trusts, investments by us, by the related trustee, the related master servicer, the related special servicer or any other party with discretionary authority over the related trust assets, or by the affiliates of these persons, will be excluded.

     A fiduciary of an investing Plan is any person who--

     o has discretionary authority or control over the management or disposition of the assets of that Plan, or

     o provides investment advice with respect to the assets of that Plan for a fee.

     If the mortgage and other assets included in one of our trusts are Plan assets, then any party exercising management or discretionary control regarding those assets, such as the related trustee, master servicer or special servicer, or affiliates of any of these parties, may be

     o deemed to be a fiduciary with respect to the investing Plan, and

     o subject to the fiduciary responsibility provisions of ERISA.

In addition, if the mortgage and other assets included in one of our trusts are Plan assets, then the operation of that trust may involve prohibited transactions under ERISA or Section 4975 of the Internal Revenue Code of 1986. For example, if a borrower with respect to a mortgage loan in that trust is a Party in Interest to an investing Plan, then the purchase by that Plan of offered certificates evidencing interests in that trust, could be a prohibited loan between that Plan and the Party in Interest.

     The Plan Asset Regulations provide that where a Plan purchases a "guaranteed governmental mortgage pool certificate," the assets of that Plan include the certificate but do not include any of the mortgages underlying the certificate. The Plan Asset Regulations include in the definition of a "guaranteed governmental mortgage pool certificate" some certificates issued and/or guaranteed by Freddie Mac, Ginnie Mae, Fannie Mae or Farmer Mac. Accordingly, even if these types of mortgaged-backed securities were deemed to be assets of a Plan, the underlying mortgages would not be treated as assets of that Plan. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset Regulations.

     In addition, the acquisition or holding of offered certificates by or on behalf of a Plan could give rise to a prohibited transaction if we or the related trustee, master servicer or special servicer or any related underwriter, sub-servicer, tax administrator, manager, borrower or obligor under any credit enhancement mechanism, or one of their affiliates, is or becomes a Party in Interest with respect to an investing Plan.

     If you are the fiduciary of a Plan, you should consult your counsel and review the ERISA discussion in the related prospectus supplement before purchasing any offered certificates.

PROHIBITED TRANSACTION EXEMPTIONS

     If you are a Plan fiduciary, then, in connection with your deciding whether to purchase any of the offered certificates on behalf of a Plan, you should consider the availability of one of the following prohibited transaction class exemptions issued by the U.S. Department of Labor:

     o Prohibited Transaction Class Exemption 75-1, which exempts particular transactions involving Plans and broker-dealers, reporting dealers and banks;

     o Prohibited Transaction Class Exemption 90-1, which exempts particular transactions between insurance company separate accounts and Parties in Interest;

     o Prohibited Transaction Class Exemption 91-38, which exempts particular transactions between bank collective investment funds and Parties in Interest;

     o Prohibited Transaction Class Exemption 84-14, which exempts particular transactions effected on behalf of an ERISA Plan by a "qualified professional asset manager;"

     o Prohibited Transaction Class Exemption 95-60, which exempts particular transactions between insurance company general accounts and Parties in Interest; and

     o Prohibited Transaction Class Exemption 96-23, which exempts particular transactions effected on behalf of an ERISA Plan by an "in-house asset manager."

     We cannot provide any assurance that any of these class exemptions will apply with respect to any particular investment by or on behalf of a Plan in any class of offered certificates. Furthermore, even if any of them were deemed to apply, that particular class exemption may not apply to all transactions that could occur in connection with the investment. The prospectus supplement with respect to the offered certificates of any series may contain additional information regarding the availability of other exemptions, with respect to those certificates.

UNDERWRITER'S EXEMPTION

     It is expected that Lehman Brothers Inc. will be the sole underwriter or the lead or co-lead managing underwriter in each underwritten offering of certificates made by this prospectus. The U.S. Department of Labor issued Prohibited Transaction Exemption 91-14 to a predecessor in interest to Lehman Brothers Inc. Subject to the satisfaction of the conditions specified in that exemption, PTE 91-14, as amended by PTE 97-34 and PTE 2000-58, generally exempts from the application of the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code of 1986, various transactions relating to, among other things--

     o the servicing and operation of some mortgage assets pools, such as the types of mortgage asset pools that will be included in our trusts, and

     o the purchase, sale and holding of some certificates evidencing interests in those pools that are underwritten by Lehman Brothers Inc. or any person affiliated with Lehman Brothers Inc., such as particular classes of the offered certificates.

     The related prospectus supplement will state whether PTE 91-14 is or may be available with respect to any offered certificates underwritten by Lehman Brothers Inc.


INSURANCE COMPANY GENERAL ACCOUNTS

     Section 401(c) of ERISA provides that the fiduciary and prohibited transaction provisions of ERISA and the Internal Revenue Code of 1986 do not apply to transactions involving an insurance company general account where the assets of the general account are not Plan assets. A Department of Labor regulation issued under Section 401(c) of ERISA provides guidance for determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets are ERISA Plan assets. That regulation generally provides that, if the specified requirements are satisfied with respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be Plan assets.

     Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998, or issued to a Plan on or before December 31, 1998 for which the insurance company does not comply with the requirements set forth in the Department of Labor regulation under Section 401(c) of ERISA, may be treated as Plan assets. In addition, because Section 401(c) of ERISA and the regulation issued under Section 401(c) of ERISA do not relate to insurance company separate accounts, separate account assets are still treated as Plan assets, invested in the separate account. If you are an insurance company are contemplating the investment of general account assets in offered certificates, you should consult your legal counsel as to the applicability of Section 401(c) of ERISA.


CONSULTATION WITH COUNSEL

     If you are a fiduciary for a Plan and you intend to purchase offered certificates on behalf of or with assets of that Plan, you should:

     o consider your general fiduciary obligations under ERISA, and

     o consult with your legal counsel as to--

        1. the potential applicability of ERISA and Section 4975 of the Internal Revenue Code of 1986 to that investment, and

        2. the availability of any prohibited transaction exemption in connection with that investment.


TAX EXEMPT INVESTORS

     A Plan that is exempt from federal income taxation under Section 501 of the Internal Revenue Code of 1986 will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of Section 512 of the Internal Revenue Code of 1986. All excess inclusions of a REMIC allocated to a REMIC residual certificate held by a tax-exempt Plan will be considered unrelated business taxable income and will be subject to federal income tax.

     See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" in this prospectus.

                                LEGAL INVESTMENT

     If and to the extent specified in the related prospectus supplement, the offered certificates of any series may constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984. Mortgage related securities are legal investments for entities--

     o that are created or existing under the laws of the United States or any state, including the District of Columbia and Puerto Rico, and

     o whose authorized investments are subject to state regulations,

to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities are legal investments for those entities.

     Prior to December 31, 1996, classes of offered certificates would be mortgage related securities for purposes of SMMEA only if they:

     o were rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization; and

     o evidenced interests in a trust consisting of loans directly secured by a first lien on a single parcel of real estate upon which is located a dwelling or mixed residential and commercial structure, which loans had been originated by the types of originators specified in SMMEA.

     Further, under SMMEA as originally enacted, if a state enacted legislation on or before October 3, 1991 that specifically limited the legal investment authority of any entities referred to in the preceding paragraph with respect to mortgage related securities under that definition, offered certificates would constitute legal investments for entities subject to the legislation only to the extent provided in that legislation. A number of states enacted laws limiting the authority of certain entities, particularly insurance companies, to invest in "mortgage related securities."

     Effective December 31, 1996, the definition of "mortgage related securities" was modified to include among the types of loans to which the securities may relate, loans secured by first liens on "one or more parcels of real estate upon which is located one or more commercial structures." In addition, the related legislative history states that this expanded definition includes multifamily loans secured by more than one parcel of real estate upon which is located more than one structure. Through September 23, 2001, any state may enact legislation limiting the extent to which mortgage related securities under this expanded definition would constitute legal investments under that state's laws.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows:

     o federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with mortgage related securities without limitation as to the percentage of their assets represented by those securities; and

     o federal credit unions may invest in mortgage related securities and national banks may purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities prescribed in 12 U.S.C. 24 (Seventh), subject in each case to the regulations that the applicable federal regulatory authority may prescribe.

     Effective December 31, 1996, the OCC amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus, but subject to compliance with general standards concerning "safety and soundness" and retention of credit information in 12 C.F.R. Section 1.5, some Type IV securities, which are defined in 12 C.F.R. Section 1.2(1) to include some commercial mortgage-related securities and residential mortgage-related securities. As defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, a mortgage related security within the meaning of SMMEA, provided that, in the case of a commercial mortgage-related security, it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," we make no representation as to whether any class of offered certificates will qualify as commercial mortgage-related securities, and thus as Type IV securities, for investment by national banks.

     The NCUA has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in mortgage related securities under limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the investment pilot program described in 12 C.F.R. Section 703.140.

     The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the FDIC, the OCC and the OTS effective May 26, 1998, and by the NCUA effective October 1, 1998. That statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction), and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products used for investment purposes.

     There may be other restrictions, by way of statute, rule, regulation, order, guideline, policy statement, agreement or otherwise, on your ability either to purchase one or more classes of offered certificates of any series or to purchase offered certificates representing more than a specified percentage of your assets. Except as to the status of some classes as "mortgage related securities," we make no representations as to the proper characterization of any class of offered certificates for legal investment or other purposes. Also, we make no representations as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of offered certificates. Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, you should consult with your legal advisor in determining whether and to what extent--

     o the offered certificates of any class and series constitute legal investments or are subject to investment, capital or other restrictions; and

     o if applicable, SMMEA has been overridden in your State.



                                USE OF PROCEEDS

     Unless otherwise specified in the related prospectus supplement, the net proceeds to be received from the sale of the offered certificates of any series will be applied by us to the purchase of assets for the related trust or will be used by us to cover expenses related to that purchase and the issuance of those certificates. We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.




                             METHOD OF DISTRIBUTION

     The certificates offered by this prospectus and the related prospectus supplements will be offered in series through one or more of the methods described in the next paragraph. The prospectus supplement prepared for the offered certificates of each series will describe the method of offering being utilized for those certificates and will state the net proceeds to us from the sale of those certificates.

     We intend that offered certificates will be offered through the following methods from time to time. We further intend that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. The methods are as follows:

     1. by negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

     2. by placements by us with institutional investors through dealers; and

     3. by direct placements by us with institutional investors.

     In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the mortgage assets that would back those certificates. Furthermore, the related trust assets for any series of offered certificates may include other securities, the offering of which was registered under the registration statement of which this prospectus is a part.

     If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the offered certificates will be acquired by the underwriters for their own account. These certificates may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be described on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the relevant prospectus supplement.

     Underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the payment of the offered certificates may be deemed to be underwriters in connection with those certificates. In addition, any discounts or commissions received by them from us and any profit on the resale of those offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that--

    o the obligations of the underwriters will be subject to various conditions precedent,

    o the underwriters will be obligated to purchase all the certificates if any are purchased, other than in connection with an underwriting on a best efforts basis, and

    o in limited circumstances, we will indemnify the several underwriters and the underwriters will indemnify us against civil liabilities relating to disclosure in our registration statement, this prospectus or any of the related prospectus supplements, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made with respect to any liabilities.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

     We anticipate that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any reoffer or sale.

                                 LEGAL MATTERS

     Unless otherwise specified in the related prospectus supplement, particular legal matters in connection with the certificates of each series, including some federal income tax consequences, will be passed upon for us by--

     o Sidley Austin Brown & Wood LLP;

     o Cadwalader, Wickersham & Taft;

     o Skadden, Arps, Slate, Meagher & Flom LLP; or

     o Thacher Proffitt & Wood.


                             FINANCIAL INFORMATION

     A new trust will be formed with respect to each series of offered certificates. None of those trusts will engage in any business activities or have any assets or obligations prior to the issuance of the related series of offered certificates. Accordingly, no financial statements with respect to any trust will be included in this prospectus or in the related prospectus supplement. We have determined that our financial statements will not be material to the offering of any offered certificates.


                                     RATING

     It is a condition to the issuance of any class of offered certificates that, at the time of issuance, at least one nationally recognized statistical rating organization has rated those certificates in one of its generic rating categories which signifies investment grade. Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all payments of interest and/or principal to which they are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage assets and the credit quality of any third-party credit enhancer. The rating(s) on a class of offered certificates will not represent any assessment of--

     o whether the price paid for those certificates is fair;

     o whether those certificates are a suitable investment for any particular investor;

     o the tax attributes of those certificates or of the related trust;

     o the yield to maturity or, if they have principal balances, the average life of those certificates;

     o the likelihood or frequency of prepayments of principal on the underlying mortgage loans;

     o the degree to which the amount or frequency of prepayments on the underlying mortgage loans might differ from those originally anticipated;

     o whether or to what extent the interest payable on those certificates may be reduced in connection with interest shortfalls resulting from the timing of voluntary prepayments;

     o the likelihood that any amounts other than interest at the related mortgage interest rates and principal will be received with respect to the underlying mortgage loans; or

     o if those certificates provide solely or primarily for payments of interest, whether the holders, despite receiving all payments of interest to which they are entitled, would ultimately recover their initial investments in those certificates.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.


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                                    GLOSSARY

     The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus.

     "ADA" means the Americans with Disabilities Act of 1990, as amended.

     "CERCLA" means the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

     "COMMITTEE REPORT" means the Conference Committee Report accompanying the Tax Reform Act of 1986.

     "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans.

     "DISQUALIFIED ORGANIZATION" means:

     o the United States,

     o any State or political subdivision of the United States,

     o any foreign government,

     o any international organization,

     o any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Internal Revenue Code or the Freddie Mac,

     o any organization, other than a cooperative described in Section 521 of the Internal Revenue Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the Internal Revenue Code, or

     o any organization described in Section 1381(a)(2)(C) of the Internal Revenue Code.

     "ELECTING LARGE PARTNERSHIP" means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Internal Revenue Code of 1986, except for some service partnerships and commodity pools.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA PLAN" means any employee benefit plan that is subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended.

     "EUROCLEAR OPERATOR" means Euroclear Bank, S.A./N.V., as operator of the Euroclear System, or any successor entity.

     "EUROCLEAR TERMS AND CONDITIONS" means the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and, to the extent that it applies to the operation of the Euroclear System, Belgian law.

     "FANNIE MAE" means the Federal National Mortgage Association.

     "FARMER MAC" means the Federal Agricultural Mortgage Corporation.

     "FASIT" means a financial asset securitization trust, within the meaning of, and formed in accordance with, the Small Business Job Protection Act of 1996 and Sections 860I through 860L of the Internal Revenue Code of 1986.

     "FDIC" means the Federal Deposit Insurance Corporation.

     "FINANCIAL INTERMEDIARY" means a brokerage firm, bank, thrift institution or other financial intermediary that maintains an account of a beneficial owner of securities.

     "FREDDIE MAC" means the Federal Home Loan Mortgage Association.

     "GINNIE MAE" means the Government National Mortgage Association.

     "GOVERNING DOCUMENT" means the pooling and servicing agreement or other similar agreement or collection of agreements, which governs the issuance of a series of offered certificates.

     "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended.

     "I.R.C. PLAN" means a plan, arrangement or account that is subject to
Section 4975 of the Internal Revenue Code.

     "IRS" means the Internal Revenue Service.

     "LENDER LIABILITY ACT" means the Asset Conservation Lender Liability and Deposit Insurance Act of 1996, as amended.

     "NET INCOME FROM FORECLOSURE PROPERTY" means income from foreclosure property other than qualifying rents and other qualifying income for a REIT.

     "NCUA" means the National Credit Union Administration.

     "OCC" means the Office of the Comptroller of the Currency.

     "OTS" means the Office of Thrift Supervision.

     "PARTY IN INTEREST" means any person that is a "party in interest" within the meaning of ERISA or a "disqualified person" within the meaning of Section 4975 of the Internal Revenue Code of 1986.

     "PASS-THROUGH ENTITY" means any:

    o regulated investment company,

    o real estate investment trust,

    o trust,

    o partnership, or

    o other entities described in Section 860E(e)(6) of the Internal Revenue
      Code.

     "PLAN" means an ERISA Plan or an I.R.C. Plan.

     "PLAN ASSET REGULATIONS" means the regulations of the U.S. Department of Labor promulgated under the Employee Retirement Income Security Act of 1974, as amended.

     "PTE" means a Prohibited Transaction Exemption issued by the U.S. Department of Labor.

     "REIT" means a real estate investment trust within the meaning of Section 856(a) of the Internal Revenue Code of 1986.

     "RELIEF ACT" means the Soldiers' and Sailors' Relief Act of 1940, as amended.

     "REMIC" means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the Tax Reform Act of 1986 and Sections 860A through 860G of the Internal Revenue Code of 1986.

     "SEC" means the Securities and Exchange Commission.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

     "SPA" means standard prepayment assumption.

     "UCC" means, for any jurisdiction, the Uniform Commercial Code as in effect in that jurisdiction.

     "U.S. PERSON" means:

     o a citizen or resident of the United States;

     o a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia;

     o an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

     o a trust as to which--

       1. a court in the United States is able to exercise primary supervision over the administration of the trust, and

       2. one or more United States persons have the authority to control all substantial decisions of the trust.

     In addition, to the extent provided in the Treasury Regulations, a trust will be a U.S. Person if it was in existence on August 20, 1996 and it elected to be treated as a U.S. Person.

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





The attached diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is "CDC02FX1.XLS." The spreadsheet file "CDC02FX1.XLS" is a Microsoft Excel(1), Version 5.0 spreadsheet. The file provides, in electronic format, some of the statistical information that appears under the caption "Description of the Mortgage Pool" in, and on Annexes A-1, A-2 and A-3 to, this prospectus supplement. Capitalized terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in this prospectus supplement. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this prospectus supplement. Prospective investors are strongly urged to read this prospectus supplement and the accompanying prospectus in its entirety prior to accessing the spreadsheet file.

--------
(1) Microsoft Excel is a registered trademark of Microsoft Corporation.

================================================================================

                             PROSPECTUS SUPPLEMENT

Important Notice About the Information Contained in
   this Prospectus Supplement, the Accompanying
   Prospectus and the Related Registration Statement .........      S-3
Summary of Prospectus Supplement .............................      S-4
Risk Factors .................................................     S-32
Capitalized Terms Used in this Prospectus Supplement .........     S-43
Forward-Looking Statements ...................................     S-43
Description of the Mortgage Pool .............................     S-44
Servicing of the Underlying Mortgage Loans ...................     S-87
Description of the Offered Certificates ......................    S-110
Yield and Maturity Considerations ............................    S-129
Use of Proceeds ..............................................    S-135
Federal Income Tax Consequences ..............................    S-135
ERISA Considerations .........................................    S-138
Legal Investment .............................................    S-141
Method of Distribution .......................................    S-141
Legal Matters ................................................    S-142
Ratings ......................................................    S-142
Glossary .....................................................    S-144
ANNEX A-1 -- Certain Characteristics of the
   Underlying Mortgage Loans .................................    A-1-1
ANNEX A-2 -- Certain Monetary Terms of the
   Underlying Mortgage Loans .................................    A-2-1
ANNEX A-3 -- Certain Information Regarding
   Reserves ..................................................    A-3-1
ANNEX B-1 -- Price/Yield Tables ..............................    B-1-1
ANNEX B-2 -- Decrement Tables ................................    B-2-1
ANNEX C -- Form of Payment Date Statement ....................      C-1
ANNEX D -- Reference Rate Schedule ...........................      D-1

                       PROSPECTUS

Important Notice About the Information Presented in
   this Prospectus ...........................................       3
Available Information; Incorporation by Reference ............       3
Summary of Prospectus ........................................       4
Risk Factors .................................................      13
Capitalized Terms Used in this Prospectus ....................      29
Description of the Trust Assets ..............................      30
Yield and Maturity Considerations ............................      52
Structured Asset Securities Corporation ......................      57
Description of the Certificates ..............................      57
Description of the Governing Documents .......................      66
Description of Credit Support ................................      74
Legal Aspects of Mortgage Loans ..............................      77
Federal Income Tax Consequences ..............................      89
State and Other Tax Consequences .............................     126
ERISA Considerations .........................................     126
Legal Investment .............................................     130
Use of Proceeds ..............................................     131
Method of Distribution .......................................     131
Legal Matters ................................................     133
Financial Information ........................................     133
Rating .......................................................     133
Glossary .....................................................     134

Until September 25, 2002, all dealers that effect transactions in the offered certificates, whether or not participating in this offering, may be required to deliver this prospectus supplement and the accompanying prospectus. This delivery requirement is in addition to the obligation of dealers to deliver this prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

================================================================================



                                  $546,645,000
                                 (APPROXIMATE)





                            CDC COMMERCIAL MORTGAGE
                                TRUST 2002-FX1





                        COMMERCIAL MORTGAGE PASS-THROUGH
                         CERTIFICATES, SERIES 2002-FX1




                        CLASS A-1, CLASS A-2, CLASS B,
                         CLASS C, CLASS D AND CLASS E




         -----------------------------------------------------------

                             PROSPECTUS SUPPLEMENT

         -----------------------------------------------------------










                                LEHMAN BROTHERS
                              CDC SECURITIES INC.
                              GOLDMAN, SACHS & CO.
                             SALOMON SMITH BARNEY






                                 June 21, 2002


================================================================================